As filed with the Securities and Exchange Commission on September 2, 2011
Registration No. 333-160604

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CEF Equipment Holding, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	6189 (Primary Standard Industrial Classification Code Number)	75-3066756 (I.R.S. Employer Identification No.)
10 Riverview Drive
Danbury, CT 06810
Tel: (203) 749-2101
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Charles E. Rhodes, Esq.
GE Capital
Capital Markets Group
201 Merritt 7
Norwalk, CT 06851
Tel: (203) 229-5564
Copy to:
Paul Jorissen, Esq.
Mayer Brown LLP
1675 Broadway
New York, New York 10019
(212) 506-2500
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐___________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐___________
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐___________
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐___________
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) is being submitted on behalf of CEF Equipment Holding, L.L.C. (the “Registrant”) to amend Registrant’s registration statement filed on July 16, 2009 (as amended by Amendment No. 1, filed on September 30, 2009) and declared effective on October 14, 2009 (Commission File No. 333-160604, the “Registration Statement”). The purpose of this Post-Effective Amendment is (a) to replace each of the Prospectus and the form Prospectus Supplement (numbered 1 and 2 in the Registration Statement’s Table of Contents), with new Prospectus and form Prospectus Supplement (numbered 1 and 2 in this Post-Effective Amendment’s Table of Contents), relating to the offering of a series of Asset Backed Notes and/or Asset Backed Certificates that in addition to being backed by equipment loans and finance leases, and security interests in new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment, are also backed by true leases and ownership interests in one or more of the foregoing types of equipment and (b) to replace the form agreements originally filed or incorporated as Exhibits 4(a), 4(c), 4(d), 4(e), 4(f), 99(a), 99(b), 99(c) and 99(d).

This Registration Statement contains:

1.	A Prospectus relating to the offering of a series of Asset Backed Notes and/or Asset Backed Certificates by various trusts and limited liability companies created from time to time by us that are backed by equipment loans and leases, and security interests in, or ownership of, new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment;

2.	A form of Prospectus Supplement relating to offerings of particular series of Asset Backed Notes and/or Asset Backed Certificates that are backed by equipment loans and leases, and security interests in, or ownership of, new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment. The form of Prospectus Supplement relates only to the securities described therein;

3.	A Prospectus relating to the offering of a series of Asset Backed Notes and/or Asset Backed Certificates by various trusts and limited liability companies created from time to time by us that are backed by equipment loans secured by new or used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment;
4.	A form of Prospectus Supplement relating to offerings of particular series of Asset Backed Notes and/or Asset Backed Certificates that are backed by equipment loans secured by new or used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment. The form of Prospectus Supplement relates only to the securities described therein;
5.	A Prospectus relating to the offering of a series of Asset Backed Notes and/or Asset Backed Certificates by various trusts and limited liability companies created from time to time by us that are backed by equipment loans, 49% or more of which are secured by new or used transportation equipment, and the remainder of which are secured by new or used industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment;
6.	A form of Prospectus Supplement relating to offerings of particular series of Asset Backed Notes and/or Asset Backed Certificates that are backed by equipment loans, 49% or more of which are secured by new or used transportation equipment, and the remainder of which are secured by new or used industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment. The form of Prospectus Supplement relates only to the securities described therein;
7.	A Prospectus relating to the offering of a series of Asset Backed Notes and/or Asset Backed Certificates by various trusts and limited liability companies created from time to time by us that are backed by equipment loans, which are secured by new or used transportation equipment; and
8.	A form of Prospectus Supplement relating to offerings of particular series of Asset Backed Notes and/or Asset Backed Certificates that are backed by equipment loans, which are secured by new or used transportation equipment. The form of Prospectus Supplement relates only to the securities described therein.

PROSPECTUS
GE Commercial Equipment Issuing Entities
Asset Backed Notes
Asset Backed Certificates
CEF Equipment Holding, L.L.C.
Depositor
General Electric Capital Corporation
Sponsor, Administrator and Servicer
Consider carefully the risk factors beginning on page 2 in this prospectus and in your prospectus supplement.
Notes in your series represent debt obligations only of the issuing entity that issues them. Certificates in your series will represent ownership interests only in the issuing entity that issues them. No one else is liable for the payments or distributions due on your securities.
This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.
The issuing entity—
•	We, CEF Equipment Holding L.L.C., will form a new trust or limited liability company to issue each series of securities offered by this prospectus.

•	The assets of each issuing entity:
•	may be those described below and will primarily be a pool of receivables consisting of loans secured by, and receivables arising under leases, of new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment.

•	may also include the leased equipment that gave rise to receivables to the extent set forth in the accompanying prospectus supplement for a series.

•	will also include amounts on deposit in specified bank accounts and may also include other credit enhancements.
The Securities —
•	will be asset-backed securities issued periodically in designated series of one or more classes. The securities of any series will consist of certificates or notes representing interests in a trust or company and will be paid only from the assets of that trust or company. Each series may include multiple classes of certificates or notes with differing payment terms and priorities. Credit enhancement will be provided for the securities.

•	if offered by this prospectus, will be rated in one of the four highest long-term rating categories or the highest short-term rating category by at least one nationally recognized rating agency.
     Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
___________ ___, 20__

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement
     We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:
•	the timing of interest and principal payments on notes and the timing of distributions on certificates;

•	the priority of interest and principal payments on notes and the priority of distributions on certificates;

•	financial and other information about the receivables;

•	information about credit enhancement for each class;

•	the ratings of each class; and

•	the method for selling the securities.
     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.
     We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

SUMMARY: OVERVIEW OF TRANSACTIONS	1
RISK FACTORS	2
You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended	2
State laws and other factors may impede recovery efforts and affect your issuing entity’s ability to recover the full amount due on the receivables	3
Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities	3
Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities	4
Failure to perfect the assignment of a security interest in any of the maritime assets could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the maritime assets and could result in losses on your securities	5
The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities	7
A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities	8
Our bankruptcy or the bankruptcy of an originator may cause payment delays or losses	8
The insolvency of an obligor may reduce payments on your securities	9
Possible liability for third party claims may cause payment delays or losses	9
Defaults on the receivables may cause payment delays or losses	10
Transfer of servicing may delay your payments	10
Commingling of payments	10
Losses and delinquencies on the receivables and the related equipment may differ from the originator’s historical loss and delinquency levels	10
CHARACTERISTICS OF THE RECEIVABLES	12
Equipment Loans and Lease Payments	12
Selection Criteria	12
Residual Valuation	13
Security Interests / Residuals	13
Interest and Amortization Types	14
Payment Terms	15
Lessor / Lessee Ongoing Obligations	15
Insurance	15
Extension Procedures	15
Non-Accrual and Write-Off Policy	16
ORIGINATION OF RECEIVABLES	16
Credit Approval Process	16
Credit Authorities	18
Delinquencies and Net Losses	19
Delinquency and Loss Mitigation Strategy	19
USE OF PROCEEDS	20
IMPORTANT PARTIES	20
CEF Equipment Holding, L.L.C	20
GE Capital Corporation	21
The Owner Trustee or Managing Member and the Indenture Trustee	22
DESCRIPTION OF THE NOTES	22
Principal and Interest on the Notes	22
The Indenture	23

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(continued)

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SUMMARY: OVERVIEW OF TRANSACTIONS1
     Each series of securities will be issued by a separate issuing entity and will include:
•	one or more classes of notes, representing debt of the issuing entity; and/or

•	one or more classes of certificates, representing ownership interests in the issuing entity.
     Payments on any certificates issued by an issuing entity will be subordinate in priority to payments on the related notes. In addition, if a series includes two or more classes of notes, each class of notes may differ as to timing and priority of payments, seniority, allocations of losses, interest rates or amount of payments in respect of principal or interest and if a series includes two or more classes of certificates, each class of certificates may differ as to timing and priority of distributions, seniority, allocations of losses, distribution rates or distributions of invested amounts in respect of capital. We will disclose the details of these timing, priority and other matters in a prospectus supplement.
     The primary assets of each issuing entity will be a pool of receivables consisting of equipment loans and equipment leases and the related equipment. Each issuance may also include cash reserve accounts or other credit enhancements for the benefit of some or all of the issuing entity’s securities.
     We will sell receivables to each issuing entity on the issuance date for that issuing entity’s securities. In addition, to the extent described in the related prospectus supplement, each issuing entity will have a pre-funding period. In that case, a portion of the cash raised from the issuance of the related securities will be placed in a pre-funding account. The issuing entity will use that cash to buy additional receivables from us during a pre-funding period, which will last not more than one year from the related closing date.
     Each issuing entity’s receivables will be originated directly or indirectly by, or purchased by GE Capital and any other affiliated originators as may be specified in your prospectus supplement. We will buy those receivables and related assets, directly or indirectly, from the originators.
     GE Capital or any other eligible servicer will service receivables that are transferred to the issuing entities , and, if the issuing entity’s assets include receivables arising under leases, provide remarketing services for the related equipment that is transferred to that issuing entity under a servicing agreement entered into by each issuing entity, subject to removal upon specified servicer defaults. GE Capital or any other eligible administrator will also act as administrator for each issuing entity.

[1]	This chart provides only a simplified overview among the key parties to the transaction. Refer to this prospectus and the accompanying prospectus supplement for further description.

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RISK FACTORS
     You should consider the following risk factors in deciding whether to purchase the securities.

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended.

The principal payments on any series of notes or the distributions of the invested amounts of any series of certificates on any payment date will depend mostly upon the amount of collections received on that issuing entity’s receivables during the prior fiscal month, including with respect to residual realizations. As a result, the rate at which payments on the receivables are received, including with respect to residual realizations, will affect the rate at which principal or any invested amount is paid or distributed on the related securities. Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

•    Receivables with respect to the loans may be voluntarily prepaid, in full or in part, or obligors may be required to prepay receivables as a result of defaults, casualties to the related equipment, death of an obligor or other reasons. Prepayments with respect to leases may also be accepted by the servicer if requested by the obligor and if the terms of such prepayment comply with the issuing entity’s credit and collection policies. Prepayment rates may be influenced by a variety of factors, and we cannot predict them with any certainty.

•     Upon request of the issuing entity, under certain circumstances we or the servicer of the receivables may be required to repurchase one or more receivables from an issuing entity. In that case, the repurchase price received by the issuing entity will be treated like a prepayment of the receivable. This would happen if we, at the time we sell receivables to the issuing entity, or an originator, at the time it sold receivables to us, made inaccurate representations about a receivable or if the servicer fails to maintain the issuing entity’s perfected security interest in certain types of property.

•    We may purchase all of an issuing entity’s receivables after the issuing entity’s receivables have paid down to 10% of their aggregate receivable balance as of the time they were transferred to the issuing entity. In this case, the purchase price received by the issuing entity will be treated like a prepayment of the remaining receivables.

Each prepayment, repurchase or purchase will shorten the average life of the related securities. On the other hand, the payment schedule under a receivable may be extended or revised, which may lengthen the average life of the related securities.

You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of receivables held by your issuing entity. If you purchase a security at a discount, you should consider the risk that a slower than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the

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anticipated yield. Conversely, if you purchase a security at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield.

State laws and other factors may impede recovery efforts and affect your issuing entity’s ability to recover the full amount due on the receivables.

State laws impose requirements and restrictions on foreclosure sales and obtaining deficiency judgments and may prohibit, limit or delay repossession and sale, re-lease or other disposition of equipment to recover losses on non-performing receivables.

Additional factors that may affect your issuing entity’s ability to recoup the full amount due on a receivable or the related equipment include:

• depreciation;

• obsolescence;

• damage or loss of any item of equipment; and

• the application of federal and state bankruptcy and insolvency laws.

As a result, you may be subject to delays in receiving payments on your securities.

Failure to perfect the assignment of
a security interest in any of the
equipment could adversely affect
the issuing entity’s ability or the
indenture trustee’s ability, upon
exercising remedies under the
indenture, to realize on the equipment
and could result in losses on
your securities.

One or more of the originators will sell the receivables to us and will also assign the related security interests in the equipment to us. In connection with our sale of the receivables to the issuing entity, we will also assign the related security interests in the equipment to the issuing entity which will, in turn, pledge the receivables and related security interests in the equipment to the indenture trustee for your benefit. We will agree to file appropriate financing statements under the applicable uniform commercial code to perfect the security interest of the indenture trustee for your benefit. Our failure to file appropriate financing statements may result in neither the issuing entity nor the indenture trustee, having a first priority perfected security interest in the related equipment. As liquidated damages, upon request of the issuing entity, we will be obligated to purchase any receivable that we sold to the issuing entity, and for which the interests of the issuing entity or indenture trustee are materially and adversely affected by our failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related equipment, if such failure is not cured within the applicable grace period. Upon our request, the applicable

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originator will have a corresponding purchase obligation with respect to its transfer to us of the receivables.

As liquidated damages, upon request of the issuing entity, the servicer will also be obligated to purchase any receivable sold to the issuing entity by us for which the servicer fails to maintain a perfected security interest in the equipment securing such receivable, if such failure materially and adversely affects the interest of the issuing entity or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period.

If the issuing entity or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in the equipment, the ability to realize on the equipment in the event of a default may be adversely affected. To the extent the security interest is perfected, the issuing entity or the indenture trustee will have a prior claim over subsequent purchasers of the equipment and holders of subsequently perfected security interests. However, as against liens for repairs of equipment and related equipment or for taxes unpaid by an obligor under a receivable, or claims for fraud or negligence, the issuing entity or the indenture trustee could lose the priority of its security interest or its security interest in the equipment. We will not have any obligation to repurchase a receivable as to which any of these occurrences results in the issuing entity or the indenture trustee losing the priority of its security interest or its security interest in the equipment after the date the security interest was assigned to the issuing entity or the indenture trustee.

Failure to perfect the assignment of
a security interest in any of the
transportation equipment could
adversely affect the issuing entity’s
ability or the indenture trustee’s ability,
upon exercising remedies under
the indenture, to realize on the
transportation equipment and could
result in losses on your securities.

To the extent any of the receivables are secured by transportation equipment, one or more of the originators will sell the receivables to us and will also assign the related security interests in the transportation equipment to us. In connection with our sale of the receivables to the issuing entity, we will also assign the related security interests in the transportation equipment to the issuing entity which will, in turn, pledge the receivables and assign the related security interests in the transportation equipment to the indenture trustee. The servicer will maintain on our behalf, physical possession of each receivable and any certificate of title relating to the applicable transportation equipment. Due to administrative burdens and expense, any certificates of title to the transportation equipment will not be amended or reissued to reflect the assignment to the issuing entity or the pledge to the indenture trustee. In the absence of such an amendment to any certificate of title, depending upon the particular state at issue, it is possible that neither the issuing entity nor the indenture trustee, will obtain a perfected security interest in the transportation equipment securing the receivables. As liquidated damages, upon request of the issuing entity we will be obligated to purchase any receivable that we sold to the issuing entity, and for which the interests of the issuing entity or the

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indenture trustee are materially and adversely affected by our failure to obtain a perfected security interest in our name in the transportation equipment relating to such receivable on the closing date, if such failure is not cured within the applicable grace period. Upon our request, the applicable originator will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.

As liquidated damages, upon request of the issuing entity, the servicer will be obligated to purchase any receivable sold to the issuing entity by us for which the servicer fails to maintain a perfected security interest in the transportation equipment securing such receivable (other than as a result of the failure to retitle the lienholder interest in the name of the indenture trustee), if such failure materially and adversely affects the interest of the issuing entity or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period. There can be no assurance, however, that we or the servicer, as the case may be, will have the funds available to make any such purchase.

If the issuing entity or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in any transportation equipment, the ability to realize on such transportation equipment in the event of a default may be adversely affected. To the extent the issuing entity’s security interest in any transportation equipment and the assignment thereof are perfected, the issuing entity will have a prior claim over subsequent purchasers of such transportation equipment and holders of a subsequently perfected security interest. However, as against liens for repairs or unpaid storage charges of any transportation equipment or for taxes by an obligor under a receivable or against any transportation equipment, or through fraud or negligence, the indenture trustee or the issuing entity could lose the priority of its security interest or lose its security interest in such transportation equipment. Notwithstanding the foregoing, neither we nor the servicer will have any obligation to purchase a receivable as to which any of the aforementioned occurrences result in the issuing entity’s losing the priority of its security interest or its security interest in such transportation equipment due to the creation of such a lien, or as a result of fraud or negligence (other than our fraud or negligence or the fraud or negligence of the servicer as the case may be) which is proven to have occurred after the closing date.

Failure to perfect the assignment
of a security interest in any of the
maritime assets could adversely
affect the issuing entity’s ability
or the indenture trustee’s ability,
upon exercising remedies under
the indenture, to realize on the maritime
assets and could result in losses on
your securities.

To the extent any of the receivables are secured by maritime assets in excess of 5 net tons that are not inland barges, one or more of the originators will sell the receivables to us and will also assign the related first preferred ship mortgages in the maritime vessels to us. In connection with our sale of the receivables to the issuing entity, we will also assign the related first preferred ship mortgages to the issuing entity which will, in turn, pledge the receivables and related security

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interests in the maritime assets to the indenture trustee for your benefit. We will agree to submit appropriate security assignments of the first preferred ship mortgages over the maritime assets to the United States Coast Guard evidencing the assignments of the mortgages relating to the maritime assets within specified time periods after the closing date. Although the filings would perfect the security interest in the maritime assets, such filings would not cover any removable fixtures in the maritime assets. In addition, any defects in the mortgages may render the security interests invalid. If either of these cases occur, you could suffer losses on your securities. In order to alleviate these risks, we will agree to file financing statements under the uniform commercial code, with respect to the maritime assets, including any removable fixtures in the vessels not subject to the first preferred ship mortgage. This is done to provide backup security for the receivables. In connection with the sale of the receivables to the issuing entity, we will assign these uniform commercial code security interests to the issuing entity, which will in turn pledge the security interest to the indenture trustee for your benefit. Our failure to complete the filing of the security assignments for maritime assets registered in the United States may result in neither the issuing entity nor the indenture trustee, upon exercising remedies under the indenture, having a first priority perfected security interest in the related maritime assets. As liquidated damages, upon request of the issuing entity, we will be obligated to purchase any receivable that we sold to the issuing entity, and for which the interests of the issuing entity or indenture trustee are materially and adversely affected by our failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related maritime assets, if such failure is not cured within the applicable grace period. The applicable originator will have a corresponding purchase obligation with respect to its transfer to us of the receivables.

As liquidated damages, upon request of the issuing entity, the servicer will also be obligated to purchase any receivable sold to the issuing entity by us for which the servicer fails to maintain a perfected security interest in the vessel securing such receivable, if such failure materially and adversely affects the interest of the issuing entity or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period.

There can be no assurance, however, that we or the servicer, as the case may be, will have the means to make any such purchase.

If the issuing entity or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in a maritime asset, its ability to realize on that maritime asset in the event of a default may be adversely affected. To the extent the security interest is perfected and properly assigned, the issuing entity or the indenture trustee will have a prior claim over subsequent purchasers of the vessel and over all claims against the vessel except for fees allowed and costs imposed by the court in connection with arrest and the judicial sale of the vessel, maritime liens arising before the mortgage is filed with the United States Coast Guard, liens arising from maritime torts, including personal injury to seamen and pollution damages, maritime liens for wages of a stevedore employed by or on behalf of the vessel, for wages of the vessel’s crew, and for general average or for salvage, including contract salvage. In most instances,

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claims allowed by a court in connection with the arrest of a ship for maritime tort claims for pollution will exceed the amounts secured by the first preferred ship mortgage, in which case amounts available for payment or distribution on your securities would be reduced. In order to mitigate this possibility, the applicable originator requires marine insurance policies to be issued naming such originator as the loss payee and additional insured. The marine insurance policies would meet any liabilities, including pollution liability, up to a specified amount but do not cover any pre-existing claims arising prior to the issuance of the marine insurance policies. In addition, the marine insurance policies contain warranties, conditions and defenses, which enable the insurer, under certain circumstances, to deny coverage under the policy if, for example, the vessel owner has breached a warranty or condition of the marine insurance policy. In some but not all instances, the originator may require the borrower/vessel owner to carry additional insurance to protect the originator against a breach of the marine insurance policy by the vessel owner. To the extent any such pre-existing claims exist or amounts claimed are in excess of the specified amount covered under a marine insurance policy or the marine insurer can successfully deny coverage under a marine insurance policy, the amounts available for payment or distribution on your securities would be reduced.

Neither we nor the servicer will have any obligation to repurchase a receivable as to which any of these occurrences results in the issuing entity or the indenture trustee losing the priority or benefit of its security interest or its security interest in such maritime asset after the date the security interest was assigned to the issuing entity or the indenture trustee.

The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities.

Upon a default under a receivable that is a loan or a finance lease, the servicer has the right to enforce the issuing entity’s security interest in the related equipment. The servicer also has the right to repossess and sell the equipment relating to a true lease after an obligor defaults. If a defaulting obligor contests the enforcement of a security interest, it may be difficult, expensive and time-consuming to exercise these rights.

Direct costs may be incurred in connection with repossession of the equipment, which include legal and similar costs and the costs of necessary maintenance to make the equipment available for sale, re-lease or disposition. These could be fairly substantial. In connection with the repossession of the equipment, all outstanding mechanic’s and other liens may be required to be paid as well as, in some jurisdictions, taxes to the extent not paid by the obligor.

The exercise of rights and remedies (including repossession) upon an obligor default may also be subject to the limitations and requirements of applicable law, including the need to obtain a court order for repossession of the equipment. Accordingly, the issuing entity may be delayed in, or prevented from enforcing, certain of its rights under a receivable and in selling the related equipment. These limitations and delays could adversely affect the issuing entity’s ability to make payments on the securities and therefore reduce or delay the amounts available for distribution to you on your securities.

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A failure on the part of the obligors
under the contracts to keep the
equipment free from liens could
adversely affect any repossession of the
equipment and result in reduced or
delayed payments on your securities.

Liens and other charges of detention are likely to arise over the life of the equipment. The sums for which these liens can be asserted may be substantial and in some jurisdictions may exceed the value of the charges incurred by the equipment in respect of which the lien is being asserted. Lienholders may have rights to detain or even, in some circumstances, sell or cause the forfeiture of the equipment. These rights, as well as, in some jurisdictions, repairer’s charges and similar mechanic’s liens, may have priority over the security interest of the issuing entity or the indenture trustee in the equipment subject to the receivables.

Under the terms of the receivables, the obligors will be required to bear responsibility for and discharge all liens of this nature arising during the term of their contracts. However, we cannot assure you that the obligors will comply with their obligations, and any failure to remove a lien could adversely affect the servicer’s ability to repossess or resell the equipment if an obligor defaults.

Our bankruptcy or the bankruptcy of an originator may cause payment delays or losses.

The originators will sell receivables to us, directly or indirectly, and we will in turn sell those receivables to each issuing entity. We intend to structure these transfers in a manner designed to ensure that they are treated as “true sales,” rather than secured loans. However, a court could conclude that we or an originator effectively still own the receivables supporting any series of securities. This could happen if a court presiding over our bankruptcy or the bankruptcy of an originator were to conclude either that the transfers referred to above were not “true sales” or that the bankrupt party and the owner of the receivables should be treated as the same person for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

•     the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code that permit substitution of collateral;

•     tax or government liens on an originator’s or our property that arose prior to the transfer of a receivable to the issuing entity having a right to be paid from collections before the collections are used to make payments on the securities; or

•     the fact that the issuing entity might not have a perfected interest in (a) some equipment subject to certificate of title statutes or (b) any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “Description of the Transaction Agreements — Collections” for a description of the time the servicer is allowed to commingle collections with its funds;

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Furthermore, if an originator becomes subject to a bankruptcy proceeding, such originator, as debtor-in-possession, or such originator’s bankruptcy trustee may reject the leases of which that originator is the lessor in reliance on its right, under federal bankruptcy or similar state laws, to reject an executory contract or unexpired lease which is considered to be a “true lease” under applicable law. Upon rejection, payments to the applicable originator under the rejected lease may terminate and your investment may be subject to losses.

The insolvency of an obligor may reduce payments on your securities.
If an obligor becomes a debtor in federal bankruptcy proceedings or any similar applicable state law, the issuing entity may be delayed or prevented from enforcing certain of its rights under the receivables, and the issuing entity or we, as applicable, may be delayed or prevented from and obtaining possession of the related equipment from the obligor.

An obligor or its bankruptcy trustee may reject an equipment lease under which it is a lessee. Upon rejection, payments by the obligor under the rejected lease will terminate, the leased property will no longer be property of the obligor’s estate and the stay, so long as it pertains to the recovery of the leased equipment, will be automatically terminated.

For any receivable that is a loan, the issuing entity will have a bankruptcy claim equal to the outstanding amount of the loan to the obligor. If the issuing entity’s security interest in the equipment was not perfected (or such perfection has been permitted to lapse), the issuing entity will have an unsecured claim against the obligor in the outstanding amount of its loan and will have no right to obtain possession of the underlying equipment. On the other hand, if the issuing entity’s security interest in the equipment was properly perfected and of first priority, and that perfection and priority has been maintained, the issuing entity will have a secured claim to the extent of the value of the equipment and an unsecured claim for the remainder. If the issuing entity has a valid secured claim, it will be difficult to predict in any given case whether the issuing entity will be able to obtain bankruptcy court permission to obtain relief from the automatic stay and regain possession of the equipment and the length of time it will take to obtain such permission. In the meantime, however, the bankruptcy court may: (1) order the obligor to make a cash payment or periodic cash payments to the issuing entity as adequate protection for a decrease in value of the issuing entity’s interest in the equipment while the automatic stay is in effect; (2) substitute other collateral for the equipment so long as such substitute collateral provides adequate protection for the issuing entity’s interests (which may not be equipment); or (3) grant other relief as the court deems will result in the realization by the issuing entity of the indubitable equivalent of the issuing entity’s interest in the equipment.

Possible liability for third party claims may cause payment delays or losses.
The transfers of receivables from the originators to us and from us to each issuing entity are intended to reduce the possibility that cash flows from the receivables will be subject to claims other than the rights of investors in the securities issued by the issuing entity and of the parties to the applicable transaction agreements. However, to the extent that an

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originator violates federal or state laws applicable to the receivables, an issuing entity could be liable to the obligor, as an assignee of any of the affected receivables. Under the related transaction agreements, we must repurchase any affected receivable from the issuing entity. However, if we fail for any reason to perform our repurchase obligation, you could experience delays or reductions in payments on your securities as a result of any liabilities imposed upon your issuing entity.

Defaults on the receivables may cause payment delays or losses.
The notes of your series will represent debt obligations solely of your issuing entity and the certificates of your series will represent ownership interests solely in your issuing entity. The notes and certificates in your series will not be insured by any of us, the servicer, the sub-servicer, your issuing entity or any other person or issuing entity and consequently, you will rely primarily upon collections on the receivables in your issuing entity for payments on your securities. Your securities may have the benefit of a cash reserve account, subordination of one or more other classes of securities and/or one or more other forms of credit enhancement specified in the related prospectus supplement. This credit enhancement will cover losses and delinquencies on the receivables up to some level. However, if the level of receivables losses and delinquencies exceeds the available credit enhancement, you may experience delays in payments on your notes or distributions on your certificates or may not ultimately receive all interest and principal due on your notes or all distributions on and in respect of the invested amount of your certificates.

Transfer of servicing may delay your payments.
If the applicable servicer were to cease servicing the receivables or the related equipment, or a successor servicer was not able to be appointed, delays in processing payments on the receivables and information regarding payments on the receivables, including residual realizations on the related equipment, could occur. This could delay payments to you on your securities.

Commingling of payments.	The servicer, on behalf of the issuing entity, will deposit all payments on receivables (from whatever source) and all proceeds of receivables collected during each fiscal month into the related collection account within two business days after receipt. However, provided that certain requirements for monthly or less frequent remittances as described herein and in the prospectus supplement are satisfied, then so long as such servicer is the servicer and (i) there exists no servicer default and (ii) each other condition to making monthly or less frequent deposits as may be specified by the rating agencies is satisfied, the servicer will not be required to deposit such amounts into the related collection account until on or before the business day preceding the payment date. Pending deposit into the related collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit such funds, you might incur a loss.

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Losses and delinquencies on the receivables and the related equipment may differ from the originator’s historical loss and delinquency levels.

We cannot guarantee that the delinquency and loss levels of receivables and the related equipment in the asset pools will correspond to the historical levels the originator has experienced on its similar equipment receivables portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

• changes in the local, regional or national economies; or

• changes in particular industries.

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CHARACTERISTICS OF THE RECEIVABLES
     We will provide information about each issuing entity’s pool of receivables and, if applicable, the related equipment in the applicable prospectus supplement. The receivables pool consists of loan and lease receivables, and security interests in, or ownership of, the related new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment. The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over a designated floating rate, type of equipment, payment frequency and loan value and lease value, as applicable, of the receivables and the geographic distribution of the receivables. In no event will the receivables secured by equipment loans and leases secured by, or related to, new or used maritime assets and, in the case of true leases, the related equipment, exceed 49% of the aggregate receivable value of the receivables and the related equipment and in no event will the receivables secured by equipment loans and leases secured by, or related to, “other equipment” exceed 10% of the aggregate receivable value of the receivables and the related equipment, in each case, as of the cut-off date.
Equipment Loans and Lease Payments
     Each issuing entity’s receivables consist of financing arrangements that can be categorized into two types, and each issuing entity may have one or both types of the following: (a) loan receivables, by which we mean amounts owed under a contract that takes the form of a promissory note, secured by either specific equipment, that is financed under that note; or (b) lease receivables, by which we mean receivables that arise under a contract that takes the form of a lease, regardless of whether that lease would be characterized as a “finance lease” or a “true lease” for tax, accounting or other purposes. In a true lease, the originator, as lessor, retains the residual risk in the equipment and claims the tax benefits associated with the equipment ownership.
     Leases of personal property may have one of two different characterizations for commercial law purposes:
•	“true lease” — is a lease where the lessor (i.e., the originator and its assigns) is deemed to be the beneficial owner of the leased equipment; and

•	“lease intended as security” — is a lease where the lessee is deemed to be the beneficial owner of, and the lessor (or its assignee) is deemed to hold a security interest in, the leased equipment. These leases are often referred to as “finance leases” and are referred to herein and in the accompanying prospectus supplement, if applicable, as “finance leases.”
Selection Criteria
     We will select receivables to sell to each issuing entity using several criteria. These criteria will include that each receivable transferred to an issuing entity must:
     (a) be payable in United States dollars;
     (b) have an obligor which (i) is not a governmental or municipal issuer (other than United States governmental authorities) provided, that otherwise eligible receivables owing from state, local or municipal entities and not exceeding the limit on such receivables described in the related prospectus supplement are deemed eligible receivables, and (ii) is not domiciled outside of the United States and who does not have its primary address outside the United States;
     (c) the equipment relating to such receivable is located in the United States or Puerto Rico;
     (d) not be delinquent (i.e. not greater than 30 days past due and/or in non accrual status, or written off as uncollectible by the applicable originator );
     (e) have been originated or acquired in accordance with the applicable originator’s credit and collection policies;

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     (f) grant a first priority perfected security interest in the related equipment, free and clear of all liens other than certain permitted encumbrances unless the receivable meets the applicable originator’s criteria to not file a financing statement with respect to the related equipment; and
     (g) not have an obligor that is shown in the applicable originator’s records as being the subject of a bankruptcy proceeding.
     Additional criteria for any particular issuing entity’s receivables may be listed in the related prospectus supplement. We will not use selection procedures that we believe to be adverse to you in selecting the receivables that we sell to your issuing entity.
     Each issuing entity’s receivables may include receivables with respect to which the initial payment has not been made.
Residual Valuation
     The residual values of the equipment related to receivables are determined by utilizing the market / comparable sales approach in accordance with the FAS 13 and FAS 157 rules issued by the Financial Accounting Standards Board. This valuation methodology involves obtaining a primary data source (internal or external) that is generally accepted in the industry to establish market values of residuals, and identifying one or two other data sources to confirm the market values that are assigned by such primary source to those residuals. Expected and unexpected changes in the market or the industry (e.g. model changes, technology shifts, etc.) are measured and taken into account where applicable. Professional appraisers, along with the American Society of Appraisers, recognize the market / comparable sales approach as being the most effective and prudent method for valuing either new or used machinery and equipment.
Security Interests / Residuals
     To the extent an issuing entity’s receivables are equipment loans or arise under finance leases, the applicable originator will obtain a security interest in the related equipment, which it will sell to us, we will transfer to your issuing entity and your issuing entity will pledge to the indenture trustee for your series. No security interest may be obtained when the receivable relates exclusively to software. Whether the originator takes steps necessary to perfect its security interests in such equipment depends on the originating business unit and the type and size of the transaction (the “Perfection Criteria”). Failure to take all steps necessary to perfect security interests in equipment may hinder the ability of your issuing entity to realize the value of equipment securing the receivables. See “RISK FACTORS” in this prospectus.
     For Direct Origination receivables and subject to the Perfection Criteria, financing statements are filed on non-titled equipment in most instances. Perfection may also be achieved through alternative means, such as filing of collateral interests with the Department of Motor Vehicles, in the case of transportation assets.
     In instances when the Direct Origination receivables have been acquired from third parties and subject to the Perfection Criteria, the originator confirms that all steps have been taken by the third party originator to obtain or perfect the security interest in the related equipment, which perfected security interest is assigned to GE.
     For both Indirect Origination receivables and Direct Origination receivables, the general rule is to file financing statements for loans and finance leases in excess of $35,000 of equipment cost per contract. For true leases, GE Capital or another originator files precautionary financing statements for transactions in excess of a higher threshold amount, which varies from $75,000 to $100,000. However, when GE Capital or another originator acquires portfolios of leases originated by third parties, it may not confirm that all steps may have been taken by the third party originator to obtain or perfect the security interests in the related equipment. We will disclose in the applicable prospectus supplement if lease receivables from acquired portfolios make up a material portion of the issuing entity’s assets.

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     To the extent an issuing entity’s receivables are true leases for commercial law purposes, upon origination, the originator owns the leased equipment, rather than having a security interest in it. The originators will sell us all the leased equipment that they own relating to the issuing entity’s receivables, and we will transfer that equipment to the issuing entity to the extent described in the accompanying prospectus supplement. Your issuing entity will arrange for the servicing of that equipment by GE Capital as servicer (or any other eligible servicer) under a servicing agreement entered into with them by the issuing entity. The proceeds of any residual realizations, that the issuing entity receives from the sale, re-lease or other disposition of that equipment in any fiscal month, will be available to, or be the property of, the issuing entity to the extent specified in the applicable prospectus supplement.
Interest and Amortization Types
     An issuing entity’s receivables may include fixed rate receivables and floating rate receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are loans have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including finance leases, may not disclose an explicit interest rate, but they have an implicit interest rate that the applicable originator uses to calculate the periodic payments in a way similar to the way that it calculates periodic installment payments under a loan.
     All of the receivables in each issuing entity will be either pre-computed receivables or simple interest receivables. The difference between these two types of receivables is the way that each installment payment is divided between principal and interest.
     Under a pre-computed receivable, each installment payment is divided between interest and principal on a predetermined basis, without regard to the period of time that has elapsed since the prior payment was made.
     This allocation is made either on an actuarial basis or according to a variation on the rule of 78’s. (See the box below for an explanation of the difference.) In contrast, under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.
     Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made.
     Under an actuarial receivable, the interest component of each installment equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by an appropriate fraction. On a receivable that requires payments every month, the appropriate fraction would be1/12, since that is the portion of a year that elapses between the required payment dates. On a receivable that requires payments every three months, the appropriate fraction would be 3/12, or 1/4.
     Under a rule of 78’s receivable, the interest component of each installment is determined using a method equivalent to the rule of 78’s. The rule of 78’s is a method of calculating the unearned portion of the pre-computed finance charge on receivables repayable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the pre-computed finance charge at any time is equal to that portion of the finance charge which the sum of the number of months the obligations are outstanding after the calculation date (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78) bears to 78.

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     If a pre-computed receivable is prepaid in full, the obligor is entitled to a rebate equal to the portion of the total amount of payments that is allocable to unearned add-on interest. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of the rebate on a pre-computed receivable is determined based upon whether the receivable is an actuarial receivable or a rule of 78’s receivable and the requirements of the law of the state where the obligor is located; however, the rebate for certain pre-computed receivables may, in some circumstances, be an amount approximately equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule.
     The amount of the rebate under a rule of 78’s receivable generally will be less than the amount of the rebate on an actuarial receivable for the same amount and generally will be less than the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule. These amortization features and related rebates for pre-computed receivables should not result in shortfalls of principal payments on your securities because the portion of the interest payments on these receivables that give rise to rebate requirements are essentially treated as principal paydown for purposes of the securities.
Payment Terms
     The receivables primarily have either quarterly or monthly payment schedules. Most of the receivables require level payments. In certain cases, the payment terms of receivables permit an obligor to skip specified payments to accommodate the seasonal or other cash flow fluctuations of the obligor’s business.
     Most of the receivables either do not permit voluntary prepayment or require additional payments to compensate the holder of the receivable in the event of a voluntary prepayment. However, some receivables may permit voluntary prepayment by the obligor, with no such compensation.
Lessor / Lessee Ongoing Obligations
     The leases under which your issuing entity’s receivables arise will generally be documented as “triple net leases.” Accordingly, the lessees under such leases will generally be responsible for paying all the applicable taxes, and obtaining and maintaining adequate insurance in connection with the possession and operation of the equipment, as well as for maintaining, registering or certificating (as applicable) such equipment. Additionally, a lessee under a typical lease owned by your issuing entity is required to notify the lessor of changes in the leased equipment’s location and obtain the lessor’s written permission to any rent or sub-lease of the leased equipment to a third party. Furthermore, under the typical terms of such lease, the lessee is also responsible for compliance with the return conditions set forth in the lease upon ultimate return of the leased equipment. Such return conditions may include usage limitations, normal “wear and tear” conditions, payment of de-installation costs and costs associated with delivery of the related equipment to warehouses or other venues.
Insurance
     Obligors may be required to obtain and maintain physical damage insurance with respect to the equipment related to your issuing entity’s receivables in a minimum amount equal to the unpaid balance of such receivables, the stipulated loss value of the related equipment, or such other amount as the applicable originator may specify. To the extent physical damage insurance is required, an obligor may also be required to deliver to the applicable originator policies or certificates of insurance evidencing such coverage and naming such originator as a loss payee or, in certain cases, provide for coverage to such originator regardless of the breach by the obligor of any warranty or representation made therein, or provide that coverage may not be canceled or altered by the insurer except upon prior written notice to the applicable originator within a specified period of time.
Extension Procedures
     The servicer may, on behalf of the issuing entity, agree to extend a receivable when payment delinquencies result from temporary interruptions in an obligor’s cash flow. In an extension, one or more payments are moved to a future date, which may be before or after the original final maturity of the receivable. The servicer is not permitted

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to extend the final payment date for any receivable beyond the maturity date specified in the applicable prospectus supplement.
     An obligor may be charged an extension fee, which is usually payable at the time a receivable is extended. Interest continues to accrue on the unpaid balance of the receivable during the period that payments are not required.
Non-Accrual and Write-Off Policy
     Receivables are booked as non-accrual in the month following when they become more than 90 days past due for payment or when the collection of the receivable is determined to be at risk. Each Direct Originations receivable is reviewed on a case-by-case basis to determine the need for, and the amount of any partial or full write-down. Indirectly originated receivables are typically written off in full when the account is deemed uncollectible or is aged more than 180 days past due for payment. Directly originated receivables are typically written down to the collateral value or written off in full when the account is deemed uncollectible or aged more than 365 days past due for payment and collateral repossession and/or disposition is impaired. Write off of delinquent receivables from companies in bankruptcy is contingent on the circumstances of the situation, which could include legal impediments, or in the case of certain Indirect Origination receivables, based on the terms of a program agreement.
ORIGINATION OF RECEIVABLES
     The receivables acquired by your issuing entity were originated by the Corporate Finance (“CF”) and Equipment Finance (“EF”) business units of Commercial Lending and Leasing (“CLL”), which in turn is a business unit of GE Capital, and other originators, as may be specified in your prospectus supplement. CF and EF, originate and acquire receivables in several ways:
•	CF and EF make equipment loans and leases directly to end-user purchasers of new and used transportation equipment, maritime assets, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment using standard documentation, except where revisions have been negotiated and approved (“Direct Originations”).

•	EF makes Equipment Loans indirectly to end-user purchasers of industrial equipment, construction equipment, technology and telecommunications equipment utilizing long-term partner relationships with equipment manufacturers, vendors and dealers (“Indirect Originations”). Indirect Originations are generally governed by a “program” agreement, which defines the working relationship between the partner and EF. Some of the program agreements include loss sharing or other arrangements through which the partner agrees to participate in the risk of receivables originated under the agreement.

•	CF and EF acquire receivables originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, CF and EF review all or a sample of the third party documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with their standards.
Credit Approval Process
     The following is a summary of CF’s and EF’s origination policies:
     In general, for all Direct Origination receivables and all Indirect Origination receivables greater than $250,000, primary responsibility for credit approval, monitoring and review are placed with risk analysts. Risk analysts evaluate each applicant based on the obligor and any guarantor’s assets, liabilities, income, credit history and other relevant demographic, business, personal and collateral information. In cases where receivables originated by unaffiliated companies are acquired, CF or EF, as applicable, applies the same credit approval standards to those receivables.
     In general, Indirect Origination receivables (typically between $5,000 and $250,000) are subject to credit evaluation based on an automated credit system that is employed to process applications, which arrive by telephone,

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facsimile machine and the Internet. The credit system uses a proprietary model of statistically based data that includes business tenure, credit experience, payment performance, and limited financial and personal credit information, if supplied, to generate a credit decision. The application is referred for manual evaluation if the credit system lacks sufficient information to render a decision, the aggregate exposure to a customer is greater than $250,000 or the standard business practice for a particular program relationship is to do so.
     In general for all Direct Origination receivables and Indirect Origination receivables greater than $250,000, the applicant is required to provide information, which may include the following:
•	details of the financing request;

•	three years of financial statements;

•	bank, trade and other references;

•	with respect to customers in the construction industry, references from companies that provide performance bonds guaranteeing the performance of the customer of its obligations under a construction contract; and

•	in the event there are guarantees to be provided, bank references and three years of financial statements of each guarantor.
     The application and related information is submitted to a risk analyst for review. Each risk analyst is required to review all documents and prepare a credit evaluation which includes:
•	a summary of the proposed terms of the terms of the financing;

•	a description of the obligor’s business, including its managerial experience and description of its business;

•	financial statement and cash flow analysis of the applicant and any guarantors;

•	an analysis of recent profits and losses, margin trends and portfolio comparisons of obligors in the same industry;

•	an evaluation of the related collateral; and

•	an analysis of GE’s aggregate potential exposure to the obligor.
     Each application is evaluated based on a comprehensive risk management policy. In addition to the financial information provided by the applicant, CF and EF utilize proprietary financial models to evaluate the credit application. The financial models consider data such as failure rates in the obligor’s industry, the average years in business of companies in the obligor’s industry, the level of profitability of companies in the obligor’s industry and variations in the obligor’s industry according to geographical location. These financial models, in conjunction with the financial information provided by the applicant, provide CF and EF with a comprehensive view of the risk profile of the customer and are an integral part of its credit approval process. When the risk analyst has completed his or her final review, a decision is made to approve or reject the application in accordance with the credit policies described below. The maximum amount that CF and EF will finance under a receivable varies based on the obligor’s credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the length of the receivable. If approved, documentation is prepared and forwarded to funding specialists who book the loan on to the applicable accounting system. Funds are disbursed based on the obligors’ instructions.
     Obligors are provided with options for remitting payments including checks, direct debit or wire transfer. Most obligors choose to remit payment by check.

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     Under an arrangement with a collecting financial institution, obligors remit funds to a designated postal address at that institution. Employees of that institution process the checks for clearing and post the balances to the CF or EF account.
     The collecting institution then transmits to CF or EF, in electronic format, a notification of daily balances posted to the applicable account. This information is used by CF or EF to update its receivables account database on a daily basis.
     To the extent there are discrepancies between an obligor’s receivables account on the applicable database and the collecting institution’s records, CF or EF hires an unaffiliated company to investigate the discrepancy and reconcile the accounts.
Credit Authorities
     The credit authorities of the originators are set forth in their Policy 5.0. Policy 5.0 is a General Electric Company (“GE”) Board of Directors approved delegation of credit authority for each of the GE businesses. Credit authority is segmented by aggregate GE exposure to the obligor, transaction size and equipment type.
     Based upon the segmented approach, the following credit authorities have been established:

Authority:	Amount:
GE Capital Board of Directors	Above $150 million
President and Chief Risk Officer of GE Capital	Up to $150 million
President and Chief Risk Officer of CLL	Up to $100 million
Chief Risk Officer and President of CF or EF	$75 million
Senior Risk Officer of CF or EF	Up to $25 million
Risk Analyst or Risk Manager	$100,000— $5 million depending on experience
     Policy 5.0 is approved by GE Capital’s Board of Directors. Any changes in credit authority must first be approved by a chief risk officer.
     Policy 6.0 augments Policy 5.0. Policy 6.0 is a portfolio management tool that facilitates proactive management of credit risk by:
•	reviewing economic activity at the local, state and national levels, including reviewing industrial diversity, employment volatility and geographic strengths and weaknesses;

•	developing a risk demographic profile by simplifying over 50 macroeconomic factors into one of the following aggregate metrics:
•	population size

•	population trend

•	industrial diversity

•	employment volatility; and
•	publishing risk bulletins which are macroeconomic summaries of changes in the economic climate that could impact current underwriting policies.

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     The risk bulletins serve as an early warning system to the credit authorities such that industrial sub-segments experiencing significant weaknesses over a given time period may have credit authorities restricted by the chief risk officer until economic trends in such sub-sectors improve.
Delinquencies and Net Losses
     We provide you with certain historical information concerning delinquencies and net losses on the entire portfolio of receivables of the originators in the prospectus supplement for your securities. This information may exclude any category of receivables not included in the issuing entity. We may also provide you with certain static pool information in the prospectus supplement for your securities.
Delinquency and Loss Mitigation Strategy
     In order to reduce potential losses on the receivables, CLL utilizes a dual approach to manage delinquencies and mitigate losses, namely:
•	an identification process; and

•	a prevention and resolution process.
     Identification Process
     CLL utilizes a statistically-based analysis of economic leading indicators and emerging portfolio trends that highlights any weaknesses in an industrial sub-sector in the form of a Policy 6.0 risk bulletin. The use of risk bulletins are important not only to provide feedback to the credit authorities as part of the credit approval process in Policy 5.0, but also to serve as an early warning system of potential losses with respect to current obligors. Analysis of industry trends is used in conjunction with customer behavior scoring models that are intended to identify in advance obligors that are likely to default on their obligations.
     Prevention and Resolution Process
     A central collections department in Iowa services the receivables of the originator and utilizes the following servicing standards depending on the type of receivable.
     From time to time (generally 10% of the CF and EF portfolio in the aggregate) the originator has contracted with third parties to execute early stage collection tactics designed to improve customer contact and determine reasons for delinquency. All third party activity is governed by service agreements between the originator and the servicing party and maintains the standards and integrity of processes applied to the originator directly. In all cases, the originator maintains management oversight of collection activity.
     In general, for all Direct Origination receivables, after an account is 10-days past due or an applicable grace period has expired, the obligor is contacted by telephone to remind it of the obligation to make payment, including any applicable late charges. In general for Indirect Origination receivables, after an account is 5 days past due the obligor is contacted by telephone reminding it of the obligation to make payment, including any applicable late charges.
     In certain instances, the obligor may request an extension of payment terms from the originator. Generally extensions are subject to evaluation of the request, and updated financial and other information before making a determination. In consideration for the extension, the obligor may be required to pay an extension fee as noted above in “CHARACTERISTICS OF THE RECEIVABLES—Extension Procedures”. In the event the extension is granted, interest will continue to accrue on the unpaid balance.
     After efforts to cure the delinquency have been exhausted, the obligor is sent a formal default notice and given 10 days to cure the default. If payment is not received within a defined (generally 10 day) cure period, then a variety of options are available for recovery of the debt. These include:

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•	Referral to Global Restructuring Solutions.
     CLL’s Global Restructuring Solutions Group (“GRS”) specializes in formulating restructuring and workout arrangements for troubled companies with outstanding balances greater than $100,000. GRS is engaged proactively to manage accounts deemed to have a favorable prospect of collection when the account is either delinquent or not delinquent, but subject to financial or operating distress that may render the account in default or imminent default.
     If GRS determines that a restructuring solution is not viable, then it may either refer the matter back to the collections department for further action or it may refer the matter directly to outside counsel.
•	Repossession of equipment.
     In certain instances, the collections department will instruct a repossession agent to repossess the equipment underlying the receivable. This approach is common in cases where the collateral is not essential to the business of the obligor and where repossession is feasible without damaging the equipment. Once the equipment is recovered either pursuant to a court order or pursuant to repossession, the collections department will transfer the equipment to the originator’s asset management group to sell the equipment. Amounts recovered from the sale are applied to the debts owed to the originator. To the extent there is still a deficiency in the amount recovered from the proceeds of the sale, then the collections department may instruct outside counsel to pursue the outstanding amount by obtaining a deficiency judgment against the obligor or any guarantor. For more information on deficiency judgments, please refer to “DEFICIENCY JUDGMENT AND EXCESS PROCEEDS; OTHER LIMITATIONS” in this prospectus.
•	Referral to outside counsel.
     In cases where the collateral is essential to the business of the obligor, for example, trailers belonging to an obligor in the transportation industry, the obligor may not surrender possession of the collateral. In these cases, the matter is referred to outside counsel to commence litigation proceedings to recover the equipment. Litigation may also be pursued against personal guarantors or in various other circumstances.
•	Referral to a Collection Agency.
     After the outstanding balance of a receivable has been written off in full, the receivable may be referred to a collection agency to continue the collection effort. Generally, the collection agency is given authority to settle an account at any time. If there is a possible settlement below their stated authority, then the collection agency is required to obtain the originator’s approval to settle. Recovery payments on equipment loans that have been written off are remitted to the originator on a monthly basis. In certain instances, receivables may be referred to a collection agency prior to a write-off. In those instances, recovery payments are remitted to the originator promptly upon receipt.
USE OF PROCEEDS
     We will apply the net proceeds from the issuance of securities to buy receivables and related assets from the originators and, to the extent specified in your prospectus supplement, to make deposits in various bank accounts, which may include, any pre-funding account for your issuing entity or reserve account for the issuing entity to the extent described in the prospectus supplement for your series.
IMPORTANT PARTIES
CEF Equipment Holding, L.L.C.
     We will sell the receivables and sell or pledge, as applicable, any residual interests in the related equipment to each issuing entity and act as each issuing entity’s managing member. We are a wholly-owned subsidiary of General Electric Capital Corporation. We are a Delaware corporation incorporated on June 17, 2002. We are organized for the limited purpose of buying receivables and related equipment residuals, directly or indirectly, from GE Capital and its affiliates, transferring or pledging those receivables and residual interests to issuing entities that issue

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securities backed by such receivables. The Depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets. The securities issued by the issuing entity do not represent an interest in or an obligation of the depositor. Our principal executive offices are located at 10 Riverview Drive, Danbury CT 06810, and our telephone number is (203) 749-2101. You can find more information about our legal separateness from GE Capital, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under “LEGAL ASPECTS OF THE RECEIVABLES — Bankruptcy Considerations Relating to the Originators” in this prospectus.
GE Capital Corporation
     General Electric Capital Corporation, a Delaware corporation (often referred to as “GE Capital”), will act as the sponsor and servicer of the receivables owned by, and provide administrative services to each of the issuing entities. All of the outstanding common stock of GE Capital is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by GE.
     GE Capital was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, GE Capital’s name was General Electric Credit Corporation. On July 2, 2001, GE Capital changed its state of incorporation to Delaware. All of GE Capital’s outstanding common stock is owned by GECS, formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by GE. Financing and services offered by GE Capital are diversified, a significant change from the original business of GE Capital, that is, financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GE Capital. The operations of GE Capital are subject to a variety of regulations in their respective jurisdictions.
     GE Capital’s services are offered primarily in North America, Europe and Asia. GE Capital’s principal executive offices are located at 3135 Easton Turnpike, Fairfield, Connecticut 06828. At December 31, 2009, GE Capital’s employment totaled approximately 75,000.
     GE Capital’s financial information, including filings with the U.S. Securities and Exchange Commission (“SEC”), is available at www.ge.com/secreports. Copies are also available, without charge, from GE Corporate Investor Communications, 3135 Easton Turnpike, Fairfield, Connecticut 06828-0001. Reports filed with the SEC may be viewed at www.sec.gov or obtained at the SEC Public Reference Room in Washington, D.C. No website referenced in this prospectus constitutes a part of this prospectus. You can find more information about GE Capital in the reports and other information that are described under “Where You Can Find More Information.”
     GE Capital offers an array of financial services worldwide. With particular expertise in the mid-market segment, this operating segment offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets including industrial facilities and equipment, energy-related facilities, commercial and residential real estate, vehicles, aircraft, and equipment used in construction, manufacturing, data processing and office applications, electronics and telecommunications, and healthcare. CLL has offices throughout the United States and in Canada, Latin America, Europe, and Asia Pacific. CLL is a business unit of GE Capital.
     CF and EF are business units of CLL and provide large and small companies with a broad line of innovative financial solutions including leases and loans to middle-market customers, including manufacturers, distributors, dealers and end-users, as well as municipal financing and facilities financing, in such areas as aircraft, maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment and furniture and fixtures. CF also furnishes customers with direct source tax exempt finance programs, as well as lease and sale/leaseback offerings.
     Generally, CF and EF’s commercial equipment financing transactions range in size from $5 thousand to $50 million, with financing terms from 36 to 180 months. They also maintain an asset management operation that redeploys off-lease and repossessed equipment and other assets.

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     The global equipment financing industry continues to be highly fragmented and intensely competitive. Competitors in the U.S. domestic and international markets include independent originators, financing subsidiaries of equipment manufacturers, and banks (national, regional, and local). Industry participants compete not only on the basis of monthly payments, interest rates and fees charged customers but also on deal structures and credit terms. The profitability of EF and CF is affected not only by broad economic conditions that impact customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and market risk. Important factors to continued success include maintaining strong risk management systems, diverse portfolios, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the reduction of costs through enhanced use of technology.
     EF and CF operate from offices throughout the United States.
The Owner Trustee or Managing Member and the Indenture Trustee
     We will identify the owner trustee for your trust or managing member of your limited liability company and the indenture trustee for your notes in your prospectus supplement. The obligations of the indenture trustee and the owner trustee or managing member, as applicable, in connection with the issuance of the related securities is limited solely to its express obligations under the related agreements.
     An owner trustee or managing member, as applicable, may resign at any time, in which event the owners of the issuing entity must appoint a successor owner trustee or managing member, as applicable. The administrator of the issuing entity, on behalf of the issuing entity, may also remove the owner trustee or managing member, as applicable, if the owner trustee or managing member, as applicable, ceases to be eligible to continue as owner trustee or managing member, as applicable, or if the owner trustee or managing member, as applicable, becomes insolvent. In that case, the administrator, on behalf of the issuing entity, must appoint a successor trustee or managing member, as applicable.
     An indenture trustee may resign at any time by notifying the issuing entity in writing, and may be removed by the issuing entity if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If an indenture trustee resigns or is removed, the issuing entity must appoint a successor indenture trustee. In addition, noteholders of not less than 66⅔% of the outstanding principal balance of the notes may remove the indenture trustee by so notifying the indenture trustee in writing and may appoint a successor indenture trustee.
     No resignation or removal of an owner trustee or managing member, as applicable, or an indenture trustee, as the case may be, or appointment of a successor owner trustee or managing member, as applicable, or successor indenture trustee, as the case may be, will become effective until the successor owner trustee or managing member, as applicable, or successor indenture trustee has accepted its appointment.
DESCRIPTION OF THE NOTES
     Each issuing entity will issue one or more classes of notes pursuant to an indenture between the issuing entity and an indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. In addition to the notes offered by this prospectus, each issuing entity may issue one or more additional classes of notes that may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. Those additional classes of notes may be issued under the related indenture or under a separate agreement. We summarize the material terms of the notes and indentures below. This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.
Principal and Interest on the Notes
     We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on, each class of notes of a series in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series.

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Each series may include one or more classes of notes of a type known as “strip notes.” Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.
The Indenture
     Modification of Indenture. The indenture for each issuing entity may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the issuing entity and the indenture trustee. However, the following changes may not be made to any indenture without the consent of each affected noteholder:
     (1) any change to the due date of any installment of principal of or interest on any note or any reduction of the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;
     (2) any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;
     (3) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;
     (4) any modification of the provisions of the indenture regarding the voting of notes held by you, the applicable issuing entity or any other obligor on the notes;
     (5) any modification of the provisions of the indenture which affects the calculation of the amount of any payment of interest or principal due on any note on any payment date or which affects your rights to the benefit of any provisions for the mandatory redemption of the notes;
     (6) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or
     (7) any change that adversely affects the status or priority of the lien of the indenture on any collateral.
     Also an issuing entity and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, for the purpose of:
     (1) correcting or amplifying the description of any property at any time subject to the lien of the applicable indenture, or better to assure, convey and confirm to the indenture trustee a Lien on any property subject or required to be subjected to the lien of the indenture;
     (2) evidencing the succession, in compliance with the provisions of the applicable indenture, of another person to the applicable issuing entity, and the assumption by any such successor of the covenants of the issuing entity under the applicable indenture and in the notes;
     (3) adding to the covenants of the issuing entity, for your benefit, or to surrender any right or power herein conferred upon the applicable issuing entity;
     (4) mortgaging or pledging any property to or with the applicable indenture trustee;
     (5) replacing any cash reserve account with another form of credit enhancement; provided, the rating agency condition is satisfied;

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     (6) curing any ambiguity, correcting or supplementing any provision in the applicable indenture or in any supplemental indenture that may be inconsistent with any other provision in the applicable indenture or in any supplemental indenture, or making any other provisions with respect to matters or questions arising under the applicable indenture or in any supplemental indenture; provided, that such action does not materially adversely affect your interests as noteholders;
     (7) evidencing and providing for the acceptance of the appointment under the applicable indenture by a successor or additional indenture trustee with respect to the notes or any class thereof and to add to or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the applicable issuing entity under the applicable indenture by more than one indenture trustee, pursuant to the requirements of the applicable indenture;
     (8) modifying, eliminating or adding to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939; or
     (9) reflecting any change in GE Capital’s fiscal calendar (as long as the applicable issuing entity provides an officer’s certificate to its indenture trustee certifying that such amendment will not adversely affect in any material respect the interests of noteholders).
     Events of Default; Rights upon Event of Default. Any one of the following events will be an event of default for the notes in your series:
•	the issuing entity fails to pay any interest on any note within 5 days after its due date;

•	the issuing entity fails to pay any installment of the principal of any note on its due date;

•	the issuing entity materially defaults in observance or performance of any of its other covenants in the indenture for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

•	the issuing entity fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

•	the issuing entity becomes bankrupt or insolvent or is liquidated.
     You should note, however, that until the maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose. Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose. Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the maturity date for that class of notes.
     If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount

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of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes shall be required to, declare the principal of the notes of that series to be immediately due and payable; provided that the indenture trustee shall, at the direction of holders of 66⅔% of the outstanding principal balance of the notes, or if specified in your prospectus supplement, holders of 66⅔% of the outstanding principal balance of one or more classes of those notes, be required to, exercise all rights, remedies, powers, privileges and claims of the issuing entity against the servicer or the transferor under or in connection with the servicing agreement and the purchase and sale agreement, including the right or power to terminate or to take any action to compel or secure performance or observance by the servicer or the transferor of each of their obligations to the issuing entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the servicing agreement or the purchase and sale agreement, and any right of the issuing entity to take such action shall be suspended. The holders of a majority in principal amount of those notes may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or of exercising any power conferred on it. The declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default. Noteholders’ voting rights may vary by class.
     If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on the issuing entity’s property, exercise remedies as a secured party, sell the related receivables or make demand upon the issuing entity by written notice that the issuing entity deliver the receivables files to it. However, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or (iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66⅔% of the outstanding principal amount of those notes.
     Each indenture will provide that, subject to the duty of the indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. The issuing entity is required to reimburse the indenture trustee for any losses and expenses incurred without willful misconduct, negligence or bad faith. Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.
     No noteholder will have the right to take legal action under the related indenture, unless:
•	the noteholder gives the indenture trustee written notice of a continuing event of default;

•	the holders of at least 66⅔% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and offered reasonable indemnity to the indenture trustee;

•	the indenture trustee has not received a direction not to take legal action from the holders of at least 66⅔% of the outstanding principal amount of the notes in that series;

•	the indenture trustee has failed to take legal action within 60 days after the receipt of any such written notices; and

•	In addition, the noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their issuing entity unless noteholders representing not less than 66⅔% of the notes of each class of notes have consented thereto in writing.

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     For purposes of determining whether the requisite percentage of noteholders has consented to, or has given direction to the indenture trustee to take, any action, any notes held by the related issuing entity or any of its affiliates will be disregarded.
     None of the owner trustee or managing member for any issuing entity, the related indenture trustee in its individual capacity, any holder of a certificate representing an ownership interest in an issuing entity or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such issuing entity contained in the applicable indenture.
     Certain Covenants. In its indenture, each issuing entity will agree not to consolidate with or merge into any other issuing entity, unless:
•	the issuing entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	that issuing entity expressly assumes the issuing entity’s obligations relating to the notes;

•	immediately after the transaction, no event of default would have occurred and not have been remedied;

•	the issuing entity has been advised that the ratings of the notes or the certificates of the particular series then in effect would not be reduced or withdrawn by the applicable rating agencies as a result of the transaction; and

•	the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any related noteholder or certificateholder.
     Each issuing entity will also agree not to take the following actions:
•	sell or otherwise dispose of any of its assets, except as permitted by its transaction documents;

•	claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law;

•	assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the collateral;

•	engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning, selling and managing ownership of, the receivables, the related equipment and the interests in the property constituting the collateral and, the issuance of the notes;

•	dissolve or liquidate or reorganize in whole or in part, except as contemplated by its transaction documents;

•	permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture;

•	make any loan or advance to any affiliate of the issuing entity or to any other person;

•	make any expenditure (by long term or operating lease or otherwise) for capital assets (either realty or personalty);

•	permit any lien, claim or other encumbrance to affect its assets or any part of the issuing entity, any interest in its assets or the issuing entity or any related proceeds;

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•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its indenture and its other transaction documents;

•	remove the managing member or trustee, as applicable, without cause unless the rating agency condition shall have been satisfied in connection with such removal; or

•	(i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any ownership or equity interest or security in or of the issuing entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security, (iii) set aside or otherwise segregate any amounts for any such purpose or (iv) make payments to or distributions from the collection account, in each case, except in accordance with the indenture.
     Each issuing entity may engage in only the activities described in the related prospectus supplement.
     Annual Compliance Statement. Each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.
     Indenture Trustee’s Annual Report. The indenture trustee for each issuing entity will be required to mail each year to all of the related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.
     Satisfaction and Discharge of Indenture. An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.

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DESCRIPTION OF THE CERTIFICATES
     Each issuing entity may issue one or more classes of certificates representing ownership interests in the issuing entity pursuant to a trust agreement or limited liability company agreement, as applicable. We have filed a form of the trust agreement or limited liability company agreement, as applicable, to be used as an exhibit to the registration statement of which this prospectus is a part. An issuing entity’s certificates may be offered by this prospectus or may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates.
     We will describe the timing and priority of distribution, seniority, redeemability, allocations of losses, and amount of or method of determining distributions on invested amounts or distributions of the invested amounts on each class of certificates of a series in the related prospectus supplement. Certificateholders’ rights to receive distributions on their certificates will be subordinate to the payment rights of noteholders in the same series to the extent described in the applicable prospectus supplement. In addition, the right of holders of any class of certificates to receive distributions of invested amounts or distributions on the invested amounts may be senior or subordinate to the rights of holders of any other class or classes of certificates of the same series.
ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES
Denominations
     We will identify minimum denominations for purchase of securities in the related prospectus supplement. If we do not specify any denomination, then the securities will be available for purchase in minimum denominations of $250,000 and in greater $1,000 denominations.
Fixed Rate Securities
     Each class of securities may bear interest at a fixed rate per annum. We will identify the applicable interest rate for each class of fixed rate securities in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.
Floating Rate Securities
     Each class of securities may bear interest for interest periods specified in the applicable prospectus supplement at a floating rate per annum equal to:
•	a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as “LIBOR”), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another index rate we specify in the applicable prospectus supplement;

•	plus or minus a “spread” of a number of basis points (i.e., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

•	or multiplied by a “spread multiplier,” which is a percentage that we will specify in the applicable prospectus supplement.
In the prospectus supplement for any floating rate securities we may also specify either or both of the following for any class:
•	a maximum, or ceiling, on the rate at which interest may accrue during any interest period; and

•	a minimum, or floor, on the rate at which interest may accrue during any interest period.

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     In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.
     Each issuing entity that issues floating rate securities will appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The applicable prospectus supplement will identify the calculation agent for each class of floating rate securities in the offered series. Determinations of interest by a calculation agent will be binding on the holders of the related floating rate securities, in the absence of manifest error. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/ 100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.
Book-Entry Registration
     The Clearing Organizations. We will specify in the related prospectus supplement whether or not investors may hold their securities in book-entry form, directly or indirectly, through one or more of three major securities clearing organizations:
•	in the United States, The Depository Trust Company (commonly known as “DTC”); or

•	in Europe, either Clearstream Banking, société anonyme (commonly known as “Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear system (“Euroclear”).
     Each of these issuing entities holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in the participants’ accounts. This eliminates the need for physical movement of certificates representing the securities.
     DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
     Clearstream is a limited liability company organized under the laws of Luxembourg as a professional depository. It settles transactions in a number of currencies, including United States dollars. Clearstream provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream’s participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
     Euroclear was created in 1968. It settles transactions in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing. Euroclear interfaces with domestic markets in many countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The board of the cooperative establishes policy for Euroclear. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of

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any series of securities. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
     The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of Euroclear from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.
     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
     Book-Entry Clearance Mechanics. If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC. No global security representing book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the certificates and will be considered the sole representative of the beneficial owners of certificates for all purposes.
     The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry certificates.
     Purchasers of securities in the United States may hold interests in the global certificates through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.
     Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.
     Transfers between DTC’s participants will occur in accordance with DTC rules. Transfers between Clearstream’s participants and Euroclear’s participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.
     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Credits or other transactions in securities settled during any processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in

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Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
     Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual securityholder is in turn to be recorded on the DTC participants’ and indirect participants’ records.
     Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the securityholder entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants acting on behalf of securityholders. Securityholders will not receive certificates representing their ownership interest in securities, unless the book-entry system for the securities is discontinued. Because of this, unless and until definitive securities for such series are issued, securityholders will not be recognized by the applicable indenture trustee or trustee or managing member, as applicable, as “noteholders,” “certificateholders” or “securityholders,” as the case may be. Hence, unless and until definitive securities are issued, securityholders will only be able to exercise their rights as securityholders indirectly through DTC and its participating organizations.
     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s nominee. The deposit of securities with DTC and their registration in the name of its nominee effects no change in beneficial ownership. DTC has no knowledge of the actual securityholders of the securities. Its records reflect only the issuing entity of the DTC participants to whose accounts such securities are credited, which may or may not be the securityholders. The DTC participants are responsible for keeping account of their holdings on behalf of their customers.
     Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.
     Neither DTC nor its nominee will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date, which assigns its nominee’s consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto).
     Principal and interest payments on securities cleared through DTC will be made to DTC. DTC’s practice is to credit participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the indenture trustee or the issuing entity, subject to any statutory or regulatory requirements that are in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to securityholders is the responsibility of DTC participants and indirect participants.
     Principal and interest payments on securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in “U.S. Federal Income Tax Consequences.” Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under a related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

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     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
     We obtained the information in this section concerning DTC, Clearstream and Euroclear and their respective book-entry systems from sources that we believe to be reliable, but we take no responsibility for its accuracy.
Definitive Securities
     Notes or certificates that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, only if:
•	the administrator for any issuing entity advises the related indenture trustee or the related trustee or managing member, as applicable, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities, and the administrator is unable to locate a qualified successor;

•	the administrator for any issuing entity at its option advises the indenture trustee in writing that it elects to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry securities agree to initiate a termination; or

•	after the occurrence of an event of default or a servicer default with respect to a series of securities, securityholders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, in that series advise the applicable trustee or managing member, as applicable through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes or certificates is no longer in the best interest of their holders.
     If any of these events occur, the applicable indenture trustee will be required to notify all holders of the securities in the affected series through clearing organization participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable indenture trustee will reissue the securities to the securityholders as definitive securities.
     Principal and interest payments on all definitive securities will be made by the applicable indenture trustee in accordance with the procedures set forth in the related indenture or the related servicing agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for the securities in the related prospectus supplement. Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable indenture trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the applicable securityholders.
     Definitive securities will be transferable and exchangeable at the offices of the applicable indenture trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.
List of Securityholders
     Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to

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mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.
     Three or more holders of the certificates of any series or one or more holders of certificates evidencing at least 25% of the aggregate outstanding balance of the certificates of a series may, by written request to the related indenture trustee, obtain access to the list of all certificateholders maintained by the indenture trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or limited liability company agreement or the certificates.
Reports to Securityholders
     On or prior to each payment date for the securities of an issuing entity, the issuing entity shall or shall cause the servicer to, prepare and provide to the issuing entity’s indenture trustee (with a copy to the rating agencies) a statement to be delivered to the related noteholders and provide to the trustee or managing member, as applicable, a statement to be delivered to the related certificateholders on the payment date. These reports will be available online at http://www.Syndtrak.com. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created. Passwords for this website can be obtained by contacting Investor Relations at (203) 357-4328. Each of these statements will include, to the extent applicable to the particular series or class of securities, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:
     (1) the applicable payment date;
     (2) the amount of any principal payment on each class of notes;
     (3) the amount of any interest payment on each class of notes;
     (4) the certificateholders’ distribution on invested amount on each class of certificates;
     (5) the certificateholders’ distributable invested amount of each class of certificates;
     (6) the outstanding aggregate receivable value of receivables and the related equipment as of the opening of business on the first day of the fiscal month in which such determination date occurs;
     (7) the aggregate outstanding principal balance and the note pool factor (as described below) for each class of notes after giving effect to all payments reported under clause (2) above, and the aggregate outstanding invested amount and the certificate pool factor (as described below) for each class of such certificates, after giving effect to all distributions reported under clause (4) above;
     (8) the amount of the servicing fee paid to the servicer for the prior calendar month;
     (9) the amount of the administration fee paid to the administrator for the prior calendar month;
     (10) the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;
     (11) the amount of outstanding servicer advances, if any, made by the servicer on such payment date, the amount of advances, if any, reimbursed on such payment date and the amount of advances, if any, which remain unreimbursed as of the end of such payment date;
     (12) the amount of collections and other funds available to make payments on the securities on the applicable payment date received by us during the related collection period;

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     (13) the amount of defaulted receivables, if any, during the prior fiscal month;
     (14) any material breaches of receivables representations or warranties or covenants in the transaction documents;
     (15) the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us or the servicer during the prior fiscal month;
     (16) the residual value realization rate of the equipment related to the receivables during the related collection period; and
     (17) any performance measurements described in the prospectus supplement.
     Each amount described in subclauses (2), (3), (4), (5), (8) and (9) will be expressed as a dollar amount per $1,000 of the initial principal balance of the related notes or certificates.
     The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes. Similarly, the certificate pool factor for each class of certificates will be a seven-digit decimal indicating the remaining invested amount of such class of certificates, as of each payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial outstanding balance of such class of certificates. Each note pool factor and each certificate pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes or the remaining invested amount of the applicable class of certificates.
     A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder’s note and (ii) the applicable note pool factor. A certificateholder’s portion of the aggregate remaining invested amount of the related class of certificates is the product of (a) the original denomination of such certificateholder’s certificate and (b) the applicable certificate pool factor.
     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuing entity, the applicable indenture trustee, on behalf of the issuing entity, will mail to each person who at any time during such calendar year has been a noteholder with respect to such issuing entity and received any payment thereon, a statement containing certain information for the purposes of such noteholder’s preparation of Federal income tax returns and the applicable administrator will mail to each person who at any time during such calendar year has been a certificateholder with respect to such issuing entity, a statement containing certain information for the preparation of such certificateholder’s preparation of Federal income tax returns.
DESCRIPTION OF THE TRANSACTION AGREEMENTS
     We summarize below the material terms of the agreements under which the originators will, directly or indirectly, sell receivables to us, and we will transfer them to each issuing entity, and under which GE Capital or any other originator will agree to service the issuing entity’s receivables and administer the issuing entity. We will disclose any additional material terms relating to a particular issuing entity’s agreements in the related prospectus supplement. We have filed forms of these agreements as exhibits to the registration statement of which this prospectus is a part. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.
Regular Sales of Receivables
     We buy receivables without recourse to the originator for defaults by the obligors. In the case of receivables arising under true leases, we also buy the related equipment without recourse to the originator. However, such originator represents and warrants to us on each purchase date as to the receivables being sold on that date, among other things, that each of the receivables meets our eligibility requirements and the information such originator has

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provided to us about the receivables is correct in all material respects. The receivables we buy under these purchase agreements are originated by the originators or may have been acquired by the originator from an unaffiliated seller in a portfolio or other acquisition. The originators may also sell receivables to another one of their subsidiaries, and we may buy the receivables from that subsidiary on substantially the same terms as our purchases from the originators.
     We then sell receivables that we have acquired as described above, as well as the related assets, to the extent provided in the applicable prospectus supplement, to one of the issuing entities, pursuant to a sale agreement. These sales are also made without recourse. If the issuing entity will issue notes, it will pledge its assets to the indenture trustee to secure the notes issued pursuant to the related indenture. The issuing entity will, concurrently with this sale, execute and deliver the related notes and certificates to us as consideration for the receivables sold by us to the issuing entity. We will apply the net proceeds received from the issuance of its notes and certificates to pay the originators for the related receivables, and, to the extent specified in the related prospectus supplement, to make a deposit in a pre-funding account and initial deposits in other trust accounts. If there is a pre-funding account, the originators will sell, directly or indirectly, additional receivables to us, and we will in turn sell them to the issuing entity from time to time during a pre-funding period, as described further in the related prospectus supplement.
     Among other things, we will represent and warrant that each of the receivables meets the eligibility criteria described herein under “CHARACTERISTICS OF THE RECEIVABLES — Selection Criteria” and other eligibility criteria relating to various legal matters. If we breach any of our representations or warranties made in a sale agreement, and our breach is not cured by the last day of the second (or, if we elect, the first) month following the discovery by or notice to the indenture trustee of the breach, as liquidated damages, upon request of the issuing entity, we will be obligated to repurchase any receivable materially and adversely affected by our breach as of such last day at a price equal to the outstanding loan value or lease value, as applicable, of that receivable, and, if applicable, the related equipment, as specified in the related prospectus supplement. Upon our request, the applicable originator will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.
     The obligors on the receivables are not notified that their receivables have been transferred by the originators to us or by us to the issuing entity. However, each originator marks its accounting records to reflect these sales, and Uniform Commercial Code financing statements reflecting these sales are filed.
     We have an option to purchase all of the remaining receivables and, if applicable, the related equipment owned by the issuing entity after their outstanding aggregate receivable value fall below 10% of the aggregate receivable value of all of the issuing entity’s receivables and the related equipment, measured for each receivable and the related equipment at the time of the applicable cut-off date.
Accounts
     The issuing entity will establish and maintain the following bank accounts:
•	a collection account, into which all payments made on or with respect to the related receivables will be deposited;

•	a note distribution account, into which amounts available for payment to the noteholders will be deposited and from which those payments will be made;

•	a certificate distribution account, into which amounts available for distribution to the certificateholders will be deposited and from which those distributions will be made; and

•	if so specified in the prospectus supplement, a reserve account.

•	if so specified in the prospectus supplement, a pre-funding account.
     We will describe any other accounts to be established for an issuing entity in the related prospectus supplement.

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     Funds held in an issuing entity’s bank accounts will be invested in the following types of investments (the “Permitted Investments”):
     (a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;
     (b) repurchase agreements on obligations specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated in the highest rating category by the applicable rating agency;
     (c) federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State thereof or of any United States branch or agency of a foreign commercial bank; provided that the short-term debt obligations of such depository institution or trust company are rated in the highest rating category by the applicable rating agency;
     (d) commercial paper (having original maturities of not more than 30 days) which on the date of acquisition are rated in the highest rating category by the applicable rating agency;
     (e) securities of money market funds rated in the highest rating category by the applicable rating agency at the time of such investment (or in the event that the rating methodology or symbols of such rating agency changes, then a rating in one of the top three rating categories from such rating agency); and
     (f) any other investment permitted by each of the applicable rating agencies as set forth in writing delivered to the indenture trustee.
     Permitted Investments described in clauses (e) and (f) will be made only so long as making such investments will not require the issuing entity to register as an investment company, in accordance with the Investment Company Act of 1940. During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates. Except as described below with respect to cash reserve accounts, the investments made in each issuing entity’s bank accounts are limited to obligations or securities that mature on or before the business day preceding the next payment date.
     In the event of defaults on investments made in an issuing entity’s bank accounts, investors in the securities could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.
     Each issuing entity’s bank accounts will be maintained in one of the following forms:
•	a segregated deposit account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated in the highest rating category from each applicable rating agency;

•	a segregated account which may be an account maintained in the corporate trust department of the Indenture Trustee, which is maintained with a depository institution or trust company whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade;

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•	a segregated trust account or similar account maintained with a federally or state chartered depository institution whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade’s subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b) in effect on the closing date; or

•	as any other segregated account the deposit of funds in which has been approved by the applicable rating agencies.
Servicing Procedures
     The servicer will agree to conduct the servicing, administration and collection and take, or cause to be taken, all actions that may be necessary or advisable to collect all payments on the receivables owned by each issuing entity, that it would take if the receivables were owned by it and that are consistent with the issuing entity’s credit and collection policies. In addition, if an issuing entity’s assets include receivables arising under true leases, the servicer will provide, or arrange for others to provide, remarketing services for the related equipment that is owned by the issuing entity. Each issuing entity will adopt the credit and collection policies of GE Capital as such policies may be in effect from time to time. For purposes of servicing, administering and collecting the receivables, the issuing entity and the servicer will agree that the issuing entity’s credit and collection policies will be the same as those of GE Capital. These procedures may vary in some respects between receivables originated by originators other than GE Capital and other receivables. The servicer on behalf of the issuing entity may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. However, no such arrangement will be permitted to extend the final payment date of any receivable beyond the maturity date specified for the related securities in the applicable prospectus supplement. If the servicer, on behalf of the issuing entity, repossesses on the collateral for a receivable, the servicer, on behalf of the issuing entity, may sell the collateral at a public or a private sale, or take any other action permitted by applicable law.
Collections
     The issuing entity will deposit, or cause to be deposited by the servicer, all payments received on an issuing entity’s receivables during a fiscal month into the related collection account within two business days after receipt. However, at any time when there exists no servicer default and each other condition to making deposits less frequently than daily as may be specified by the applicable rating agencies or set forth in the related prospectus supplement is satisfied, the issuing entity will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. Pending deposit into the collection account, the issuing entity may or may cause the servicer to, invest collections at such issuing entity’s, or servicer’s, own risk, as applicable, and for such issuing entity’s, or servicer’s, own benefit, as applicable, and the collections will not be segregated from such issuing entity’s, or servicer’s, own funds, as applicable. If the issuing entity or the servicer acting at the request of the issuing entity were unable to remit such funds, securityholders might incur a loss. To the extent described in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuing entity to secure timely remittances of collections on the related receivables.
     At any time when the issuing entity is permitted to remit collections once a fiscal month, the issuing entity will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same fiscal month.

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Residual Realizations
The servicer will obtain residual realizations on each issuing entity’s behalf in these primary forms:
•	rent received from the original lessees when they continue to use equipment on a month-to-month or similar basis after expiration of the related lease but without executing a new lease;

•	purchase prices received from the original lessees upon exercise of end-of-term purchase options, except that payments received upon exercise of “dollar out” or other nominal consideration purchase options are not treated as residual realizations; and

•	amounts received from the sale, re-lease or other disposition of equipment to someone other than the original lessee after expiration of the related lease term.
     In the case described in the second and third bullet points above, amounts are net of any refurbishing and remarketing expenses. Refurbishing and remarketing expenses are generally payable to third parties who contract with the servicer, and remarketing expenses are generally calculated as a percentage of the proceeds of sale, re-lease or other disposition. The servicer utilizes a variety of remarketing channels to optimize the proceeds from the liquidation of the equipment related to the receivables. Those channels include direct sale to end-users, re-deployment to third-party users, dealer / manufacturer consignment and remarketing programs, and auction sales conducted by other persons on behalf of the servicer.
Servicing Compensation
     With respect to each issuing entity, the servicer will be entitled to receive a servicing fee for each fiscal month in an amount equal to a percentage per annum specified in the related prospectus supplement of the outstanding aggregate receivable value of the issuing entity’s receivables as of the first day of the applicable fiscal month. The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement including, but not limited to, late fees, prepayment charges, modification fees and other ancillary amounts. Any fees agreed to between the servicer, and a subservicer, in the event a subservicer is engaged, shall be paid solely by the servicer.
Servicing Advances
     The servicer may, but shall have no obligation to, make a servicer advance in the manner and to the extent provided in the servicing agreement, but only to the extent the servicer, in its sole discretion, expects to be reimbursed for such advance. If the servicer elects to make a servicer advance, prior to the close of business on each determination date, the servicer will determine the amount of the advance that it has elected to make on the related transfer date. The servicer shall include information as to such determination in the servicer’s certificate furnished by it and will transfer to the collection account on the transfer date in next day funds the amounts applicable to such determinations appearing in such servicer’s certificate. The servicer shall be reimbursed for outstanding servicer advances as provided in your prospectus supplement and interest will accrue on such advance as provided in your prospectus supplement.
Evidence as to Compliance
     Each servicing agreement will require the servicer to deliver to the trustee, on or before the 90th day following the end of each issuing entity’s fiscal year, and, if required, file with the SEC as part of a report on Form 10-K filed on behalf of each issuing entity, a report on assessment of compliance with the servicing criteria described in the following paragraph. Each assessment will include:
•	a statement of the servicer’s responsibility for assessing compliance with the applicable servicing criteria;

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•	a statement that the servicer used the criteria described in the following paragraph to assess compliance with the applicable servicing criteria;

•	the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year; and

•	a statement that a registered public accounting firm has issued an attestation report on the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year.
     The servicer will use the criteria required by law, which includes the following criteria, among others, for purposes of preparing the assessment of compliance described in the preceding paragraph:
•	policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the servicing agreement and the other related agreements;

•	if any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with those servicing activities;

•	payments on trust assets are deposited into the appropriate accounts within the time periods specified in the servicing agreement and other related agreements;

•	reports to noteholders are timely and accurately prepared pursuant to the servicing agreement and other related agreements;

•	amounts due to noteholders are remitted within the timeframes specified in the servicing agreement and the other related agreements; and

•	any additions, removals or substitutions to the asset pool are reviewed are made, reviewed and approved pursuant to the servicing agreement and the related agreements.
     The servicing agreement provides that on or before the 90th day following the end of each issuing entity’s fiscal year, the servicer and each subservicer, other than any subservicer unaffiliated with the servicer that services less than 10% of the trust’s assets, will provide an officer’s certificate to the trust to the effect that:
•	a review of the servicer’s activities during the applicable fiscal year and of its performance under the servicing agreement has been made under the officer’s supervision; and
•	to the best of the officer’s knowledge, based on the officer’s review, the servicer has fulfilled all of its obligations under the servicing agreement in all material respects or, if there has been a failure to fulfill any of the servicer’s obligations in any material respect, specifying the nature and status of the failure.
     The servicer’s obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer on or before the 90th day following the end of the issuing entity’s fiscal year.
Appointment of Subservicers
     The servicer may at any time appoint a subservicer to perform all or any portion of its obligations as servicer. The servicer shall remain obligated and be liable to the issuing entity for the servicing of the receivables and managing of the related equipment in accordance with the applicable servicing agreement without diminution of those obligations and liabilities by virtue of the appointment of any subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables and/or managing the related equipment, as applicable. The fees and expenses of each subservicer shall be as agreed between the servicer and its subservicer from time to time and the issuing entity shall not have any responsibility therefor.

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Resignation, Liability and Successors of the Servicer
     The servicer will not be permitted to resign from its obligations and duties as servicer for any issuing entity, except as provided under the relevant servicing agreement. No resignation will become effective until a successor servicer has assumed such servicer’s servicing obligations and duties.
     Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any issuing entity for taking any action or for refraining from taking any action under the applicable servicing agreement or for errors in judgment. However, the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related servicing agreement and that, in its opinion, may cause it to incur any expense or liability.
     Upon compliance with procedural requirements specified in the related servicing agreement, any of the following will be the successor of the servicer under that servicing agreement:
•	any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party,

•	any entity succeeding to the business of the servicer, or

•	any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by General Electric Capital Services, Inc., which assumes the obligations of the servicer.
Servicer Default
     The following events will constitute “servicer defaults” under each servicing agreement:
•	the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a 3 business day cure period after discovery or notice;

•	the servicer breaches its obligations under the servicing agreement, subject to materiality limitations and a 60 day cure period after notice; and

•	bankruptcy or insolvency of the servicer.
Rights upon Servicer Default
     If a default under a servicing agreement occurs and remains unremedied with respect to a servicer default, the indenture provides that the related issuing entity will promptly exercise its rights to terminate the servicer with respect to certain servicer defaults set forth in your prospectus supplement and if any other servicer default occurs under the servicing agreement, prior to terminating the servicer, the indenture requires the issuing entity to obtain the consent of holders of notes of the related series evidencing at least 50% in outstanding principal amount of such notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement). In that event, a successor servicer appointed by the issuing entity will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.
     If a successor servicer has not been appointed and accepted its appointment at the time when the servicer ceases to act as servicer, the indenture trustee will automatically be appointed as the successor servicer. If the indenture trustee is unwilling or unable to act as successor servicer, it may resign, after which the issuing entity will appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of equipment receivables.

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Waiver of Past Defaults
     With respect to each issuing entity, such issuing entity may, upon obtaining the consent of the holders of notes of such series evidencing at least 50% in outstanding principal amount of such notes, waive any default by the servicer in the performance of its obligations under the related servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the issuing entity, with the consent of the requisite noteholders, has the ability to waive defaults by the servicer which could materially adversely affect the certificateholders. None of these waivers will impair the issuing entity’s rights with respect to subsequent defaults.
Amendment
     Each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, upon prior written notice to the rating agencies. In addition, each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, to substitute or add credit enhancement for any class of securities, so long as the applicable rating agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of any class of securities in the related series.
     Each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series and the holders of certificates of such series evidencing at least a majority of the invested amount of the certificates. However, no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or (b) reduce the required percentage of the notes or certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.
Termination
     With respect to each issuing entity, our obligations and the obligations of the servicer, the related owner trustee or managing member, as applicable, and the related indenture trustee pursuant to the issuing entity’s transaction agreements will terminate upon (a) the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any such remaining receivables and (b) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the transaction agreements. The servicer will provide notice of any termination of such obligations to the owner trustee or managing member, as applicable. Following receipt of notice from the servicer, the owner trustee or managing member, as applicable, will mail notice of such termination to the certificateholders. The issuing entity will mail notice of any such termination to the indenture trustee and the noteholders.
Administration Agreement
     GE Capital or any other originator will enter into an administration agreement with each issuing entity under which such originator will act as administrator for the issuing entity. The administrator will perform, on behalf of the issuing entity, administrative obligations required by the related indenture and the other transaction documents.
Swap Agreements
     If specified in your prospectus supplement, the related issuing entity will, on or prior to closing date, enter into one or more swap agreements with one or more swap counterparties for purposes of managing the issuing entity’s interest rate risk exposure relating to differences in the basis upon which interest accrues on the receivables and the basis upon which interest accrues on the notes and distributions on the invested amount which are made on any certificates.

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CREDIT AND CASH FLOW ENHANCEMENT
     We will describe the amounts and types of credit enhancement arrangements and the provider of the credit enhancements, if applicable, with respect to each class of securities of a given series in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of securities, cash reserve accounts, over-collateralization, demand notes, letters of credit, credit or liquidity facilities, residual receipts, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more series of securities. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from such registration.
Subordination
     If specified in the related prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes. In this case, scheduled payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If stated in the prospectus supplement, losses on defaulted equipment loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes in a series, the circumstances in which this subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.
Reserve Accounts
     If so provided in the related prospectus supplement, the issuing entity will establish for a series or class of securities a cash reserve account. The issuing entity may initially fund any cash reserve account by a deposit on the applicable closing date in an amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the cash reserve account may be increased on each payment date up to a balance specified in the related prospectus supplement by the deposit of collections on the related receivables remaining after all higher priority payments on that payment date. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the cash reserve account to holders of securities, to the issuing entity or to any of the issuing entity’s transferees or assignees.
Over-Collateralization
     If specified in the related prospectus supplement, credit enhancement for a series of notes may be provided by overcollateralization where the aggregate receivable value exceeds the outstanding principal balance of the notes.
Demand Notes
     If specified in the related prospectus supplement, credit enhancement may be provided for a series of notes by demand note where, upon losses, the maker of the demand note would be subject to a draw by the issuing entity upon repayment terms specified in the related prospectus supplement.
Letters of Credit
     If specified in the related prospectus supplement, credit enhancement for a series of notes may be provided by the issuance of one or more letters of credit by a bank or financial institution specified in the relevant prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, as specified in the prospectus

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supplement. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series will be described in the prospectus supplement.
Credit or Liquidity Facilities
     If specified in the related prospectus supplement, a credit or liquidity facility may be used to provide fundings to cover liquidity shortfalls or, in the case of credit facilities, credit-related shortfalls.
Residual Receipts
     If specified in the applicable prospectus supplement, residual receipts on the equipment, if such equipment was not originally transferred to the issuing entity, may be contributed or otherwise transferred by the transferor to that issuing entity. We will describe in the applicable prospectus supplement the circumstances and manner under which contributions or transfers of residual receipts may be made to the issuing entity.
Surety Bond
     If so specified in the related prospectus supplement, a surety bond will be purchased for the benefit of the holders of any class of notes to assure distributions of interest or principal with respect to that class of notes in the manner and amount specified in the accompanying prospectus supplement.
     If a surety bond is provided for any series or class, the provider of surety bond will be permitted to exercise the voting rights of the noteholders of the applicable class to the extent described in the prospectus supplement. For example, if specified in the related prospectus supplement, the provider of the surety bond, rather than the noteholders, may have the sole right to:
•	consent to amendments to the indenture or direct the issuing entity to take any action under the sale agreement, the servicing agreement or any other applicable document;

•	if an event of default occurs, accelerate the notes or direct the indenture trustee to exercise any remedy available to the noteholders; or

•	waive any event of default or early amortization event for that series.
Guaranteed Investment Contract
     If specified in the related prospectus supplement, the issuing entity may enter into a guaranteed investment contract or an investment agreement with an entity specified in such prospectus supplement. Pursuant to the agreement, all or a portion of the amounts which would otherwise be held in the collection account would be invested with the entity specified in the prospectus supplement and earn an agreed rate of return. The issuing entity would be entitled to withdraw amounts invested pursuant to the agreement in the manner specified in the prospectus supplement. The prospectus supplement for a series pursuant to which such an agreement is used will contain a description of the terms of the agreement.
Swaps or Other Interest Rate Protection Agreements
     If specified in the related prospectus supplement, a swap or other interest rate protection agreement may be used to protect against basis risk.
Repurchase Obligations
     If specified in the related prospectus supplement, a repurchase obligation may be used to require a counterparty to provide liquidity or credit enhancement by agreeing to repurchase receivables that have been sold to the issuing entity.

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     The presence of a cash reserve account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the full amount of payments on the notes or distributions in respect of certificates and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest on the notes, or all distributions on certificate invested amounts and distributions of certificate invested amounts. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any one class or series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.
     The issuing entity may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of their rating of any class of securities of the related series.
Reserve Account
     If so provided in the applicable prospectus supplement, an issuing entity will establish for a series or class of securities a reserve account. The issuing entity may initially fund any reserve account by a deposit on the applicable closing date in an amount set forth in the applicable prospectus supplement. As further described in the applicable prospectus supplement, the amount on deposit in the reserve account may be increased on each payment date up to a balance specified in the applicable prospectus supplement by the deposit of collections on the related receivables, and the related equipment remaining after all higher priority payments on that payment date. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the reserve account to holders of securities, to that issuing entity or to any of that issuing entity’s transferees or assignees.
     To the extent permitted by the applicable rating agencies, funds in an issuing entity cash reserve account may be invested in securities that will not mature prior to the next payment date. As a result, the amount of cash in a cash reserve account at any time may be less than the balance of the cash reserve account. If the amount required to be withdrawn from any cash reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the cash reserve account, a temporary shortfall in the amounts paid or distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related securities.
     The issuing entity may at any time, without consent of the securityholders, sell or otherwise transfer its rights to any cash reserve account, if (a) the applicable rating agencies confirm in writing that doing so will not result in a reduction or withdrawal of the then-current rating of any class of securities, (b) the issuing entity provides to the owner trustee or managing member, as applicable, and the indenture trustee a written opinion from independent counsel to the effect that the transfer will not cause the issuing entity to be treated as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes and (c) the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the issuing entity.
LEGAL ASPECTS OF THE RECEIVABLES
Bankruptcy Considerations Relating to the Originators
     We and the originators will take steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by any of the originators under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities or the assets and liabilities of the issuing entity with those of GE Capital or any other originator. These steps include the creation of the issuing entity as a separate, limited-purpose subsidiary pursuant to an limited liability company agreement or trust agreement containing restrictions on the nature of the issuing entity’s business. Our organizational documents also contain such restrictions as well as a restriction on our ability to commence a

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voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our members. However, there can be no assurance that our activities would not result in a court concluding that our assets and liabilities or the issuing entity’s assets and liabilities should be consolidated with those of GE Capital or any other originator in a proceeding under any insolvency law.
     Each originator that sells receivables to us will warrant that each sale of receivables by it to us is a valid sale. If an originator were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy or the debtor itself were to take the position that either or both of the transfers of receivables should instead be treated as a pledge of receivables to secure a borrowing, then delays in payments of collections of receivables to the issuing entity (and in payments on the notes and distributions on the certificates) could occur. If the court ruled in favor of the creditor, owner trustee or managing member, as applicable, or an originator, reductions in the amount of such payments could result.
     If any transfer of receivables referred to above, or any of our transfers of receivables to the issuing entity, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of the receivable may have priority over the issuing entity’s interest in the receivable. If those transfers are treated as sales, the receivables would not be part of the transferor’s bankruptcy estate and would not be available to the transferor’s creditors, except under limited circumstances. In addition, cash collections on the receivables may, under some circumstances, be commingled with the funds of the servicer and, in the event of the bankruptcy of the servicer, an issuing entity may not have a perfected interest in those collections.
     In addition, if any transfer of receivables referred to above was not treated as a sale, an originator, as debtor-in-possession in a bankruptcy case, or such originator’s bankruptcy trustee, may reject certain leases and executory contracts relating to receivables where that originator is lessor or lender. Upon such rejection, payments to the applicable originator under the rejected lease or executory contract may terminate.
Perfection and Priority with Respect to Receivables
     A purchaser of Equipment Loans who gives new value and takes possession of the chattel paper or the promissory note or obtains control of the chattel paper that evidences the Equipment Loans in good faith, in the ordinary course of the purchaser’s business and without knowledge that the purchase violates the rights of an issuing entity as secured party, may have priority over the interest of the related issuing entity in the receivables. Any sale by an originator of Equipment Loans that had been sold to an issuing entity would be a violation of the originators’ contractual obligations.
Dodd-Frank Orderly Liquidation Framework
     General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of bank holding companies and non-bank financial companies, and their respective subsidiaries, in specific situations under the “Orderly Liquidation Authority” (“OLA”) implemented by Title II of the Dodd-Frank Act as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations, only some of which have been issued, and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including GE Capital, the depositor, your issuing entity or any of their respective creditors.
     Potential Applicability to GE Capital, the Depositor and Your Issuing Entity. There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, as a “covered financial company,” the Secretary of the Treasury, in consultation with the President of the United States, must determine, among other things, that the company is in default or in danger of default, no viable private sector alternative is available to prevent the default of the company, the failure of such company and its resolution under the United States Bankruptcy Code or other applicable law would have serious adverse effects on financial stability in the United States and an OLA proceeding would avoid or mitigate these adverse effects.

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     Your issuing entity, the depositor or any originator that is a subsidiary of GE Capital could also potentially be subject to the provisions of OLA as a “covered subsidiary” of GE Capital. For your issuing entity, the depositor or any such originator to be subject to receivership under OLA as a covered subsidiary of GE Capital the FDIC would have to be appointed as receiver for GE Capital under OLA as described above, and the FDIC and the Secretary of the Treasury would have to jointly determine that (a) your issuing entity, the depositor or such originator, as applicable, is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of GE Capital.
     There can be no assurance that the Secretary of the Treasury would not determine that the failure of GE Capital or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to GE Capital, any other subsidiary originator, the depositor or your issuing entity or, if it were to apply, that the timing and amounts of payments on your notes would not be less favorable than under the United States Bankruptcy Code.
     FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of GE Capital or of a covered subsidiary, including the depositor, your issuing entity or any subsidiary originator, under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which GE Capital or such covered subsidiary was a party, as applicable, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of GE Capital or covered subsidiary’s affairs, as applicable. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion covering, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company or a covered subsidiary, which could include GE Capital or its subsidiaries (including the depositor, your issuing entity and any subsidiary originator), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to the contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, or a covered subsidiary), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving GE Capital or its subsidiaries (including the depositor, your issuing entity and any subsidiary originator), are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by your issuing entity could be delayed or reduced.
     Among the contracts that might be repudiated are the receivables sale agreement, the purchase and sale agreement, the servicing agreement, the administration agreement and the intercreditor agreement. We will structure the transfers of receivables under the receivables purchase agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, GE Capital believes that the FDIC would not be able to recover the receivables transferred under the receivables sale agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the purchaser under the receivables sale agreement would be treated as having made a loan to GE Capital or a covered subsidiary originator, as applicable, secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans. Upon such repudiation, any legally enforceable and perfected security interest in the collateral remains and such security interest secures the lenders’ claim for repudiation damages as described below.

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     In addition, if we were placed in receivership under OLA as a covered subsidiary, the FDIC could assert that we effectively still own the transferred receivables because the transfers of receivables by us to your issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of the receivables by us and recharacterize the transaction as a secured loan from your issuing entity, and your issuing entity would have a secured claim in our receivership for actual direct compensatory damages as described below. Furthermore, if your issuing entity were placed in receivership under OLA, the could repudiate the issuance of the Notes as a secured loan. In such event, you would have a secured claim for damages in the receivership of your issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” as determined below. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.
     Regardless of whether the transfers under the receivables sale agreement and the receivables purchase and sale agreement are respected as legal true sales, as receiver for GE Capital or a covered subsidiary (including the depositor, your issuing entity or any subsidiary originator) the FDIC could:
•	require your issuing entity or any other transaction party to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	if your issuing entity were subject to receivership under OLA, require the indenture trustee for the related notes to go through an administrative claims procedure to establish its rights to payments on the notes; or

•	enforce a stay for period not to exceed 90 days or act to enforce contractual provisions or exercise legal remedies against GE Capital or such other covered subsidiary (including the depositor, your issuing entity or any subsidiary originator); or

•	repudiate GE Capital’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of a servicing agreement, prevent any of the indenture trustee or the securityholders from appointing a successor servicer.
     There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which GE Capital or a covered subsidiary (including the depositor, your issuing entity or any subsidiary originator) subject to OLA is a party, or to obtain possession of or exercise control over any property of GE Capital or any covered subsidiary or affect any contractual rights of GE Capital or a covered subsidiary (including the depositor, your issuing entity or any subsidiary originator) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s contracts or property is comparable to the “automatic stay” under the United States Bankruptcy Code.
     If the FDIC, as receiver for GE Capital, any other originator, the depositor or your issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on the securities issued by your issuing entity would be delayed and may be reduced.
     FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the United States Bankruptcy Code. If GE Capital or any of its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables

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by GE Capital or those affiliates perfected for purposes of state law and the United States Bankruptcy Code could nevertheless be avoided as preferential transfers.
     In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the United States Bankruptcy Code. In addition, on July 6, 2011, the FDIC has issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. Based on the Acting General Counsel’s interpretation of the preference provisions of OLA and the final rule, a transfer of the receivables by GE Capital or those affiliates perfected by the filing of a UCC financing statement against the applicable transferor would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to this advisory opinion or the final rule, payments or distributions of principal and interest on the notes issued by your issuing entity could be delayed or reduced.
Security Interests in Financed Equipment
     In some states, receivables like the ones that may be included in your issuing entity, evidence the credit sale of maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, and other equipment. In those states, the receivables also constitute personal property security agreements and include grants of security interests in the equipment under the applicable Uniform Commercial Code. Perfection of security interests in the equipment (including, with respect to maritime assets that are either inland barges or are less than 5 net tons (determined in a manner prescribed by 46 CFR Part 69)(the “UCC Vessels”)) is generally governed by the Uniform Commercial Code. However, under the laws of some other states, perfection of security interests in certain transportation equipment would be governed by certificate of title registration laws of the state in which the equipment is located and perfection of security interests in maritime assets other than UCC Vessels (“Documentable Vessels”) would be governed by Title 46 of the United States Code (46 U.S.C. §§ 31301 et. seq).
     Each of the originators takes appropriate action under the laws of each state in which the obligor is located to perfect its security interest in the equipment with respect to the equipment that may be perfected by the filing of financing statements under the applicable Uniform Commercial Code. Under Title 46 of the United States Code, in the absence of an assignment of record of a first preferred ship mortgage, the assignment of the related Equipment Loan by itself will not convey a first preferred ship mortgage on the Documentable Vessel and the issuing entity will not have a perfected security interest in the Documentable Vessel. Accordingly, each of the originators will make the appropriate filings with the United States Coast Guard in the case of Documentable Vessels and will retain physical possession of the receivables and certificates of title in the case of certain transportation equipment.
     As liquidated damages, upon request of the issuing entity, we are required to purchase from each issuing entity any Equipment Loan as to which necessary perfection actions have not been taken prior to the time of sale to the issuing entity, if the failure to take those actions will materially adversely affect the interest of the issuing entity in the receivable and the failure is not cured within a specified grace period. Similarly, upon our request, each originator that sells receivables to us is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us. In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed equipment.
     Due to administrative burden and expense, except as noted above, no action will be taken to record the transfer of security interests from the originators to us or from an originator to one of its subsidiaries and ultimately to us or, in any case, from us to the issuing entity. In most states, an assignment of a security interest in equipment owned under a certificate of title like the transfers referred to above is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the equipment, or, if applicable, the notation of the applicable originator’s lien on the certificates of title, will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment. However, by not identifying an issuing entity as the secured party on the financing statement or certificate of title, the security interest of the issuing entity in financed equipment could be defeated through fraud or negligence.

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     Priority of security interests in Documentable Vessels is determined by federal law. Under Title 46 of the United States Code, a first preferred ship mortgage supersedes all claims against the vessel, including a perfected state law security interest, a state or federally created lien or forfeiture rights (so long as the secured party is innocent of wrongdoing) other than preferred maritime liens, which are maritime liens arising before the mortgage is filed with the United States Coast Guard, maritime liens arising from maritime tort, including personal injury and pollution claims, maritime liens for wages of a stevedore employed by or on behalf of the vessel, for wages of the vessel’s crew, for general average and for salvage, including contract salvage. In addition, under the laws of most states, liens for repairs performed on non-maritime assets and equipment and liens for unpaid taxes take priority over even a perfected security interest in equipment.
     We will represent to each issuing entity that, as of the date the related receivable is sold to such issuing entity, each security interest in financed equipment is or will be prior to all other present liens on and security interests in the financed equipment. However, liens for repairs or taxes or preferred maritime liens could arise at any time during the term of a receivable. Also, error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies could impair an issuing entity’s security interest. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the issuing entity’s losing the priority of its security interest or its security interest in the financed equipment after the date the security interest was assigned to the issuing entity.
     With respect to any equipment that is subject to a certificate of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state of relocation. In states that do not require a certificate of title for registration of equipment, re-registration could defeat perfection.
     All finance leases that will be transferred to an issuing entity will have either bargain purchase options or be conditional sale contracts, which under applicable state law standards should be deemed to be finance leases. Each of the originators will obtain a first priority perfected security interest in the leased equipment. In the case of finance leases of transportation equipment, the originators require the lessees to be named as the owner on the certificates of title and to have the applicable originator named as holder of a security interest. As a result of these actions, for the finance leases, the applicable originator and its assigns will have a very similar position to the one described above with respect to loans, and the same repurchase obligations apply if there is no first priority perfected security interest.
     In the event that an originator were to become a debtor in a bankruptcy case, a bankruptcy trustee might attempt to characterize the finance leases as true leases and if successful, would have the ability to reject such leases, resulting in cancellation of the remaining scheduled payments under the leases.
Rejection of Leases
     When we sell loans or receivables arising under finance leases to an issuing entity, we also assign the issuing entity any security interest that we hold in the related equipment or other collateral. When we sell receivables arising under true leases to an issuing entity, we also sell, or grant a security interest in, the related equipment to the issuing entity to the extent specified in the related prospectus supplement.
     In the event that an originator were to become a debtor in a bankruptcy case, a bankruptcy trustee might attempt to reject any true leases or executory contracts relating to loans under which an issuing entity’s receivables arose and might attempt to characterize as true leases some or all leases that we consider to be finance leases so that those leases could also be rejected. To the extent that a bankruptcy trustee was successful in rejecting leases or executory contracts, all remaining scheduled payments under the rejected leases or executory contracts would be cancelled.

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Third Party Liabilities
     State laws differ as to whether anyone suffering injury to person or property involving leased maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent the leases are deemed to be true leases and the issuing entity is, or is deemed to be, the owner of such equipment, the applicable state law may permit such an action and if such action is successful, the related issuing entity and its assets may be subject to liability to the injured party. If vicarious liability were imposed on an issuing entity as owner of leased equipment, and the coverage provided by any available insurance is insufficient to cover the loss, you could incur a loss on your investment.
Repossession
     Upon a default by an equipment purchaser, the holder of a receivable that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform self-help repossession unless it would constitute a breach of the peace. Self-help is accomplished simply by retaking possession of the financed or leased equipment. Some jurisdictions require that the obligor be notified of the default and be given time to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order. Although self help is an available remedy it is rarely used. In most cases, a notice of default is sent to the obligor and legal counsel is instructed to commence legal proceedings to recover the equipment.
Notice of Sale; Redemption Rights
     The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent installments or the unpaid balance.
Uniform Commercial Code Considerations
     Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any “unconscionable” lease or “unconscionable” provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults and leases where the lessee is a “merchant lessee.” However, each originator that sells a lease will represent that, to the best of their knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the applicable originator of any defects. Article 2A does, however, recognize typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.
Deficiency Judgments and Excess Proceeds; Other Limitations
     In the case of a defaulted receivable, the proceeds of resale of equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However,

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because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.
     Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.
     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.
     In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to leases, some jurisdictions require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.
     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.
U.S. FEDERAL INCOME TAX CONSEQUENCES
     The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the “Code”, proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer Brown LLP, special Federal tax counsel to the depositor, as qualified in this summary. Mayer Brown LLP have prepared or reviewed the statements in this prospectus under the heading “U.S. FEDERAL INCOME TAX CONSEQUENCES,” and are of the opinion that they are correct in all material respects.
     The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes and certificates by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes or certificates as a position in a “straddle” for tax purposes or as a part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes or certificates and one or more other investments, trusts and estates and pass-through issuing entities, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes and certificates is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code.
     Each issuing entity will be provided with an opinion of Mayer Brown LLP regarding certain Federal income tax matters discussed below. An opinion of Mayer Brown LLP, however, is not binding on the Internal Revenue Service, called the “IRS,” or the courts. Moreover, there are no cases or IRS rulings on similar transactions

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involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuing entity, the notes, the certificates and related terms, parties and documents refer, unless otherwise specified, to each issuing entity and the notes, certificates and related terms, parties and documents applicable to that issuing entity.
Tax Characterization of the Issuing Entity
     Mayer Brown LLP is of the opinion that the issuing entity will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the issuing entity agreement and related documents.
     If the issuing entity were taxable as a corporation for Federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the issuing entity could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the issuing entity.
Tax Consequences to Holders of the Notes
     Treatment of the Notes as Indebtedness. The issuing entity will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer Brown LLP is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.
     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations, called the “OID Regulations,” relating to original issue discount, or “OID.” This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 1/4% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.
     Interest Income on the Notes. Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note for more than its principal amount, you generally will be subject to the premium amortization rules of the Code.
     If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, called a “Short-Term Note”, you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID

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on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.
     Sale or Other Disposition. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer’s ordinary income tax rate if the note is held for not more than 12 months and at a maximum rate of 15% if the note is held for more than 12 months.
     Foreign Holders. If you are a nonresident alien, foreign corporation or other non-United States person, called a “foreign person,” interest paid to or accrued by you (including OID) generally will be considered “portfolio interest” and generally will not be subject to U.S. Federal income tax and withholding tax provided that: the income is not effectively connected with your conduct of a trade or business carried on in the United States and:
          (i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of us (or of a profits or capital interest in the issuing entity if characterized as a partnership);
          (ii) you are not a controlled foreign corporation that is related to us (or the issuing entity if treated as a partnership) through stock ownership;
          (iii) you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and
          (iv) the interest is not contingent interest described in Section 871(h)(4) of the Code.
     To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuing entity with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W 8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement.
     If you are a foreign person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the issuing entity or its paying agent, as the case may be, with a properly executed:
•	IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

•	IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.
     If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States Federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

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     If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States Federal income and withholding tax; provided that:
•	the gain is not effectively connected with the conduct of a trade or business in the United States by you, and

•	if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.
     Backup Withholding. If you are not an exempt holder you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the issuing entity will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. Information returns will be sent annually to the IRS and to each note holder setting forth the amount of interest paid on the notes owned by that note holder and the amount of tax withheld on those payments.
     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer Brown LLP, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes might be treated as equity interests in the issuing entity. In this case, the issuing entity would be treated as a corporation (if it is publicly traded and does not meet certain qualifying income tests) or as a partnership. If the issuing entity is treated as a corporation, any taxes paid would reduce the amount available for payment on the notes. Even if the issuing entity is treated as a partnership, treatment of your notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of issuing entity expenses.
Tax Consequences to Holders of the Certificates
     The following discussion applies only to the extent certificates are offered in a related prospectus supplement. Until that time, because the certificates will be held solely by us or one of our affiliates, under current Treasury regulations, an issuing entity of certificates will be disregarded as an entity separate from us or one of our affiliates, for Federal income tax purposes.
     Treatment of the issuing entity as a Partnership. We will agree, and you will agree by your purchase of certificates, to treat the issuing entity as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership will be the assets held by the issuing entity, the partners of the partnership will be the certificateholders, including us in our capacity as recipient of distributions from any account specified in the related prospectus supplement in which we have an interest, and the notes will be debt of the partnership. However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes and us is not clear because there is no authority on transactions closely comparable to this arrangement.
     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered our debt or debt of the issuing entity. This characterization should not result in materially adverse tax consequences to certificateholders compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.
     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates and a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations for those certificates will be disclosed in the applicable prospectus supplement.
     Partnership Taxation. As a partnership, the issuing entity will not be subject to Federal income tax. Rather, you will be required to separately take into account your accruals of guaranteed payments from the issuing entity and

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your allocated share of other income, gains, losses, deductions and credits of the issuing entity. The issuing entity’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments as necessary for market discount, OID and premium, and any gain upon collection or disposition of receivables. The issuing entity’s deductions will consist primarily of interest accruing on the notes, guaranteed payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.
     Under the trust agreement or limited liability company agreement, as applicable, interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as “guaranteed payments” under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the issuing entity and as ordinary income to you. The issuing entity will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. If you use a calendar year tax year, you will be required to include the accruals of guaranteed payments in income in your taxable year that corresponds to the year in which the issuing entity deducts the payments. If you use a taxable year other than a calendar year, you will be required to include the payments in income in your taxable year that includes the December 31 of the calendar year in which the issuing entity deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.
     In addition, the trust agreement or limited liability company agreement, as applicable, will provide, in general, that you will be allocated taxable income of the issuing entity for each calendar month equal to the sum of:
•	any issuing entity income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

•	prepayment premium, if any, payable to you for such month; and

•	any other amounts of income payable to you for the month.

•	This allocation will be reduced by any amortization by the issuing entity of premium on receivables corresponding to any excess of the issue price of certificates over their principal amount. All remaining items of income, gain, loss and deduction of the issuing entity will be allocated to us.
     Based upon the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating issuing entity income should be permissible under applicable Treasury regulations. However, no assurance can be given that the IRS would not require a greater amount of income to be allocated to you. Moreover, even under the method of allocation described above, you may be subject to tax on income equal to the interest rate on the certificates plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of this amount. Thus, if you are a cash basis taxpayer, you will in effect be required to report income from the certificates on the accrual basis and you may become liable for taxes on issuing entity income even if you have not received cash from the issuing entity to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, you may be required to report on your tax returns taxable income that is greater or less than the amount reported to you by the issuing entity.
     Most of the guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated debt-financed income” generally taxable to the holder under the Code.
     Your share of expenses of the issuing entity, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to you in whole or in part and, as a result, you might be taxed on an amount of income that exceeds the amount of cash actually distributed to you over the life of the issuing entity. It is not clear if these rules would apply to a certificateholder who accrues guaranteed payments.

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     The issuing entity intends to make all tax calculations for income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the issuing entity might be required to incur additional expense, but it is believed that there would not be a material adverse effect to you.
     Discount and Premium. The purchase price paid by the issuing entity for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, respectively. As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.
     If the issuing entity acquires the receivables at a market discount or premium, the issuing entity will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of any market discount income or premium deduction may be allocated to you.
     Section 708 Termination. Under Section 708 of the Code, the issuing entity will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. Under current Treasury regulations, if a termination occurs, the issuing entity will be considered to have contributed the assets of the issuing entity, constituting the old partnership, to a new partnership in exchange for interests in the new partnership. Such interest would be deemed distributed to the partners of the old partnership in liquidation thereof. The issuing entity will not comply with certain technical requirements that might apply if a constructive termination occurs. As a result, the issuing entity may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuing entity might not be able to comply due to lack of data.
     Disposition of Certificates. Generally, you will recognize capital gain or loss on a sale of certificates in an amount equal to the difference between the amount realized and your tax basis in the certificates sold. Your tax basis in a certificate will generally equal your cost for the certificate increased by your share of issuing entity income and accruals of guaranteed payments (includible in income) and decreased by any distributions received by you with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include your share of the notes and other liabilities of the issuing entity. If you acquire certificates at different prices, you may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.
     Any gain on the sale of a certificate attributable to your share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to you and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.
     If you are required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions paid to you on the certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.
     Allocations Between Transferors and Transferees. In general, the issuing entity’s taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, you may be allocated tax items and accruals of guaranteed payments, which will affect your tax liability and tax basis, attributable to periods before you purchased your certificates.
     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses and accruals of

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guaranteed payments of the issuing entity might be reallocated among the certificateholders. We are authorized to revise the issuing entity’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.
     Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuing entity’s assets will not be adjusted to reflect that higher (or lower) basis unless the issuing entity were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make this election. As a result, you might be allocated a greater or lesser amount of issuing entity income than would be appropriate based upon your own purchase price for certificates.
     Administrative Matters. The trustee or managing member, as applicable, is required to keep or have kept complete and accurate books of the issuing entity. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee or managing member, as applicable, will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the issuing entity and will report each certificateholder’s accruals of guaranteed payments and allocable share of items of issuing entity income and expense to certificateholders and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described below and these nominees will be required to forward such information to the beneficial owners of the certificates. Generally, you must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless you notify the IRS of all inconsistencies.
     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes the name, address and taxpayer identification number of the nominee, and, as to each beneficial owner:
•	the name, address and taxpayer identification number of that person,

•	whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of a foreign government or an international organization, and

•	certain information on certificates that were held, bought or sold on behalf of that person throughout the year.
     In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information regarding themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish this information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.
     We will be designated as the tax matters partner in the trust agreement or limited liability company agreement, as applicable, and, therefore, will be responsible for representing you in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of your tax returns, and, under certain circumstances, you may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of your tax returns and adjustments of items not related to the income and losses of the issuing entity.

57

     Tax Consequences to Foreign Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes on non-U.S. persons because there is no clear authority dealing with this issue under facts substantially similar to ours. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for these purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold pursuant to Section 1446 of the Code, on the portion of its taxable income allocable to foreign certificateholders as if this income were effectively connected to a U.S. trade or business, at the taxpayer’s ordinary income tax rate. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures. In determining a certificateholder’s nonforeign status, the issuing entity may rely on IRS Form W-8BEN, IRS Form W-9 or the certificateholder’s certification of nonforeign status signed under penalties of perjury.
     Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein, including, in the case of a corporation, the branch profits tax, on its share of accruals of guaranteed payments and the issuing entity’s income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the issuing entity on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the issuing entity, taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.
     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding if, as discussed above in connection with the notes, you fail to comply with certain identification procedures, unless you are an exempt recipient under applicable provisions of the Code. See “TAX CONSEQUENCES TO HOLDERS OF THE NOTES — Backup Withholding.”
STATE TAX CONSEQUENCES
     The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes or certificates under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes and certificates.
CERTAIN ERISA CONSIDERATIONS
     The prospectus supplement for each series of notes will specify whether the notes and certificates offered by that prospectus supplement are eligible for purchase by employee benefit plans.
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit pension, profit-sharing or other employee benefit plans, as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, individual retirement accounts and specified types of Keogh plans or other plans that are subject to Section 4975 of the Code, and other entities such as collective investment funds or insurance company general or separate accounts that are deemed to hold “plan assets” of these plans and accounts (each of the foregoing, a “Benefit Plan Investor”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental or non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed herein.

58

     Certain transactions involving the purchase, holding or transfer of the notes might be deemed to constitute or result in prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that purchased notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the United States Department of Labor (as modified by Section 3(42) of ERISA) (the “Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. For additional information regarding the equity or debt treatment of the notes, see “CERTAIN ERISA CONSIDERATIONS” in the prospectus supplement.
     However, without regard to whether the notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of notes by, or on behalf of, a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member of the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptions for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption.
     By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the note with the assets of a Benefit Plan Investor or any governmental plan, non-U.S. plan or church plan that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) (x) such note is rated at least “BBB-” or its equivalent by a nationally recognized statistical rating organization at the time of purchase or transfer and (y) the acquisition, holding and disposition of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a violation of any other Similar Law. Benefit Plan Investors may not acquire the notes at any time that the notes do not have a current investment grade rating from a nationally recognized statistical rating agency.
     It is likely that the certificates will be treated as equity interests for purposes of the Regulation. Accordingly, the certificates (or interests therein) may not be purchased or held with plan assets of any Benefit Plan Investor. By its purchase of a certificate, each purchaser and transferee shall be deemed to have represented and warranted that it is not a Benefit Plan Investor. In addition, each governmental plan non-U.S. and church plan acquiring a certificate (or interest therein) shall be deemed to represent and warrant that the acquisition and holding of the certificate (or interest therein) will not give rise to a violation of any Similar Law.
     A plan fiduciary considering the purchase of notes should consult its legal and tax advisors with respect to the potential applicability of ERISA and the Code to such investments and the consequences of such an investment under ERISA and the Code. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of ERISA, an investment in the Note or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.

59

PLAN OF DISTRIBUTION
     We will enter into one or more underwriting agreements with respect to the notes of each series and an underwriting agreement with respect to the certificates of a given series, if offered under this prospectus. In each underwriting agreement, we will agree to cause the related issuing entity to sell to the underwriters, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the underwriting agreement and in the related prospectus supplement. In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes and certificates, as the case may be, described therein which are offered hereby and by the related prospectus supplement if any of such notes and certificates, as the case may be, are purchased.
     Each prospectus supplement will either set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes and certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any notes and certificates the public offering prices and concessions may be changed.
     Each underwriting agreement will provide that we and GE Capital will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.
     Each issuing entity may, from time to time, invest the funds in its issuing entity accounts in eligible investments acquired from underwriters.
     Pursuant to each of the underwriting agreements with respect to a given series of securities, the closing of the issuance of each class of securities subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.
LEGAL OPINIONS
     Certain legal matters relating to the securities of any series will be passed upon for the related issuing entity, us and the servicer by Mayer Brown LLP. Certain legal matters relating to the securities of any series will be passed upon for the underwriters by Bingham McCutchen LLP. Certain federal income tax and other matters will be passed upon for each issuing entity by Mayer Brown LLP.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any issuing entity until we terminate offering the securities.
     We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the issuing entities we originate. These Current Reports are also incorporated into this prospectus by reference and made a part hereof.
     We may provide static pool information, in response to Item 1105 of Regulation AB, through our Internet web site, and if we decide to provide information through such means, the accompanying prospectus supplement will disclose the specific Internet address where such information is posted.

60

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
GE Capital
Capital Markets Group
201 High Ridge Road
Stamford, CT 06927
Attention: Manager, Investment Relations
Telephone: (203) 357-4328

61

INDEX OF TERMS
     Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

Benefit Plan Investor	58
CF	16
Clearstream	29
CLL	16
Code	51, 58
Direct Originations	16
Documentable Vessels	48
Dodd-Frank Act	45
DTC	29
EF	16
ERISA	58
Euroclear	29
Euroclear Operator	29
FDIC	45
GE	18
GE Capital	21
GRS	20
Indirect Originations	16
IRS	51
LIBOR	28
OID	52
OID Regulations	52
OLA	45
Perfection Criteria	13
Permitted Investments	36
PTCE	59
Regulation	59
SEC	21
servicer defaults	40
Short-Term Note	52
Similar Law	59
UCC Vessels	48

62

[FORM OF EQUIPMENT RECEIVABLE PROSPECTUS SUPPLEMENT]
SUBJECT TO COMPLETION, DATED [•] [•], 201[•],
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [•] [•], 201[•],
$ [•]
[GE Equipment Midticket Trust [•]-[•]] [GE Equipment Midticket, LLC [•]-[•]]
Issuing Entity
CEF Equipment Holding, L.L.C.
Depositor
General Electric Capital Corporation
[Add Name of Securities]
Sponsor, Administrator and Servicer
     Consider carefully the risk factors be ginning on page S-[•] in this prospectus supplement and on page [•] in the prospectus.
     The notes represent debt obligations of the issuing entity only. The certificates represent ownership interests in the issuing entity only. Neither the notes nor the certificates represent obligations of or interests in CEF Equipment Holding, L.L.C., General Electric Corporation, [•] or any of their affiliates.
     This prospectus supplement may be used to offer and sell the notes [and the certificates] only if accompanied by the prospectus.
•	The notes are backed by a pledge of the issuing entity’s assets. The issuing entity’s assets include equipment loans and leases, and security interests in, or ownership of, the related transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, maritime assets or other equipment.

•	The issuing entity will issue the following [classes of notes,] [and] [certificates,] which are offered under this prospectus supplement—

Class A Notes	Class B Notes		Class C Notes
Principal Amount $	$		$
Interest Rate %		%		%
Maturity Date ,		,		,
Price to Public(1)%		%		%
Underwriting Discount(2)%		%		%
Proceeds to Depositor(3)%		%		%

(1)	Plus accrued interest, if any, from [•] [•], 201[•]. Total price to public (excluding such interest) is $[•]

(2)	Total Underwriting Discount is $[•]

(3)	Total Proceeds to Depositor is $[•]
Credit Enhancement
•	[In addition to the classes of notes set forth in the table above, the issuing entity will also issue [•] asset-backed certificates, which are subordinated to the Notes.] [This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. Certificates are not offered under these documents.]

•	[A cash reserve account will be established with an initial balance of $[•] (or [•]% of the aggregate receivable value as of the [initial] cut-off date).]

•	The Class C Notes are subordinated to the Class A Notes and the Class B Notes, and provide additional credit enhancement for the Class A Notes and the Class B Notes. The Class B Notes are subordinated to the Class A Notes, and provide additional credit enhancement for the Class A Notes. [The Certificates are subordinated to the Class A Notes, the Class B Notes and the Class C Notes, and provide additional credit enhancement for the Class A Notes, the Class B Notes and the Class C Notes.] [Each class of notes [and the certificates] also benefits from overcollateralization and excess spread.]

•	[Other support for the [notes] [certificates] includes [•] and is provided by [•].]

•	[The issuing entity will enter into a swap agreement with [•] described under “The Swap Agreement.”]
Distributions on the [notes] [and certificates] will be on the [•] of each month or, if the [•] is not a business day, on the next business day, beginning [•] [•], 201[•].
Delivery of the [notes] [certificates], in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, société anonyme, and/or the Euroclear System on or about [•] [•], 20[•] against payment in immediately available funds.
Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
     [UNDERWRITER]                                                             [UNDERWRITER]

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus
     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.
     This prospectus supplement is being delivered to you solely to provide you with information about the offering of these securities referred to in this prospectus supplement and to solicit an offer to purchase these securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of these securities, until we have accepted your offer to purchase these securities.
     These securities are being sold when, as and if issued. The depositor is not obligated to issue these securities or any similar security and the underwriters’ obligation to deliver these securities is subject to the terms and conditions of its underwriting agreement with the depositor and the availability of these securities when, as and if issued by the depositor. You are advised that the terms of these securities, and the characteristics of the asset pool backing them, may change (due, among other things, to the possibility that receivables that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different receivables and, in the case of leases, related equipment may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that these securities may not be issued that have the characteristics described in this prospectus supplement and the accompanying prospectus. The underwriters’ obligation to sell any of these securities to you is conditioned on the receivables and these securities having the characteristics described in this prospectus supplement. If for any reason the depositor does not deliver these securities, the underwriters will notify you, and none of the depositor, the sponsor or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the depositor, the sponsor or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.
     We are not offering these securities in any state where the offer is not permitted.
     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver a prospectus supplement and prospectus until [•] [•], 201[•] (90 days after the commencement of this offering).
     We tell you about the securities in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.
     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.
     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-[•] in this prospectus supplement and under the caption “Index of Terms” beginning on page [•] in the accompanying prospectus.
     We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions.
     Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other

ii

factors we believe are appropriate. Whether actual results and development will conform with our expectations and predictions is subject to a number of risks and uncertainties.
     All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the issuing entity, General Electric Capital Corporation, Inc., any originator or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

iii

iv

(continued)

v

SUMMARY OF PARTIES TO THE TRANSACTION*

*	This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

SUMMARY OF TERMS
•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the [notes] [certificates], read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides a brief description of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.
RELEVANT PARTIES

Issuing Entity	[GE Equipment Midticket Trust [•]-[•]]
[GE Equipment Midticket LLC [•]-[•]]

Depositor	CEF Equipment Holding, L.L.C.

Servicer, Sponsor and Administrator	General Electric Capital Corporation

Indenture Trustee	[•]

Originators	[Originators of more than 10% of pool assets]

[Owner Trustee] [Managing Member]	[•]

[Swap Counterparty]	[•]
RELEVANT AGREEMENTS

Indenture	The indenture is between the issuing entity and the indenture trustee. The indenture provides for the terms relating to the notes.

[Trust Agreement] [Limited Liability Company Agreement]	[The trust agreement is between the depositor and the owner trustee. The trust agreement governs the creation of the trust and provides for the terms relating to the certificates.] [The limited liability company agreement governs the formation of the issuing entity by the depositor and provides for the terms relating to the certificates.]

Servicing Agreement	The servicing agreement is between the servicer and the issuing entity. The servicing agreement governs the servicing of the receivables and the remarketing of the equipment for receivables by the servicer on behalf of the issuing entity.

Administration Agreement	The administration agreement is between General Electric Capital Corporation, as administrator and the issuing entity. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuing entity.

Sale Agreement	The sale agreement is [among] [between] General Electric Capital Corporation, [•], [•] and [•] as seller[s] and CEF Equipment Holding, L.L.C., as purchaser. The sale agreement governs the sale of the receivables and, in the case of receivables that are leases, the related equipment, by the originators to CEF Equipment Holding, L.L.C.

Purchase and Sale Agreement	The purchase and sale agreement is between CEF Equipment Holding, L.L.C., as seller and the issuing entity, as purchaser. The purchase and sale agreement governs the transfer of receivables and, in the case of receivables that are leases, the related equipment, from CEF Equipment Holding, L.L.C. to the issuing entity.

Removal of Receivables	In the event that a receivable becomes a delinquent receivable or the obligor thereon becomes subject to a bankruptcy proceeding, the depositor has an assignable option to purchase the related receivable and, if applicable, the related equipment from the issuing entity at a price equal to the purchase amount for such receivable and its related equipment. The issuing entity will require the depositor to repurchase a receivable that is materially and adversely affected by a breach by the depositor of its representations and warranties under the purchase and sale agreement. The issuing entity may also sell receivables and the related equipment to third parties following certain business events related to the originators. See “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Removal of Receivables.”

[Swap Agreement]	[The issuing entity will enter into an interest rate swap agreement with the swap counterparty.]
RELEVANT DATES

Closing Date	[•] [•], 201[•]

Cut-off Date	[•] [•], 201[•]

Payment Dates	Payments on the [notes] [certificates] will be made on the [•] day of each calendar month (or, if not a business day, the next business day), beginning on [•] [•], 201[•].

Maturity Dates	The outstanding principal balance, if any, of each class of notes will be payable in full on the date specified for each below:

Class	Maturity Date
Class A	[•] [•], 20[•]

Class B	[•] [•], 20[•]

Class C	[•] [•], 20[•]

Record Date	So long as the securities are in book-entry form, the issuing entity will make payments and distributions on the securities to the holders of record on the [•] day preceding the payment date. If the securities are issued in definitive form, the record date will be the last day of the month preceding the payment or distribution date.

DESCRIPTION OF THE SECURITIES
Offered Securities
     We are offering [three] classes of notes [and certificates] issued by the issuing entity:

Class	Initial Principal Amount	Interest Rate
A	$	%
B	$	%
C	$	%

[Certificates]	[Certificate Invested Amount]	[Interest Rate]
	$	%]
     The [notes] [certificates] will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.
Assets of the Issuing Entity
     The issuing entity will possess only the following property:
•	a pool of receivables arising under loans and leases and related collections (excludes interest collections on the receivables prior to the [initial] cut-off date [and, with respect to additional receivables, prior to the date specified in the applicable sale agreement]);

•	the loans, leases and other agreements that give rise to the receivables;

•	the leased equipment with respect to receivables arising out of leases;

•	bank accounts established for the issuing entity;

•	security interests in the equipment financed with respect to the receivables that are loans, and any guaranties of the receivables;

•	any property obtained in a default situation under those security interests and proceeds from liquidation of that property;

•	[net swap receipts and swap termination payments received from the swap counterparty;]

•	[the cash reserve account and deposits therein]; and

•	rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables.
     The depositor has not requested that any credit be given to the residual values of the equipment when determining credit enhancement. While investors will be entitled to receive any amounts received in connection with residual realizations, no particular value should be assumed with respect to such amounts.
The Receivables
     The pool consists of middle market equipment loan and lease receivables and, in the case of leases, the related equipment. The loans and leases are made to obligors located in the United States of America and managed by the Corporate Finance and Equipment Finance business units of Commercial Lending and Leasing, which in turn, is a business unit of General Electric Capital Corporation. The aggregate receivable value of the receivables as of the [initial] cut-off date was $[•], out of which [•]% of the are loans (of which [•]% are finance leases) and [•]% are true leases. [•]% of the true leases are “open-end leases” and [•]% of the true leases are “closed-end leases.”
     When used in this prospectus supplement, unless explicitly provided otherwise or the context requires otherwise: (i) the term “loans” shall mean both loans and finance leases, (ii) the term “leases” shall mean true leases, (iii) the term “open-end leases” shall mean leases where the lessee is required to cover the shortfall between the residual value of the sold property and sale proceeds, (iv) the term “closed-end leases” shall mean leases where the lessor is required to cover the shortfall between the residual value of the sold property and sale proceeds and (v) the term “obligor” shall refer to the lessee under a lease or the borrower under a loan, as applicable.
     The aggregate receivable value is an amount equal to the sum of the loan value of the loans plus the lease value of the leases. As of the [initial] cut-off date, the allocation of the aggregate receivable value between the leases and the loans is set-out below:

Percent of
Aggregate
Collateral Type	U.S. Dollar Amount		Receivable Value
Loan value	$	[•]	[•]	%
Lease value	$	[•]	[•]	%
Aggregate receivable value	$	[•]	100.00%

Book residual value	$	[•]	[•]	%
     As of the cut-off date, the portion of the aggregate receivable value attributable to the residual value of leased equipment constitutes [ • ]% [PERCENTAGE TO BE LESS THAN 20%] of the aggregate receivable value.
     The amount of notes issued by the issuing entity will be approximately equal to the sum of the aggregate receivable value less the book residual value. As such, the book residual value of the leases approximately equals overcollateralization on the Closing Date.
     The loan value of a loan generally is: (A) in the case of a loan accruing interest on a precomputed basis, (i) the present value of the future scheduled payments discounted monthly at its annual percentage rate plus (ii) the principal amounts of any past due payments plus (iii) the unamortized amounts of any purchase premiums minus (iv) the unamortized amounts of any purchase discounts, and (B) in the case of a loan accruing interest on a simple interest basis, (i) the balance reflected on the servicer’s records plus (ii) the unamortized amounts of any purchase premiums minus (iii) the unamortized amounts of any purchase discounts. Liquidated receivables that are loans shall be deemed to have a loan value of zero and defaulted receivables that are loans shall be deemed to have a loan value equal to the outstanding loan value at the time it became a defaulted receivable less the amount written-off as uncollectible in accordance with the credit and collection policy.
     The lease value of a lease generally equals the sum of (i) the present value of the future scheduled payments payable under such lease discounted monthly at the implicit rate of return of such lease, as determined by the applicable originator, adjusted for any past due payments and (ii) the present value of the book residual value of the leases, which is an amount equal to the expected future value of the related equipment at the end of such lease term, as determined at the time of origination by the applicable originator in accordance with its typical practices and policies, discounted monthly at the implicit rate of return of such lease, as determined by the applicable originator. Liquidated receivables that are leases shall be deemed to have a lease value of zero and defaulted receivables that are leases shall be deemed to have a lease value equal to the lease value at the time it became a defaulted receivable less the amount written-off as uncollectible in accordance with the credit and collection policy.
     As of the [initial] cut-off date, the receivables had the following characteristics:
•	number of receivables [•]

•	average remaining aggregate receivable value $[•]

•	range of remaining aggregate receivable value from $[•] to $[•]

•	percentage of receivables that are loans (but are not finance leases) by aggregate receivable value [•]%

•	percentage of receivables that are finance leases by aggregate receivable value [•]%

•	percentage of receivables that are true leases by aggregate receivable value [•]%

•	percentage of true leases that are “open-end leases” by aggregate receivable value

•	percentage of true leases that are “closed-end leases” by aggregate receivable value

•	aggregate book residual value of equipment $[•]

•	percentage of receivables by aggregate receivable value that bear interest at a fixed rate [•]%

•	percentage of receivables by aggregate receivable value that bear interest at a floating rate (including hybrids) [•]%

•	weighted average remaining term to maturity (where residual realizations occur in last month of lease term) [•] months

•	weighted average original term to maturity [•] months

•	weighted average implicit rate of the receivables[1]

•	distribution by type of equipment as a percentage of the aggregate receivable value:

o	transportation equipment	[•]%

o	industrial equipment	[•]%

o	furniture and fixtures	[•]%

o	construction equipment	[•]%

o	technology and telecommunications equipment	[•]%

o	maritime assets	[•]%

o	other	[•]%
     The receivables are described in more detail in “CHARACTERISTICS OF THE RECEIVABLES” in the accompanying prospectus. See “THE RECEIVABLES” in this prospectus supplement for more information on the receivables.

[1]	Based on the interest rate or discount rate used by the applicable originator to determine periodic payments on the receivables.

Servicing
     The servicer is General Electric Capital Corporation. The servicer will be responsible for servicing, managing and administering the receivables and related interests, and enforcing and making collections on the receivables on behalf of the issuing entity. The servicer, on behalf of the issuing entity, will also remarket or arrange for others to remarket related equipment held by the issuing entity for receivables that are leases. Under the servicing agreement, the servicer shall be entitled to a servicing fee equal to [•]% per annum, of the aggregate receivable value as of the first day of each fiscal month (fiscal months are determined in accordance with General Electric Capital Corporation’s fiscal calendar consistent with its reporting requirements). In addition, the servicer shall be entitled to collect and retain as additional servicing compensation in respect of each collection period, any late fees, prepayment charges and other administrative fees and expenses or similar charges collected during that period. The servicer has the option to make advances for delinquent scheduled payments only if it determines in its sole discretion that advances will be recoverable in future periods.
Administration
     The administrator is General Electric Capital Corporation. The administrator will be responsible for performing the duties of the issuing entity under the indenture. The administrator shall be entitled to a administration fee of $[•] per annum, 1/12 of which is payable in arrears on each payment date.
Subordination
     The Class C Notes will be subordinated to the Class A Notes and the Class B Notes, and the Class B Notes will be subordinated to the Class A Notes as follows:
•	no interest will be paid on the Class C Notes on any payment date until all accrued and unpaid interest on and, in certain circumstances, principal of, the Class A Notes and the Class B Notes has been paid in full;

•	no principal will be paid on the Class C Notes on any payment date until the principal due on the Class A Notes and the Class B Notes on that payment date has been paid in full;

•	no interest will be paid on the Class B Notes on any payment date until all accrued and unpaid interest on and, in certain circumstances, principal of, the Class A Notes has been paid in full; and

•	no principal will be paid on the Class B Notes on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.
     The certificates will be subordinated to the Class A Notes, the Class B Notes and the Class C Notes as follows:
•	no distributions on invested amounts will be made to the certificates on any payment date until all interest due on the Class A Notes, the Class B Notes and the Class C Notes through that payment date has been paid in full; and

•	no distributions of the certificate invested amounts will be made to the certificates on any payment date until all principal on the Class A Notes, the Class B Notes and the Class C Notes has been paid in full.
Payments of Interest
     The interest rate for each class of notes is set forth on the front cover of this prospectus supplement. The Class [•] Notes [and the floating rate notes] will accrue interest on an actual/360 basis from (and including) the previous payment date to (but excluding) the related payment date, except that the first interest accrual period will be from (and including) the Closing Date to (but excluding) [•] [•], 20[•]. This means that the interest due for each class of floating rate notes and the Class [•] Notes on each payment date will be the product of: (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate, and (iii) the actual number of days since the previous payment date (or, in the case of the first payment date, since the Closing Date) divided by 360. [The floating rate notes will continue to accrue interest at their respective interest rates even if the swap agreement is terminated.] Interest on the fixed rate notes (other than the Class [•] Notes) will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due for each class of fixed rate notes (other than the Class [•] Notes) on each payment date will be the product of: (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate, and (iii) 30 (or, in the case of the first payment date, the number of days since the Closing Date) divided by 360.

Payments of Principal
     Prior to an event of default and acceleration of maturity of the notes, payments in respect of principal on the notes will be made, to the extent of funds available for such purpose as described under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Distributions” below, sequentially to the earliest maturing class of notes monthly on each payment date in the following order of priority:
•	To the Class A Noteholders, until the outstanding principal balance of the Class A Notes has been reduced to zero;

•	To the Class B Noteholders, until the outstanding principal balance of the Class B Notes has been reduced to zero; and

•	To the Class C Noteholders, until the outstanding principal balance of the Class C Notes has been reduced to zero.
     After an event of default and acceleration of maturity of the notes, payments of principal will be made as described under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Distributions below.”
     On the applicable maturity date for each class of notes, the principal amount payable will be the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal balance of the maturing class of notes to zero.
     See “DESCRIPTION OF THE NOTES—Payments of Principal” in this prospectus supplement for additional details.
Events of Default
     The notes are subject to events of default described under “DESCRIPTION OF THE NOTES” in the accompanying prospectus. These include:
•	the issuing entity fails to pay any interest on any note within five days after its due date;

•	the issuing entity fails to pay any installment of the principal of any note on its due date;

•	bankruptcy, insolvency or similar events relating to the issuing entity; and

•	breach by the issuing entity of its other covenants under the indenture, or material breach of a representation or warranty made by the issuing entity under the indenture, subject to applicable grace periods.
     If an event of default is not remedied as provided in the indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount of those notes, [or, holders of a majority in principal amount of one or more class of notes] shall be required to, declare the principal of the notes to be immediately due and payable. See “DESCRIPTION OF THE NOTES—INDENTURE” in the accompanying prospectus, and “DESCRIPTION OF THE NOTES—TRANSACTION AGREEMENTS” in this prospectus supplement for additional details and special priority rules that would apply after an event of default has occurred and the maturity of the notes has accelerated.
Optional Redemption
     Any class of [notes] [certificates] that remain outstanding on any payment date on which we exercise our clean-up call will be paid in whole on that payment date at a redemption price [for such class] equal to the [outstanding principal balance of that class of notes] plus accrued and unpaid interest thereon [outstanding invested amount of the certificates plus undistributed certificateholders’ distributions on invested amount]. We cannot exercise our clean-up call until the aggregate receivable value declines to 10% or less of the aggregate initial aggregate receivable value, measured on the [initial] cut-off date.
[Mandatory Redemption
     The issuing entity will have a pre-funding period. On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the issuing entity’s pre-funding account after any purchase of receivables on that date will be applied to the [notes] [certificates] then outstanding in whole or in part in the same sequence and proportions that would apply in a normal [principal payment or distribution on the invested amount.]]
[Pre-Funding
     [We will sell the issuing entity equipment loans and equipment leases during a pre-funding period beginning on the Closing Date and ending not later than the close of business on the payment date on [•], 20[•].
     The issuing entity will pay for the subsequent receivables with funds on deposit in a pre-funding account established by the issuing entity, with an initial deposit of $[•]. We expect to sell subsequent receivables to the issuing entity with an aggregate receivable value approximately equal to the amount deposited in the pre-funding account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities [•]% of the receivable pool will be represented by the pre-funding account.
     The pre-funding period will also terminate early if the balance in the pre-funding account is reduced to less than $100,000 or if certain defaults or other adverse events occur. The pre-funded amount will amount to [•]% of the amount of the securities offered in this prospectus supplement. Any balance remaining in the pre-funding account at the end of the pre-funding period will be payable to the [noteholders as principal] [certificateholders as distributable invested amounts.]
     There are no required characteristics of the receivables transferred to the issuing entity during the pre-funding period, except that each additional receivable must satisfy the eligibility criteria in the sale agreement between us and the issuing entity at the time of its addition. The issuing entity will not be able to purchase receivables from us during the pre-funding period unless the originators have eligible receivables which they are able to transfer to us.]
[Negative Carry Account
     We anticipate that the average interest rate earned by the issuing entity on investment of funds in the pre-funding account may be less than the weighted average interest rate on the [notes] [certificates]. To provide a source of funds to cover any shortfall resulting from this difference, the issuing entity will deposit $[•] into the issuing entity’s negative carry account.]
Credit Enhancement
[Cash Reserve Account
     As credit enhancement for the [notes] [certificates], a cash reserve account will be established by the issuing entity. The cash reserve account will be funded as follows:
•	On the Closing Date, the issuing entity will deposit $[•] ([•]% of the aggregate receivable value receivables as of the [initial] Cut-Off Date) into the cash reserve account.

•	[On the date of each subsequent sale of receivables to the issuing entity, the issuing entity will transfer cash or highly rated, short-term securities having a value approximately equal to [•]% of the aggregate recivable value of the receivables purchased from the pre-funding account to the cash reserve account.]

•	On each payment date after any draw has been made on the cash reserve account, available collections remaining after other more senior payments have been made will be deposited into the cash reserve account to the extent necessary to maintain a specified minimum balance.
     Funds on deposit in the cash reserve account will be available on each payment date to cover shortfalls in [payments of interest and principal on the notes] [distributions on certificate invested amount and distributions of certificate invested amount]. [Funds on deposit in the cash reserve account will not be used to cover shortfalls in any distributions on the certificates].]
[Overcollateralization
     [•]% of any excess spread amount received by the issuing entity will be used to pay principal on the notes, which will cause the aggregate receivable value to exceed the outstanding principal balance of the notes to the extent such amounts of excess interest exceed writedowns of the receivables attributable to defaults. Any resulting overcollateralization will benefit the notes.]
[Excess Spread
     We expect interest collections on the receivables to be in excess of certain fees and expenses of the issuing entity and interest on the notes. These amounts of excess interest are available to cover principal payable as a result of writedowns of the receivables pool attributable to defaults.]
[The Certificates
     On the Closing Date, the issuing entity will issue certificates to us in an aggregate invested amount of $[•]. [We will initially retain the entire invested amount of the certificates.] Distributions on the certificates will be subordinate in priority of distributions to interest and principal due on the notes.]

[Subordination
     The subordination of the Class C Notes to the Class A Notes and Class B Notes as described herein will provide additional credit enhancement for the Class A and Class B Notes. The subordination of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes.] [The subordination of the certificates to the Class A Notes, the Class B Notes and the Class C Notes will provide additional credit enhancement for the Class A Notes, the Class B Notes and the Class C Notes.]
     As described in “DESCRIPTION OF THE NOTES—Payments of Interest” and “DESCRIPTION OF THE NOTES—`Payments of Principal,” the Class C Notes will bear all losses on the receivables before the Class B Notes and the Class B Notes will bear all losses before the Class A Notes. The subordination is intended to enhance the likelihood of the senior Notes receiving expected payments of interest and principal.]
     [Describe other forms of credit enhancement and any enhancement provider referenced in Item 1114(b) of Regulation AB.]
Priority of Distributions
     On each payment date after payment to the servicer of an amount equal to any accrued but unpaid servicing fee [and reimbursement of any unreimbursed servicer advances], available collections, plus funds transferred from various issuing entity accounts as described above, will be applied to the following (in the priority indicated):
          (1) to the indenture trustee, all accrued and unpaid trustee fees and expenses (not to exceed $[•] per annum).
          (2) administration fees;
          (3) [to pay the swap counterparty any amounts due to swap counterparty under the swap agreement not including any swap termination payments payable under clause (4) below;]
          (4) accrued and unpaid interest on the Class A Notes [and any swap termination payments owed by the issuing entity to the swap counterparty pro rata; provided that, any amounts allocable to the Class A Notes which are not needed to pay interest due on such Notes will be applied to pay the portions of any swap termination payments remaining unpaid, if any];
          (5) to pay principal on the Notes in the priority specified above under “—Payments of Principal” in an amount equal to the excess of the outstanding principal balance of the Class A Notes over the aggregate receivable value at the end of the related collection period;
          (6) accrued and unpaid interest on the Class B Notes;
          (7) to pay principal on the Notes in the priority specified above under “—Payments of Principal” in an amount equal to the excess of the outstanding principal balance of the Class A Notes and the Class B Notes over the aggregate receivable value at the end of the related collection period;
          (8) accrued and unpaid interest on the Class C Notes;
          (9) to pay principal on the notes in the priority specified above under “—Payments of Principal” in an amount equal to the amount by which the outstanding principal balance of all the notes exceeds the excess of the aggregate receivable value at the end of the related collection period over the overcollateralization amount on such payment date (before giving effect to any principal payments on such payment date);
          (10) [to pay 50% of the remaining available amount, after giving effect to the payments made pursuant to clauses (1) through ([9]) above, as principal in the amount and priority specified above under “—Principal”;]
          (11) [to the cash reserve account, to the extent necessary to maintain a specified balance;]
          (12) to the indenture trustee, any accrued and unpaid trustee fees and expenses not previously reimbursed;
          (13) distributions on the certificate invested amount at the distribution rate;
          (14) distributions of the certificate invested amount of the certificates; and
          (15) the remaining balance, if any, to the issuing entity.
     See “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Distributions” for additional details and for special priority rules that would apply in a default situation.
[Swap Agreement
     The issuing entity will enter into a swap agreement with [General Electric Capital

Corporation], or a swap counterparty with (i) a Moody’s long term debt rating, shelf rating or counterparty rating of at least “[•]”, and if a short term rating has been provided, such rating is at least “[•]”, and (ii) an S&P long term debt rating or counterparty rating of at least “[•]”, and if a short term rating has been provided, such rating is at least “[•]”, and (iii) if such entity or its credit support provider has a Fitch long term unsecured debt rating, such rating is at least “[•]”, and if a short term rating has been provided, such rating is at least “[•]”. [The swap agreement will include confirmations for [three] separate swap transactions, under which the issuing entity will receive amounts based on LIBOR and pay amounts based upon a fixed rate of interest, an index based upon the interest rates on the hybrid receivables, and one-year reset indices, respectively.]
     For a description of the swap agreement, see “SWAP AGREEMENT.” For information regarding the credit ratings of the swap counterparty, see “THE ISSUING ENTITY AND OTHER PARTIES”.]
Tax Status
     In the opinion of Mayer Brown LLP, tax counsel to the depositor, the [Class [•]] Notes will be treated as debt of the issuing entity for U.S. federal income tax purposes and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation [and the issuing entity will be treated as a partnership in which the certificateholders are partners].
Certain ERISA Considerations
     Subject to the considerations discussed in “CERTAIN ERISA CONSIDERATIONS” herein and in the accompanying prospectus, the [Class [•]] Notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the [Class [•]] Notes.
Legal Investment
     The Class [A] Notes will be eligible securities for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended.
Ratings of the Notes
     We expect that the notes will receive credit ratings from two nationally recognized rating agencies hired by us.
     A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes will address the likelihood of the timely payment of interest on and the ultimate payment of principal of the notes according to their terms. Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures. Any rating agency may change or withdraw an assigned rating at any time. Any rating action taken by one rating agency may not necessarily be taken by the other rating agency. None of the issuing entity, the depositor, the sponsor, the administrator, the servicer, the originator or the indenture trustee will be responsible for monitoring any changes to the ratings on the notes.
Nationally recognized statistical rating organizations (each, an “NRSRO”) not hired to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the rating provided by the rating agencies hired to rate the transaction.
CEF Equipment Holding, L.L.C.
     The mailing address of our principal executive office is 10 Riverview Drive, Danbury, CT 06810, Attention: Capital Markets Operations and our telephone number is 203-749-2101.

RISK FACTORS
     You should consider the following risk factors in deciding whether to purchase the [notes] [certificates].

Federal financial regulatory reform could have a significant impact on the Issuing Entity, the sponsor, the originator, the depositor or the servicer and could adversely affect the timing and the amount of payments on the notes [and certificates].
On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act” ) was enacted into law. Although the Dodd-Frank Act generally took effect on July 22, 2010, many provisions will not take effect for a year or more and many provisions require implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•    creates a liquidation framework for the resolution of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies,” in the event that a company, among other things is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their respective subsidiaries, defined as “covered subsidiaries,” in the event such a subsidiary, among other things, is in default or in danger of default and the liquidation of that subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;

• creates a new framework for the regulation of over-the-counter derivatives activities;

• strengthens the regulatory oversight of securities and capital markets activities by the Security and Exchange Commission (“SEC”); and

• creates the Bureau of Consumer Financial Protection, a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act increases the regulation of the securitization markets. For example, it will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It also gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as General Electric Capital Corporation (“GE Capital”) or its affiliates. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. As such, in many respects, the ultimate impact of the Dodd-Frank Act, and its effects on the financial markets and their participants, will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the issuing entity, the sponsor, the originator the depositor or the servicer, including on the level of loans held in the issuing entity, the servicing of the loans, and on the regulation and supervision of GE Capital or its affiliates (including the issuing entity, the depositor or any subsidiary originator).

In addition, no assurances can be given that the liquidation framework for the resolution of covered financial companies or their covered subsidiaries would not apply to GE Capital or its affiliates (including the issuing entity, the depositor or any subsidiary originator) or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee, the securityholders or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of the loans as further described under “LEGAL ASPECTS OF THE RECEIVABLES—Dodd Frank Orderly Liquidation Framework” in the accompanying prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on the notes.

It may not be possible to find a purchaser for your securities.
There is currently no public market for the [notes] [certificates] and we cannot assure you that one will develop. Thus you may not be able to resell your [notes] [certificates] at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the [notes][certificates], but they are not required to do so. We do not intend to apply for listing of the [notes] [certificates] on any securities exchange or for the inclusion of the [notes] [certificates] on any automated quotation system. A trading market for the [notes] [certificates] may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your [notes] [certificates].

Recent and continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities, including many securities backed by loans, leases and the related equipment, which are included in the receivable portfolio. This period of general market illiquidity may continue, or even worsen, and may adversely affect the value of your notes and may adversely affect your ability to locate a willing purchaser. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.

Recent economic developments may adversely affect the performance and market value of your notes.	Since the fall of 2007, general worldwide economic conditions experienced a downturn due to the effects of the deterioration in the residential housing market, the subprime lending crisis, the general credit market crisis, collateral effects on the finance and banking industries, increased commodity costs, volatile energy costs, concerns about inflation, slower economic activity, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns (the “Economic Crisis”).

The Economic Crisis has adversely affected demand for the types of equipment that we finance, resulting in decreased sales or leases of these products, or decreased proceeds from those sales or leases, which could negatively affect our operations and result in higher losses and delinquencies on the assets. An increase in losses and delinquencies, or a decrease in residual realizations, on the assets could result in reduced payments on your notes. As a result, the performance and market value of your notes may be adversely affected.

In addition, we cannot predict the duration of the Economic Crisis, the timing or strength of a subsequent economic recovery or the extent to which the Economic Crisis will continue to negatively impact the business, financial condition and results of operations of the originators.

Risk of downgrade of initial ratings assigned to your notes.
The depositor expects that the notes will receive the credit ratings from the rating agencies set forth herein under “SUMMARY OF TERMS—Ratings of the Notes.” A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the notes pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. The ratings of the notes are based primarily on the rating agencies’ analysis of the receivables and available credit enhancements. In the event that the rating initially assigned to any [notes] is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

The sponsor has hired the rating agencies set forth herein under “SUMMARY OF TERMS—Ratings of the Notes” and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under newly effective Securities and Exchange Commission rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the initial purchasers or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

[Prepayments could result from pre-funding.
If the principal amount of eligible receivables purchased or directly originated any originator during the issuing entity’s pre-funding period, plus other pre-existing eligible receivables, is less than the amount deposited in the issuing entity’s pre-funding account, we will not have sufficient receivables to sell to the issuing entity during the pre-funding period. This would result in a prepayment of principal or return of capital, as the case may be, in an aggregate amount equal to the amount remaining in the pre-funding account at the end of the pre-funding period to the [noteholders] [certificateholders] in the same sequence and proportions that would apply in a normal principal distribution. Any prepayment will shorten the weighted average life of the affected [notes] [certificates]. The amount of the [notes] [certificates] that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the [notes] [certificates].]

[The Issuing Entity is dependent upon the originators for additional receivables.

The issuing entity will not be able to purchase receivables from us during the pre-funding period unless the originators have eligible receivables which they are able to transfer to us. The originators’ ability to generate receivables depends primarily upon sales of maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment manufactured or distributed by unaffiliated third parties. If, during the pre-funding period, these manufacturers or distributors experienced a reduction in sales or leases of such equipment, this would adversely affect our ability to sell receivables to the issuing entity.]

[Characteristics of the pool of receivables may change due to pre-funding.

There will be no required characteristics of the receivables transferred to the issuing entity during the pre-funding period, except that each additional receivable must satisfy the eligibility criteria specified in the sale agreement between us and the issuing entity at the time of its addition. Additional receivables may be originated at a later date using credit criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent receivables to the issuing entity, the characteristics of the entire receivables pool, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, average maturity, current loan value or lease value, as applicable, and geographic distribution, may vary from those of the initial receivables. Since the weighted average life of the [notes] [certificates] will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the [notes] [certificates]. However, the issuing entity will not purchase any receivables that have a remaining term in excess of [•] months or any receivables that would cause the weighted average original term of the receivables in the issuing entity to be greater than [•] months. These requirements are intended to minimize the effect of the addition of subsequent receivables on the weighted average life of the [notes] [certificates].]

Cross-collateralization of receivables may affect your returns.
In many cases the originators have other extensions of credit to an obligor in addition to the loan or receivables with such obligor which are included in the receivable pool securing the notes. In addition, after the Closing Date, the originators may originate additional extensions of credit to any obligor. The originators may also sell receivables which it has retained to another issuing entity for which GE Capital may act as the servicer in the future. For purposes of this prospectus supplement we refer to such existing or future extensions of credit by the originators, which are not transferred to the issuing entity and included in the receivable pool, as retained receivables. In many cases, receivables sold to the issuing entity and the retained receivables are cross-defaulted and cross-collateralized. As a result, a retained receivable may have a lien or security interest on the equipment and other collateral securing a receivable in the receivables pool, and a receivable in the receivables pool may be secured by a lien or security interest on the collateral securing a retained receivable. In addition, the same guarantee, credit enhancement or recourse arrangement with a third party may be applicable to both a receivable in the receivables pool and a retained receivable.

GE Capital, in its capacity as servicer, will be required to make decisions, on behalf of the issuing entity, regarding the receivables in the receivables pool which also affect its interest in the retained receivables. The servicing agreement obligates GE Capital, when acting in its capacity as the servicer, to act, on behalf of the issuing entity, in accordance with its customary servicing procedures and the issuing entity’s credit and collection policies with respect to receivable agreements, finance leases and other financing arrangements similar to the receivables in the receivables pool. However, when acting in its capacity as the creditor under the retained receivables (or as the servicer for another issuing entity or lender which has purchased retained receivables), GE Capital may make decisions and take actions to protect the creditor’s interest without regard to any effect which these decisions and actions may have on the interests of the issuing entity. Such decisions or actions by GE Capital may affect the timing and amount of the recovery by the issuing entity on receivables with the same obligor. If the obligor defaults on a receivable in the receivables pool or a retained receivable, or an insolvency proceeding is commenced with respect to the obligor (or a third party providing a guarantee or other recourse arrangement), GE Capital, in its capacity as servicer, will be authorized to file claims (including bankruptcy claims) and commence remedial proceedings on behalf of the issuing entity, and in the same proceeding a finance company, in its capacity as a creditor of the obligor under a retained receivable (or as the servicer for another trust or lender which has purchased the retained receivables), may also take actions to protect its interest in the retained receivable. If a payment is made by or on behalf of an obligor (whether a scheduled payment, prepayment, liquidation or insurance proceeds or a payment by a third party under a guarantee or recourse arrangement), as servicer, GE Capital will allocate the payment between amounts due on receivables in the receivables pool and amounts due on retained receivables in accordance with applicable law, the provisions of the receivables (and the retained receivables) and its customary practices for similar receivables. It is also the practice of the originators to accommodate obligor requests for the release of equipment or other collateral from the lien of a financing agreement or finance lease, or the release of a third party from its guarantee (or other recourse arrangement) in respect of a receivable in appropriate circumstances. Accordingly, as servicer, GE Capital, on behalf of the issuing entity, is authorized to release the equipment or other collateral which secures a receivable and to release a guarantee or other third party recourse arrangement in accordance with its customary servicing practices for similar receivables and the issuing entity’s credit and collection policies. In such circumstances, GE Capital will, in accordance with such practices, determine whether (and in what order) to release an obligor’s collateral securing a receivable and/or collateral securing a retained receivable. When a finance company sells equipment or other collateral for a receivable which has been repossessed, it may also be selling similar collateral for its own account or for an account of another party. The originators are not required (in a remedial proceeding, in bankruptcy, in allocation of payment or in the sale of repossessed equipment) to give priority to payments due to the issuing entity under a receivable over payments due to that finance company or another issuing entity or lender under a retained receivable.

Geographical concentrations of equipment receivables may affect your investment.

If adverse events or economic conditions were particularly severe in the geographic regions in which there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the receivables may increase. As a result, the overall timing and amount of collections on the receivables held by the issuing entity may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive. As of the [initial] cut-off date, approximately [•]% of the aggregate receivable value as of the [initial] cut-off date related to obligors located in [•], [•]% in [•], [•]% in [•] and [•]% in [•]. No other state accounts for more than [•]% of the receivables and the related equipment. The receivables in those states represent [•]% of the aggregate receivable value as of the [initial] cut-off date.

Disproportionate concentrations of equipment receivables in particular industries may adversely affect your investment.

If the industries in which there is a substantial concentration of obligors experience adverse events or economic conditions, the overall timing and amount of collections on the receivables held by the issuing entity may differ from what you may have expected. This could result in delays or reduced payments to you. As of the [initial] cut-off date, receivables constituting approximately [•]% of the aggregate receivable value relate to [•] and [•]% relate to [•]. Delinquencies or defaults on receivables with end-users in these industries may be adversely affected by various economic conditions including, for example, changes in interest rates and equipment inventory, and general levels of activity in the transportation, manufacturing, agriculture, forestry and fishing, services, mining and construction, printing and publishing, distribution/wholesale, retail and other industries. In addition, the amounts received from the sale, re-lease or other disposition of the related equipment may also be adversely affected by these various economic conditions. Adverse developments concerning these or other conditions will tend to increase the rate of delinquencies and defaults by obligors in those industries and may also reduce residual realizations. This, in turn, could result in reductions of or delays in the collection of funds for payment of your notes.

Payment priorities increase risk of loss or delay in payment to certain notes.	Classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes. In addition, because principal of each class of notes will be paid sequentially, classes of notes that have a higher numerical or lower alphabetical class designation will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other lower numbered and higher alphabetical classes have received most or all principal amounts payable on their notes, and after which a substantial amount of credit enhancement may have been applied and not replenished. As a result, the yields of the Class B and Class C Notes will be relatively more sensitive than the Class A Notes to losses on the receivables and the timing of such losses as well as lower residual realizations and the timing of such residual realizations. If the actual rate and amount of losses exceed your expectations or if residual realizations are lower than your expectations, and available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss. Residual realizations on an item of equipment may be impacted depending on whether the equipment is sold, re-leased or continues to be used by the lessor after termination of the lease. Notwithstanding the data presented in this prospectus supplement with respect to residual realizations, and while investors will be entitled to receive any amounts received in connection with residual realizations, no particular value should be assumed with respect to such amounts. classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected. Upon the circumstances provided for in the priority payments and upon the occurrence of an event of default and acceleration of the notes, after payment of certain expenses of the issuing entity and payments of interest on the Class A Notes, principal payments will be made first to the holders of the Class A Notes according to the amounts due and payable on the Class A Notes for principal until paid in full, then interest and principal payments will be made to the holders of the Class B Notes until paid in full, and then interest and principal payments will be made to the holders of the Class C Notes until paid in full. Consequently, in such circumstances, holders of the Class B Notes will not receive payments of interest or principal until the Class A Notes have been paid in full and the holders of the Class C Notes will not receive payments of interest or principal until the Class A Notes and the Class B Notes have been paid in full.

[Payments on the certificates are subordinate to payments on the Class A Notes, the Class B Notes and the Class C Notes.]

[If you buy certificates, your distributions on the certificate invested amounts will be subordinate to interest payments on the Class A Notes, the Class B Notes and the Class C Notes, and your return of your certificate invested amount will be subordinate to principal payments on the Class A Notes, the Class B Notes and the Class C, as follows:

You will not receive any distributions on your certificate invested amount on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest and principal then payable on the Class A Notes, the Class B Notes and the Class C Notes, in each case, has been paid or provided for in full.

In addition, you will not receive any distributions of your certificate invested amount on any payment date until the entire principal balance of the Class A Notes, the Class B Notes and the Class C Notes, has been paid for in full.]

[Prepayments of receivables could result in payment shortfalls.
A significant portion of the receivables in the issuing entity will be simple interest receivables. Under simple interest receivables, if an obligor pays a fixed periodic installment early, the portion of the payment applied to reduce the unpaid balance will be greater than the reduction if the payment had been made as scheduled, and the final payment will be reduced accordingly. As a result, the loan value or of the receivable, at any time, may be greater than its principal balance. Upon final payment (including prepayment in full) of the receivable, principal collected through that final payment will be less than the resulting increase in the targeted distribution, which could lead to a cash flow shortfall. You might not receive ultimate payment in full of all amounts due under your [notes][certificates] if the amount of the shortfalls exceeds the amount of the deposits and other available credit enhancement and excess collections available to make up for the shortfalls.] [No deposit will be required in connection with any potential cash flow shortfalls that result in a shortfall in distributions on the certificates.] No assurances are given that the receivables will prepay at any particular rate.]

If the notes are redeemed earlier, the yield on your notes may be lower than expected.

If any class of notes is redeemed earlier, as described in “DESCRIPTION OF THE NOTES—Optional Redemption,” your notes will be retired early, which will shorten their average lives and potentially lower the yield on your notes.

[Noteholders may suffer a loss on their investment from interest rate fluctuations if the [Class A] [Class B] [Class C] interest rate swap[s] terminates.]

[The [Class A Notes] [Class B Notes] [Class C Notes] bear interest at floating rates based on [one-month LIBOR] [H-15], while the payments due under the receivables are calculated using floating interest rates based on [one-month LIBOR] [H-15]. The issuing entity will enter into an interest rate swap for [Class A Notes] [Class B Notes] [Class C Notes] to mitigate the risk associated with a decrease in [one-month

LIBOR] [H-15] that results in the interest payable on such notes exceeding the amount available to make these payments.

If an interest rate swap is terminated or an interest rate swap counterparty fails to perform its obligations under an interest rate swap agreement, the noteholders will be exposed to the risk that the interest rate on the [Class A Notes] [Class B Notes] [Class C Notes] will be greater than the amounts received by the issuing entity under the receivables, which could leave the issuing entity without sufficient funds to make all required payments on the notes.

The swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on the notes. Prior to an event of default, a swap counterparty’s claim for termination payments for swaps relating to each class of notes will be at the same priority with interest on the related class of notes. Following an event of default, any swap counterparty’s claim for termination payments will be at the same priority with interest on the Class A Notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in the interest and principal payments on your notes.]

The failure to pay interest on the Class B Notes and Class C Notes is not an event of default in some circumstances.

The indenture provides that failure to pay interest on the Class B Notes or Class C Notes when due shall not be an event of default if on the related payment date such failure resulted from principal being paid in accordance with clause ([7]) under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Distributions” and that the failure to pay interest on the Class C Notes when due shall not be an event of default if on the related payment date such failure resulted from principal being paid in accordance with clause ([7]) or clause ([9]) under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Distributions.” Under these circumstances, the holders of the applicable subordinated classes of notes will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

Even if the servicer repossesses and sells the equipment relating to a receivable after an obligor defaults, delays in payments to noteholders [and certificateholders] may occur.

If a lease receivable held by the issuing entity becomes a defaulted receivable, the primary sources of payment for amounts owed on that receivable will be the income and proceeds from the continued use, sale, re-lease or other disposition of any related equipment and a deficiency judgment, if any, against the obligor under the defaulted receivable. Such residual amounts constitute a small percentage of the aggregate receivable value. In addition, with respect to the equipment related to lease receivables, the book residual value of each item of equipment is set by the applicable originator at the time of origination in accordance with its typical practices and policies and such value may be different from the market value of the equipment. If the market value of the equipment were to decline to an amount less than the book residual value of that equipment used to calculate the receivable value, the servicer may not recover the entire amount due on that receivable. If any recoveries are so reduced, the overall timing and, to a lesser extent, the amount of collections on the receivables and the related equipment held by the issuing entity may differ from what you may have expected. This could result in delays or reduced payments to you.

THE ISSUING ENTITY AND OTHER PARTIES
General
     [•], the issuing entity (the “Issuing Entity”) will be formed pursuant to a [trust] [limited liability company] agreement. The [trust] [limited liability company] agreement is governed by the laws of the State of New York. After its formation, the Issuing Entity will not engage in any activity other than:
•	acquiring, holding and managing the loans, leases and other agreements that give rise to the receivables, the leased equipment[, the pre-funding account] and the other assets of the Issuing Entity, and proceeds therefrom,

•	issuing the Notes and the certificates,

•	making payments on the Notes and distributions on the certificates, and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.
     The Issuing Entity will possess only the following property:
•	the receivables and related collections (excluding interest collections prior to the [initial] Cut-off Date [and with respect to additional receivables, from such receivables’ respective Cut-off Dates to the date specified in the applicable sale agreement]);

•	the loans, leases and other agreements that give rise to the receivables;

•	the leased equipment;

•	bank accounts established by and for the Issuing Entity;

•	security interests in the equipment financed under the receivables that are loans, and any guaranties of the receivables;

•	[the cash reserve account and the amounts on deposit therein];

•	[the net swap receipts and swap termination payments received from the swap counterparty;]

•	any property obtained in a default situation under those security interests and proceeds from liquidation of that property; and

•	rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables.
     As a bankruptcy-remote entity, the Issuing Entity’s operations are restricted so that it does not engage in business with, or incur liabilities to, any other entity other than entities such as the originators, the indenture trustee, the administrator and the servicer as contemplated under the transaction agreements or similar securitization agreements. The restrictions are intended to prevent the Issuing Entity from engaging in business with other entities that may bring bankruptcy proceedings against the Issuing Entity. The restrictions are also intended to reduce the risk that the Issuing Entity will be consolidated into the bankruptcy proceedings of any other entity. The Issuing Entity does not have, nor is it expected in the future to have, any significant assets, except as set forth herein.
     The Issuing Entity’s principal offices are in care of General Electric Capital Corporation, as administrator, and are located at 10 Riverview Drive, Danbury, Connecticut 06810. Its fiscal year runs from [January 1] through [December 31].

Capitalization of the Issuing Entity
     The following table illustrates the capitalization of the Issuing Entity as of the [initial] Cut-off Date, as if the issuance and sale of the Notes [and the certificates] had taken place on that date:

Initial Principal
`	Amount
Class of Notes	(Approximate)
Class A	$	[__________]
Class B	$	[__________]
Class C	$	[__________]
[Certificates]	$	[__________]

Total	$	[__________]
Affiliations Among Transaction Parties
     The diagram below illustrates the ownership structure among the affiliated transaction parties.
[Describe, if so, and how, the sponsor, Depositor or Issuing Entity is an affiliate of the following parties: servicer, indenture trustee, any originator, significant obligor, enhancement or support provider or any other parties, as well as, to the extent known and material, if so, and how, any of those parties are affiliates of each other. Also describe whether there is, and if so the general character of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the transaction, between the sponsor, Depositor or Issuing Entity and any of the parties set forth above, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities.]

[The Owner Trustee] [Managing Member]
     [•] is the [owner trustee] [managing member] under the [trust] [limited liability company] agreement. [•] is a [•], and its principal offices are located at [•]. [In the ordinary course of its business, the owner trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with General Electric Capital Corporation (“GE Capital”), a Delaware corporation, and its affiliates. [•] will act as co-trustee for the purpose of complying with certain Delaware legal requirements.] [The initial capital contribution made by the managing member is $[•].] [Description of the owner trustee’s experience serving as owner trustee in securitizations of similar assets.]
[The Swap Counterparty
     Any swap counterparty shall be required to have a short term credit rating of [•] by Standard & Poor’s, and [•] by Moody’s; and a long term credit rating of [•] by Standard & Poor’s and [•] by Moody’s.
     [•], as the swap counterparty to the net swap agreement[s], is a [•], and its principal executive offices are located in [•]. In the ordinary course of business, it is engaged in a general commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.
     As of [•] [•], 20[•] based upon information reported by [•], [•] had consolidated assets of $[•], consolidated deposits of $[•] and shareholder’s equity of $[•] based on regulatory accounting principles.
     Requests for information should be directed to the [•].
     The Depositor has determined that the significance percentage of payments under the swap agreement, as calculated in accordance with Regulation AB under the Securities act of 1933, [is less than 10%] [is greater than 10% but less than 20%: provide data required by Item 1115(b)(1) of Regulation AB] [is greater than 20%: financial statements meeting the requirements of Item 1115(b)(2) of Regulation AB will be provided].]
Sponsor
     GE Capital originated [•] % of the [initial] receivables and will transfer such receivables, related equipment and other related assets to the Depositor on the Closing Date. [•], [•] and [•], [direct and indirect] subsidiaries of GE Capital, originated the remainder of the [initial] receivables and will transfer such receivables, related equipment and other related assets to the Depositor on the Closing Date. [Any additional receivables will be originated by GE Capital, [•], [•], [•] or any other originator that is subsidiary of GE Capital and will be transferred, along with the equipment and interest related thereto, to the Depositor pursuant to the relevant receivable sale agreement.] GE Capital has securitized commercial loans and leases similar to the types included in this transaction originated by its Commercial Lending and Leasing business unit since 2003. The size of this portfolio of commercial equipment loans is in excess of $[1,219 million] as of [December 31, 2009]. GE Capital does not outsource the origination of loans and leases similar to the types included in this transaction to unaffiliated third parties. GE Capital sponsored approximately $[•] billion, $[•] billion, $[•] billion and $[•] billion in initial aggregate principal amount of securities backed by loans similar to the types included in this transaction in the [•], [•], [•] and [•] calendar years, respectively.
     In addition to assets of the types included in this transaction, assets supporting GE Capital securitizations executed by GE Capital and its subsidiaries and affiliates that are currently outstanding include: credit card receivables; floorplan receivables; commercial real estate loans; residential real estate and home equity loans; secured corporate loans and other assets.
     For a description of the Sponsor, see “IMPORTANT PARTIES—GE Capital Corporation” in the accompanying prospectus. For a description of origination of the receivables by GE Capital, see “ORIGINATION OF RECEIVABLES” in the accompanying prospectus.
Servicer
     GE Capital, through its Commercial Lending and Leasing business unit, is the servicer (the “Servicer”) under the servicing agreement. Under the servicing agreement, GE Capital also remarkets related equipment for receivables that are leases. The principal offices of GE Capital’s Commercial Lending and Leasing business unit are located at 10 Riverview Drive, Danbury, CT 06810.
     GE Capital was the servicer of a portfolio of loans of the types included in this transaction of approximately $[•] billion, $[•] billion, $[•] billion, $[•] billion, $[•] billion and $[•] billion in average outstanding principal amount during the [•], [•], [•], [•], [•] and [•] calendar years, respectively.
     GE Capital was the servicer of a portfolio of leases of the types included in this transaction of approximately $[•] billion, $[•] billion, $[•] billion, $[•] billion, $[•] billion and $[•] billion in average outstanding principal amount during the [•], [•], [•], [•], [•] and [•] calendar years, respectively.
     In addition to assets of the types included in this transaction, GE Capital is the servicer of portfolios of credit card receivables; floorplan receivables; commercial real estate loans; residential real estate and home equity loans; secured corporate loans; and other assets.
     For a description of the Servicer, see “IMPORTANT PARTIES—GE Capital Corporation” in the accompanying prospectus.
Depositor
     CEF Equipment Holding, L.L.C. is the depositor (the “Depositor”). For a description of the Depositor, see “IMPORTANT PARTIES—CEF Equipment Holding, L.L.C.” in the accompanying prospectus.

THE RECEIVABLES POOL
     The receivables pool consists of loan and lease receivables and, in the case of leases, the related equipment purchased on the Closing Date [and any additional receivables purchased during the Issuing Entity’s pre-funding period]. The loans and leases are middle market equipment loans and leases made to obligors located in the United States of America and managed by the Corporate Finance and Equipment Finance business units of the Commercial Lending and Leasing, which, in turn, is a business unit of GE Capital (“Equipment Loans” and “Equipment Leases” as applicable). When used in this prospectus supplement, unless explicitly provided otherwise or the context requires otherwise, the term “loans” shall mean both loans and finance leases and the term “leases” shall mean of true leases. The receivables pool includes loans and leases of new and used transportation equipment, industrial equipment, construction equipment, furniture and fixtures, printing presses, maritime assets, technology and telecommunications equipment or other equipment. As used in this prospectus supplement, the term “obligor” shall refer to the lessee under a lease or the borrower under a loan, as applicable.
     A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the Issuing Entity and the Notes, are based upon the Aggregate Receivable Value of the receivables.
     “Aggregate Receivable Value” means the sum of (i) the Loan Value of all the loans and (ii) the Lease Value of all the leases.
     “Book Residual Value” means, for the equipment related to a receivable arising out of a lease that is not a Defaulted Receivable with respect to which the Servicer on behalf of the Issuing Entity has repossessed the related Equipment and which is not a Liquidated Receivable, the expected future value of that equipment at the end of the related lease term, as determined at the time of origination by the applicable originator in accordance with its typical practices and policies.
     “Lease Value” means, for any lease that is not a Liquidated Receivable or a Defaulted Receivable on any day (including the related Cut-off Date), the sum of (i) the future Scheduled Payments discounted monthly at the individual rate of return of such lease as determined by the applicable originator, plus (ii) the portion of any past due payments allocable to principal, plus (iii) the present value of the Book Residual Value, discounted monthly at the implicit rate of return of the individual related lease, as determined by the applicable originator. Liquidated Receivables that are leases shall be deemed to have a Lease Value of zero and Defaulted Receivables that are leases shall be deemed to have a Lease Value equal to the outstanding Lease Value at the time it became a Defaulted Receivable less the amount written-off as uncollectible in accordance with the Credit and Collection Policy. As of the [initial] Cut-off Date, the present value of the Book Residual Value was $[•].
     “Loan Value” means for any loan that is not a Liquidated Receivable or a Defaulted Receivable on any day (including the related Cut-off Date): (A) with respect to Precomputed Loans, (i) the present value of the future Scheduled Payments discounted monthly at its APR plus (ii) the principal amount of any past due payments plus (iii) the unamortized amounts of any purchase premiums minus (iv) the unamortized amounts of any purchase discounts and (B) with respect to Simple Interest Loans, (i) the balance reflected on the Servicer’s records plus (ii) the unamortized amounts of any purchase premiums minus (iii) the unamortized amounts of any purchase discounts. Liquidated Receivables that are loans shall be deemed to have a Loan Value of zero and Defaulted Receivables that are loans shall be deemed to have a Loan Value equal to the outstanding Loan Value at the time it became a Defaulted Receivable less the amount written-off as uncollectible in accordance with the Credit and Collection Policy.
     Although the present value of the Book Residual Value of the leases is included in the calculation of “Aggregate Receivable Value,” the amount of Notes issued by the Issuing Entity will be equal to the sum of the Aggregate Receivable Value less the Book Residual Value. As such, the Book Residual Value of the leases represents overcollateralization on the Closing Date. The Depositor has not requested that any credit be given to the residual values of the equipment when determining credit enhancement. While investors will be entitled to receive any amounts received in connection with residual realizations, no particular value should be assumed with respect to such amounts.

     The [initial] receivables were selected [and the additional receivables will be selected] from our portfolio using several criteria, including the criteria set forth in the prospectus under “CHARACTERISTICS OF THE RECEIVABLES—Selection Criteria” and the additional criteria that:
          (1) no receivable is more than 30 days past due or has been charged off as uncollectible in accordance with the Credit and Collection Policy;
          (2) each receivable has a remaining term to maturity of not more than [•] months from the related Cut-off Date; and
          (3) no single obligor accounts for more than [•]% of the Aggregate Receivable Value.
     [The receivables as they are constituted on any Cut-off Date for an addition of receivables will not deviate from the foregoing characteristics.]
     [To be included in the prospectus supplement for any registered offering of asset-backed securities commencing with an initial bona fide offer after December 31, 2011: (i) disclosure that the Issuing Entity has performed the review required by new rule 193 under the Securities Act of 1933 and (ii) disclosure required by Items 1111(a)(7) and (8) of Regulation AB, as applicable.]
     [The [initial] receivables include both precomputed and simple interest receivables]. [The initial receivables will represent approximately [•]% of the sum of initial Outstanding Principal Balance of the Notes and the certificate invested amount. Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the Issuing Entity, the aggregate characteristics of all of the receivables in the Issuing Entity, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, current Loan Value, Lease Value and geographic distribution described in the following tables, may vary from those of the initial receivables. Following the end of the pre-funding period, we will file a report on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of all of the receivables in the Issuing Entity, after the addition of the additional receivables.]
     The Outstanding Principal Balance of the Notes as of the Closing Date will equal approximately [•]% of the Aggregate Receivable Value as of the [initial] Cut-Off Date.
     As the obligors pay amounts owed by them under the receivables, the aggregate balance of all of the receivables held by the Issuing Entity will decrease. This decrease in the principal balance of the receivables is referred to as amortization. The rate at which the principal balance of each receivable is reduced may vary from receivable to receivable. The variance will depend in large part on the receivable terms and the manner in which the obligor makes its payments. As a result, the statistical distribution of the receivables held by the Issuing Entity, including the concentration of obligors in any one state or of the receivables with respect to any one equipment type, will vary as the receivable balances amortize.
     Some of the receivables intended to be transferred to the Issuing Entity may be determined not to meet the eligibility requirements and those receivables may not be transferred to the Issuing Entity on the Closing Date. While the statistical distribution of the characteristics, as of the Closing Date, for the final pool of receivables will vary somewhat from the statistical distribution of the characteristics, as of the date hereof, as presented in this prospectus supplement, the variance will not be material. Changes in the characteristics of the receivables between the date hereof and the Closing Date will not affect more than 5% of the aggregate principal balance of the receivables.
     [•]% of the receivables were originated in the State of [•]. [if 10% or more of the receivables were originated in one state or other geographic region, describe any economic or other factors specific to such state or region that may materially impact the pool assets or pool cash flows].
     [•] receivables were more than thirty (30) days past due as of the [initial] Cut-off Date. [•] of the receivables, having a balance as of the [initial] Cut-off Date of $[•], have been more than thirty (30) days past due at least once since their origination, of which [•] receivables, having a balance as of the [initial] Cut-off Date of $[•], have been more than sixty (60) days past due at least once since its origination. [•] of the receivables have been more than ninety (90) days past due since their origination.
     The origination and end-user profile, composition, origination channel, receivable type, payment frequency, implicit rate, industry, Aggregate Receivable Value, remaining term, original term, geographic distribution, equipment type, transportation equipment distribution, top obligors and scheduled payments, in each case, of the receivables are set forth in the following tables. Information as to the aggregate Book Residual Value of the equipment related to the lease receivables, including historical statistics on residual value realization rates. These tables present information as of the [initial] Cut-off Date. Totals may not add to 100% due to rounding.
     As of the [initial] Cut-off Date, the receivables and the related equipment to be transferred to the Issuing Entity have an Aggregate Receivable Value of $[•]. The aggregate Book Residual Value (determined as of the origination dates) of equipment related to the receivables that will be transferred to the Issuing Entity on the Closing Date will equal $[•], which is approximately [•]% of the Aggregate Receivable Value.
     [In relation to prefunding periods, the following information needs to be provided: The term or duration of any prefunding period; the amount of proceeds to be deposited in the prefunding account; the percentage of the asset pool and any class or series of the asset-backed securities represented by the prefunding account; triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers; when and how new pool assets may be acquired during the prefunding period, and if, when and how pool assets can be removed or substituted, any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed; the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including a description of any differences from the criteria used to select the current asset pool; which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets. In addition, disclose whether or not there will be any independent verification of such person’s exercise of authority or determinations; any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements; if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts; and the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of.]
Origination and End-User Profile

Equipment
Major Equipment	Description	Direct Origination Profile	Indirect Origination Profile
Categories	Examples	and End User Prospecting	and End User Prospecting
Transportation
Industrial
Construction
Maritime
Printing Presses
Furniture/Fixtures
Composition of the Receivables

Original
Weighted
	Aggregate		Weighted	Weighted	Average
Aggregate	Book Residual	Number of	Average	Average	Implicit Rate on
Receivables Value	Value(1)	Receivables	Remaining Term	Original Term	Receivables
$	$		months	months	%
Distribution by Receivable Type

Percent of
	Number of	Aggregate	Aggregate		Book Residual
Receivable Type	Receivables	Receivable Value	Receivable Value		Value
Loans		$		%
Finance Leases
True Leases

Total.		$	100.00%

(1)	As of the Cut-off Date, the portion of the Aggregate Receivable Value attributable to the residual value of leased equipment constitutes [ • ]% [PERCENTAGE TO BE LESS THAN 20%] of the Aggregate Receivable Value.

Distribution by Origination Channel

Percent of
	Number of	Aggregate	Aggregate	Book Residual
Origination Channel	Receivables	Receivable Value	Receivable Value	Value
Direct		$		$
Indirect

Total:		$	100.00%	$

Distribution by Payment Frequency of the Receivables

Percent of
	Number of	Aggregate	Aggregate	Book Residual
Frequency	Receivables	Receivable Value	Receivable Value	Value
Annual		$		$
Semiannual
Quarterly
Monthly
Other

Total:		$	100.00%	$

Distribution by Interest Type of the Receivables

Percent of
	Number of	Aggregate	Aggregate	Book Residual
Interest Type	Receivables	Receivable Value	Receivable Value	Value
Fixed		$		$
LIBOR(1)
Hybrid
Constant Maturity Treasury(2)
Commercial Paper(3)
Prime

Total:		$	100.00%	$

(1)	Includes $[•] of one-month LIBOR loans and $[•] of three-month LIBOR loans.

(2)	Includes $[•]of one-year, $[•]of two-year, $[•] of three-year and $[•] of five-year CMT loans and $[•]million of 12-month LIBOR loans.

(3)	Includes $[•] of loans that provide the borrower with the option to convert the loan to a fixed rate on a specified date based on an index in effect at such time plus a margin. The fixed rate can be periodically reset over the remaining life of the loan based on the index in effect from time-to-time.

Distribution by Implicit Rate

Percent of
	Number of	Aggregate	Aggregate		Book Residual
Implicit Rate (%)	Receivables	Receivable Value	Receivable Value		Value
0.001 - 3.000		$		%	$
3.001 - 4.000
4.001 - 5.000
5.001 - 6.000
6.001 - 7.000
7.001 - 8.000
8.001 - 9.000
9.001 - 10.000
10.001 - 11.000
11.001 - 12.000
12.001 - 13.000
13.001 - 14.000
14.001 - 15.000
Equal to or greater than 15.001

Total:		$	100.00%		$

Distribution by Industry Application of the Receivables

Percent of
	Number of	Aggregate	Aggregate		Book Residual
Industry	Receivables	Receivable Value	Receivable Value		Value
Construction		$		%
Manufacturing
Retail
Transportation
Food and Agriculture
Wholesale
Electronics
Printing and Publishing
Public Finance
Healthcare
Biotech/Pharmaceuticals
Services

Total		$	100.00%		$

Distribution by Receivable Value

Percent of
	Number of	Aggregate	Aggregate		Book Residual
Value Range	Receivables	Receivable Value	Receivable Value		Value
0.00 to 24,999.99		$		%	$
25,000.00 to 49,999.99
50,000.00 to 99,999.99
100,000.00 to 199,999.99
200,000.00 to 299,999.99
300,000.00 to 399,999.99
400,000.00 to 499,999.99
500,000.00 to 599,999.99
600,000.00 to 699,999.99
700,000.00 to 799,999.99
800,000.00 to 899,999.99
900,000.00 to 999.999.99
1,000,000.00 to 1,999.999.99
2,000,000.00 to 2,999,999.99
3,000,000.00 to 3,999,999.99
4,000,000.00 to 4,999,999.99
5,000,000.00 to 5,999,999.99
6,000,000.00 to 6,999,999.99
7,000,000.00 to 7,999,999.99
8,000,000.00 to 8,999,999.99
9,000,000.00 to 9,999,999.99
10,000,000.00 to 19,999,999.99
20,000,000.00 to 29,999,999.99
30,000,000.00 to 39,999,999.99
40,000,000.00 to 49,999,999.99
50,000,000.00 and over

Total:		$	100.00%		$

Distribution by Remaining Term of the Receivables

Remaining Term				Percent of
of Receivables	Number of	Aggregate		Aggregate	Book Residual
(Months)	Receivables	Receivable Value		Receivable Value	Value
1-12			%	$		%
13-24
25-36
37-48
49-60
61-72
73-84
85-96
97-108
109-120

Total		100.00%		$	100.00%

Distribution by Original Term of the Receivables

Percent of
Original Term to	Number of	Aggregate	Aggregate		Book Residual
Stated Maturity (Months)	Receivables	Receivable Value	Receivable Value		Value
1-32		$		%	$
33-44
45-56
57-68
69-80
81-92
93-104
105-116
117-218
129 and more

Total:		$	100.00%		$

Distribution by Equipment Type of the Receivables

					Direct		Indirect
Percent of
	Number of	Aggregate	Aggregate		Aggregate	Book Residual	Aggregate	Book Residual
Equipment Type	Receivables	Receivable Value	Receivable Value		Receivable Value	Value	Receivable Value	Value
Transportation Equipment		$		%	$	$	$	$
Industrial Equipment
Construction Equipment
Furniture & Fixtures
Printing Presses
Maritime Assets
Technology & Telecommunications Equipment
Other

Total:		$	100.00%		$	$	$	$

Top Obligors

	Years as a					Percent of
	Customer			Number of	Aggregate	Aggregate		Book
Obligor	of GE	Industry	Equipment Type	Receivables	Receivable Value	Receivable Value		Residual Value
[•]					$		%	$
[•]
[•]
[•]
[•]

[•]
[•]
[•]
[•]
[•]

Total:					$	100.00%		$

Geographic Distribution of the Receivables

Percent of
	Number of	Aggregate	Aggregate		Book Residual
State(1)	Receivables	Receivable Value	Receivable Value		Value
Alabama		$		%	$
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total		$	100.00%		$

(1)	Based upon billing addresses of the obligors.

			Aggregate				Aggregate
			Scheduled Book				Scheduled Book
	Aggregate Receivable	Aggregate Scheduled	Residual Value		Aggregate Receivable	Aggregate Scheduled	Residual Value
Collection Period	Value Payments(2)	Interest Payments	Payments	Collection Period	Value Payments(2)	Interest Payments	Payments
	$	$	$		$	$	$

(1)	First collection period for the Notes will include both [•] and [•] 20[•] principal collections.

(2)	The sum of the Aggregate Receivable Value Payments is equal to $[•] and the sum of the Aggregate Scheduled Book Residual Value Payments is $[•].

STATIC POOL INFORMATION
     Current static pool data with respect to certain term securitizations sponsored by GE Capital is annexed to this prospectus supplement as Schedule I (the “Static Pool Data”). Most of these prior term securitization transactions did not include lease receivables. The characteristics of the receivables included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were originated and paid, may vary materially from the characteristics of the receivables in this receivables pool and the social, economic and other conditions existing at the time when these receivables were originated and that will exist when the receivables in the current receivables pool are repaid. As a result of each of the foregoing, there can be no assurance that the performance of these prior term securitization transactions will correspond to, or be an accurate predictor of, the performance of this securitization transaction.
Delinquencies, Net Losses and Residual Realizations
     The data presented in the following tables is for illustrative purposes only and relates to the performance of the portfolios consisting of receivables related to commercial equipment loans and leases of the types held by the Issuing Entity and originated by the Commercial Lending and Leasing business unit of GE Capital and are not historical data regarding the Issuing Entity’s receivables alone. In addition, the percentages in the tables below have not been adjusted to eliminate the effect of increases or decreases in the size of the portfolio. Accordingly, the delinquency, credit loss and residual realization percentages would be expected to vary from those shown if a group of receivables were isolated at a period in time and the delinquency, credit loss and residual realization data showed activity only for that isolated group over the period indicated.
     The following tables set forth the delinquency experience at [•] [•] for the years 20[•] through 20[•] and at [•] [•], 20[•] and [•] [•], 20[•] , the credit loss experience for each of the calendar years ended 20[•] through 20[•] and the [•]-month periods ended [•] [•], 20[•] and [•] [•], 20[•] and the residual realization experience for each of the calendar years ended 20[•] through 20[•] and the [•]-month periods ended [•] [•], 20[•] and [•] [•], 20[•]. Totals may not add to 100% due to rounding.
Delinquency Experience by Number of Receivables (Direct Originations of Loans)

	At [•] [•],		At [•] [•],
	20[•]	20[•]	20[•]	20[•]	20[•]	20[•]	20[•]
Number of Receivables Outstanding
Period of Delinquency:(1)
31-60 days
61-90 days
91+ day

Total Delinquencies:
Total Delinquencies as a Percent of the Number of Receivables Outstanding:	%	%	%	%	%	%	%

(1)	Represents receivables greater than 30 days past due as of the end of the applicable period.

Delinquency Experience by Number of Receivables (Indirect Originations of Loans)

	At [•] [•]		At [•] [•]
	20[•]	20[•]	20[•]	20[•]	20[•]	20[•]	20[•]
Number of Receivables Outstanding
Period of Delinquency:(1)
31-60 days
61-90 days
91+ day

Total Delinquencies:
Total Delinquencies as a Percent of the Number of Receivables Outstanding:	%	%	%	%	%	%	%

(1)	Represents receivables greater than 30 days past due as of the end of the applicable period.
Delinquency Experience by Number of Receivables (Direct Originations of Leases)

	At [•] [•]		At [•] [•]
	20[•]	20[•]	20[•]	20[•]	20[•]	20[•]	20[•]
Number of Receivables Outstanding
Period of Delinquency:(1)
31-60 days
61-90 days
91+ day

Total Delinquencies:
Total Delinquencies as a Percent of the Number of Receivables Outstanding	%	%	%	%	%	%	%

(1)	Represents receivables greater than 30 days past due as of the end of the applicable period.
Delinquency Experience by Receivable Balance (Direct Originations of Loans)
(Dollars in Thousands)*

	At [•] [•]				At [•] [•]
	20[•]		20[•]		20[•]		20[•]		20[•]		20[•]		20[•]
Receivable Balance Outstanding	$		$		$		$		$		$		$
Period of Delinquency:(1)
31-60 days	$		$		$		$		$		$		$
61-90 days	$		$		$		$		$		$		$
91+ day	$		$		$		$		$		$		$

Total Delinquencies:	$		$		$		$		$		$		$
Total Delinquencies as a Percent of the Receivable Balance Outstanding:		%		%		%		%		%		%		%

(1)	Represents receivables greater than 30 days past due as of the end of the applicable period.

*	Totals in this table may not sum due to rounding.

Delinquency Experience by Receivable Balance (Indirect Originations of Loans)
(Dollars in Thousands)*

	At [•] [•]				At [•] [•]
	20[•]		20[•]		20[•]		20[•]		20[•]		20[•]		20[•]
Receivable Balance Outstanding	$		$		$		$		$		$		$
Period of Delinquency:(1)
31-60 days	$		$		$		$		$		$		$
61-90 days	$		$		$		$		$		$		$
91+ day	$		$		$		$		$		$		$

Total Delinquencies:	$		$		$		$		$		$		$
Total Delinquencies as a Percent of the Receivable Balance Outstanding:		%		%		%		%		%		%		%

(1)	Represents receivables greater than 30 days past due as of the end of the applicable period.

*	Totals in this table may not sum due to rounding.
Delinquency Experience by Receivable Balance (Direct Originations of Leases)
(Dollars in Thousands)*

	At [•] [•]				At [•] [•]
	20[•]		20[•]		20[•]		20[•]		20[•]		20[•]		20[•]
Receivable Balance Outstanding(1)	$		$		$		$		$		$		$
Period of Delinquency:(2)
31-60 days	$		$		$		$		$		$		$
61-90 days	$		$		$		$		$		$		$
91+ day	$		$		$		$		$		$		$

Total Delinquencies:	$		$		$		$		$		$		$
Total Delinquencies as a Percent of the Receivable Balance Outstanding:		%		%		%		%		%		%		%

(1)	For purposes of this table the receivables balance outstanding only includes balances of the leases and not the residuals.

(2)	Represents receivables greater than 30 days past due as of the end of the applicable period.

*	Totals in this table may not sum due to rounding.
Credit Loss Experience (Direct Originations of Loans)
(Dollars in Thousands)*

For the [•] Months Ended
	[•] [•],				For the Year Ended [•] [•],
	20[•]		20[•]		20[•]		20[•]		20[•]		20[•]		20[•]
Receivable Balance Outstanding	$		$		$		$		$		$		$
Number of Contracts
Credit Loss(1) (2)	$		$		$		$		$		$		$
Credit Loss as a Percent of the Receivable Balance Outstanding		%		%		%		%		%		%		%

(1)	Represents credit losses recognized in each period and are net of recoveries recognized for such period.

(2)	Credit losses refer to the difference between the outstanding Aggregate Receivable Value of the receivables and actual recoveries thereon.

*	Totals in this table may not sum due to rounding.

Credit Loss Experience (Indirect Originations of Loans)
(Dollars in Thousands)*

For the [•] Months Ended
	[•] [•],				For the Year Ended [•] [•],
	20[•]		20[•]		20[•]		20[•]		20[•]		20[•]		20[•]
Receivable Balance Outstanding	$		$		$		$		$		$		$
Number of Contracts
Credit Loss(1) (2)	$		$		$		$		$		$		$
Credit Loss as a Percent of the Receivable Balance Outstanding		%		%		%		%		%		%		%

(1)	Represents credit losses recognized in each period and are net of recoveries recognized for such period.

(2)	Credit losses refer to the difference between the outstanding Aggregate Receivable Value of the receivables and actual recoveries thereon.

*	Totals in this table may not sum due to rounding.
Credit Loss Experience (Direct Originations of Leases)
(Dollars in Thousands)*

For the [•] Months Ended
	[•] [•],				For the Year Ended [•] [•],
	20[•]		20[•]		20[•]		20[•]		20[•]		20[•]		20[•]
Receivable Balance Outstanding (1)	$		$		$		$		$		$		$
Number of Contracts
Credit Loss (2) (3)	$		$		$		$		$		$		$
Credit Loss as a Percent of the Receivable Balance Outstanding		%		%		%		%		%		%		%

(1)	For purposes of this table the receivables balance outstanding only includes balances of the leases and not the residuals.

(2)	Represents credit losses recognized in each period and are net of recoveries recognized for such period.

(3)	Credit losses refer to the difference between the outstanding Aggregate Receivable Value of the receivables and actual recoveries thereon.

*	Totals in this table may not sum due to rounding.
Residual Realization Experience
(Dollars in Thousands)

For the [•] Months Ended
	[•] [•],				For the Year Ended [•] [•],
	20[•]		20[•]		20[•]		20[•]		20[•]		20[•]		20[•]
Total Booked Residual Value	$		$		$		$		$		$		$
Total Residual Proceeds	$		$		$		$		$		$		$

Residual Realization as a Percent of Total Booked Residual		%		%		%		%		%		%		%
[Repurchases and Replacements
To be included in the prospectus supplement for any registered offering of asset-backed securities commencing with an initial bona fide offer on or after February 14, 2012; disclosure required by Item 1104(e) of Regulation AB.]

ORIGINATION OF RECEIVABLES
     For a description of the origination, credit approval processes and credit authorities relating to the Corporate Finance and Equipment Finance business units of GE Capital’s Commercial Lending and Leasing business unit, see “ORIGINATION OF RECEIVABLES” in the accompanying prospectus.
WEIGHTED AVERAGE LIFE OF THE [NOTES] [CERTIFICATES]
     As the rate of [payment of principal of the Notes] [distributions of the certificate invested amounts] depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final [payment of each Class of Notes] [distributions on the invested amount of your certificates] could occur significantly earlier than the final maturity date for that Class. You will bear the risk of not being able to reinvest [principal payments on your Notes] [distributions on the invested amount of your certificates] at yields at least equal to the yield on your [Notes] [certificates]. [The rate of payment of principal on the Notes also depends upon the extent to which the Excess Spread Amount is applied to reduce the Outstanding Principal Balance of the Notes.]
     Prepayments on receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.
     The tables below have been prepared on the basis of certain assumptions, including that: (a) the receivables have an initial Aggregate Receivable Value of $[•] as of the [initial] Cut-off Date, (b) the receivables prepay in full at the specified monthly CPR with no losses, the Book Residual Value is recovered in full and the Depositor is not required to purchase any receivables or equipment from the Issuing Entity, (c) each scheduled payment on the receivables is made on the last day of each Collection Period, and each Collection Period consists of 30 days, (d) residual payments are received at the Book Residual Value, (e) payments are made in respect of the Notes in accordance with the description set forth herein under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Distributions,” except that such payments are made on the [•] day of each calendar month, whether or not it is a Business Day, [(f) the balance in the cash reserve account on any day is equal to the required cash reserve account balance,] (g) the servicing fee is paid monthly and equals [•]% per annum of the Aggregate Receivable Value of the first day of each fiscal month, (h) the Depositor does not exercise its right of optional redemption, except as specifically noted, [(i) the balance in the principal supplement account on any day is equal to the Required Principal Supplement Account Balance,] (j) interest on the Class A Notes, the Class B Notes and the Class C Notes accrues at [one-month LIBOR] + [•]%, [one-month LIBOR] + [•]% and [one-month LIBOR] + [•]%, respectively and (k) the Closing Date occurs on [•] [•], 201[•].
     The tables below indicate the projected weighted average life of [each Class of] [Notes] [certificates] and sets forth the percent of the [initial principal balance of each Class of Notes] [certificate invested amount] that is projected to be outstanding after each of the Payment Dates shown at various CPR percentages.
     The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables below. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. [Similarly, the Aggregate Receivable Value of additional receivables may be less than the amount deposited in the Issuing Entity’s pre-funding account.] Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the [Notes] [certificates].

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A Notes					Class B Notes					Class C Notes
Payment Date	0%	8%	11%	14%	17%	0%	8%	11%	14%	17%	0%	8%	11%	14%	17%
Closing Date	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
[•] [•], 20[•]
[•] [•], 20[•]
[•] [•], 20[•]
[•] [•], 20[•]
[•] [•], 20[•]
[•] [•], 20[•]
[•] [•], 20[•]
[•] [•], 20[•]
[•] [•], 20[•]
[•] [•], 20[•]
[•] [•], 20[•]
[•] [•], 20[•]
Weighted Average Life to Maturity (years) (1)
Weighted Average Life to Call (years) (2)

(1)	The weighted average life to maturity of a Class A Note, Class B Note or Class C Note is determined by: (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of such note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such Note.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the Payment Date on which the Aggregate Receivable Value declines to 10% or less of the initial Aggregate Receivable Value measured for each receivable as of such receivables’ Cut-off Date.
     This table has been prepared based on the assumptions described on pages S-[•] and S-[•] (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.
[Percent of Initial Certificate Invested Amount at Various CPR Percentages]

Certificate
Payment Date	0%	8%	11%	14%	17%
Closing Date
[•] [•] 20[•]
[•] [•] 20[•]
[•] [•] 20[•]
[•] [•] 20[•]
[•] [•] 20[•]
[•] [•] 20[•]
[•] [•] 20[•]
[•] [•] 20[•]
[•] [•] 20[•]
[•] [•] 20[•]
[•] [•] 20[•]
[•] [•] 20[•]
Weighted Average Life to Final Distribution Date (years)(1)
Weighted Average Life to Call (years)(2)

(1)	The weighted average life to final distribution date of a certificate is determined by: (a) multiplying the amount of each distribution of the certificate invested amount on the certificate by the number of years from the date of issuance of the certificate to the related Payment Date, (b) adding the results, and (c) dividing the sum by the related initial certificate invested amount of the security.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the distribution date on which the Aggregate Receivable Value of the receivables declines to 10% or less of the aggregate initial Aggregate Receivable Value of the receivables measured for each receivable as of such receivables’ Cut-off Date.
     This table has been prepared based on the assumptions described on pages S-[•] and S-[•] (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

DESCRIPTION OF THE NOTES
General
     The following summarizes the material terms of the Notes offered hereby and the indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes and the indenture. The following summary supplements, the description of the general terms and provisions of the Notes of any given series and the related indenture set forth in the accompanying prospectus.
Payments of Interest
     Interest due on the Notes, including any amount of interest on the Notes that was not previously paid when due (and, to the extent permitted by law, any interest on that unpaid amount), will be payable monthly on each Payment Date, commencing [•] [•], 201[•]. Interest will accrue for each Class of Notes during each interest period at the applicable interest rate. The interest period applicable to any Payment Date will be the period from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding that Payment Date. Interest on the Class [•] Notes will be calculated on the basis of [the actual number of days in the applicable interest period and a 360-day year] [a 360-day year of twelve 30 day months]. Interest on the other Notes will be calculated on the basis of a [the actual number of days in the applicable interest period and a 360-day year] [360-day year of twelve 30-day months.]
     [On each Payment Date, “LIBOR” shall be established by the indenture trustee and, as to any interest period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such interest period (a “LIBOR Rate Adjustment Date”). “Telerate Screen Page 3750” means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the indenture trustee after consultation with the Issuing Entity), the rate will be the Reference Bank Rate. The “Reference Bank Rate” will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the Issuing Entity) as of 11:00 A.M., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate outstanding principal balance of the Floating Rate Notes. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided, as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the Issuing Entity, as of 11:00 A.M., New York City time, on such date for receivables in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate outstanding principal balance of the Floating Rate Notes. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest period. “LIBOR Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.]
     [The establishment of LIBOR by the indenture trustee on any LIBOR Rate Adjustment Date and the indenture trustee’s subsequent calculation of the interest rates for the relevant interest period, in the absence of manifest error, will be final and binding.]
     The Notes bear interest at the following rates:

Class	Interest Rate
A	%
B	%
C	%

     If the Issuing Entity does not pay the full amount of interest due on any Class of Notes on any Payment Date, the amount of interest not paid will be due on the next Payment Date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that Class of Notes from that Payment Date to but excluding the Payment Date on which that interest is paid. If the Issuing Entity fails to pay interest on any note for a period of five (5) consecutive days, it shall constitute an event of default under the indenture and the indenture trustee will have the right to exercise any of the remedies under the indenture, including but not limited to, declaring all Notes to be immediately due and payable.
     If the amount of interest on the Class A Notes payable on any Payment Date exceeds the amounts available on that date, the holders of the Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.
     Interest payments to the Class B Noteholders will be subordinated to interest payments to the Class A Noteholders. Interest payments to the Class C Noteholders will be subordinated to interest payments to the Class A Noteholders and the Class B Noteholders. In the circumstances specified under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Distributions” in this prospectus supplement, interest payments to the Class B Noteholders will be subordinated to principal payments to the Class A Noteholders and interest payments to the Class C Noteholders will be subordinated to principal payments to the Class A Noteholders and the Class B Noteholders.
Payments of Principal
     On any Payment Date prior to the occurrence of an event of default and acceleration of the maturity of the Notes, amounts available to make payments in respect of principal of the Notes to the extent of available funds for such purpose described under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Distributions,” will be made sequentially to the earliest maturing Class of Notes in the following order of priority: to the Class A Noteholders until the Outstanding Principal Balance of the Class A Notes has been reduced to zero, to the Class B Noteholders until the Outstanding Principal Balance of the Class B Notes has been reduced to zero, and then to the Class C Noteholders until the Outstanding Principal Balance of the Class C Notes has been reduced to zero.
     Payments of principal after the occurrence of an event of default and acceleration of maturity of the Notes will be made as described under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Distributions” in this prospectus supplement.
     On the applicable Maturity Date for each Class of Notes, the principal amount payable will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on that Payment Date and allocable to principal) to reduce the Outstanding Principal Balance of the applicable Class of Notes to zero.
     The final principal payment with respect to each Class of Notes is due not later than the date specified for each Class below (“Maturity Date”):

Class	Maturity Date
A	[•], 20[•]
B	[•], 20[•]
C	[•], 20[•]
Certain Definitions
     “APR” the interest rate or annual rate of finance charges stated, or if not explicitly stated, the implicit finance charges used, by the applicable originator to determine periodic payments with respect to the related Loan.
     “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Connecticut.
     “Class A Noteholder” means any holder of record of a Class A Note.

     “Class A Notes” means the means the $[•] aggregate principal amount of Notes, Class A, issued pursuant to the indenture.
     “Class B Noteholder” means any holder of record of a Class B Note.
     “Class B Notes” means the $[•] aggregate principal amount of Notes, Class B, issued pursuant to the indenture.
     “Class C Noteholder” means any holder of record of a Class C Note.
     “Class C Notes” means the $[•] aggregate principal amount of Notes, Class C, issued pursuant to the indenture.
     “Closing Date” means [•] [•], 201[•].
     “Collection Account” means the account designated as such, established and owned by the Issuing Entity and maintained in accordance with the indenture.
     “Collection Period” means, for any originator and with respect to any Payment Date, the originator’s fiscal month preceding the month in which the Payment Date occurs (or, if for the first Payment Date, the period from and including the day after the [initial] Cut-off Date to and including the last day of the fiscal month preceding the fiscal month in which the first Payment Date occurs).
     “Credit and Collection Policy” means the policies, practices and procedures adopted by the Issuing Entity on the Closing Date, including the policies and procedures for determining the creditworthiness of obligors and the extension of credit to obligors, or relating to the maintenance of those types of receivables and the related equipment and collections on those types of receivables and the related equipment.
     “Defaulted Receivable” means a receivable with respect to which (i) the Servicer on behalf of the Issuing Entity has repossessed the Equipment related to such receivable and which is not a Liquidated Receivable or (ii) any portion of the Loan Value or the Lease Value, as applicable, is deemed uncollectible in accordance with the Credit and Collection Policy.
     “Delinquent Receivable” means any receivable that is more than 60 days past due.
     “Equipment” means any transportation equipment, industrial equipment, construction equipment, furniture and fixtures, printing presses, maritime assets, technology and telecommunications equipment or other equipment, together with all accessions thereto securing an obligor’s indebtedness under the respective Loan or that is the subject of a Lease.
     [“Excess Spread Amount” means, with respect to any Payment Date, the portion, if any, of Available Amounts for such Payment Date remaining after giving effect to the payments made pursuant to clauses (1) through ([9]) under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Distributions” in this prospectus supplement.]
     “Investment Earnings” means, with respect to any Payment Date, the interest and other Investment Earnings (net of losses and investment expenses) on amounts on deposit in various Issuing Entity accounts.
     “Lease” means any agreement pursuant to, or under which, Equipment owned by the Issuing Entity is leased by an obligor pursuant to a true lease.
     “Liquidated Receivable” means any receivable (i) liquidated through the sale or other disposition of all or a portion of the related Equipment or (ii) that has been charged off in its entirety in accordance with the Credit and Collection Policy without realizing upon the Equipment.
     “Liquidation Proceeds” means, with respect to any Liquidated Receivable, the amounts collected in respect thereof from whatever source (including the proceeds of insurance policies with respect to the related Equipment or obligor) during the Collection Period in which it became a Liquidated Receivable, net of the sum of any amounts expended in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Receivable or any creditor of such obligor to the extent required by applicable law or agreement.

     “Loan” means any agreement (including any invoice) pursuant to, or under which, an obligor is obligated to make payments with respect to any Equipment Loan or a finance lease of Equipment owned by the Issuing Entity.
     “Note Balance” means the aggregate Outstanding Principal Balance of the Notes from time to time.
     “Note Distribution Account” means the account designated as such, established and owned by the Issuing Entity and maintained in accordance with the indenture.
     “Notes” means the Class A Notes, the Class B Notes and the Class C Notes.
     “Outstanding Principal Balance” means the aggregate principal amount of all Notes, or Class of Notes, as applicable, outstanding at the date of determination.
     “Overcollateralization Amount” means, with respect to any Payment Date, the excess, if any, of (i) the Aggregate Receivable Value at the beginning of the related Collection Period over (ii) the Outstanding Principal Balance of the Notes before giving effect to any principal payments made on the Notes on such Payment Date.
     “Payment Date” means, with respect to each Collection Period, the [•] day of the calendar month following the end of that Collection Period, or, if such day is not a Business Day, the next Business Day, commencing on [•] [•], 201[•]. Each Payment Date relates to the last Collection Period ending prior to such Payment Date.
     “Precomputed Loan” means any Loan under which the portion of a payment allocable to earned interest (which may be referred to in the related Loan as an add-on finance charge) and the portion allocable to principal are determined according to the sum of periodic balances, the sum of monthly payments or any equivalent method or are monthly actuarial loans.
     “Purchase Amount” means as of the close of business on the last day of a Collection Period (a) with respect to any Loan, an amount equal to the Loan Value of the applicable Loan, as of the first day of the immediately following Collection Period (or, with respect to any applicable Loan that is a Liquidated Receivable or Defaulted Receivable, as of the day immediately prior to such Loan becoming a Liquidated Receivable or Defaulted Receivable less any Liquidation Proceeds actually received by the Issuing Entity) plus interest accrued and unpaid thereon as of such last day at a rate per annum equal to the APR for such Loan and (b) with respect to any Lease and its related Equipment, an amount equal to the Lease Value of the applicable Lease and its related Equipment, as of the first day of the immediately following Collection Period (or, with respect to any applicable Lease that is a Liquidated Receivable or Defaulted Receivable, as of the day immediately prior to such Lease becoming a Liquidated Receivable or Defaulted Receivable less any Liquidation Proceeds actually received by the Issuing Entity) plus interest accrued and unpaid thereon as of such last day at a rate per annum equal to the applicable discount rate for the related business unit originating such Lease.
     “Purchased Receivable” means a receivable and, if applicable, its related equipment repurchased as of the close of business on the last day of a Collection Period by an originator pursuant to the sale agreement and repurchased as of such time by CEF Equipment Holding, L.L.C. pursuant to the purchase and sale agreement or otherwise sold to a third party by the Issuing Entity pursuant to the purchase and sale agreement.
     “Recoveries” means, with respect to any receivable, monies collected in respect thereof, from whatever source (other than from the sale or other disposition of the Equipment), in any Collection Period after the Lease Value or the Loan Value, as applicable, of such receivable became zero.
     “Residual” means, with respect to any Lease, any right of the lessor or its assigns, as owner of the underlying Equipment, to realize value from the related Equipment after termination of the Lease, including the right of the owner of the Equipment to receive any proceeds from the sale, re-lease, continued use or other disposition of the Equipment after the termination of the Lease.
     “Residual Realization” means the amount received by the Issuing Entity after lease termination on account of any sale, re-lease, continued use or other disposition of the Equipment subject to Leases under which any of the Receivables arise. The total amount of residual realizations on an item of equipment will include (a) the proceeds from the ultimate disposition of the equipment net of refurbishing and remarketing expenses, (b) the net proceeds from any sale or re-lease in accordance with the servicing agreement and (c) any rentals received under month-to-month or other similar arrangements prior to final disposition.
     “Scheduled Payment” (a) on a Loan means that portion of the payment required to be made by the Obligor during any Collection Period sufficient to amortize the loan balance under (x) in the case of a Precomputed Loan, the actuarial method or (y) in the case of a Simple Interest Loan, the simple interest method, in each case, over the term of the Loan and to provide interest at the APR; and (b) on a Lease means any payment required to be made by the obligor under that Lease, other than on account of Residuals. The principal component of a Scheduled Payment on a Lease means the full required amount of the Scheduled Payment, less an imputed yield component based on the discount rate used in determining the present value of scheduled payments payable under the Lease, as determined by the applicable originator for such Lease; provided, that, in the case of (a) or (b), Termination Values shall also constitute Scheduled Payments.
     “Simple Interest Loan” means any Loan under which the portion of a payment allocable to interest and the portion allocable to principal is determined by allocating a fixed level payment between principal and interest, such that such payment is allocated first to the accrued and unpaid interest at the APR for such Loan on the unpaid principal balance and the remainder of such payment is allocable to principal.
     “Termination Values” means the “Termination Value” (if any) payable by the obligor pursuant to the applicable Receivable.
     “Transfer Date” means the Business Day preceding the Payment Date of each calendar month.
Cut-off Dates
     A number of important calculations relating to the receivables will be made by reference to “Cut-off Dates” and “fiscal months.” Fiscal months are determined in accordance with GE Capital’s fiscal calendar, consistent with its reporting obligations. For instance, the Aggregate Receivable Value of the receivables and the related equipment [and each set of additional receivables and the related equipment] that we sell to the Issuing Entity will be determined as of a related Cut-off Date.
     Payments on the Notes on each Payment Date will primarily be funded with collections on the receivables that are received during the prior fiscal month, however, in the case of the first Payment Date, instead of a fiscal month payments on the Notes will primarily be funded with principal and interest collections on the receivables that are received or applied to the receivables during the period from and including the related Cut-off Date to and including the last day of the prior fiscal month.
Record Dates
     Payments on the Notes will be made on each Payment Date to holders of record as of the Business Day preceding each Payment Date or, if definitive Notes are issued, the close of business on the last day of the prior calendar month.
[Mandatory Redemption
     On the Payment Date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the Notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount on that Payment Date.]
Optional Redemption
     Any Notes that remain outstanding on any Payment Date on which we exercise our clean-up call will be prepaid in whole at the applicable redemption price on that Payment Date. The clean-up call cannot be exercised until the Aggregate Receivable Value declines to 10% or less of [the sum of (i)] the Aggregate Receivable Value as of the [initial] Cut-off Date [plus (ii) the Aggregate Receivable Value of all additional receivables sold to the Issuing Entity as of their respective Cut-off Dates]. The redemption price for any Class of Notes in connection with any optional redemption will equal the unpaid principal balance of that Class of Notes, plus accrued and unpaid interest thereon.
Registration of Notes
     The Notes will be cleared through DTC. You may hold your Notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.
The Indenture Trustee
     [•] is the indenture trustee under the indenture pursuant to which the Notes will be issued. [•] is a [•], and its corporate trust offices are located at [•]. In the ordinary course of its business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with [•] and its affiliates.
     [Insert description of the indenture trustee’s experience serving as trustee in securitizations of similar assets]
     Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for either the Class A Notes, the Class B Notes or the Class C Notes if a default occurs under the indenture. The indenture will provide for a successor indenture trustee to be appointed for one or all Classes of Notes in these circumstances, so that there will be separate indenture trustees for the Class A Notes, the Class B Notes and the Class C Notes. In these circumstances, the Class A noteholders, Class B noteholders and the Class C noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture (but the Class B noteholders and the Class C noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes and Class C Notes as described herein.). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Upon repayment of the Class B Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class C Notes. Any resignation of the original indenture trustee as described above with respect to any Class of Notes will become effective only upon the appointment of a successor indenture trustee for that Class of Notes and the successor’s acceptance of that appointment.
     Unless an event of default has occurred and is continuing under the indenture, the indenture trustee will perform only such duties as are set forth in the indenture. If an event of default occurs and is continuing under the Indenture, the indenture trustee shall exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to certain qualifications specified in the indenture, the indenture trustee will be liable for its own grossly negligent action, its own grossly negligent failure to act, or its own misconduct.
     The indenture trustee’s duties and responsibilities under the indenture include collecting funds from the Servicer to distribute to [noteholders] [certificateholders] pursuant to the indenture and providing [noteholders] [certificateholders] and the rating agencies with notices.
     The Issuing Entity will pay to the indenture trustee reasonable compensation for its services and reimburse the indenture trustee for all reasonable out-of-pocket expenses incurred or made by the indenture trustee in accordance with the indenture, except any such expense as may arise from the indenture trustee’s willful misconduct, negligence or bad faith. The Issuing Entity has also agreed to indemnify the indenture trustee for any losses and expenses incurred without willful misconduct, negligence or bad faith.
     The indenture trustee may resign at any time, in which event the Issuing Entity will be obligated to appoint a successor indenture trustee. The Issuing Entity may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of those circumstances, the Issuing Entity will be obligated to appoint a successor indenture trustee. The indenture trustee may also be removed at any time by the holders of Notes representing not less than 66-2/3% of the Outstanding Principal Balance of the Notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.
     Any costs associated with removing and replacing the indenture trustee will be paid by the Issuing Entity.
Fees and Expenses
     The following table summarizes the fees and expenses that may be payable from the collections allocated to the Notes:

Type of Fees	Amount or		Source of Funds	Distribution
and Expenses	Calculation	Purpose	for Payment	Priority
indenture trustee fees and expenses	an amount agreed upon by the trust and the indenture trustee from time to time	compensation and reimbursement of the indenture trustee	payable from Available Amounts allocated to the Notes	as specified in “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Distributions”

[owner trustee fees and expenses]	[an amount agreed upon by us and the owner trustee from time to time]	[compensation and reimbursement of the owner trustee]	[payable by the Issuing Entity]	as specified in “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Distributions”

administrator fees and expenses	$[•] per annum, 1/12 of which is payable in arrears on each Payment Date	compensation and reimbursement of the administrator	payable from Available Amounts allocated to the Notes	as specified in “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Distributions”

servicing fees and expenses	[•]% per annum, of the Aggregate Receivable Value as of the first day of each fiscal month	compensation and reimbursement of the Servicer	payable by the Issuing Entity	as specified in “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Distributions”

[DESCRIPTION OF THE CERTIFICATES
     [On the Closing Date, the Issuing Entity will issue $[•] asset-backed certificates pursuant to the [trust] [limited liability company] agreement.
     Certificate invested amount and distributions on the certificate invested amount on the certificates will be subordinated in priority of distributions to interest and principal due on the Notes to the extent described in this prospectus supplement. [Funds on deposit in the cash reserve account and the principal supplement account will not be available to cover distributions with respect to the certificates.]
     The following summarizes the material terms of the certificates and the [trust] [limited liability company] agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificates and the [trust] [limited liability company] agreement. The following summary supplements, and to the extent it is inconsistent with, replaces, the description of the general terms and provisions of the certificates of any given series and the related [trust] [limited liability company] agreement set forth in the prospectus.
Certificateholders’ Distributions on Invested Amounts
     The certificates will be issued with an initial certificate invested amount of $[•] and will be entitled to distributions on certificate invested amounts at the rate of [•]% per annum[, except that during the pre-funding period no return on capital will accrue on a percentage of the certificates balance equal to the pre-funded amount divided by the outstanding Aggregate Receivable Value].
     On each Payment Date, certificateholders will be entitled to distributions on certificate invested amounts at the distribution rate of [•]% on the certificate invested amount as of the last day of the preceding calendar month. Certificateholders’ distributions on invested amounts on a Payment Date will accrue from and including the Closing Date or from the most recent Payment Date on which distributions on invested amounts have been made to but excluding that Payment Date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Certificateholders’ distributions on invested amounts due for any Payment Date but not distributed on such Payment Date will be due on the next Payment Date increased by an amount equal to interest on such amount at a rate per annum equal to [•]% (to the extent lawful). Certificateholders’ distributions on invested amounts on the certificates will not be distributed on any Payment Date until interest and principal due and payable on that Payment Date have been paid in full.
Certificateholders’ Distributable Invested Amounts
     Distributions of Certificate Invested Amount will not be payable on each Payment Date until the Outstanding Principal Balance of the Class C Notes has been reduced to zero.
[Mandatory Repurchase
     On the Payment Date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the Notes and then to purchase the certificates then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount.]
Optional Repurchase
     Any certificates that remain outstanding on any Payment Date on which we exercise our clean-up call will be repurchased at the applicable repurchase price on that Payment Date. The clean-up call cannot be exercised until the Aggregate Receivable Value declines to 10% or less of the Aggregate Receivable Value as of the initial Cut-off Date. The repurchase price for the certificates in connection with any optional redemption will equal the undistributed certificate invested amount of those certificates, plus accrued and unpaid distributions on such certificate invested amount.

Registration of Certificates
     The certificates will be cleared through DTC. You may hold your certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are participants in those systems.]
DESCRIPTION OF THE TRANSACTION AGREEMENTS
     We summarize below some material terms of the agreements under which the originators will sell receivables and related equipment to us and we will sell them to the Issuing Entity, and under which GE Capital will agree to service the Issuing Entity’s receivables and the related equipment and administer the Issuing Entity. This description supplements the disclosure in the accompanying prospectus under the same heading. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.
     A current report on Form 8-K will be available to purchasers of the [Notes] [certificates] and will be filed by the Issuing Entity, in its own name, together with the indenture, swap documents, servicing agreement and other transaction documents, with the Securities and Exchange Commission within fifteen days after the issuance of the [Notes] [certificates].
Servicing Compensation and Payment of Expenses
     The servicing fee payable to the Servicer will accrue at a rate of [•]% per annum on the Aggregate Receivable Value as of the first day of each fiscal month. Any fees agreed to between GE Capital and any subservicer, shall be paid solely by GE Capital as the Servicer. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under "—Priority of Distributions” below. The Servicer is obligated to pay some ongoing expenses associated with its activities as servicer and incurred by it in connection with its responsibilities under the servicing agreement (including payments to counsel and accountants).
     The Servicer shall be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges, if any, and any other administrative fees and expenses or similar charges collected during that Collection Period.
     The Servicer shall also be entitled to be reimbursed out of proceeds of dispositions of equipment for any costs, fees and expenses for the refurbishment, remarketing, leasing, re-leasing, selling or disposing of that equipment (which may include fees and expenses paid by the Servicer to third-parties in connection with such refurbishment, remarketing, leasing, re-leasing, selling or disposing of equipment if such third-parties are engaged to undertake such sale). See “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Residual Realizations” in the accompanying prospectus.
Servicer Advances
     If the Servicer elects to make a servicer advance, prior to the close of business on each determination date, the Servicer will determine the amount of the advance that it has elected to make on the related Transfer Date. The Servicer will include information as to such determination in the Servicer’s certificate furnished by it and will transfer to the Collection Account on the Transfer Date in next day funds the amounts applicable to such determinations appearing in such Servicer’s certificate. All advances shall be reimbursable to the Servicer, without interest, when a payment relating to a receivable with respect to which an advance has previously been made is subsequently received. Upon the determination by the Servicer that reimbursement from the preceding source is unlikely or non-recoverable, it will be entitled to recover unreimbursed advances from available amounts on or in respect of other receivables.
Early Termination of Receivables
     The receivables may not permit prepayment, but the Issuing Entity will instruct the Servicer to nevertheless accept prepayment if the obligor requests a prepayment and the terms of such prepayment comply with the Credit and Collection Policy.

Removal of Receivables
     In the event a receivable becomes a Delinquent Receivable or the obligor thereon becomes subject to a bankruptcy proceeding, the Depositor has an assignable option to purchase the related receivable and its related equipment from the Issuing Entity at a price equal to the Purchase Amount for such receivable and its related equipment.
     The Aggregate Receivable Value with respect to which the Depositor will be permitted to exercise a purchase option at any time before the Maturity Date for the [Class C] Notes will not exceed 10% of the Aggregate Receivable Value as of the [initial] Cut-off Date.
     If not exercised sooner, the purchase option with respect to any receivable and its related equipment will automatically terminate upon (i) in the case of a Delinquent Receivable, the related obligor’s cure of all defaults on the receivable, (ii) the acquisition by, or on behalf of, the Issuing Entity of the related equipment through repossession or (iii) upon a repurchase of a receivable and the related equipment due to the applicable originator’s breach of a representation with respect to such receivable.
     Upon the discovery by the Depositor or the Issuing Entity of any breach of any representation, warranty, undertaking or covenant contained in the purchase and sale agreement with respect to a receivable that is likely to have a material adverse effect, the Depositor will repurchase such receivable and its related Equipment from the Issuing Entity. Upon such repurchase, all rights, title and interest of the Issuing Entity in and to such receivable and the related equipment will be deemed to be automatically released and such receivable and the related equipment will become the property of the Depositor.
     In the event that a receivable was originated by a business unit or equipment financing platform that the related originator wishes to exit, financed under a vendor program that is terminated in the ordinary course by the applicable originator, or is part of an obligor relationship that the applicable originator elects to reduce or exit for risk exposure reasons in accordance with its credit and collection policies, the Issuing Entity shall be entitled to sell such receivable and its related equipment to a third party for a cash price equal to the greater of the Purchase Amount and the fair market value of the receivable.
Acquisition and Servicing of Third Party Originated Receivables
     GE Capital acquires receivables originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, GE Capital reviews the third party documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with GE Capital’s standards. With respect to collections, certain of the obligors are billed directly by GE Capital or an affiliate thereof and in other cases GE Capital administers collections through its offices in Danbury, Connecticut, Cedar Rapids, Iowa and Irving, Texas. See “ORIGINATION OF RECEIVABLES” in the accompanying prospectus.
     The servicing agreement permits GE Capital to appoint subservicers for the receivables provided that any such appointment does not relieve GE Capital of its obligation to service the receivables. [GE Capital has entered into a subservicing agreement with [•], a limited liability company organized under the laws of the state of [•], under which [•] will service receivables that it has originated and that were ultimately transferred to the Issuing Entity.]
     Approximately [•]% of the Aggregate Receivable Value as of the [initial] Cut-off Date is subserviced.
Repossession
     In general, servicing is done from a central collections department in Danbury, Connecticut, Cedar Rapids, Iowa and Irving, Texas. GE Capital utilizes the same servicing standards regardless of the type of receivable.
     After an account is 30 days past due, the obligor is generally sent a formal default notice and is given 10 days in which to cure the default. If payment is still not received within a period of approximately 10 days, a variety of options for recovery of the debt are employed. In some instances, the collections department will instruct a repossession agent to repossess the equipment. This approach is common in cases where the collateral is not essential to the business of the obligor and where repossession is feasible without damaging the equipment. In some cases, with the Servicer’s consent, the equipment securing a receivable is not repossessed but is instead sold in place to minimize expenses associated with movement and storage of equipment.
Non-Accrual and Write-Off Policy
     Receivables are booked as non-accrual when they become 90 days past due. Each receivable is reviewed on a case by case basis to determine the need for, and the amount of, any write-down which typically occurs upon repossession. After a receivable is defaulted or the equipment securing such receivable is liquidated or all collections efforts have ceased, an additional writedown is taken as necessary to reflect the actual loss, if any on the receivable. See “CHARACTERISTICS OF THE RECEIVABLES—Non-Accrual and Write-Off Policy” in the accompanying prospectus.
[Sales of Receivables
     In addition to the initial receivables, we expect to sell to the Issuing Entity additional receivables having an Aggregate Receivable Value approximately equal to the amount deposited in the pre-funding account. We expect to sell additional receivables to the Issuing Entity monthly on dates specified by us, and agreed to by the Issuing Entity, during the pre-funding period. The pre-funding period will begin on the Closing Date and end on: (a) [•], 20[•], (b) the day on which the amount on deposit in the Issuing Entity’s pre-funding account is reduced to less than $100,000, (c) the date on which an event of default or a servicer default occurs, or (d) the date on which an insolvency event occurs with respect to us or the Servicer.
     Upon any sale of additional receivables to the Issuing Entity:
     (1) the Aggregate Receivable Value will increase in an amount equal to the Aggregate Receivable Value of the additional receivables;
     (2) an amount equal to [•] % of the Aggregate Receivable Value of the additional receivables will be withdrawn from the pre-funding account and deposited in the cash reserve account;
     (3) if any deposit into the principal supplement account is required, the necessary funds will be withdrawn from the pre-funding account and deposited in the principal supplement account; and
     (4) an amount equal to the excess of the Aggregate Receivable Value of the additional receivables over the sum of the amounts described in clauses (2) and (3) will be withdrawn from the pre-funding account and paid to us.]
Available Amounts
     On each Payment Date, the Issuing Entity will cause payments on the Notes and other Issuing Entity liabilities to be made from the following sources (“Available Amounts”), which include without limitation:
•	all payments made by or on behalf of the obligors (excluding any late fees, extension fees, prepayment charges, if any, and other administrative fees or similar charges allowed by applicable law with respect to the receivables that constitute part of the servicing fees) received during the related Collection Period;

•	any amounts payable by an obligor in connection with the early termination of a receivable;

•	net proceeds from any sale, re-lease, continued use or other disposition of equipment and other collateral during the related Collection Period, including Residual Realizations received during the related Collection Period;

•	any Recoveries received during the related Collection Period;

•	Liquidation Proceeds received with respect to the related Collection Period;

•	servicer advances received during the related Collection Period;

•	payments made by an obligor pursuant to its obligation (if any) to pay the Termination Value pursuant to the related receivable received during the related Collection Period;

•	any proceeds from insurance policies covering the equipment or related obligor received during the related Collection Period;

•	[any amounts withdrawn from the negative carry account for that Payment Date;]

•	[any amounts released from the pre-funding account following the end of the pre-funding period;]

•	[any net swap receipts and any swap termination payments received pursuant to the swap agreements];

•	Investment Earnings for such Payment Date; and

•	the Purchase Amount or other amount received by the Issuing Entity with respect to each receivable that became a Purchased Receivable during the related Collection Period (to the extent deposited into the Collection Account).
     Available Amounts will not include payments or proceeds (including Liquidation Proceeds) of any receivables or related equipment the Purchase Amount of which has been included in the Available Amounts in a prior Collection Period.
Priority of Distributions
     Prior to the occurrence of an event of default and acceleration of the maturity of the Notes and after the payment to the Servicer of any accrued and unpaid servicing fees and reimbursement of any servicer advances required to be reimbursed, Available Amounts [and any amount withdrawn from the cash reserve account] will be applied in the following order of priority:
     (1) to pay the indenture trustee, all accrued and unpaid trustee fees (not to exceed $[•] per annum);
     (2) to pay the Issuing Entity’s administrator, all accrued and unpaid administration fees;
     (3) [to pay the swap counterparty any amounts due to the swap counterparty under the swap agreement, not including any swap termination payments payable under clause (4) below;]
     (4) to pay [with the same priority and ratably in proportion] to the Outstanding Principal Balance of the Class A Notes [and the amount of any swap termination payment due and payable by the Issuing Entity to the swap counterparty:]
[(a)] the amount of interest accrued on each Class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); [and]
[(b)] [any swap termination payments payable to the swap counterparty upon the termination of the swap agreement, if such termination occurred as a result of a default by, or a tax event upon a merger related to, the swap counterparty; provided that if any amounts allocable to the Class A Notes are not needed to pay interest due on such Class A Notes as of such Payment Date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;]
     (5) to pay principal on the Notes in an amount equal to the excess of the Outstanding Principal Balance of the Class A Notes over the Aggregate Receivable Value at the end of the related Collection Period, in the manner described under “DESCRIPTION OF THE NOTES—Payments of Principal”;
     (6) to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);
     (7) to pay principal on the Notes in an amount equal to the excess of the Outstanding Principal Balance of the Class A Notes and the Class B Notes over the Aggregate Receivable Value at the end of the related Collection Period, in the manner described under “DESCRIPTION OF THE NOTES—Payments of Principal”;

     (8) to pay the amount of interest accrued on the Class C Notes during the prior interest period, plus any amount of interest on the Class C Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);
     (9) to pay principal on the Notes in an amount equal to the amount by which the Note Balance of all the Notes exceeds the excess of (x) the Aggregate Receivable Value at the end of the related Collection Period over (y) the Overcollateralization Amount.
     (10) [to pay [•]% of the Excess Spread Amount as principal, in the manner described under “DESCRIPTION OF THE NOTES—Payments of Principal”;]
     (11) to deposit in the cash reserve account, shortfalls (if any);
     (12) to pay the indenture trustee, all accrued and unpaid trustee fees and expenses to the extent not previously reimbursed; [and]
     (13) [to make distributions on the certificate invested amount at the distribution rate;]
     (14) [to make distributions of the certificate invested amount of the certificates;] and
     (15) the remaining balance, if any, to the Issuing Entity.
     After an event of default and acceleration of the maturity of the Notes (and, if any Notes remain outstanding, on and after their Maturity Date), payments will be made first in accordance with clauses (1) through (2) above (except that, to the extent a cap on indenture trustee fees and expenses is applicable under the priority of distributions above, the cap on indenture trustee fees and expenses will not apply), then to the Class A Noteholders ratably until the accrued and unpaid interest and Outstanding Principal Balance of the Class A Notes has been paid in full, then to the Class B Noteholders until the accrued and unpaid interest and Outstanding Principal Balance of the Class B Notes has been paid in full, and then to the Class C Noteholders until the accrued and unpaid interest and Outstanding Principal Balance of the Class C Notes has been paid in full.
     You should note, however, that until the later of the redemption date or maturity date for any Class of [Notes][certificates], the amount of [principal due to noteholders] [distributions due to certificateholders] will generally be limited to amounts available for that purpose. Therefore, the failure to [pay principal on a Class of Notes] [make distributions of the certificate invested amount of the certificates] generally will not result in the occurrence of an event of default until the later of the redemption date or maturity date for that Class of [Notes][certificates].
[Negative Carry Account
     The Servicer will, on behalf of the Issuing Entity, establish and maintain the negative carry account as a trust account that will be subject to the lien of the indenture. On the Closing Date, the Issuing Entity will make an initial deposit of $[•] into the negative carry account. The amount of that initial deposit is determined by applying the following “Maximum Negative Carry Amount” calculation as of the Closing Date:
     “Maximum Negative Carry Amount” equals the product of:
     (a) the weighted average interest rate of the Notes minus [•]%; multiplied by
     (b) the amount on deposit in the pre-funding account; multiplied by
     (c) the fraction of a year represented by the number of days until the expected end of the pre-funding period, calculated on the basis of a 360-day year of twelve 30-day months.
     On each Payment Date, withdrawals will be made from the negative carry account and deposited into the Collection Account and included in the funds available for distribution on that Payment Date in an amount equal to the excess, if any, of:

     (1) (the product of (A) the aggregate interest payable on all of the Notes, multiplied by (B) the Pre-Funded Percentage, as of the immediately prior Payment Date, or in the case of the first Payment Date, the Closing Date, minus
     (2) Investment Earnings on the pre-funding account for the related period.
     The “Pre-Funded Percentage” for each calendar month is the percentage derived from the fraction the numerator of which is the balance on deposit in the pre-funding account and the denominator of which is the sum of the Aggregate Receivable Value and the balance on deposit in the pre-funding account, after taking into account all transfers of additional receivables during that calendar month.
     If the amount on deposit in the negative carry account on any Payment Date, after giving effect to the withdrawal referred to above is greater than the Maximum Negative Carry Account Balance, the excess will be released to the Issuing Entity. All amounts remaining on deposit in the negative carry account at the end of the Payment Date on or immediately following the last day of the pre-funding period will also be released to the Issuing Entity.]
[Cash Reserve Account
     The Servicer will, on behalf of the Issuing Entity, establish and maintain the cash reserve account on a trust account that will be subject to the lien of the indenture. On the Closing Date, the Issuing Entity will make an initial deposit into the cash reserve account of $[•], which equals [•]% of the Aggregate Receivable Value as of the [initial] Cut-off Date. [On each day that we sell additional receivables to the Issuing Entity, cash or eligible investments having a value approximately equal to [•]% of the Aggregate Receivable Value of those additional receivables as of their respective Cut-off Dates will be withdrawn from the pre-funding account from amounts otherwise payable to us in connection with the sale of additional receivables and will be contributed by us to the Issuing Entity for deposit in the cash reserve account.] Finally, on each Payment Date, the additional amounts will be transferred into the cash reserve account to the extent that the balance in that account would otherwise be less than the Specified Cash Reserve Account Balance, and funds are available for that purpose after other higher priority distributions.
     “Specified Cash Reserve Account Balance” means, with respect to any Payment Date, the lesser of (a) [•]% of [the sum of (i)] the Aggregate Receivable Balance as of the [initial] Cut-off Date [plus (ii) the Aggregate Receivable Balance of all additional receivables sold to the Issuing Entity as of their respective Cut-off Dates] and (b) the Outstanding Principal Amount of the Notes.
     If the amount on deposit in the cash reserve account on any Payment Date (after giving effect to all deposits or withdrawals therefrom on that Payment Date) is greater than the Specified Cash Reserve Account Balance for that Payment Date, the excess will be released to the Issuing Entity. However, if, after giving effect to all payments made on the Notes on that Payment Date, the [sum of the] Aggregate Receivable Value [plus the balance on deposit in the pre-funding account] as of the first day of the calendar month in which that Payment Date occurs is less than the aggregate Outstanding Principal Balance of the Notes and certificate invested amount, that excess amount will not be distributed to the Issuing Entity and will be retained in the cash reserve account.
     After the Issuing Entity receives any amounts duly released from the cash reserve account, the noteholders will not have any claims to those amounts.
     To the extent that the Available Amounts on any Payment Date are insufficient to make the payments under clauses (1) through ([9]) under “—Priority of Distributions” hereof, or if collections on any Payment Date are insufficient to pay any accrued and unpaid servicing fees the amount of such deficiency shall be withdrawn from the cash reserve account up to the Specified Cash Reserve Account Balance and such funds shall be applied first to pay the Servicer any accrued and unpaid servicing fees and then in accordance with clauses (1) through ([9]) under “—Priority of Distributions”.
     Funds withdrawn from the cash reserve account and deposited in the Note Distribution Account for distribution as described in this paragraph will be applied in the same order of priority applicable to distributions from the Collection Account. Funds on deposit in the cash reserve account will not be used to cover shortfalls in any distributions to the certificateholders.]]

[THE SWAP AGREEMENT
     The Issuing Entity will enter into a 2002 International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreement (Multi Currency-Cross Border) with General Electric Capital Corporation or a swap counterparty meeting the eligibility requirements described herein (the “Swap Counterparty”), as modified to reflect the transactions described below (together with the schedule and confirmations thereto, the “Swap Agreement”). The Swap Agreement will incorporate certain relevant standard definitions in the 2002 ISDA Definitions and the Annex to the 2002 ISDA Definitions published by ISDA.
     [The Swap Agreement will include confirmations for [three] separate swap transactions, under which the Issuing Entity will receive amounts based on LIBOR and pay amounts based upon a fixed rate of interest, an index based upon the interest rate on the hybrid Loans, and a reset rate based on a one-year constant maturity treasury index (“CMT”) and 12-month LIBOR index, as applicable.]
     The Swap Agreement will terminate by its terms on the earliest of (1) the Payment Date occurring in [•] 20[•]; (2) the Payment Date on which the Outstanding Aggregate Receivable Value of the receivables to which the swap applies is zero; (3) the Payment Date on which the Outstanding Principal Balance of the Notes is reduced to zero and (4) the date specified below as an Early Termination Date.
     [Under the fixed to floating interest rate swap, the Swap Counterparty will pay to the Issuing Entity on each Payment Date interest on the Notional Balance of the fixed to floating interest rate swap at a per annum rate of LIBOR, and the Issuing Entity will pay to the Swap Counterparty interest on such Notional Balance at a per annum rate equal to the fixed swap rate of [•]%.]
     [Under the one-year reset basis swap, the Swap Counterparty will pay to the Issuing Entity on each Payment Date interest on the Notional Balance of the one-year reset basis swap at a per annum rate of LIBOR and the Issuing Entity will pay to the Swap Counterparty interest on such Notional Balance at a per annum rate equal to the One-Year Reset Rate plus [•]%.]
     [Under the hybrid basis swap, the Swap Counterparty will pay to the Issuing Entity on each Payment Date interest on the Notional Balance of the hybrid basis swap at a per annum rate of LIBOR and the Issuing Entity will pay to the Swap Counterparty interest on such Notional Balance at a per annum rate equal to the Hybrid Rate plus [•]%].
     Under the Swap Agreement only the net amount due by the Issuing Entity or by the Swap Counterparty, will be remitted on each Payment Date. All net amounts received by the Issuing Entity will be included in the Available Amounts on the Payment Date such net amounts are received.
Definitions
     As used in this Section:
     “Hybrid Rate” means, with respect to any Interest accrual period, a rate based upon a weighted average of the interest rate index applicable to the hybrid Loans.
     “Notional Balance” means:
     (A) with respect to any Interest accrual period and the swap for the Fixed Rate Loans and five-year CMT Loans, the product of (i) the excess, if any, of (a) the aggregate Loan Balance of Fixed Rate Loans and five-year CMT Loans as of the beginning of the calendar month in which the Interest accrual period commenced over (b) the Outstanding Principal Balance of the fixed rate Notes immediately after the Payment Date on which such Interest accrual period commences; and (ii) the lesser of (x) the quotient of (a) the Outstanding Principal Balance of the Notes immediately after the Payment Date on which such Interest accrual period commences; divided by (b) the Aggregate Receivable Value as of the beginning of the calendar month in which the Interest accrual period commenced and (y) 1.0; and

     (B) with respect to any Interest accrual period and swap other than the swap for the Fixed Rate Loans and five-year CMT Loans, the product of (i) the aggregate Loan Value of Loans for which such swap is based as of the beginning of the calendar month in which the Interest accrual period commenced; and (ii) the lesser of (x) the quotient of (a) the Outstanding Principal Balance of the Notes immediately after the Payment Date on which such Interest accrual period commences; divided by (b) the Aggregate Receivable Value as of the beginning of the calendar month in which the Interest accrual period commenced and (y) 1.0.
     “One-Year Reset Rate” means, with respect to any Interest accrual period, a rate based upon the weighted average of the interest rate index applicable to (i) the one-year CMT Loans and (ii) the 12-month LIBOR Loans.
Early Termination of Swap Agreement
     Subject to the following paragraph, upon the occurrence and continuance of any Swap Event of Default, the non-defaulting party will have the right to designate an “Early Termination Date”. On the Early Termination Date, the Swap Agreement will terminate. With respect to Swap Termination Events, an Early Termination Date may be designated by one or both of the parties and will occur only upon notice and, in certain cases, after the party that is deemed to be the “Affected Party” has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a limited period after notice has been given of the Swap Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a “Swap Termination”.
     Upon any Swap Termination, the Issuing Entity or the Swap Counterparty may be liable to make a termination payment to the other, in some cases regardless of which of such parties may have caused such termination (any such payment, a “Swap Termination Payment”). The amount of any Swap Termination Payment will be based on the market value of the Swap Agreement generally computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement (assuming, for purposes of such calculation, that all outstanding shortfalls in amounts payable as net swap amounts are due and payable on the first Payment Date that would have occurred after the Early Termination Date). Any Swap Termination Payment could, if interest rates have changed significantly, be substantial.
     The Issuing Entity will assign its rights under the Swap Agreement to the indenture trustee in connection with the Issuing Entity’s pledge of such rights as collateral for the Notes.
Defaults Under the Swap Agreement
     With respect to the Issuing Entity as the defaulting party, events of default under the Swap Agreement are limited to: (i) the failure of the Issuing Entity to pay any amount when due under the Swap Agreement after giving effect to any applicable grace period and (ii) the occurrence of certain events of insolvency or bankruptcy of the Issuing Entity.
     With respect to the Swap Counterparty as the defaulting party, events of default under the Swap Agreement (collectively with the events of default with respect to the Issuing Entity, each a “Swap Event of Default”) are limited to: (i) the failure of the Swap Counterparty to pay any amount when due under the Swap Agreement after giving effect to any applicable grace period; (ii) the occurrence of certain events of insolvency or bankruptcy; and (iii) certain other standard events of default.
Swap Termination Events
     “Swap Termination Events” under the Swap Agreement refer to the following:
     (a) with respect to the Swap Counterparty as the affected party, (i) the Swap Counterparty is downgraded below the required ratings and has not complied with the requirements described under "—Swap Counterparty Downgrade” below; and (ii) certain standard termination events under the 2002 Master Agreement including “Illegality” (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the swap agreement), “Tax Event” and “Tax Event Upon Merger” (both terms generally relate to a party receiving or making swap payments from which an amount has been deducted, withheld or added for or on account of certain taxes); and
     (b) with respect to the Issuing Entity as the affected party, certain standard termination events under the 2002 Master Agreement including “Illegality”, “Tax Event” and “Tax Event Upon Merger”.
Swap Counterparty Downgrade
     As a general matter, the obligations of the Swap Counterparty are unsecured. However, if the Swap Counterparty’s (1) long-term unsecured debt rating is withdrawn or reduced by Fitch, Inc. (“Fitch”) below “A” or its short-term unsecured rating is withdrawn or reduced below “F1”, if rated by Fitch; (2) short-term unsecured debt rating is withdrawn or reduced by Standard & Poor’s Financial Services, LLC (“S&P”) below “A-1” (or in the absence of a short-term debt rating, the long-term unsecured senior debt rating or counterparty rating is withdrawn or reduced by S&P below “A+”); or (3) (a) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn or reduced by Moody’s Investor’s Service, Inc. (“Moody’s”) below “A2” or its short-term unsecured debt rating is withdrawn or reduced below “P-1”, where the Swap Counterparty has both a long-term and a short-term debt rating, (b) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn or reduced below “A1” where the Swap Counterparty has only a long-term unsecured debt rating, then the Swap Counterparty will be obligated to either:
•	post collateral or establish other arrangements to adequately secure its obligation under the Swap Agreement; or

•	arrange for an acceptable substitute counterparty to assume the rights and obligations of the Swap Counterparty under the Swap Agreement.
     In addition, if the Swap Counterparty’s (1) long-term unsecured debt rating is withdrawn or reduced by Fitch below “BBB+” or its short-term unsecured rating is withdrawn or reduced below “F2”, if rated by Fitch; (2) short-term unsecured debt rating is withdrawn or reduced by S&P below “A-2” (or in the absence of a short-term debt rating, the long-term unsecured senior debt rating or counterparty rating is withdrawn or reduced by S&P below “BBB+”); or (3) (a) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn, reduced below “A3” by Moody’s or its short-term unsecured debt rating is withdrawn, reduced below “P-2”, by Moody’s where the Swap Counterparty has both a long-term and a short-term debt rating, (b) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn, reduced below “A3” by Moody’s where the Swap Counterparty has only a long-term unsecured debt rating, then, in addition to posting collateral pursuant to a credit support annex, the Swap Counterparty will be obligated to either:
•	provide an acceptable guarantee to adequately secure its obligation under the Swap Agreement; or

•	arrange for an acceptable substitute counterparty to assume the rights and obligations of the Swap Counterparty under the Swap Agreement.
Governing Law
     The Swap Agreement will be governed by and construed in accordance with the laws of the State of New York.]
LEGAL PROCEEDINGS
     [There are no legal proceedings pending (or contemplated, in the case of proceedings by governmental authorities) against any of GE Capital, CEF Equipment Holding, L.L.C., the indenture trustee, the Issuing Entity or the other parties described in Item 1117 of Regulation AB or to which any of their respective property is subject, that would have a material adverse impact on investors of the Notes.]
     [Insert disclosure for any legal proceedings pending (or contemplated, in the case of proceedings by governmental authorities) against any of GE Capital, the Issuing Entity, the indenture trustee or the other parties described in Item 1117 of Regulation AB or to which any of their respective property is subject, that would have a material adverse impact on investors of the Notes.]

LEGAL INVESTMENT
     The Class [•] Notes will be eligible for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity, risk diversification, and the rating agencies rating the securities. If you are a money market fund contemplating a purchase of Class [•] Notes, you or your advisor should consider the requirements of Rule 2a-7 before making a purchase.
CERTAIN ERISA CONSIDERATIONS
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit pension, profit-sharing or other employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, individual retirement accounts, specified types of Keogh plans or other plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, and other entities, such as collective investment funds or insurance company general or separate accounts that are deemed to hold “plan assets” of these plans and accounts (each of the foregoing, a “Benefit Plan Investor”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental or non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed herein.
     Certain transactions involving the purchase, holding or transfer of the [Class [•]] Notes might be deemed to constitute or result in prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that purchased [Class [•]] Notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the United States Department of Labor (as modified by Section 3(42) of ERISA) (the “Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the Issuing Entity and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the [Class [•]] Notes constitute debt for local law purposes, the Issuing Entity believes that, at the time of their issuance, the [Class [•]] Notes should not be treated as an equity interest in the Issuing Entity for purposes of the Regulation. This determination is based in part upon the traditional debt features of the [Class [•]] Notes, including the reasonable expectation of purchasers of [Class [•]] Notes that the [Class [•]] Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the [Class [•]] Notes for ERISA purposes could change if the Issuing Entity incurs losses. This risk of recharacterization is enhanced for Notes that are subordinated to other classes of Notes.
     However, without regard to whether the [Class [•]] Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of [Class [•]] Notes by, or on behalf of, a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the Issuing Entity, the seller, the originator, the Servicer, the sub-servicer, the underwriters, the trustee, the managing member of the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of [Class [•]] Notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such [Class [•]] Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds;

PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptions for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the [Class [•]] Notes and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption.
     By acquiring a Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the Note with the assets of a Benefit Plan Investor or any other governmental plan, non-U.S. plan or church plan that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law” )or (ii) (x) such note is rated at least “BBB” or its equivalent by a nationally recognized statistical rating organization at the time of purchase or transfer and (y) the acquisition, holding and disposition of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a violation of Similar Law. Benefit Plan Investors may not acquire the Notes at any time that the Notes do not have a current investment grade rating from a nationally recognized statistical rating agency.
     The certificates may not be purchased by or held with plan assets of any benefit plan.
     A plan fiduciary considering the purchase of [Class [•]] Notes should consult its legal and tax advisors with respect to the potential applicability of ERISA and the Code to such investments and the consequences of such an investment under ERISA and the Code. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of ERISA, an investment in the Note or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.
     NONE OF THE ISSUING ENTITY, THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, ANY SUB-SERVICER, THE UNDERWRITERS, THE MANAGING MEMBER, THE INDENTURE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS OR EMPLOYEES WILL ACT AS A FIDUCIARY TO ANY BENEFIT PLAN INVESTOR WITH RESPECT TO THE BENEFIT PLAN INVESTOR’S DECISION TO INVEST IN THE [CLASS [[•]] NOTES. EACH FIDUCIARY OR OTHER PERSON WITH INVESTMENT RESPONSIBILITIES OVER THE ASSETS OF A BENEFIT PLAN INVESTOR CONSIDERING AN INVESTMENT IN THE [CLASS [[•]] NOTES MUST CAREFULLY CONSIDER THE ABOVE FACTORS BEFORE MAKING AN INVESTMENT. FIDUCIARIES OF BENEFIT PLAN INVESTORS CONSIDERING THE PURCHASE OF [CLASS [[•]] NOTES SHOULD CONSULT ITS LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE ISSUING ENTITY WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.
     For additional information regarding treatment of the [Class [•]] Notes under ERISA, see “ERISA CONSIDERATIONS” in the prospectus.

PLAN OF DISTRIBUTION
Class A Notes
     Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the Issuing Entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

Class A Notes
[Underwriter]	$
[Underwriter]	$

$
     The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class A Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class A Notes
Concessions	$
Reallowances	$

$

     In the ordinary course of their respective businesses, the underwriters of the Class A Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.
     [Lead Underwriter], on behalf of the underwriters of the Class A Notes, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class A Notes to reclaim a selling concession from an underwriter of the Class A Notes or a dealer when the Class A Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.
Class B Notes
     Subject to the terms and conditions set forth in an underwriting agreement relating to the Class B Notes, we have agreed to cause the Issuing Entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class B Notes set forth opposite its name below:

Class B Notes
[Underwriter]	$
[Underwriter]	$

$

     The underwriters of the Class B Notes have advised us that they propose initially to offer the Class B Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class B Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class B Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class B Notes
Concessions	%
Reallowances	%
     In the ordinary course of their respective businesses, the underwriters of the Class B Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.
     [Lead Underwriter], on behalf of the underwriters of the Class B Notes, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class B Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class B Notes to reclaim a selling concession from an underwriter of the Class B Notes or a dealer when the Class B Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class B Notes [certificates] to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.
Class C Notes
     Subject to the terms and conditions set forth in an underwriting agreement relating to the Class C Notes, we have agreed to cause the Issuing Entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class C Notes set forth opposite its name below:

Class C Notes
[Underwriter]	$
[Underwriter]	$

$

     The underwriters of the Class C Notes have advised us that they propose initially to offer the Class C Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class C Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class C Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class C Notes
Concessions	%
Reallowances	%
     In the ordinary course of their respective businesses, the underwriters of the Class C Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.
     [Lead Underwriter], on behalf of the underwriters of the Class C Notes, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class C Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class C Notes to reclaim a selling concession from an underwriter of the Class C Notes or a dealer when the Class C Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class C Notes [certificates] to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

     The underwriters will be compensated as set forth in the following table:

	Underwriters’	Amount
	Discounts and	per $1,000
	Commissions	of Principal	Total Amount
Class A Notes	%	$	$
Class B Notes	%	$	$

Class C Notes	%	$	$

Total

     Additional offering expenses are estimated to be $[•].
[Certificates
     Subject to the terms and conditions set forth in an underwriting agreement relating to the certificates, we have agreed to cause the Issuing Entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the certificate invested amount of the certificates set forth opposite its name below:

Certificates
[Underwriter]	$
[Underwriter]	$

$

     The underwriters of the certificates have advised us that they propose initially to offer the certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the certificates and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the certificates, the public offering prices and the concessions referred to in this paragraph may be changed.

Certificates
Concessions	%
Reallowances	%
     In the ordinary course of their respective businesses, the underwriters of the certificates and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.
     [Lead Underwriter], on behalf of the underwriters of the certificates, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the certificates to reclaim a selling concession from an underwriter of the certificates or a dealer when the certificates originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

     The underwriters will be compensated as set forth in the following table:

Amount
	Underwriters’	per $1,000
	Discounts and	of Certificate
	Commissions	Invested Amount	Total Amount
Certificates	%	$	$
		$	$

$

     Additional offering expenses are estimated to be $[•].]
WHERE YOU CAN FIND MORE INFORMATION
     We filed a registration statement relating to the securities with the Securities and Exchange Commission (the “Commission”). This prospectus is part of the registration statement, but the registration statement includes additional information.
     For so long as the Issuing Entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the Issuing Entity’s annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be prepared by the administrator on behalf of the Issuing Entity and filed with the Commission. [To be included in distribution reports on Form 10-D which are required to be filed with the Commission after December 31, 2011: the disclosures required by Item 1121(c) of Regulation AB.]

     The name of the Issuing Entity under which these reports will be filed is [•] and the Commission file number for the trust is 333-[•]. See also “ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES—Reports to Securityholders” in the accompanying prospectus for a more detailed description of noteholder reports These reports will be available online at [http://www.Syndtrak.com]. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created. Passwords for this website can be obtained by contacting Investor Relations at (203) 357-4328.
     You may read and copy any reports, statements or other information we file at the Commission’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at (202) 551-8090. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission’s Internet site is www.sec.gov.

INDEX OF TERMS

Page
Affected Party	S-56
Aggregate Receivable Value	S-25
APR	S-42
Available Amounts	S-51
Benefit Plan Investor	S-58
Book Residual Value	S-25
Business Day	S-42
Class A Noteholder	S-42
Class A Notes	S-43
Class B Noteholder	S-43
Class B Notes	S-43
Class C Noteholder	S-43
Class C Notes	S-43
Closing Date	S-43
CMT	S-55
Code	S-58
Collection Account	S-43
Collection Period	S-43
Commission	S-63
CPR	S-39
Credit and Collection Policy	S-43
Defaulted Receivable	S-43
Delinquent Receivable	S-43
Depositor	S-24
Dodd-Frank Act	S-11
Early Termination Date	S-56
Economic Crisis	S-13
Equipment	S-43
Equipment Leases	S-25
Equipment Loans	S-25
ERISA	S-58
Excess Spread Amount	S-43
Fitch	S-57
GE Capital	S-11, S-23
Hybrid Rate	S-55
Illegality	S-57
Investment Earnings	S-43
ISDA	S-55
Issuing Entity	S-21
Lease	S-43
Lease Value	S-25
LIBOR	S-41
LIBOR Business Day	S-41
LIBOR Rate Adjustment Date	S-41
Liquidated Receivable	S-43
Liquidation Proceeds	S-43
Loan	S-44
Loan Value	S-25
Maturity Date	S-42
Maximum Negative Carry Amount	S-53
Moody’s	S-57
Note Balance	S-44

Page
Note Distribution Account	S-44
Notes	S-44
Notional Balance	S-55
NRSRO	S-10
obligor	S-25
often referred to as	S-51
One-Year Reset Rate	S-56
Outstanding Principal Balance	S-44
Overcollateralization Amount	S-44
Payment Date	S-44
Precomputed Loan	S-44
Pre-Funded Percentage	S-54
PTCE	S-58
Purchase Amount	S-44
Purchased Receivable	S-44
Recoveries	S-44
Reference Bank Rate	S-41
Regulation	S-58
Residual	S-44
Residual Realization	S-44
S&P	S-57
Scheduled Payment	S-45
SEC	S-11
Servicer	S-23
Simple Interest Loan	S-45
Specified Spread Account Balance	S-54
Static Pool Data	S-35
Swap Agreement	S-55
Swap Counterparty	S-55
Swap Event of Default	S-56
Swap Termination	S-56
Swap Termination Events	S-56
Swap Termination Payment	S-56
Tax Event	S-57
Tax Event Upon Merger	S-57
Telerate Screen Page 3750	S-41
Termination Values	S-45
Transfer Date	S-45

SCHEDULE I
STATIC POOL DATA
     As used in the Static Pool Data, a receivable is considered to be “31 to 60 days,” “61 to 90 days,” “91 to 120 days,” “121 to 150 days,” “151 to 180 days” and “181+ days” delinquent when a payment due on any due date remains unpaid as of the close of business on the business day immediately following the monthly due date. The determination as to whether a receivable falls into this category is made as of the close of business on the last business day of each month.
     From time to time, the Servicer will modify a receivable, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Upon such modification, the receivable will no longer be classified as delinquent. A description of GE Capital’s loss mitigation strategy can be found at “ORIGINATION OF RECEIVABLES—Delinquency and Loss Mitigation Strategy” in the accompanying prospectus.
Summary of Pools
As of the Cut-off Date

	GE [•]	GE [•]	GE [•]	GE [•]	GE [•]	GE [•]
Closing Date
Cut-off Date
Original Pool Balance
Percent of Pool Balance — Fixed
Percent of Pool Balance — Floating
Original Number of Contracts
Average Receivable Balance
Weighted Average Original Term
Weighted Average Remaining Term
Contract Rate — Fixed (% of Pool Balance)
3% - 3.99%
4% - 4.99%
5% - 5.99%
6% - 6.99%
7% - 7.99%
8% - 8.99%
9% - 9.99%
10% or Greater
Gross Margin — Floating (% of Pool Balance)
0% - 0.99%
1% - 1.99%
2% - 2.99%
3% - 3.99%
4% - 4.99%
5% or Greater

Summary of Pools
As of the Cut-off Date

	GE [•]	GE [•]	GE [•]	GE [•]	GE [•]	GE [•]
Geographic Distribution (% of Pool Balance) Top 5 States
Top 1 State %
Top 2 State %
Top 3 State %
Top 4 State %
Top 5 State %
Equipment Type (% of Pool Balance)
Transportation Equipment
Industrial Equipment
Furniture & Fixtures
Construction Equipment
Technology & Telecommunications Equipment
Maritime Assets
Medical/Dental Equipment
Other Equipment
Obligor Industry (% of Pool Balance)
Mining & Construction
Transportation
Manufacturing
Services
Agriculture, Forestry & Fishing
Printing & Publishing
Distribution/Wholesale
Retail
Electronics
Healthcare
Other

Lifetime CPR
As of [•] [•], 20[•]

Months
from
Closing
Date	GE [•]	GE [•]	GE [•]	GE [•]	GE [•]	GE [•]
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Lifetime CPR
As of [•] [•], 20[•]

Months
from
Closing
Date	GE [•]	GE [•]	GE [•]	GE [•]	GE [•]	GE [•]
40
41
42
43
44
45
46
47
48
49

Cumulative Net Loss
As of [•] [•], 20[•]

Months
from
Closing
Date	GE [•]	GE [•]	GE [•]	GE [•]	GE [•]	GE [•]
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41

Cumulative Net Loss
As of [•] [•], 20[•]

Months
from
Closing
Date	GE [•]	GE [•]	GE [•]	GE [•]	GE [•]	GE [•]
42
43
44
45
46
47
48
49

Monthly Delinquencies [•]-[•] days past due
As of [•] [•], 20[•]

Months
from
Closing
Date	GE [•]	GE [•]	GE [•]	GE [•]	GE [•]	GE [•]
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41

Monthly Delinquencies [•]-[•] days past due
As of [•] [•], 20[•]

Months
from
Closing
Date	GE [•]	GE [•]	GE [•]	GE [•]	GE [•]	GE [•]
42
43
44
45
46
47
48
49

PROSPECTUS
GE Commercial Equipment Issuing Entities
Asset Backed Notes
Asset Backed Certificates
CEF Equipment Holding, L.L.C.
Depositor
General Electric Capital Corporation
Sponsor and Servicer

Consider carefully the risk factors beginning on page 2 in this prospectus and in your prospectus supplement.
Notes in your series represent debt obligations only of the issuing entity that issues them. Certificates in your series will represent ownership interests only in the issuing entity that issues them. No one else is liable for the payments or distributions due on your securities.
This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.
The issuing entity—
•	We, CEF Equipment Holding L.L.C., will form a new trust or limited liability company to issue each series of securities offered by this prospectus.

•	The assets of each issuing entity:
•	will be those described below and will primarily be a pool of equipment loans consisting of loans and the income streams from certain finance lease arrangements secured by new or used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment.

•	will also include amounts on deposit in specified bank accounts and may also include other credit enhancements.
The Securities —
•	will be asset-backed securities issued periodically in designated series of one or more classes. The securities of any series will consist of certificates or notes representing interests in a trust or company and will be paid only from the assets of that trust or company. Each series may include multiple classes of certificates or notes with differing payment terms and priorities. Credit enhancement will be provided for the securities.

•	if offered by this prospectus, will be rated in one of the four highest long-term rating categories or the highest short-term rating category by at least one nationally recognized rating agency.
     Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
[          ] [__], 2009

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement
     We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:
•	the timing of interest and principal payments on notes and the timing of distributions on certificates;

•	the priority of interest and principal payments on notes and the priority of distributions on certificates;

•	financial and other information about the receivables;

•	information about credit enhancement for each class;

•	the ratings of each class; and

•	the method for selling the securities.
     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.
     We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

ii

Page
SUMMARY: OVERVIEW OF TRANSACTIONS	1

RISK FACTORS	2

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended	2

State laws and other factors may impede recovery efforts and affect your issuing entity’s ability to recover the full amount due on the receivables	3

Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities	3

Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities	4

A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities	6

Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses	6

The insolvency of an obligor may reduce payments on your securities	7

Possible liability for third party claims may cause payment delays or losses	7

Defaults on the receivables may cause payment delays or losses	8

Transfer of servicing may delay your payments	8

Commingling of payments	8

Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels	8

Technological obsolescence of equipment may reduce value of collateral	9

CHARACTERISTICS OF THE RECEIVABLES	10

Selection Criteria	10

Security Interests	10

Interest and Amortization Types	11

Payment Terms	12

Insurance	12

Extension Procedures	12

Non-Accrual and Write-Off Policy	13

ORIGINATION OF RECEIVABLES	13

Credit Approval Process	13

Credit Authorities	15

Delinquencies and Net Losses	15

Delinquency and Loss Mitigation Strategy	16

USE OF PROCEEDS	17

IMPORTANT PARTIES	17

iii

(Continued)

iv

(Continued)

v

SUMMARY: OVERVIEW OF TRANSACTIONS
     Each series of securities will be issued by a separate issuing entity and will include:
•	one or more classes of notes, representing debt of the issuing entity; and/or

•	one or more classes of certificates, representing ownership interests in the issuing entity.
     Payments on any certificates issued by an issuing entity will be subordinate in priority to payments on the related notes. In addition, if a series includes two or more classes of notes, each class of notes may differ as to timing and priority of payments, seniority, allocations of losses, interest rates or amount of payments in respect of principal or interest and if a series includes two or more classes of certificates, each class of certificates may differ as to timing and priority of distributions, seniority, allocations of losses, distribution rates or distributions of invested amounts in respect of capital. We will disclose the details of these timing, priority and other matters in a prospectus supplement.
     The primary assets of each issuing entity will be a pool of receivables. Each issuance may also include cash reserve accounts or other credit enhancements for the benefit of some or all of the issuing entity’s securities.
     We will sell receivables to each issuing entity on the issuance date for that issuing entity’s securities. In addition, to the extent described in the related prospectus supplement, each issuing entity will have a pre-funding period. In that case, a portion of the cash raised from the issuance of the related securities will be placed in a pre-funding account. The issuing entity will use that cash to buy additional receivables from us during a pre-funding period, which will last not more than one year from the related closing date.
     Each issuing entity’s receivables will be originated directly or indirectly by, or purchased by GE Capital and any other affiliated finance companies as may be specified in your prospectus supplement. We will buy those receivables, directly or indirectly, from the finance companies.
     GE Capital or any other eligible servicer will service receivables that are transferred to the issuing entities under a servicing agreement entered into by each issuing entity, subject to removal upon specified servicer defaults. GE Capital or any other eligible administrator will also act as administrator for each issuing entity.

RISK FACTORS
You should consider the following risk factors in deciding whether to purchase the securities.

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended.	The principal payment on any series of notes or the distributions of the invested amounts of any series of certificates on any payment date will depend mostly upon the amount of collections received on that issuing entity’s receivables during the prior calendar month. As a result, the rate at which payments on the receivables are received will affect the rate at which principal or any invested amount is paid or distributed on the related securities. Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

•     Receivables may be voluntarily prepaid, in full or in part, or obligors may be required to prepay receivables as a result of defaults, casualties to the related equipment, death of an obligor or other reasons. Prepayment rates may be influenced by a variety of factors, and we cannot predict them with any certainty.

•     Upon request of the issuing entity, under certain circumstances we or the servicer of the receivables may be required to repurchase one or more receivables from an issuing entity. In that case, the repurchase price received by the issuing entity will be treated like a prepayment of the receivable. This would happen if we, at the time we sell receivables to the issuing entity, or a finance company, at the time it sold receivables to us, made inaccurate representations about a receivable or if the servicer fails to maintain the issuing entity’s perfected security interest in certain types of property.

•     We may purchase all of an issuing entity’s receivables after the issuing entity’s receivables have paid down to 10% of their aggregate pool balance as of the time they were transferred to the issuing entity. In this case, the purchase price received by the issuing entity will be treated like a prepayment of the remaining receivables.

Each prepayment, repurchase or purchase will shorten the average life of the related securities. On the other hand, the payment schedule under a receivable may be extended or revised, which may lengthen the average life of the related securities.

You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of receivables held by your issuing entity. If you purchase a security at a discount, you should consider the risk that a slower than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield. Conversely, if you purchase a security at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your notes or distributions of the invested

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amounts of your certificates could result in an actual yield that is less than the anticipated yield.

State laws and other factors may impede recovery efforts and affect your issuing entity’s ability to recover the full amount due on the receivables.	State laws impose requirements and restrictions on foreclosure sales and obtaining deficiency judgments and may prohibit, limit or delay repossession and sale of equipment to recover losses on non-performing receivables.

Additional factors that may affect your issuing entity’s ability to recoup the full amount due on a receivable include

• depreciation;

• obsolescence;

• damage or loss of any item of equipment; and

• the application of federal and state bankruptcy and insolvency laws.

As a result, you may be subject to delays in receiving payments on your securities.

Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities.
One or more of the finance companies will sell the receivables to us and will also assign the related security interests in the equipment to us. In connection with our sale of the receivables to the issuing entity, we will also assign the related security interests in the equipment to the issuing entity which will, in turn, pledge the receivables and related security interests in the equipment to the indenture trustee for your benefit. We will agree to file appropriate financing statements under the applicable uniform commercial code to perfect the security interest of the indenture trustee for your benefit. Our failure to file appropriate financing statements may result in neither the issuing entity nor the indenture trustee, having a first priority perfected security interest in the related equipment. As liquidated damages, upon request of the issuing entity, we will be obligated to purchase any receivable that we sold to the issuing entity, and for which the interests of the issuing entity or indenture trustee are materially and adversely affected by our failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related equipment, if such failure is not cured within the applicable grace period. Upon our request, the applicable finance company will have a corresponding purchase obligation with respect to its transfer to us of the receivables.

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As liquidated damages, upon request of the issuing entity, the servicer will also be obligated to purchase any receivable sold to the issuing entity by us for which the servicer fails to maintain a perfected security interest in the equipment securing such receivable, if such failure materially and adversely affects the interest of the issuing entity or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period.

If the issuing entity or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in the equipment, the ability to realize on the equipment in the event of a default may be adversely affected. To the extent the security interest is perfected, the issuing entity or the indenture trustee will have a prior claim over subsequent purchasers of the equipment and holders of subsequently perfected security interests. However, as against liens for repairs of equipment and related equipment or for taxes unpaid by an obligor under a receivable, or claims for fraud or negligence, the issuing entity or the indenture trustee could lose the priority of its security interest or its security interest in the equipment. We will not have any obligation to repurchase a receivable as to which any of these occurrences results in the issuing entity or the indenture trustee losing the priority of its security interest or its security interest in the equipment after the date the security interest was assigned to the issuing entity or the indenture trustee.

Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities.
To the extent any of the equipment loans are secured by the transporta-tion equipment, one or more of the finance companies will sell the receivables to us and will also assign the related security interests in the transportation equipment to us. In connection with our sale of the receivables to the issuing entity, we will also assign the related security interests in the transportation equipment to the issuing entity which will, in turn, pledge the receivables and assign the related security interests in the transportation equipment to the indenture trustee. The servicer will maintain on our behalf, physical possession of each receivable and any certificate of title relating to the applicable transportation equipment. Due to administrative burdens and expense, any certificates of title to the transportation equipment will not be amended or reissued to reflect the assignment to the issuing entity or the pledge to the indenture trustee. In the absence of such an amendment to any certificate of title, depending upon the particular state at issue, it is possible that neither the issuing entity nor the indenture trustee, will obtain a perfected security interest in the transportation equipment securing the receivables. As liquidated damages, upon request of the issuing entity we will be obligated to purchase any receivable that we sold to the issuing entity, and for which the interests of the issuing entity or the indenture trustee are materially and adversely affected by our failure to obtain a perfected security interest in our name in the transportation equipment relating to

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such receivable on the closing date, if such failure is not cured within the applicable grace period. Upon our request, the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.

As liquidated damages, upon request of the issuing entity, the servicer will be obligated to purchase any receivable sold to the issuing entity by us for which the servicer fails to maintain a perfected security interest in the transportation equipment securing such receivable (other than as a result of the failure to retitle the lienholder interest in the name of the indenture trustee), if such failure materially and adversely affects the interest of the issuing entity or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period. There can be no assurance, however, that we or the servicer, as the case may be, will have the funds available to make any such purchase.

If the issuing entity or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in any transportation equipment, the ability to realize on such transportation equipment in the event of a default may be adversely affected. To the extent the issuing entity’s security interest in any transportation equipment and the assignment thereof are perfected, the issuing entity will have a prior claim over subsequent purchasers of such transportation equipment and holders of a subsequently perfected security interest. However, as against liens for repairs or unpaid storage charges of any transportation equipment or for taxes by an obligor under a receivable or against any transportation equipment, or through fraud or negligence, the indenture trustee or the issuing entity could lose the priority of its security interest or lose its security interest in such transportation equipment. Notwithstanding the foregoing, neither we nor the servicer will have any obligation to purchase a receivable as to which any of the aforementioned occurrences result in the issuing entity’s losing the priority of its security interest or its security interest in such transportation equipment due to the creation of such a lien, or as a result of fraud or negligence (other than our fraud or negligence or the fraud or negligence of the servicer as the case may be) which is proven to have occurred after the closing date.

The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities.	Upon a default under an equipment loan, the servicer has the right to enforce the issuing entity’s security interest in the related equipment. If a defaulting obligor contests the enforcement of a security interest, it may be difficult, expensive and time-consuming to exercise these rights.

Direct costs may be incurred in connection with repossession of the equipment, which include legal and similar costs and the costs of necessary maintenance to make the equipment available for sale. These could be fairly substantial. In connection with the repossession of the equipment, all outstanding mechanic’s and other liens may be required to be paid as well as, in some jurisdictions, taxes to the extent not paid by the obligor.

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The exercise of rights and remedies (including repossession) upon an obligor default under an equipment loan may also be subject to the limitations and requirements of applicable law, including the need to obtain a court order for repossession of the equipment. Accordingly, the issuing entity may be delayed in, or prevented from enforcing, certain of its rights under an equipment loan and in selling the related equipment. These limitations and delays could adversely affect the issuing entity’s ability to make payments on the securities and therefore reduce or delay the amounts available for distribution to you on your securities.

A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities.
Liens and other charges of detention are likely to arise over the life of the equipment. The sums for which these liens can be asserted may be substantial and in some jurisdictions may exceed the value of the charges incurred by the equipment in respect of which the lien is being asserted. Lienholders may have rights to detain or even, in some circumstances, sell or cause the forfeiture of the equipment. These rights, as well as, in some jurisdictions, repairer’s charges and similar mechanic’s liens, may have priority over the security interest of the issuing entity or the indenture trustee in the equipment subject to the receivables.

Under the terms of the receivables, the obligors will be required to bear responsibility for and discharge all liens of this nature arising during the term of their contracts. However, we cannot assure you that the obligors will comply with their obligations, and any failure to remove a lien could adversely affect the servicer’s ability to repossess or resell the equipment if an obligor defaults.

Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses.	The finance companies will sell receivables to us, directly or indirectly, and we will in turn sell those receivables to each issuing entity. We intend to structure these transfers in a manner designed to ensure that they are treated as “true sales,” rather than secured loans. However, a court could conclude that we or a finance company effectively still own the receivables supporting any series of securities. This could happen if a court presiding over our bankruptcy or the bankruptcy of a finance company were to conclude either that the transfers referred to above were not “true sales” or that the bankrupt party and the owner of the receivables should be treated as the same person for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

•     the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral;

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•     tax or government liens on a finance company’s or our property that arose prior to the transfer of a receivable to the issuing entity having a right to be paid from collections before the collections are used to make payments on the securities; or

•     the fact that the issuing entity might not have a perfected interest in (a) some equipment subject to certificate of title statutes or (b) any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “Description of the Transaction Agreements — Collections” for a description of the time the servicer is allowed to commingle collections with its funds.

The insolvency of an obligor may reduce payments on your securities.	If an obligor becomes a debtor in federal bankruptcy proceedings or any similar applicable state law, the issuing entity may be delayed or prevented from enforcing certain of its rights under the equipment loans and obtaining possession of the equipment from the obligor.

For any equipment loan, the issuing entity will have a bankruptcy claim equal to the outstanding amount of the loan to the obligor. If the issuing entity’s security interest in the equipment was not perfected (or such perfection has been permitted to lapse), the issuing entity will have an unsecured claim against the obligor in the outstanding amount of its loan and will have no right to obtain possession of the underlying equipment. On the other hand, if the issuing entity’s security interest in the equipment was properly perfected and of first priority, and that perfection and priority has been maintained, the issuing entity will have a secured claim to the extent of the value of the equipment and an unsecured claim for the remainder. If the issuing entity has a valid secured claim, it will be difficult to predict in any given case whether the issuing entity will be able to obtain bankruptcy court permission to obtain relief from the automatic stay and regain possession of the equipment and the length of time it will take to obtain such permission. In the meantime, however, the bankruptcy court may: (1) order the obligor to make a cash payment or periodic cash payments to the issuing entity as adequate protection for a decrease in value of the issuing entity’s interest in the equipment while the automatic stay is in effect; (2) substitute other collateral for the equipment so long as such substitute collateral provides adequate protection for the issuing entity’s interests; or (3) grant other relief as the court deems will result in the realization by the issuing entity of the indubitable equivalent of the issuing entity’s interest in the equipment.

Possible liability for third party claims may cause payment delays or losses.	The transfers of receivables from the finance companies to us and from us to each issuing entity are intended to reduce the possibility that cash flows from the receivables will be subject to claims other than the rights of investors in the securities issued by the issuing entity and of the parties to the applicable transaction agreements. However, to the extent that a finance company violates federal or state laws applicable to the receivables, an issuing entity could be liable to the obligor, as an assignee of any of the affected receivables. Under the related transaction agreements, we must repurchase any affected receivable from the issuing entity. However, if we fail for any reason to perform our repurchase obligation, you could experience delays or reductions in

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payments on your securities as a result of any liabilities imposed upon your issuing entity.

Defaults on the receivables may cause payment delays or losses.	The notes of your series will represent debt obligations solely of your issuing entity and the certificates of your series will represent ownership interests solely in your issuing entity. The notes and certificates in your series will not be insured by any of us, the servicer, the sub-servicer, your issuing entity or any other person or issuing entity and consequently, you will rely primarily upon collections on the receivables in your issuing entity for payments on your securities. Your securities may have the benefit of a cash reserve account, subordination of one or more other classes of securities and/or one or more other forms of credit enhancement specified in the related prospectus supplement. This credit enhancement will cover losses and delinquencies on the receivables up to some level. However, if the level of receivables losses and delinquencies exceeds the available credit enhancement, you may experience delays in payments on your notes or distributions on your certificates or may not ultimately receive all interest and principal due on your notes or all distributions on and in respect of the invested amount of your certificates.

Transfer of servicing may delay your payments.	If the applicable servicer were to cease servicing the receivables, delays in processing payments on the receivables and information regarding payments on the receivables could occur. This could delay payments to you on your securities.

Commingling of payments.	The servicer, on behalf of the issuing entity, will deposit all payments on receivables (from whatever source) and all proceeds of receivables collected during each calendar month into the related collection account within two business days after receipt. However, provided that certain requirements for monthly or less frequent remittances as described herein and in the prospectus supplement are satisfied, then so long as such servicer is the servicer and (i) there exists no servicer default and (ii) each other condition to making monthly or less frequent deposits as may be specified by the rating agencies is satisfied, the servicer will not be required to deposit such amounts into the related collection account until on or before the business day preceding the payment date. Pending deposit into the related collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit such funds, you might incur a loss.

Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels.	We cannot guarantee that the delinquency and loss levels of receivables in the asset pools will correspond to the historical levels the originator experienced on its equipment receivables portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

• changes in the local, regional or national economies; or

• changes in particular industries.

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Technological obsolescence of equipment may reduce value of collateral.	If technological advances relating to the underlying equipment cause the equipment to become obsolete, the value of the equipment will decrease. This will reduce the amount of monies recoverable should the equipment be sold following a receivable default and you may not recover the full amount due on your securities.

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CHARACTERISTICS OF THE RECEIVABLES
     We will provide information about each issuing entity’s pool of receivables in the related prospectus supplement. The receivables are equipment loans that consist of loans and the income streams from certain finance leases (the “Equipment Loans” ) secured by new or used, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment. The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over any designated floating rate, type of equipment, payment frequency and loan value of the receivables and the geographic distribution of the receivables. In no event will the receivables secured by equipment loans secured by new or used transportation equipment exceed 49% of the outstanding principal balance of the receivables pool and in no event will equipment loans secured by “other equipment” exceed 10% of the outstanding principal balance of the receivables pool, in each case, as of the cut-off date.
Selection Criteria
     We will select receivables to sell to each issuing entity using several criteria. These criteria will include that each receivable transferred to an issuing entity must:
     (a)  be payable in United States dollars;
     (b)  have an obligor which (i) is not a governmental or municipal issuer (other than United States governmental authorities) provided, that otherwise eligible receivables owing from state, local or municipal entities and not exceeding the limit on such receivables described in the related prospectus supplement are deemed eligible receivables, and (ii) is not domiciled outside of the United States and who does not have a billing address outside the United States;
     (c)  the equipment relating to such receivable is located in the United States or Puerto Rico;
     (d)  not be delinquent (i.e., not greater than 30 days past due and/or in non-accrual status, or written off as uncollectible by the applicable originator);
     (e)  have been originated or acquired in accordance with the originator’s credit and collection policies;
     (f)  grant a first priority perfected security interest in the related equipment, free and clear of all liens other than certain permitted encumbrances unless the receivable meets the originator’s criteria to not file a financing statement with respect to the related equipment; and
     (g)  not have an obligor that is shown in the originator’s records as being the subject of a bankruptcy proceeding.
     Additional criteria for any particular issuing entity’s receivables may be listed in the related prospectus supplement. We will not use selection procedures that we believe to be adverse to you in selecting the receivables that we sell your issuing entity.
     Each issuing entity’s receivables may include receivables with respect to which the initial payment has not been made.
Security Interests
     To the extent an issuing entity’s receivables are loans or they arise under finance leases, the originator will obtain a security interest in the related equipment, which it will sell to us, we will transfer to your issuing entity and your issuing entity will pledge to the indenture trustee for your series. No security interest may be obtained when the receivable relates exclusively to software. Whether the originator takes steps necessary to perfect its security interests in such equipment depends on the originating business unit and the type and size of the transaction (the “Perfection Criteria”). Failure to take all steps necessary to perfect security interests in equipment may hinder the

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ability of your issuing entity to realize the value of equipment securing the receivables. See “RISK FACTORS” in this prospectus.
     For Direct Origination receivables and subject to the Perfection Criteria, financing statements are filed on non-titled equipment in most instances. Perfection may also be achieved through alternative means, such as filing of collateral interests with the Department of Motor Vehicles, in the case of transportation assets.
     In instances when the Direct Origination receivables have been acquired from third parties and subject to the Perfection Criteria, the originator confirms that all steps have been taken by the third party originator to obtain or perfect the security interest in the related equipment, which perfected security interest is assigned to GE.
     For Indirect Origination receivables, the general rule is to file financing statements for loans and finance leases in excess of $35,000 of equipment cost per contract.
Interest and Amortization Types
     An issuing entity’s receivables may include fixed rate receivables and floating rate receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are loans have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including finance leases, may not disclose an explicit interest rate, but they have an implicit interest rate that the applicable finance company uses to calculate the periodic payments in a way similar to the way that it calculates periodic installment payments under a loan.
     All of the receivables in each issuing entity will be either pre-computed receivables or simple interest receivables. The difference between these two types of receivables is the way that each installment payment is divided between principal and interest.
     Under a pre-computed receivable, each installment payment is divided between interest and principal on a predetermined basis, without regard to the period of time that has elapsed since the prior payment was made. This allocation is made either on an actuarial basis or according to a variation on the rule of 78’s. (See the box below for an explanation of the difference.) In contrast, under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.
     Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made.

     Under an actuarial receivable, the interest component of each installment equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by an appropriate fraction. On a receivable that requires payments every month, the appropriate fraction would be 1/12, since that is the portion of a year that elapses between the required payment dates. On a receivable that requires payments every three months, the appropriate fraction would be 3/12, or 1/4.

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     Under a rule of 78’s receivable, the interest component of each installment is determined using a method equivalent to the rule of 78’s. The rule of 78’s is a method of calculating the unearned portion of the pre-computed finance charge on receivables repayable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the pre-computed finance charge at any time is equal to that portion of the finance charge which the sum of the number of months the obligations are outstanding after the calculation date (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78) bears to 78.
     If a pre-computed receivable is prepaid in full, the obligor is entitled to a rebate equal to the portion of the total amount of payments that is allocable to unearned add-on interest. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of the rebate on a pre-computed receivable is determined based upon whether the receivable is an actuarial receivable or a rule of 78’s receivable and the requirements of the law of the state where the obligor is located; however, the rebate for certain pre-computed receivables may, in some circumstances, be an amount approximately equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule.
     The amount of the rebate under a rule of 78’s receivable generally will be less than the amount of the rebate on an actuarial receivable for the same amount and generally will be less than the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule. These amortization features and related rebates for pre-computed receivables should not result in shortfalls of principal payments on your securities because the portion of the interest payments on these receivables that give rise to rebate requirements are essentially treated as principal paydown for purposes of the securities.
Payment Terms
     The receivables primarily have either quarterly or monthly payment schedules. Most of the receivables require level payments. In certain cases, the payment terms of receivables permit an obligor to skip specified payments to accommodate the seasonal or other cash flow fluctuations of the obligor’s business.
     Most of the receivables either do not permit voluntary prepayment or require additional payments to compensate the holder of the receivable in the event of a voluntary prepayment. However, some receivables may permit voluntary prepayment by the obligors, with no such compensation.
Insurance
     Obligors may be required to obtain and maintain physical damage insurance with respect to the equipment collateralizing the receivables in a minimum amount equal to the unpaid balance, the stipulated loss value of the related equipment, or such other amount as the originator may specify. To the extent physical damage insurance is required, obligors may be required to deliver to the originator policies or certificates of insurance evidencing such coverage naming the originator as a loss payee.
Extension Procedures
     The servicer may, on behalf of the issuing entity, agree to extend a receivable when payment delinquencies result from temporary interruptions in an obligor’s cash flow. In an extension, one or more payments are moved to a future date, which may be before or after the original final maturity of the receivable. The servicer is not permitted to extend the final payment date for any receivable beyond the maturity date specified in the applicable prospectus supplement.
     An obligor may be charged an extension fee, which is usually payable at the time a receivable is extended. Interest continues to accrue on the unpaid balance of the receivable during the period that payments are not required.

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Non-Accrual and Write-Off Policy
     Receivables are booked as non-accrual in the month following when they become more than 90 days past due for payment or when collection of the receivable is determined to be at risk. Each Direct Originations receivable is reviewed on a case-by-case basis to determine the need for, and the amount of any partial or full write-down. Indirectly originated receivables are typically written off in full when the account is deemed uncollectible or is aged more than 180 days past due for payment. Directly originated receivables are typically written down to the collateral value or written off in full when the account is deemed uncollectible or aged more than 365 days past due for payment and collateral repossession and/or disposition is impaired. Write off of delinquent receivables from companies in bankruptcy is contingent on the circumstances of the situation, which could include legal impediments, or in the case of certain Indirect Origination receivables, based on the terms of a program agreement.

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ORIGINATION OF RECEIVABLES
     The receivables acquired by your issuing entity were originated by the Corporate Finance (“CF”) and Equipment Finance (“EF”) reporting categories of Commercial Lending and Leasing (“CLL”), which in turn is a division of GE Capital and other finance companies, as may be specified in your prospectus supplement. CF and EF, originate and acquire receivables in several ways:
•	CF and EF make Equipment Loans directly to end-user purchasers of new and used transportation equipment, maritime assets, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment using standard documentation, except where revisions have been negotiated and approved (“Direct Originations”).

•	EF makes Equipment Loans indirectly to end-user purchasers of industrial equipment, construction equipment, technology and telecommunications equipment utilizing long-term partner relationships with equipment manufacturers, vendors and dealers (“Indirect Originations”). Indirect Originations are generally governed by a “program” agreement, which defines the working relationship between the partner and EF. Some of the program agreements include loss sharing or other arrangements through which the partner agrees to participate in the risk of receivables originated under the agreement.

•	CF and EF acquire receivables originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, CF and EF review the third party documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with their standards.
Credit Approval Process
     The following is a summary of CF’s and EF’s origination policies:
     In general, for all Direct Origination receivables and all Indirect Origination receivables greater than $250,000, primary responsibility for credit approval, monitoring and review are placed with risk analysts. Risk analysts evaluate each applicant based on the obligor and any guarantor’s assets, liabilities, income, credit history and other relevant demographic, business, personal and collateral information. In cases where receivables originated by unaffiliated companies are acquired, CF or EF, as applicable, applies the same credit approval standards to those receivables.
     In general, Indirect Origination receivables (typically between $5,000 and $250,000) are subject to credit evaluation based on an automated credit system that is employed to process applications, which arrive by telephone, facsimile machine and the Internet. The credit system uses a proprietary model of statistically based data that includes business tenure, credit experience, payment performance, and limited financial and personal credit information, if supplied, to generate a credit decision. The application is referred for manual evaluation if the credit system lacks sufficient information to render a decision, the aggregate exposure to a customer is greater than $250,000 or the standard business practice for a particular program relationship is to do so.
     In general for all Direct Origination receivables and Indirect Origination receivables greater than $250,000, the applicant is required to provide information, which may include the following:
•	details of the financing request;

•	three years of financial statements;

•	bank, trade and other references;

•	with respect to customers in the construction industry, references from companies that provide performance bonds guaranteeing the performance of the customer of its obligations under a construction contract; and

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•	in the event there are guarantees to be provided, bank references and three years of financial statements of each guarantor.
     The application and related information is submitted to a risk analyst for review. Each risk analyst is required to review all documents and prepare a credit evaluation which includes:
•	a summary of the proposed terms of the loan or finance lease;

•	a description of the obligor’s business, including its managerial experience and description of its business;

•	financial statement and cash flow analysis of the applicant and any guarantors;

•	an analysis of recent profits and losses, margin trends and portfolio comparisons of obligors in the same industry;

•	an evaluation of the collateral; and

•	an analysis of GE’s aggregate potential exposure to the obligor.
     Each application is evaluated based on a comprehensive risk management policy. In addition to the financial information provided by the applicant, CF and EF utilize proprietary financial models to evaluate the credit application. The financial models consider data such as failure rates in the obligor’s industry, the average years in business of companies in the obligor’s industry, the level of profitability of companies in the obligor’s industry and variations in the obligor’s industry according to geographical location. These financial models, in conjunction with the financial information provided by the applicant, provide CF and EF with a comprehensive view of the risk profile of the customer and are an integral part of its credit approval process. When the risk analyst has completed his or her final review, a decision is made to approve or reject the application in accordance with the credit policies described below. The maximum amount that CF and EF will finance under a receivable varies based on the obligor’s credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the length of the receivable. If approved, documentation is prepared and forwarded to funding specialists who book the loan on to the applicable accounting system. Funds are disbursed based on the obligors’ instructions.
     Obligors are provided with options for remitting payments including checks, direct debit or wire transfer. Most obligors choose to remit payment by check.
     Under an arrangement with a collecting financial institution, obligors remit funds to a designated postal address at that institution. Employees of that institution process the checks for clearing and post the balances to the CF or EF account.
     The collecting institution then transmits to CF or EF, in electronic format, a notification of daily balances posted to the applicable account. This information is used by CF or EF to update its receivables account database on a daily basis.
     To the extent there are discrepancies between an obligor’s receivables account on the applicable database and the collecting institution’s records, CF or EF hires an unaffiliated company to investigate the discrepancy and reconcile the accounts.
Credit Authorities
     Credit authorities are set forth in Policy 5.0. Policy 5.0 is a General Electric Company (“GE”) Board of Directors approved delegation of credit authority for each of the GE businesses. Credit authority is segmented by aggregate GE exposure to the obligor, transaction size and equipment type.
     Based upon the segmented approach, the following credit authorities have been established:

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Authority:	Amount:
GE Capital Board of Directors	Above $150 million
President and Chief Risk Officer of GE Capital	Up to $150 million
President and Chief Risk Officer of CLL	Up to $100 million
Chief Risk Officer of CF or EF	$65 million
Senior Risk Manager Officer of CF or EF	Up to $30 million
Senior Risk Analyst or Risk Analyst of CF or EF	$250,000— $15 million depending on experience
     Policy 5.0 is approved by GE Capital’s Board of Directors. Any changes in credit authority must first be approved by a chief risk officer.
     Policy 6.0 augments Policy 5.0. Policy 6.0 is a portfolio management tool that facilitates proactive management of credit risk by:
•	reviewing economic activity at the local, state and national levels, including reviewing industrial diversity, employment volatility and geographic strengths and weaknesses;

•	developing a risk demographic profile by simplifying over 50 macroeconomic factors into one of the following aggregate metrics:
•	population size

•	population trend

•	industrial diversity

•	employment volatility; and
•	publishing risk bulletins which are macroeconomic summaries of changes in the economic climate that could impact current underwriting policies.
     The risk bulletins serve as an early warning system to the credit authorities such that industrial sub-segments experiencing significant weaknesses over a given time period may have credit authorities restricted by the chief risk officer until economic trends in such sub-sectors improve.
Delinquencies and Net Losses
     We may provide you with static pool information in the prospectus supplement for your securities. See “Incorporation by Reference.”
Delinquency and Loss Mitigation Strategy
     In order to reduce potential losses on the receivables, CLL utilizes a dual approach to manage delinquencies and mitigate losses, namely:
•	an identification process; and

•	a prevention and resolution process.

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     Identification Process
     CLL utilizes a statistically-based analysis of economic leading indicators and emerging portfolio trends that highlights any weaknesses in an industrial sub-sector in the form of a Policy 6.0 risk bulletin. The use of risk bulletins are important not only to provide feedback to the credit authorities as part of the credit approval process in Policy 5.0, but also to serve as an early warning system of potential losses with respect to current obligors. Analysis of industry trends is used in conjunction with customer behavior scoring models that are intended to identify in advance obligors that are likely to default on their obligations.
     Prevention and Resolution Process
     Central collections departments in Connecticut, Texas and Iowa service the receivables of the originator and utilize the following servicing standards depending on the type of receivable.
     From time to time (generally 10% of the CF and EF portfolio in the aggregate) the originator has contracted with third parties to execute early stage collection tactics designed to improve customer contact and determine reasons for delinquency. All third party activity is governed by service agreements between the originator and the servicing party and maintains the standards and integrity of processes applied to the originator directly. In all cases, the originator maintains management oversight of collection activity.
     In general, for all Direct Origination receivables, after an account is 10-days past due or an applicable grace period has expired, the obligor is contacted by telephone to remind it of the obligation to make payment, including any applicable late charges. In general for Indirect Origination receivables, after an account is 5 days past due the obligor is contacted by telephone reminding it of the obligation to make payment, including any applicable late charges.
     The collections department will make several phone calls, including contacting senior management of the obligor to resolve the outstanding matter. As the account becomes more delinquent, the equipment loan may be referred to internal or external specialists (Global Restructuring Solutions or Legal Counsel), or a formal default notice may be issued.
     In certain instances, the obligor may request an extension of payment terms from the originator. Generally extensions are subject to evaluation of the request, and updated financial and other information before making a determination. In consideration for the extension, the obligor may be required to pay an extension fee as noted above in “Characteristics of the Receivables—Extension Procedures”. In the event the extension is granted, interest will continue to accrue on the unpaid balance.
     After efforts to cure the delinquency have been exhausted, the obligor is sent a formal default notice and given 10 days to cure the default. If payment is not received within a defined (generally 10 day) cure period, then a variety of options are available for recovery of the debt. These include:
     • Referral to Global Restructuring Solutions.
     CLL’s Global Restructuring Solutions Group (“GRS”) specializes in formulating restructuring and workout arrangements for troubled companies with outstanding balances greater than $100,000. GRS is engaged proactively to manage accounts deemed to have a favorable prospect of collection when the account is either delinquent or not delinquent, but subject to financial or operating distress that may render the account in default or imminent default.
     If GRS determines that a restructuring solution is not viable, then it may either refer the matter back to the collections department for further action or it may refer the matter directly to outside counsel.
     • Repossession of equipment.
     In certain instances, the collections department will instruct a repossession agent to repossess the equipment underlying the receivable. This approach is common in cases where the collateral is not essential to the business of

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the obligor and where repossession is feasible without damaging the equipment. Once the equipment is recovered either pursuant to a court order or pursuant to repossession, the collections department will transfer the equipment to the originator’s asset management group to sell the equipment. Amounts recovered from the sale are applied to the debts owed to the originator. To the extent there is still a deficiency in the amount recovered from the proceeds of the sale, then the collections department may instruct outside counsel to pursue the outstanding amount by obtaining a deficiency judgment against the obligor or any guarantor. For more information on deficiency judgments, please refer to “Deficiency Judgment and Excess Proceeds; Other Limitations” in this prospectus.
     • Referral to outside counsel.
     In cases where the collateral is essential to the business of the obligor, for example, trailers belonging to an obligor in the transportation industry, the obligor may not surrender possession of the collateral. In these cases, the matter is referred to outside counsel to commence litigation proceedings to recover the equipment. Litigation may also be pursued against personal guarantors or in various other circumstances.
     • Referral to a Collection Agency.
     After the outstanding balance of a receivable has been written off in full, the receivable may be referred to a collection agency to continue the collection effort. Generally, the collection agency is given authority to settle an account at any time. If there is a possible settlement below their stated authority, then the collection agency is required to obtain the originator’s approval to settle. Recovery payments on equipment loans that have been written off are remitted to the originator on a monthly basis. In certain instances, receivables may be referred to a collection agency prior to a write-off. In those instances, recovery payments are remitted to the originator promptly upon receipt.
USE OF PROCEEDS
     We will apply the net proceeds from the issuance of securities to buy receivables from the finance companies and, to the extent specified in your prospectus supplement, to make deposits in various trust accounts, including any pre-funding account for your issuing entity.
IMPORTANT PARTIES
CEF Equipment Holding, L.L.C.
     We will sell receivables to each issuing entity. We are a wholly-owned subsidiary of General Electric Capital Services, Inc.. We are a Delaware corporation incorporated on June 17, 2002. We are organized for the limited purpose of buying receivables, directly or indirectly, from the finance companies, transferring those receivables to issuing entities that issue securities backed by such receivables. The Depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets. The securities issued by the issuing entity do not represent an interest in or an obligation of the depositor. Our principal executive offices are located at10 Riverview Drive, Danbury CT 06810, and our telephone number is (203)749-2101. You can find more information about our legal separateness from GE Capital, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under “Legal Aspects of the Receivables — Bankruptcy Considerations Relating to the Finance Companies.”
GE Capital Corporation
     General Electric Capital Corporation, a Delaware corporation (often referred to as “GE Capital”), will act as the sponsor and servicer of the receivables owned by, and provide administrative services to each of the issuing entities. All of the outstanding common stock of GE Capital is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by GE.
     GE Capital was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in

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1932. Until November 1987, GE Capital’s name was General Electric Credit Corporation. On July 2, 2001, GE Capital changed its state of incorporation to Delaware. All of GE Capital’s outstanding common stock is owned by GECS, formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by GE. Financing and services offered by GE Capital are diversified, a significant change from the original business of GE Capital, that is, financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GE Capital. The operations of GE Capital are subject to a variety of regulations in their respective jurisdictions.
     GE Capital’s services are offered primarily in North America, Europe and Asia. GE Capital’s principal executive offices are located at 3135 Easton Turnpike, Fairfield, Connecticut 06828. At December 31, 2008, GE Capital’s employment totaled approximately 73,000.
     GE Capital’s financial information, including filings with the U.S. Securities and Exchange Commission (“SEC”), is available at www.ge.com/secreports. Copies are also available, without charge, from GE Corporate Investor Communications, 3135 Easton Turnpike, Fairfield, Connecticut 06828-0001. Reports filed with the SEC may be viewed at www.sec.gov or obtained at the SEC Public Reference Room in Washington, D.C. No website referenced in this prospectus constitutes a part of this prospectus. You can find more information about GE Capital in the reports and other information that are described under “Where You Can Find More Information.”
     GE Capital offers an array of financial services worldwide. With particular expertise in the mid-market segment, this operating segment offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets including industrial facilities and equipment, energy-related facilities, commercial and residential real estate, vehicles, aircraft, and equipment used in construction, manufacturing, data processing and office applications, electronics and telecommunications, and healthcare. GE Commercial Finance has offices throughout the United States and in Canada, Latin America, Europe, and Asia Pacific. CLL is a business unit of GE Capital.
     CF and EF are business units of CLL and provide large and small companies with a broad line of innovative financial solutions including leases and loans to middle-market customers, including manufacturers, distributors, dealers and end-users, as well as municipal financing and facilities financing, in such areas as aircraft, maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment and furniture and fixtures. CF also furnishes customers with direct source tax exempt finance programs, as well as lease and sale/leaseback offerings.
     Generally, CF and EF’s commercial equipment financing transactions range in size from $25 thousand to $50 million, with financing terms from 36 to 180 months. They also maintain an asset management operation that redeploys off-lease and repossessed equipment and other assets.
     The global equipment financing industry continues to be highly fragmented and intensely competitive. Competitors in the U.S. domestic and international markets include independent finance companies, financing subsidiaries of equipment manufacturers, and banks (national, regional, and local). Industry participants compete not only on the basis of monthly payments, interest rates and fees charged customers but also on deal structures and credit terms. The profitability of EF and CF is affected not only by broad economic conditions that impact customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and market risk. Important factors to continued success include maintaining strong risk management systems, diverse portfolios, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the reduction of costs through enhanced use of technology.
     EF and CF operate from offices throughout the United States.
The Owner Trustee or Managing Member and the Indenture Trustee
     We will identify the owner trustee for your trust or managing member of your limited liability company and the indenture trustee for your notes in your prospectus supplement. The liability of the indenture trustee and the owner

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trustee or managing member, as applicable, in connection with the issuance of the related securities is limited solely to its express obligations under the related agreements.
     An owner trustee or managing member, as applicable, may resign at any time, in which event the owners of the issuing entity must appoint a successor owner trustee or managing member, as applicable. The administrator of the issuing entity, on behalf of the issuing entity, may also remove the owner trustee or managing member, as applicable, if the owner trustee or managing member, as applicable, ceases to be eligible to continue as owner trustee or managing member, as applicable, or if the owner trustee or managing member, as applicable, becomes insolvent. In that case, the administrator, on behalf of the issuing entity, must appoint a successor trustee.
     An indenture trustee may resign at any time by notifying the issuing entity in writing, and may be removed by the issuing entity if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If an indenture trustee resigns or is removed, the issuing entity must appoint a successor indenture trustee. In addition, noteholders of not less than 66 2/3% of the outstanding principal balance of the notes may remove the indenture trustee by so notifying the indenture trustee in writing and may appoint a successor indenture trustee.
     No resignation or removal of an owner trustee or managing member, as applicable, or an indenture trustee, as the case may be, or appointment of a successor owner trustee or managing member, as applicable, or successor indenture trustee, as the case may be, will become effective until the successor owner trustee or managing member, as applicable, or successor indenture trustee has accepted its appointment.
DESCRIPTION OF THE NOTES
     Each issuing entity will issue one or more classes of notes pursuant to an indenture between the issuing entity and an indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. In addition to the notes offered by this prospectus, each issuing entity may issue one or more additional classes of notes that may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. Those additional classes of notes may be issued under the related indenture or under a separate agreement. We summarize the material terms of the notes and indentures below. This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.
Principal and Interest on the Notes
     We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on, each class of notes of a series in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series. Each series may include one or more classes of notes of a type known as “strip notes.” Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.
The Indenture
     Modification of Indenture. The indenture for each issuing entity may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the issuing entity and the indenture trustee. However, the following changes may not be made to any indenture without the consent of each affected noteholder:
     (1)  any change to the due date of any installment of principal of or interest on any note or any reduction of the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;

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     (2)  any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;
     (3)  any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;
     (4)  any modification of the provisions of the indenture regarding the voting of notes held by you, the applicable issuing entity or any other obligor on the notes;
     (5)  any modification of the provisions of the indenture which affects the calculation of the amount of any payment of interest or principal due on any note on any payment date or which affects your rights to the benefit of any provisions for the mandatory redemption of the notes;
     (6)  any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or
     (7)  any change that adversely affects the status or priority of the lien of the indenture on any collateral.
     Also an issuing entity and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, for the purpose of:
     (1)  correcting or amplifying the description of any property at any time subject to the lien of the applicable indenture, or better to assure, convey and confirm to the indenture trustee a Lien on any property subject or required to be subjected to the lien of the indenture;
     (2)  evidencing the succession, in compliance with the provisions of the applicable indenture, of another person to the applicable issuing entity, and the assumption by any such successor of the covenants of the issuing entity under the applicable indenture and in the notes;
     (3)  adding to the covenants of the issuing entity, for your benefit, or to surrender any right or power herein conferred upon the applicable issuing entity;
     (4)  mortgaging or pledging any property to or with the applicable indenture trustee;
     (5)  replacing any cash reserve account with another form of credit enhancement; provided, the rating agency condition is satisfied;
     (6)  curing any ambiguity, correcting or supplementing any provision in the applicable indenture or in any supplemental indenture that may be inconsistent with any other provision in the applicable indenture or in any supplemental indenture, or making any other provisions with respect to matters or questions arising under the applicable indenture or in any supplemental indenture; provided, that such action does not materially adversely affect your interests as noteholders;
     (7)  evidencing and providing for the acceptance of the appointment under the applicable indenture by a successor or additional indenture trustee with respect to the notes or any class thereof and to add to or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the applicable issuing entity under the applicable indenture by more than one indenture trustee, pursuant to the requirements of the applicable indenture; or
     (8)  modifying, eliminating or adding to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939.

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     Events of Default; Rights upon Event of Default. Any one of the following events will be an event of default for the notes in your series:
•	the issuing entity fails to pay any interest on any note within five days after its due date;

•	the issuing entity fails to pay any installment of the principal of any note on its due date;

•	the issuing entity breaches any of its other covenants in the indenture for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

•	the issuing entity fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

•	the issuing entity becomes bankrupt or insolvent or is liquidated.
     You should note, however, that until the maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose. Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose. Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the maturity date for that class of notes.
     If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes shall be required to, declare the principal of the notes of that series to be immediately due and payable; provided that the indenture trustee shall, at the direction of holders of 66 2/3% of the outstanding principal balance of the notes, or if specified in your prospectus supplement, holders of 66 2/3% of the outstanding principal balance of one or more classes of those notes, be required to, exercise all rights, remedies, powers, privileges and claims of the issuing entity against the servicer or the transferor under or in connection with the servicing agreement and the purchase and sale agreement, including the right or power to terminate or to take any action to compel or secure performance or observance by the servicer or the transferor of each of their obligations to the issuing entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the servicing agreement or the purchase and sale agreement, and any right of the issuing entity to take such action shall be suspended. The holders of a majority in principal amount of those notes may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or of exercising any power conferred on it. The declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default. Noteholders’ voting rights may vary by class.
     If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on the issuing entity’s property, exercise remedies as a secured party, sell the related receivables or make demand upon the issuing entity by written notice that the issuing entity deliver the receivables files to it. However, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the

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outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or (iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding principal amount of those notes.
     Each indenture will provide that, subject to the duty of the indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. The issuing entity is required to reimburse the indenture trustee for any losses and expenses incurred without willful misconduct, negligence or bad faith. Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.
     No noteholder will have the right to take legal action under the related indenture, unless:
•	the noteholder gives the indenture trustee written notice of a continuing event of default;

•	the holders of at least 66 2/3% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and offered reasonable indemnity to the indenture trustee;

•	the indenture trustee has not received a direction not to take legal action from the holders of at least 66 2/3% of the outstanding principal amount of the notes in that series; and

•	the indenture trustee has failed to take legal action within 60 days.

•	In addition, the noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their issuing entity unless noteholders representing not less than 66 2/3% of the notes of each class of notes have consented thereto in writing.
     None of the owner trustee or managing member for any issuing entity, the related indenture trustee in its individual capacity, any holder of a certificate representing an ownership interest in an issuing entity or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such issuing entity contained in the applicable indenture.
     Certain Covenants. In its indenture, each issuing entity will agree not to consolidate with or merge into any other issuing entity, unless:
•	the issuing entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	that issuing entity expressly assumes the issuing entity’s obligations relating to the notes;

•	immediately after the transaction, no event of default would have occurred and not have been remedied;

•	the issuing entity has been advised that the ratings of the notes or the certificates of the particular series then in effect would not be reduced or withdrawn by the applicable rating agencies as a result of the transaction; and

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•	the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any related noteholder or certificateholder.
     Each issuing entity will also agree not to take the following actions:
•	sell or otherwise dispose of any of its assets, except as permitted by its transaction documents;

•	claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law;

•	assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the collateral;

•	engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning, selling and managing ownership of, the receivables and the interests in the property constituting the collateral and, the issuance of the notes;

•	dissolve or liquidate or reorganize in whole or in part, except as contemplated by its transaction documents;

•	permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture;

•	make any loan or advance to any affiliate of the issuing entity or to any other person;

•	make any expenditure (by long term or operating lease or otherwise) for capital assets (either realty or personalty);

•	permit any lien, claim or other encumbrance to affect its assets or any part of the issuing entity, any interest in its assets or the issuing entity or any related proceeds;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its indenture and its other transaction documents;

•	remove the managing member or trustee, as applicable, without cause unless the rating agency condition shall have been satisfied in connection with such removal; or

•	(i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any ownership or equity interest or security in or of the issuing entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security, (iii) set aside or otherwise segregate any amounts for any such purpose or (iv) make payments to or distributions from the collection account, in each case, except in accordance with the indenture.
     Each issuing entity may engage in only the activities described in the related prospectus supplement.
     Annual Compliance Statement. Each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.
     Indenture Trustee’s Annual Report. The indenture trustee for each issuing entity will be required to mail each year to all of the related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

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     Satisfaction and Discharge of Indenture. An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.
DESCRIPTION OF THE CERTIFICATES
     Each issuing entity will issue one or more classes of certificates representing ownership interests in the issuing entity pursuant to a trust agreement or limited liability company agreement, as applicable. We have filed a form of the trust agreement or limited liability company agreement, as applicable, to be used as an exhibit to the registration statement of which this prospectus is a part. An issuing entity’s certificates may be offered by this prospectus or may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. We summarize the material terms of the certificates below. This summary does not include all of the terms of the certificates and is qualified by reference to the actual certificates.
     We will describe the timing and priority of distribution, seniority, redeemability, allocations of losses, and amount of or method of determining distributions on invested amounts or distributions of the invested amounts on each class of certificates of a series in the related prospectus supplement. Certificateholders’ rights to receive distributions on their certificates will be subordinate to the payment rights of noteholders in the same series to the extent described in the applicable prospectus supplement. In addition, the right of holders of any class of certificates to receive distributions of invested amounts or distributions on the invested amounts may be senior or subordinate to the rights of holders of any other class or classes of certificates of the same series.
ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES
Denominations
     We will identify minimum denominations for purchase of securities in the related prospectus supplement. If we do not specify any denomination, then the securities will be available for purchase in minimum denominations of $250,000 and in greater $1,000 denominations.
Fixed Rate Securities
     Each class of securities may bear interest at a fixed rate per annum. We will identify the applicable interest rate for each class of fixed rate securities in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.
Floating Rate Securities
     Each class of securities may bear interest for interest periods specified in the applicable prospectus supplement at a floating rate per annum equal to:
•	a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as “LIBOR”), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another index rate we specify in the applicable prospectus supplement;

•	plus or minus a “spread” of a number of basis points (i.e., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

•	or multiplied by a “spread multiplier,” which is a percentage that we will specify in the applicable prospectus supplement.
     In the prospectus supplement for any floating rate securities we may also specify either or both of the following for any class:

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•	a maximum, or ceiling, on the rate at which interest may accrue during any interest period; and

•	a minimum, or floor, on the rate at which interest may accrue during any interest period.
     In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.
     Each issuing entity that issues floating rate securities will appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The applicable prospectus supplement will identify the calculation agent for each class of floating rate securities in the offered series. Determinations of interest by a calculation agent will be binding on the holders of the related floating rate securities, in the absence of manifest error. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/ 100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.
Book-Entry Registration
     The Clearing Organizations. We will specify in the related prospectus supplement whether or not investors may hold their securities in book-entry form, directly or indirectly, through one of three major securities clearing organizations:
•	in the United States, The Depository Trust Company (commonly known as “DTC”); or

•	in Europe, either Clearstream Banking, société anonyme (commonly known as “Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear system (“Euroclear”).
     Each of these issuing entities holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in the participants’ accounts. This eliminates the need for physical movement of certificates representing the securities.
     DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
     Clearstream is a limited liability company organized under the laws of Luxembourg as a professional depository. It settles transactions in a number of currencies, including United States dollars. Clearstream provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream’s participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
     Euroclear was created in 1968. It settles transactions in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing. Euroclear interfaces with domestic markets in many countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by the Euroclear Operator, and all Euroclear securities clearance accounts

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and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The board of the cooperative establishes policy for Euroclear. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of securities. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
     The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of Euroclear from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.
     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
     Book-Entry Clearance Mechanics. If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC. No global security representing book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the certificates and will be considered the sole representative of the beneficial owners of certificates for all purposes.
     The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry certificates.
     Purchasers of securities in the United States may hold interests in the global certificates through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.
     Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.
     Transfers between DTC’s participants will occur in accordance with DTC rules. Transfers between Clearstream’s participants and Euroclear’s participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

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     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Credits or other transactions in securities settled during any processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
     Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual securityholder is in turn to be recorded on the DTC participants’ and indirect participants’ records.
     Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the securityholder entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants acting on behalf of securityholders. Securityholders will not receive certificates representing their ownership interest in securities, unless the book-entry system for the securities is discontinued. Because of this, unless and until definitive securities for such series are issued, securityholders will not be recognized by the applicable indenture trustee or trustee or managing member, as applicable, as “noteholders,” “certificateholders” or “securityholders,” as the case may be. Hence, unless and until definitive securities are issued, securityholders will only be able to exercise their rights as securityholders indirectly through DTC and its participating organizations.
     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s nominee. The deposit of securities with DTC and their registration in the name of its nominee effects no change in beneficial ownership. DTC has no knowledge of the actual securityholders of the securities. Its records reflect only the issuing entity of the DTC participants to whose accounts such securities are credited, which may or may not be the securityholders. The DTC participants are responsible for keeping account of their holdings on behalf of their customers.
     Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.
     Neither DTC nor its nominee will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date, which assigns its nominee’s consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto).
     Principal and interest payments on securities cleared through DTC will be made to DTC. DTC’s practice is to credit participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the indenture trustee or the issuing entity, subject to any statutory or regulatory requirements that are in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to securityholders is the responsibility of DTC participants and indirect participants.
     Principal and interest payments on securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in “U.S. Federal Income Tax Consequences.” Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under a related agreement on behalf of a Clearstream participant or Euroclear participant

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only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.
     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
     We obtained the information in this section concerning DTC, Clearstream and Euroclear and their respective book-entry systems from sources that we believe to be reliable, but we take no responsibility for its accuracy.
Definitive Securities
     Notes or certificates that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, only if:
•	the administrator for any issuing entity advises the related indenture trustee or the related trustee or managing member, as applicable, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities, and the administrator is unable to locate a qualified successor;

•	the administrator for any issuing entity at its option advises the indenture trustee in writing that it elects to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry securities agree to initiate a termination; or

•	after the occurrence of an event of default or a servicer default with respect to a series of securities, securityholders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, in that series advise the applicable trustee or managing member, as applicable through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes or certificates is no longer in the best interest of their holders.
     If any of these events occur, the applicable indenture trustee will be required to notify all holders of the securities in the affected series through clearing organization participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable indenture trustee will reissue the securities to the securityholders as definitive securities.
     Principal and interest payments on all definitive securities will be made by the applicable indenture trustee in accordance with the procedures set forth in the related indenture or the related servicing agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for the securities in the related prospectus supplement. Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable indenture trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the applicable securityholders.
     Definitive securities will be transferable and exchangeable at the offices of the applicable indenture trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.
List of Securityholders
     Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of

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communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.
     Three or more holders of the certificates of any series or one or more holders of certificates evidencing at least 25% of the aggregate outstanding balance of the certificates of a series may, by written request to the related indenture trustee, obtain access to the list of all certificateholders maintained by the indenture trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or limited liability company agreement or the certificates.
Reports to Securityholders
     On or prior to each payment date for the securities of an issuing entity, the issuing entity shall or shall cause the servicer to, prepare and provide to the issuing entity’s indenture trustee (with a copy to the rating agencies) a statement to be delivered to the related noteholders and provide to the trustee or managing member, as applicable, a statement to be delivered to the related certificateholders on the payment date. These reports will be available online at http://www.Syndtrak.com. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created. Passwords for this website can be obtained by contacting Investor Relations at (203) 357-4328. Each of these statements will include, to the extent applicable to the particular series or class of securities, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:
     (1)  the applicable record date and payment date;
     (2)  the amount of any principal payment on each class of notes;
     (3)  the amount of any interest payment on each class of notes;
     (4)  the certificateholders’ distribution on invested amount on each class of certificates;
     (5)  the certificateholders’ distributable invested amount of each class of certificates;
     (6)  the pool balance as of the opening of business on the first day of the collection period in which such determination date occurs;
     (7)  the aggregate outstanding principal balance and the note pool factor for each class of notes after giving effect to all payments reported under clause (3) above, and the aggregate outstanding invested amount and the certificate pool factor for each class of such certificates, after giving effect to all distributions reported under clause (5) above;
     (8)  the amount of the servicing fee paid to the servicer for the prior calendar month;
     (9)  the aggregate realized losses, if any, for the prior calendar month;
     (10)  the amount of the administration fee paid to the administrator for the prior calendar month;
     (11)  the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;
     (12)  the amount of outstanding servicer advances, if any, made by the servicer on such payment date, the amount of advances, if any, reimbursed on such payment date and the amount of advances, if any, which remain unreimbursed as of the end of such payment date;

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     (13)  the amount of the net losses on receivables, if any, during the prior calendar month; and
     (14)  any material breaches of receivables representations or warranties or covenants in the transaction documents;
     (15)  the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us or the servicer during the prior calendar month.
     Each amount described in subclauses (2), (3), (4), (5), (8) and (10) will be expressed as a dollar amount per $1,000 of the initial principal balance of the related notes or certificates.
     The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes. Similarly, the certificate pool factor for each class of certificates will be a seven-digit decimal indicating the remaining invested amount of such class of certificates, as of each payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial outstanding balance of such class of certificates. Each note pool factor and each certificate pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes or the remaining invested amount of the applicable class of certificates.
     A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder’s note and (ii) the applicable note pool factor. A certificateholder’s portion of the aggregate remaining invested amount of the related class of certificates is the product of (a) the original denomination of such certificateholder’s certificate and (b) the applicable certificate pool factor.
     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuing entity, the applicable indenture trustee will mail to each person who at any time during such calendar year has been a noteholder with respect to such issuing entity and received any payment thereon, a statement containing certain information for the purposes of such noteholder’s preparation of Federal income tax returns and the applicable administrator will mail to each person who at any time during such calendar year has been a certificateholder with respect to such issuing entity, a statement containing certain information for the preparation of such certificateholder’s preparation of Federal income tax returns.
DESCRIPTION OF THE TRANSACTION AGREEMENTS
     We summarize below the material terms of the agreements under which the finance companies will, directly or indirectly, sell receivables to us, and we will transfer them to each issuing entity, and under which GE Capital or any other finance company will agree to service the issuing entity’s receivables and administer the issuing entity. We will disclose any additional material terms relating to a particular issuing entity’s agreements in the related prospectus supplement. We have filed forms of these agreements as exhibits to the registration statement of which this prospectus is a part. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.
Regular Sales of Receivables
     We buy receivables without recourse to the finance company for defaults by the obligors. However, such finance company represents and warrants to us on each purchase date as to the receivables being sold on that date, among other things, that each of the receivables meets our eligibility requirements and the information such finance company has provided to us about the receivables is correct in all material respects. The receivables we buy under these purchase agreements are originated by the finance companies or may have been acquired by the finance company from an unaffiliated seller in a portfolio or other acquisition. The finance companies may also sell receivables to another one of their subsidiaries, and we may buy the receivables from that subsidiary on substantially the same terms as our purchases from the finance companies.

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     We then sell receivables that we have acquired as described above to one of the issuing entities, pursuant to a sale agreement. These sales are also made without recourse. If the issuing entity will issue notes, it will pledge the receivables to secure the notes issued pursuant to the related indenture. The issuing entity will, concurrently with this sale, execute and deliver the related notes and certificates to us as consideration for the receivables sold by us to the issuing entity. We will apply the net proceeds received from the issuance of its notes and certificates to pay the finance companies for the related receivables, and, to the extent specified in the related prospectus supplement, to make a deposit in a pre-funding account and initial deposits in other trust accounts. If there is a pre-funding account, the finance companies will sell, directly or indirectly, additional receivables to us, and we will in turn sell them to the issuing entity from time to time during a pre-funding period, as described further in the related prospectus supplement.
     If we breach any of our representations or warranties made in a sale agreement, and our breach is not cured by the last day of the second (or, if we elect, the first) month following the discovery by or notice to the indenture trustee of the breach, as liquidated damages, upon request of the issuing entity, we will be obligated to repurchase any receivable materially and adversely affected by our breach as of such last day at a price equal to the loan value of the receivable, as specified in the related prospectus supplement. Upon our request, the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.
     The obligors on the receivables are not notified that their receivables have been transferred by the finance companies to us or by us to the issuing entity. However, each finance company marks its accounting records to reflect these sales, and Uniform Commercial Code financing statements reflecting the sales are filed.
     We have an option to purchase all of the remaining receivables owned by the issuing entity after their aggregate loan values fall below 10% of the sum of the loan values of all of the issuing entity’s receivables, measured for each receivable at the time of its sale to the issuing entity.
Accounts
     The issuing entity will establish and maintain the following bank accounts:
•	a collection account, into which all payments made on or with respect to the related receivables will be deposited;

•	a note distribution account, into which amounts available for payment to the noteholders will be deposited and from which those payments will be made;

•	a certificate distribution account, into which amounts available for distribution to the certificateholders will be deposited and from which those distributions will be made; and

•	if so specified in the prospectus supplement, a pre-funding account.
     We will describe any other accounts to be established for an issuing entity in the related prospectus supplement.
     Funds held in an issuing entity’s bank accounts will be invested in the following types of investments (the “Permitted Investments”):
     (a)  obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;
     (b)  repurchase agreements on obligations specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated in the highest rating category by the applicable rating agency;

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     (c)  federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State thereof or of any United States branch or agency of a foreign commercial bank; provided that the short-term debt obligations of such depository institution or trust company are rated in the highest rating category by the applicable rating agency;
     (d)  commercial paper (having original maturities of not more than 30 days) which on the date of acquisition are rated in the highest rating category by the applicable rating agency;
     (e)  securities of money market funds rated in the highest rating category by the applicable rating agency; and
     (f)  any other investment permitted by each of the applicable rating agencies as set forth in writing delivered to the indenture trustee.
     Permitted Investments described in clauses (e) and (f) will be made only so long as making such investments will not require the issuing entity to register as an investment company, in accordance with the Investment Company Act of 1940. During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates. Except as described below with respect to cash reserve accounts, the investments made in each issuing entity’s bank accounts are limited to obligations or securities that mature on or before the business day preceding the next payment date.
     In the event of defaults on investments made in an issuing entity’s bank accounts, investors in the securities could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.
     Each issuing entity’s bank accounts will be maintained in one of the following forms:
•	a segregated deposit account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated in the highest rating category from each applicable rating agency;
•	a segregated account which may be an account maintained in the corporate trust department of the Indenture Trustee, which is maintained with a depository institution or trust company whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade;
•	a segregated trust account or similar account maintained with a federally or state chartered depository institution whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade’s subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b) in effect on the closing date; or
•	as any other segregated account the deposit of funds in which has been approved by the applicable rating agencies.
Servicing Procedures
     The servicer will agree to conduct the servicing, administration and collection and take, or cause to be taken, all actions that may be necessary or advisable to collect all payments on the receivables owned by each issuing entity, that it would take if the receivables were owned by it and that are consistent with the issuing entity’s credit and collection policies. The issuing entity has adopted the credit and collection policies of the servicer as such policies may be in effect from time to time. For purposes of servicing, administering and collecting the receivables, the

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issuing entity and the servicer have agreed that the issuing entity’s credit and collection policies will be the same as those of the servicer. These procedures may vary in some respects between receivables originated by finance companies other than GE Capital and other receivables. The servicer on behalf of the issuing entity may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. However, no such arrangement will be permitted to extend the final payment date of any receivable beyond the maturity date specified for the related securities in the applicable prospectus supplement.
     If the servicer forecloses on the collateral for a receivable, the servicer, on behalf of the issuing entity, may sell the collateral at public or private sale, or take any other action permitted by applicable law.
Collections
     The issuing entity will deposit, or cause to be deposited by the servicer, all payments received on an issuing entity’s receivables during a calendar month into the related collection account within two business days after receipt. However, at any time when there exists no servicer default and each other condition to making deposits less frequently than daily as may be specified by the applicable rating agencies or set forth in the related prospectus supplement is satisfied, the issuing entity will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. Pending deposit into the collection account, the issuing entity may or may cause the servicer to, invest collections at such issuing entity’s, or servicer’s, own risk, as applicable, and for such issuing entity’s, or servicer’s, own benefit, as applicable, and the collections will not be segregated from such issuing entity’s, or servicer’s, own funds, as applicable. If the issuing entity or the servicer acting at the request of the issuing entity were unable to remit such funds, securityholders might incur a loss. To the extent described in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuing entity to secure timely remittances of collections on the related receivables.
     At any time when the issuing entity is permitted to remit collections once a month, the issuing entity will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same calendar month.
Servicing Compensation
     With respect to each issuing entity, the servicer will be entitled to receive a servicing fee for each calendar month in an amount equal to a percentage per annum specified in the related prospectus supplement of the aggregate loan value of the issuing entity’s receivables as of the first day of the applicable calendar month. The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement including, but not limited to, late fees, prepayment charges, modification fees and other ancillary amounts. Any fees agreed to between the servicer, and the subservicer, shall be paid solely by the servicer.
Servicing Advances
     The servicer may, but shall have no obligation to, make a servicer advance in the manner and to the extent provided in the servicing agreement, but only to the extent the servicer, in its sole discretion, expects to be reimbursed for such advance. If the servicer elects to make a servicer advance, prior to the close of business on each determination date, the servicer will determine the amount of the advance that it has elected to make on the related transfer date. The servicer shall include information as to such determination in the servicer’s certificate furnished by it and will transfer to the collection account on the transfer date in next day funds the amounts applicable to such determinations appearing in such servicer’s certificate. The servicer shall be reimbursed for outstanding servicer advances as provided in your prospectus supplement and interest will accrue on such advance as provided in your prospectus supplement.
Evidence as to Compliance
     Each servicing agreement will require the servicer to deliver to the trustee, on or before the 90th day following the end of each issuing entity’s fiscal year, and, if required, file with the SEC as part of a report on Form 10-K filed

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on behalf of each issuing entity, a report on assessment of compliance with the servicing criteria described in the following paragraph. Each assessment will include:
•	a statement of the servicer’s responsibility for assessing compliance with the applicable servicing criteria;

•	a statement that the servicer used the criteria described in the following paragraph to assess compliance with the applicable servicing criteria;

•	the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year; and

•	a statement that a registered public accounting firm has issued an attestation report on the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year.
     The servicer will use the criteria required by law, which includes the following criteria, among others, for purposes of preparing the assessment of compliance described in the preceding paragraph:
•	policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the servicing agreement and the other related agreements;

•	if any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with those servicing activities;

•	payments on trust assets are deposited into the appropriate accounts within the time periods specified in the servicing agreement and other related agreements;

•	reports to noteholders are timely and accurately prepared pursuant to the servicing agreement and other related agreements;

•	amounts due to noteholders are remitted within the timeframes specified in the servicing agreement and the other related agreements; and

•	any additions, removals or substitutions to the asset pool are reviewed are made, reviewed and approved pursuant to the servicing agreement and the related agreements.
     The servicing agreement provides that on or before the 90th day following the end of each issuing entity’s fiscal year, the servicer and each subservicer, other than any subservicer unaffiliated with the servicer that services less than 10% of the trust’s assets, will provide an officer’s certificate to the trust to the effect that:
•	a review of the servicer’s activities during the applicable fiscal year and of its performance under the servicing agreement has been made under the officer’s supervision; and

•	to the best of the officer’s knowledge, based on the officer’s review, the servicer has fulfilled all of its obligations under the servicing agreement in all material respects or, if there has been a failure to fulfill any of the servicer’s obligations in any material respect, specifying the nature and status of the failure.
     The servicer’s obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer on or before the 90th day following the end of the issuing entity’s fiscal year.

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Appointment of Subservicers
     The servicer may at any time appoint a subservicer to perform all or any portion of its obligations as servicer. The servicer shall remain obligated and be liable to the issuing entity for the servicing of the receivables in accordance with the applicable servicing agreement without diminution of those obligations and liabilities by virtue of the appointment of any subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables. The fees and expenses of each subservicer shall be as agreed between the servicer and its subservicer from time to time and the issuing entity shall not have any responsibility therefor.
Resignation, Liability and Successors of the Servicer
     The servicer will not be permitted to resign from its obligations and duties as servicer for any issuing entity, except as provided under the relevant servicing agreement. No resignation will become effective until a successor servicer has assumed such servicer’s servicing obligations and duties.
     Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any issuing entity for taking any action or for refraining from taking any action under the applicable servicing agreement or for errors in judgment. However, the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related servicing agreement and that, in its opinion, may cause it to incur any expense or liability.
     Upon compliance with procedural requirements specified in the related servicing agreement, any of the following will be the successor of the servicer under that servicing agreement:
•	any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party,

•	any entity succeeding to the business of the servicer, or
•	any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by General Electric Capital Services, Inc., which assumes the obligations of the servicer.
Servicer Default
     The following events will constitute “servicer defaults” under each servicing agreement:
•	the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a three business day cure period after discovery or notice;
•	the servicer breaches its obligations under the servicing agreement, subject to materiality limitations and a 60 day cure period after notice; and

•	bankruptcy or insolvency of the servicer.
Rights upon Servicer Default
     If a default under a servicing agreement occurs and remains unremedied with respect to a servicer default, the indenture provides that the related issuing entity will promptly exercise its rights to terminate the servicer with respect to certain servicer defaults set forth in your prospectus supplement and if any other servicer default occurs under the servicing agreement, prior to terminating the servicer, the indenture requires the issuing entity to obtain the consent of holders of notes of the related series evidencing at least 50% in outstanding principal amount of such

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notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement). In that event, a successor servicer appointed by the issuing entity will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.
     If a successor servicer has not been appointed and accepted its appointment at the time when the servicer ceases to act as servicer, the indenture trustee will automatically be appointed as the successor servicer. If the indenture trustee is unwilling or unable to act as successor servicer, it may resign, after which the issuing entity will appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of equipment receivables.
Waiver of Past Defaults
     With respect to each issuing entity, such issuing entity may, upon obtaining the consent of the holders of notes of such series evidencing at least 50% in outstanding principal amount of such notes, waive any default by the servicer in the performance of its obligations under the related servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the issuing entity, with the consent of the requisite noteholders, has the ability to waive defaults by the servicer which could materially adversely affect the certificateholders. None of these waivers will impair the issuing entity’s rights with respect to subsequent defaults.
Amendment
     Each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, upon prior written notice to the rating agencies. In addition, each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, to substitute or add credit enhancement for any class of securities, so long as the applicable rating agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of any class of securities in the related series.
     Each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series and the holders of certificates of such series evidencing at least a majority of the invested amount of the certificates. However, no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or (b) reduce the required percentage of the notes or certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.
Termination
     With respect to each issuing entity, our obligations and the obligations of the servicer, the related owner trustee or managing member, as applicable, and the related indenture trustee pursuant to the issuing entity’s transaction agreements will terminate upon (a) the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any such remaining receivables and (b) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the transaction agreements. The servicer will provide notice of any termination of such obligations to the owner trustee or managing member, as applicable. Following receipt of notice from the servicer, the owner trustee or managing member, as applicable, will mail notice of such termination to the certificateholders. The issuing entity will mail notice of any such termination to the indenture trustee and the noteholders.
Administration Agreement
     GE Capital or any other finance company will enter into an administration agreement with each issuing entity under which such finance company will act as administrator for the issuing entity. The administrator will perform, on behalf of the issuing entity, administrative obligations required by the related indenture.

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Swap Agreements
     If specified in your prospectus supplement, the related issuing entity will, on or prior to closing date, enter into one or more swap agreements with one or more swap counterparties for purposes of managing the issuing entity’s interest rate risk exposure relating to differences in the basis upon which interest accrues on the Equipment Loans and the basis upon which interest accrues on the notes and distributions on the invested amount which are made on any certificates.
CREDIT AND CASH FLOW ENHANCEMENT
     We will describe the amounts and types of credit enhancement arrangements and the provider of the credit enhancements, if applicable, with respect to each class of securities of a given series in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of securities, cash reserve accounts, over-collateralization, demand notes, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations or cash deposits as may be described in the related prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of securities may cover one or more other classes of securities of the same series. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from such registration.
Subordination
     If specified in the related prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes. In this case, scheduled payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If stated in the prospectus supplement, losses on defaulted equipment loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes in a series, the circumstances in which this subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.
Reserve Accounts
     If so provided in the related prospectus supplement, the issuing entity will establish for a series or class of securities a cash reserve account. The issuing entity may initially fund any cash reserve account by a deposit on the applicable closing date in an amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the cash reserve account may be increased on each payment date up to a balance specified in the related prospectus supplement by the deposit of collections on the related receivables remaining after all higher priority payments on that payment date. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the cash reserve account to holders of securities, to the issuing entity or to any of the issuing entity’s transferees or assignees.
Over-Collateralization
     If specified in the related prospectus supplement, credit enhancement for a series of notes may be provided by overcollateralization where the pool balance exceeds the outstanding principal balance of the notes.
Demand Notes
     If specified in the related prospectus supplement, credit enhancement may be provided for a series of notes by demand note where, upon losses, the maker of the demand note would be subject to a draw by the issuing entity upon repayment terms specified in the related prospectus supplement.

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Letters of Credit
     If specified in the related prospectus supplement, credit enhancement for a series of notes may be provided by the issuance of one or more letters of credit by a bank or financial institution specified in the relevant prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, as specified in the prospectus supplement. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series will be described in the prospectus supplement.
Credit or Liquidity Facilities
     If specified in the related prospectus supplement, a credit or liquidity facility may be used to provide fundings to cover liquidity shortfalls or, in the case of credit facilities, credit-related shortfalls.
Surety Bond
     If so specified in the related prospectus supplement, a surety bond will be purchased for the benefit of the holders of any class of notes to assure distributions of interest or principal with respect to that class of notes in the manner and amount specified in the accompanying prospectus supplement.
     If a surety bond is provided for any series or class, the provider of surety bond will be permitted to exercise the voting rights of the noteholders of the applicable class to the extent described in the prospectus supplement. For example, if specified in the related prospectus supplement, the provider of the surety bond, rather than the noteholders, may have the sole right to:
•	consent to amendments to the indenture or direct the issuing entity to take any action under the sale agreement, the servicing agreement or any other applicable document;
•	if an event of default occurs, accelerate the notes or direct the indenture trustee to exercise any remedy available to the noteholders; or

•	waive any event of default or early amortization event for that series.
Guaranteed Investment Contract
     If specified in the related prospectus supplement, the issuing entity may enter into a guaranteed investment contract or an investment agreement with an entity specified in such prospectus supplement. Pursuant to the agreement, all or a portion of the amounts which would otherwise be held in the collection account would be invested with the entity specified in the prospectus supplement and earn an agreed rate of return. The issuing entity would be entitled to withdraw amounts invested pursuant to the agreement in the manner specified in the prospectus supplement. The prospectus supplement for a series pursuant to which such an agreement is used will contain a description of the terms of the agreement.
Swaps or Other Interest Rate Protection Agreements
     If specified in the related prospectus supplement, a swap or other interest rate protection agreement may be used to protect against basis risk.
Repurchase Obligations
     If specified in the related prospectus supplement, a repurchase obligation may be used to require a counterparty to provide liquidity or credit enhancement by agreeing to repurchase receivables that have been sold to the issuing entity.

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     The presence of a cash reserve account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the full amount of payments on the notes or distributions in respect of certificates and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest on the notes, or all distributions on certificate invested amounts and distributions of certificate invested amounts. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement.
     The issuing entity may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of their rating of any class of securities of the related series.
     To the extent permitted by the applicable rating agencies, funds in an issuing entity cash reserve account may be invested in securities that will mature prior to the next payment date. As a result, the amount of cash in a cash reserve account at any time may be less than the balance of the cash reserve account. If the amount required to be withdrawn from any cash reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the cash reserve account, a temporary shortfall in the amounts paid or distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related securities.
     The issuing entity may at any time, without consent of the securityholders, sell or otherwise transfer its rights to any cash reserve account, if (a) the applicable rating agencies confirm in writing that doing so will not result in a reduction or withdrawal of the rating of any class of securities, (b) the issuing entity provides to the owner trustee or managing member, as applicable, and the indenture trustee a written opinion from independent counsel to the effect that the transfer will not cause the issuing entity to be treated as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes and (c) the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the issuing entity.
LEGAL ASPECTS OF THE RECEIVABLES
Bankruptcy Considerations Relating to the Finance Companies
     We and the finance companies will take steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by any of the finance companies under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities or the assets and liabilities of the issuing entity with those of GE Capital or any other finance company. These steps include the creation of the issuing entity as a separate, limited-purpose subsidiary pursuant to an operating agreement or trust agreement containing restrictions on the nature of the issuing entity’s business. Our operating agreement also contains such restrictions as well as a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our directors. However, there can be no assurance that our activities would not result in a court concluding that our assets and liabilities or the issuing entity’s assets and liabilities should be consolidated with those of GE Capital or any other finance company in a proceeding under any insolvency law.
     Each finance company that sells receivables to us will warrant that each sale of receivables by it to us is a valid sale. If a finance company were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy or the debtor itself were to take the position that either or both of the transfers of receivables should instead be treated as a pledge of receivables to secure a borrowing, then delays in payments of collections of receivables to the issuing entity (and in payments on the notes and distributions on the certificates) could occur. If the court ruled in favor of the creditor, owner trustee or managing member, as applicable, or a finance company, reductions in the amount of such payments could result.

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     If any transfer of receivables referred to above, or any of our transfers of receivables to the issuing entity, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of the receivable may have priority over the issuing entity’s interest in the receivable. If those transfers are treated as sales, the receivables would not be part of the transferor’s bankruptcy estate and would not be available to the transferor’s creditors, except under limited circumstances. In addition, cash collections on the receivables may, under some circumstances, be commingled with the funds of the servicer and, in the event of the bankruptcy of the servicer, an issuing entity may not have a perfected interest in those collections.
Perfection and Priority with Respect to Receivables
     A purchaser of Equipment Loans who gives new value and takes possession of the chattel paper or obtains control of the chattel paper that evidences the Equipment Loans in good faith, in the ordinary course of the purchaser’s business and without knowledge that the purchase violates the rights of an issuing entity as secured party, may have priority over the interest of the related issuing entity in the Equipment Loans. Any sale by a finance company of Equipment Loans that had been sold to an issuing entity would be a violation of the finance companies’ contractual obligations.
Security Interests in Financed Equipment
     In some states, receivables like the ones that may be included in your issuing entity, evidence the credit sale of transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, and other equipment. In those states, the receivables also constitute personal property security agreements and include grants of security interests in the equipment under the applicable Uniform Commercial Code. However, under the laws of some other states, perfection of security interests in certain transportation equipment would be governed by certificate of title registration laws of the state in which the equipment is located
     Each of the finance companies takes appropriate action under the laws of each state in which the obligor is located to perfect its security interest in the equipment with respect to the equipment that may be perfected by the filing of financing statements under the applicable Uniform Commercial Code. Accordingly, each of the finance companies will retain physical possession of the receivables and certificates of title in the case of certain transportation equipment.
     As liquidated damages, upon request of the issuing entity, we are required to purchase from each issuing entity any Equipment Loan as to which necessary perfection actions have not been taken prior to the time of sale to the issuing entity, if the failure to take those actions will materially adversely affect the interest of the issuing entity in the receivable and the failure is not cured within a specified grace period. Similarly, upon our request, each finance company that sells receivables to us is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us. In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed equipment.
     Due to administrative burden and expense, except as noted above, no action will be taken to record the transfer of security interests from the finance companies to us or from a finance company to one of its subsidiaries and ultimately to us or, in any case, from us to the issuing entity. In most states, an assignment of a security interest in equipment owned under a certificate of title like the transfers referred to above is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the equipment, or, if applicable, the notation of the applicable finance company’s lien on the certificates of title, will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment. However, by not identifying an issuing entity as the secured party on the financing statement or certificate of title, the security interest of the issuing entity in financed equipment could be defeated through fraud or negligence.
     We will represent to each issuing entity that, as of the date the related receivable is sold to such issuing entity, each security interest in financed equipment is or will be prior to all other present liens on and security interests in the financed equipment. However, liens for repairs or taxes could arise at any time during the term of a receivable. Also, error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies

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could impair an issuing entity’s security interest. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the issuing entity’s losing the priority of its security interest or its security interest in the financed equipment after the date the security interest was assigned to the issuing entity.
     With respect to any equipment that is subject to a certificate of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state of relocation. In states that do not require a certificate of title for registration of equipment, re-registration could defeat perfection.
Security Interests in Leased Equipment
     When we sell leases to an issuing entity, we also assign to the issuing entity any security or ownership interest that we hold in the leased equipment. Each lease will be a lease intended for security (often referred to as a “finance lease”) rather than a “true lease”.
     “true lease” = the lessor (i.e., the originating dealer and its assigns) is deemed to be the beneficial owner of the leased equipment.
     “finance lease” (not a true lease) = the lessee is deemed to be the beneficial owner, and the lessor (or its assignee) is deemed to hold a security interest in the leased equipment.
     All leases that will be transferred to an issuing entity will have either bargain purchase options or be conditional sale contracts, which under applicable state law standards should be deemed to be finance leases. Each of the finance companies will obtain a first priority perfected security interest in the leased equipment. In the case of leases of transportation equipment, the finance companies require the lessees to be named as the owner on the certificates of title and to have the applicable finance company named as holder of a security interest. As a result of these actions, for the finance leases, the applicable finance company and its assigns will have a very similar position to the one described above with respect to loans, and the same repurchase obligations apply if there is no first priority perfected security interest.
     In the event that a finance company were to become a debtor in a bankruptcy case, a bankruptcy trustee might attempt to characterize the finance leases as true leases and if successful, would have the ability to reject such leases, resulting in cancellation of the remaining scheduled payments under the leases.
     State laws differ as to whether anyone suffering injury to person or property involving leased transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent the leases are deemed to be true leases and the issuing entity is deemed to be the owner of such equipment, the applicable state law may permit such an action and if such action is successful, the related issuing entity and its assets may be subject to liability to the injured party. If vicarious liability were imposed on an issuing entity as owner of leased equipment, and the coverage provided by any available insurance is insufficient to cover the loss, you could incur a loss on your investment.
Repossession
     Upon a default by an equipment purchaser, the holder of an Equipment Loan that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform self-help repossession unless it would constitute a breach of the peace. Self-help is accomplished simply by retaking possession of the financed or leased equipment. Some jurisdictions require that the obligor be notified of the default

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and be given time to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order. Although self help is an available remedy it is rarely used. In most cases, a notice of default is sent to the obligor and legal counsel is instructed to commence legal proceedings to recover the equipment.
Notice of Sale; Redemption Rights
     The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent installments or the unpaid balance.
Uniform Commercial Code Considerations
     Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any “unconscionable” lease or “unconscionable” provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults and leases where the lessee is a “merchant lessee.” However, each finance company that sells a lease will represent that, to the best of their knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the applicable finance company of any defects. Article 2A does, however, recognize typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.
Deficiency Judgments and Excess Proceeds; Other Limitations
     The proceeds of resale of equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.
     Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.
     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.
     In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to leases, some jurisdictions require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.

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     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.
U.S. FEDERAL INCOME TAX CONSEQUENCES
     The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the “Code”, proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer Brown LLP, special Federal tax counsel for each issuing entity, as qualified in this summary. Mayer Brown LLP have prepared or reviewed the statements in this prospectus under the heading “U.S. Federal Income Tax Consequences,” and are of the opinion that they are correct in all material respects.
     The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes and certificates by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes or certificates as a position in a “straddle” for tax purposes or as a part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes or certificates and one or more other investments, trusts and estates and pass-through issuing entities, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes and certificates is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code.
     Each issuing entity will be provided with an opinion of Mayer Brown LLP regarding certain Federal income tax matters discussed below. An opinion of Mayer Brown LLP, however, is not binding on the Internal Revenue Service, called the “IRS,” or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuing entity, the notes, the certificates and related terms, parties and documents refer, unless otherwise specified, to each issuing entity and the notes, certificates and related terms, parties and documents applicable to that issuing entity.
Tax Characterization of the Issuing Entity
     Mayer Brown LLP is of the opinion that the issuing entity will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the issuing entity agreement and related documents.
     If the issuing entity were taxable as a corporation for Federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the issuing entity could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the issuing entity.

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Tax Consequences to Holders of the Notes
     Treatment of the Notes as Indebtedness. The issuing entity will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer Brown LLP is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.
     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations, called the “OID Regulations,” relating to original issue discount, or “OID.” This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 1/4% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.
     Interest Income on the Notes. Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note.
     If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, called a “Short-Term Note”, you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.
     Sale or Other Disposition. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer’s ordinary income tax rate if the note is held for not more than 12 months and at a maximum rate of 15% if the note is held for more than 12 months.
     Foreign Holders. If you are a nonresident alien, foreign corporation or other non-United States person, called a “foreign person,” interest paid to or accrued by you (including OID) generally will be considered “portfolio interest” and generally will not be subject to U.S. Federal income tax and withholding tax provided that: the income is not effectively connected with your conduct of a trade or business carried on in the United States and:

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     (i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of us (or of a profits or capital interest in the issuing entity if characterized as a partnership);
     (ii) you are not a controlled foreign corporation that is related to us (or the issuing entity if treated as a partnership) through stock ownership;
     (iii) you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and
     (iv) the interest is not contingent interest described in Section 871(h)(4) of the Code.
     To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuing entity with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W 8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement.
     If you are a foreign person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the issuing entity or its paying agent, as the case may be, with a properly executed:
•	IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or
•	IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.
     If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States Federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.
     If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States Federal income and withholding tax; provided that:
•	the gain is not effectively connected with the conduct of a trade or business in the United States by you, and
•	if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.
     Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing issuing entity, individual retirement account or nonresident alien who provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the issuing entity will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. Information returns will be sent annually to the IRS and to each note holder setting forth the amount of interest paid on the notes owned by that note holder and the amount of tax withheld on those payments.
     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer Brown LLP, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes

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might be treated as equity interests in the issuing entity. In this case, the issuing entity would be treated as a partnership. This partnership would not, however, be treated as a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of issuing entity expenses.
Tax Consequences to Holders of the Certificates
     The following discussion applies only to the extent certificates are offered in a related prospectus supplement. Until that time, because the certificates will be held solely by us or one of our affiliates, under current Treasury regulations, an issuing entity of certificates will be disregarded as an entity separate from us or one of our affiliates, for Federal income tax purposes.
     Treatment of the issuing entity as a Partnership. We will agree, and you will agree by your purchase of certificates, to treat the issuing entity as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership will be the assets held by the issuing entity, the partners of the partnership will be the certificateholders, including us in our capacity as recipient of distributions from any account specified in the related prospectus supplement in which we have an interest, and the notes will be debt of the partnership. However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes and us is not clear because there is no authority on transactions closely comparable to this arrangement.
     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered our debt or debt of the issuing entity. This characterization should not result in materially adverse tax consequences to certificateholders compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.
     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates and a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations for those certificates will be disclosed in the applicable prospectus supplement.
     Partnership Taxation. As a partnership, the issuing entity will not be subject to Federal income tax. Rather, you will be required to separately take into account your accruals of guaranteed payments from the issuing entity and your allocated share of other income, gains, losses, deductions and credits of the issuing entity. The issuing entity’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments as necessary for market discount, OID and premium, and any gain upon collection or disposition of receivables. The issuing entity’s deductions will consist primarily of interest accruing on the notes, guaranteed payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.
     Under the trust agreement or limited liability company agreement, as applicable, interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as “guaranteed payments” under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the issuing entity and as ordinary income to you. The issuing entity will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. If you use a calendar year tax year, you will be required to include the accruals of guaranteed payments in income in your taxable year that corresponds to the year in which the issuing entity deducts the payments. If you use a taxable year other than a calendar year, you will be required to include the payments in income in your taxable year that includes the December 31 of the calendar year in which the issuing entity deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.
     In addition, the trust agreement or limited liability company agreement, as applicable, will provide, in general, that you will be allocated taxable income of the issuing entity for each calendar month equal to the sum of:

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•	any issuing entity income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

•	prepayment premium, if any, payable to you for such month; and

•	any other amounts of income payable to you for the month.
•	This allocation will be reduced by any amortization by the issuing entity of premium on receivables corresponding to any excess of the issue price of certificates over their principal amount. All remaining items of income, gain, loss and deduction of the issuing entity will be allocated to us.
     Based upon the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating issuing entity income should be permissible under applicable Treasury regulations. However, no assurance can be given that the IRS would not require a greater amount of income to be allocated to you. Moreover, even under the method of allocation described above, you may be subject to tax on income equal to the interest rate on the certificates plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of this amount. Thus, if you are a cash basis taxpayer, you will in effect be required to report income from the certificates on the accrual basis and you may become liable for taxes on issuing entity income even if you have not received cash from the issuing entity to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, you may be required to report on your tax returns taxable income that is greater or less than the amount reported to you by the issuing entity.
     Most of the guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt issuing entity, including an individual retirement account, will constitute “unrelated debt-financed income” generally taxable to the holder under the Code.
     Your share of expenses of the issuing entity, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to you in whole or in part and, as a result, you might be taxed on an amount of income that exceeds the amount of cash actually distributed to you over the life of the issuing entity. It is not clear if these rules would apply to a certificateholder who accrues guaranteed payments.
     The issuing entity intends to make all tax calculations for income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the issuing entity might be required to incur additional expense, but it is believed that there would not be a material adverse effect to you.
     Discount and Premium. The purchase price paid by the issuing entity for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, respectively. As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.
     If the issuing entity acquires the receivables at a market discount or premium, the issuing entity will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of any market discount income or premium deduction may be allocated to you.
     Section 708 Termination. Under Section 708 of the Code, the issuing entity will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. Under current Treasury regulations, if a termination occurs, the issuing entity will be considered to have contributed the assets of the issuing entity, constituting the old partnership, to a new partnership in exchange for interests in the new partnership. Such interest would be deemed distributed to the partners of the old partnership in liquidation thereof. The issuing entity will not comply with certain technical requirements that might apply if a constructive termination occurs. As a result, the issuing entity may be subject to

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certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuing entity might not be able to comply due to lack of data.
     Disposition of Certificates. Generally, you will recognize capital gain or loss on a sale of certificates in an amount equal to the difference between the amount realized and your tax basis in the certificates sold. Your tax basis in a certificate will generally equal your cost for the certificate increased by your share of issuing entity income and accruals of guaranteed payments (includible in income) and decreased by any distributions received by you with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include your share of the notes and other liabilities of the issuing entity. If you acquire certificates at different prices, you may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.
     Any gain on the sale of a certificate attributable to your share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to you and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.
     If you are required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions paid to you on the certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.
     Allocations Between Transferors and Transferees. In general, the issuing entity’s taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, you may be allocated tax items and accruals of guaranteed payments, which will affect your tax liability and tax basis, attributable to periods before you purchased your certificates.
     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses and accruals of guaranteed payments of the issuing entity might be reallocated among the certificateholders. We are authorized to revise the issuing entity’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.
     Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuing entity’s assets will not be adjusted to reflect that higher (or lower) basis unless the issuing entity were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make this election. As a result, you might be allocated a greater or lesser amount of issuing entity income than would be appropriate based upon your own purchase price for certificates.
     Administrative Matters. The trustee or managing member, as applicable, is required to keep or have kept complete and accurate books of the issuing entity. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee or managing member, as applicable, will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the issuing entity and will report each certificateholder’s accruals of guaranteed payments and allocable share of items of issuing entity income and expense to certificateholders and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described below and these nominees will be required to forward such information to the beneficial owners of the certificates. Generally, you must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless you notify the IRS of all inconsistencies.

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     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes the name, address and taxpayer identification number of the nominee, and, as to each beneficial owner:
•	the name, address and taxpayer identification number of that person,
•	whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of a foreign government or an international organization, and
•	certain information on certificates that were held, bought or sold on behalf of that person throughout the year.
     In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information regarding themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish this information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.
     We will be designated as the tax matters partner in the trust agreement or limited liability company agreement, as applicable, and, therefore, will be responsible for representing you in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of your tax returns, and, under certain circumstances, you may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of your tax returns and adjustments of items not related to the income and losses of the issuing entity.
     Tax Consequences to Foreign Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes on non-U.S. persons because there is no clear authority dealing with this issue under facts substantially similar to ours. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for these purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold pursuant to Section 1446 of the Code, on the portion of its taxable income allocable to foreign certificateholders as if this income were effectively connected to a U.S. trade or business, at the taxpayer’s ordinary income tax rate. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures. In determining a certificateholder’s nonforeign status, the issuing entity may rely on IRS Form W-8BEN, IRS Form W-9 or the certificateholder’s certification of nonforeign status signed under penalties of perjury.
     Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein, including, in the case of a corporation, the branch profits tax, on its share of accruals of guaranteed payments and the issuing entity’s income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the issuing entity on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the issuing entity, taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.
     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding if, as discussed above in connection with the notes, you fail to comply with

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certain identification procedures, unless you are an exempt recipient under applicable provisions of the Code. See “Tax Consequences to Holders of the Notes — Backup Withholding.”
STATE TAX CONSEQUENCES
     The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes or certificates under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes and certificates.
ERISA CONSIDERATIONS
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit pension, profit-sharing or other employee benefit plans, as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, individual retirement accounts and specified types of Keogh plans or other plans as defined in Section 4875 of the Code that are subject to Section 4975 of the Code, and other entities such as collective investment funds or insurance company general or separate accounts that are deemed to hold “plan assets” of these plans and accounts (each of the foregoing, a “Benefit Plan Investor”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental or non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed herein.
     Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that purchased notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the United States Department of Labor (the “Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is likely that the certificates will be treated as an equity interest for purposes of the Regulation. For additional information regarding the equity or debt treatment of the notes, see “Certain ERISA Considerations” in the prospectus supplement.
      However, without regard to whether the notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of notes by, or on behalf of, a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the seller, the originator, the servicer, the subservicer, the underwriters, the trustee, the managing member of the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptions for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one

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or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption.
     By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the Note with the assets of a Benefit Plan Investor or any governmental plan, non-U.S. plan or church plan that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (ii) (x) such note is rated at least “BBB–” or its equivalent by a nationally recognized statistical rating organization at the time of purchase or transfer or (y) the acquisition, holding and disposition of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a non-exempt violation of any other substantially similar applicable law.
     A plan fiduciary considering the purchase of notes should consult its legal and tax advisors with respect to the potential applicability of ERISA and the Code to such investments and the consequences of such an investment under ERISA and the Code. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of ERISA, an investment in the Note or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.
PLAN OF DISTRIBUTION
     We will enter into one or more underwriting agreements with respect to the notes of each series and an underwriting agreement with respect to the certificates of a given series, if offered under this prospectus. In each underwriting agreement, we will agree to cause the related issuing entity to sell to the underwriters, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the underwriting agreement and in the related prospectus supplement. In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes and certificates, as the case may be, described therein which are offered hereby and by the related prospectus supplement if any of such notes and certificates, as the case may be, are purchased.
     Each prospectus supplement will either set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes and certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any notes and certificates the public offering prices and concessions may be changed.
     Each underwriting agreement will provide that we and GE Capital will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.
     Each issuing entity may, from time to time, invest the funds in its issuing entity accounts in eligible investments acquired from underwriters.
     Pursuant to each of the underwriting agreements with respect to a given series of securities, the closing of the issuance of each class of securities subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

52

LEGAL OPINIONS
     Certain legal matters relating to the securities of any series will be passed upon for the related trust, us and the servicer by Mayer Brown LLP, Chicago, Illinois and New York, New York. Certain legal matters relating to the securities of any series will be passed upon for the underwriters by Bingham McCutchen LLP. Certain federal income tax and other matters will be passed upon for each issuing entity by Mayer Brown LLP.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any issuing entity until we terminate offering the securities.
     We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the issuing entities we originate. These Current Reports are also incorporated into this prospectus by reference and made a part hereof.
     We may provide static pool information, in response to Item 1105 of Regulation AB, through our Internet web site, and if we decide to provide information through such means, the accompanying prospectus supplement will disclose the specific Internet address where such information is posted.
     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
GE Capital
Capital Markets Group
201 High Ridge Road
Stamford, CT 06927
Attention: Manager, Investment Relations
Telephone: (203) 357-4328

53

INDEX OF TERMS
     Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

Benefit Plan Investor	50
CF	13
Clearstream	25
CLL	13
Code	43,50
Direct Originations	13
DTC	25
EF	13
Equipment Loans	10
ERISA	50
Euroclear	25
Euroclear Operator	25
finance lease	41
GE	15
GE Capital	18
Indirect Originations	13
IRS	43
LIBOR	24
OID	44
OID Regulations	44
Permitted Investments	31
PTCE	51
Regulation	50
SEC	18
servicer defaults	35
Short-Term Note	44
true lease	41

54

[FORM OF EQUIPMENT (EXCEPT MARITIME EQUIPMENT) LOAN PROSPECTUS SUPPLEMENT]
SUBJECT TO COMPLETION, DATED                     ,
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                     ,
$[                                        ]
[GE Equipment Midticket Trust     -     ]
or
[GE Equipment Midticket, LLC      -     ]
Issuing Entity
CEF Equipment Holding, L.L.C.
Depositor
General Electric Capital Corporation
[Add Name of Securities]
Sponsor and Servicer

Consider carefully the risk factors be ginning on page S-10 in this prospectus supplement and on page 2 in the prospectus.
The notes represent debt obligations of the issuing entity only. The certificates represent ownership interests in the issuing entity only. Neither the notes nor the certificates represent obligations of or interests in CEF Equipment Holding, L.L.C., General Electric Corporation, [     ] or any of their affiliates.
This prospectus supplement may be used to offer and sell the notes [and the certificates only if accompanied by the prospectus.
     The notes are backed by a pledge of the issuing entity’s assets. The issuing entity’s assets include loans secured by transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment.
     The issuing entity will issue the following [classes of notes,] [certificates,] which are offered under this prospectus supplement—

	Class A		Class B		Class C
	Notes		Notes		Notes
Principal Amount	$		$		$
Interest Rate		%		%		%
Maturity Date	,		,		,
Price to Public(1)		%		%		%
Underwriting Discount(2)		%		%		%
Proceeds to Depositor (3)		%		%		%

(1)	Plus accrued interest, if any, from , . Total price to public (excluding such interest) = $

(2)	Total Underwriting Discount = $

(3)	Total Proceeds to Depositor = $ all as are more fully described on page S-___
Credit Enhancement
•	[The issuing entity will also issue $% asset backed certificates, which] [The certificates] are subordinated to the notes.

•	[A cash reserve account will be established with an initial balance of $( % of the loan value of the initial receivables).

•	The Class C Notes are subordinated to the Class A and Class B Notes, and provide additional credit enhancement for them. The Class B Notes are subordinated to the Class A Notes, and provide additional credit enhancement for the Class A Notes. Each Class also benefits from overcollateralization, a spread account and an excess spread.

•	Other support for the [notes] [certificates] includes [ ] and is provided by [ ].

•	The issuing entity will enter into a swap agreement with [General Electric Capital Services Inc.] described under “The Swap Agreement.”

•	[This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. The certificates are not offered under these documents.]
     Distributions on the certificates will be on the [___] of each month or, if the [___] is not a business day, on the next business day, beginning [___] [___], 200[_]
     Delivery of the [notes] [certificates], in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, société anonyme, and the Euroclear System on or about     ,     against payment in immediately available funds.
     Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Underwriter]	[Underwriter]

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus
     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.
     The information in this prospectus supplement is preliminary, and is subject to completion or change. This prospectus supplement is being delivered to you solely to provide you with information about the offering of these securities referred to in this prospectus supplement and to solicit an offer to purchase these securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of these securities, until we have accepted your offer to purchase these securities.
     These securities are being sold when, as and if issued. The depositor is not obligated to issue these securities or any similar security and the underwriters’ obligation to deliver these securities is subject to the terms and conditions of its underwriting agreement with the depositor and the availability of these securities when, as and if issued by the depositor. You are advised that the terms of these securities, and the characteristics of the asset pool backing them, may change (due, among other things, to the possibility that loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that these securities may not be issued that have the characteristics described in this prospectus supplement and the accompanying prospectus. The underwriters’ obligation to sell any of these securities to you is conditioned on the loans and these securities having the characteristics described in this prospectus supplement. If for any reason the depositor does not deliver these securities, the underwriters will notify you, and none of the depositor, the sponsor or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the depositor, the sponsor or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.
     We are not offering these securities in any state where the offer is not permitted.
     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver a prospectus supplement and prospectus until                        ,      (90 days after the commencement of this offering).
     We tell you about the securities in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.
     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.
     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-     in this prospectus supplement and under the caption “Index of Terms” beginning on page     in the accompanying prospectus.
     We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions.
     Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other

ii

factors we believe are appropriate. Whether actual results and development will conform with our expectations and predictions is subject to a number of risks and uncertainties.
     All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the issuing entity, General Electric Capital Corporation, General Electric Capital Services, Inc., any finance company or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

iii

(continued)

SUMMARY OF PARTIES TO THE TRANSACTION*

*	This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

S-1

SUMMARY OF TERMS
•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the [notes] [certificates], read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides a brief description of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.
RELEVANT PARTIES

Issuing Entity	[GE Equipment Midticket Trust - ] [GE Equipment Midticket LLC ]

Depositor	CEF Equipment Holding, L.L.C.

Servicer and Sponsor	General Electric Capital Corporation

Indenture Trustee	[ ]

Originators	[Originators of more than 10% of pool assets]

[Owner Trustee] [Managing Member]	[ ]

[Swap Counterparty]	[ ]
RELEVANT AGREEMENTS

Indenture	The indenture is between the issuing entity and the indenture trustee. The indenture provides for the terms relating to the notes.

[Trust Agreement] [Limited Liability Company Agreement]	The [trust agreement is between the depositor and the owner trustee. The trust agreement governs the creation of the trust and provides for the terms relating to the certificates.] [The limited liability company agreement governs the formation of the issuing entity by the seller and provides for the terms relating to the certificates.]

Servicing Agreement	The servicing agreement is between the servicer and the issuing entity. The servicing agreement governs the servicing of the receivables by the servicer.

Administration Agreement	The administration agreement is between General Electric Capital Corporation, as administrator and the [owner trustee] [managing member]. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuing entity.

S-2

Sale Agreement	The sale agreement is between General Electric Capital Corporation, as seller and CEF Equipment Holding, L.L.C., as purchaser. The sale agreement governs the sale of the receivables by General Electric Capital Corporation to CEF Equipment Holding, L.L.C.

Purchase and Sale Agreement	The purchase and sale agreement is between CEF Equipment Holding, L.L.C., as seller and [GE Equipment Midticket, LLC ] [GE Equipment Midticket Trust - ], as purchaser. The purchase and sale agreement governs the transfer of receivables from CEF Equipment Holding, L.L.C. to [GE Equipment Midticket, LLC ] [GE Equipment Midticket Trust - ].

Removal of Loans	In the event that a loan becomes a delinquent loan or the obligor thereon becomes subject to a bankruptcy proceeding, the seller has an assignable option to purchase the related loan from the issuing entity at a price equal to the purchase amount for such loan. See “Description of the Transaction Agreements—Removal of Loans.”

Swap Agreement	The issuing entity will enter into an interest rate swap agreement with the swap counterparty.
RELEVANT DATES

Closing Date	[ ]

Cutoff Date	[ ]

Payment Dates	Payments on the [notes] [certificates] will be made on the [___] day of each calendar month (or, if not a business day, the next business day), beginning with [ ] ,20[___].

Maturity Dates	The outstanding principal amount, if any, of each class of notes will be payable in full on the date specified for each below:

Class	Maturity Date
Class A	[___], [ ]
Class B	[___], [ ]
Class C	[___], [ ]

Record Date	So long as the securities are in book-entry form, the issuing entity will make payments and distributions on the securities to the holders of record on the [-] day preceding the payment date. If the securities are issued in definitive form, the record date will be the last day of the month preceding the payment or distribution date.

S-3

DESCRIPTION OF THE SECURITIES
Offered Securities
     We are offering [three] classes of notes [and certificates] issued by the issuing entity:

Class	Initial Principal Amount	Interest Rate
A	$		%
B	$		%
C	$		%

Certificate Invested
[Certificates	Amount	Interest Rate
	$	%]
     The [notes] [certificates] will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.
Assets of the issuing entity
     The issuing entity will possess only the following property:
•	receivables and related collections (excludes interest collections on the receivables from the cut-off date through [ ]);

•	bank accounts established for the issuing entity;

•	security interests in the equipment financed under the receivables;

•	any property obtained in a default situation under those security interests;

•	net swap receipts and swap termination payments received from the swap counterparty;

•	the reserve account and deposits therein; and

•	rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the loans.
The Receivables
     The receivables are middle market equipment loans that consist of loans and the income streams from finance leases made to obligors located in the United States of America and managed by the Capital Solutions and Healthcare Financial Services divisions of General Electric Capital Corporation. The pool balance of the receivables as of the cut-off date was $[                    ] , which represents the aggregate loan value of the receivables as of such date. The loan value of a receivable generally is:
•	for a loan accruing interest on a precomputed basis, (i) the present value of the future scheduled payments discounted monthly at its annual percentage rate plus (ii) the principal amounts of any past due payments plus (iii) the unamortized amounts of any purchase premiums minus (iv) the unamortized amounts of any purchase discounts, and

•	for a loan accruing interest on a simple interest basis, (i) the balance reflected on the servicer’s records plus (ii) the unamortized amounts of any purchase premiums minus (iii) the unamortized amounts of any purchase discounts.
     As of the cut-off date, the receivables had the following characteristics:
•	number of receivables [___]

•	average loan value $[___]

•	percentage of receivables by loan value that bear interest at a fixed rate [___]%

•	percentage of receivables by loan value that bear interest based on a floating rate (including hybrids) basis [___]%

•	weighted average remaining term to maturity [___] months

•	weighted average original term to maturity [___] months

•	Distribution by type of equipment as a percentage of the pool balance:
•	transportation equipment [___]%

•	industrial equipment [___]%

•	furniture and fixtures [___]%

•	construction equipment [___]%

•	technology and telecommunications equipment [___]%

•	other [___]%
     These receivables are described in more detail in “CHARACTERISTICS OF THE RECEIVABLES” in the accompanying prospectus. See “THE RECEIVABLES” in this prospectus supplement for more information on the loans.

S-4

Servicing
     The servicer is General Electric Capital Corporation. The servicer will be responsible for servicing, managing and administering the receivables and related interests, and enforcing and making collections on the receivables on behalf of the issuing entity. The servicer shall be entitled to a servicing fee equal to [___]% per annum, of the pool balance as of the first day of each calendar month. In addition, the servicer shall be entitled to collect and retain as additional servicing compensation in respect of each collection period, any late fees, prepayment charges and other administrative fees and expenses or similar charges collected during that period. The servicer has the option to make advances for delinquent scheduled payments only if it determines in its sole discretion that advances will be recoverable in future periods.
Administration
     The administrator is General Electric Capital Corporation. The administrator will be responsible for performing the duties of the issuing entity under the indenture. The administrator shall be entitled to a administration fee of $[___] per annum, 1/12 of which is payable in arrears on each payment date.
Subordination
     The Class C Notes will be subordinated to the Class A and Class B Notes, and Class B Notes will be subordinated to the Class A Notes as follows:
•	no interest will be paid on the Class C Notes on any payment date until all interest due on the Class A Notes and the Class B Notes through that payment date has been paid in full;

•	no interest will be paid on the Class B Notes on any payment date until all interest due on the Class A Notes through that payment date has been paid in full;

•	no principal will be paid on the [Class C Notes] on any payment date until the principal due on the Class A Notes and Class B Notes on that payment date has been paid in full; and

•	no principal will be paid on the [Class B Notes] on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.
     The certificates will be subordinated to the Class A Notes, the Class B Notes and the Class C Notes as follows:
•	no distributions on invested amounts will be made to the certificates on any payment date until all interest due on the Class A Notes, the Class B Notes and the Class C Notes through that payment date has been paid in full; and

•	no distributions of the certificate invested amounts will be made to the certificates on any payment date until all principal on the Class A Notes, the Class B Notes and the Class C Notes has been paid in full.
Interest
     The interest rate for each class of notes is set forth on the front cover of this prospectus supplement. [The Class [_] Notes [and the floating rate notes] will accrue interest on an actual/360 basis from (and including) the previous payment date to (but excluding) the related payment date, except that the first interest accrual period will be from (and including) the closing date to (but excluding) [___]. This means that the interest due for each class of floating rate notes and the Class [_] Notes on each payment date will be the product of: (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate, and (iii) the actual number of days since the previous payment date (or, in the case of the first payment date, since the closing date) divided by 360.] The floating rate notes will continue to accrue interest at their respective interest rates even if the swap agreement is terminated. Interest on the fixed rate notes (other than the Class [_] Notes) will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due for each class of fixed rate notes (other than the Class [_] Notes) on each payment date will be the product of: (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate, and (iii) 30 (or, in the case of the first payment date, the number of days since the closing date) divided by 360.
Principal Payments
     The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date will generally equal the decrease during the prior calendar month in [the sum of (a)] the loan value of the receivables and [(b) the amount on deposit in the issuing entity’s pre-funding account as of the end of the pre-funding period]. The loan value of a receivable equals the discounted present value of

S-5

its scheduled cash flows, using a discount rate equal to the average annual percentage rate of that loan.
     Principal payments on each payment date will generally be allocated in the following proportions: [     ]% to the Class A Notes, [     ]% to the Class B Notes and [     ]% to the Class C Notes. However, no principal payments will be payable on each payment date to the Class C Notes until all amounts payable to the Class A and Class B Notes on that payment date have been paid in full, and no principal payments will be payable on each payment date to the Class B Notes until all amounts payable to the Class A Notes on that payment date have been paid in full.
     See “Description of the Transaction Agreements — Distributions” for additional detail on some of the calculations described above and for special priority rules that would apply in a default situation.
Events of Default
     The notes are subject to events of default described under “DESCRIPTION OF THE NOTES” in the accompanying prospectus. These include:
•	the issuing entity fails to pay any interest on any note within five days after its due date;

•	the issuing entity fails to pay any installment of the principal of any note on its due date;

•	bankruptcy, insolvency or similar events relating to the issuing entity; and

•	breach by the issuing entity of its other covenants under the indenture, or material breach of a representation or warranty made by the issuing entity under the indenture, subject to applicable grace periods.
     If an event of default is not remedied as provided in the indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount of those notes, [or, holders of a majority in principal amount of one or more class of notes] shall be required to, declare the principal of the notes to be immediately due and payable. If the notes have been declared due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due or foreclose on the issuing entity’s property, exercise remedies as a secured party, sell the related receivables or make demand upon the issuing entity by written notice that the issuing entity deliver receivables files to it. However, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holder of all the outstanding notes consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal or and the accrued interest on those notes at the date of such sale, or (iii) the indenture trustee determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of 66-2/3% of the outstanding principal amount of the notes.
Optional Redemption
     Any class of [notes] [certificates] that remain outstanding on any payment date on which we exercise our clean-up call will be paid in whole on that payment date at a redemption price [for such class] equal to the [outstanding principal balance of that class of notes] plus accrued and unpaid interest thereon [outstanding invested amount of the certificates plus undistributed certificateholders’ distributions on invested amount]. We cannot exercise our clean-up call until the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables, measured for each receivable at the time of its sale to the issuing entity.
[Mandatory Redemption
     The issuing entity will have a pre-funding period. On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the issuing entity’s pre-funding account after any purchase of receivables on that date will be applied to the [notes] [certificates] then outstanding in whole or in part in the same sequence and proportions that would apply in a normal [principal payment or distribution on the invested amount.]]
[Pre-Funding
     We will sell the issuing entity loans and finance leases during a pre-funding period beginning on the closing date and ending not later than the close of business on the payment date on [     ], 20[     ].
     The issuing entity will pay for the subsequent receivables with funds on deposit in a pre-funding account established by the issuing entity, with an initial deposit of $                    . We expect to sell subsequent receivables to the issuing entity with an

S-6

aggregate loan value approximately equal to the amount deposited in the pre-funding account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities [     ]% of the asset pool will be represented by the pre-funding account.
     The pre-funding period will also terminate early if the balance in the pre-funding account is reduced to less than $100,000 or if certain defaults or other adverse events occur. The pre-funded amount will amount to [     ]% of the amount of the securities offered in this prospectus supplement. Any balance remaining in the pre-funding account at the end of the pre-funding period will be payable to the [noteholders as principal] [certificateholders as distributable invested amounts.]
     There are no required characteristics of the receivables transferred to the issuing entity during the pre-funding period, except that each additional receivable must satisfy the eligibility criteria in the sale agreement between us and the issuing entity at the time of its addition. The issuing entity will not be able to purchase receivables from us during the pre-funding period unless the finance companies have eligible receivables which they are able to transfer to us.
[Negative Carry Account
     We anticipate that the average interest rate earned by the issuing entity on investment of funds in the pre-funding account may be less than the weighted average interest rate on the [notes] [certificates]. To provide a source of funds to cover any short fall resulting from this difference, the issuing entity will deposit $                     into the issuing entity’s negative carry account.]
Credit Enhancement
[Cash Reserve Account
     As credit enhancement for the [notes] [certificates], a cash reserve account will be established by the issuing entity. The cash reserve account will be funded as follows:
•	On the closing date, the issuing entity will deposit $ ( % of the loan value of the initial receivables) into the cash reserve account.

[•	On the date of each subsequent sale of receivables to the issuing entity, the issuing entity will transfer cash or highly rated, short-term securities having a value approximately equal to % of the aggregate loan value of the receivables purchased from the pre-funding account to the cash reserve account.]

•	On each payment date after any draw has been made on the cash reserve account, available collections remaining after other more senior payments have been made will be deposited into the cash reserve account to the extent necessary to maintain a specified minimum balance.
     Funds on deposit in the cash reserve account will be available on each payment date to cover shortfalls in [payments of interest and principal on the notes] [distributions on certificate invested amount and distributions of certificate invested amount]. [Funds on deposit in the cash reserve account will not be used to cover shortfalls in any distributions on the certificates].
[Overcollateralization
     [_]% of any excess spread amount received by the issuing entity will be used to pay principal on the notes, which will cause the pool balance to exceed the outstanding principal balance of the notes to the extent such amounts of excess interest exceed writedowns of the receivables attributable to defaults. Any resulting overcollateralization will benefit the Notes.]
Excess Spread
     We expect interest collections on the receivables to be in excess of certain fees and expenses of the issuing entity and interest on the notes. These amounts of excess interest are available to cover principal payable as a result of writedowns of the receivables pool attributable to defaults.
[The Certificates
     On the closing date, the issuing entity will issue certificates to us in an aggregate invested amount of $   .   [We will initially retain the entire invested amount of the certificates.] Distributions on the certificates will be subordinate in priority of payment to interest and principal due on the notes.]
[Subordination
     The subordination of the Class C Notes to the Class A and Class B Notes as described herein will provide additional credit enhancement for the

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Class A and Class B Notes. The subordination of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes.] [The subordination of the certificates to the Class A Notes, Class B Notes and Class C Notes will provide additional credit enhancement for the Class A Notes, Class B Notes and Class C Notes.]
     As described in “Description of the Notes—Payments of Interest” and “Description of the Notes—Payments of Principal,” the Class C Notes will bear all losses on the receivables before the Class B Notes and the Class B Notes will bear all losses before the Class A Notes. The subordination is intended to enhance the likelihood of the senior notes receiving expected payments of interest and principal.
     [Describe other forms of credit enhancement and any enhancement provider referenced in Item 1114(b) of Regulation AB.]
Priority of Distributions
     On each payment date after payment to the servicer of an amount equal to any accrued but unpaid servicing fee [and reimbursement of any unreimbursed servicer advances], available collections, plus funds transferred from various issuing entity accounts as described above, will be applied to the following (in the priority indicated):
          (1) to the indenture trustee, all accrued and unpaid trustee fees and expenses (not to exceed $ [___] per month).
          (2) administration fees;
          (3) to pay the swap counterparty any amounts due to swap counterparty under the swap agreement not including any swap termination payments payable under clause (4) below;
          (4) accrued and unpaid interest on the Class A Notes and any swap termination payments owed by the issuing entity to the swap counterparty pro rata based on the outstanding principal balance of the Class A Notes and any swap termination payments; provided that, any amounts allocable to the Class A Notes which are not needed to pay interest due on such notes will be applied to pay the portions of any swap termination payments remaining unpaid, if any;
          (5) accrued and unpaid interest on the Class B Notes;
          (6) accrued and unpaid interest on the Class C Notes;
          (7) to pay principal on the notes in the priority described above under “Offered Securities — Principal Payments”;
          (8) to the cash reserve account, to the extent necessary to maintain a specified balance;]
          (9) distributions on the certificate invested amount;
          (10) distributions of the certificate invested amount of the certificates; and
          (11) the remaining balance, if any, to the issuing entity.
     See “Description of the Transaction Agreements — Distributions” for additional details and for special priority rules that would apply in a default situation.
Swap Agreement
     The issuing entity will enter into a swap agreement with [General Electric Capital Services, Inc.], or a swap counterparty with (i) a Moody’s long term debt rating, shelf rating or counterparty rating of at least “[___]”, and if a short term rating has been provided, such rating is at least “[___]”, and (ii) an S&P long term debt rating or counterparty rating of at least “[___]”, and if a short term rating has been provided, such rating is at least “[___]”, and (iii) if such entity or its credit support provider has a Fitch long term unsecured debt rating, such rating is at least “[___]”, and if a short term rating has been provided, such rating is at least “[___]”. [The swap agreement will include confirmations for [three] separate swap transactions, under which the issuing entity will receive amounts based on LIBOR and pay amounts based upon a fixed rate of interest, an index based upon the interest rates on the hybrid receivables, and one-year reset indices, respectively.]
     For a description of the swap agreement, see “SWAP AGREEMENT.” For information regarding the credit ratings of the swap counterparty, see “THE ISSUING ENTITY AND OTHER PARTIES”.
Tax Status
     In the opinion of Mayer Brown LLP, tax counsel to the issuing entity, the notes will be treated as debt of the issuing entity for U.S. federal income tax purposes and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation [and the issuing entity will be treated as a partnership in which the certificateholders are partners].

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ERISA Considerations
     Employee benefit plans and accounts may generally purchase notes subject to the considerations described in this prospectus supplement and the accompanying prospectus. Before purchasing any of the notes, fiduciaries of such plans should determine whether an investment in the notes is appropriate for such plan and are urged to review carefully the matters discussed in this prospectus supplement and in the accompanying prospectus and to consult with their own legal and financial advisors before making an investment decision. The certificates may not be acquired by any employee benefit plan. See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.
Legal Investment
     [The Class A Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]
Ratings of the [Notes] [Certificates]
     The issuing entity will not issue the [notes] [certificates] unless the Class C Notes are rated investment grade by at least two nationally recognized rating agencies and the other notes are assigned the following ratings:]

Standard &
Class	Poor’s	Moody’s	Fitch
A
B
C
     These ratings will be monitored on an on-going basis.
     The ratings of the notes take into account the provisions of the swap agreement and the ratings currently assigned to the debt obligations of the swap counterparty. A downgrade, suspension or withdrawal of any rating of the debt of the swap counterparty may result in the downgrade, suspension or withdrawal of the rating assigned to any notes.
     A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the notes pursuant to their terms.
CEF Equipment Holding, L.L.C.
     The mailing address of our principal executive office is 10 Riverview Drive, Danbury, CT 06810, Attention: Legal Department and our telephone number is 203-749-2101.

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RISK FACTORS
     You should consider the following risk factors in deciding whether to purchase the [notes] [certificates].

Proposed financial regulatory reforms could have a significant impact on the issuing entity, the sponsor, the depositor or the servicer.	On June 17, 2009, the United States Department of the Treasury announced a sweeping proposal to reform the regulatory supervision of financial institutions, certain aspects of which are described below. The proposal envisions creation of new entities, authorities and responsibilities for federal financial institution regulators that will be authorized to identify emerging systematic risks, supervise all federally chartered depository institutions and regulate consumer financial services and products such as credit, savings and payment products. The proposal calls for regulation of systemically significant institutions, regardless of whether those institutions would be regulated as bank holding companies under current law. Under this proposal, the sponsor or the servicer could be treated as systemically significant institutions. The proposal also recommends separating non-financial from financial companies. The proposal further envisions enhanced regulation of the financial markets, including securitization markets.

Portions of the proposal can be implemented through executive order or regulation, while the more significant parts of the proposal require the adoption of new legislation. It is not clear, however, whether or when any such executive orders, regulations or legislation will be issued or enacted, what form they will take, how they will be implemented if adopted, or how the issuing entity, the sponsor, the depositor or the servicer will be affected. No assurance can be given that the new standards will not have a significant impact on the issuing entity, the sponsor, the depositor or the servicer, including on the level of loans held in the issuing entity or the servicing of those loans and on the regulation and supervision of the servicer, the sponsor and/or its affiliates.

It may not be possible to find a purchaser for your securities.	There is currently no public market for the [notes] [certificates] and we cannot assure you that one will develop. Thus you may not be able to resell your [notes] [certificates] at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the [notes][certificates], but they are not required to do so. We do not intend to apply for listing of the [notes] [certificates] on any securities exchange or for the inclusion of the [notes] [certificates] on any automated quotation system. A trading market for the [notes] [certificates] may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your [notes] [certificates].

Recent and continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities, including many securities backed by loans which are included in the loan portfolio. This period of general market illiquidity may continue, or even worsen, and may adversely affect the value of your notes and may adversely affect your ability to locate a willing purchaser. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.

Recent economic developments may adversely affect the performance and market value of your notes.	Since the fall of 2007, general worldwide economic conditions experienced a downturn due to the effects of the deterioration in the residential housing market, the subprime lending crisis, the general credit market crisis, collateral effects on the finance and banking industries, increased commodity costs, volatile energy costs, concerns about inflation, slower economic activity, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns (the “Economic Crisis”).

The Economic Crisis has adversely affected demand for the types of equipment that we finance, resulting in decreased sales of these products which could negatively affect our operations and result in higher losses and delinquencies on the loans. An increase in losses and delinquencies on the loans could result in reduced payments on your notes. As a result, the performance and market value of your notes may be adversely affected.

In addition, we cannot predict the duration of the Economic Crisis, the timing or strength of a subsequent economic recovery or the extent to which the Economic Crisis will continue to negatively impact the business, financial condition and results of operations of the originators.

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Risk of downgrade of initial ratings assigned to your [notes] [certificates].	It is a condition to the issuance of the [notes][certificates] that they receive the ratings from the rating agencies set forth in the summary under the heading “rating of the [notes][certificates].” A rating is not a recommendation to purchase, hold or sell the [notes][certificates], inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the [notes][certificates] address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the [notes] [and distribution of certificate invested amount and distributions on certificate invested amount] pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. The ratings of the [notes][certificates] are based primarily on the rating agencies’ analysis of the finance leases, loans and the equipment, and, with respect to the [Class A Notes] [Class B Notes] [and Class C Notes], the subordination provided by the subordinate [notes][certificates]. In the event that the rating initially assigned to any [notes][certificates] is subsequently lowered or withdrawn for any reason, you may not be able to resell your [notes][certificates] without a substantial discount.

[Prepayments could result from pre-funding.	If the principal amount of eligible receivables purchased or directly originated by our affiliated finance company during the issuing entity’s pre-funding period, plus other pre-existing eligible receivables, is less than the amount deposited in the issuing entity’s pre-funding account, we will not have sufficient receivables to sell to the issuing entity during the pre-funding period. This would result in a prepayment of principal or return of capital, as the case may be, in an aggregate amount equal to the amount remaining in the pre-funding account at the end of the pre-funding period to the [noteholders] [certificateholders] in the same sequence and proportions that would apply in a normal principal distribution. Any prepayment will shorten the weighted average life of the affected [notes] [certificates]. The amount of the [notes] [certificates] that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the [notes] [certificates].]
[The issuing entity is dependent upon the finance companies for additional receivables.	The issuing entity will not be able to purchase receivables from us during the pre-funding period unless the finance companies have eligible receivables which they are able to transfer to us. The finance companies’ ability to generate receivables depends primarily upon sales of transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment manufactured or distributed by unaffiliated third parties. If, during the pre-funding period, these manufacturers or distributors experienced a reduction in sales of such equipment, this would adversely affect our ability to sell receivables to the issuing entity.]

[Characteristics of the pool of receivables may change due to pre-funding.	There will be no required characteristics of the receivables transferred to the issuing entity during the pre-funding period, except that each additional receivable must satisfy the eligibility criteria specified in the sale agreement between us and the issuing entity at the time of its addition. Additional receivables may be originated at a later date using credit criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent receivables to the issuing entity, the characteristics of the entire receivables pool, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, average maturity, current loan value and geographic distribution, may vary from those of the initial receivables. Since the weighted average life of the [notes] [certificates] will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the [notes] [certificates]. However, the issuing entity will not purchase any receivables that have a remaining term in excess of [ ] months or any receivables that would cause the weighted average original term of the receivables in the issuing entity to be greater than [ ] months. These requirements are intended to minimize the effect of the addition of subsequent receivables on the weighted average life of the [notes] [certificates].]

Cross-collateralization of receivables may affect your returns.	In many cases the finance companies have other extensions of credit to an obligor in addition to the loan or loans with such obligor which are included in the loan pool securing the notes. In addition, after the closing date, the finance companies may originate additional extensions of credit to any obligor. The finance companies may also sell loans which it has retained to another issuing entity for which GE Capital may act as the servicer in the future. For purposes of this prospectus supplement we refer to such existing or future extensions of credit by the finance companies, which are not transferred to the issuing entity and included in the loan pool, as retained loans. In many cases, loans sold to the issuing entity and the retained loans are cross-defaulted and cross-collateralized. As a result, a retained loan may have a lien or security interest on the equipment and other collateral securing a loan in the receivables pool, and a loan in the receivables pool may be secured by a lien or security interest on the collateral securing a retained loan. In addition, the same guarantee, credit enhancement or recourse

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arrangement with a third party may be applicable to both a loan in the receivables pool and a retained loan.

GE Capital, in its capacity as servicer, will be required to make decisions, on behalf of the issuing entity, regarding the loans in the receivables pool which also affect its interest in the retained loans. The servicing agreement obligates GE Capital, when acting in its capacity as the servicer, to act, on behalf of the issuing entity, in accordance with its customary servicing procedures and the issuing entity’s credit and collection policies with respect to loan agreements, finance leases and other financing arrangements similar to the loans in the receivables pool. However, when acting in its capacity as the creditor under the retained loans (or as the servicer for another issuing entity or lender which has purchased retained loans), GE Capital may make decisions and take actions to protect the creditor’s interest without regard to any effect which these decisions and actions may have on the interests of the issuing entity. Such decisions or actions by GE Capital may affect the timing and amount of the recovery by the issuing entity on loans with the same obligor. If the obligor defaults on a loan in the receivables pool or a retained loan, or an insolvency proceeding is commenced with respect to the obligor (or a third party providing a guarantee or other recourse arrangement), GE Capital, in its capacity as servicer, will be authorized to file claims (including bankruptcy claims) and commence remedial proceedings on behalf of the issuing entity, and in the same proceeding a finance company, in its capacity as a creditor of the obligor under a retained loan (or as the servicer for another trust or lender which has purchased the retained loans), may also take actions to protect its interest in the retained loan. If a payment is made by or on behalf of an obligor (whether a scheduled payment, prepayment, liquidation or insurance proceeds or a payment by a third party under a guarantee or recourse arrangement), as servicer, GE Capital will allocate the payment between amounts due on loans in the receivables pool and amounts due on retained loans in accordance with applicable law, the provisions of the loans (and the retained loans) and its customary practices for similar loans. It is also the practice of the finance companies to accommodate obligor requests for the release of equipment or other collateral from the lien of a financing agreement or finance lease, or the release of a third party from its guarantee (or other recourse arrangement) in respect of a loan in appropriate circumstances. Accordingly, as servicer, GE Capital, on behalf of the issuing entity, is authorized to release the equipment or other collateral which secures a loan and to release a guarantee or other third party recourse arrangement in accordance with its customary servicing practices for similar loans and the issuing entity’s credit and collection policies. In such circumstances, GE Capital will, in accordance with such practices, determine whether (and in what order) to release an obligor’s collateral securing a loan and/or collateral securing a retained loan. When a finance company sells equipment or other collateral for a loan which has been repossessed, it may also be selling similar collateral for its own account or for an account of another party. The finance companies are not required (in a remedial proceeding, in bankruptcy, in allocation of payment or in the sale of repossessed equipment) to give priority to payments due to the issuing entity under a loan over payments due to that finance company or another issuing entity or lender under a retained loan.

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Geographical concentrations of equipment loans may affect your investment.	If adverse events or economic conditions were particularly severe in the geographic regions in which there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the receivables may increase. As a result, the overall timing and amount of collections on the receivables held by the issuing entity may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive. As of [ , ], approximately [ ]% of the outstanding principal amount of the receivables held by the issuing entity related to obligors located in California, [ ]% in Texas, [ ]% in New York and [ ]% in Illinois. No other state accounts for more than [ ]% of the equipment loans. The receivables in those states represent [ ]% of the outstanding principal amount of the receivables held by the issuing entity.

Disproportionate concentration of equipment loans in particular industries may adversely affect your investment.	If the industries in which there is a substantial concentration of obligors experience adverse events or economic conditions, the overall timing and amount of collections on the equipment loans held by the issuing entity may differ from what you may have expected. This could result in delays or reduced payments to you. As of [ , ], equipment loans constituting approximately [ ]% of the outstanding principal amount of the equipment loans held by the issuing entity relate to transportation equipment. An increase in costs of raw materials such as steel, for example, due to the imposition of tariffs on imported steel may increase the costs of production for manufacturers of transportation equipment resulting in reduced revenues and higher delinquencies. A decrease in the demand for transportation equipment as well as excess capacity in the industry could reduce revenues for these sectors and this may consequently increase delinquencies and defaults on the related loans. Additionally, an overall economic downturn could reduce demand for credit. No other industry accounts for more than [ ]% of the outstanding principal amount of the equipment loans held by the issuing entity.

Payments on the Class C Notes are subordinate to payments on the Class B and Class A Notes.	If you buy Class C Notes, your interest payments will be subordinate to interest payments on the Class B and Class A Notes, and your principal payments will be subordinate to principal payments on the Class B and Class A Notes as follows:

•     You will not receive any interest payments on your Class C Notes on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest then payable on the Class B and Class A Notes, in each case, has been paid in full.

•     In addition, you will not receive any principal payments on your Class C Notes on any payment date until the principal due on the Class B and Class A Notes on that payment date has been paid in full.

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Payments on the Class B Notes are subordinate to payments on the Class A Notes.	If you buy Class B Notes, your interest payments will be subordinate to interest payments on the Class A Notes, and your principal payments will be subordinate to principal payments on the Class A Notes as follows:

•     You will not receive any interest payments on your Class B Notes on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest then payable on the Class A Notes, in each case, has been paid in full.

• In addition, you will not receive any principal payments on your Class B Notes on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.

Payments on the certificates are subordinate to payments on the Class A Notes, the Class B Notes and the Class C Notes.	If you buy certificates, your distributions on the certificate invested amounts will be subordinate to interest payments on the Class A Notes, the Class B Notes and the Class C Notes, and your return of your certificate invested amount will be subordinate to principal payments on the Class A Notes, the Class B Notes and the Class C, as follows:

•     You will not receive any distributions on your certificate invested amount on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest and principal then payable on the Class A Notes, the Class B Notes and the Class C Notes, in each case, has been paid or provided for in full.

•     In addition, you will not receive any distributions of your certificate invested amount on any payment date until the entire principal balance of the Class A Notes, the Class B Notes and the Class C Notes, has been paid for in full.

[Prepayments of receivables could result in payment shortfalls.	A significant portion of the receivables in the issuing entity will be simple interest receivables. Under simple interest receivables, if an obligor pays a fixed periodic installment early, the portion of the payment applied to reduce the unpaid balance will be greater than the reduction if the payment had been made as scheduled, and the final payment will be reduced accordingly. As a result, the loan value of the receivable, at any time, may be greater than its principal balance. Upon final payment (including prepayment in full) of the receivable, principal collected through that final payment will be less than the resulting increase in the targeted distribution, which could lead to a cash flow shortfall. You might not receive ultimate payment in full of all amounts due under your [notes][certificates] if the amount of the shortfalls exceeds the amount of the deposits and other available credit enhancement and excess collections available to make up for the shortfalls.] [No deposit will be required in connection with any potential cash flow shortfalls that result in a shortfall in distributions on the certificates.] No assurances are given that the receivables will prepay at any particular rate.

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If the notes are redeemed earlier, the yield on your notes may be lower than expected.	If any class of notes is redeemed earlier, as described in “Description of the Notes—Optional Redemption,” your notes will be retired early, which will shorten their average lives and potentially lower the yield on your notes.

Noteholders may suffer a loss on their investment from interest rate fluctuations if the [Class A] [Class B] [Class C] interest rate swap[s] terminates.	The [Class A Notes] [Class B Notes] [Class C Notes] bear interest at floating rates based on [one-month LIBOR] [H-15], while the payments due under the receivables are calculated using floating interest rates based on [one-month LIBOR] [H-15]. The issuing entity will enter into an interest rate swap for [Class A Notes] [Class B Notes] [Class C Notes] to mitigate the risk associated with a decrease in [one-month LIBOR] [H-15] that results in the interest payable on such notes exceeding the amount available to make these payments.

If an interest rate swap is terminated or an interest rate swap counterparty fails to perform its obligations under an interest rate swap agreement, the noteholders will be exposed to the risk that the interest rate on the [Class A Notes] [Class B Notes] [Class C Notes] will be greater than the amounts received by the issuing entity under the receivables, which could leave the issuing entity without sufficient funds to make all required payments on the notes.

The swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on the notes. Prior to an event of default, a swap counterparty’s claim for termination payments for swaps relating to each class of notes will be at the same priority with interest on the related class of notes. Following an event of default, any swap counterparty’s claim for termination payments will be at the same priority with interest on the Class A Notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in the interest and principal payments on your notes.

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THE ISSUING ENTITY
General
     The issuing entity will be formed pursuant to a [trust] [limited liability company] agreement. The [trust] [limited liability company] agreement is governed by the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than
•	acquiring, holding and managing the receivables[, the pre-funding account] and the other assets of the issuing entity and proceeds therefrom,

•	issuing the notes and the certificates,

•	making payments on the notes and distributions on the certificates, and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.
     The issuing entity will possess only the following property:
•	receivables and related collections;

•	bank accounts established for the issuing entity;

•	security interests in the equipment financed under the receivables;

•	any property obtained in a default situation under those security interests; and

•	rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables.
     The issuing entity’s principal offices are in [          ], in care of [          ], [as owner trustee] [managing member], at the address listed below under “—The [Owner Trustee] [Managing Member].”
     As a bankruptcy-remote entity, the issuing entity’s operations are restricted so that it does not engage in business with, or incur liabilities to, any other entity other than entities such as the originator, the indenture trustee, the administrator and the Servicer as contemplated under the transaction agreements or similar securitization agreements. The restrictions are intended to prevent the issuing entity from engaging in business with other entities that may bring bankruptcy proceedings against the issuing entity. The restrictions are also intended to reduce the risk that the issuing entity will be consolidated into the bankruptcy proceedings of any other entity. The issuing entity does not have, nor is it expected in the future to have, any significant assets, except as set forth herein.
     The issuing entity’s principal offices are in Danbury, Connecticut, in care of General Electric Capital Corporation, as administrator, and are located at 44 Old Ridgebury Road, Danbury, Connecticut 06810. Its fiscal year runs from [January 1] through [December 31].
Capitalization of the Issuing Entity
     The following table illustrates the capitalization of the issuing entity as of      [initial cutoff      date], as if the issuance and sale of the notes and the certificates had taken place on that date:

Class A % Notes	$
Class B % Notes	$
Class C % Notes	$
[Certificates	$	]

Total	$

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Affiliations Among Transaction Parties
     The diagram below illustrates the ownership structure among the affiliated transaction parties.
[Describe, if so, and how, the sponsor, depositor or issuing entity is an affiliate of the following parties: servicer, trustee, originator, significant obligor, enhancement or support provider or any other parties, as well as, to the extent known and material, if so, and how, any of those parties are affiliates of each other. Also describe whether there is, and if so the general character of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the transaction, between the sponsor, depositor or issuing entity and any of the parties set forth above, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities]
[The Owner Trustee] [Managing Member]
     is the [owner trustee] [managing member] under the [trust] [limited liability company] agreement.     is a     , and its principal offices are located at     . [In the ordinary course of its business, the owner trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with GE Capital and its affiliates.      will act as co-trustee for the purpose of complying with certain Delaware legal requirements.] [The initial capital contribution made by the managing member is $ [___].] [Description of the owner trustee’s experience serving as owner trustee in securitizations of similar assets]
The Swap Counterparty
     Any swap counterparty shall be required to have a short term credit rating of [     ] by Standard & Poor’s, and [     ] by Moody’s; and a long term credit rating of [     ] by Standard & Poor’s and [     ] by Moody’s.
     [          ], as the swap counterparty to the net swap agreement[s], is a [     ], and its principal executive offices are located in [     ]. In the ordinary course of business, it is engaged in a general commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

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     As of [          ], based upon information reported by [     ], [          ] had consolidated assets of $[     ], consolidated deposits of $[     ] and shareholder’s equity of $[     ] based on regulatory accounting principles.
     Requests for information should be directed to the [                    ].
     The Depositor has determined that the significance percentage of payments under the swap agreement, as calculated in accordance with Regulation AB under the Securities act of 1933, [is less than 10%] [is greater than 10% but less than 20%: provide data required by Item 1115(b)(1) of Regulation AB] [is greater than 20%: financial statements meeting the requirements of Item 1115(b)(2) of Regulation AB will be provided].
Sponsor
     General Electric Capital Corporation (“GE Capital”), a Delaware corporation, originated all of the Loans and will transfer the Loans to the Seller on the closing date.
     GE Capital has securitized commercial equipment loans since 2003. The size of GE Capital’s portfolio of commercial equipment loans is in excess of $[20 billion]. GE Capital does not outsource the origination of commercial equipment loans to third parties. The following tables set forth the aggregate principal amount of publicly offered securitizations of commercial equipment loans sponsored by GE Capital since 2003. GE Capital sponsored approximately $[___] billion in initial aggregate principal amount of securities backed by commercial equipment loans in the 2003 calendar year. GE Capital sponsored approximately $[___] billion in initial aggregate principal amount of securities backed by commercial equipment loans in the 2005 calendar year. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.
     [INSERT TABLE]
     In addition to equipment loans, assets supporting GE Capital securitizations executed by GE Capital and its subsidiaries and affiliates that are currently outstanding include: credit card receivables; floorplan receivables; commercial real estate loans; residential real estate and home equity loans; secured corporate loans and other assets.
     For a description of the Sponsor, see “Important Parties-GE Capital Corporation” in the accompanying prospectus. For a description of origination of the equipment loans by GE Capital, see “Origination of Receivables” in the accompanying prospectus.
[Other Originators
     The Loans secured by [___] equipment were originated by GE Capital, subsequently transferred to [                    ], a [                    ] corporation, and will be transferred to the Seller by [___] on the closing date. These Loans account for [_]% of pool assets.
     [If Loans originated by such originator exceed 20% of pool assets, describe how long it has been originating assets; describe its experience in originating equipment loans; describe the size and composition of its portfolio; describe its underwriting criteria for equipment loans and provide any other material information].]
Servicer
     GE Capital, through its Capital Solutions and Healthcare Financial Services divisions, is the servicer (the “Servicer”) under the servicing agreement. GE Capital is a wholly owned subsidiary of General Electric Capital Services, Inc (“GECS”). The principal offices of GE Capital’s Capital Solutions division are located at 44 Old Ridgebury Road, Danbury, CT 06810 and the principal offices of GE Capital’s Healthcare Financial Services division are located at 20225 Water Tower Blvd., Suite 300, Brookfield, WI 53045-3598.
     The following tables set forth the annual average outstanding principal balance, calculated as of year end, of commercial equipment loans serviced by GE Capital for the past five years, and the annual average number of such loans for the same period. GE Capital was the servicer of a commercial equipment loan portfolio of approximately $[___] billion in average outstanding principal amount during the 2001 calendar year. GE Capital was the servicer

S-18

of a commercial equipment loan portfolio of approximately $[    ] billion and $[    ] billion in average outstanding principal during the 2005 calendar year. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.
     [INSERT TABLE]
     For a description of the Servicer, see “Important Parties-GE Capital Corporation” in the accompanying prospectus.
Depositor
     CEF Equipment Holding, L.L.C. is the depositor (the “Depositor”). For a description of the Depositor, see “Important Parties- CEF Equipment Holding, L.L.C.” in the accompanying prospectus.

S-19

THE RECEIVABLES POOL
     The pool of receivables held by the issuing entity will include the initial receivables purchased on the closing date [and any additional receivables purchased during the issuing entity’s pre-funding period]. The receivables are equipment loans that consist of loans and the income streams from finance leases (the “Equipment Loans”) secured by new or used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment.
     A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the issuing entity and the notes, are based upon the Loan Value of the receivables. “Loan Value” means, for any Equipment Loan as of any calculation date, the present value of the scheduled and unpaid payments on such Equipment Loan (discounted monthly at an annual rate equal to the annual percentage rate of such Equipment Loan with respect to Equipment Loans accruing interest on a fixed rate basis), plus any amount of past due payments as of the cutoff date. Any defaulted receivables liquidated by the servicer through the sale or other disposition of the related equipment or that the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge off without realizing upon the related equipment are deemed to have a Loan Value of zero. The Loan Value of the receivables is generally equivalent to their outstanding principal amount.
     The [initial] receivables were selected [and the additional receivables will be selected] from our portfolio using several criteria, including the criteria set forth in the prospectus under “Characteristics of the Receivables — Selection Criteria” and the additional criteria that:
     (1) each receivable is an Equipment Loan;
     (2) each receivable has an annual percentage rate that is equal to or greater than     %;
     (3) each receivable has a remaining term to maturity of not more than      months;
     (4) each receivable has a Loan Value as of the applicable cutoff date that (when combined with the Loan Value of any other receivables with the same or an affiliated obligor) does not exceed      % of the aggregate Loan Value of all the receivables;
     (5) [after giving effect to each transfer of additional receivables,] the weighted average original term of the receivables in the issuing entity will not be greater than      months; and
     (6) [after giving effect to each transfer of additional receivables,] not more than     % of the principal balances of the receivables in the issuing entity will represent loans for the financing of industrial equipment, not more than      % will represent loans for the financing of transportation equipment, not more than      % of the principal balances of the receivables in the issuing entity will represent loans for the financing of construction equipment, not more than      % of the principal balance of the receivables in the issuing entity will represent loans for the financing of technology and telecommunications equipment, and not more than      % of the receivables in the issuing entity will represent loans for the financing of furniture and fixtures.]
     [The receivables as they are constituted on any cutoff date for an addition of receivables will not deviate from the foregoing characteristics.]
     [The [initial] receivables include both precomputed and simple interest receivables]. No [initial] receivable has[, and no additional receivable will have,] a scheduled maturity later than the date that is six months prior to the final scheduled maturity date for the notes.
     [The initial receivables will represent approximately      % of the sum of initial outstanding principal amount of the notes and the certificate invested amount. Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the issuing entity, the aggregate characteristics of all of the receivables in the issuing entity, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, current Loan Value and geographic distribution described in the following tables, may vary from those of the initial receivables. Following the end of the pre-funding period, we will file a report on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of all of the receivables in the issuing entity, after the addition of the additional receivables.]

S-20

     All of the receivables transferred to us relate to commercial financings, rather than to consumer leases or consumer loans or financings. We will not use selection procedures that we believe to be adverse to the issuing entity in selecting the receivables for transfer to the issuing entity under the purchase and sale agreement. Each finance company will sell the receivables to us on the closing date under a separate sale agreement.
     The composition, distribution by annual percentage rate, receivable type, equipment type, payment frequency, current Loan Value and geographic distribution, in each case of the [initial] receivables as of     ,     are as set forth in the following tables. Totals may not add to 100% due to rounding.
     As the obligors pay amounts owed by them under the receivables, the aggregate principal balance of all of the receivables held by the issuing entity will decrease. This decrease in the principal balance of the receivables is referred to as amortization. The rate at which the principal balance of each receivable is reduced may vary from receivable to receivable. The variance will depend in large part on the receivable terms and the manner in which the obligor makes its payments. As a result, the statistical distribution of the receivables held by the issuing entity, including the concentration of obligors in any one state or of the receivables with respect to any one equipment type, will vary as the receivable balances amortize.
     Some of the receivables intended, as of [          ], to be transferred to the issuing entity may be determined not to meet the eligibility requirements and those receivables may not be transferred to the issuing entity on the closing date. While the statistical distribution of the characteristics, as of the closing date, for the final pool of receivables will vary somewhat from the statistical distribution of the characteristics, as of the date hereof, as presented in this prospectus supplement, the variance will not be material. Changes in the characteristics of the receivables between the date hereof and the closing date will not affect more than 5% of the aggregate principal balance of the receivables.
     [_]% of the Loans were originated in the State of [     ]. [if 10% or more of the Loans were originated in one state or other geographic region, describe any economic or other factors specific to such state or region that may materially impact the pool assets or pool cash flows].
     [In relation to prefunding periods, the following information needs to be provided: The term or duration of any prefunding period; the amount of proceeds to be deposited in the prefunding account; the percentage of the asset pool and any class or series of the asset-backed securities represented by the prefunding account; triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers; when and how new pool assets may be acquired during the prefunding period, and if, when and how pool assets can be removed or substituted — describe any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed; the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including a description of any differences from the criteria used to select the current asset pool; which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets — In addition, disclose whether or not there will be any independent verification of such person’s exercise of authority or determinations; any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements; if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts; and the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of]
Composition of the Receivables as of the [Initial] Cutoff Date

Weighted			Weighted	Weighted
Average	Aggregate	Number of	Average	Average	Average
APR	Loan Value	Receivables	Remaining Term	Original Term	Loan Value
%	$		months	months	$

S-21

Distribution by Receivable Type of the Receivables
as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Receivable Type	Receivables	Loan Value	Loan Value
Loans		$		%
Finance leases				%

Total		$	100.00%

Distribution by Payment Frequency of the Receivables
as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Frequency	Receivables	Loan Value	Loan Value
Annual
Semiannual
Quarterly		$		%
Monthly
Other		$		%

Total		$	100.00%

Distribution by Interest Type of the Receivables Pool as of the [Initial] Cut-off Date

	Number of		Percent of
Interest Type	Receivables	Pool Balance	Pool Balance
Fixed		$		%
LIBOR(1)
Hybrid
Constant Maturity Treasury(2)
Commercial Paper(3)
Prime		$		%

Total

(1)	Includes $[___] of one-month LIBOR loans and $[___] of three-month LIBOR loans.

(2)	Includes $[___] of one-year, $[___]of two-year, $[___]of three-year and $[___]of five-year CMT loans and $[___] million of 12-month LIBOR loans.

(3)	Includes $[___]of loans that provide the borrower with the option to convert the loan to a fixed rate on a specified date based on an index in effect at such time plus a margin. The fixed rate can be periodically reset over the remaining life of the loan based on the index in effect from time-to-time.

S-22

Distribution by Annual Percentage Rate
of the Receivables as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
APR Range	Receivables	Loan Value	Loan Value
3.000% to 3.999%		$		%
4.000% to 4.999%
5.000% to 5.999%
6.000% to 6.999%
7.000% to 7.999%
8.000% to 8.999%
9.000% to 9.999%
10.000% to 10.999%
11.000% to 11.999%
12.000% to 12.999%
13.000% to 13.999%
14.000% to 14.999%
15.000% to 15.999%
16.000% to 16.999%
17.000% to 17.999%
18.000% to 18.999%
19.000% to 19.999%
20.000% to 20.999%

Total		$	100.00%

Distribution by Equipment Type of the Receivables
as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Type	Receivables	Loan Value	Loan Value
Transportation Equipment
Industrial Equipment
Construction Equipment
Technology and Telecommunications Equipment
Furniture and Fixtures
Total		$	100.00%

S-23

Distribution by Industry Application of the Receivables
as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Industry	Receivables	Loan Value	Loan Value
Construction
Manufacturing
Retail
Transportation
Food and Agriculture
Wholesale
Electronics
Printing and Publishing
Public Finance
Healthcare
Biotech/Pharmaceuticals
Services

Total		$	100.00%

Distribution by Current Loan Value of the Receivables
as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Value Range	Receivables	Loan Value	Loan Value
50,000.00 to 99,999,99		$
100,000 to 199,999,99
200,000 to 299,999,99
300,000 to 399,999,99
400,000 to 499,999,99
500,000 to 599,999,99
600,000 to 699,999,99
700,000 to 799,999,99
800,000 to 899,999,99
900,000 to 999,999,99
1,000,000,00 to 1,999,999,99
2,000,000,00 to 2,999,999,99
3,000,000,00 to 3,999,999,99
4,000,000,00 to 4,999,999,99
5,000,000,00 to 5,999,999,99
6,000,000,00 to 6,999,999,99
7,000,000,00 to 7,999,999,99
8,000,000,00 to 8,999,999,99
9,000,000,00 to 9,999,999,99
10,000,000,00 to 19,999,999,99
20,000,000,00 to 29,999,999,99
30,000,000,00 to 39,999,999,99
40,000,000,00 to 49,999,999,99
50,000,000,00 and over

Total		$	100.00%

S-24

Distribution by Remaining Term to Stated Maturity of Receivables
as of the [Initial] Cutoff Date

		% of Total		Percent of
	Number of	Number of	Aggregate	Aggregate
Remaining Terms of Receivables (Months)	Receivables	Receivables	Loan Value	Loan Value
12-24
25-36
37-48
49-60
61-72
73-84
85-96
97-108
109-120

Total		100%	$	100.00%

S-25

Geographic Distribution of the Receivables
as of the [Initial] Cutoff Date

	Percent of
	Aggregate
State(1)	Loan Value
Alabama		%
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total	100.00%

(1)	Based upon billing addresses of the obligors.

S-26

STATIC POOL INFORMATION
     Current static pool data with respect to commercial equipment loans serviced by GE Capital is available on the internet at www.geabs.com (the “Static Pool Data”). For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.
     As used in the Static Pool Data, a loan is considered to be “less than or equal to 30 days” or “31 to 60 days” delinquent when a payment due on any due date remains unpaid as of the close of business on the business day immediately following the monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.
     From time to time, the servicer will modify a loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Upon such modification, the loan will no longer be classified as delinquent. For a description of GE Capital’s loss mitigation strategy can be found at “Origination of Receivables—Delinquency and Loss mitigation Strategy” in the accompanying prospectus.
WEIGHTED AVERAGE LIFE OF THE [NOTES] [CERTIFICATES]
     As the rate of [payment of principal of the notes] [distributions of the certificate invested amounts] depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final [payment of each class of notes] [distributions on the invested amount of your certificates] could occur significantly earlier than the final maturity date for that class. You will bear the risk of being able to reinvest [principal payments on your notes] [distributions on the invested amount of your certificates] at yields at least equal to the yield on your [notes] [certificates].
     Prepayments on loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.
     The tables below have been prepared on the basis of certain assumptions, including that: (a) the receivables prepay in full at the specified monthly CPR and we are not required to purchase any receivables from the issuing entity, (b) each scheduled payment on the receivables is made on the last day of each calendar month, (c) payments are made on each payment date in respect of the notes in accordance with the description set forth under “Description of the Transaction Agreements — Distributions,” [(d) the balance in the cash reserve account on any day is equal to the required cash reserve account balance,] [(e) the balance in the principal supplement account on any day is equal to the Required Principal Supplement Account Balance,] and (f) the closing date occurs on     ,    .
     The table indicates the projected weighted average life of [each class of] [notes] [certificates] and sets forth the percent of the [initial principal balance of each class of notes] [certificate invested amount] that is projected to be outstanding after each of the payment dates shown at various CPR percentages.
     The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables below. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Similarly, the aggregate Loan Value of additional receivables may be less than the amount deposited in the issuing entity’s pre-funding account. Moreover, the diverse terms of receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the table at the various CPR specified. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the [notes] [certificates].

S-27

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

		Class A Notes					Class B Notes					Class C Notes
Payment Date	0%	13%	15%	17%	19%	0%	13%	15%	17%	19%	0%	13%	15%	17%	19%
Closing Date	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
,
,
,
,
,
,
,
,
,
,
,
,
,
,
Weighted Average Life to Maturity (years) (1)
Weighted Average Life to Call (years) (2)

(1)	The weighted average life to maturity of a Class A Note or Class B Note is determined by: (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the payment date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuing entity.
     This table has been prepared based on the assumptions described on pages S- and S- (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.
Percent of Initial Certificate Invested Amount at Various CPR Percentages

[Certificate]
Payment Date	0%	13%	15%	17%	19%
Closing Date
,
,
,
,
,
,
,
,
,

S-28

[Certificate]
Payment Date	0%	13%	15%	17%	19%
,
,
,
,
,
Weighted Average Life to Final Distribution Date (years)(1)
Weighted Average Life to Call (years)(2)

(1)	The weighted average life to final distribution date of a certificate is determined by: (a) multiplying the amount of each distribution of the certificate invested amount on the certificate by the number of years from the date of issuance of the certificate to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial certificate invested amount of the security.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the distribution date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuing entity.
     This table has been prepared based on the assumptions described on pages S- and S- (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-29

DESCRIPTION OF THE NOTES
General
     The following summarizes the material terms of the notes offered hereby and the indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the indenture. The following summary supplements, the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.
Payments of Interest
     Interest due on the notes, including any amount of interest on the notes that was not previously paid when due (and, to the extent permitted by law, any interest on that unpaid amount), will be payable monthly on each payment date, commencing      ,    . Interest will accrue for each class of notes during each interest period at the applicable interest rate. The interest period applicable to any payment date will be the period from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding that payment date. Interest on the [___] Notes will be calculated on the basis of [the actual number of days in the applicable interest period and a 360-day year] [a 360 day year of twelve 30 day months]. Interest on the other notes will be calculated on the basis of a [the actual number of days in the applicable interest period and a 360-day year] [360-day year of twelve 30-day months.]
     On each Payment Date, “LIBOR” shall be established by the indenture trustee and, as to any interest period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such interest period (a “LIBOR Rate Adjustment Date”). “Telerate Screen Page 3750” means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the indenture trustee after consultation with the issuing entity), the rate will be the Reference Bank Rate. The “Reference Bank Rate” will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the issuing entity) as of 11:00 A.M., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate outstanding principal balance of the Floating Rate Notes. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided, as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the issuing entity, as of 11:00 A.M., New York City time, on such date for Loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate outstanding principal balance of the Floating Rate Notes. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest period. “LIBOR Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.
     The establishment of LIBOR by the indenture trustee on any LIBOR Rate Adjustment Date and the indenture trustee’s subsequent calculation of the interest rates for the relevant interest period, in the absence of manifest error, will be final and binding.
     The Notes bear interest at the following rates:

Class	Interest Rate
A
B
C

S-30

     If the issuing entity does not pay the full amount of interest due on any class of notes on any payment date, the amount of interest not paid will be due on the next payment date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that class of notes from that payment date to but excluding the payment date on which that interest is paid. If the issuing entity fails to pay interest on any note for a period of five consecutive days, it shall constitute an event of default under the indenture and the indenture trustee will have the right to exercise any of the remedies under the indenture, including but not limited to, declaring all notes to be immediately due and payable.
     If the amount of interest on the Class A Notes payable on any payment date exceeds the amounts available on that date, the holders of Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.
     Interest on the Class C Notes will not be paid on any payment date until interest on the Class A and Class B Notes has been paid in full. Interest on the Class B Notes will not be paid on any payment date until interest on the Class A Notes has been paid in full.
Payments of Principal
     As more fully described below in the definitions of Class A Noteholders’ Monthly Principal Payable Amount, Class B Noteholders’ Monthly Principal Payable Amount and Class C Noteholders’ Monthly Principal Payable Amount, principal will be paid on the notes on each payment date in an amount generally equal to the decrease in the Pool Balance during the prior calendar month. On each payment date, the principal payments will be allocated among the various classes of notes as described below.
     Principal payments on the Class A Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class A Noteholders’ Monthly Principal Payable Amount.
     The principal of the Class B Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class B Noteholders’ Monthly Principal Payable Amount. However, no principal payments will be made on the Class B Notes on any payment date until all amounts payable with respect to the Class A Notes on that payment date have been paid in full.
     The principal of the Class C Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class C Noteholders’ Monthly Principal Payable Amount. However, no principal payments will be made on the Class C Notes on any payment date until all amounts payable with respect to the Class A and Class B Notes on that payment date have been paid in full.
     After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the maturity date for the last of the notes, as specified below), principal payments will be made first to the holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal until paid in full, then to the Class B Noteholders until the outstanding principal amount of the Class B Notes has been paid in full and then to the Class C Noteholders until the outstanding principal amount of the Class C Notes has been paid in full.
     The final principal payment with respect to each class of notes is due not later than the [date specified or the] payment date in the month specified for each class below:

Class	Maturity Date
A	,

B	,

C	,
     As used herein, with respect to any payment due:
     “Class A Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class A Notes minus (2) [ %] of the Pool Balance and on the final maturity

S-31

date for each of the Class A Notes, the Class A Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class A Notes to zero; except that in no event will the Class A Noteholders’ Monthly Principal Payable Amount exceed the outstanding amount of the Class A Notes.
     “Class B Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class B Notes minus (2) [      ]% of the Pool Balance; except that (a) in no event will the Class B Noteholders’ Monthly Principal Payable Amount exceed the lesser of (1) the sum of the outstanding principal amounts of the Class A Notes (after giving effect to payments on the Class A Notes on that payment date) and the Class B Notes over the Pool Balance and (2) the outstanding principal amount of the Class B Notes, and (b) on the final maturity date for the Class B Notes, the Class B Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class B Notes to zero.
     “Class C Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class C Notes minus (2) [     ]% of the Pool Balance; except that (a) in no event will the Class C Noteholders’ Monthly Principal Payable Amount exceed the lesser of (1) the sum of the outstanding principal amounts of the Class A Notes and the Class B Notes (after giving effect to payments on the Class A Notes and the Class B Notes on that payment date) and the Class C Notes over the Pool Balance and (2) the outstanding principal amount of the Class C Notes, and (b) on the final maturity date for the Class C Notes, the Class C Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class C Notes to zero.
     “Pool Balance” means, at any time, the sum of the aggregate Loan Values of the receivables at the beginning of a calendar month, after giving effect to all payments received from obligors and any amounts to be remitted by the servicer or us, as the case may be, with respect to the preceding calendar month and all losses realized on receivables liquidated during that preceding calendar month.
[Alternate disclosure for sequential pay notes:
     On any Payment Date, amounts available to make payments in respect of principal on the Notes will be made sequentially to the Class A Noteholders until the Outstanding Principal Balance of the Class A Notes has been reduced to zero, to the Class B Noteholders until the Outstanding Principal Balance of the Class B Notes has been reduced to zero and then to the Class C Noteholders until the Outstanding Principal Balance of the Class C Notes has been reduced to zero.
     On the applicable Maturity Date for each of the Notes, the principal amount payable will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on that Payment Date and allocable to principal) to reduce the Outstanding Principal Balance of the applicable Notes to zero.]
Cutoff Dates
     A number of important calculations relating to the receivables will be made by reference to “cutoff dates” and “calendar months.” For instance, the Loan Value of the initial receivables and each set of additional receivables that we sell to the issuing entity will be determined as of a related cutoff date. A cutoff date will be the last day of the calendar month prior to the month during which the sale takes place.
     [Payments on the notes on each payment date will primarily be funded with collections on the receivables that are received during the prior calendar month, however, in the case of the first payment date, instead of a calendar month payments on the notes will primarily be funded with collections on the receivables that are received during the period from and including         , 2000 to but excluding      , 2000.]

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Record Dates
     Payments on the notes will be made on each payment date to holders of record as of the fourteenth day of the calendar month in which the payment date occurs or, if definitive notes are issued, the close of business on the last day of the prior calendar month. [A special record date of    ,    will apply for the special payment date relating to the Class A Notes.]
[Mandatory Redemption
     On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount on that payment date.]
Optional Redemption
     Any notes that remain outstanding on any payment date on which we exercise our clean-up call will be prepaid in whole at the applicable redemption price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of [the sum of (i)] the Pool Balance as of the initial cutoff date [plus (ii) the aggregate Loan Value of all additional receivables sold to the issuing entity as of their respective cutoff dates]. The redemption price for any class of notes in connection with any optional redemption will equal the unpaid principal balance of that class of notes, plus accrued and unpaid interest thereon.
Registration of Notes
     The notes will be cleared through DTC. You may hold your notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.
The Indenture Trustee
     [      ] is the indenture trustee under the indenture pursuant to which the notes will be issued. [      ] is a national banking association, and its corporate trust offices are located at     [      ]. In the ordinary course of its business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with [       ] and its affiliates.
     [Description of the indenture trustee’s experience serving as trustee in securitizations of similar assets]
     Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for either the Class A Notes, the Class B Notes or the Class C Notes if a default occurs under the indenture. The indenture will provide for a successor indenture trustee to be appointed for one or all classes of notes in these circumstances, so that there will be separate indenture trustees for the Class A Notes, the Class B Notes and the Class C Notes. In these circumstances, the Class A noteholders, Class B noteholders and the Class C noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture (but the Class B noteholders and the Class C noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes and Class C Notes as described herein.). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Upon repayment of the Class B Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class C Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor indenture trustee for that class of notes and the successor’s acceptance of that appointment.

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     Unless an event of default has occurred and is continuing under the indenture, the indenture trustee will perform only such duties as are set forth in the indenture. If an event of default occurs and is continuing under the Indenture, the indenture trustee shall exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to certain qualifications specified in the indenture, the indenture trustee will be liable for its own grossly negligent action, its own grossly negligent failure to act, or its own misconduct.
     The indenture trustee’s duties and responsibilities under the indenture include collecting funds from the servicer to distribute to [noteholders] [certificateholders] pursuant to the indenture and providing [noteholders] [certificateholders] and the rating agencies with notices.
     The issuing entity will pay to the indenture trustee reasonable compensation for its services and reimburse the indenture trustee for all reasonable out-of-pocket expenses incurred or made by the indenture trustee in accordance with the indenture, except any such expense as may arise from the indenture trustee’s willful misconduct, negligence or bad faith. The issuing entity has also agreed to indemnify the indenture trustee for any losses and expenses incurred without willful misconduct, negligence or bad faith.
     The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee. The issuing entity may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of those circumstances, the issuing entity will be obligated to appoint a successor indenture trustee. The indenture trustee may also be removed at any time by the holders of notes representing not less than 66-2/3% of the Outstanding Principal Balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.
     [Any costs associated with removing and replacing the indenture trustee will be paid by the issuing entity.]
Fees and Expenses
     The following table summarizes the fees and expenses that may be payable from the collections allocated to the notes:

Type of Fees	Amount or		Source of Funds	Distribution
and Expenses	Calculation	Purpose	for Payment	Priority
indenture trustee fees and expenses	an amount agreed upon by the trust and the indenture trustee from time to time	compensation and reimbursement of the indenture trustee	payable from Available Amounts allocated to the notes	as specified in “Description of the Transaction Agreements—Distributions”

owner trustee fees and expenses	an amount agreed upon by us and the owner trustee from time to time	compensation and reimbursement of the owner trustee	payable by the issuing entity	as specified in “Description of the Transaction Agreements—Distributions”

administrator fees and expenses	$[ ] per annum, 1/12 of which is payable in arrears on each payment date	compensation and reimbursement of the administrator	payable from Available Amounts allocated to the notes	as specified in “Description of the Transaction Agreements—Distributions”

servicing fees and expenses	[ ]% per annum, of the pool balance as of the first day of each calendar month	compensation and reimbursement of the servicer	payable by the issuing entity	as specified in “Description of the Transaction Agreements—Distributions”

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DESCRIPTION OF THE CERTIFICATES
     [On the closing date, the issuing entity will issue $        asset-backed certificates pursuant to the [trust] [limited liability company] agreement.
     Certificate invested amount and distributions on the certificate invested amount on the certificates will be subordinated in priority of payment to interest and principal due on the notes to the extent described in this prospectus supplement. [Funds on deposit in the cash reserve account and the principal supplement account will not be available to cover distributions with respect to the certificates.]
     The following summarizes the material terms of the certificates and the [trust] [limited liability company] agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificates and the [trust] [limited liability company] agreement. The following summary supplements, and to the extent it is inconsistent with, replaces, the description of the general terms and provisions of the certificates of any given series and the related [trust] [limited liability company] agreement set forth in the prospectus.
Certificateholders’ Distributions on Invested Amounts
     The certificates will be issued with an initial certificate invested amount of $        and will be entitled to distributions on certificate invested amounts at the rate of    % per annum[, except that during the pre-funding period no return on capital will accrue on a percentage of the certificates balance equal to the pre-funded amount divided by the outstanding Pool Balance].
     On each payment date, certificateholders will be entitled to distributions on certificate invested amounts at the distribution rate of    % on the certificate invested amount as of the last day of the preceding calendar month. Certificateholders’ distributions on invested amounts on a payment date will accrue from and including the closing date or from the most recent payment date on which distributions on invested amounts have been made to but excluding that payment date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Certificateholders’ distributions on invested amounts due for any payment date but not distributed on such payment date will be due on the next payment date increased by an amount equal to interest on such amount at a rate per annum equal to    % (to the extent lawful). Certificateholders’ distributions on invested amounts on the certificates will not be distributed on any payment date until interest and principal due and payable on that payment date have been paid in full.
Certificateholders’ Distributable Invested Amounts
     Distributions of Certificate Invested Amount will not be payable on each payment date until the outstanding principal balance of the Class C Notes has been reduced to zero.
[Mandatory Repurchase
     On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes and then to purchase the certificates then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount.]
Optional Repurchase
     Any certificates that remain outstanding on any payment date on which we exercise our clean-up call will be repurchased at the applicable repurchase price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of the Pool Balance as of the initial cutoff date. The repurchase price for the certificates in connection with any optional redemption will equal the undistributed certificate invested amount of those certificates, plus accrued and unpaid distributions on such certificate invested amount.

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Registration of Certificates
     The certificates will be cleared through DTC. You may hold your certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are participants in those systems.
DESCRIPTION OF THE TRANSACTION AGREEMENTS
     We summarize below some material terms of the agreements under which the finance companies will, directly or indirectly, transfer receivables to us and we will sell them to the issuing entity, and under which GE Capital will agree to service the issuing entity’s receivables and administer the issuing entity. This description supplements the disclosure in the prospectus under the same heading. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.
     A current report on Form 8-K will be available to purchasers of the [notes] [certificates] and will be filed by the issuing entity, in its own name, together with the indenture, swap documents, servicing agreement and other transaction documents, with the Securities and Exchange Commission within fifteen days after the issuance of the [notes] [certificates].
Servicer Advances
     If the Servicer elects to make a Servicer advance, prior to the close of business on each determination date, the Servicer will determine the amount of the advance that it has elected to make on the related transfer date. The Servicer will include information as to such determination in the Servicer’s certificate furnished by it and will transfer to the collection account on the transfer date in next day funds the amounts applicable to such determinations appearing in such Servicer’s certificate. All advances shall be reimbursable to the Servicer, without interest, when a payment relating to a Loan with respect to which an advance has previously been made is subsequently received. Upon the determination by the Servicer that reimbursement from the preceding source is unlikely or non recoverable, it will be entitled to recover unreimbursed advances from available amounts on or in respect of other Loans.
Removal of Loans
     In the event a Loan becomes a Delinquent Loan or the Obligor thereon becomes subject to a bankruptcy proceeding, the Seller has an assignable option to purchase the related Loan from the issuing entity at a price equal to the Purchase Amount for such Loan.
     The purchase option with respect to any Loan will expire on the Business Day immediately preceding the last day of the Servicer’s fiscal quarter ending at least ten days after such Loan became a Delinquent Loan or the Servicer received notice that the Obligor thereon was subject to a bankruptcy proceeding. The aggregate Loan Value of Loans with respect to which the Seller will be permitted to exercise a purchase option at any time before the Maturity Date for the Class C Notes will not exceed 10% of the initial Pool Balance.
     If not exercised sooner, the purchase option with respect to any Loan will automatically terminate upon (i) in the case of a Delinquent Loan, the related Obligor’s cure of all defaults on the Loan, (ii) the acquisition by, or on behalf of, the issuing entity of the related equipment through repossession or (iii) upon a repurchase of a Loan due to the Seller’s breach of a representation with respect to such Loan.
Acquisition and Servicing of Third Party Originated Loans
     The primary responsibilities for the originator’s credit approval, monitoring and review are placed with the field offices of GE Capital’s Capital Solutions and Healthcare Financial Services units. Generally, field offices are most familiar with local customer’s credit profiles and needs and most knowledgeable concerning the collateral securing the loan or finance lease. Because of this, approximately 90% of all applications are approved at the field office level, with a general credit approval turnaround of approximately three Business Days. In addition, GE Capital acquires loans originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, GE Capital underwrites the loans in accordance with its credit policies and reviews the third party

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documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with GE Capital’s standards. With respect to collections, certain of the obligors are billed directly by the originator or an affiliate thereof and in other cases GE Capital administers collections through its offices in Danbury, Connecticut.
     The servicing agreement permits GE Capital to appoint subservicers for the Loans provided that any such appointment does not relieve GE Capital of its obligation to service the Loans. Approximately [___]% of the Pool Balance as of the Cut-off Date is subserviced.
Repossession
     In general, servicing is done from a central collections department in Danbury, Connecticut. GE Capital utilizes the same servicing standards regardless of the type of Equipment Loan.
     After an account is 30 days past due, the Obligor is generally sent a formal default notice and is given 10 days in which to cure the default. If payment is still not received within a period of approximately 10 days, a variety of options for recovery of the debt are employed. In some instances, the collections department will instruct a repossession agent to repossess the equipment. This approach is common in cases where the collateral is not essential to the business of the Obligor and where repossession is feasible without damaging the equipment. In some cases, with the Servicer’s consent, the equipment securing a loan is not repossessed but is instead sold in place to minimize expenses associated with movement and storage of equipment.
Non-Accrual and Write-Off Policy
     Loans are booked as non-accrual when they become 90 days past due. Each loan is reviewed on a case by case basis to determine the need for, and the amount of, any write-down which typically occurs upon repossession. After a loan is defaulted or the equipment securing such loan is liquidated or all collections efforts have ceased, an additional writedown is taken as necessary to reflect the actual loss, if any on the loan.
[Sales of Receivables
     In addition to the initial receivables, we expect to sell to the issuing entity additional receivables having an aggregate Loan Value approximately equal to the amount deposited in the pre-funding account. We expect to sell additional receivables to the issuing entity monthly on dates specified by us, and agreed to by the issuing entity, during the pre-funding period. The pre-funding period will begin on the closing date and end on: (a) [ ], 20[ ], (b) the day on which the amount on deposit in the issuing entity’s pre-funding account is reduced to less than $100,000, (c) the date on which an event of default or a servicer default occurs, or (d) the date on which an insolvency event occurs with respect to us or the servicer.
     Upon any sale of additional receivables to the issuing entity:
     (1) the Pool Balance will increase in an amount equal to the aggregate Loan Value of the additional receivables;
     (2) an amount equal to    % of the aggregate Loan Value of the additional receivables will be withdrawn from the pre-funding account and deposited in the cash reserve account;
     (3) if any deposit into the principal supplement account is required, the necessary funds will be withdrawn from the pre-funding account and deposited in the principal supplement account; and
     (4) an amount equal to the excess of the aggregate Loan Value of the additional receivables over the sum of the amounts described in clauses (2) and (3) will be withdrawn from the pre-funding account and paid to us.]
[Appointment of Subservicer]
     [                    ], a limited liability company organized under the laws of the state of [               ] (often referred to as “[                    ]”), has entered into a subservicing agreement with GE Capital under which it will service receivables that it has originated and that were ultimately transferred to the issuing entity. However GE

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Capital as servicer, will remain obligated and liable with respect to all the receivables transferred to the issuing entity. [               ] is an indirect wholly owned finance subsidiary of General Electric Capital Services, Inc. Its headquarters are located at [               ] and its telephone number is [                     ].]
Servicing Compensation and Payment of Expenses
     The servicing fee payable to the servicer will accrue at a rate of [ ]% per annum on the Pool Balance as of the first day of each calendar month. Any fees agreed to between GE Capital as the servicer and [                    ] as the subservicer, shall be paid solely by GE Capital as the servicer. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under “Distributions” below. The servicer is obligated to pay some ongoing expenses associated with its activities as servicer and incurred by it in connection with its responsibilities under the servicing agreement.
     The Servicer shall be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period.
Distributions
     On each payment date, the issuing entity will cause payments on the notes and other issuing entity liabilities to be made from the following sources (“Available Amounts”):
•	the aggregate collections on the receivables during the prior calendar month, including proceeds of liquidated receivables obtained through the sale or other disposition of the related equipment, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the related obligor; however, no other monies collected on any liquidated receivable during any calendar month after the calendar month in which it became a liquidated receivable will be included in the funds available for distribution;

•	[any amounts withdrawn from the negative carry account for that payment date;]

•	[any amounts released from the pre-funding account following the end of the pre-funding period;]

•	any net swap receipts and any swap termination payments received pursuant to the swap agreements;

•	earnings from investment of funds held in the issuing entity’s bank accounts; and

•	the aggregate purchase prices for any receivables repurchased by us or the servicer.
     After the payment to the servicer of any accrued and unpaid servicing fees and reimbursement of any service advances, the aggregate funds available from these sources will be applied in the following order of priority:
     (1) to pay the indenture trustee, all accrued and unpaid trustee fees (not to exceed $ [___] per annum);
     (2) to pay the issuing entity’s administrator, all accrued and unpaid administration fees;
     (3) to pay the swap counterparty any amounts due to the swap counterparty under the swap agreement, not including any swap termination payments payable under clause (4) below;
     (4) to pay with the same priority and ratably in proportion to the outstanding principal balance of the Class A Notes and the amount of any swap termination payment due and payable by the issuing entity to the swap counterparty:
     (a) the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); and
     (b) any swap termination payments payable to the swap counterparty upon the termination of the swap agreement, if such termination occurred as a result of a default by, or a tax event upon a merger related to, the swap counterparty; provided that if any amounts allocable to the Class A Notes are not

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needed to pay interest due on such Class A Notes as of such payment date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;
     (5) to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);
     (6) to pay the amount of interest accrued on the Class C Notes during the prior interest period, plus any amount of interest on the Class C Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);
     (7) to pay principal on the notes as follows:
•	first, to the Class A Noteholders, the Class A Noteholders’ Monthly Principal Payable Amount;

•	second, to the Class B Noteholders, the Class B Noteholders’ Monthly Principal Payable Amount; and

•	third, to the Class C Noteholders, the Class C Noteholders’ Monthly Principal Payable Amount;]
[Alternate provision for sequential pay notes:
(7) to pay principal on the Notes in an amount equal to the amount by which the Note Balance of all the Notes exceeds the excess of (x) the Pool Balance at the end of the related Collection Period over (y) the Overcollateralization Amount.
     “Collection Period” means, with respect to any Payment Date, the calendar month preceding the month in which the Payment Date occurs (or, if for the first Payment Date, the period from and including the day after the Cut-off Date to and including the last day of the calendar month preceding the calendar month in which the first Payment Date occurs).
     “Note Balance” means the aggregate Outstanding Principal Balance of the Notes from time to time.
     “Overcollateralization Amount” means, with respect to any Payment Date, the excess, if any, of (i) the Pool Balance at the beginning of the related Collection Period over (ii) the aggregate Outstanding Principal Balance of the Class A Notes, Class B Notes and Class C Notes before giving effect to any principal payments made on the Notes on such Payment Date]
     (8) to deposit in the cash reserve account, to the extent necessary so that the balance in that account will not be less than the required balance;
     (9) to make distributions on the certificate invested amount at the distribution rate;] and
     (10) to make distributions of the certificate invested amount of the certificates.
     Any remaining funds will be paid to us.
     After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes), principal payments will be made first to the Class A noteholders ratably according to the amounts due on the Class A Notes for principal until paid in full, then to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full and then to the Class C noteholders until the outstanding principal amount of the Class C Notes has been paid in full.
     You should note, however, that until the later of the redemption date or maturity date for any class of [notes][certificates], the amount of [principal due to noteholders] [distributions due to certificateholders] will generally be limited to amounts available for that purpose. Therefore, the failure to [pay principal on a class of notes] [make distributions of the certificate invested amount of the certificates] generally will not result in the occurrence of an event of default until the later of the redemption date or maturity date for that class of [notes][certificates].

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[Negative Carry Account
     The servicer will, on behalf of the issuing entity, establish and maintain the negative carry account as a trust account that will be subject to the lien of the indenture. On the closing date, the issuing entity will make an initial deposit of $        into the negative carry account. The amount of that initial deposit is determined by applying the following “Maximum Negative Carry Amount” calculation as of the closing date:
     “Maximum Negative Carry Amount” equals the product of:
     (a) the weighted average interest rate of the notes minus           %; multiplied by
     (b) the amount on deposit in the pre-funding account; multiplied by
     (c) the fraction of a year represented by the number of days until the expected end of the pre-funding period, calculated on the basis of a 360-day year of twelve 30-day months.
     On each payment date, withdrawals will be made from the negative carry account and deposited into the collection account and included in the funds available for distribution on that payment date in an amount equal to the excess, if any, of
     (1) (the product of (A) the aggregate interest payable on all of the notes, multiplied by (B) the Pre-Funded Percentage, as of the immediately prior payment date, or in the case of the first payment date, the closing date, minus
     (2) investment earnings on the pre-funding account for the related period.
     The “Pre-Funded Percentage” for each calendar month is the percentage derived from the fraction the numerator of which is the balance on deposit in the pre-funding account and the denominator of which is the sum of the Pool Balance and the balance on deposit in the pre-funding account, after taking into account all transfers of additional receivables during that calendar month.
     If the amount on deposit in the negative carry account on any payment date, after giving effect to the withdrawal referred to above is greater than the Maximum Negative Carry Account Balance, the excess will be released to the issuing entity. All amounts remaining on deposit in the negative carry account at the end of the payment date on or immediately following the last day of the pre-funding period will also be released to the issuing entity.]
[Cash Reserve Account
     The servicer will, on behalf of the issuing entity, establish and maintain the cash reserve account on a trust account that will be subject to the lien of the indenture. On the closing date, the issuing entity will make an initial deposit into the cash reserve account of $    , which equals % of the aggregate Loan Value of the initial receivables as of the initial cutoff date. On each day that we sell additional receivables to the issuing entity, cash or eligible investments having a value approximately equal to    % of the aggregate Loan Value of those additional receivables as of their cutoff date will be withdrawn from the pre-funding account from amounts otherwise payable to us in connection with the sale of additional receivables and will be contributed by us to the issuing entity for deposit in the cash reserve account. Finally, on each payment date, the additional amounts will be transferred into the cash reserve account to the extent that the balance in that account would otherwise be less than the Specified Cash Reserve Account Balance, and funds are available for that purpose after other higher priority distributions.
     “Specified Cash Reserve Account Balance” means, with respect to any payment date, the lesser of (a) % of [the sum of (i)] the Pool Balance as of the [initial] cutoff date [plus (ii) the aggregate Loan Value of all additional receivables sold to the issuing entity as of their respective cutoff dates] and (b) the outstanding principal amount of the notes. The issuing entity may reduce or otherwise modify the Specified Cash Reserve Account Balance without the consent of the noteholders if the rating agencies that have rated the notes confirm in writing that the reduction or modification will not result in a reduction or withdrawal of the rating of the notes.

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     If the amount on deposit in the cash reserve account on any payment date (after giving effect to all deposits or withdrawals therefrom on that payment date) is greater than the Specified Cash Reserve Account Balance for that payment date, the excess will be released to the issuing entity. However, if, after giving effect to all payments made on the notes on that payment date, the [sum of the] Pool Balance [plus the balance on deposit in the pre-funding account] as of the first day of the calendar month in which that payment date occurs is less than the aggregate outstanding principal balance of the notes and certificate invested amount, that excess amount will not be distributed to the issuing entity and will be retained in the cash reserve account.
     After the issuing entity receives any amounts duly released from the cash reserve account, the noteholders will not have any claims to those amounts.
     On each payment date, funds will be withdrawn from the cash reserve account and deposited in the note distribution account to the extent necessary to cover any shortfall on that payment date of the amount of interest accrued on each class of notes during the prior interest period, plus any amount of interest on the notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount) and the Class A Noteholders’ Monthly Principal Payable Amount, Class B Noteholders’ Monthly Principal Payable Amount and Class C Noteholders’ Monthly Principal Payable Amount on that payment date. For a more detailed description of the amount of interest and principal payable on the notes, see “Description of the Notes — Payments of Interest” and “— Payments of Principal” above.
     Funds withdrawn from the cash reserve account and deposited in the note distribution account for distribution as described in this paragraph will be applied in the same order of priority applicable to distributions from the collection account. Funds on deposit in the cash reserve account will not be used to cover shortfalls in any distributions to the certificateholders.]
[THE SWAP AGREEMENT]
     The issuing entity will enter into a 2002 International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreement (Multi Currency-Cross Border) with General Electric Capital Services, Inc. or a swap counterparty meeting the eligibility requirements described herein (the “Swap Counterparty”), as modified to reflect the transactions described below (together with the schedule and confirmations thereto, the “Swap Agreement”). The Swap Agreement will incorporate certain relevant standard definitions in the 2002 ISDA Definitions and the Annex to the 2002 ISDA Definitions published by ISDA.
     [The Swap Agreement will include confirmations for [three] separate swap transactions, under which the issuing entity will receive amounts based on LIBOR and pay amounts based upon a fixed rate of interest, an index based upon the interest rate on the hybrid Loans, and a reset rate based on a one-year constant maturity treasury index (“CMT”) and 12-month LIBOR index, as applicable.]
     The Swap Agreement will terminate by its terms on the earliest of (1) the Payment Date occurring in [___]; (2) the Payment Date on which the aggregate outstanding Loan Values of the Loans to which the swap applies is zero; (3) the Payment Date on which the Outstanding Principal Balance of the Notes is reduced to zero and (4) the date specified below as an Early Termination Date.
     [Under the fixed to floating interest rate swap, the Swap Counterparty will pay to the issuing entity on each Payment Date interest on the Notional Balance of the fixed to floating interest rate swap at a per annum rate of LIBOR, and the issuing entity will pay to the Swap Counterparty interest on such Notional Balance at a per annum rate equal to the fixed swap rate of [___]%.]
     [Under the one-year reset basis swap, the Swap Counterparty will pay to the issuing entity on each Payment Date interest on the Notional Balance of the one-year reset basis swap at a per annum rate of LIBOR and the issuing entity will pay to the Swap Counterparty interest on such Notional Balance at a per annum rate equal to the One-Year Reset Rate plus [___]%.]
     [Under the hybrid basis swap, the Swap Counterparty will pay to the issuing entity on each Payment Date interest on the Notional Balance of the hybrid basis swap at a per annum rate of LIBOR and the issuing entity will pay to the Swap Counterparty interest on such Notional Balance at a per annum rate equal to the Hybrid Rate plus [___]%].

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     Under the Swap Agreement only the net amount due by the issuing entity or by the Swap Counterparty, will be remitted on each Payment Date. All net amounts received by the issuing entity will be included in the Available Amounts on the Payment Date such net amounts are received.
Definitions
     As used in this Section:
     “Hybrid Rate” means, with respect to any Interest Accrual Period, a rate based upon a weighted average of the interest rate index applicable to the hybrid Loans.
     “Notional Balance” means:
          (A) with respect to any Interest Accrual Period and the swap for the Fixed Rate Loans and five-year CMT Loans, the product of (i) the excess, if any, of (a) the aggregate Loan Balance of Fixed Rate Loans and five-year CMT Loans as of the beginning of the calendar month in which the Interest Accrual Period commenced over (b) the Outstanding Principal Amount of the Fixed Rate Notes immediately after the Payment Date on which such Interest Accrual Period commences; and (ii) the lesser of (x) the quotient of (a) the Outstanding Principal Amount of the Notes immediately after the Payment Date on which such Interest Accrual Period commences; divided by (b) the Pool Balance as of the beginning of the calendar month in which the Interest Accrual Period commenced and (y) 1.0; and
          (B) with respect to any Interest Accrual Period and swap other than the swap for the Fixed Rate Loans and five-year CMT Loans, the product of (i) the aggregate Loan Value of Loans for which such swap is based as of the beginning of the calendar month in which the Interest Accrual Period commenced; and (ii) the lesser of (x) the quotient of (a) the Outstanding Principal Amount of the Notes immediately after the Payment Date on which such Interest Accrual Period commences; divided by (b) the Pool Balance as of the beginning of the calendar month in which the Interest Accrual Period commenced and (y) 1.0.
     “One-Year Reset Rate” means, with respect to any Interest Accrual Period, a rate based upon the weighted average of the interest rate index applicable to (i) the one-year CMT Loans and (ii) the 12-month LIBOR Loans.
Early Termination of Swap Agreement
     Subject to the following paragraph, upon the occurrence and continuance of any Swap Event of Default, the non-defaulting party will have the right to designate an “Early Termination Date”. On the Early Termination Date, the Swap Agreement will terminate. With respect to Swap Termination Events, an Early Termination Date may be designated by one or both of the parties and will occur only upon notice and, in certain cases, after the party that is deemed to be the “Affected Party” has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a limited period after notice has been given of the Swap Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a “Swap Termination.”
     Upon any Swap Termination, the issuing entity or the Swap Counterparty may be liable to make a termination payment to the other, in some cases regardless of which of such parties may have caused such termination (any such payment, a “Swap Termination Payment”). The amount of any Swap Termination Payment will be based on the market value of the Swap Agreement generally computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement (assuming, for purposes of such calculation, that all outstanding shortfalls in amounts payable as net swap amounts are due and payable on the first Payment Date that would have occurred after the Early Termination Date). Any Swap Termination Payment could, if interest rates have changed significantly, be substantial.
     The issuing entity will assign its rights under the Swap Agreement to the indenture trustee in connection with the issuing entity’s pledge of such rights as collateral for the Notes.

S-42

Defaults Under the Swap Agreement
     With respect to the issuing entity as the defaulting party, events of default under the Swap Agreement are limited to: (i) the failure of the issuing entity to pay any amount when due under the Swap Agreement after giving effect to any applicable grace period and (ii) the occurrence of certain events of insolvency or bankruptcy of the issuing entity.
     With respect to the Swap Counterparty as the defaulting party, events of default under the Swap Agreement (collectively with the events of default with respect to the issuing entity, each a “Swap Event of Default”) are limited to: (i) the failure of the Swap Counterparty to pay any amount when due under the Swap Agreement after giving effect to any applicable grace period; (ii) the occurrence of certain events of insolvency or bankruptcy; and (iii) certain other standard events of default.
Swap Termination Events
     “Swap Termination Events” under the Swap Agreement refer to the following:
     (a) with respect to the Swap Counterparty as the affected party, (i) the Swap Counterparty is downgraded below the required ratings and has not complied with the requirements described under "—Swap Counterparty Downgrade” below; and (ii) certain standard termination events under the 2002 Master Agreement including “Illegality” (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the swap agreement), “Tax Event” and “Tax Event Upon Merger” (both terms generally relate to a party receiving or making swap payments from which an amount has been deducted, withheld or added for or on account of certain taxes); and
     (b) with respect to the issuing entity as the affected party, certain standard termination events under the 2002 Master Agreement including “Illegality”, “Tax Event” and “Tax Event Upon Merger”.
Swap Counterparty Downgrade
     As a general matter, the obligations of the Swap Counterparty are unsecured. However, if the Swap Counterparty’s (1) long-term unsecured debt rating is withdrawn or reduced by Fitch, Inc. (“Fitch”) below “A” or its short-term unsecured rating is withdrawn or reduced below “F1”, if rated by Fitch; (2) short-term unsecured debt rating is withdrawn or reduced by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies (“S&P”) below “A-1” (or in the absence of a short-term debt rating, the long-term unsecured senior debt rating or counterparty rating is withdrawn or reduced by S&P below “A+”); or (3) (a) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn or reduced by Moody’s Investor’s Service, Inc. (“Moody’s”) below “A2” or its short-term unsecured debt rating is withdrawn or reduced below “P-1”, where the Swap Counterparty has both a long-term and a short-term debt rating, (b) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn or reduced below “A1” where the Swap Counterparty has only a long-term unsecured debt rating, then the Swap Counterparty will be obligated to either:
•	post collateral or establish other arrangements to adequately secure its obligation under the Swap Agreement; or

•	arrange for an acceptable substitute counterparty to assume the rights and obligations of the Swap Counterparty under the Swap Agreement.
     In addition, if the Swap Counterparty’s (1) long-term unsecured debt rating is withdrawn or reduced by Fitch below “BBB+” or its short-term unsecured rating is withdrawn or reduced below “F2”, if rated by Fitch; (2) short-term unsecured debt rating is withdrawn or reduced by S&P below “A-2” (or in the absence of a short-term debt rating, the long-term unsecured senior debt rating or counterparty rating is withdrawn or reduced by S&P below “BBB+”); or (3) (a) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn, reduced below “A3” by Moody’s or its short-term unsecured debt rating is withdrawn, reduced below “P-2”, by Moody’s where the Swap Counterparty has both a long-term and a short-term debt rating, (b) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn, reduced below “A3” by Moody’s where the Swap Counterparty has only a long-term unsecured debt rating, then, in addition to posting collateral pursuant to a credit support annex, the Swap Counterparty will be obligated to either:

S-43

•	provide an acceptable guarantee to adequately secure its obligation under the Swap Agreement; or

•	arrange for an acceptable substitute counterparty to assume the rights and obligations of the Swap Counterparty under the Swap Agreement.
Governing Law
     The Swap Agreement will be governed by and construed in accordance with the laws of the State of New York.
LEGAL PROCEEDINGS
     [There are no legal proceedings pending (or contemplated, in the case of proceedings by governmental authorities) against any of GE Capital, CEF Equipment Holding, L.L.C., the indenture trustee, the issuing entity or the other parties described in Item 1117 of Regulation AB or to which any of their respective property is subject, that would have a material adverse impact on investors of the Notes.]
     [Insert disclosure for any legal proceedings pending (or contemplated, in the case of proceedings by governmental authorities) against any of GE Capital, the issuing entity, the indenture trustee or the other parties described in Item 1117 of Regulation AB or to which any of their respective property is subject, that would have a material adverse impact on investors of the Notes.]
LEGAL INVESTMENT
     The A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.
ERISA CONSIDERATIONS
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit pension, profit-sharing or other employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, individual retirement accounts, specified types of Keogh plans or other plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, and other entities, such as collective investment funds or insurance company general or separate accounts that are deemed to hold “plan assets” of these plans and accounts (each of the foregoing, a “Benefit Plan Investor”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), foreign plans and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental or foreign plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed herein.
     Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that purchased Notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the United States Department of Labor (the “Regulation” ), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, we believe that, at the time of their issuance, the Notes should not be treated as an equity interest in the issuing entity for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of

S-44

Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for the Class B Notes because they are subordinated to the Class A Notes. This risk of recharacterization is enhanced for the Class C Notes because they are subordinated to the Class A Notes and the Class B Notes.
     However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by, or on behalf of, a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member or the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, Section 408(b)(17) of ERISA provides a statutory exemption for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Notes and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption.
     By acquiring a Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the Note with the assets of a Benefit Plan Investor or any other plan subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (ii) the acquisition, holding and disposition of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a violation of any other substantially similar applicable law.
     The certificates may not be purchased by or held with plan assets of any benefit plan.
     A plan fiduciary considering the purchase of Notes should consult its legal and tax advisors with respect to the potential applicability of ERISA and the Code to such investments and the consequences of such an investment under ERISA and the Code. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of ERISA, an investment in the Note or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.
     For additional information regarding treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.
UNDERWRITING
Class A Notes
     Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the issuing entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

S-45

Class A Notes
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$
     The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class A Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class A Notes
Concessions	%
Reallowances	%
     In the ordinary course of their respective businesses, the underwriters of the Class A Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.
     [Lead Underwriter], on behalf of the underwriters of the Class A Notes, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class A Notes to reclaim a selling concession from an underwriter of the Class A Notes or a dealer when the Class A Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.
Class B Notes
     Subject to the terms and conditions set forth in an underwriting agreement relating to the Class B Notes, we have agreed to cause the issuing entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class B Notes set forth opposite its name below:

Class B Notes
[Underwriter]	$
[Underwriter]	$

$

     The underwriters of the Class B Notes have advised us that they propose initially to offer the Class B Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class B Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class B Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

S-46

Class B Notes
Concessions	%
Reallowances	%
     In the ordinary course of their respective businesses, the underwriters of the Class B Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.
     [Lead Underwriter], on behalf of the underwriters of the Class B Notes, [     ] may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class B Notes [     ] in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class B Notes [     ] to reclaim a selling concession from an underwriter of the Class B Notes [     ] or a dealer when the Class B Notes [     ] originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class B Notes [certificates] to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.
Class C Notes
     Subject to the terms and conditions set forth in an underwriting agreement relating to the Class C Notes, we have agreed to cause the issuing entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class C Notes set forth opposite its name below:

Class C Notes
[Underwriter]	$
[Underwriter]	$

$

     The underwriters of the Class C Notes have advised us that they propose initially to offer the Class C Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class C Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class C Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class C Notes
Concessions	%
Reallowances	%
     In the ordinary course of their respective businesses, the underwriters of the Class C Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.
     [Lead Underwriter], on behalf of the underwriters of the Class C Notes, [     ] may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class C Notes [     ] in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class C Notes [     ] to reclaim a selling concession from an underwriter of the Class C Notes [     ] or a dealer when the Class C Notes [     ] originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class C Notes [certificates] to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

S-47

     The underwriters will be compensated as set forth in the following table:

	Underwriters’	Amount
	Discounts and	per $1,000
	Commissions	of Principal	Total Amount
Class A Notes	%	$	$
Class B Notes	%	$	$

Class C Notes	%	$	$

Total Class A, Class B and Class C

     Additional offering expenses are estimated to be $[          ].
[Certificates
     Subject to the terms and conditions set forth in an underwriting agreement relating to the certificates, we have agreed to cause the issuing entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the certificate invested amount of the certificates set forth opposite its name below:

Certificates
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$
     The underwriters of the certificates have advised us that they propose initially to offer the certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the certificates and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the certificates, the public offering prices and the concessions referred to in this paragraph may be changed.

Certificates
Concessions	%
Reallowances	%
     In the ordinary course of their respective businesses, the underwriters of the certificates and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.
     [Lead Underwriter], on behalf of the underwriters of the certificates, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the certificates to reclaim a selling concession from an underwriter of the certificates or a dealer when the certificates originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids

S-48

may cause the price of the certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.
     The underwriters will be compensated as set forth in the following table:

Amount
	Underwriters’	per $1,000
	Discounts and	of Certificate
	Commissions	Invested Amount	Total Amount
Certificates	%	$	$
		$	$

$

     Additional offering expenses are estimated to be $     .]
WHERE YOU CAN FIND MORE INFORMATION
     We filed a registration statement relating to the securities with the Securities and Exchange Commission (the “Commission”). This prospectus is part of the registration statement, but the registration statement includes additional information.
     For so long as the issuing entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the issuing entity’s annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be prepared by the trustee and filed with the Commission. The name of the issuing entity under which these reports will be filed is [               ] and the Commission file number for the trust is 333-[          ]. See also “Administrative Information About the Securities-Reports to Securityholders” for a more detailed description of securityholder reports. These reports will be available online at http://www.Syndtrak.com. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created. Passwords for this website can be obtained by contacting Investor Relations at (203) 357-4328.
     You may read and copy any reports, statements or other information we file at the Commission’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission’s Internet site is www.sec.gov.

S-49

INDEX OF TERMS

Affected Party	S-44
Available Amounts	S-40
Benefit Plan Investor	S-46
Class A Noteholders’ Monthly Principal Payable Amount	S-33
Class B Noteholders’ Monthly Principal Payable Amount	S-34
Class C Noteholders’ Monthly Principal Payable Amount	S-34
CMT	S-43
Code	S-46
Commission	S-51
CPR	S-29
Early Termination Date	S-44
Economic Crisis	S-11
Equipment Loans	S-22
ERISA	S-46
Fitch	S-45
GE Capital	S-20
GECS	S-20
Hybrid Rate	S-44
Illegality	S-45
ISDA	S-43
LIBOR	S-32
LIBOR Business Day	S-32
LIBOR Rate Adjustment Date	S-32
Loan Value	S-22
Maximum Negative Carry Amount	S-42
Moody’s	S-45
Note Balance	S-41
Notional Balance	S-44
One-Year Reset Rate	S-44
Overcollateralization Amount	S-41
Pool Balance	S-34
Pre-Funded Percentage	S-42
PTCE	S-47
Reference Bank Rate	S-32
Regulation	S-46
S&P	S-45
Servicer	S-20
Specified Spread Account Balance	S-42
Static Pool Data	S-29
Swap Agreement	S-43
Swap Counterparty	S-43
Swap Event of Default	S-45
Swap Termination	S-44
Swap Termination Events	S-45
Swap Termination Payment	S-44
Tax Event	S-45
Tax Event Upon Merger	S-45
Telerate Screen Page 3750	S-32

S-50

PROSPECTUS
GE Commercial Equipment Issuing Entities
Asset Backed Notes
Asset Backed Certificates
CEF Equipment Holding, L.L.C.
Depositor
General Electric Capital Corporation
Sponsor and Servicer

Consider carefully the risk factors beginning on page 2 in this prospectus and in your prospectus supplement.
Notes in your series represent debt obligations only of the issuing entity that issues them. Certificates in your series will represent ownership interests only in the issuing entity that issues them. No one else is liable for the payments or distributions due on your securities.
This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.
The issuing entity—
•	We, CEF Equipment Holding L.L.C., will form a new trust or limited liability company to issue each series of securities offered by this prospectus.

•	The assets of each issuing entity:
•	will be those described below and will primarily be a pool of equipment loans, 49% or more of which will consist of loans and the income streams from certain finance lease arrangements secured by new or used transportation equipment, and the remainder of which will consist of loans and certain finance lease arrangements secured by new or used industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment.

•	will also include amounts on deposit in specified bank accounts and may also include other credit enhancements.
The Securities —
•	will be asset-backed securities issued periodically in designated series of one or more classes. The securities of any series will consist of certificates or notes representing interests in a trust or company and will be paid only from the assets of that trust or company. Each series may include multiple classes of certificates or notes with differing payment terms and priorities. Credit enhancement will be provided for the securities.

•	if offered by this prospectus, will be rated in one of the four highest long-term rating categories or the highest short-term rating category by at least one nationally recognized rating agency.
     Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
[                    ] [_], 2009

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement
     We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:
•	the timing of interest and principal payments on notes and the timing of distributions on certificates;

•	the priority of interest and principal payments on notes and the priority of distributions on certificates;

•	financial and other information about the receivables;

•	information about credit enhancement for each class;

•	the ratings of each class; and

•	the method for selling the securities.
     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.
     We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

ii

SUMMARY: OVERVIEW OF TRANSACTIONS	1
RISK FACTORS	2

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended	2
State laws and other factors may impede recovery efforts and affect your issuing entity’s ability to recover the full amount due on the receivables	3
Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities	3
Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities	4
The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities	5
A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities	6
Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses	6
The insolvency of an obligor may reduce payments on your securities	7
Possible liability for third party claims may cause payment delays or losses	7
Defaults on the receivables may cause payment delays or losses	7
Transfer of servicing may delay your payments	8
Commingling of payments	8
Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels	8
Technological obsolescence of equipment may reduce value of collateral	8

CHARACTERISTICS OF THE RECEIVABLES	10

Selection Criteria	10
Security Interests	10
Interest and Amortization Types	11
Payment Terms	12
Insurance	12
Extension Procedures	12
Non-Accrual and Write-Off Policy	13

ORIGINATION OF RECEIVABLES	14

Credit Approval Process	14
Credit Authorities	15
Delinquencies and Net Losses	16
Delinquency and Loss Mitigation Strategy	16

USE OF PROCEEDS	18
IMPORTANT PARTIES	18

CEF Equipment Holding, L.L.C	18
GE Capital Corporation	18
The Owner Trustee or Managing Member and the Indenture Trustee	19

DESCRIPTION OF THE NOTES	20

Principal and Interest on the Notes	20
The Indenture	20

DESCRIPTION OF THE CERTIFICATES	26
ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES	26

Denominations	26
Fixed Rate Securities	26
Floating Rate Securities	26
Book-Entry Registration	27
Definitive Securities	30

iii

(continued)

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SUMMARY: OVERVIEW OF TRANSACTIONS
     Each series of securities will be issued by a separate issuing entity and will include:
•	one or more classes of notes, representing debt of the issuing entity; and/or

•	one or more classes of certificates, representing ownership interests in the issuing entity.
     Payments on any certificates issued by an issuing entity will be subordinate in priority to payments on the related notes. In addition, if a series includes two or more classes of notes, each class of notes may differ as to timing and priority of payments, seniority, allocations of losses, interest rates or amount of payments in respect of principal or interest and if a series includes two or more classes of certificates, each class of certificates may differ as to timing and priority of distributions, seniority, allocations of losses, distribution rates or distributions of invested amounts in respect of capital. We will disclose the details of these timing, priority and other matters in a prospectus supplement.
     The primary assets of each issuing entity will be a pool of receivables. Each issuance may also include cash reserve accounts or other credit enhancements for the benefit of some or all of the issuing entity’s securities.
     We will sell receivables to each issuing entity on the issuance date for that issuing entity’s securities. In addition, to the extent described in the related prospectus supplement, each issuing entity will have a pre-funding period. In that case, a portion of the cash raised from the issuance of the related securities will be placed in a pre-funding account. The issuing entity will use that cash to buy additional receivables from us during a pre-funding period, which will last not more than one year from the related closing date.
     Each issuing entity’s receivables will be originated directly or indirectly by, or purchased by GE Capital and any other affiliated finance companies as may be specified in your prospectus supplement. We will buy those receivables, directly or indirectly, from the finance companies.
     GE Capital or any other eligible servicer will service receivables that are transferred to the issuing entities under a servicing agreement entered into by each issuing entity, subject to removal upon specified servicer defaults. GE Capital or any other eligible administrator will also act as administrator for each issuing entity.

RISK FACTORS
     You should consider the following risk factors in deciding whether to purchase the securities.

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended.	The principal payment on any series of notes or the distributions of the invested amounts of any series of certificates on any payment date will depend mostly upon the amount of collections received on that issuing entity’s receivables during the prior calendar month. As a result, the rate at which payments on the receivables are received will affect the rate at which principal or any invested amount is paid or distributed on the related securities. Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

   •  Receivables may be voluntarily prepaid, in full or in part, or obligors may be required to prepay receivables as a result of defaults, casualties to the related equipment, death of an obligor or other reasons. Prepayment rates may be influenced by a variety of factors, and we cannot predict them with any certainty.

   •  Upon request of the issuing entity, under certain circumstances we or the servicer of the receivables may be required to repurchase one or more receivables from an issuing entity. In that case, the repurchase price received by the issuing entity will be treated like a prepayment of the receivable. This would happen if we, at the time we sell receivables to the issuing entity, or a finance company, at the time it sold receivables to us, made inaccurate representations about a receivable or if the servicer fails to maintain the issuing entity’s perfected security interest in certain types of property.

   •  We may purchase all of an issuing entity’s receivables after the issuing entity’s receivables have paid down to 10% of their aggregate pool balance as of the time they were transferred to the issuing entity. In this case, the purchase price received by the issuing entity will be treated like a prepayment of the remaining receivables.

Each prepayment, repurchase or purchase will shorten the average life of the related securities. On the other hand, the payment schedule under a receivable may be extended or revised, which may lengthen the average life of the related securities.

You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of receivables held by your issuing entity. If you purchase a security at a discount, you should consider the risk that a slower than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield. Conversely, if you purchase a security at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your notes or distributions of the invested

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amounts of your certificates could result in an actual yield that is less than the anticipated yield.

State laws and other factors may impede recovery efforts and affect your issuing entity’s ability to recover the full amount due on the receivables.	State laws impose requirements and restrictions on foreclosure sales and obtaining deficiency judgments and may prohibit, limit or delay repossession and sale of equipment to recover losses on non-performing receivables.

Additional factors that may affect your issuing entity’s ability to recoup the full amount due on a receivable include

• depreciation;

• obsolescence;

• damage or loss of any item of equipment; and

• the application of federal and state bankruptcy and insolvency laws.

As a result, you may be subject to delays in receiving payments on your securities.

Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities.
One or more of the finance companies will sell the receivables to us and will also assign the related security interests in the equipment to us. In connection with our sale of the receivables to the issuing entity, we will also assign the related security interests in the equipment to the issuing entity which will, in turn, pledge the receivables and related security interests in the equipment to the indenture trustee for your benefit. We will agree to file appropriate financing statements under the applicable uniform commercial code to perfect the security interest of the indenture trustee for your benefit. Our failure to file appropriate financing statements may result in neither the issuing entity nor the indenture trustee, having a first priority perfected security interest in the related equipment. As liquidated damages, upon request of the issuing entity, we will be obligated to purchase any receivable that we sold to the issuing entity, and for which the interests of the issuing entity or indenture trustee are materially and adversely affected by our failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related equipment, if such failure is not cured within the applicable grace period. Upon our request, the applicable finance company will have a corresponding purchase obligation with respect to its transfer to us of the receivables.

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As liquidated damages, upon request of the issuing entity, the servicer will also be obligated to purchase any receivable sold to the issuing entity by us for which the servicer fails to maintain a perfected security interest in the equipment securing such receivable, if such failure materially and adversely affects the interest of the issuing entity or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period.

If the issuing entity or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in the equipment, the ability to realize on the equipment in the event of a default may be adversely affected. To the extent the security interest is perfected, the issuing entity or the indenture trustee will have a prior claim over subsequent purchasers of the equipment and holders of subsequently perfected security interests. However, as against liens for repairs of equipment and related equipment or for taxes unpaid by an obligor under a receivable, or claims for fraud or negligence, the issuing entity or the indenture trustee could lose the priority of its security interest or its security interest in the equipment. We will not have any obligation to repurchase a receivable as to which any of these occurrences results in the issuing entity or the indenture trustee losing the priority of its security interest or its security interest in the equipment after the date the security interest was assigned to the issuing entity or the indenture trustee.

Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities.
To the extent any of the equipment loans are secured by the transportation equipment, one or more of the finance companies will sell the receivables to us and will also assign the related security interests in the transportation equipment to us. In connection with our sale of the receivables to the issuing entity, we will also assign the related security interests in the transportation equipment to the issuing entity which will, in turn, pledge the receivables and assign the related security interests in the transportation equipment to the indenture trustee. The servicer will maintain on our behalf, physical possession of each receivable and any certificate of title relating to the applicable transportation equipment. Due to administrative burdens and expense, any certificates of title to the transportation equipment will not be amended or reissued to reflect the assignment to the issuing entity or the pledge to the indenture trustee. In the absence of such an amendment to any certificate of title, depending upon the particular state at issue, it is possible that neither the issuing entity nor the indenture trustee, will obtain a perfected security interest in the transportation equipment securing the receivables. As liquidated damages, upon request of the issuing entity we will be obligated to purchase any receivable that we sold to the issuing entity, and for which the interests of the issuing entity or the indenture trustee are materially and adversely affected by our failure to obtain a perfected security interest in our name in the transportation equipment relating to such receivable on the closing date, if such failure is not cured within the applicable grace period. Upon our request, the applicable finance company will have a corresponding

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repurchase obligation with respect to its transfer to us, of the receivables.

As liquidated damages, upon request of the issuing entity, the servicer will be obligated to purchase any receivable sold to the issuing entity by us for which the servicer fails to maintain a perfected security interest in the transportation equipment securing such receivable (other than as a result of the failure to retitle the lienholder interest in the name of the indenture trustee), if such failure materially and adversely affects the interest of the issuing entity or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period. There can be no assurance, however, that we or the servicer, as the case may be, will have the funds available to make any such purchase.

If the issuing entity or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in any transportation equipment, the ability to realize on such transportation equipment in the event of a default may be adversely affected. To the extent the issuing entity’s security interest in any transportation equipment and the assignment thereof are perfected, the issuing entity will have a prior claim over subsequent purchasers of such transportation equipment and holders of a subsequently perfected security interest. However, as against liens for repairs or unpaid storage charges of any transportation equipment or for taxes by an obligor under a receivable or against any transportation equipment, or through fraud or negligence, the indenture trustee or the issuing entity could lose the priority of its security interest or lose its security interest in such transportation equipment. Notwithstanding the foregoing, neither we nor the servicer will have any obligation to purchase a receivable as to which any of the aforementioned occurrences result in the issuing entity’s losing the priority of its security interest or its security interest in such transportation equipment due to the creation of such a lien, or as a result of fraud or negligence (other than our fraud or negligence or the fraud or negligence of the servicer as the case may be) which is proven to have occurred after the closing date.

The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities.	Upon a default under an equipment loan, the servicer has the right to enforce the issuing entity’s security interest in the related equipment. If a defaulting obligor contests the enforcement of a security interest, it may be difficult, expensive and time-consuming to exercise these rights.

Direct costs may be incurred in connection with repossession of the equipment, which include legal and similar costs and the costs of necessary maintenance to make the equipment available for sale. These could be fairly substantial. In connection with the repossession of the equipment, all outstanding mechanic’s and other liens may be required to be paid as well as, in some jurisdictions, taxes to the extent not paid by the obligor.

The exercise of rights and remedies (including repossession) upon an obligor default under an equipment loan may also be subject to the limitations and requirements of applicable law, including the need to

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obtain a court order for repossession of the equipment. Accordingly, the issuing entity may be delayed in, or prevented from enforcing, certain of its rights under an equipment loan and in selling the related equipment. These limitations and delays could adversely affect the issuing entity’s ability to make payments on the securities and therefore reduce or delay the amounts available for distribution to you on your securities.

A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities.
Liens and other charges of detention are likely to arise over the life of the equipment. The sums for which these liens can be asserted may be substantial and in some jurisdictions may exceed the value of the charges incurred by the equipment in respect of which the lien is being asserted. Lienholders may have rights to detain or even, in some circumstances, sell or cause the forfeiture of the equipment. These rights, as well as, in some jurisdictions, repairer’s charges and similar mechanic’s liens, may have priority over the security interest of the issuing entity or the indenture trustee in the equipment subject to the receivables.

Under the terms of the receivables, the obligors will be required to bear responsibility for and discharge all liens of this nature arising during the term of their contracts. However, we cannot assure you that the obligors will comply with their obligations, and any failure to remove a lien could adversely affect the servicer’s ability to repossess or resell the equipment if an obligor defaults.

Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses.	The finance companies will sell receivables to us, directly or indirectly, and we will in turn sell those receivables to each issuing entity. We intend to structure these transfers in a manner designed to ensure that they are treated as “true sales,” rather than secured loans. However, a court could conclude that we or a finance company effectively still own the receivables supporting any series of securities. This could happen if a court presiding over our bankruptcy or the bankruptcy of a finance company were to conclude either that the transfers referred to above were not “true sales” or that the bankrupt party and the owner of the receivables should be treated as the same person for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

   •  the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral;

   •  tax or government liens on a finance company’s or our property that arose prior to the transfer of a receivable to the issuing entity having a right to be paid from collections before the collections are used to make payments on the securities; or

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   •  the fact that the issuing entity might not have a perfected interest in (a) some equipment subject to certificate of title statutes or (b) any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “Description of the Transaction Agreements — Collections” for a description of the time the servicer is allowed to commingle collections with its funds.

The insolvency of an obligor may reduce payments on your securities.	If an obligor becomes a debtor in federal bankruptcy proceedings or any similar applicable state law, the issuing entity may be delayed or prevented from enforcing certain of its rights under the equipment loans and obtaining possession of the equipment from the obligor.

For any equipment loan, the issuing entity will have a bankruptcy claim equal to the outstanding amount of the loan to the obligor. If the issuing entity’s security interest in the equipment was not perfected (or such perfection has been permitted to lapse), the issuing entity will have an unsecured claim against the obligor in the outstanding amount of its loan and will have no right to obtain possession of the underlying equipment. On the other hand, if the issuing entity’s security interest in the equipment was properly perfected and of first priority, and that perfection and priority has been maintained, the issuing entity will have a secured claim to the extent of the value of the equipment and an unsecured claim for the remainder. If the issuing entity has a valid secured claim, it will be difficult to predict in any given case whether the issuing entity will be able to obtain bankruptcy court permission to obtain relief from the automatic stay and regain possession of the equipment and the length of time it will take to obtain such permission. In the meantime, however, the bankruptcy court may: (1) order the obligor to make a cash payment or periodic cash payments to the issuing entity as adequate protection for a decrease in value of the issuing entity’s interest in the equipment while the automatic stay is in effect; (2) substitute other collateral for the equipment so long as such substitute collateral provides adequate protection for the issuing entity’s interests; or (3) grant other relief as the court deems will result in the realization by the issuing entity of the indubitable equivalent of the issuing entity’s interest in the equipment.

Possible liability for third party claims may cause payment delays or losses.	The transfers of receivables from the finance companies to us and from us to each issuing entity are intended to reduce the possibility that cash flows from the receivables will be subject to claims other than the rights of investors in the securities issued by the issuing entity and of the parties to the applicable transaction agreements. However, to the extent that a finance company violates federal or state laws applicable to the receivables, an issuing entity could be liable to the obligor, as an assignee of any of the affected receivables. Under the related transaction agreements, we must repurchase any affected receivable from the issuing entity. However, if we fail for any reason to perform our repurchase obligation, you could experience delays or reductions in payments on your securities as a result of any liabilities imposed upon your issuing entity.

Defaults on the receivables may cause payment delays or losses.	The notes of your series will represent debt obligations solely of your issuing entity and

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the certificates of your series will represent ownership interests solely in your issuing entity. The notes and certificates in your series will not be insured by any of us, the servicer, the sub-servicer, your issuing entity or any other person or issuing entity and consequently, you will rely primarily upon collections on the receivables in your issuing entity for payments on your securities. Your securities may have the benefit of a cash reserve account, subordination of one or more other classes of securities and/or one or more other forms of credit enhancement specified in the related prospectus supplement. This credit enhancement will cover losses and delinquencies on the receivables up to some level. However, if the level of receivables losses and delinquencies exceeds the available credit enhancement, you may experience delays in payments on your notes or distributions on your certificates or may not ultimately receive all interest and principal due on your notes or all distributions on and in respect of the invested amount of your certificates.

Transfer of servicing may delay your payments.	If the applicable servicer were to cease servicing the receivables, delays in processing payments on the receivables and information regarding payments on the receivables could occur. This could delay payments to you on your securities.

Commingling of payments.	The servicer, on behalf of the issuing entity, will deposit all payments on receivables (from whatever source) and all proceeds of receivables collected during each calendar month into the related collection account within two business days after receipt. However, provided that certain requirements for monthly or less frequent remittances as described herein and in the prospectus supplement are satisfied, then so long as such servicer is the servicer and (i) there exists no servicer default and (ii) each other condition to making monthly or less frequent deposits as may be specified by the rating agencies is satisfied, the servicer will not be required to deposit such amounts into the related collection account until on or before the business day preceding the payment date. Pending deposit into the related collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit such funds, you might incur a loss.

Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels.	We cannot guarantee that the delinquency and loss levels of receivables in the asset pools will correspond to the historical levels the originator experienced on its equipment receivables portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

• changes in the local, regional or national economies; or

• changes in particular industries.

Technological obsolescence of equipment may reduce value of collateral.	If technological advances relating to the underlying equipment cause the equipment to become obsolete, the value of the equipment will decrease. This will reduce the amount of monies recoverable should the

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equipment be sold following a receivable default and you may not recover the full amount due on your securities.

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CHARACTERISTICS OF THE RECEIVABLES
     We will provide information about each issuing entity’s pool of receivables in the related prospectus supplement. The receivables are equipment loans and the income streams from certain finance leases (the “Equipment Loans”), 49% or more of which are secured by new or used transportation equipment, and the remainder of which are secured by new or used industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, or other equipment. The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over any designated floating rate, type of equipment, payment frequency and loan value of the receivables and the geographic distribution of the receivables. In no event will the receivables secured by equipment loans secured by “other equipment” exceed 10% of the outstanding principal balance of the receivables pool as of the cut-off date.
Selection Criteria
     We will select receivables to sell to each issuing entity using several criteria. These criteria will include that each receivable transferred to an issuing entity must:
     (a) be payable in United States dollars;
     (b) have an obligor which (i) is not a governmental or municipal issuer (other than United States governmental authorities) provided, that otherwise eligible receivables owing from state, local or municipal entities and not exceeding the limit on such receivables described in the related prospectus supplement are deemed eligible receivables, and (ii) is not domiciled outside of the United States and which does not have a billing address outside the United States;
     (c) the equipment relating to such receivable is located in the United States or Puerto Rico;
     (d) not be delinquent (i.e. not greater than 30 days past due and/or in non accrual status, or written off as uncollectible by the applicable originator);
     (e) have been originated or acquired in accordance with the originator’s credit and collection policies;
     (f) grant a first priority perfected security interest in the related equipment, free and clear of all liens other than certain permitted encumbrances unless the receivable meets the originator’s criteria to not file a financing statement with respect to the related equipment; and
     (g) not have an obligor that is shown in the originator’s records as being the subject of a bankruptcy proceeding.
     Additional criteria for any particular issuing entity’s receivables may be listed in the related prospectus supplement. We will not use selection procedures that we believe to be adverse to you in selecting the receivables that we sell your issuing entity.
     Each issuing entity’s receivables may include receivables with respect to which the initial payment has not been made.
Security Interests
     To the extent an issuing entity’s receivables are loans or they arise under finance leases, the originator will obtain a security interest in the related equipment, which it will sell to us, we will transfer to your issuing entity and your issuing entity will pledge to the indenture trustee for your series. No security interest may be obtained when the receivable relates exclusively to software. Whether the originator takes steps necessary to perfect its security interests in such equipment depends on the originating business unit and the type and size of the transaction (the “Perfection Criteria”). Failure to take all steps necessary to perfect security interests in equipment may hinder the

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ability of your issuing entity to realize the value of equipment securing the receivables. See “RISK FACTORS” in this prospectus.
     For Direct Origination receivables and subject to the Perfection Criteria, financing statements are filed on non-titled equipment in most instances. Perfection may also be achieved through alternative means, such as filing of collateral interests with the Department of Motor Vehicles, in the case of transportation assets.
     In instances when the Direct Origination receivables have been acquired from third parties and subject to the Perfection Criteria, the originator confirms that all steps have been taken by the third party originator to obtain or perfect the security interest in the related equipment, which perfected security interest is assigned to GE.
     For Indirect Origination receivables, the general rule is to file financing statements for loans and finance leases in excess of $35,000 of equipment cost per contract.
Interest and Amortization Types
     An issuing entity’s receivables may include fixed rate receivables and floating rate receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are loans have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including finance leases, may not disclose an explicit interest rate, but they have an implicit interest rate that the applicable finance company uses to calculate the periodic payments in a way similar to the way that it calculates periodic installment payments under a loan.
     All of the receivables in each issuing entity will be either pre-computed receivables or simple interest receivables. The difference between these two types of receivables is the way that each installment payment is divided between principal and interest.
     Under a pre-computed receivable, each installment payment is divided between interest and principal on a predetermined basis, without regard to the period of time that has elapsed since the prior payment was made.
     This allocation is made either on an actuarial basis or according to a variation on the rule of 78’s. (See the box below for an explanation of the difference.) In contrast, under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.
     Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made.

   Under an actuarial receivable, the interest component of each installment equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by an appropriate fraction. On a receivable that requires payments every month, the appropriate fraction would be1/12, since that is the portion of a year that elapses between the required payment dates. On a receivable that requires payments every three months, the appropriate fraction would be 3/12, or 1/4.

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   Under a rule of 78’s receivable, the interest component of each installment is determined using a method equivalent to the rule of 78’s. The rule of 78’s is a method of calculating the unearned portion of the pre-computed finance charge on receivables repayable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the pre-computed finance charge at any time is equal to that portion of the finance charge which the sum of the number of months the obligations are outstanding after the calculation date (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78) bears to 78.
     If a pre-computed receivable is prepaid in full, the obligor is entitled to a rebate equal to the portion of the total amount of payments that is allocable to unearned add-on interest. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of the rebate on a pre-computed receivable is determined based upon whether the receivable is an actuarial receivable or a rule of 78’s receivable and the requirements of the law of the state where the obligor is located; however, the rebate for certain pre-computed receivables may, in some circumstances, be an amount approximately equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule.
     The amount of the rebate under a rule of 78’s receivable generally will be less than the amount of the rebate on an actuarial receivable for the same amount and generally will be less than the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule. These amortization features and related rebates for pre-computed receivables should not result in shortfalls of principal payments on your securities because the portion of the interest payments on these receivables that give rise to rebate requirements are essentially treated as principal paydown for purposes of the securities.
Payment Terms
     The receivables primarily have either quarterly or monthly payment schedules. Most of the receivables require level payments. In certain cases, the payment terms of receivables permit an obligor to skip specified payments to accommodate the seasonal or other cash flow fluctuations of the obligor’s business.
     Most of the receivables either do not permit voluntary prepayment or require additional payments to compensate the holder of the receivable in the event of a voluntary prepayment. However, some receivables may permit voluntary prepayment by the obligors, with no such compensation.
Insurance
     Obligors may be required to obtain and maintain physical damage insurance with respect to the equipment collateralizing the receivables in a minimum amount equal to the unpaid balance, the stipulated loss value of the related equipment, or such other amount as the originator may specify. To the extent physical damage insurance is required, obligors may be required to deliver to the originator policies or certificates of insurance evidencing such coverage naming the originator as a loss payee.
Extension Procedures
     The servicer may, on behalf of the issuing entity, agree to extend a receivable when payment delinquencies result from temporary interruptions in an obligor’s cash flow. In an extension, one or more payments are moved to a future date, which may be before or after the original final maturity of the receivable. The servicer is not permitted to extend the final payment date for any receivable beyond the maturity date specified in the applicable prospectus supplement.
     An obligor may be charged an extension fee, which is usually payable at the time a receivable is extended. Interest continues to accrue on the unpaid balance of the receivable during the period that payments are not required.

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Non-Accrual and Write-Off Policy
     Receivables are booked as non-accrual in the month following when they become more than 90 days past due for payment or when collection of the receivable is determined to be at risk. Each Direct Originations receivable is reviewed on a case-by-case basis to determine the need for, and the amount of any partial or full write-down. Indirectly originated receivables are typically written off in full when the account is deemed uncollectible or is aged more than 180 days past due for payment. Directly originated receivables are typically written down to the collateral value or written off in full when the account is deemed uncollectible or aged more than 365 days past due for payment and collateral repossession and/or disposition is impaired. Write off of delinquent receivables from companies in bankruptcy is contingent on the circumstances of the situation, which could include legal impediments, or in the case of certain Indirect Origination receivables, based on the terms of a program agreement.

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ORIGINATION OF RECEIVABLES
     The receivables acquired by your issuing entity were originated by the Corporate Finance (“CF”) and Equipment Finance (“EF”) reporting categories of Commercial Lending and Leasing (“CLL”), which in turn is a division of GE Capital, and other finance companies, as may be specified in your prospectus supplement. CF and EF, originate and acquire receivables in several ways:
•	CF and EF make Equipment Loans directly to end-user purchasers of new and used transportation equipment, maritime assets, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment using standard documentation, except where revisions have been negotiated and approved (“Direct Originations”).

•	EF makes Equipment Loans indirectly to end-user purchasers of industrial equipment, construction equipment, technology and telecommunications equipment utilizing long-term partner relationships with equipment manufacturers, vendors and dealers (“Indirect Originations”). Indirect Originations are generally governed by a “program” agreement, which defines the working relationship between the partner and EF. Some of the program agreements include loss sharing or other arrangements through which the partner agrees to participate in the risk of receivables originated under the agreement.

•	CF and EF acquire receivables originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, CF and EF review the third party documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with their standards.
Credit Approval Process
     The following is a summary of CF’s and EF’s origination policies:
     In general, for all Direct Origination receivables and all Indirect Origination receivables greater than $250,000, primary responsibility for credit approval, monitoring and review are placed with risk analysts. Risk analysts evaluate each applicant based on the obligor and any guarantor’s assets, liabilities, income, credit history and other relevant demographic, business, personal and collateral information. In cases where receivables originated by unaffiliated companies are acquired, CF or EF, as applicable, applies the same credit approval standards to those receivables.
     In general, Indirect Origination receivables (typically between $5,000 and $250,000) are subject to credit evaluation based on an automated credit system that is employed to process applications, which arrive by telephone, facsimile machine and the Internet. The credit system uses a proprietary model of statistically based data that includes business tenure, credit experience, payment performance, and limited financial and personal credit information, if supplied, to generate a credit decision. The application is referred for manual evaluation if the credit system lacks sufficient information to render a decision, the aggregate exposure to a customer is greater than $250,000 or the standard business practice for a particular program relationship is to do so.
     In general for all Direct Origination receivables and Indirect Origination receivables greater than $250,000, the applicant is required to provide information, which may include the following:
•	details of the financing request;

•	three years of financial statements;

•	bank, trade and other references;

•	with respect to customers in the construction industry, references from companies that provide performance bonds guaranteeing the performance of the customer of its obligations under a construction contract; and

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•	in the event there are guarantees to be provided, bank references and three years of financial statements of each guarantor.
     The application and related information is submitted to a risk analyst for review. Each risk analyst is required to review all documents and prepare a credit evaluation which includes:
•	a summary of the proposed terms of the loan or finance lease;

•	a description of the obligor’s business, including its managerial experience and description of its business;

•	financial statement and cash flow analysis of the applicant and any guarantors;

•	an analysis of recent profits and losses, margin trends and portfolio comparisons of obligors in the same industry;

•	an evaluation of the collateral; and

•	an analysis of GE’s aggregate potential exposure to the obligor.
     Each application is evaluated based on a comprehensive risk management policy. In addition to the financial information provided by the applicant, CF and EF utilize proprietary financial models to evaluate the credit application. The financial models consider data such as failure rates in the obligor’s industry, the average years in business of companies in the obligor’s industry, the level of profitability of companies in the obligor’s industry and variations in the obligor’s industry according to geographical location. These financial models, in conjunction with the financial information provided by the applicant, provide CF and EF with a comprehensive view of the risk profile of the customer and are an integral part of its credit approval process. When the risk analyst has completed his or her final review, a decision is made to approve or reject the application in accordance with the credit policies described below. The maximum amount that CF and EF will finance under a receivable varies based on the obligor’s credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the length of the receivable. If approved, documentation is prepared and forwarded to funding specialists who book the loan on to the applicable accounting system. Funds are disbursed based on the obligors’ instructions.
     Obligors are provided with options for remitting payments including checks, direct debit or wire transfer. Most obligors choose to remit payment by check.
     Under an arrangement with a collecting financial institution, obligors remit funds to a designated postal address at that institution. Employees of that institution process the checks for clearing and post the balances to the CF or EF account.
     The collecting institution then transmits to CF or EF, in electronic format, a notification of daily balances posted to the applicable account. This information is used by CF or EF to update its receivables account database on a daily basis.
     To the extent there are discrepancies between an obligor’s receivables account on the applicable database and the collecting institution’s records, CF or EF hires an unaffiliated company to investigate the discrepancy and reconcile the accounts.
Credit Authorities
     Credit authorities are set forth in Policy 5.0. Policy 5.0 is a General Electric Company (“GE”) Board of Directors approved delegation of credit authority for each of the GE businesses. Credit authority is segmented by aggregate GE exposure to the obligor, transaction size and equipment type.

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     Based upon the segmented approach, the following credit authorities have been established:

Authority:	Amount:
GE Capital Board of Directors	Above $150 million
President and Chief Risk Officer of GE Capital	Up to $150 million
President and Chief Risk Officer of CLL	Up to $100 million
Chief Risk Officer of CF or EF	$65 million
Senior Risk Manager Officer of CF or EF	Up to $30 million
Senior Risk Analyst or Risk Analyst of CF or EF	$250,000— $15 million depending on experience
     Policy 5.0 is approved by GE Capital’s Board of Directors. Any changes in credit authority must first be approved by a chief risk officer.
     Policy 6.0 augments Policy 5.0. Policy 6.0 is a portfolio management tool that facilitates proactive management of credit risk by:
•	reviewing economic activity at the local, state and national levels, including reviewing industrial diversity, employment volatility and geographic strengths and weaknesses;

•	developing a risk demographic profile by simplifying over 50 macroeconomic factors into one of the following aggregate metrics:
•	population size

•	population trend

•	industrial diversity

•	employment volatility; and
•	publishing risk bulletins which are macroeconomic summaries of changes in the economic climate that could impact current underwriting policies.
The risk bulletins serve as an early warning system to the credit authorities such that industrial sub-segments experiencing significant weaknesses over a given time period may have credit authorities restricted by the chief risk officer until economic trends in such sub-sectors improve.
Delinquencies and Net Losses
     We may provide you with static pool information in the prospectus supplement for your securities. See “Incorporation by Reference.”
Delinquency and Loss Mitigation Strategy
     In order to reduce potential losses on the receivables, CLL utilizes a dual approach to manage delinquencies and mitigate losses, namely:
•	an identification process; and

•	a prevention and resolution process.

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     Identification Process
     CLL utilizes a statistically-based analysis of economic leading indicators and emerging portfolio trends that highlights any weaknesses in an industrial sub-sector in the form of a Policy 6.0 risk bulletin. The use of risk bulletins are important not only to provide feedback to the credit authorities as part of the credit approval process in Policy 5.0, but also to serve as an early warning system of potential losses with respect to current obligors. Analysis of industry trends is used in conjunction with customer behavior scoring models that are intended to identify in advance obligors that are likely to default on their obligations.
     Prevention and Resolution Process
     Central collections departments in Connecticut, Texas and Iowa service the receivables of the originator and utilize the following servicing standards depending on the type of receivable.
     From time to time (generally 10% of the CF and EF portfolio in the aggregate) the originator has contracted with third parties to execute early stage collection tactics designed to improve customer contact and determine reasons for delinquency. All third party activity is governed by service agreements between the originator and the servicing party and maintains the standards and integrity of processes applied to the originator directly. In all cases, the originator maintains management oversight of collection activity.
     In general, for all Direct Origination receivables, after an account is 10-days past due or an applicable grace period has expired, the obligor is contacted by telephone to remind it of the obligation to make payment, including any applicable late charges. In general for Indirect Origination receivables, after an account is 5 days past due the obligor is contacted by telephone reminding it of the obligation to make payment, including any applicable late charges.
     The collections department will make several phone calls, including contacting senior management of the obligor to resolve the outstanding matter. As the account becomes more delinquent, the equipment loan may be referred to internal or external specialists (Global Restructuring Solutions or Legal Counsel), or a formal default notice may be issued.
     In certain instances, the obligor may request an extension of payment terms from the originator. Generally extensions are subject to evaluation of the request, and updated financial and other information before making a determination. In consideration for the extension, the obligor may be required to pay an extension fee as noted above in “Characteristics of the Receivables—Extension Procedures”. In the event the extension is granted, interest will continue to accrue on the unpaid balance.
     After efforts to cure the delinquency have been exhausted, the obligor is sent a formal default notice and given 10 days to cure the default. If payment is not received within a defined (generally 10 day) cure period, then a variety of options are available for recovery of the debt. These include:
•	Referral to Global Restructuring Solutions.
     CLL’s Global Restructuring Solutions Group (“GRS”) specializes in formulating restructuring and workout arrangements for troubled companies with outstanding balances greater than $100,000. GRS is engaged proactively to manage accounts deemed to have a favorable prospect of collection when the account is either delinquent or not delinquent, but subject to financial or operating distress that may render the account in default or imminent default.
     If GRS determines that a restructuring solution is not viable, then it may either refer the matter back to the collections department for further action or it may refer the matter directly to outside counsel.
•	Repossession of equipment.
     In certain instances, the collections department will instruct a repossession agent to repossess the equipment underlying the receivable. This approach is common in cases where the collateral is not essential to the business of

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the obligor and where repossession is feasible without damaging the equipment. Once the equipment is recovered either pursuant to a court order or pursuant to repossession, the collections department will transfer the equipment to the originator’s asset management group to sell the equipment. Amounts recovered from the sale are applied to the debts owed to the originator. To the extent there is still a deficiency in the amount recovered from the proceeds of the sale, then the collections department may instruct outside counsel to pursue the outstanding amount by obtaining a deficiency judgment against the obligor or any guarantor. For more information on deficiency judgments, please refer to “Deficiency Judgment and Excess Proceeds; Other Limitations” in this prospectus.
•	Referral to outside counsel.
     In cases where the collateral is essential to the business of the obligor, for example, trailers belonging to an obligor in the transportation industry, the obligor may not surrender possession of the collateral. In these cases, the matter is referred to outside counsel to commence litigation proceedings to recover the equipment. Litigation may also be pursued against personal guarantors or in various other circumstances.
•	Referral to a Collection Agency.
     After the outstanding balance of a receivable has been written off in full, the receivable may be referred to a collection agency to continue the collection effort. Generally, the collection agency is given authority to settle an account at any time. If there is a possible settlement below their stated authority, then the collection agency is required to obtain the originator’s approval to settle. Recovery payments on equipment loans that have been written off are remitted to the originator on a monthly basis. In certain instances, receivables may be referred to a collection agency prior to a write-off. In those instances, recovery payments are remitted to the originator promptly upon receipt.
USE OF PROCEEDS
     We will apply the net proceeds from the issuance of securities to buy receivables from the finance companies and, to the extent specified in your prospectus supplement, to make deposits in various trust accounts, including any pre-funding account for your issuing entity.
IMPORTANT PARTIES
CEF Equipment Holding, L.L.C.
     We will sell receivables to each issuing entity. We are a wholly-owned subsidiary of General Electric Capital Services, Inc.. We are a Delaware corporation incorporated on June 17, 2002. We are organized for the limited purpose of buying receivables, directly or indirectly, from the finance companies, transferring those receivables to issuing entities that issue securities backed by such receivables. The Depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets. The securities issued by the issuing entity do not represent an interest in or an obligation of the depositor. Our principal executive offices are located at 10 Riverview Drive, Danbury CT 06810, and our telephone number is (203) 749-2101. You can find more information about our legal separateness from GE Capital, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under “Legal Aspects of the Receivables — Bankruptcy Considerations Relating to the Finance Companies.”
GE Capital Corporation
     General Electric Capital Corporation, a Delaware corporation (often referred to as “GE Capital”), will act as the sponsor and servicer of the receivables owned by, and provide administrative services to each of the issuing entities. All of the outstanding common stock of GE Capital is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by GE.
     GE Capital was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed

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in 1932. Until November 1987, GE Capital’s name was General Electric Credit Corporation. On July 2, 2001, GE Capital changed its state of incorporation to Delaware. All of GE Capital’s outstanding common stock is owned by GECS, formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by GE. Financing and services offered by GE Capital are diversified, a significant change from the original business of GE Capital, that is, financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GE Capital. The operations of GE Capital are subject to a variety of regulations in their respective jurisdictions.
     GE Capital’s services are offered primarily in North America, Europe and Asia. GE Capital’s principal executive offices are located at 3135 Easton Turnpike, Fairfield, Connecticut 06828. At December 31, 2008, GE Capital’s employment totaled approximately 73,000.
     GE Capital’s financial information, including filings with the U.S. Securities and Exchange Commission (“SEC”), is available at www.ge.com/secreports. Copies are also available, without charge, from GE Corporate Investor Communications, 3135 Easton Turnpike, Fairfield, Connecticut 06828-0001. Reports filed with the SEC may be viewed at www.sec.gov or obtained at the SEC Public Reference Room in Washington, D.C. No website referenced in this prospectus constitutes a part of this prospectus. You can find more information about GE Capital in the reports and other information that are described under “Where You Can Find More Information.”
     GE Capital offers an array of financial services worldwide. With particular expertise in the mid-market segment, this operating segment offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets including industrial facilities and equipment, energy-related facilities, commercial and residential real estate, vehicles, aircraft, and equipment used in construction, manufacturing, data processing and office applications, electronics and telecommunications, and healthcare. GE Commercial Finance has offices throughout the United States and in Canada, Latin America, Europe, and Asia Pacific. CLL is a business unit of GE Capital.
     CF and EF are business units of CLL and provide large and small companies with a broad line of innovative financial solutions including leases and loans to middle-market customers, including manufacturers, distributors, dealers and end-users, as well as municipal financing and facilities financing, in such areas as aircraft, maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment and furniture and fixtures. CF also furnishes customers with direct source tax exempt finance programs, as well as lease and sale/leaseback offerings.
     Generally, CF and EF’s commercial equipment financing transactions range in size from $25 thousand to $50 million, with financing terms from 36 to 180 months. They also maintain an asset management operation that redeploys off-lease and repossessed equipment and other assets.
     The global equipment financing industry continues to be highly fragmented and intensely competitive. Competitors in the U.S. domestic and international markets include independent finance companies, financing subsidiaries of equipment manufacturers, and banks (national, regional, and local). Industry participants compete not only on the basis of monthly payments, interest rates and fees charged customers but also on deal structures and credit terms. The profitability of EF and CF is affected not only by broad economic conditions that impact customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and market risk. Important factors to continued success include maintaining strong risk management systems, diverse portfolios, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the reduction of costs through enhanced use of technology.
     EF and CF operate from offices throughout the United States.
The Owner Trustee or Managing Member and the Indenture Trustee
     We will identify the owner trustee for your trust or managing member of your limited liability company and the indenture trustee for your notes in your prospectus supplement. The liability of the indenture trustee and the owner

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trustee or managing member, as applicable, in connection with the issuance of the related securities is limited solely to its express obligations under the related agreements.
     An owner trustee or managing member, as applicable, may resign at any time, in which event the owners of the issuing entity must appoint a successor owner trustee or managing member, as applicable. The administrator of the issuing entity, on behalf of the issuing entity, may also remove the owner trustee or managing member, as applicable, if the owner trustee or managing member, as applicable, ceases to be eligible to continue as owner trustee or managing member, as applicable, or if the owner trustee or managing member, as applicable, becomes insolvent. In that case, the administrator, on behalf of the issuing entity, must appoint a successor trustee.
     An indenture trustee may resign at any time by notifying the issuing entity in writing, and may be removed by the issuing entity if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If an indenture trustee resigns or is removed, the issuing entity must appoint a successor indenture trustee. In addition, noteholders of not less than 66 2/3% of the outstanding principal balance of the notes may remove the indenture trustee by so notifying the indenture trustee in writing and may appoint a successor indenture trustee.
     No resignation or removal of an owner trustee or managing member, as applicable, or an indenture trustee, as the case may be, or appointment of a successor owner trustee or managing member, as applicable, or successor indenture trustee, as the case may be, will become effective until the successor owner trustee or managing member, as applicable, or successor indenture trustee has accepted its appointment.
DESCRIPTION OF THE NOTES
     Each issuing entity will issue one or more classes of notes pursuant to an indenture between the issuing entity and an indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. In addition to the notes offered by this prospectus, each issuing entity may issue one or more additional classes of notes that may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. Those additional classes of notes may be issued under the related indenture or under a separate agreement. We summarize the material terms of the notes and indentures below. This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.
Principal and Interest on the Notes
     We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on, each class of notes of a series in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series. Each series may include one or more classes of notes of a type known as “strip notes.” Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.
The Indenture
     Modification of Indenture. The indenture for each issuing entity may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the issuing entity and the indenture trustee. However, the following changes may not be made to any indenture without the consent of each affected noteholder:
     (1) any change to the due date of any installment of principal of or interest on any note or any reduction of the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;

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     (2) any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;
     (3) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;
     (4) any modification of the provisions of the indenture regarding the voting of notes held by you, the applicable issuing entity or any other obligor on the notes;
     (5) any modification of the provisions of the indenture which affects the calculation of the amount of any payment of interest or principal due on any note on any payment date or which affects your rights to the benefit of any provisions for the mandatory redemption of the notes;
     (6) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or
     (7) any change that adversely affects the status or priority of the lien of the indenture on any collateral.
     Also an issuing entity and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, for the purpose of:
     (1) correcting or amplifying the description of any property at any time subject to the lien of the applicable indenture, or better to assure, convey and confirm to the indenture trustee a Lien on any property subject or required to be subjected to the lien of the indenture;
     (2) evidencing the succession, in compliance with the provisions of the applicable indenture, of another person to the applicable issuing entity, and the assumption by any such successor of the covenants of the issuing entity under the applicable indenture and in the notes;
     (3) adding to the covenants of the issuing entity, for your benefit, or to surrender any right or power herein conferred upon the applicable issuing entity;
     (4) mortgaging or pledging any property to or with the applicable indenture trustee;
     (5) replacing any cash reserve account with another form of credit enhancement; provided, the rating agency condition is satisfied;
     (6) curing any ambiguity, correcting or supplementing any provision in the applicable indenture or in any supplemental indenture that may be inconsistent with any other provision in the applicable indenture or in any supplemental indenture, or making any other provisions with respect to matters or questions arising under the applicable indenture or in any supplemental indenture; provided, that such action does not materially adversely affect your interests as noteholders;
     (7) evidencing and providing for the acceptance of the appointment under the applicable indenture by a successor or additional indenture trustee with respect to the notes or any class thereof and to add to or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the applicable issuing entity under the applicable indenture by more than one indenture trustee, pursuant to the requirements of the applicable indenture; or
     (8) modifying, eliminating or adding to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939.

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     Events of Default; Rights upon Event of Default. Any one of the following events will be an event of default for the notes in your series:
•	the issuing entity fails to pay any interest on any note within five days after its due date;

•	the issuing entity fails to pay any installment of the principal of any note on its due date;

•	the issuing entity breaches any of its other covenants in the indenture for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

•	the issuing entity fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

•	the issuing entity becomes bankrupt or insolvent or is liquidated.
     You should note, however, that until the maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose. Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose. Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the maturity date for that class of notes.
     If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes shall be required to, declare the principal of the notes of that series to be immediately due and payable; provided that the indenture trustee shall, at the direction of holders of 66 2/3% of the outstanding principal balance of the notes, or if specified in your prospectus supplement, holders of 66 2/3% of the outstanding principal balance of one or more classes of those notes, be required to, exercise all rights, remedies, powers, privileges and claims of the issuing entity against the servicer or the transferor under or in connection with the servicing agreement and the purchase and sale agreement, including the right or power to terminate or to take any action to compel or secure performance or observance by the servicer or the transferor of each of their obligations to the issuing entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the servicing agreement or the purchase and sale agreement, and any right of the issuing entity to take such action shall be suspended. The holders of a majority in principal amount of those notes may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or of exercising any power conferred on it. The declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default. Noteholders’ voting rights may vary by class.
     If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on the issuing entity’s property, exercise remedies as a secured party, sell the related receivables or make demand upon the issuing entity by written notice that the issuing entity deliver the receivables files to it. However, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the

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outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or (iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding principal amount of those notes.
     Each indenture will provide that, subject to the duty of the indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. The issuing entity is required to reimburse the indenture trustee for any losses and expenses incurred without willful misconduct, negligence or bad faith. Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.
     No noteholder will have the right to take legal action under the related indenture, unless:
•	the noteholder gives the indenture trustee written notice of a continuing event of default;

•	the holders of at least 66 2/3% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and offered reasonable indemnity to the indenture trustee;

•	the indenture trustee has not received a direction not to take legal action from the holders of at least 66 2/3% of the outstanding principal amount of the notes in that series; and

•	the indenture trustee has failed to take legal action within 60 days.

•	In addition, the noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their issuing entity unless noteholders representing not less than 66 2/3% of the notes of each class of notes have consented thereto in writing.
     None of the owner trustee or managing member for any issuing entity, the related indenture trustee in its individual capacity, any holder of a certificate representing an ownership interest in an issuing entity or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such issuing entity contained in the applicable indenture.
     Certain Covenants. In its indenture, each issuing entity will agree not to consolidate with or merge into any other issuing entity, unless:
•	the issuing entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	that issuing entity expressly assumes the issuing entity’s obligations relating to the notes;

•	immediately after the transaction, no event of default would have occurred and not have been remedied;

•	the issuing entity has been advised that the ratings of the notes or the certificates of the particular series then in effect would not be reduced or withdrawn by the applicable rating agencies as a result of the transaction; and

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•	the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any related noteholder or certificateholder.
     Each issuing entity will also agree not to take the following actions:
•	sell or otherwise dispose of any of its assets, except as permitted by its transaction documents;

•	claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law;

•	assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the collateral;

•	engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning, selling and managing ownership of, the receivables and the interests in the property constituting the collateral and, the issuance of the notes;

•	dissolve or liquidate or reorganize in whole or in part, except as contemplated by its transaction documents;

•	permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture;

•	make any loan or advance to any affiliate of the issuing entity or to any other person;

•	make any expenditure (by long term or operating lease or otherwise) for capital assets (either realty or personalty);

•	permit any lien, claim or other encumbrance to affect its assets or any part of the issuing entity, any interest in its assets or the issuing entity or any related proceeds;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its indenture and its other transaction documents;

•	remove the managing member or trustee, as applicable, without cause unless the rating agency condition shall have been satisfied in connection with such removal; or

•	(i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any ownership or equity interest or security in or of the issuing entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security, (iii) set aside or otherwise segregate any amounts for any such purpose or (iv) make payments to or distributions from the collection account, in each case, except in accordance with the indenture.
     Each issuing entity may engage in only the activities described in the related prospectus supplement.
     Annual Compliance Statement. Each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.
     Indenture Trustee’s Annual Report. The indenture trustee for each issuing entity will be required to mail each year to all of the related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

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     Satisfaction and Discharge of Indenture. An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.
DESCRIPTION OF THE CERTIFICATES
     Each issuing entity will issue one or more classes of certificates representing ownership interests in the issuing entity pursuant to a trust agreement or limited liability company agreement, as applicable. We have filed a form of the trust agreement or limited liability company agreement, as applicable, to be used as an exhibit to the registration statement of which this prospectus is a part. An issuing entity’s certificates may be offered by this prospectus or may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. We summarize the material terms of the certificates below. This summary does not include all of the terms of the certificates and is qualified by reference to the actual certificates.
     We will describe the timing and priority of distribution, seniority, redeemability, allocations of losses, and amount of or method of determining distributions on invested amounts or distributions of the invested amounts on each class of certificates of a series in the related prospectus supplement. Certificateholders’ rights to receive distributions on their certificates will be subordinate to the payment rights of noteholders in the same series to the extent described in the applicable prospectus supplement. In addition, the right of holders of any class of certificates to receive distributions of invested amounts or distributions on the invested amounts may be senior or subordinate to the rights of holders of any other class or classes of certificates of the same series.
ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES
Denominations
     We will identify minimum denominations for purchase of securities in the related prospectus supplement. If we do not specify any denomination, then the securities will be available for purchase in minimum denominations of $250,000 and in greater $1,000 denominations.
Fixed Rate Securities
     Each class of securities may bear interest at a fixed rate per annum. We will identify the applicable interest rate for each class of fixed rate securities in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.
Floating Rate Securities
     Each class of securities may bear interest for interest periods specified in the applicable prospectus supplement at a floating rate per annum equal to:
•	a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as “LIBOR”), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another index rate we specify in the applicable prospectus supplement;

•	plus or minus a “spread” of a number of basis points (i.e., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

•	or multiplied by a “spread multiplier,” which is a percentage that we will specify in the applicable prospectus supplement.
     In the prospectus supplement for any floating rate securities we may also specify either or both of the following for any class:

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•	a maximum, or ceiling, on the rate at which interest may accrue during any interest period; and

•	a minimum, or floor, on the rate at which interest may accrue during any interest period.
     In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.
     Each issuing entity that issues floating rate securities will appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The applicable prospectus supplement will identify the calculation agent for each class of floating rate securities in the offered series. Determinations of interest by a calculation agent will be binding on the holders of the related floating rate securities, in the absence of manifest error. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/ 100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.
Book-Entry Registration
     The Clearing Organizations. We will specify in the related prospectus supplement whether or not investors may hold their securities in book-entry form, directly or indirectly, through one of three major securities clearing organizations:
•	in the United States, The Depository Trust Company (commonly known as “DTC”); or

•	in Europe, either Clearstream Banking, société anonyme (commonly known as “Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear system (“Euroclear”).
     Each of these issuing entities holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in the participants’ accounts. This eliminates the need for physical movement of certificates representing the securities.
     DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
     Clearstream is a limited liability company organized under the laws of Luxembourg as a professional depository. It settles transactions in a number of currencies, including United States dollars. Clearstream provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream’s participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
     Euroclear was created in 1968. It settles transactions in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing. Euroclear interfaces with domestic markets in many countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by the Euroclear Operator, and all Euroclear securities clearance accounts

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and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The board of the cooperative establishes policy for Euroclear. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of securities. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
     The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of Euroclear from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.
     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
     Book-Entry Clearance Mechanics. If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC. No global security representing book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the certificates and will be considered the sole representative of the beneficial owners of certificates for all purposes.
     The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry certificates.
     Purchasers of securities in the United States may hold interests in the global certificates through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.
     Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.
     Transfers between DTC’s participants will occur in accordance with DTC rules. Transfers between Clearstream’s participants and Euroclear’s participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

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     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Credits or other transactions in securities settled during any processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
     Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual securityholder is in turn to be recorded on the DTC participants’ and indirect participants’ records.
     Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the securityholder entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants acting on behalf of securityholders. Securityholders will not receive certificates representing their ownership interest in securities, unless the book-entry system for the securities is discontinued. Because of this, unless and until definitive securities for such series are issued, securityholders will not be recognized by the applicable indenture trustee or trustee or managing member, as applicable, as “noteholders,” “certificateholders” or “securityholders,” as the case may be. Hence, unless and until definitive securities are issued, securityholders will only be able to exercise their rights as securityholders indirectly through DTC and its participating organizations.
     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s nominee. The deposit of securities with DTC and their registration in the name of its nominee effects no change in beneficial ownership. DTC has no knowledge of the actual securityholders of the securities. Its records reflect only the issuing entity of the DTC participants to whose accounts such securities are credited, which may or may not be the securityholders. The DTC participants are responsible for keeping account of their holdings on behalf of their customers.
     Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.
     Neither DTC nor its nominee will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date, which assigns its nominee’s consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto).
     Principal and interest payments on securities cleared through DTC will be made to DTC. DTC’s practice is to credit participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the indenture trustee or the issuing entity, subject to any statutory or regulatory requirements that are in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to securityholders is the responsibility of DTC participants and indirect participants.
     Principal and interest payments on securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in “U.S. Federal Income Tax Consequences.” Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under a related agreement on behalf of a Clearstream participant or Euroclear participant

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only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.
     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
     We obtained the information in this section concerning DTC, Clearstream and Euroclear and their respective book-entry systems from sources that we believe to be reliable, but we take no responsibility for its accuracy.
Definitive Securities
     Notes or certificates that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, only if:
•	the administrator for any issuing entity advises the related indenture trustee or the related trustee or managing member, as applicable, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities, and the administrator is unable to locate a qualified successor;

•	the administrator for any issuing entity at its option advises the indenture trustee in writing that it elects to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry securities agree to initiate a termination; or

•	after the occurrence of an event of default or a servicer default with respect to a series of securities, securityholders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, in that series advise the applicable trustee or managing member, as applicable through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes or certificates is no longer in the best interest of their holders.
     If any of these events occur, the applicable indenture trustee will be required to notify all holders of the securities in the affected series through clearing organization participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable indenture trustee will reissue the securities to the securityholders as definitive securities.
     Principal and interest payments on all definitive securities will be made by the applicable indenture trustee in accordance with the procedures set forth in the related indenture or the related servicing agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for the securities in the related prospectus supplement. Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable indenture trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the applicable securityholders.
     Definitive securities will be transferable and exchangeable at the offices of the applicable indenture trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.
List of Securityholders
     Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of

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communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.
     Three or more holders of the certificates of any series or one or more holders of certificates evidencing at least 25% of the aggregate outstanding balance of the certificates of a series may, by written request to the related indenture trustee, obtain access to the list of all certificateholders maintained by the indenture trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or limited liability company agreement or the certificates.
Reports to Securityholders
     On or prior to each payment date for the securities of an issuing entity, the issuing entity shall or shall cause the servicer to, prepare and provide to the issuing entity’s indenture trustee (with a copy to the rating agencies) a statement to be delivered to the related noteholders and provide to the trustee or managing member, as applicable, a statement to be delivered to the related certificateholders on the payment date. These reports will be available online at http://www.Syndtrak.com. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created. Passwords for this website can be obtained by contacting Investor Relations at (203) 357-4328. Each of these statements will include, to the extent applicable to the particular series or class of securities, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:
     (1) the applicable record date and payment date;
     (2) the amount of any principal payment on each class of notes;
     (3) the amount of any interest payment on each class of notes;
     (4) the certificateholders’ distribution on invested amount on each class of certificates;
     (5) the certificateholders’ distributable invested amount of each class of certificates;
     (6) the pool balance as of the opening of business on the first day of the collection period in which such determination date occurs;
     (7) the aggregate outstanding principal balance and the note pool factor for each class of notes after giving effect to all payments reported under clause (3) above, and the aggregate outstanding invested amount and the certificate pool factor for each class of such certificates, after giving effect to all distributions reported under clause (5) above;
     (8) the amount of the servicing fee paid to the servicer for the prior calendar month;
     (9) the aggregate realized losses, if any, for the prior calendar month;
     (10) the amount of the administration fee paid to the administrator for the prior calendar month;
     (11) the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;
     (12) the amount of outstanding servicer advances, if any, made by the servicer on such payment date, the amount of advances, if any, reimbursed on such payment date and the amount of advances, if any, which remain unreimbursed as of the end of such payment date;

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     (13) the amount of the net losses on receivables, if any, during the prior calendar month; and
     (14) any material breaches of receivables representations or warranties or covenants in the transaction documents;
     (15) the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us or the servicer during the prior calendar month.
     Each amount described in subclauses (2), (3), (4), (5), (8) and (10) will be expressed as a dollar amount per $1,000 of the initial principal balance of the related notes or certificates.
     The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes. Similarly, the certificate pool factor for each class of certificates will be a seven-digit decimal indicating the remaining invested amount of such class of certificates, as of each payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial outstanding balance of such class of certificates. Each note pool factor and each certificate pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes or the remaining invested amount of the applicable class of certificates.
     A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder’s note and (ii) the applicable note pool factor. A certificateholder’s portion of the aggregate remaining invested amount of the related class of certificates is the product of (a) the original denomination of such certificateholder’s certificate and (b) the applicable certificate pool factor.
     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuing entity, the applicable indenture trustee will mail to each person who at any time during such calendar year has been a noteholder with respect to such issuing entity and received any payment thereon, a statement containing certain information for the purposes of such noteholder’s preparation of Federal income tax returns and the applicable administrator will mail to each person who at any time during such calendar year has been a certificateholder with respect to such issuing entity, a statement containing certain information for the preparation of such certificateholder’s preparation of Federal income tax returns.
DESCRIPTION OF THE TRANSACTION AGREEMENTS
     We summarize below the material terms of the agreements under which the finance companies will, directly or indirectly, sell receivables to us, and we will transfer them to each issuing entity, and under which GE Capital or any other finance company will agree to service the issuing entity’s receivables and administer the issuing entity. We will disclose any additional material terms relating to a particular issuing entity’s agreements in the related prospectus supplement. We have filed forms of these agreements as exhibits to the registration statement of which this prospectus is a part. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.
Regular Sales of Receivables
     We buy receivables without recourse to the finance company for defaults by the obligors. However, such finance company represents and warrants to us on each purchase date as to the receivables being sold on that date, among other things, that each of the receivables meets our eligibility requirements and the information such finance company has provided to us about the receivables is correct in all material respects. The receivables we buy under these purchase agreements are originated by the finance companies or may have been acquired by the finance company from an unaffiliated seller in a portfolio or other acquisition. The finance companies may also sell receivables to another one of their subsidiaries, and we may buy the receivables from that subsidiary on substantially the same terms as our purchases from the finance companies.

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     We then sell receivables that we have acquired as described above to one of the issuing entities, pursuant to a sale agreement. These sales are also made without recourse. If the issuing entity will issue notes, it will pledge the receivables to secure the notes issued pursuant to the related indenture. The issuing entity will, concurrently with this sale, execute and deliver the related notes and certificates to us as consideration for the receivables sold by us to the issuing entity. We will apply the net proceeds received from the issuance of its notes and certificates to pay the finance companies for the related receivables, and, to the extent specified in the related prospectus supplement, to make a deposit in a pre-funding account and initial deposits in other trust accounts. If there is a pre-funding account, the finance companies will sell, directly or indirectly, additional receivables to us, and we will in turn sell them to the issuing entity from time to time during a pre-funding period, as described further in the related prospectus supplement.
     If we breach any of our representations or warranties made in a sale agreement, and our breach is not cured by the last day of the second (or, if we elect, the first) month following the discovery by or notice to the indenture trustee of the breach, as liquidated damages, upon request of the issuing entity, we will be obligated to repurchase any receivable materially and adversely affected by our breach as of such last day at a price equal to the loan value of the receivable, as specified in the related prospectus supplement. Upon our request, the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.
     The obligors on the receivables are not notified that their receivables have been transferred by the finance companies to us or by us to the issuing entity. However, each finance company marks its accounting records to reflect these sales, and Uniform Commercial Code financing statements reflecting the sales are filed.
     We have an option to purchase all of the remaining receivables owned by the issuing entity after their aggregate loan values fall below 10% of the sum of the loan values of all of the issuing entity’s receivables, measured for each receivable at the time of its sale to the issuing entity.
Accounts
     The issuing entity will establish and maintain the following bank accounts:
•	a collection account, into which all payments made on or with respect to the related receivables will be deposited;

•	a note distribution account, into which amounts available for payment to the noteholders will be deposited and from which those payments will be made;

•	a certificate distribution account, into which amounts available for distribution to the certificateholders will be deposited and from which those distributions will be made; and

•	if so specified in the prospectus supplement, a pre-funding account.
     We will describe any other accounts to be established for an issuing entity in the related prospectus supplement.
     Funds held in an issuing entity’s bank accounts will be invested in the following types of investments (the “Permitted Investments”):
     (a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;
     (b) repurchase agreements on obligations specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated in the highest rating category by the applicable rating agency;

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     (c) federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State thereof or of any United States branch or agency of a foreign commercial bank; provided that the short-term debt obligations of such depository institution or trust company are rated in the highest rating category by the applicable rating agency;
     (d) commercial paper (having original maturities of not more than 30 days) which on the date of acquisition are rated in the highest rating category by the applicable rating agency;
     (e) securities of money market funds rated in the highest rating category by the applicable rating agency; and
     (f) any other investment permitted by each of the applicable rating agencies as set forth in writing delivered to the indenture trustee.
     Permitted Investments described in clauses (e) and (f) will be made only so long as making such investments will not require the issuing entity to register as an investment company, in accordance with the Investment Company Act of 1940. During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates. Except as described below with respect to cash reserve accounts, the investments made in each issuing entity’s bank accounts are limited to obligations or securities that mature on or before the business day preceding the next payment date.
     In the event of defaults on investments made in an issuing entity’s bank accounts, investors in the securities could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.
     Each issuing entity’s bank accounts will be maintained in one of the following forms:
•	a segregated deposit account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated in the highest rating category from each applicable rating agency;

•	a segregated account which may be an account maintained in the corporate trust department of the Indenture Trustee, which is maintained with a depository institution or trust company whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade;

•	a segregated trust account or similar account maintained with a federally or state chartered depository institution whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade’s subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b) in effect on the closing date; or

•	as any other segregated account the deposit of funds in which has been approved by the applicable rating agencies.
Servicing Procedures
     The servicer will agree to conduct the servicing, administration and collection and take, or cause to be taken, all actions that may be necessary or advisable to collect all payments on the receivables owned by each issuing entity, that it would take if the receivables were owned by it and that are consistent with the issuing entity’s credit and collection policies. The issuing entity has adopted the credit and collection policies of the servicer as such policies may be in effect from time to time. For purposes of servicing, administering and collecting the receivables, the

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issuing entity and the servicer have agreed that the issuing entity’s credit and collection policies will be the same as those of the servicer. These procedures may vary in some respects between receivables originated by finance companies other than GE Capital and other receivables. The servicer on behalf of the issuing entity may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. However, no such arrangement will be permitted to extend the final payment date of any receivable beyond the maturity date specified for the related securities in the applicable prospectus supplement.
     If the servicer forecloses on the collateral for a receivable, the servicer, on behalf of the issuing entity, may sell the collateral at public or private sale, or take any other action permitted by applicable law.
Collections
     The issuing entity will deposit, or cause to be deposited by the servicer, all payments received on an issuing entity’s receivables during a calendar month into the related collection account within two business days after receipt. However, at any time when there exists no servicer default and each other condition to making deposits less frequently than daily as may be specified by the applicable rating agencies or set forth in the related prospectus supplement is satisfied, the issuing entity will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. Pending deposit into the collection account, the issuing entity may or may cause the servicer to, invest collections at such issuing entity’s, or servicer’s, own risk, as applicable, and for such issuing entity’s, or servicer’s, own benefit, as applicable, and the collections will not be segregated from such issuing entity’s, or servicer’s, own funds, as applicable. If the issuing entity or the servicer acting at the request of the issuing entity were unable to remit such funds, securityholders might incur a loss. To the extent described in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuing entity to secure timely remittances of collections on the related receivables.
     At any time when the issuing entity is permitted to remit collections once a month, the issuing entity will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same calendar month.
Servicing Compensation
     With respect to each issuing entity, the servicer will be entitled to receive a servicing fee for each calendar month in an amount equal to a percentage per annum specified in the related prospectus supplement of the aggregate loan value of the issuing entity’s receivables as of the first day of the applicable calendar month. The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement including, but not limited to, late fees, prepayment charges, modification fees and other ancillary amounts. Any fees agreed to between the servicer, and the subservicer, shall be paid solely by the servicer.
Servicing Advances
     The servicer may, but shall have no obligation to, make a servicer advance in the manner and to the extent provided in the servicing agreement, but only to the extent the servicer, in its sole discretion, expects to be reimbursed for such advance. If the servicer elects to make a servicer advance, prior to the close of business on each determination date, the servicer will determine the amount of the advance that it has elected to make on the related transfer date. The servicer shall include information as to such determination in the servicer’s certificate furnished by it and will transfer to the collection account on the transfer date in next day funds the amounts applicable to such determinations appearing in such servicer’s certificate. The servicer shall be reimbursed for outstanding servicer advances as provided in your prospectus supplement and interest will accrue on such advance as provided in your prospectus supplement.
Evidence as to Compliance
     Each servicing agreement will require the servicer to deliver to the trustee, on or before the 90th day following the end of each issuing entity’s fiscal year, and, if required, file with the SEC as part of a report on Form 10-K filed

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on behalf of each issuing entity, a report on assessment of compliance with the servicing criteria described in the following paragraph. Each assessment will include:
•	a statement of the servicer’s responsibility for assessing compliance with the applicable servicing criteria;

•	a statement that the servicer used the criteria described in the following paragraph to assess compliance with the applicable servicing criteria;

•	the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year; and

•	a statement that a registered public accounting firm has issued an attestation report on the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year.
     The servicer will use the criteria required by law, which includes the following criteria, among others, for purposes of preparing the assessment of compliance described in the preceding paragraph:
•	policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the servicing agreement and the other related agreements;

•	if any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with those servicing activities;

•	payments on trust assets are deposited into the appropriate accounts within the time periods specified in the servicing agreement and other related agreements;

•	reports to noteholders are timely and accurately prepared pursuant to the servicing agreement and other related agreements;

•	amounts due to noteholders are remitted within the timeframes specified in the servicing agreement and the other related agreements; and

•	any additions, removals or substitutions to the asset pool are reviewed are made, reviewed and approved pursuant to the servicing agreement and the related agreements.
     The servicing agreement provides that on or before the 90th day following the end of each issuing entity’s fiscal year, the servicer and each subservicer, other than any subservicer unaffiliated with the servicer that services less than 10% of the trust’s assets, will provide an officer’s certificate to the trust to the effect that:
•	a review of the servicer’s activities during the applicable fiscal year and of its performance under the servicing agreement has been made under the officer’s supervision; and

•	to the best of the officer’s knowledge, based on the officer’s review, the servicer has fulfilled all of its obligations under the servicing agreement in all material respects or, if there has been a failure to fulfill any of the servicer’s obligations in any material respect, specifying the nature and status of the failure.
     The servicer’s obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer on or before the 90th day following the end of the issuing entity’s fiscal year.

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Appointment of Subservicers
     The servicer may at any time appoint a subservicer to perform all or any portion of its obligations as servicer. The servicer shall remain obligated and be liable to the issuing entity for the servicing of the receivables in accordance with the applicable servicing agreement without diminution of those obligations and liabilities by virtue of the appointment of any subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables. The fees and expenses of each subservicer shall be as agreed between the servicer and its subservicer from time to time and the issuing entity shall not have any responsibility therefor.
Resignation, Liability and Successors of the Servicer
     The servicer will not be permitted to resign from its obligations and duties as servicer for any issuing entity, except as provided under the relevant servicing agreement. No resignation will become effective until a successor servicer has assumed such servicer’s servicing obligations and duties.
     Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any issuing entity for taking any action or for refraining from taking any action under the applicable servicing agreement or for errors in judgment. However, the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related servicing agreement and that, in its opinion, may cause it to incur any expense or liability.
     Upon compliance with procedural requirements specified in the related servicing agreement, any of the following will be the successor of the servicer under that servicing agreement:
•	any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party,

•	any entity succeeding to the business of the servicer, or

•	any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by General Electric Capital Services, Inc., which assumes the obligations of the servicer.
Servicer Default
     The following events will constitute “servicer defaults” under each servicing agreement:
•	the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a three business day cure period after discovery or notice;

•	the servicer breaches its obligations under the servicing agreement, subject to materiality limitations and a 60 day cure period after notice; and

•	bankruptcy or insolvency of the servicer.
Rights upon Servicer Default
     If a default under a servicing agreement occurs and remains unremedied with respect to a servicer default, the indenture provides that the related issuing entity will promptly exercise its rights to terminate the servicer with respect to certain servicer defaults set forth in your prospectus supplement and if any other servicer default occurs under the servicing agreement, prior to terminating the servicer, the indenture requires the issuing entity to obtain the consent of holders of notes of the related series evidencing at least 50% in outstanding principal amount of such

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notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement). In that event, a successor servicer appointed by the issuing entity will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.
     If a successor servicer has not been appointed and accepted its appointment at the time when the servicer ceases to act as servicer, the indenture trustee will automatically be appointed as the successor servicer. If the indenture trustee is unwilling or unable to act as successor servicer, it may resign, after which the issuing entity will appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of equipment receivables.
Waiver of Past Defaults
     With respect to each issuing entity, such issuing entity may, upon obtaining the consent of the holders of notes of such series evidencing at least 50% in outstanding principal amount of such notes, waive any default by the servicer in the performance of its obligations under the related servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the issuing entity, with the consent of the requisite noteholders, has the ability to waive defaults by the servicer which could materially adversely affect the certificateholders. None of these waivers will impair the issuing entity’s rights with respect to subsequent defaults.
Amendment
     Each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, upon prior written notice to the rating agencies. In addition, each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, to substitute or add credit enhancement for any class of securities, so long as the applicable rating agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of any class of securities in the related series.
     Each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series and the holders of certificates of such series evidencing at least a majority of the invested amount of the certificates. However, no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or (b) reduce the required percentage of the notes or certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.
Termination
     With respect to each issuing entity, our obligations and the obligations of the servicer, the related owner trustee or managing member, as applicable, and the related indenture trustee pursuant to the issuing entity’s transaction agreements will terminate upon (a) the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any such remaining receivables and (b) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the transaction agreements. The servicer will provide notice of any termination of such obligations to the owner trustee or managing member, as applicable. Following receipt of notice from the servicer, the owner trustee or managing member, as applicable, will mail notice of such termination to the certificateholders. The issuing entity will mail notice of any such termination to the indenture trustee and the noteholders.
Administration Agreement
     GE Capital or any other finance company will enter into an administration agreement with each issuing entity under which such finance company will act as administrator for the issuing entity. The administrator will perform, on behalf of the issuing entity, administrative obligations required by the related indenture.

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Swap Agreements
     If specified in your prospectus supplement, the related issuing entity will, on or prior to closing date, enter into one or more swap agreements with one or more swap counterparties for purposes of managing the issuing entity’s interest rate risk exposure relating to differences in the basis upon which interest accrues on the Equipment Loans and the basis upon which interest accrues on the notes and distributions on the invested amount which are made on any certificates.
CREDIT AND CASH FLOW ENHANCEMENT
     We will describe the amounts and types of credit enhancement arrangements and the provider of the credit enhancements, if applicable, with respect to each class of securities of a given series in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of securities, cash reserve accounts, over-collateralization, demand notes, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations or cash deposits as may be described in the related prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of securities may cover one or more other classes of securities of the same series. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from such registration.
Subordination
     If specified in the related prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes. In this case, scheduled payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If stated in the prospectus supplement, losses on defaulted equipment loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes in a series, the circumstances in which this subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.
Reserve Accounts
     If so provided in the related prospectus supplement, the issuing entity will establish for a series or class of securities a cash reserve account. The issuing entity may initially fund any cash reserve account by a deposit on the applicable closing date in an amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the cash reserve account may be increased on each payment date up to a balance specified in the related prospectus supplement by the deposit of collections on the related receivables remaining after all higher priority payments on that payment date. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the cash reserve account to holders of securities, to the issuing entity or to any of the issuing entity’s transferees or assignees.
Over-Collateralization
     If specified in the related prospectus supplement, credit enhancement for a series of notes may be provided by overcollateralization where the pool balance exceeds the outstanding principal balance of the notes.
Demand Notes
     If specified in the related prospectus supplement, credit enhancement may be provided for a series of notes by demand note where, upon losses, the maker of the demand note would be subject to a draw by the issuing entity upon repayment terms specified in the related prospectus supplement.

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Letters of Credit
     If specified in the related prospectus supplement, credit enhancement for a series of notes may be provided by the issuance of one or more letters of credit by a bank or financial institution specified in the relevant prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, as specified in the prospectus supplement. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series will be described in the prospectus supplement.
Credit or Liquidity Facilities
     If specified in the related prospectus supplement, a credit or liquidity facility may be used to provide fundings to cover liquidity shortfalls or, in the case of credit facilities, credit-related shortfalls.
Surety Bond
     If so specified in the related prospectus supplement, a surety bond will be purchased for the benefit of the holders of any class of notes to assure distributions of interest or principal with respect to that class of notes in the manner and amount specified in the accompanying prospectus supplement.
     If a surety bond is provided for any series or class, the provider of surety bond will be permitted to exercise the voting rights of the noteholders of the applicable class to the extent described in the prospectus supplement. For example, if specified in the related prospectus supplement, the provider of the surety bond, rather than the noteholders, may have the sole right to:
•	consent to amendments to the indenture or direct the issuing entity to take any action under the sale agreement, the servicing agreement or any other applicable document;

•	if an event of default occurs, accelerate the notes or direct the indenture trustee to exercise any remedy available to the noteholders; or

•	waive any event of default or early amortization event for that series.
Guaranteed Investment Contract
     If specified in the related prospectus supplement, the issuing entity may enter into a guaranteed investment contract or an investment agreement with an entity specified in such prospectus supplement. Pursuant to the agreement, all or a portion of the amounts which would otherwise be held in the collection account would be invested with the entity specified in the prospectus supplement and earn an agreed rate of return. The issuing entity would be entitled to withdraw amounts invested pursuant to the agreement in the manner specified in the prospectus supplement. The prospectus supplement for a series pursuant to which such an agreement is used will contain a description of the terms of the agreement.
Swaps or Other Interest Rate Protection Agreements
     If specified in the related prospectus supplement, a swap or other interest rate protection agreement may be used to protect against basis risk.
Repurchase Obligations
     If specified in the related prospectus supplement, a repurchase obligation may be used to require a counterparty to provide liquidity or credit enhancement by agreeing to repurchase receivables that have been sold to the issuing entity.

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     The presence of a cash reserve account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the full amount of payments on the notes or distributions in respect of certificates and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest on the notes, or all distributions on certificate invested amounts and distributions of certificate invested amounts. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement.
     The issuing entity may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of their rating of any class of securities of the related series.
     To the extent permitted by the applicable rating agencies, funds in an issuing entity cash reserve account may be invested in securities that will mature prior to the next payment date. As a result, the amount of cash in a cash reserve account at any time may be less than the balance of the cash reserve account. If the amount required to be withdrawn from any cash reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the cash reserve account, a temporary shortfall in the amounts paid or distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related securities.
     The issuing entity may at any time, without consent of the securityholders, sell or otherwise transfer its rights to any cash reserve account, if (a) the applicable rating agencies confirm in writing that doing so will not result in a reduction or withdrawal of the rating of any class of securities, (b) the issuing entity provides to the owner trustee or managing member, as applicable, and the indenture trustee a written opinion from independent counsel to the effect that the transfer will not cause the issuing entity to be treated as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes and (c) the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the issuing entity.
LEGAL ASPECTS OF THE RECEIVABLES
Bankruptcy Considerations Relating to the Finance Companies
     We and the finance companies will take steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by any of the finance companies under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities or the assets and liabilities of the issuing entity with those of GE Capital or any other finance company. These steps include the creation of the issuing entity as a separate, limited-purpose subsidiary pursuant to an operating agreement or trust agreement containing restrictions on the nature of the issuing entity’s business. Our operating agreement also contains such restrictions as well as a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our directors. However, there can be no assurance that our activities would not result in a court concluding that our assets and liabilities or the issuing entity’s assets and liabilities should be consolidated with those of GE Capital or any other finance company in a proceeding under any insolvency law.
     Each finance company that sells receivables to us will warrant that each sale of receivables by it to us is a valid sale. If a finance company were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy or the debtor itself were to take the position that either or both of the transfers of receivables should instead be treated as a pledge of receivables to secure a borrowing, then delays in payments of collections of receivables to the issuing entity (and in payments on the notes and distributions on the certificates) could occur. If the court ruled in favor of the creditor, owner trustee or managing member, as applicable, or a finance company, reductions in the amount of such payments could result.

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     If any transfer of receivables referred to above, or any of our transfers of receivables to the issuing entity, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of the receivable may have priority over the issuing entity’s interest in the receivable. If those transfers are treated as sales, the receivables would not be part of the transferor’s bankruptcy estate and would not be available to the transferor’s creditors, except under limited circumstances. In addition, cash collections on the receivables may, under some circumstances, be commingled with the funds of the servicer and, in the event of the bankruptcy of the servicer, an issuing entity may not have a perfected interest in those collections.
Perfection and Priority with Respect to Receivables
     A purchaser of Equipment Loans who gives new value and takes possession of the chattel paper or obtains control of the chattel paper that evidences the Equipment Loans in good faith, in the ordinary course of the purchaser’s business and without knowledge that the purchase violates the rights of an issuing entity as secured party, may have priority over the interest of the related issuing entity in the Equipment Loans. Any sale by a finance company of Equipment Loans that had been sold to an issuing entity would be a violation of the finance companies’ contractual obligations.
Security Interests in Financed Equipment
     In some states, receivables like the ones that may be included in your issuing entity, evidence the credit sale of transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment. In those states, the receivables also constitute personal property security agreements and include grants of security interests in the equipment under the applicable Uniform Commercial Code. However, under the laws of some other states, perfection of security interests in certain transportation equipment would be governed by certificate of title registration laws of the state in which the equipment is located.
     Each of the finance companies takes appropriate action under the laws of each state in which the obligor is located to perfect its security interest in the equipment with respect to the equipment that may be perfected by the filing of financing statements under the applicable Uniform Commercial Code. Accordingly, each of the finance companies will retain physical possession of the receivables and certificates of title in the case of certain transportation equipment.
     As liquidated damages, upon request of the issuing entity, we are required to purchase from each issuing entity any Equipment Loan as to which necessary perfection actions have not been taken prior to the time of sale to the issuing entity, if the failure to take those actions will materially adversely affect the interest of the issuing entity in the receivable and the failure is not cured within a specified grace period. Similarly, upon our request, each finance company that sells receivables to us is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us. In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed equipment.
     Due to administrative burden and expense, except as noted above, no action will be taken to record the transfer of security interests from the finance companies to us or from a finance company to one of its subsidiaries and ultimately to us or, in any case, from us to the issuing entity. In most states, an assignment of a security interest in equipment owned under a certificate of title like the transfers referred to above is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the equipment, or, if applicable, the notation of the applicable finance company’s lien on the certificates of title, will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment. However, by not identifying an issuing entity as the secured party on the financing statement or certificate of title, the security interest of the issuing entity in financed equipment could be defeated through fraud or negligence.
     We will represent to each issuing entity that, as of the date the related receivable is sold to such issuing entity, each security interest in financed equipment is or will be prior to all other present liens on and security interests in the financed equipment. However, liens for repairs or taxes could arise at any time during the term of a receivable. Also, error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies

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could impair an issuing entity’s security interest. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the issuing entity’s losing the priority of its security interest or its security interest in the financed equipment after the date the security interest was assigned to the issuing entity.
     With respect to any equipment that is subject to a certificate of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state of relocation. In states that do not require a certificate of title for registration of equipment, re-registration could defeat perfection.
Security Interests in Leased Equipment
     When we sell leases to an issuing entity, we also assign to the issuing entity any security or ownership interest that we hold in the leased equipment. Each lease will be a lease intended for security (often referred to as a “finance lease”) rather than a “true lease”.
     “true lease” = the lessor (i.e., the originating dealer and its assigns) is deemed to be the beneficial owner of the leased equipment.
     “finance lease” (not a true lease) = the lessee is deemed to be the beneficial owner, and the lessor (or its assignee) is deemed to hold a security interest in the leased equipment.
     All leases that will be transferred to an issuing entity will have either bargain purchase options or be conditional sale contracts, which under applicable state law standards should be deemed to be finance leases. Each of the finance companies will obtain a first priority perfected security interest in the leased equipment. In the case of leases of transportation equipment, the finance companies require the lessees to be named as the owner on the certificates of title and to have the applicable finance company named as holder of a security interest. As a result of these actions, for the finance leases, the applicable finance company and its assigns will have a very similar position to the one described above with respect to loans, and the same repurchase obligations apply if there is no first priority perfected security interest.
     In the event that a finance company were to become a debtor in a bankruptcy case, a bankruptcy trustee might attempt to characterize the finance leases as true leases and if successful, would have the ability to reject such leases, resulting in cancellation of the remaining scheduled payments under the leases.
     State laws differ as to whether anyone suffering injury to person or property involving leased transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent the leases are deemed to be true leases and the issuing entity is deemed to be the owner of such equipment, the applicable state law may permit such an action and if such action is successful, the related issuing entity and its assets may be subject to liability to the injured party. If vicarious liability were imposed on an issuing entity as owner of leased equipment, and the coverage provided by any available insurance is insufficient to cover the loss, you could incur a loss on your investment.
Repossession
     Upon a default by an equipment purchaser, the holder of an Equipment Loan that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform self-help repossession unless it would constitute a breach of the peace. Self-help is accomplished simply by retaking possession of the financed or leased equipment. Some jurisdictions require that the obligor be notified of the default

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and be given time to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order. Although self help is an available remedy it is rarely used. In most cases, a notice of default is sent to the obligor and legal counsel is instructed to commence legal proceedings to recover the equipment.
Notice of Sale; Redemption Rights
     The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent installments or the unpaid balance.
Uniform Commercial Code Considerations
     Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any “unconscionable” lease or “unconscionable” provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults and leases where the lessee is a “merchant lessee.” However, each finance company that sells a lease will represent that, to the best of their knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the applicable finance company of any defects. Article 2A does, however, recognize typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.
Deficiency Judgments and Excess Proceeds; Other Limitations
     The proceeds of resale of equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.
     Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.
     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.
     In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to leases, some jurisdictions require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.

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     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.
U.S. FEDERAL INCOME TAX CONSEQUENCES
     The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the “Code,” proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer Brown LLP, special Federal tax counsel for each issuing entity, as qualified in this summary. Mayer Brown LLP have prepared or reviewed the statements in this prospectus under the heading “U.S. Federal Income Tax Consequences,” and are of the opinion that they are correct in all material respects.
     The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes and certificates by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes or certificates as a position in a “straddle” for tax purposes or as a part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes or certificates and one or more other investments, trusts and estates and pass-through issuing entities, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes and certificates is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code.
     Each issuing entity will be provided with an opinion of Mayer Brown LLP regarding certain Federal income tax matters discussed below. An opinion of Mayer Brown LLP, however, is not binding on the Internal Revenue Service, called the “IRS,” or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuing entity, the notes, the certificates and related terms, parties and documents refer, unless otherwise specified, to each issuing entity and the notes, certificates and related terms, parties and documents applicable to that issuing entity.
Tax Characterization of the Issuing Entity
     Mayer Brown LLP is of the opinion that the issuing entity will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the issuing entity agreement and related documents.
     If the issuing entity were taxable as a corporation for Federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the issuing entity could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the issuing entity.

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Tax Consequences to Holders of the Notes
     Treatment of the Notes as Indebtedness. The issuing entity will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer Brown LLP is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.
     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations, called the “OID Regulations,” relating to original issue discount, or “OID.” This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 1/4% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.
     Interest Income on the Notes. Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note.
     If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, called a “Short-Term Note,” you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.
     Sale or Other Disposition. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer’s ordinary income tax rate if the note is held for not more than 12 months and at a maximum rate of 15% if the note is held for more than 12 months.
     Foreign Holders. If you are a nonresident alien, foreign corporation or other non-United States person, called a “foreign person,” interest paid to or accrued by you (including OID) generally will be considered “portfolio interest” and generally will not be subject to U.S. Federal income tax and withholding tax provided that: the income is not effectively connected with your conduct of a trade or business carried on in the United States and:

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     (i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of us (or of a profits or capital interest in the issuing entity if characterized as a partnership);
     (ii) you are not a controlled foreign corporation that is related to us (or the issuing entity if treated as a partnership) through stock ownership;
     (iii) you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and
     (iv) the interest is not contingent interest described in Section 871(h)(4) of the Code.
     To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuing entity with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement.
     If you are a foreign person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the issuing entity or its paying agent, as the case may be, with a properly executed:
•	IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

•	IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.
     If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States Federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.
     If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States Federal income and withholding tax; provided that:
•	the gain is not effectively connected with the conduct of a trade or business in the United States by you, and

•	if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.
     Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing issuing entity, individual retirement account or nonresident alien who provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the issuing entity will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. Information returns will be sent annually to the IRS and to each note holder setting forth the amount of interest paid on the notes owned by that note holder and the amount of tax withheld on those payments.
     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer Brown LLP, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes

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might be treated as equity interests in the issuing entity. In this case, the issuing entity would be treated as a partnership. This partnership would not, however, be treated as a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of issuing entity expenses.
Tax Consequences to Holders of the Certificates
     The following discussion applies only to the extent certificates are offered in a related prospectus supplement. Until that time, because the certificates will be held solely by us or one of our affiliates, under current Treasury regulations, an issuing entity of certificates will be disregarded as an entity separate from us or one of our affiliates, for Federal income tax purposes.
     Treatment of the issuing entity as a Partnership. We will agree, and you will agree by your purchase of certificates, to treat the issuing entity as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership will be the assets held by the issuing entity, the partners of the partnership will be the certificateholders, including us in our capacity as recipient of distributions from any account specified in the related prospectus supplement in which we have an interest, and the notes will be debt of the partnership. However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes and us is not clear because there is no authority on transactions closely comparable to this arrangement.
     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered our debt or debt of the issuing entity. This characterization should not result in materially adverse tax consequences to certificateholders compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.
     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates and a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations for those certificates will be disclosed in the applicable prospectus supplement.
     Partnership Taxation. As a partnership, the issuing entity will not be subject to Federal income tax. Rather, you will be required to separately take into account your accruals of guaranteed payments from the issuing entity and your allocated share of other income, gains, losses, deductions and credits of the issuing entity. The issuing entity’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments as necessary for market discount, OID and premium, and any gain upon collection or disposition of receivables. The issuing entity’s deductions will consist primarily of interest accruing on the notes, guaranteed payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.
     Under the trust agreement or limited liability company agreement, as applicable, interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as “guaranteed payments” under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the issuing entity and as ordinary income to you. The issuing entity will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. If you use a calendar year tax year, you will be required to include the accruals of guaranteed payments in income in your taxable year that corresponds to the year in which the issuing entity deducts the payments. If you use a taxable year other than a calendar year, you will be required to include the payments in income in your taxable year that includes the December 31 of the calendar year in which the issuing entity deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.
     In addition, the trust agreement or limited liability company agreement, as applicable, will provide, in general, that you will be allocated taxable income of the issuing entity for each calendar month equal to the sum of:

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•	any issuing entity income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

•	prepayment premium, if any, payable to you for such month; and

•	any other amounts of income payable to you for the month.

•	This allocation will be reduced by any amortization by the issuing entity of premium on receivables corresponding to any excess of the issue price of certificates over their principal amount. All remaining items of income, gain, loss and deduction of the issuing entity will be allocated to us.
     Based upon the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating issuing entity income should be permissible under applicable Treasury regulations. However, no assurance can be given that the IRS would not require a greater amount of income to be allocated to you. Moreover, even under the method of allocation described above, you may be subject to tax on income equal to the interest rate on the certificates plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of this amount. Thus, if you are a cash basis taxpayer, you will in effect be required to report income from the certificates on the accrual basis and you may become liable for taxes on issuing entity income even if you have not received cash from the issuing entity to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, you may be required to report on your tax returns taxable income that is greater or less than the amount reported to you by the issuing entity.
     Most of the guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt issuing entity, including an individual retirement account, will constitute “unrelated debt-financed income” generally taxable to the holder under the Code.
     Your share of expenses of the issuing entity, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to you in whole or in part and, as a result, you might be taxed on an amount of income that exceeds the amount of cash actually distributed to you over the life of the issuing entity. It is not clear if these rules would apply to a certificateholder who accrues guaranteed payments.
     The issuing entity intends to make all tax calculations for income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the issuing entity might be required to incur additional expense, but it is believed that there would not be a material adverse effect to you.
     Discount and Premium. The purchase price paid by the issuing entity for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, respectively. As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.
     If the issuing entity acquires the receivables at a market discount or premium, the issuing entity will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of any market discount income or premium deduction may be allocated to you.
     Section 708 Termination. Under Section 708 of the Code, the issuing entity will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. Under current Treasury regulations, if a termination occurs, the issuing entity will be considered to have contributed the assets of the issuing entity, constituting the old partnership, to a new partnership in exchange for interests in the new partnership. Such interest would be deemed distributed to the partners of the old partnership in liquidation thereof. The issuing entity will not comply with certain technical requirements that might apply if a constructive termination occurs. As a result, the issuing entity may be subject to

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certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuing entity might not be able to comply due to lack of data.
     Disposition of Certificates. Generally, you will recognize capital gain or loss on a sale of certificates in an amount equal to the difference between the amount realized and your tax basis in the certificates sold. Your tax basis in a certificate will generally equal your cost for the certificate increased by your share of issuing entity income and accruals of guaranteed payments (includible in income) and decreased by any distributions received by you with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include your share of the notes and other liabilities of the issuing entity. If you acquire certificates at different prices, you may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.
     Any gain on the sale of a certificate attributable to your share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to you and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.
     If you are required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions paid to you on the certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.
     Allocations Between Transferors and Transferees. In general, the issuing entity’s taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, you may be allocated tax items and accruals of guaranteed payments, which will affect your tax liability and tax basis, attributable to periods before you purchased your certificates.
     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses and accruals of guaranteed payments of the issuing entity might be reallocated among the certificateholders. We are authorized to revise the issuing entity’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.
     Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuing entity’s assets will not be adjusted to reflect that higher (or lower) basis unless the issuing entity were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make this election. As a result, you might be allocated a greater or lesser amount of issuing entity income than would be appropriate based upon your own purchase price for certificates.
     Administrative Matters. The trustee or managing member, as applicable, is required to keep or have kept complete and accurate books of the issuing entity. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee or managing member, as applicable, will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the issuing entity and will report each certificateholder’s accruals of guaranteed payments and allocable share of items of issuing entity income and expense to certificateholders and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described below and these nominees will be required to forward such information to the beneficial owners of the certificates. Generally, you must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless you notify the IRS of all inconsistencies.

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     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes the name, address and taxpayer identification number of the nominee, and, as to each beneficial owner:
•	the name, address and taxpayer identification number of that person,

•	whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of a foreign government or an international organization, and

•	certain information on certificates that were held, bought or sold on behalf of that person throughout the year.
     In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information regarding themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish this information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.
     We will be designated as the tax matters partner in the trust agreement or limited liability company agreement, as applicable, and, therefore, will be responsible for representing you in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of your tax returns, and, under certain circumstances, you may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of your tax returns and adjustments of items not related to the income and losses of the issuing entity.
     Tax Consequences to Foreign Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes on non-U.S. persons because there is no clear authority dealing with this issue under facts substantially similar to ours. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for these purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold pursuant to Section 1446 of the Code, on the portion of its taxable income allocable to foreign certificateholders as if this income were effectively connected to a U.S. trade or business, at the taxpayer’s ordinary income tax rate. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures. In determining a certificateholder’s nonforeign status, the issuing entity may rely on IRS Form W-8BEN, IRS Form W-9 or the certificateholder’s certification of nonforeign status signed under penalties of perjury.
     Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein, including, in the case of a corporation, the branch profits tax, on its share of accruals of guaranteed payments and the issuing entity’s income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the issuing entity on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the issuing entity, taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.
     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding if, as discussed above in connection with the notes, you fail to comply with

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certain identification procedures, unless you are an exempt recipient under applicable provisions of the Code. See “Tax Consequences to Holders of the Notes — Backup Withholding.”
STATE TAX CONSEQUENCES
     The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes or certificates under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes and certificates.
ERISA CONSIDERATIONS
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit pension, profit-sharing or other employee benefit plans, as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, individual retirement accounts and specified types of Keogh plans or other plans as defined in Section 4875 of the Code that are subject to Section 4975 of the Code, and other entities such as collective investment funds or insurance company general or separate accounts that are deemed to hold “plan assets” of these plans and accounts (each of the foregoing, a “Benefit Plan Investor”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental or non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed herein.
     Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that purchased notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the United States Department of Labor (the “Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is likely that the certificates will be treated as an equity interest for purposes of the Regulation. For additional information regarding the equity or debt treatment of the notes, see “Certain ERISA Considerations” in the prospectus supplement.
     However, without regard to whether the notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of notes by, or on behalf of, a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member of the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, Section 408(b)(17) of ERISA and section 4975(d)(20) of the Code provide statutory exemptions for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one

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or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption.
          By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the Note with the assets of a Benefit Plan Investor or any governmental plan, non-U.S. plan or church plan that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (ii) (x) such note is rated at least “BBB–” or its equivalent by a nationally recognized statistical rating organization at the time of purchase or transfer or (y) the acquisition, holding and disposition of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a non-exempt violation of any other substantially similar applicable law.
          A plan fiduciary considering the purchase of notes should consult its legal and tax advisors with respect to the potential applicability of ERISA and the Code to such investments and the consequences of such an investment under ERISA and the Code. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of ERISA, an investment in the Note or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.
PLAN OF DISTRIBUTION
     We will enter into one or more underwriting agreements with respect to the notes of each series and an underwriting agreement with respect to the certificates of a given series, if offered under this prospectus. In each underwriting agreement, we will agree to cause the related issuing entity to sell to the underwriters, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the underwriting agreement and in the related prospectus supplement. In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes and certificates, as the case may be, described therein which are offered hereby and by the related prospectus supplement if any of such notes and certificates, as the case may be, are purchased.
     Each prospectus supplement will either set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes and certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any notes and certificates the public offering prices and concessions may be changed.
     Each underwriting agreement will provide that we and GE Capital will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.
     Each issuing entity may, from time to time, invest the funds in its issuing entity accounts in eligible investments acquired from underwriters.
     Pursuant to each of the underwriting agreements with respect to a given series of securities, the closing of the issuance of each class of securities subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

52

LEGAL OPINIONS
     Certain legal matters relating to the securities of any series will be passed upon for the related trust, us and the servicer by Mayer Brown LLP, Chicago, Illinois and New York, New York. Certain legal matters relating to the securities of any series will be passed upon for the underwriters by Bingham McCutchen LLP. Certain federal income tax and other matters will be passed upon for each issuing entity by Mayer Brown LLP.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any issuing entity until we terminate offering the securities.
     We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the issuing entities we originate. These Current Reports are also incorporated into this prospectus by reference and made a part hereof.
     We may provide static pool information, in response to Item 1105 of Regulation AB, through our Internet web site, and if we decide to provide information through such means, the accompanying prospectus supplement will disclose the specific Internet address where such information is posted.
     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
GE Capital
Capital Markets Group
201 High Ridge Road
Stamford, CT 06927
Attention: Manager, Investment Relations
Telephone: (203) 357-4328

53

INDEX OF TERMS
     Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

Benefit Plan Investor	52
CF	14
Clearstream	27
CLL	14
Code	45,52
Direct Originations	14
DTC	27
EF	14
Equipment Loans	10
ERISA	52
Euroclear	27
Euroclear Operator	27
finance lease	43
GE	15
GE Capital	18
GRS	17
Indirect Originations	14
IRS	45
LIBOR	26
OID	46
OID Regulations	46
Perfection Criteria	10
Permitted Investments	33
PTCE	52
Regulation	52
SEC	19
servicer defaults	37
Short-Term Note	46
true lease	43

54

[FORM OF EQUIPMENT LOAN PROSPECTUS SUPPLEMENT]
SUBJECT TO COMPLETION, DATED [                    ],
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [                    ],
$[                                        ]
[GE Equipment Midticket Trust - ]
or
[GE Equipment Midticket, LLC - ]
Issuing Entity
CEF Equipment Holding, L.L.C.
Depositor
General Electric Capital Corporation
[Add Name of Securities]
Sponsor and Servicer

Consider carefully the risk factors be ginning on page S-10 in this prospectus supplement and page 2 in the prospectus.
The notes represent debt obligations of the issuing entity only. The certificates represent ownership interests in the issuing entity only. Neither the notes nor the certificates represent obligations of or interests in CEF Equipment Holding, L.L.C., General Electric Corporation, [ ] or any of their affiliates.
This prospectus supplement may be used to offer and sell the notes [and the certificates] only if accompanied by the prospectus.]
     The notes are backed by a pledge of the issuing entity’s assets. The issuing entity’s assets include loans secured by transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment.
     The issuing entity will issue the following [classes of notes,] [certificates,] which are offered under this prospectus supplement—

	Class A		Class B		Class C
	Notes		Notes		Notes
Principal Amount	$		$		$
Interest Rate		%		%		%
Maturity Date	,		,		,
Price to Public(1)		%		%		%
Underwriting Discount(2)		%		%		%
Proceeds to Depositor (3)		%		%		%

(1)	Plus accrued interest, if any, from , . Total price to public (excluding such interest) = $

(2)	Total Underwriting Discount = $___.

(3)	Total Proceeds to Depositor = $___. all as are more fully described on page S-___
Credit Enhancement
•	[The issuing entity will also issue $ % asset backed certificates, which] [The certificates] are subordinated to the notes.

•	[A cash reserve account will be established with an initial balance of $ ( % of the loan value of the initial receivables).

•	The Class C Notes are subordinated to the Class A and Class B Notes, and provide additional credit enhancement for them. The Class B Notes are subordinated to the Class A Notes, and provide additional credit enhancement for the Class A Notes. Each Class also benefits from overcollateralization, a spread account and an excess spread.

•	Other support for the [notes] [certificates] includes [ ] and is provided by [ ].

•	The issuing entity will enter into a swap agreement with [General Electric Capital Services Inc.] described under “The Swap Agreement.”

•	[This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. The certificates are not offered under these documents.]
     Distributions on the certificates will be on the [___] of each month or, if the [___] is not a business day, on the next business day, beginning [___] [___], 200[_]
     Delivery of the [notes] [certificates], in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, société anonyme, and the Euroclear System on or about      ,      against payment in immediately available funds.
     Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Underwriter]	[Underwriter]

ii

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus
     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.
     The information in this prospectus supplement is preliminary, and is subject to completion or change. This prospectus supplement is being delivered to you solely to provide you with information about the offering of these securities referred to in this prospectus supplement and to solicit an offer to purchase these securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of these securities, until we have accepted your offer to purchase these securities.
     These securities are being sold when, as and if issued. The depositor is not obligated to issue these securities or any similar security and the underwriters’ obligation to deliver these securities is subject to the terms and conditions of its underwriting agreement with the depositor and the availability of these securities when, as and if issued by the depositor. You are advised that the terms of these securities, and the characteristics of the asset pool backing them, may change (due, among other things, to the possibility that loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that these securities may not be issued that have the characteristics described in this prospectus supplement and the accompanying prospectus. The underwriters’ obligation to sell any of these securities to you is conditioned on the loans and these securities having the characteristics described in this prospectus supplement. If for any reason the depositor does not deliver these securities, the underwriters will notify you, and none of the depositor, the sponsor or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the depositor, the sponsor or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.
     We are not offering these securities in any state where the offer is not permitted.
     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver a prospectus supplement and prospectus until           ,     (90 days after the commencement of this offering).
     We tell you about the securities in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.
     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.
     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-    in this prospectus supplement and under the caption “Index of Terms” beginning on page in the accompanying prospectus.
     We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions.
     Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other

iii

factors we believe are appropriate. Whether actual results and development will conform with our expectations and predictions is subject to a number of risks and uncertainties.
     All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the issuing entity, General Electric Capital Corporation, General Electric Capital Services, Inc., any finance company or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

iv

v

(continued)

vi

SUMMARY OF PARTIES TO THE TRANSACTION*

*	This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

S-1

SUMMARY OF TERMS
•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the [notes] [certificates], read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides a brief description of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.
RELEVANT PARTIES

Issuing Entity	[GE Equipment Midticket Trust - ]
[GE Equipment Midticket LLC ]

Depositor	CEF Equipment Holding, L.L.C.

Servicer and Sponsor	General Electric Capital Corporation

Indenture Trustee	[ ]

Originators	[Originators of more than 10% of pool assets]

[Owner Trustee] [Managing Member]	[ ]

[Swap Counterparty]	[ ]

RELEVANT AGREEMENTS

Indenture	The indenture is between the issuing entity and the indenture trustee. The indenture provides for the terms relating to the notes.

[Trust Agreement] [Limited Liability Company Agreement]	The [trust agreement is between the depositor and the owner trustee. The trust agreement governs the creation of the trust and provides for the terms relating to the certificates.] [The limited liability company agreement governs the formation of the issuing entity by the seller and provides for the terms relating to the certificates.]

Servicing Agreement	The servicing agreement is between the servicer and the issuing entity. The servicing agreement governs the servicing of the receivables by the servicer.

Administration Agreement	The administration agreement is between General Electric Capital Corporation, as administrator and the [owner trustee] [managing member]. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuing entity.

Sale Agreement	The sale agreement is between General Electric Capital Corporation, as seller and CEF Equipment Holding, L.L.C., as purchaser. The sale

S-2

agreement governs the sale of the receivables by General Electric Capital Corporation to CEF Equipment Holding, L.L.C.

Purchase and Sale Agreement	The purchase and sale agreement is between CEF Equipment Holding, L.L.C., as seller and [GE Equipment Midticket, LLC ] [GE Equipment Midticket Trust - ], as purchaser. The purchase and sale agreement governs the transfer of receivables from CEF Equipment Holding, L.L.C. to [GE Equipment Midticket, LLC ] [GE Equipment Midticket Trust - ].

Removal of Loans	In the event that a loan becomes a delinquent loan or the obligor thereon becomes subject to a bankruptcy proceeding, the seller has an assignable option to purchase the related loan from the issuing entity at a price equal to the purchase amount for such loan. See “Description of the Transaction Agreements—Removal of Loans.”

Swap Agreement	The issuing entity will enter into an interest rate swap agreement with the swap counterparty.
RELEVANT DATES

Closing Date	[ ]

Cutoff Date	[ ]

Payment Dates	Payments on the [notes] [certificates] will be made on the [___] day of each calendar month (or, if not a business day, the next business day), beginning with [___] ,20[___].

Maturity Dates	The outstanding principal amount, if any, of each class of notes will be payable in full on the date specified for each below:

Class	Maturity Date
Class A	[___], [ ]
Class B	[___], [ ]
Class C	[___], [ ]

Record Date	So long as the securities are in book-entry form, the issuing entity will make payments and distributions on the securities to the holders of record on the [-] day preceding the payment date. If the securities are issued in definitive form, the record date will be the last day of the month preceding the payment or distribution date.

S-3

DESCRIPTION OF THE SECURITIES
Offered Securities
     We are offering [three] classes of notes [and certificates] issued by the issuing entity:

Class	Initial Principal Amount	Interest Rate
A	$	%
B	$	%
C	$	%

Certificate Invested
[Certificates	Amount	Interest Rate
	$	%]
     The [notes] [certificates] will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.
Assets of the issuing entity
     The issuing entity will possess only the following property:
•	receivables and related collections (excludes interest collections on the receivables from the cut-off date through [ ]);

•	bank accounts established for the issuing entity;

•	security interests in the equipment financed under the receivables;

•	any property obtained in a default situation under those security interests;

•	net swap receipts and swap termination payments received from the swap counterparty;

•	the reserve account and deposits therein; and

•	rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the loans.
The Receivables
     The receivables are middle market equipment loans that consist of loans and the income streams from finance leases made to obligors located in the United States of America and managed by the Capital Solutions and Healthcare Financial Services divisions of General Electric Capital Corporation. The pool balance of the receivables as of the cut-off date was $[                    ] , which represents the aggregate loan value of the receivables as of such date. The loan value of a receivable generally is:
•	for a loan accruing interest on a precomputed basis, (i) the present value of the future scheduled payments discounted monthly at its annual percentage rate plus (ii) the principal amounts of any past due payments plus (iii) the unamortized amounts of any purchase premiums minus (iv) the unamortized amounts of any purchase discounts, and

•	for a loan accruing interest on a simple interest basis, (i) the balance reflected on the servicer’s records plus (ii) the unamortized amounts of any purchase premiums minus (iii) the unamortized amounts of any purchase discounts.
     As of the cut-off date, the receivables had the following characteristics:
•	number of receivables [___]

•	average loan value $[___]

•	percentage of receivables by loan value that bear interest at a fixed rate [___]%

•	percentage of receivables by loan value that bear interest based on a floating rate (including hybrids) basis [___]%

•	weighted average remaining term to maturity [___] months

•	weighted average original term to maturity [___] months

•	Distribution by type of equipment as a percentage of the pool balance:
•	transportation equipment [___]%

•	industrial equipment [___]%

•	furniture and fixtures [___]%

•	construction equipment [___]%

•	technology and telecommunications equipment [___]%

•	other [___]%
     These receivables are described in more detail in “CHARACTERISTICS OF THE RECEIVABLES” in the accompanying prospectus. See “THE RECEIVABLES” in this prospectus supplement for more information on the loans.

S-4

Servicing
     The servicer is General Electric Capital Corporation. The servicer will be responsible for servicing, managing and administering the receivables and related interests, and enforcing and making collections on the receivables on behalf of the issuing entity. The servicer shall be entitled to a servicing fee equal to [___]% per annum, of the pool balance as of the first day of each calendar month. In addition, the servicer shall be entitled to collect and retain as additional servicing compensation in respect of each collection period, any late fees, prepayment charges and other administrative fees and expenses or similar charges collected during that period. The servicer has the option to make advances for delinquent scheduled payments only if it determines in its sole discretion that advances will be recoverable in future periods.
Administration
     The administrator is General Electric Capital Corporation. The administrator will be responsible for performing the duties of the issuing entity under the indenture. The administrator shall be entitled to a administration fee of $[___] per annum, 1/12 of which is payable in arrears on each payment date.
Subordination
     The Class C Notes will be subordinated to the Class A and Class B Notes, and Class B Notes will be subordinated to the Class A Notes as follows:
•	no interest will be paid on the Class C Notes on any payment date until all interest due on the Class A Notes and the Class B Notes through that payment date has been paid in full;

•	no interest will be paid on the Class B Notes on any payment date until all interest due on the Class A Notes through that payment date has been paid in full;

•	no principal will be paid on the [Class C Notes] on any payment date until the principal due on the Class A Notes and Class B Notes on that payment date has been paid in full; and

•	no principal will be paid on the [Class B Notes] on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.
     The certificates will be subordinated to the Class A Notes, the Class B Notes and the Class C Notes as follows:
•	no distributions on invested amounts will be made to the certificates on any payment date until all interest due on the Class A Notes, the Class B Notes and the Class C Notes through that payment date has been paid in full; and

•	no distributions of the certificate invested amounts will be made to the certificates on any payment date until all principal on the Class A Notes, the Class B Notes and the Class C Notes has been paid in full.
Interest
     The interest rate for each class of notes is set forth on the front cover of this prospectus supplement. [The Class [_] Notes [and the floating rate notes] will accrue interest on an actual/360 basis from (and including) the previous payment date to (but excluding) the related payment date, except that the first interest accrual period will be from (and including) the closing date to (but excluding) [___]. This means that the interest due for each class of floating rate notes and the Class [_] Notes on each payment date will be the product of: (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate, and (iii) the actual number of days since the previous payment date (or, in the case of the first payment date, since the closing date) divided by 360.] The floating rate notes will continue to accrue interest at their respective interest rates even if the swap agreement is terminated. Interest on the fixed rate notes (other than the Class [_] Notes) will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due for each class of fixed rate notes (other than the Class [_] Notes) on each payment date will be the product of: (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate, and (iii) 30 (or, in the case of the first payment date, the number of days since the closing date) divided by 360.
Principal Payments
     The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date will generally equal the decrease during the prior calendar month in [the sum of (a)] the loan value of the receivables and [(b) the amount on deposit in the issuing entity’s pre-funding account as of the end of the pre-funding period]. The loan value of a receivable equals the discounted present value of

S-5

its scheduled cash flows, using a discount rate equal to the average annual percentage rate of that loan.
     Principal payments on each payment date will generally be allocated in the following proportions: [   ]% to the Class A Notes, [   ]% to the Class B Notes and [   ]% to the Class C Notes. However, no principal payments will be payable on each payment date to the Class C Notes until all amounts payable to the Class A and Class B Notes on that payment date have been paid in full, and no principal payments will be payable on each payment date to the Class B Notes until all amounts payable to the Class A Notes on that payment date have been paid in full.
     See “Description of the Transaction Agreements — Distributions” for additional detail on some of the calculations described above and for special priority rules that would apply in a default situation.
Events of Default
     The notes are subject to events of default described under “DESCRIPTION OF THE NOTES” in the accompanying prospectus. These include:
•	the issuing entity fails to pay any interest on any note within five days after its due date;

•	the issuing entity fails to pay any installment of the principal of any note on its due date;

•	bankruptcy, insolvency or similar events relating to the issuing entity; and

•	breach by the issuing entity of its other covenants under the indenture, or material breach of a representation or warranty made by the issuing entity under the indenture, subject to applicable grace periods.
     If an event of default is not remedied as provided in the indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount of those notes, [or, holders of a majority in principal amount of one or more class of notes] shall be required to, declare the principal of the notes to be immediately due and payable. If the notes have been declared due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due or foreclose on the issuing entity’s property, exercise remedies as a secured party, sell the related receivables or make demand upon the issuing entity by written notice that the issuing entity deliver receivables files to it. However, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holder of all the outstanding notes consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal or and the accrued interest on those notes at the date of such sale, or (iii) the indenture trustee determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of 66-2/3% of the outstanding principal amount of the notes.
Optional Redemption
     Any class of [notes] [certificates] that remain outstanding on any payment date on which we exercise our clean-up call will be paid in whole on that payment date at a redemption price [for such class] equal to the [outstanding principal balance of that class of notes] plus accrued and unpaid interest thereon [outstanding invested amount of the certificates plus undistributed certificateholders’ distributions on invested amount]. We cannot exercise our clean-up call until the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables, measured for each receivable at the time of its sale to the issuing entity.
[Mandatory Redemption
     The issuing entity will have a pre-funding period. On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the issuing entity’s pre-funding account after any purchase of receivables on that date will be applied to the [notes] [certificates] then outstanding in whole or in part in the same sequence and proportions that would apply in a normal [principal payment or distribution on the invested amount.]]
[Pre-Funding
     We will sell the issuing entity loans and finance leases during a pre-funding period beginning on the closing date and ending not later than the close of business on the payment date on [      ], 20[      ].
     The issuing entity will pay for the subsequent receivables with funds on deposit in a pre-funding account established by the issuing entity, with an initial deposit of $                    . We expect to sell subsequent receivables to the issuing entity with an

S-6

aggregate loan value approximately equal to the amount deposited in the pre-funding account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities [ ]% of the asset pool will be represented by the pre-funding account..
     The pre-funding period will also terminate early if the balance in the pre-funding account is reduced to less than $100,000 or if certain defaults or other adverse events occur. The pre-funded amount will amount to [      ]% of the amount of the securities offered in this prospectus supplement. Any balance remaining in the pre-funding account at the end of the pre-funding period will be payable to the [noteholders as principal] [certificateholders as distributable invested amounts.]
     There are no required characteristics of the receivables transferred to the issuing entity during the pre-funding period, except that each additional receivable must satisfy the eligibility criteria in the sale agreement between us and the issuing entity at the time of its addition. The issuing entity will not be able to purchase receivables from us during the pre-funding period unless the finance companies have eligible receivables which they are able to transfer to us.
[Negative Carry Account
     We anticipate that the average interest rate earned by the issuing entity on investment of funds in the pre-funding account may be less than the weighted average interest rate on the [notes] [certificates]. To provide a source of funds to cover any short fall resulting from this difference, the issuing entity will deposit $                     into the issuing entity’s negative carry account.]
Credit Enhancement
[Cash Reserve Account
     As credit enhancement for the [notes] [certificates], a cash reserve account will be established by the issuing entity. The cash reserve account will be funded as follows:
•	On the closing date, the issuing entity will deposit $ ( % of the loan value of the initial receivables) into the cash reserve account.

[•	On the date of each subsequent sale of receivables to the issuing entity, the issuing entity will transfer cash or highly rated, short-term securities having a value approximately equal to % of the aggregate loan value of the receivables purchased from the pre-funding account to the cash reserve account.]

•	On each payment date after any draw has been made on the cash reserve account, available collections remaining after other more senior payments have been made will be deposited into the cash reserve account to the extent necessary to maintain a specified minimum balance.
     Funds on deposit in the cash reserve account will be available on each payment date to cover shortfalls in [payments of interest and principal on the notes] [distributions on certificate invested amount and distributions of certificate invested amount]. [Funds on deposit in the cash reserve account will not be used to cover shortfalls in any distributions on the certificates].
[Overcollateralization
     [_]% of any excess spread amount received by the issuing entity will be used to pay principal on the notes, which will cause the pool balance to exceed the outstanding principal balance of the notes to the extent such amounts of excess interest exceed writedowns of the receivables attributable to defaults. Any resulting overcollateralization will benefit the Notes.]
Excess Spread
     We expect interest collections on the receivables to be in excess of certain fees and expenses of the issuing entity and interest on the notes. These amounts of excess interest are available to cover principal payable as a result of writedowns of the receivables pool attributable to defaults.
[The Certificates
     On the closing date, the issuing entity will issue certificates to us in an aggregate invested amount of $          . [We will initially retain the entire invested amount of the certificates.] Distributions on the certificates will be subordinate in priority of payment to interest and principal due on the notes.]
[Subordination
     The subordination of the Class C Notes to the Class A and Class B Notes as described herein will

S-7

provide additional credit enhancement for the Class A and Class B Notes. The subordination of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes.] [The subordination of the certificates to the Class A Notes, Class B Notes and Class C Notes will provide additional credit enhancement for the Class A Notes, Class B Notes and Class C Notes.]
     As described in “Description of the Notes-Payments of Interest” and “Description of the Notes-Payments of Principal,” the Class C Notes will bear all losses on the receivables before the Class B Notes and the Class B Notes will bear all losses before the Class A Notes. The subordination is intended to enhance the likelihood of the senior notes receiving expected payments of interest and principal.
     [Describe other forms of credit enhancement and any enhancement provider referenced in Item 1114(b) of Regulation AB.]
Priority of Distributions
     On each payment date after payment to the servicer of an amount equal to any accrued but unpaid servicing fee [and reimbursement of any unreimbursed servicer advances], available collections, plus funds transferred from various issuing entity accounts as described above, will be applied to the following (in the priority indicated):
          (1) to the indenture trustee, all accrued and unpaid trustee fees and expenses (not to exceed $ [___] per month).
          (2) administration fees;
          (3) to pay the swap counterparty any amounts due to swap counterparty under the swap agreement not including any swap termination payments payable under clause (4) below;
          (4) accrued and unpaid interest on the Class A Notes and any swap termination payments owed by the issuing entity to the swap counterparty pro rata based on the outstanding principal balance of the Class A Notes and any swap termination payments; provided that, any amounts allocable to the Class A Notes which are not needed to pay interest due on such notes will be applied to pay the portions of any swap termination payments remaining unpaid, if any;
          (5) accrued and unpaid interest on the Class B Notes;
          (6) accrued and unpaid interest on the Class C Notes;
          (7) to pay principal on the notes in the priority described above under “Offered Securities — Principal Payments”;
          (8) to the cash reserve account, to the extent necessary to maintain a specified balance;]
          (9) distributions on the certificate invested amount;
          (10) distributions of the certificate invested amount of the certificates; and
          (11) the remaining balance, if any, to the issuing entity.
     See “Description of the Transaction Agreements — Distributions” for additional details and for special priority rules that would apply in a default situation.
Swap Agreement
     The issuing entity will enter into a swap agreement with [General Electric Capital Services, Inc.], or a swap counterparty with (i) a Moody’s long term debt rating, shelf rating or counterparty rating of at least “[___]”, and if a short term rating has been provided, such rating is at least “[___]”, and (ii) an S&P long term debt rating or counterparty rating of at least "[___]”, and if a short term rating has been provided, such rating is at least “[___]”, and (iii) if such entity or its credit support provider has a Fitch long term unsecured debt rating, such rating is at least “[___]”, and if a short term rating has been provided, such rating is at least “[___]”. [The swap agreement will include confirmations for [three] separate swap transactions, under which the issuing entity will receive amounts based on LIBOR and pay amounts based upon a fixed rate of interest, an index based upon the interest rates on the hybrid receivables, and one-year reset indices, respectively.]
     For a description of the swap agreement, see “SWAP AGREEMENT.” For information regarding the credit ratings of the swap counterparty, see “THE ISSUING ENTITY AND OTHER PARTIES”.
Tax Status
     In the opinion of Mayer Brown LLP, tax counsel to the issuing entity, the notes will be treated as debt of the issuing entity for U.S. federal income tax purposes and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation [and the issuing

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entity will be treated as a partnership in which the certificateholders are partners].
ERISA Considerations
     Employee benefit plans and accounts may generally purchase notes subject to the considerations described in this prospectus supplement and the accompanying prospectus. Before purchasing any of the notes, fiduciaries of such plans should determine whether an investment in the notes is appropriate for such plan and are urged to review carefully the matters discussed in this prospectus supplement and in the accompanying prospectus and to consult with their own legal and financial advisors before making an investment decision. The certificates may not be acquired by any employee benefit plan. See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.
Legal Investment
     [The Class A Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]
Ratings of the [Notes] [Certificates]
     The issuing entity will not issue the [notes] [certificates] unless the Class C Notes are rated investment grade by at least two nationally recognized rating agencies and the other notes are assigned the following ratings:]

Standard &
Class	Poor’s	Moody’s	Fitch
A
B
C
     These ratings will be monitored on an on-going basis.
     The ratings of the notes take into account the provisions of the swap agreement and the ratings currently assigned to the debt obligations of the swap counterparty. A downgrade, suspension or withdrawal of any rating of the debt of the swap counterparty may result in the downgrade, suspension or withdrawal of the rating assigned to any notes.
     A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the notes pursuant to their terms.
CEF Equipment Holding, L.L.C.
     The mailing address of our principal executive office is 10 Riverview Drive, Danbury, CT 06810, Attention: Legal Department and our telephone number is 203-749-2101.
RISK FACTORS
     You should consider the following risk factors in deciding whether to purchase the [notes] [certificates].

Proposed financial regulatory reforms could have a significant impact on the issuing entity, the sponsor, the depositor or the servicer.	On June 17, 2009, the United States Department of the Treasury announced a sweeping proposal to reform the regulatory supervision of financial institutions, certain aspects of which are described below. The proposal envisions creation of new entities, authorities and responsibilities for federal financial institution regulators that will be authorized to identify emerging systematic risks, supervise all federally chartered depository institutions and regulate consumer financial services and products such as credit, savings and payment products. The proposal calls for regulation of systemically significant institutions, regardless of whether those institutions would be regulated as bank holding companies under current law. Under this proposal, the sponsor or the servicer could be treated as systemically significant institutions. The proposal also recommends separating non-financial from financial companies. The proposal further envisions enhanced regulation of the financial markets, including securitization markets.

Portions of the proposal can be implemented through executive order or regulation, while the more significant parts of the proposal require the adoption of new legislation. It is not clear, however, whether or when any such executive orders, regulations or legislation will be issued or enacted, what form they will take, how they will be implemented if adopted, or how the issuing entity, the sponsor, the depositor or the servicer will be affected. No assurance can be given that the new standards will not have a significant impact on the issuing entity, the sponsor, the depositor or the servicer, including on the level of loans held in the issuing entity or the servicing of those loans and on the regulation and supervision of the servicer, the sponsor and/or its affiliates.

It may not be possible to find a purchaser for your securities.	There is currently no public market for the [notes] [certificates] and we cannot assure you that one will develop. Thus you may not be able to resell your [notes] [certificates] at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the [notes][certificates], but they are not required to do so. We do not intend to apply for listing of the [notes] [certificates] on any securities exchange or for the inclusion of the [notes] [certificates] on any automated quotation system. A trading market for the [notes] [certificates] may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your [notes] [certificates].

Recent and continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities, including many securities backed by loans which are included in the loan portfolio. This period of general market illiquidity may continue, or even worsen, and may adversely affect the value of your notes and may adversely affect your ability to locate a willing purchaser. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.

Recent economic developments may adversely affect the performance and market value of your notes.	Since the fall of 2007, general worldwide economic conditions experienced a downturn due to the effects of the deterioration in the residential housing market, the subprime lending crisis, the general credit market crisis, collateral effects on the finance and banking industries, increased commodity costs, volatile energy costs, concerns about inflation, slower economic activity, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns (the “Economic Crisis”).

The Economic Crisis has adversely affected demand for the types of equipment that we finance, resulting in decreased sales of these products which could negatively affect our operations and result in higher losses and delinquencies on the loans. An increase in losses and delinquencies on the loans could result in reduced payments on your notes. As a result, the performance and market value of your notes may be adversely affected.

In addition, we cannot predict the duration of the Economic Crisis, the timing or strength of a subsequent economic recovery or the extent to which the Economic Crisis will continue to negatively impact the business, financial condition and results of operations of the originators.

Risk of downgrade of initial ratings assigned to your [notes] [certificates].	It is a condition to the issuance of the [notes][certificates] that they receive the ratings from the rating agencies set forth in the summary

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under the heading “rating of the [notes][certificates].” A rating is not a recommendation to purchase, hold or sell the [notes][certificates], inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the [notes][certificates] address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the [notes] [and distribution of certificate invested amount and distributions on certificate invested amount] pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. The ratings of the [notes][certificates] are based primarily on the rating agencies’ analysis of the finance leases, loans and the equipment, and, with respect to the [Class A Notes] [Class B Notes] [and Class C Notes], the subordination provided by the subordinate [notes][certificates]. In the event that the rating initially assigned to any [notes][certificates] is subsequently lowered or withdrawn for any reason, you may not be able to resell your [notes][certificates] without a substantial discount.

[Prepayments could result from pre-funding.	If the principal amount of eligible receivables purchased or directly originated by our affiliated finance company during the issuing entity’s pre-funding period, plus other pre-existing eligible receivables, is less than the amount deposited in the issuing entity’s pre-funding account, we will not have sufficient receivables to sell to the issuing entity during the pre-funding period. This would result in a prepayment of principal or return of capital, as the case may be, in an aggregate amount equal to the amount remaining in the pre-funding account at the end of the pre-funding period to the [noteholders] [certificateholders] in the same sequence and proportions that would apply in a normal principal distribution. Any prepayment will shorten the weighted average life of the affected [notes] [certificates]. The amount of the [notes] [certificates] that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the [notes] [certificates].]

[The issuing entity is dependent upon the finance companies for additional receivables.	The issuing entity will not be able to purchase receivables from us during the pre-funding period unless the finance companies have eligible receivables which they are able to transfer to us. The finance companies’ ability to generate receivables depends primarily upon sales of transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment manufactured or distributed by unaffiliated third parties. If, during the pre-funding period, these manufacturers or distributors experienced a reduction in sales of such equipment, this would adversely affect our ability to sell receivables to the issuing entity.]

[Characteristics of the pool of receivables may change due to pre-funding.	There will be no required characteristics of the receivables transferred to the issuing entity during the pre-funding period, except that each additional receivable must satisfy the eligibility criteria specified in the sale agreement between us and the issuing entity at the time of its

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addition. Additional receivables may be originated at a later date using credit criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent receivables to the issuing entity, the characteristics of the entire receivables pool, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, average maturity, current loan value and geographic distribution, may vary from those of the initial receivables. Since the weighted average life of the [notes] [certificates] will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the [notes] [certificates]. However, the issuing entity will not purchase any receivables that have a remaining term in excess of [ ] months or any receivables that would cause the weighted average original term of the receivables in the issuing entity to be greater than [ ] months. These requirements are intended to minimize the effect of the addition of subsequent receivables on the weighted average life of the [notes] [certificates].]

Cross-collateralization of receivables may affect your returns.	In many cases the finance companies have other extensions of credit to an obligor in addition to the loan or loans with such obligor which are included in the loan pool securing the notes. In addition, after the closing date, the finance companies may originate additional extensions of credit to any obligor. The finance companies may also sell loans which it has retained to another issuing entity for which GE Capital may act as the servicer in the future. For purposes of this prospectus supplement we refer to such existing or future extensions of credit by the finance companies, which are not transferred to the issuing entity and included in the loan pool, as retained loans. In many cases, loans sold to the issuing entity and the retained loans are cross-defaulted and cross-collateralized. As a result, a retained loan may have a lien or security interest on the equipment and other collateral securing a loan in the receivables pool, and a loan in the receivables pool may be secured by a lien or security interest on the collateral securing a retained loan. In addition, the same guarantee, credit enhancement or recourse arrangement with a third party may be applicable to both a loan in the receivables pool and a retained loan.

GE Capital, in its capacity as servicer, will be required to make decisions, on behalf of the issuing entity, regarding the loans in the receivables pool which also affect its interest in the retained loans. The servicing agreement obligates GE Capital, when acting in its capacity as the servicer, to act, on behalf of the issuing entity, in accordance with its customary servicing procedures and the issuing entity’s credit and collection policies with respect to loan agreements, finance leases and other financing arrangements similar to the loans in the receivables pool. However, when acting in its capacity as the creditor under the retained loans (or as the servicer for another issuing entity or lender which has purchased retained loans), GE Capital may make decisions and take actions to protect the creditor’s interest without regard to any effect which these decisions and actions may have on the interests of the issuing entity. Such decisions or actions by GE Capital may affect the timing and amount of the recovery by the issuing entity on loans with the same obligor. If the obligor defaults on a loan in the receivables pool or a retained loan, or an insolvency proceeding is

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commenced with respect to the obligor (or a third party providing a guarantee or other recourse arrangement), GE Capital, in its capacity as servicer, will be authorized to file claims (including bankruptcy claims) and commence remedial proceedings on behalf of the issuing entity, and in the same proceeding a finance company, in its capacity as a creditor of the obligor under a retained loan (or as the servicer for another trust or lender which has purchased the retained loans), may also take actions to protect its interest in the retained loan. If a payment is made by or on behalf of an obligor (whether a scheduled payment, prepayment, liquidation or insurance proceeds or a payment by a third party under a guarantee or recourse arrangement), as servicer, GE Capital will allocate the payment between amounts due on loans in the receivables pool and amounts due on retained loans in accordance with applicable law, the provisions of the loans (and the retained loans) and its customary practices for similar loans. It is also the practice of the finance companies to accommodate obligor requests for the release of equipment or other collateral from the lien of a financing agreement or finance lease, or the release of a third party from its guarantee (or other recourse arrangement) in respect of a loan in appropriate circumstances. Accordingly, as servicer, GE Capital, on behalf of the issuing entity, is authorized to release the equipment or other collateral which secures a loan and to release a guarantee or other third party recourse arrangement in accordance with its customary servicing practices for similar loans and the issuing entity’s credit and collection policies. In such circumstances, GE Capital will, in accordance with such practices, determine whether (and in what order) to release an obligor’s collateral securing a loan and/or collateral securing a retained loan. When a finance company sells equipment or other collateral for a loan which has been repossessed, it may also be selling similar collateral for its own account or for an account of another party. The finance companies are not required (in a remedial proceeding, in bankruptcy, in allocation of payment or in the sale of repossessed equipment) to give priority to payments due to the issuing entity under a loan over payments due to that finance company or another issuing entity or lender under a retained loan.

Geographical concentrations of equipment loans may affect your investment.	If adverse events or economic conditions were particularly severe in the geographic regions in which there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the receivables may increase. As a result, the overall timing and amount of collections on the receivables held by the issuing entity may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive. As of [ , ], approximately [ ]% of the outstanding principal amount of the receivables held by the issuing entity related to obligors located in California, [ ]% in Texas, [ ]% in New York and [ ]% in Illinois. No other state accounts for more than [ ]% of the equipment loans. The receivables in those states represent [ ]% of the outstanding principal amount of the receivables held by the issuing entity.

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Disproportionate concentration of equipment loans in the transportation industry may adversely affect your investment.	If the transportation industry experiences adverse events or economic conditions, the overall timing and amount of collections on the equipment loans held by the issuing entity may differ from what you may have expected. This could result in delays or reduced payments to you. As of [ , ], equipment loans constituting 49% or more of the outstanding principal amount of the equipment loans held by the issuing entity relate to transportation equipment. An increase in costs of raw materials may increase the costs of production for manufacturers of transportation equipment resulting in reduced revenues and higher delinquencies. A decrease in the demand for transportation equipment as well as excess capacity in the industry could reduce revenues for these sectors and this may consequently increase delinquencies and defaults on the related loans. Additionally, an overall economic downturn could reduce demand for credit. No other industry accounts for more than [ ]% of the outstanding principal amount of the equipment loans held by the issuing entity.

Payments on the Class C Notes are subordinate to payments on the Class B and Class A Notes.	If you buy Class C Notes, your interest payments will be subordinate to interest payments on the Class B and Class A Notes, and your principal payments will be subordinate to principal payments on the Class B and Class A Notes as follows:

•     You will not receive any interest payments on your Class C Notes on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest then payable on the Class B and Class A Notes, in each case, has been paid in full.

•     In addition, you will not receive any principal payments on your Class C Notes on any payment date until the principal due on the Class B and Class A Notes on that payment date has been paid in full.

Payments on the Class B Notes are subordinate to payments on the Class A Notes.	If you buy Class B Notes, your interest payments will be subordinate to interest payments on the Class A Notes, and your principal payments will be subordinate to principal payments on the Class A Notes as follows:

•     You will not receive any interest payments on your Class B Notes on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest then payable on the Class A Notes, in each case, has been paid in full.

• In addition, you will not receive any principal payments on your Class B Notes on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.

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Payments on the certificates are subordinate to payments on the Class A Notes, the Class B Notes and the Class C Notes.	If you buy certificates, your distributions on the certificate invested amounts will be subordinate to interest payments on the Class A Notes, the Class B Notes and the Class C Notes, and your return of your certificate invested amount will be subordinate to principal payments on the Class A Notes, the Class B Notes and the Class C, as follows:

•     You will not receive any distributions on your certificate invested amount on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest and principal then payable on the Class A Notes, the Class B Notes and the Class C Notes, in each case, has been paid or provided for in full.

•     In addition, you will not receive any distributions of your certificate invested amount on any payment date until the entire principal balance of the Class A Notes, the Class B Notes and the Class C Notes, has been paid for in full.

[Prepayments of receivables could result in payment shortfalls.	A significant portion of the receivables in the issuing entity will be simple interest receivables. Under simple interest receivables, if an obligor pays a fixed periodic installment early, the portion of the payment applied to reduce the unpaid balance will be greater than the reduction if the payment had been made as scheduled, and the final payment will be reduced accordingly. As a result, the loan value of the receivable, at any time, may be greater than its principal balance. Upon final payment (including prepayment in full) of the receivable, principal collected through that final payment will be less than the resulting increase in the targeted distribution, which could lead to a cash flow shortfall. You might not receive ultimate payment in full of all amounts due under your [notes][certificates] if the amount of the shortfalls exceeds the amount of the deposits and other available credit enhancement and excess collections available to make up for the shortfalls.] [No deposit will be required in connection with any potential cash flow shortfalls that result in a shortfall in distributions on the certificates.] No assurances are given that the receivables will prepay at any particular rate.

If the notes are redeemed earlier, the yield on your notes may be lower than expected.	If any class of notes is redeemed earlier, as described in “Description of the Notes-Optional Redemption,” your notes will be retired early, which will shorten their average lives and potentially lower the yield on your notes.

Noteholders may suffer a loss on their investment from interest rate fluctuations if the [Class A] [Class B] [Class C] interest rate swap[s] terminates.	The [Class A Notes] [Class B Notes] [Class C Notes] bear interest at floating rates based on [one-month LIBOR] [H-15], while the payments due under the receivables are calculated using floating interest rates based on [one-month LIBOR] [H-15]. The issuing entity will enter into an interest rate swap for [Class A Notes] [Class B Notes] [Class C Notes] to mitigate the risk associated with a decrease in [one-month

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LIBOR] [H-15] that results in the interest payable on such notes exceeding the amount available to make these payments.

If an interest rate swap is terminated or an interest rate swap counterparty fails to perform its obligations under an interest rate swap agreement, the noteholders will be exposed to the risk that the interest rate on the [Class A Notes] [Class B Notes] [Class C Notes] will be greater than the amounts received by the issuing entity under the receivables, which could leave the issuing entity without sufficient funds to make all required payments on the notes.

The swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on the notes. Prior to an event of default, a swap counterparty’s claim for termination payments for swaps relating to each class of notes will be at the same priority with interest on the related class of notes. Following an event of default, any swap counterparty’s claim for termination payments will be at the same priority with interest on the Class A Notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in the interest and principal payments on your notes.

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THE ISSUING ENTITY
General
     The issuing entity will be formed pursuant to a [trust] [limited liability company] agreement. The [trust] [limited liability company] agreement is governed by the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than
•	acquiring, holding and managing the receivables[, the pre-funding account] and the other assets of the issuing entity and proceeds therefrom,

•	issuing the notes and the certificates,

•	making payments on the notes and distributions on the certificates, and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.
     The issuing entity will possess only the following property:
•	receivables and related collections;

•	bank accounts established for the issuing entity;

•	security interests in the equipment financed under the receivables;

•	any property obtained in a default situation under those security interests; and

•	rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables.
     The issuing entity’s principal offices are in [          ], in care of [          ], [as owner trustee] [managing member], at the address listed below under “—The [Owner Trustee] [Managing Member].”
     As a bankruptcy-remote entity, the issuing entity’s operations are restricted so that it does not engage in business with, or incur liabilities to, any other entity other than entities such as the originator, the indenture trustee, the administrator and the Servicer as contemplated under the transaction agreements or similar securitization agreements. The restrictions are intended to prevent the issuing entity from engaging in business with other entities that may bring bankruptcy proceedings against the issuing entity. The restrictions are also intended to reduce the risk that the issuing entity will be consolidated into the bankruptcy proceedings of any other entity. The issuing entity does not have, nor is it expected in the future to have, any significant assets, except as set forth herein.
     The issuing entity’s principal offices are in Danbury, Connecticut, in care of General Electric Capital Corporation, as administrator, and are located at 44 Old Ridgebury Road, Danbury, Connecticut 06810. Its fiscal year runs from [January 1] through [December 31].
Capitalization of the Issuing Entity
     The following table illustrates the capitalization of the issuing entity as of    [initial    cutoff date], as if the issuance and sale of the notes and the certificates had taken place on that date:

Class A	$

Class B	$

Class C	$	]

[Certificates	$	]

Total	$

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Affiliations Among Transaction Parties
     The diagram below illustrates the ownership structure among the affiliated transaction parties.
[Describe, if so, and how, the sponsor, depositor or issuing entity is an affiliate of the following parties: servicer, trustee, originator, significant obligor, enhancement or support provider or any other parties, as well as, to the extent known and material, if so, and how, any of those parties are affiliates of each other. Also describe whether there is, and if so the general character of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the transaction, between the sponsor, depositor or issuing entity and any of the parties set forth above, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities]
[The Owner Trustee] [Managing Member]
          is the [owner trustee] [managing member] under the [trust] [limited liability company] agreement.            is a           , and its principal offices are located at           . [In the ordinary course of its business, the owner trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with GE Capital and its affiliates.            will act as co-trustee for the purpose of complying with certain Delaware legal requirements.] [The initial capital contribution made by the managing member is $ [___].] [Description of the owner trustee’s experience serving as owner trustee in securitizations of similar assets]
The Swap Counterparty
     Any swap counterparty shall be required to have a short term credit rating of [     ] by Standard & Poor’s, and [     ] by Moody’s; and a long term credit rating of [     ] by Standard & Poor’s and [     ] by Moody’s.
     [          ], as the swap counterparty to the net swap agreement[s], is a [     ], and its principal executive offices are located in [        ]. In the ordinary course of business, it is engaged in a general commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

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     As of [          ], based upon information reported by [          ], [          ] had consolidated assets of $[        ], consolidated deposits of $[        ] and shareholder’s equity of $[        ] based on regulatory accounting principles.
     Requests for information should be directed to the [___].
     The Depositor has determined that the significance percentage of payments under the swap agreement, as calculated in accordance with Regulation AB under the Securities act of 1933, [is less than 10%] [is greater than 10% but less than 20%: provide data required by Item 1115(b)(1) of Regulation AB] [is greater than 20%: financial statements meeting the requirements of Item 1115(b)(2) of Regulation AB will be provided].
Sponsor
     General Electric Capital Corporation (“GE Capital”), a Delaware corporation, originated all of the Loans and will transfer the Loans to the Seller on the closing date.
     GE Capital has securitized commercial equipment loans since 2003. The size of GE Capital’s portfolio of commercial equipment loans is in excess of $[20 billion]. GE Capital does not outsource the origination of commercial equipment loans to third parties. The following tables set forth the aggregate principal amount of publicly offered securitizations of commercial equipment loans sponsored by GE Capital since 2003. GE Capital sponsored approximately $[___] billion in initial aggregate principal amount of securities backed by commercial equipment loans in the 2003 calendar year. GE Capital sponsored approximately $[___] billion in initial aggregate principal amount of securities backed by commercial equipment loans in the 2005 calendar year. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.
     [INSERT TABLE]
     In addition to equipment loans, assets supporting GE Capital securitizations executed by GE Capital and its subsidiaries and affiliates that are currently outstanding include: credit card receivables; floorplan receivables; commercial real estate loans; residential real estate and home equity loans; secured corporate loans and other assets.
     For a description of the Sponsor, see “Important Parties-GE Capital Corporation” in the accompanying prospectus. For a description of origination of the equipment loans by GE Capital, see “Origination of Receivables” in the accompanying prospectus.
[Other Originators
     The Loans secured by [___] equipment were originated by GE Capital, subsequently transferred to [               ], a [               _] corporation, and will be transferred to the Seller by [___] on the closing date. These Loans account for [_]% of pool assets.
     [If Loans originated by such originator exceed 20% of pool assets, describe how long it has been originating assets; describe its experience in originating equipment loans; describe the size and composition of its portfolio; describe its underwriting criteria for equipment loans and provide any other material information].]
Servicer
     GE Capital, through its Capital Solutions and Healthcare Financial Services divisions, is the servicer (the “Servicer”) under the servicing agreement. GE Capital is a wholly owned subsidiary of General Electric Capital Services, Inc (“GECS”). The principal offices of GE Capital’s Capital Solutions division are located at 44 Old Ridgebury Road, Danbury, CT 06810 and the principal offices of GE Capital’s Healthcare Financial Services division are located at 20225 Water Tower Blvd., Suite 300, Brookfield, WI 53045-3598.
     The following tables set forth the annual average outstanding principal balance, calculated as of year end, of commercial equipment loans serviced by GE Capital for the past five years, and the annual average number of such loans for the same period. GE Capital was the servicer of a commercial equipment loan portfolio of approximately $[    ] billion in average outstanding principal amount during the 2001 calendar year. GE Capital was the servicer of

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a commercial equipment loan portfolio of approximately $[    ] billion and $[    ] billion in average outstanding principal during the 2005 calendar year. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.
     [INSERT TABLE]
     For a description of the Servicer, see “Important Parties-GE Capital Corporation” in the accompanying prospectus.
Depositor
     CEF Equipment Holding, L.L.C. is the depositor (the “Depositor”). For a description of the Depositor, see “Important Parties- CEF Equipment Holding, L.L.C.” in the accompanying prospectus.
THE RECEIVABLES POOL
     The pool of receivables held by the issuing entity will include the initial receivables purchased on the closing date [and any additional receivables purchased during the issuing entity’s pre-funding period]. The receivables are equipment loans that consist of loans and the income streams from finance leases (the “Equipment Loans”), 49% or more of which are secured by new or used transportation equipment, and the remainder of which are secured by new or used industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment.
     A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the issuing entity and the notes, are based upon the Loan Value of the receivables. “Loan Value” means, for any Equipment Loan as of any calculation date, the present value of the scheduled and unpaid payments on such Equipment Loan (discounted monthly at an annual rate equal to the annual percentage rate of such Equipment Loan with respect to Equipment Loans accruing interest on a fixed rate basis), plus any amount of past due payments as of the cutoff date. Any defaulted receivables liquidated by the servicer through the sale or other disposition of the related equipment or that the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge off without realizing upon the related equipment are deemed to have a Loan Value of zero. The Loan Value of the receivables is generally equivalent to their outstanding principal amount.
     The [initial] receivables were selected [and the additional receivables will be selected] from our portfolio using several criteria, including the criteria set forth in the prospectus under “Characteristics of the Receivables — Selection Criteria” and the additional criteria that:
          (1) each receivable is an Equipment Loan;
          (2) each receivable has an annual percentage rate that is equal to or greater than      %;
          (3) each receivable has a remaining term to maturity of not more than    months;
          (4) each receivable has a Loan Value as of the applicable cutoff date that (when combined with the Loan Value of any other receivables with the same or an affiliated obligor) does not exceed      % of the aggregate Loan Value of all the receivables;
          (5) [after giving effect to each transfer of additional receivables,] the weighted average original term of the receivables in the issuing entity will not be greater than      months; and
          (6) [after giving effect to each transfer of additional receivables,] not more than      % of the principal balances of the receivables in the issuing entity will represent loans for the financing of industrial equipment, not more than      % will represent loans for the financing of transportation equipment, not more than      % of the principal balances of the receivables in the issuing entity will represent loans for the financing of construction equipment, not more than      % of the principal balance of the receivables in the issuing entity will represent loans for the financing of technology and telecommunications equipment and not more than      % of the receivables in the issuing entity will represent loans for the financing of furniture and fixtures.]

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     [The receivables as they are constituted on any cutoff date for an addition of receivables will not deviate from the foregoing characteristics.]
     [The [initial] receivables include both precomputed and simple interest receivables]. No [initial] receivable has[, and no additional receivable will have,] a scheduled maturity later than the date that is six months prior to the final scheduled maturity date for the notes.
     [The initial receivables will represent approximately      % of the sum of initial outstanding principal amount of the notes and the certificate invested amount. Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the issuing entity, the aggregate characteristics of all of the receivables in the issuing entity, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, current Loan Value and geographic distribution described in the following tables, may vary from those of the initial receivables. Following the end of the pre-funding period, we will file a report on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of all of the receivables in the issuing entity, after the addition of the additional receivables.]
     All of the receivables transferred to us relate to commercial financings, rather than to consumer leases or consumer loans or financings. We will not use selection procedures that we believe to be adverse to the issuing entity in selecting the receivables for transfer to the issuing entity under the purchase and sale agreement. Each finance company will sell the receivables to us on the closing date under a separate sale agreement.
     The composition, distribution by annual percentage rate, receivable type, equipment type, payment frequency, current Loan Value and geographic distribution, in each case of the [initial] receivables as of      , are as set forth in the following tables. Totals may not add to 100% due to rounding.
     As the obligors pay amounts owed by them under the receivables, the aggregate principal balance of all of the receivables held by the issuing entity will decrease. This decrease in the principal balance of the receivables is referred to as amortization. The rate at which the principal balance of each receivable is reduced may vary from receivable to receivable. The variance will depend in large part on the receivable terms and the manner in which the obligor makes its payments. As a result, the statistical distribution of the receivables held by the issuing entity, including the concentration of obligors in any one state or of the receivables with respect to any one equipment type, will vary as the receivable balances amortize.
          Some of the receivables intended, as of [         ], to be transferred to the issuing entity may be determined not to meet the eligibility requirements and those receivables may not be transferred to the issuing entity on the closing date. While the statistical distribution of the characteristics, as of the closing date, for the final pool of receivables will vary somewhat from the statistical distribution of the characteristics, as of the date hereof, as presented in this prospectus supplement, the variance will not be material. Changes in the characteristics of the receivables between the date hereof and the closing date will not affect more than 5% of the aggregate principal balance of the receivables.
          [_]% of the Loans were originated in the State of [                     ]. [if 10% or more of the Loans were originated in one state or other geographic region, describe any economic or other factors specific to such state or region that may materially impact the pool assets or pool cash flows].
          [In relation to prefunding periods, the following information needs to be provided: The term or duration of any prefunding period; the amount of proceeds to be deposited in the prefunding account; the percentage of the asset pool and any class or series of the asset-backed securities represented by the prefunding account; triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers; when and how new pool assets may be acquired during the prefunding period, and if, when and how pool assets can be removed or substituted — describe any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed; the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including a description of any differences from the criteria used to select the current asset pool; which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets — In addition, disclose whether or not there will be any independent verification of such person’s exercise of authority or determinations; any requirements to add or remove

S-20

minimum amounts of pool assets and any effects of not meeting those requirements; if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts; and the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of]
Composition of the Receivables as of the [Initial] Cutoff Date

Weighted				Weighted	Weighted
Average		Aggregate	Number of	Average	Average	Average
APR		Loan Value	Receivables	Remaining Term	Original Term	Loan Value
	%	$		months	months	$
Distribution by Receivable Type of the Receivables
as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Receivable Type	Receivables	Loan Value	Loan Value
Loans		$		%
Finance leases				%

Total		$	100.00%

Distribution by Payment Frequency of the Receivables
as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Frequency	Receivables	Loan Value	Loan Value
Annual
Semiannual
Quarterly		$		%
Monthly		$		%
Other				%

Total		$	100.00%

Distribution by Interest Type of the Receivables Pool as of the [Initial] Cut-off Date

	Number of		Percent of
Interest Type	Receivables	Pool Balance	Pool Balance
		$		%
Fixed
LIBOR(1)
Hybrid
Constant Maturity Treasury(2)
Commercial Paper(3)
Prime		$		%

Total

(1)	Includes $[___] of one-month LIBOR loans and $[___] of three-month LIBOR loans.

(2)	Includes $[___] of one-year, $[___]of two-year, $[___]of three-year and $[___]of five-year CMT loans and $[___] million of 12-month LIBOR loans.

(3)	Includes $[___]of loans that provide the borrower with the option to convert the loan to a fixed rate on a specified date based on an index in effect at such time plus a margin. The fixed rate can be periodically reset over the remaining life of the loan based on the index in effect from time-to-time.

S-21

Distribution by Annual Percentage Rate
of the Receivables as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
APR Range	Receivables	Loan Value	Loan Value
3.000% to 3.999%		$		%
4.000% to 4.999%
5.000% to 5.999%
6.000% to 6.999%
7.000% to 7.999%
8.000% to 8.999%
9.000% to 9.999%
10.000% to 10.999%
11.000% to 11.999%
12.000% to 12.999%
13.000% to 13.999%
14.000% to 14.999%
15.000% to 15.999%
16.000% to 16.999%
17.000% to 17.999%
18.000% to 18.999%
19.000% to 19.999%
20.000% to 20.999%

Total		$	100.00%

Distribution by Equipment Type of the Receivables
as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Type	Receivables	Loan Value	Loan Value
Transportation Equipment
Industrial Equipment
Construction Equipment
Technology and Telecommunications Equipment
Furniture and Fixtures
Total		$	100.00%

S-22

Distribution by Industry Application of the Receivables
as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Industry	Receivables	Loan Value	Loan Value
Construction
Manufacturing
Retail
Transportation
Food and Agriculture
Wholesale
Electronics
Printing and Publishing
Public Finance
Healthcare
Biotech/Pharmaceuticals
Services

Total		$	100.00%

Distribution by Current Loan Value of the Receivables
as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Value Range	Receivables	Loan Value	Loan Value
50,000.00 to 99,999,99		$
100,000 to 199,999,99
200,000 to 299,999,99
300,000 to 399,999,99
400,000 to 499,999,99
500,000 to 599,999,99
600,000 to 699,999,99
700,000 to 799,999,99
800,000 to 899,999,99
900,000 to 999,999,99
1,000,000,00 to 1,999,999,99
2,000,000,00 to 2,999,999,99
3,000,000,00 to 3,999,999,99
4,000,000,00 to 4,999,999,99
5,000,000,00 to 5,999,999,99
6,000,000,00 to 6,999,999,99
7,000,000,00 to 7,999,999,99
8,000,000,00 to 8,999,999,99
9,000,000,00 to 9,999,999,99
10,000,000,00 to 19,999,999,99
20,000,000,00 to 29,999,999,99
30,000,000,00 to 39,999,999,99
40,000,000,00 to 49,999,999,99
50,000,000,00 and over

Total		$	100.00%

S-23

Distribution by Remaining Term to Stated Maturity of Receivables
as of the [Initial] Cutoff Date

		% of Total		Percent of
	Number of	Number of	Aggregate	Aggregate
Remaining Terms of Receivables (Months)	Receivables	Receivables	Loan Value	Loan Value
12-24
25-36
37-48
49-60
61-72
73-84
85-96
97-108
109-120

Total		100%	$	100.00%

S-24

Geographic Distribution of the Receivables
as of the [Initial] Cutoff Date

Percent of
Aggregate Loan
State(1)	Value
Alabama	%
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total	100.00%

(1)	Based upon billing addresses of the obligors.

S-25

STATIC POOL INFORMATION
     Current static pool data with respect to commercial equipment loans serviced by GE Capital is available on the internet at www.geabs.com (the “Static Pool Data”). For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.
     As used in the Static Pool Data, a loan is considered to be “less than or equal to 30 days” or “31 to 60 days” delinquent when a payment due on any due date remains unpaid as of the close of business on the business day immediately following the monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.
     From time to time, the servicer will modify a loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Upon such modification, the loan will no longer be classified as delinquent. For a description of GE Capital’s loss mitigation strategy can be found at “Origination of Receivables—Delinquency and Loss mitigation Strategy” in the accompanying prospectus.
WEIGHTED AVERAGE LIFE OF THE [NOTES] [CERTIFICATES]
     As the rate of [payment of principal of the notes] [distributions of the certificate invested amounts] depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final [payment of each class of notes] [distributions on the invested amount of your certificates] could occur significantly earlier than the final maturity date for that class. You will bear the risk of being able to reinvest [principal payments on your notes] [distributions on the invested amount of your certificates] at yields at least equal to the yield on your [notes] [certificates].
     Prepayments on loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.
     The tables below have been prepared on the basis of certain assumptions, including that: (a) the receivables prepay in full at the specified monthly CPR and we are not required to purchase any receivables from the issuing entity, (b) each scheduled payment on the receivables is made on the last day of each calendar month, (c) payments are made on each payment date in respect of the notes in accordance with the description set forth under “Description of the Transaction Agreements — Distributions,” [(d) the balance in the cash reserve account on any day is equal to the required cash reserve account balance,] [(e) the balance in the principal supplement account on any day is equal to the Required Principal Supplement Account Balance,] and (f) the closing date occurs on      ,      .
     The table indicates the projected weighted average life of [each class of] [notes] [certificates] and sets forth the percent of the [initial principal balance of each class of notes] [certificate invested amount] that is projected to be outstanding after each of the payment dates shown at various CPR percentages.
     The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables below. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Similarly, the aggregate Loan Value of additional receivables may be less than the amount deposited in the issuing entity’s pre-funding account. Moreover, the diverse terms of receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the table at the various CPR specified. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the [notes] [certificates].

S-26

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A Notes					Class B Notes					Class C Notes
Payment Date	0%	13%	15%	17%	19%	0%	13%	15%	17%	19%	0%	13%	15%	17%	19%
Closing Date	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
,
,
,
,
,
,
,
,
,
,
,
,
,
,
Weighted Average Life to Maturity (years) (1)
Weighted Average Life to Call (years) (2)

(1)	The weighted average life to maturity of a Class A Note or Class B Note is determined by: (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the payment date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuing entity.
     This table has been prepared based on the assumptions described on pages S- and S- (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.
Percent of Initial Certificate Invested Amount at Various CPR Percentages

[Certificate]
Payment Date	0%	13%	15%	17%	19%
Closing Date
,
,
,
,
,
,
,

S-27

[Certificate]
Payment Date	0%	13%	15%	17%	19%
,
,
,
,
,
,
,
Weighted Average Life to Final Distribution Date (years)(1)
Weighted Average Life to Call (years)(2)

(1)	The weighted average life to final distribution date of a certificate is determined by: (a) multiplying the amount of each distribution of the certificate invested amount on the certificate by the number of years from the date of issuance of the certificate to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial certificate invested amount of the security.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the distribution date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuing entity.
     This table has been prepared based on the assumptions described on pages S- and S- (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-28

DESCRIPTION OF THE NOTES
General
     The following summarizes the material terms of the notes offered hereby and the indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the indenture. The following summary supplements, the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.
Payments of Interest
     Interest due on the notes, including any amount of interest on the notes that was not previously paid when due (and, to the extent permitted by law, any interest on that unpaid amount), will be payable monthly on each payment date, commencing            ,      . Interest will accrue for each class of notes during each interest period at the applicable interest rate. The interest period applicable to any payment date will be the period from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding that payment date. Interest on the [___] Notes will be calculated on the basis of [the actual number of days in the applicable interest period and a 360-day year] [a 360 day year of twelve 30 day months]. Interest on the other notes will be calculated on the basis of a [the actual number of days in the applicable interest period and a 360-day year] [360-day year of twelve 30-day months.]
     On each Payment Date, “LIBOR” shall be established by the indenture trustee and, as to any interest period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such interest period (a “LIBOR Rate Adjustment Date”). “Telerate Screen Page 3750” means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the indenture trustee after consultation with the issuing entity), the rate will be the Reference Bank Rate. The “Reference Bank Rate” will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the issuing entity) as of 11:00 A.M., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate outstanding principal balance of the Floating Rate Notes. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided, as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the issuing entity, as of 11:00 A.M., New York City time, on such date for Loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate outstanding principal balance of the Floating Rate Notes. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest period. “LIBOR Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.
     The establishment of LIBOR by the indenture trustee on any LIBOR Rate Adjustment Date and the indenture trustee’s subsequent calculation of the interest rates for the relevant interest period, in the absence of manifest error, will be final and binding.
     The Notes bear interest at the following rates:

Class	Interest Rate
A
B
C

S-29

     If the issuing entity does not pay the full amount of interest due on any class of notes on any payment date, the amount of interest not paid will be due on the next payment date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that class of notes from that payment date to but excluding the payment date on which that interest is paid. If the issuing entity fails to pay interest on any note for a period of five consecutive days, it shall constitute an event of default under the indenture and the indenture trustee will have the right to exercise any of the remedies under the indenture, including but not limited to, declaring all notes to be immediately due and payable.
     If the amount of interest on the Class A Notes payable on any payment date exceeds the amounts available on that date, the holders of Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.
     Interest on the Class C Notes will not be paid on any payment date until interest on the Class A and Class B Notes has been paid in full. Interest on the Class B Notes will not be paid on any payment date until interest on the Class A Notes has been paid in full.
Payments of Principal
     As more fully described below in the definitions of Class A Noteholders’ Monthly Principal Payable Amount, Class B Noteholders’ Monthly Principal Payable Amount and Class C Noteholders’ Monthly Principal Payable Amount, principal will be paid on the notes on each payment date in an amount generally equal to the decrease in the Pool Balance during the prior calendar month. On each payment date, the principal payments will be allocated among the various classes of notes as described below.
     Principal payments on the Class A Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class A Noteholders’ Monthly Principal Payable Amount.
     The principal of the Class B Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class B Noteholders’ Monthly Principal Payable Amount. However, no principal payments will be made on the Class B Notes on any payment date until all amounts payable with respect to the Class A Notes on that payment date have been paid in full.
     The principal of the Class C Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class C Noteholders’ Monthly Principal Payable Amount. However, no principal payments will be made on the Class C Notes on any payment date until all amounts payable with respect to the Class A and Class B Notes on that payment date have been paid in full.
     After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the maturity date for the last of the notes, as specified below), principal payments will be made first to the holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal until paid in full, then to the Class B Noteholders until the outstanding principal amount of the Class B Notes has been paid in full and then to the Class C Noteholders until the outstanding principal amount of the Class C Notes has been paid in full.
     The final principal payment with respect to each class of notes is due not later than the [date specified or the] payment date in the month specified for each class below:

Class	Maturity Date
A	,

B	,

C	,
     As used herein, with respect to any payment due:
     “Class A Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class A Notes minus (2) [ %] of the Pool Balance and on the final maturity

S-30

date for each of the Class A Notes, the Class A Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class A Notes to zero; except that in no event will the Class A Noteholders’ Monthly Principal Payable Amount exceed the outstanding amount of the Class A Notes.
     “Class B Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class B Notes minus (2) [ ]% of the Pool Balance; except that (a) in no event will the Class B Noteholders’ Monthly Principal Payable Amount exceed the lesser of (1) the sum of the outstanding principal amounts of the Class A Notes (after giving effect to payments on the Class A Notes on that payment date) and the Class B Notes over the Pool Balance and (2) the outstanding principal amount of the Class B Notes, and (b) on the final maturity date for the Class B Notes, the Class B Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class B Notes to zero.
     “Class C Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class C Notes minus (2) [ ]% of the Pool Balance; except that (a) in no event will the Class C Noteholders’ Monthly Principal Payable Amount exceed the lesser of (1) the sum of the outstanding principal amounts of the Class A Notes and the Class B Notes (after giving effect to payments on the Class A Notes and the Class B Notes on that payment date) and the Class C Notes over the Pool Balance and (2) the outstanding principal amount of the Class C Notes, and (b) on the final maturity date for the Class C Notes, the Class C Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class C Notes to zero.
     “Pool Balance” means, at any time, the sum of the aggregate Loan Values of the receivables at the beginning of a calendar month, after giving effect to all payments received from obligors and any amounts to be remitted by the servicer or us, as the case may be, with respect to the preceding calendar month and all losses realized on receivables liquidated during that preceding calendar month.
[Alternate disclosure for sequential pay notes:
     On any Payment Date, amounts available to make payments in respect of principal on the Notes will be made sequentially to the Class A Noteholders until the Outstanding Principal Balance of the Class A Notes has been reduced to zero, to the Class B Noteholders until the Outstanding Principal Balance of the Class B Notes has been reduced to zero and then to the Class C Noteholders until the Outstanding Principal Balance of the Class C Notes has been reduced to zero.
     On the applicable Maturity Date for each of the Notes, the principal amount payable will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on that Payment Date and allocable to principal) to reduce the Outstanding Principal Balance of the applicable Notes to zero.]
Cutoff Dates
     A number of important calculations relating to the receivables will be made by reference to “cutoff dates” and “calendar months.” For instance, the Loan Value of the initial receivables and each set of additional receivables that we sell to the issuing entity will be determined as of a related cutoff date. A cutoff date will be the last day of the calendar month prior to the month during which the sale takes place.
     [Payments on the notes on each payment date will primarily be funded with collections on the receivables that are received during the prior calendar month, however, in the case of the first payment date, instead of a calendar month payments on the notes will primarily be funded with collections on the receivables that are received during the period from and including      , 2000 to but excluding      , 2000.]

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Record Dates
     Payments on the notes will be made on each payment date to holders of record as of the fourteenth day of the calendar month in which the payment date occurs or, if definitive notes are issued, the close of business on the last day of the prior calendar month. [A special record date of            ,             will apply for the special            payment date relating to the Class A Notes.]
[Mandatory Redemption
     On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount on that payment date.]
Optional Redemption
     Any notes that remain outstanding on any payment date on which we exercise our clean-up call will be prepaid in whole at the applicable redemption price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of [the sum of (i)] the Pool Balance as of the initial cutoff date [plus (ii) the aggregate Loan Value of all additional receivables sold to the issuing entity as of their respective cutoff dates]. The redemption price for any class of notes in connection with any optional redemption will equal the unpaid principal balance of that class of notes, plus accrued and unpaid interest thereon.
Registration of Notes
     The notes will be cleared through DTC. You may hold your notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.
The Indenture Trustee
     [     ] is the indenture trustee under the indenture pursuant to which the notes will be issued. [     ] is a national banking association, and its corporate trust offices are located at [     ]. In the ordinary course of its business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with [     ] and its affiliates.
     [Description of the indenture trustee’s experience serving as trustee in securitizations of similar assets]
     Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for either the Class A Notes, the Class B Notes or the Class C Notes if a default occurs under the indenture. The indenture will provide for a successor indenture trustee to be appointed for one or all classes of notes in these circumstances, so that there will be separate indenture trustees for the Class A Notes, the Class B Notes and the Class C Notes. In these circumstances, the Class A noteholders, Class B noteholders and the Class C noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture (but the Class B noteholders and the Class C noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes and Class C Notes as described herein.). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Upon repayment of the Class B Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class C Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor indenture trustee for that class of notes and the successor’s acceptance of that appointment.

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     Unless an event of default has occurred and is continuing under the indenture, the indenture trustee will perform only such duties as are set forth in the indenture. If an event of default occurs and is continuing under the Indenture, the indenture trustee shall exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to certain qualifications specified in the indenture, the indenture trustee will be liable for its own grossly negligent action, its own grossly negligent failure to act, or its own misconduct.
     The indenture trustee’s duties and responsibilities under the indenture include collecting funds from the servicer to distribute to [noteholders] [certificateholders] pursuant to the indenture and providing [noteholders] [certificateholders] and the rating agencies with notices.
     The issuing entity will pay to the indenture trustee reasonable compensation for its services and reimburse the indenture trustee for all reasonable out-of-pocket expenses incurred or made by the indenture trustee in accordance with the indenture, except any such expense as may arise from the indenture trustee’s willful misconduct, negligence or bad faith. The issuing entity has also agreed to indemnify the indenture trustee for any losses and expenses incurred without willful misconduct, negligence or bad faith.
     The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee. The issuing entity may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of those circumstances, the issuing entity will be obligated to appoint a successor indenture trustee. The indenture trustee may also be removed at any time by the holders of notes representing not less than 66-2/3% of the Outstanding Principal Balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.
     [Any costs associated with removing and replacing the indenture trustee will be paid by the issuing entity.]
Fees and Expenses
     The following table summarizes the fees and expenses that may be payable from the collections allocated to the notes:

Type of Fees	Amount or		Source of Funds	Distribution
and Expenses	Calculation	Purpose	for Payment	Priority
indenture trustee fees and expenses	an amount agreed upon by the trust and the indenture trustee from time to time	compensation and reimbursement of the indenture trustee	payable from Available Amounts allocated to the notes	as specified in “Description of the Transaction Agreements-Distributions”

owner trustee fees and expenses	an amount agreed upon by us and the owner trustee from time to time	compensation and reimbursement of the owner trustee	payable by the issuing entity	as specified in “Description of the Transaction Agreements-Distributions”

administrator fees and expenses	$[___] per annum, 1/12 of which is payable in arrears on each payment date	compensation and reimbursement of the administrator	payable from Available Amounts allocated to the notes	as specified in “Description of the Transaction Agreements-Distributions”

servicing fees and expenses	[___]% per annum, of the pool balance as of the first day of each calendar month	compensation and reimbursement of the servicer	payable by the issuing entity	as specified in “Description of the Transaction Agreements-Distributions”

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DESCRIPTION OF THE CERTIFICATES
     [On the closing date, the issuing entity will issue $        asset-backed certificates pursuant to the [trust] [limited liability company] agreement.
     Certificate invested amount and distributions on the certificate invested amount on the certificates will be subordinated in priority of payment to interest and principal due on the notes to the extent described in this prospectus supplement. [Funds on deposit in the cash reserve account and the principal supplement account will not be available to cover distributions with respect to the certificates.]
     The following summarizes the material terms of the certificates and the [trust] [limited liability company] agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificates and the [trust] [limited liability company] agreement. The following summary supplements, and to the extent it is inconsistent with, replaces, the description of the general terms and provisions of the certificates of any given series and the related [trust] [limited liability company] agreement set forth in the prospectus.
Certificateholders’ Distributions on Invested Amounts
     The certificates will be issued with an initial certificate invested amount of $        and will be entitled to distributions on certificate invested amounts at the rate of           % per annum[, except that during the pre-funding period no return on capital will accrue on a percentage of the certificates balance equal to the pre-funded amount divided by the outstanding Pool Balance].
     On each payment date, certificateholders will be entitled to distributions on certificate invested amounts at the distribution rate of           % on the certificate invested amount as of the last day of the preceding calendar month. Certificateholders’ distributions on invested amounts on a payment date will accrue from and including the closing date or from the most recent payment date on which distributions on invested amounts have been made to but excluding that payment date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Certificateholders’ distributions on invested amounts due for any payment date but not distributed on such payment date will be due on the next payment date increased by an amount equal to interest on such amount at a rate per annum equal to           % (to the extent lawful). Certificateholders’ distributions on invested amounts on the certificates will not be distributed on any payment date until interest and principal due and payable on that payment date have been paid in full.
Certificateholders’ Distributable Invested Amounts
     Distributions of Certificate Invested Amount will not be payable on each payment date until the outstanding principal balance of the Class C Notes has been reduced to zero.
[Mandatory Repurchase
     On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes and then to purchase the certificates then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount.]
Optional Repurchase
     Any certificates that remain outstanding on any payment date on which we exercise our clean-up call will be repurchased at the applicable repurchase price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of the Pool Balance as of the initial cutoff date. The repurchase price for the certificates in connection with any optional redemption will equal the undistributed certificate invested amount of those certificates, plus accrued and unpaid distributions on such certificate invested amount.

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Registration of Certificates
     The certificates will be cleared through DTC. You may hold your certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are participants in those systems.
DESCRIPTION OF THE TRANSACTION AGREEMENTS
     We summarize below some material terms of the agreements under which the finance companies will, directly or indirectly, transfer receivables to us and we will sell them to the issuing entity, and under which GE Capital will agree to service the issuing entity’s receivables and administer the issuing entity. This description supplements the disclosure in the prospectus under the same heading. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.
     A current report on Form 8-K will be available to purchasers of the [notes] [certificates] and will be filed by the issuing entity, in its own name, together with the indenture, swap documents, servicing agreement and other transaction documents, with the Securities and Exchange Commission within fifteen days after the issuance of the [notes] [certificates].
Servicer Advances
     If the Servicer elects to make a Servicer advance, prior to the close of business on each determination date, the Servicer will determine the amount of the advance that it has elected to make on the related transfer date. The Servicer will include information as to such determination in the Servicer’s certificate furnished by it and will transfer to the collection account on the transfer date in next day funds the amounts applicable to such determinations appearing in such Servicer’s certificate. All advances shall be reimbursable to the Servicer, without interest, when a payment relating to a Loan with respect to which an advance has previously been made is subsequently received. Upon the determination by the Servicer that reimbursement from the preceding source is unlikely or non recoverable, it will be entitled to recover unreimbursed advances from available amounts on or in respect of other Loans.
Removal of Loans
     In the event a Loan becomes a Delinquent Loan or the Obligor thereon becomes subject to a bankruptcy proceeding, the Seller has an assignable option to purchase the related Loan from the issuing entity at a price equal to the Purchase Amount for such Loan.
     The purchase option with respect to any Loan will expire on the Business Day immediately preceding the last day of the Servicer’s fiscal quarter ending at least ten days after such Loan became a Delinquent Loan or the Servicer received notice that the Obligor thereon was subject to a bankruptcy proceeding. The aggregate Loan Value of Loans with respect to which the Seller will be permitted to exercise a purchase option at any time before the Maturity Date for the Class C Notes will not exceed 10% of the initial Pool Balance.
     If not exercised sooner, the purchase option with respect to any Loan will automatically terminate upon (i) in the case of a Delinquent Loan, the related Obligor’s cure of all defaults on the Loan, (ii) the acquisition by, or on behalf of, the issuing entity of the related equipment through repossession or (iii) upon a repurchase of a Loan due to the Seller’s breach of a representation with respect to such Loan.
Acquisition and Servicing of Third Party Originated Loans
     The primary responsibilities for the originator’s credit approval, monitoring and review are placed with the field offices of GE Capital’s Capital Solutions and Healthcare Financial Services units. Generally, field offices are most familiar with local customer’s credit profiles and needs and most knowledgeable concerning the collateral securing the loan or finance lease. Because of this, approximately 90% of all applications are approved at the field office level, with a general credit approval turnaround of approximately three Business Days. In addition, GE Capital acquires loans originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, GE Capital underwrites the loans in accordance with its credit policies and reviews the third party

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documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with GE Capital’s standards. With respect to collections, certain of the obligors are billed directly by the originator or an affiliate thereof and in other cases GE Capital administers collections through its offices in Danbury, Connecticut.
     The servicing agreement permits GE Capital to appoint subservicers for the Loans provided that any such appointment does not relieve GE Capital of its obligation to service the Loans. Approximately [___]% of the Pool Balance as of the Cut-off Date is subserviced.
Repossession
     In general, servicing is done from a central collections department in Danbury, Connecticut. GE Capital utilizes the same servicing standards regardless of the type of Equipment Loan.
     After an account is 30 days past due, the Obligor is generally sent a formal default notice and is given 10 days in which to cure the default. If payment is still not received within a period of approximately 10 days, a variety of options for recovery of the debt are employed. In some instances, the collections department will instruct a repossession agent to repossess the equipment. This approach is common in cases where the collateral is not essential to the business of the Obligor and where repossession is feasible without damaging the equipment. In some cases, with the Servicer’s consent, the equipment securing a loan is not repossessed but is instead sold in place to minimize expenses associated with movement and storage of equipment.
Non-Accrual and Write-Off Policy
     Loans are booked as non-accrual when they become 90 days past due. Each loan is reviewed on a case by case basis to determine the need for, and the amount of, any write-down which typically occurs upon repossession. After a loan is defaulted or the equipment securing such loan is liquidated or all collections efforts have ceased, an additional writedown is taken as necessary to reflect the actual loss, if any on the loan.
[Sales of Receivables
     In addition to the initial receivables, we expect to sell to the issuing entity additional receivables having an aggregate Loan Value approximately equal to the amount deposited in the pre-funding account. We expect to sell additional receivables to the issuing entity monthly on dates specified by us, and agreed to by the issuing entity, during the pre-funding period. The pre-funding period will begin on the closing date and end on: (a) [ ], 20[ ], (b) the day on which the amount on deposit in the issuing entity’s pre-funding account is reduced to less than $100,000, (c) the date on which an event of default or a servicer default occurs, or (d) the date on which an insolvency event occurs with respect to us or the servicer.
     Upon any sale of additional receivables to the issuing entity:
     (1) the Pool Balance will increase in an amount equal to the aggregate Loan Value of the additional receivables;
     (2) an amount equal to     % of the aggregate Loan Value of the additional receivables will be withdrawn from the pre-funding account and deposited in the cash reserve account;
     (3) if any deposit into the principal supplement account is required, the necessary funds will be withdrawn from the pre-funding account and deposited in the principal supplement account; and
     (4) an amount equal to the excess of the aggregate Loan Value of the additional receivables over the sum of the amounts described in clauses (2) and (3) will be withdrawn from the pre-funding account and paid to us.]
[Appointment of Subservicer]
     [     ], a limited liability company organized under the laws of the state of [     ] (often referred to as “[     ]”), has entered into a subservicing agreement with GE Capital under which it will service receivables that it has originated and that were ultimately transferred to the issuing entity. However GE

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Capital as servicer, will remain obligated and liable with respect to all the receivables transferred to the issuing entity. [     ] is an indirect wholly owned finance subsidiary of General Electric Capital Services, Inc. Its headquarters are located at [     ] and its telephone number is [     ].]
Servicing Compensation and Payment of Expenses
     The servicing fee payable to the servicer will accrue at a rate of [     ]% per annum on the Pool Balance as of the first day of each calendar month. Any fees agreed to between GE Capital as the servicer and [     ] as the subservicer, shall be paid solely by GE Capital as the servicer. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under “Distributions” below. The servicer is obligated to pay some ongoing expenses associated with its activities as servicer and incurred by it in connection with its responsibilities under the servicing agreement.
     The Servicer shall be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period.
Distributions
     On each payment date, the issuing entity will cause payments on the notes and other issuing entity liabilities to be made from the following sources (“Available Amounts”):
•	the aggregate collections on the receivables during the prior calendar month, including proceeds of liquidated receivables obtained through the sale or other disposition of the related equipment, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the related obligor; however, no other monies collected on any liquidated receivable during any calendar month after the calendar month in which it became a liquidated receivable will be included in the funds available for distribution;

•	[any amounts withdrawn from the negative carry account for that payment date;]

•	[any amounts released from the pre-funding account following the end of the pre-funding period;]

•	any net swap receipts and any swap termination payments received pursuant to the swap agreements;

•	earnings from investment of funds held in the issuing entity’s bank accounts; and

•	the aggregate purchase prices for any receivables repurchased by us or the servicer.
     After the payment to the servicer of any accrued and unpaid servicing fees and reimbursement of any service advances, the aggregate funds available from these sources will be applied in the following order of priority:
     (1) to pay the indenture trustee, all accrued and unpaid trustee fees (not to exceed $ [___] per annum);
     (2) to pay the issuing entity’s administrator, all accrued and unpaid administration fees;
     (3) to pay the swap counterparty any amounts due to the swap counterparty under the swap agreement, not including any swap termination payments payable under clause (4) below;
     (4) to pay with the same priority and ratably in proportion to the outstanding principal balance of the Class A Notes and the amount of any swap termination payment due and payable by the issuing entity to the swap counterparty:
     (a) the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); and
     (b) any swap termination payments payable to the swap counterparty upon the termination of the swap agreement, if such termination occurred as a result of a default by, or a tax event upon a merger related to, the swap counterparty; provided that if any amounts allocable to the Class A Notes are not

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needed to pay interest due on such Class A Notes as of such payment date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;
     (5) to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);
     (6) to pay the amount of interest accrued on the Class C Notes during the prior interest period, plus any amount of interest on the Class C Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);
     (7) to pay principal on the notes as follows:
     •     first, to the Class A Noteholders, the Class A Noteholders’ Monthly Principal Payable Amount;
     •     second, to the Class B Noteholders, the Class B Noteholders’ Monthly Principal Payable Amount; and
     •     third, to the Class C Noteholders, the Class C Noteholders’ Monthly Principal Payable Amount;]
[Alternate provision for sequential pay notes:
(7) to pay principal on the Notes in an amount equal to the amount by which the Note Balance of all the Notes exceeds the excess of (x) the Pool Balance at the end of the related Collection Period over (y) the Overcollateralization Amount.
     “Collection Period” means, with respect to any Payment Date, the calendar month preceding the month in which the Payment Date occurs (or, if for the first Payment Date, the period from and including the day after the Cut-off Date to and including the last day of the calendar month preceding the calendar month in which the first Payment Date occurs).
     “Note Balance” means the aggregate Outstanding Principal Balance of the Notes from time to time.
     “Overcollateralization Amount” means, with respect to any Payment Date, the excess, if any, of (i) the Pool Balance at the beginning of the related Collection Period over (ii) the aggregate Outstanding Principal Balance of the Class A Notes, Class B Notes and Class C Notes before giving effect to any principal payments made on the Notes on such Payment Date]
     (8) to deposit in the cash reserve account, to the extent necessary so that the balance in that account will not be less than the required balance;
     (9) to make distributions on the certificate invested amount at the distribution rate;] and
     (10) to make distributions of the certificate invested amount of the certificates.
     Any remaining funds will be paid to us.
     After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes), principal payments will be made first to the Class A noteholders ratably according to the amounts due on the Class A Notes for principal until paid in full, then to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full and then to the Class C noteholders until the outstanding principal amount of the Class C Notes has been paid in full.
     You should note, however, that until the later of the redemption date or maturity date for any class of [notes][certificates], the amount of [principal due to noteholders] [distributions due to certificateholders] will generally be limited to amounts available for that purpose. Therefore, the failure to [pay principal on a class of notes] [make distributions of the certificate invested amount of the certificates] generally will not result in the occurrence of an event of default until the later of the redemption date or maturity date for that class of [notes][certificates].

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[Negative Carry Account
     The servicer will, on behalf of the issuing entity, establish and maintain the negative carry account as a trust account that will be subject to the lien of the indenture. On the closing date, the issuing entity will make an initial deposit of $        into the negative carry account. The amount of that initial deposit is determined by applying the following “Maximum Negative Carry Amount” calculation as of the closing date:
     “Maximum Negative Carry Amount” equals the product of:
     (a) the weighted average interest rate of the notes minus      %; multiplied by
     (b) the amount on deposit in the pre-funding account; multiplied by
     (c) the fraction of a year represented by the number of days until the expected end of the pre-funding period, calculated on the basis of a 360-day year of twelve 30-day months.
     On each payment date, withdrawals will be made from the negative carry account and deposited into the collection account and included in the funds available for distribution on that payment date in an amount equal to the excess, if any, of
     (1) (the product of (A) the aggregate interest payable on all of the notes, multiplied by (B) the Pre-Funded Percentage, as of the immediately prior payment date, or in the case of the first payment date, the closing date, minus
     (2) investment earnings on the pre-funding account for the related period.
     The “Pre-Funded Percentage” for each calendar month is the percentage derived from the fraction the numerator of which is the balance on deposit in the pre-funding account and the denominator of which is the sum of the Pool Balance and the balance on deposit in the pre-funding account, after taking into account all transfers of additional receivables during that calendar month.
     If the amount on deposit in the negative carry account on any payment date, after giving effect to the withdrawal referred to above is greater than the Maximum Negative Carry Account Balance, the excess will be released to the issuing entity. All amounts remaining on deposit in the negative carry account at the end of the payment date on or immediately following the last day of the pre-funding period will also be released to the issuing entity.]
[Cash Reserve Account
     The servicer will, on behalf of the issuing entity, establish and maintain the cash reserve account on a trust account that will be subject to the lien of the indenture. On the closing date, the issuing entity will make an initial deposit into the cash reserve account of $    , which equals % of the aggregate Loan Value of the initial receivables as of the initial cutoff date. On each day that we sell additional receivables to the issuing entity, cash or eligible investments having a value approximately equal to    % of the aggregate Loan Value of those additional receivables as of their cutoff date will be withdrawn from the pre-funding account from amounts otherwise payable to us in connection with the sale of additional receivables and will be contributed by us to the issuing entity for deposit in the cash reserve account. Finally, on each payment date, the additional amounts will be transferred into the cash reserve account to the extent that the balance in that account would otherwise be less than the Specified Cash Reserve Account Balance, and funds are available for that purpose after other higher priority distributions.
     “Specified Cash Reserve Account Balance” means, with respect to any payment date, the lesser of (a) % of [the sum of (i)] the Pool Balance as of the [initial] cutoff date [plus (ii) the aggregate Loan Value of all additional receivables sold to the issuing entity as of their respective cutoff dates] and (b) the outstanding principal amount of the notes. The issuing entity may reduce or otherwise modify the Specified Cash Reserve Account Balance without the consent of the noteholders if the rating agencies that have rated the notes confirm in writing that the reduction or modification will not result in a reduction or withdrawal of the rating of the notes.

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     If the amount on deposit in the cash reserve account on any payment date (after giving effect to all deposits or withdrawals therefrom on that payment date) is greater than the Specified Cash Reserve Account Balance for that payment date, the excess will be released to the issuing entity. However, if, after giving effect to all payments made on the notes on that payment date, the [sum of the] Pool Balance [plus the balance on deposit in the pre-funding account] as of the first day of the calendar month in which that payment date occurs is less than the aggregate outstanding principal balance of the notes and certificate invested amount, that excess amount will not be distributed to the issuing entity and will be retained in the cash reserve account.
     After the issuing entity receives any amounts duly released from the cash reserve account, the noteholders will not have any claims to those amounts.
     On each payment date, funds will be withdrawn from the cash reserve account and deposited in the note distribution account to the extent necessary to cover any shortfall on that payment date of the amount of interest accrued on each class of notes during the prior interest period, plus any amount of interest on the notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount) and the Class A Noteholders’ Monthly Principal Payable Amount, Class B Noteholders’ Monthly Principal Payable Amount and Class C Noteholders’ Monthly Principal Payable Amount on that payment date. For a more detailed description of the amount of interest and principal payable on the notes, see “Description of the Notes — Payments of Interest” and “— Payments of Principal” above.
     Funds withdrawn from the cash reserve account and deposited in the note distribution account for distribution as described in this paragraph will be applied in the same order of priority applicable to distributions from the collection account. Funds on deposit in the cash reserve account will not be used to cover shortfalls in any distributions to the certificateholders.]
[THE SWAP AGREEMENT]
     The issuing entity will enter into a 2002 International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreement (Multi Currency-Cross Border) with General Electric Capital Services, Inc. or a swap counterparty meeting the eligibility requirements described herein (the “Swap Counterparty”), as modified to reflect the transactions described below (together with the schedule and confirmations thereto, the “Swap Agreement”). The Swap Agreement will incorporate certain relevant standard definitions in the 2002 ISDA Definitions and the Annex to the 2002 ISDA Definitions published by ISDA.
     [The Swap Agreement will include confirmations for [three] separate swap transactions, under which the issuing entity will receive amounts based on LIBOR and pay amounts based upon a fixed rate of interest, an index based upon the interest rate on the hybrid Loans, and a reset rate based on a one-year constant maturity treasury index (“CMT”) and 12-month LIBOR index, as applicable.]
     The Swap Agreement will terminate by its terms on the earliest of (1) the Payment Date occurring in [___]; (2) the Payment Date on which the aggregate outstanding Loan Values of the Loans to which the swap applies is zero; (3) the Payment Date on which the Outstanding Principal Balance of the Notes is reduced to zero and (4) the date specified below as an Early Termination Date.
     [Under the fixed to floating interest rate swap, the Swap Counterparty will pay to the issuing entity on each Payment Date interest on the Notional Balance of the fixed to floating interest rate swap at a per annum rate of LIBOR, and the issuing entity will pay to the Swap Counterparty interest on such Notional Balance at a per annum rate equal to the fixed swap rate of [___]%.]
     [Under the one-year reset basis swap, the Swap Counterparty will pay to the issuing entity on each Payment Date interest on the Notional Balance of the one-year reset basis swap at a per annum rate of LIBOR and the issuing entity will pay to the Swap Counterparty interest on such Notional Balance at a per annum rate equal to the One-Year Reset Rate plus [___]%.]
     [Under the hybrid basis swap, the Swap Counterparty will pay to the issuing entity on each Payment Date interest on the Notional Balance of the hybrid basis swap at a per annum rate of LIBOR and the issuing entity will pay to the Swap Counterparty interest on such Notional Balance at a per annum rate equal to the Hybrid Rate plus [___]%].

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     Under the Swap Agreement only the net amount due by the issuing entity or by the Swap Counterparty, will be remitted on each Payment Date. All net amounts received by the issuing entity will be included in the Available Amounts on the Payment Date such net amounts are received.
Definitions
     As used in this Section:
     “Hybrid Rate” means, with respect to any Interest Accrual Period, a rate based upon a weighted average of the interest rate index applicable to the hybrid Loans.
     “Notional Balance” means:
     (A) with respect to any Interest Accrual Period and the swap for the Fixed Rate Loans and five-year CMT Loans, the product of (i) the excess, if any, of (a) the aggregate Loan Balance of Fixed Rate Loans and five-year CMT Loans as of the beginning of the calendar month in which the Interest Accrual Period commenced over (b) the Outstanding Principal Amount of the Fixed Rate Notes immediately after the Payment Date on which such Interest Accrual Period commences; and (ii) the lesser of (x) the quotient of (a) the Outstanding Principal Amount of the Notes immediately after the Payment Date on which such Interest Accrual Period commences; divided by (b) the Pool Balance as of the beginning of the calendar month in which the Interest Accrual Period commenced and (y) 1.0; and
     (B) with respect to any Interest Accrual Period and swap other than the swap for the Fixed Rate Loans and five-year CMT Loans, the product of (i) the aggregate Loan Value of Loans for which such swap is based as of the beginning of the calendar month in which the Interest Accrual Period commenced; and (ii) the lesser of (x) the quotient of (a) the Outstanding Principal Amount of the Notes immediately after the Payment Date on which such Interest Accrual Period commences; divided by (b) the Pool Balance as of the beginning of the calendar month in which the Interest Accrual Period commenced and (y) 1.0.
     “One-Year Reset Rate” means, with respect to any Interest Accrual Period, a rate based upon the weighted average of the interest rate index applicable to (i) the one-year CMT Loans and (ii) the 12-month LIBOR Loans.
Early Termination of Swap Agreement
     Subject to the following paragraph, upon the occurrence and continuance of any Swap Event of Default, the non-defaulting party will have the right to designate an “Early Termination Date”. On the Early Termination Date, the Swap Agreement will terminate. With respect to Swap Termination Events, an Early Termination Date may be designated by one or both of the parties and will occur only upon notice and, in certain cases, after the party that is deemed to be the “Affected Party” has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a limited period after notice has been given of the Swap Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a “Swap Termination.”
     Upon any Swap Termination, the issuing entity or the Swap Counterparty may be liable to make a termination payment to the other, in some cases regardless of which of such parties may have caused such termination (any such payment, a “Swap Termination Payment”). The amount of any Swap Termination Payment will be based on the market value of the Swap Agreement generally computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement (assuming, for purposes of such calculation, that all outstanding shortfalls in amounts payable as net swap amounts are due and payable on the first Payment Date that would have occurred after the Early Termination Date). Any Swap Termination Payment could, if interest rates have changed significantly, be substantial.
     The issuing entity will assign its rights under the Swap Agreement to the indenture trustee in connection with the issuing entity’s pledge of such rights as collateral for the Notes.

S-41

Defaults Under the Swap Agreement
     With respect to the issuing entity as the defaulting party, events of default under the Swap Agreement are limited to: (i) the failure of the issuing entity to pay any amount when due under the Swap Agreement after giving effect to any applicable grace period and (ii) the occurrence of certain events of insolvency or bankruptcy of the issuing entity.
     With respect to the Swap Counterparty as the defaulting party, events of default under the Swap Agreement (collectively with the events of default with respect to the issuing entity, each a “Swap Event of Default”) are limited to: (i) the failure of the Swap Counterparty to pay any amount when due under the Swap Agreement after giving effect to any applicable grace period; (ii) the occurrence of certain events of insolvency or bankruptcy; and (iii) certain other standard events of default.
Swap Termination Events
     “Swap Termination Events” under the Swap Agreement refer to the following:
     (a) with respect to the Swap Counterparty as the affected party, (i) the Swap Counterparty is downgraded below the required ratings and has not complied with the requirements described under "-Swap Counterparty Downgrade” below; and (ii) certain standard termination events under the 2002 Master Agreement including “Illegality” (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the swap agreement), “Tax Event” and “Tax Event Upon Merger” (both terms generally relate to a party receiving or making swap payments from which an amount has been deducted, withheld or added for or on account of certain taxes); and
     (b) with respect to the issuing entity as the affected party, certain standard termination events under the 2002 Master Agreement including “Illegality”, “Tax Event” and “Tax Event Upon Merger”.
Swap Counterparty Downgrade
     As a general matter, the obligations of the Swap Counterparty are unsecured. However, if the Swap Counterparty’s (1) long-term unsecured debt rating is withdrawn or reduced by Fitch, Inc. (“Fitch”) below “A” or its short-term unsecured rating is withdrawn or reduced below “F1”, if rated by Fitch; (2) short-term unsecured debt rating is withdrawn or reduced by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies (“S&P”) below “A-1” (or in the absence of a short-term debt rating, the long-term unsecured senior debt rating or counterparty rating is withdrawn or reduced by S&P below “A+”); or (3) (a) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn or reduced by Moody’s Investor’s Service, Inc. (“Moody’s”) below “A2” or its short-term unsecured debt rating is withdrawn or reduced below “P-1”, where the Swap Counterparty has both a long-term and a short-term debt rating, (b) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn or reduced below “A1” where the Swap Counterparty has only a long-term unsecured debt rating, then the Swap Counterparty will be obligated to either:
•	post collateral or establish other arrangements to adequately secure its obligation under the Swap Agreement; or

•	arrange for an acceptable substitute counterparty to assume the rights and obligations of the Swap Counterparty under the Swap Agreement.
     In addition, if the Swap Counterparty’s (1) long-term unsecured debt rating is withdrawn or reduced by Fitch below “BBB+” or its short-term unsecured rating is withdrawn or reduced below “F2”, if rated by Fitch; (2) short-term unsecured debt rating is withdrawn or reduced by S&P below “A-2” (or in the absence of a short-term debt rating, the long-term unsecured senior debt rating or counterparty rating is withdrawn or reduced by S&P below “BBB+”); or (3) (a) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn, reduced below “A3” by Moody’s or its short-term unsecured debt rating is withdrawn, reduced below “P-2”, by Moody’s where the Swap Counterparty has both a long-term and a short-term debt rating, (b) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn, reduced below “A3” by Moody’s where the Swap Counterparty has only a long-term unsecured debt rating, then, in addition to posting collateral pursuant to a credit support annex, the Swap Counterparty will be obligated to either:

S-42

•	provide an acceptable guarantee to adequately secure its obligation under the Swap Agreement; or

•	arrange for an acceptable substitute counterparty to assume the rights and obligations of the Swap Counterparty under the Swap Agreement.
Governing Law
     The Swap Agreement will be governed by and construed in accordance with the laws of the State of New York.
LEGAL PROCEEDINGS
     [There are no legal proceedings pending (or contemplated, in the case of proceedings by governmental authorities) against any of GE Capital, CEF Equipment Holding, L.L.C., the indenture trustee, the issuing entity or the other parties described in Item 1117 of Regulation AB or to which any of their respective property is subject, that would have a material adverse impact on investors of the Notes.]
     [Insert disclosure for any legal proceedings pending (or contemplated, in the case of proceedings by governmental authorities) against any of GE Capital, the issuing entity, the indenture trustee or the other parties described in Item 1117 of Regulation AB or to which any of their respective property is subject, that would have a material adverse impact on investors of the Notes.]
LEGAL INVESTMENT
     The A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.
ERISA CONSIDERATIONS
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit pension, profit-sharing or other employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, individual retirement accounts, specified types of Keogh plans or other plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, and other entities, such as collective investment funds or insurance company general or separate accounts that are deemed to hold “plan assets” of these plans and accounts (each of the foregoing, a “Benefit Plan Investor”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), foreign plans and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental or foreign plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed herein.
     Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that purchased Notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the United States Department of Labor (the “Regulation” ), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, we believe that, at the time of their issuance, the Notes should not be treated as an equity interest in the issuing entity for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of

S-43

Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for the Class B Notes because they are subordinated to the Class A Notes. This risk of recharacterization is enhanced for the Class C Notes because they are subordinated to the Class A Notes and the Class B Notes.
     However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by, or on behalf of, a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member or the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, Section 408(b)(17) of ERISA provides a statutory exemption for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Notes and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption.
     By acquiring a Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the Note with the assets of a Benefit Plan Investor or any other plan subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (ii) the acquisition, holding and disposition of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a violation of any other substantially similar applicable law.
     The certificates may not be purchased by or held with plan assets of any benefit plan.
     A plan fiduciary considering the purchase of Notes should consult its legal and tax advisors with respect to the potential applicability of ERISA and the Code to such investments and the consequences of such an investment under ERISA and the Code. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of ERISA, an investment in the Note or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.
     For additional information regarding treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

S-44

UNDERWRITING
Class A Notes
     Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the issuing entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

Class A Notes
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$
     The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class A Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class A Notes
Concessions	%
Reallowances	%
     In the ordinary course of their respective businesses, the underwriters of the Class A Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.
     [Lead Underwriter], on behalf of the underwriters of the Class A Notes, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class A Notes to reclaim a selling concession from an underwriter of the Class A Notes or a dealer when the Class A Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.
Class B Notes
     Subject to the terms and conditions set forth in an underwriting agreement relating to the Class B Notes, we have agreed to cause the issuing entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class B Notes set forth opposite its name below:

S-45

Class B Notes
[Underwriter]	$
[Underwriter]	$

$

     The underwriters of the Class B Notes have advised us that they propose initially to offer the Class B Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class B Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class B Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class B Notes
Concessions	%
Reallowances	%
     In the ordinary course of their respective businesses, the underwriters of the Class B Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.
     [Lead Underwriter], on behalf of the underwriters of the Class B Notes, [      ] may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class B Notes [      ] in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class B Notes [      ] to reclaim a selling concession from an underwriter of the Class B Notes [      ] or a dealer when the Class B Notes [      ] originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class B Notes [certificates] to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.
Class C Notes
     Subject to the terms and conditions set forth in an underwriting agreement relating to the Class C Notes, we have agreed to cause the issuing entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class C Notes set forth opposite its name below:

Class C Notes
[Underwriter]	$
[Underwriter]	$

$

     The underwriters of the Class C Notes have advised us that they propose initially to offer the Class C Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class C Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class C Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class C Notes
Concessions	%
Reallowances	%
     In the ordinary course of their respective businesses, the underwriters of the Class C Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

S-46

     [Lead Underwriter], on behalf of the underwriters of the Class C Notes, [      ] may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class C Notes [      ] in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class C Notes [      ] to reclaim a selling concession from an underwriter of the Class C Notes [      ] or a dealer when the Class C Notes [      ] originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class C Notes [certificates] to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.
     The underwriters will be compensated as set forth in the following table:

	Underwriters’	Amount
	Discounts and	per $1,000
	Commissions	of Principal	Total Amount
Class A Notes	%	$	$
Class B Notes	%	$	$

Class C Notes	%	$	$

Total Class A, Class B and Class C

     Additional offering expenses are estimated to be $[     ].
[Certificates
     Subject to the terms and conditions set forth in an underwriting agreement relating to the certificates, we have agreed to cause the issuing entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the certificate invested amount of the certificates set forth opposite its name below:

Certificates
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$
     The underwriters of the certificates have advised us that they propose initially to offer the certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the certificates and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the certificates, the public offering prices and the concessions referred to in this paragraph may be changed.

Certificates
Concessions	%
Reallowances	%

S-47

     In the ordinary course of their respective businesses, the underwriters of the certificates and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.
     [Lead Underwriter], on behalf of the underwriters of the certificates, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the certificates to reclaim a selling concession from an underwriter of the certificates or a dealer when the certificates originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.
     The underwriters will be compensated as set forth in the following table:

Amount
	Underwriters’	per $1,000
	Discounts and	of Certificate
	Commissions	Invested Amount	Total Amount
Certificates	%	$	$
		$	$

$

     Additional offering expenses are estimated to be $                 .]
WHERE YOU CAN FIND MORE INFORMATION
     We filed a registration statement relating to the securities with the Securities and Exchange Commission (the “Commission”). This prospectus is part of the registration statement, but the registration statement includes additional information.
     For so long as the issuing entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the issuing entity’s annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be prepared by the trustee and filed with the Commission. The name of the issuing entity under which these reports will be filed is [          ] and the Commission file number for the trust is 333-[     ]. See also “Administrative Information About the Securities-Reports to Securityholders” for a more detailed description of securityholder reports. These reports will be available online at http://www.Syndtrak.com. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created. Passwords for this website can be obtained by contacting Investor Relations at (203) 357-4328.
     You may read and copy any reports, statements or other information we file at the Commission’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission’s Internet site is www.sec.gov.

S-48

INDEX OF TERMS

Affected Party	S-42
Available Amounts	S-38
Class A Noteholders’ Monthly Principal Payable Amount	S-31
Class B Noteholders’ Monthly Principal Payable Amount	S-32
Class C Noteholders’ Monthly Principal Payable Amount	S-32
CMT	S-41
Commission	S-49
CPR	S-27
Early Termination Date	S-42
Economic Crisis	S-11
Equipment Loans	S-20
Fitch	S-43
GE Capital	S-19
GECS	S-19
Hybrid Rate	S-42
Illegality	S-43
ISDA	S-41
LIBOR	S-30
LIBOR Business Day	S-30
LIBOR Rate Adjustment Date	S-30
Loan Value	S-20
Maximum Negative Carry Amount	S-40
Moody’s	S-43
Note Balance	S-39
Notional Balance	S-42
One-Year Reset Rate	S-42
Overcollateralization Amount	S-39
Pool Balance	S-32
Pre-Funded Percentage	S-40
PTCE	S-45
Reference Bank Rate	S-30
Regulation	S-44
S&P	S-43
Servicer	S-19
Specified Spread Account Balance	S-40
Static Pool Data	S-27
Swap Agreement	S-41
Swap Counterparty	S-41
Swap Event of Default	S-43
Swap Termination	S-42
Swap Termination Events	S-43
Swap Termination Payment	S-42
Tax Event	S-43
Tax Event Upon Merger	S-43
Telerate Screen Page 3750	S-30

S-49

PROSPECTUS
GE Commercial Equipment Issuing Entities
Asset Backed Notes
Asset Backed Certificates
CEF Equipment Holding, L.L.C.
Depositor
General Electric Capital Corporation
Sponsor and Servicer

Consider carefully the risk factors beginning on page 2 in this prospectus and in your prospectus supplement.
Notes in your series represent debt obligations only of the issuing entity that issues them. Certificates in your series will represent ownership interests only in the issuing entity that issues them. No one else is liable for the payments or distributions due on your securities.
This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.
The issuing entity—
•	We, CEF Equipment Holding L.L.C., will form a new trust or limited liability company to issue each series of securities offered by this prospectus.

•	The assets of each issuing entity:
•	will be those described below and will primarily be a pool of equipment loans consisting of loans and the income streams from certain finance lease arrangements secured by new or used transportation equipment.

•	will also include amounts on deposit in specified bank accounts and may also include other credit enhancements.
The Securities —
•	will be asset-backed securities issued periodically in designated series of one or more classes. The securities of any series will consist of certificates or notes representing interests in a trust or company and will be paid only from the assets of that trust or company. Each series may include multiple classes of certificates or notes with differing payment terms and priorities. Credit enhancement will be provided for the securities.

•	if offered by this prospectus, will be rated in one of the four highest long-term rating categories or the highest short-term rating category by at least one nationally recognized rating agency.
     Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
[_______] [__], 2009

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement
     We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:
•	the timing of interest and principal payments on notes and the timing of distributions on certificates;

•	the priority of interest and principal payments on notes and the priority of distributions on certificates;

•	financial and other information about the receivables;

•	information about credit enhancement for each class;

•	the ratings of each class; and

•	the method for selling the securities.
     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.
     We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

ii

iii

(Continued)

iv

SUMMARY: OVERVIEW OF TRANSACTIONS
     Each series of securities will be issued by a separate issuing entity and will include:
•	one or more classes of notes, representing debt of the issuing entity; and/or

•	one or more classes of certificates, representing ownership interests in the issuing entity.
     Payments on any certificates issued by an issuing entity will be subordinate in priority to payments on the related notes. In addition, if a series includes two or more classes of notes, each class of notes may differ as to timing and priority of payments, seniority, allocations of losses, interest rates or amount of payments in respect of principal or interest and if a series includes two or more classes of certificates, each class of certificates may differ as to timing and priority of distributions, seniority, allocations of losses, distribution rates or distributions of invested amounts in respect of capital. We will disclose the details of these timing, priority and other matters in a prospectus supplement.
     The primary assets of each issuing entity will be a pool of receivables. Each issuance may also include cash reserve accounts or other credit enhancements for the benefit of some or all of the issuing entity’s securities.
     We will sell receivables to each issuing entity on the issuance date for that issuing entity’s securities. In addition, to the extent described in the related prospectus supplement, each issuing entity will have a pre-funding period. In that case, a portion of the cash raised from the issuance of the related securities will be placed in a pre-funding account. The issuing entity will use that cash to buy additional receivables from us during a pre-funding period, which will last not more than one year from the related closing date.
     Each issuing entity’s receivables will be originated directly or indirectly by, or purchased by GE Capital and any other affiliated finance companies as may be specified in your prospectus supplement. We will buy those receivables, directly or indirectly, from the finance companies.
     GE Capital or any other eligible servicer will service receivables that are transferred to the issuing entities under a servicing agreement entered into by each issuing entity, subject to removal upon specified servicer defaults. GE Capital or any other eligible administrator will also act as administrator for each issuing entity.

RISK FACTORS
     You should consider the following risk factors in deciding whether to purchase the securities.

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended.	The principal payment on any series of notes or the distributions of the invested amounts of any series of certificates on any payment date will depend mostly upon the amount of collections received on that issuing entity’s receivables during the prior calendar month. As a result, the rate at which payments on the receivables are received will affect the rate at which principal or any invested amount is paid or distributed on the related securities. Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

  •   Receivables may be voluntarily prepaid, in full or in part, or obligors may be required to prepay receivables as a result of defaults, casualties to the related transportation equipment, death of an obligor or other reasons. Prepayment rates may be influenced by a variety of factors, and we cannot predict them with any certainty.

  •   Upon request of the issuing entity, under certain circumstances we or the servicer of the receivables may be required to repurchase one or more receivables from an issuing entity. In that case, the repurchase price received by the issuing entity will be treated like a prepayment of the receivable. This would happen if we, at the time we sell receivables to the issuing entity, or a finance company, at the time it sold receivables to us, made inaccurate representations about a receivable or if the servicer fails to maintain the issuing entity’s perfected security interest in certain types of property.

  •   We may purchase all of an issuing entity’s receivables after the issuing entity’s receivables have paid down to 10% of their aggregate pool balance as of the time they were transferred to the issuing entity. In this case, the purchase price received by the issuing entity will be treated like a prepayment of the remaining receivables.

Each prepayment, repurchase or purchase will shorten the average life of the related securities. On the other hand, the payment schedule under a receivable may be extended or revised, which may lengthen the average life of the related securities.

You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of receivables held by your issuing entity. If you purchase a security at a discount, you should consider the risk that a slower than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield. Conversely, if you purchase a security at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your notes or distributions of the invested

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amounts of your certificates could result in an actual yield that is less than the anticipated yield.

State laws and other factors may impede recovery efforts and affect your issuing entity’s ability to recover the full amount due on the receivables.	State laws impose requirements and restrictions on foreclosure sales and obtaining deficiency judgments and may prohibit, limit or delay repossession and sale of equipment to recover losses on non-performing receivables.

Additional factors that may affect your issuing entity’s ability to recoup the full amount due on a receivable include

• depreciation;

• obsolescence;

• damage or loss of any item of transportation equipment; and

• the application of federal and state bankruptcy and insolvency laws.

As a result, you may be subject to delays in receiving payments on your securities.

Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities.
One or more of the finance companies will sell the receivables to us and will also assign the related security interests in the transportation equipment to us. In connection with our sale of the receivables to the issuing entity, we will also assign the related security interests in the transportation equipment to the issuing entity which will, in turn, pledge the receivables and assign the related security interests in the transportation equipment to the indenture trustee. The servicer will maintain on our behalf, physical possession of each receivable and any certificate of title relating to the applicable transportation equipment. Due to administrative burdens and expense, any certificates of title to the transportation equipment will not be amended or reissued to reflect the assignment to the issuing entity or the pledge to the indenture trustee. In the absence of such an amendment to any certificate of title, depending upon the particular state at issue, it is possible that neither the issuing entity nor the indenture trustee, will obtain a perfected security interest in the transportation equipment securing the receivables. As liquidated damages, upon request of the issuing entity we will be obligated to purchase any receivable that we sold to the issuing entity, and for which the interests of the issuing entity or the indenture trustee are materially and adversely affected by our failure to obtain a perfected security interest in our name in the transportation equipment relating to such receivable on the closing date, if such

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failure is not cured within the applicable grace period. Upon our request, the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.

As liquidated damages, upon request of the issuing entity, the servicer will be obligated to purchase any receivable sold to the issuing entity by us for which the servicer fails to maintain a perfected security interest in the transportation equipment securing such receivable (other than as a result of the failure to retitle the lienholder interest in the name of the indenture trustee), if such failure materially and adversely affects the interest of the issuing entity or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period. There can be no assurance, however, that we or the servicer, as the case may be, will have the funds available to make any such purchase.

If the issuing entity or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in any transportation equipment, the ability to realize on such transportation equipment in the event of a default may be adversely affected. To the extent the issuing entity’s security interest in any transportation equipment and the assignment thereof are perfected, the issuing entity will have a prior claim over subsequent purchasers of such transportation equipment and holders of a subsequently perfected security interest. However, as against liens for repairs or unpaid storage charges of any transportation equipment or for taxes by an obligor under a receivable or against any transportation equipment, or through fraud or negligence, the indenture trustee or the issuing entity could lose the priority of its security interest or lose its security interest in such transportation equipment. Notwithstanding the foregoing, neither we nor the servicer will have any obligation to purchase a receivable as to which any of the aforementioned occurrences result in the issuing entity’s losing the priority of its security interest or its security interest in such transportation equipment due to the creation of such a lien, or as a result of fraud or negligence (other than our fraud or negligence or the fraud or negligence of the servicer as the case may be) which is proven to have occurred after the closing date.

The costs involved in repossessing the transportation equipment upon an obligor default could result in reduced or delayed payments on your securities.	Upon a default under an equipment loan, the servicer has the right to enforce the issuing entity’s security interest in the related transportation equipment. If a defaulting obligor contests the enforcement of a security interest, it may be difficult, expensive and time-consuming to exercise these rights.

Direct costs may be incurred in connection with repossession of the transportation equipment, which include legal and similar costs and the costs of necessary maintenance to make the transportation equipment available for sale. These could be fairly substantial. In connection with the repossession of the transportation equipment, all outstanding mechanic’s and other liens may be required to be paid as well as, in some jurisdictions, taxes to the extent not paid by the obligor.

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The exercise of rights and remedies (including repossession) upon an obligor default under an equipment loan may also be subject to the limitations and requirements of applicable law, including the need to obtain a court order for repossession of the transportation equipment. Accordingly, the issuing entity may be delayed in, or prevented from enforcing, certain of its rights under an equipment loan and in selling the related transportation equipment. These limitations and delays could adversely affect the issuing entity’s ability to make payments on the securities and therefore reduce or delay the amounts available for distribution to you on your securities.

A failure on the part of the obligors under the contracts to keep the transportation equipment free from liens could adversely affect any repossession of the transportation equipment and result in reduced or delayed payments on your securities.
Liens and other charges of detention are likely to arise over the life of the transportation equipment. The sums for which these liens can be asserted may be substantial and in some jurisdictions may exceed the value of the charges incurred by the transportation equipment in respect of which the lien is being asserted. Lienholders may have rights to detain or even, in some circumstances, sell or cause the forfeiture of the transportation equipment. These rights, as well as, in some jurisdictions, repairer’s charges and similar mechanic’s liens, may have priority over the security interest of the issuing entity or the indenture trustee in the transportation equipment subject to the receivables.

Under the terms of the receivables, the obligors will be required to bear responsibility for and discharge all liens of this nature arising during the term of their contracts. However, we cannot assure you that the obligors will comply with their obligations, and any failure to remove a lien could adversely affect the servicer’s ability to repossess or resell the transportation equipment if an obligor defaults.

Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses.	The finance companies will sell receivables to us, directly or indirectly, and we will in turn sell those receivables to each issuing entity. We intend to structure these transfers in a manner designed to ensure that they are treated as “true sales,” rather than secured loans. However, a court could conclude that we or a finance company effectively still own the receivables supporting any series of securities. This could happen if a court presiding over our bankruptcy or the bankruptcy of a finance company were to conclude either that the transfers referred to above were not “true sales” or that the bankrupt party and the owner of the receivables should be treated as the same person for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

  •   the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral;

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  •   tax or government liens on a finance company’s or our property that arose prior to the transfer of a receivable to the issuing entity having a right to be paid from collections before the collections are used to make payments on the securities; or

  •   the fact that the issuing entity might not have a perfected interest in (a) transportation equipment subject to certificate of title statutes or (b) any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “Description of the Transaction Agreements — Collections” for a description of the time the servicer is allowed to commingle collections with its funds.

The insolvency of an obligor may reduce payments on your securities.	If an obligor becomes a debtor in federal bankruptcy proceedings or any similar applicable state law, the issuing entity may be delayed or prevented from enforcing certain of its rights under the equipment loans and obtaining possession of the transportation equipment from the obligor.

For any equipment loan, the issuing entity will have a bankruptcy claim equal to the outstanding amount of the loan to the obligor. If the issuing entity’s security interest in the transportation equipment was not perfected (or such perfection has been permitted to lapse), the issuing entity will have an unsecured claim against the obligor in the outstanding amount of its loan and will have no right to obtain possession of the underlying transportation equipment. On the other hand, if the issuing entity’s security interest in the transportation equipment was properly perfected and of first priority, and that perfection and priority has been maintained, the issuing entity will have a secured claim to the extent of the value of the transportation equipment and an unsecured claim for the remainder. If the issuing entity has a valid secured claim, it will be difficult to predict in any given case whether the issuing entity will be able to obtain bankruptcy court permission to obtain relief from the automatic stay and regain possession of the transportation equipment and the length of time it will take to obtain such permission. In the meantime, however, the bankruptcy court may: (1) order the obligor to make a cash payment or periodic cash payments to the issuing entity as adequate protection for a decrease in value of the issuing entity’s interest in the transportation equipment while the automatic stay is in effect; (2) substitute other collateral for the transportation equipment so long as such substitute collateral provides adequate protection for the issuing entity’s interests; or (3) grant other relief as the court deems will result in the realization by the issuing entity of the indubitable equivalent of the issuing entity’s interest in the transportation equipment.

Possible liability for third party claims may cause payment delays or losses.	The transfers of receivables from the finance companies to us and from us to each issuing entity are intended to reduce the possibility that cash flows from the receivables will be subject to claims other than the rights of investors in the securities issued by the issuing entity and of the parties to the applicable transaction agreements. However, to the extent that a finance company violates federal or state laws applicable to the receivables, an issuing entity could be liable to the obligor, as an assignee of any of the affected receivables. Under the related

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transaction agreements, we must repurchase any affected receivable from the issuing entity. However, if we fail for any reason to perform our repurchase obligation, you could experience delays or reductions in payments on your securities as a result of any liabilities imposed upon your issuing entity.

Defaults on the receivables may cause payment delays or losses.	The notes of your series will represent debt obligations solely of your issuing entity and the certificates of your series will represent ownership interests solely in your issuing entity. The notes and certificates in your series will not be insured by any of us, the servicer, the sub-servicer, your issuing entity or any other person or issuing entity and consequently, you will rely primarily upon collections on the receivables in your issuing entity for payments on your securities. Your securities may have the benefit of a cash reserve account, subordination of one or more other classes of securities and/or one or more other forms of credit enhancement specified in the related prospectus supplement. This credit enhancement will cover losses and delinquencies on the receivables up to some level. However, if the level of receivables losses and delinquencies exceeds the available credit enhancement, you may experience delays in payments on your notes or distributions on your certificates or may not ultimately receive all interest and principal due on your notes or all distributions on and in respect of the invested amount of your certificates.

Transfer of servicing may delay your payments.	If the applicable servicer were to cease servicing the receivables, delays in processing payments on the receivables and information regarding payments on the receivables could occur. This could delay payments to you on your securities.

Commingling of payments.	The servicer, on behalf of the issuing entity, will deposit all payments on receivables (from whatever source) and all proceeds of receivables collected during each calendar month into the related collection account within two business days after receipt. However, provided that certain requirements for monthly or less frequent remittances as described herein and in the prospectus supplement are satisfied, then so long as such servicer is the servicer and (i) there exists no servicer default and (ii) each other condition to making monthly or less frequent deposits as may be specified by the rating agencies is satisfied, the servicer will not be required to deposit such amounts into the related collection account until on or before the business day preceding the payment date. Pending deposit into the related collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit such funds, you might incur a loss.

Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels.	We cannot guarantee that the delinquency and loss levels of receivables in the asset pools will correspond to the historical levels the originator experienced on its transportation equipment receivables portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including changes in the local, regional or national economies.

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Technological obsolescence of transportation equipment may reduce value of collateral.	If technological advances relating to the underlying transportation equipment cause the transportation equipment to become obsolete, the value of the transportation equipment will decrease. This will reduce the amount of monies recoverable should the transportation equipment be sold following a receivable default and you may not recover the full amount due on your securities.

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CHARACTERISTICS OF THE RECEIVABLES
     We will provide information about each issuing entity’s pool of receivables in the related prospectus supplement. The receivables are equipment loans that consist of loans and the income streams from certain finance leases (the “Equipment Loans”) secured by new or used transportation equipment. The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over any designated floating rate, payment frequency and loan value of the receivables and the geographic distribution of the receivables.
Selection Criteria
     We will select receivables to sell to each issuing entity using several criteria. These criteria will include that each receivable transferred to an issuing entity must:
     (a)  be payable in United States dollars;
     (b)  have an obligor which (i) is not a governmental or municipal issuer (other than United States governmental authorities) provided, that otherwise eligible receivables owing from state, local or municipal entities and not exceeding the limit on such receivables described in the related prospectus supplement are deemed eligible receivables, and (ii) is not domiciled outside of the United States and which does not have a billing address outside the United States;
     (c)  the equipment relating to such receivable is located in the United States or Puerto Rico;
     (d)  not be delinquent (i.e. not greater than 30 days past due and/or in non-accrual status, or written off as uncollectible by the applicable originator);
     (e)  have been originated or acquired in accordance with the originator’s credit and collection policies;
     (f)  grant a first priority perfected security interest in the related transportation equipment, free and clear of all liens other than certain permitted encumbrances unless the receivable meets the originator’s criteria to not file a financing statement with respect to the related equipment; and
     (g)  not have an obligor that is shown in the originator’s records as being the subject of a bankruptcy proceeding.
     Additional criteria for any particular issuing entity’s receivables may be listed in the related prospectus supplement. We will not use selection procedures that we believe to be adverse to you in selecting the receivables that we sell your issuing entity.
     Each issuing entity’s receivables may include receivables with respect to which the initial payment has not been made.
Security Interests
     To the extent an issuing entity’s receivables are loans or they arise under finance leases, the originator will obtain a security interest in the related equipment, which it will sell to us, we will transfer to your issuing entity and your issuing entity will pledge to the indenture trustee for your series. No security interest may be obtained when the receivable relates exclusively to software. Whether the originator takes steps necessary to perfect its security interests in such equipment depends on the originating business unit and the type and size of the transaction (the “Perfection Criteria”). Failure to take all steps necessary to perfect security interests in equipment may hinder the ability of your issuing entity to realize the value of equipment securing the receivables. See “RISK FACTORS” in this prospectus.

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     For Direct Origination receivables and subject to the Perfection Criteria, financing statements are filed on non-titled equipment in most instances. Perfection may also be achieved through alternative means, such as filing of collateral interests with the Department of Motor Vehicles, in the case of transportation assets.
     In instances when the Direct Origination receivables have been acquired from third parties and subject to the Perfection Criteria, the originator confirms that all steps have been taken by the third party originator to obtain or perfect the security interest in the related equipment, which perfected security interest is assigned to GE.
     For Indirect Origination receivables, the general rule is to file financing statements for loans and finance leases in excess of $35,000 of equipment cost per contract.
Interest and Amortization Types
     An issuing entity’s receivables may include fixed rate receivables and floating rate receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are loans have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including finance leases, may not disclose an explicit interest rate, but they have an implicit interest rate that the applicable finance company uses to calculate the periodic payments in a way similar to the way that it calculates periodic installment payments under a loan.
     All of the receivables in each issuing entity will be either pre-computed receivables or simple interest receivables. The difference between these two types of receivables is the way that each installment payment is divided between principal and interest.
     Under a pre-computed receivable, each installment payment is divided between interest and principal on a predetermined basis, without regard to the period of time that has elapsed since the prior payment was made.
     This allocation is made either on an actuarial basis or according to a variation on the rule of 78’s. (See the box below for an explanation of the difference.) In contrast, under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.
     Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made.

     Under an actuarial receivable, the interest component of each installment equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by an appropriate fraction. On a receivable that requires payments every month, the appropriate fraction would be 1/12, since that is the portion of a year that elapses between the required payment dates. On a receivable that requires payments every three months, the appropriate fraction would be 3/12, or 1/4.

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     Under a rule of 78’s receivable, the interest component of each installment is determined using a method equivalent to the rule of 78’s. The rule of 78’s is a method of calculating the unearned portion of the pre-computed finance charge on receivables repayable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the pre-computed finance charge at any time is equal to that portion of the finance charge which the sum of the number of months the obligations are outstanding after the calculation date (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78) bears to 78.
     If a pre-computed receivable is prepaid in full, the obligor is entitled to a rebate equal to the portion of the total amount of payments that is allocable to unearned add-on interest. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of the rebate on a pre-computed receivable is determined based upon whether the receivable is an actuarial receivable or a rule of 78’s receivable and the requirements of the law of the state where the obligor is located; however, the rebate for certain pre-computed receivables may, in some circumstances, be an amount approximately equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule.
     The amount of the rebate under a rule of 78’s receivable generally will be less than the amount of the rebate on an actuarial receivable for the same amount and generally will be less than the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule. These amortization features and related rebates for pre-computed receivables should not result in shortfalls of principal payments on your securities because the portion of the interest payments on these receivables that give rise to rebate requirements are essentially treated as principal paydown for purposes of the securities.
Payment Terms
     The receivables primarily have either quarterly or monthly payment schedules. Most of the receivables require level payments. In certain cases, the payment terms of receivables permit an obligor to skip specified payments to accommodate the seasonal or other cash flow fluctuations of the obligor’s business.
     Most of the receivables either do not permit voluntary prepayment or require additional payments to compensate the holder of the receivable in the event of a voluntary prepayment. However, some receivables may permit voluntary prepayment by the obligors with no such compensation.
Insurance
     Obligors may be required to obtain and maintain physical damage insurance with respect to the equipment collateralizing the receivables in a minimum amount equal to the unpaid balance, the stipulated loss value of the related transportation equipment, or such other amount as the originator may specify. To the extent physical damage insurance is required, obligors may be required to deliver to the originator policies or certificates of insurance evidencing such coverage naming the originator as a loss payee.
Extension Procedures
     The servicer may, on behalf of the issuing entity, agree to extend a receivable when payment delinquencies result from temporary interruptions in an obligor’s cash flow. In an extension, one or more payments are moved to a future date, which may be before or after the original final maturity of the receivable. The servicer is not permitted to extend the final payment date for any receivable beyond the maturity date specified in the applicable prospectus supplement.
     An obligor may be charged an extension fee, which is usually payable at the time a receivable is extended. Interest continues to accrue on the unpaid balance of the receivable during the period that payments are not required.

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Non-Accrual and Write-Off Policy
     Receivables are booked as non-accrual in the month following when they become more than 90 days past due for payment or when collection of the receivable is determined to be at risk. Each Direct Originations receivable is reviewed on a case-by-case basis to determine the need for, and the amount of any partial or full write-down. Indirectly originated receivables are typically written off in full when the account is deemed uncollectible or is aged more than 180 days past due for payment. Directly originated receivables are typically written down to the collateral value or written off in full when the account is deemed uncollectible or aged more than 365 days past due for payment and collateral repossession and/or disposition is impaired. Write off of delinquent receivables from companies in bankruptcy is contingent on the circumstances of the situation, which could include legal impediments, or in the case of certain Indirect Origination receivables, based on the terms of a program agreement.

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ORIGINATION OF RECEIVABLES
     The receivables acquired by your issuing entity were originated by the Corporate Finance (“CF”) and Equipment Finance (“EF”) reporting categories of Commercial Lending and Leasing (“CLL”), which in turn is a division of GE Capital, and other finance companies, as may be specified in your prospectus supplement, CF and EF, originate and acquire receivables in several ways:
•	CF and EF make Equipment Loans directly to end-user purchasers of new and used transportation equipment using standard documentation (“Direct Originations”).

•	EF makes Equipment Loans indirectly to end-user purchasers of industrial equipment, construction equipment, technology and telecommunications equipment utilizing long-term partner relationships with equipment manufacturers, vendors and dealers (“Indirect Originations”). Indirect Originations are generally governed by a “program” agreement, which defines the working relationship between the partner and EF. Some of the program agreements include loss sharing or other arrangements through which the partner agrees to participate in the risk of receivables originated under the agreement.

•	CF and EF acquire receivables originated by unaffiliated companies that provide financing for transportation equipment. Prior to any such acquisition, CF and EF review the third party documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with their standards.
Credit Approval Process
     The following is a summary of CF’s and EF’s origination policies:
     In general, for all Direct Origination receivables and all Indirect Origination receivables greater than $250,000, primary responsibility for credit approval, monitoring and review are placed with risk analysts. Risk analysts evaluate each applicant based on the obligor and any guarantor’s assets, liabilities, income, credit history and other relevant demographic, business, personal and collateral information. In cases where receivables originated by unaffiliated companies are acquired, CF or EF, as applicable, applies the same credit approval standards to those receivables.
     In general, Indirect Origination receivables (typically between $5,000 and $250,000) are subject to credit evaluation based on an automated credit system that is employed to process applications, which arrive by telephone, facsimile machine and the Internet. The credit system uses a proprietary model of statistically based data that includes business tenure, credit experience, payment performance, and limited financial and personal credit information, if supplied, to generate a credit decision. The application is referred for manual evaluation if the credit system lacks sufficient information to render a decision, the aggregate exposure to a customer is greater than $250,000 or the standard business practice for a particular program relationship is to do so.
     In general for all Direct Origination receivables and Indirect Origination receivables greater than $250,000, the applicant is required to provide information, which may include the following:
•	details of the financing request;

•	three years of financial statements;

•	bank, trade and other references;

•	with respect to customers in the construction industry, references from companies that provide performance bonds guaranteeing the performance of the customer of its obligations under a construction contract; and

•	in the event there are guarantees to be provided, bank references and three years of financial statements of each guarantor.

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     The application and related information is submitted to a risk analyst for review. Each risk analyst is required to review all documents and prepare a credit evaluation which includes:
•	a summary of the proposed terms of the loan or finance lease;

•	a description of the obligor’s business, including its managerial experience and description of its business;

•	financial statement and cash flow analysis of the applicant and any guarantors;

•	an analysis of recent profits and losses, margin trends and portfolio comparisons of obligors in the same industry;

•	an evaluation of the collateral; and

•	an analysis of GE’s aggregate potential exposure to the obligor.
     Each application is evaluated based on a comprehensive risk management policy. In addition to the financial information provided by the applicant, CF and EF utilize proprietary financial models to evaluate the credit application. The financial models consider data such as failure rates in the obligor’s industry, the average years in business of companies in the obligor’s industry, the level of profitability of companies in the obligor’s industry and variations in the obligor’s industry according to geographical location. These financial models, in conjunction with the financial information provided by the applicant, provide CF and EF with a comprehensive view of the risk profile of the customer and are an integral part of its credit approval process. When the risk analyst has completed his or her final review, a decision is made to approve or reject the application in accordance with the credit policies described below. The maximum amount that CF and EF will finance under a receivable varies based on the obligor’s credit history, the type of equipment financed, whether the transportation equipment is new or used, the payment schedule and the length of the receivable. If approved, documentation is prepared and forwarded to funding specialists who book the loan on to the applicable accounting system. Funds are disbursed based on the obligors’ instructions.
     Obligors are provided with options for remitting payments including checks, direct debit or wire transfer. Most obligors choose to remit payment by check.
     Under an arrangement with a collecting financial institution, obligors remit funds to a designated postal address at that institution. Employees of that institution process the checks for clearing and post the balances to the CF or EF account.
     The collecting institution then transmits to CF or EF, in electronic format, a notification of daily balances posted to the applicable account. This information is used by CF or EF to update its receivables account database on a daily basis.
     To the extent there are discrepancies between an obligor’s receivables account on the applicable database and the collecting institution’s records, CF or EF hires an unaffiliated company to investigate the discrepancy and reconcile the accounts.
Credit Authorities
     Credit authorities are set forth in Policy 5.0. Policy 5.0 is a General Electric Company (“GE”) Board of Directors approved delegation of credit authority for each of the GE businesses. Credit authority is segmented by aggregate GE exposure to the obligor, transaction size and equipment type.
     Based upon the segmented approach, the following credit authorities have been established:

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Authority:	Amount:
GE Capital Board of Directors	Above $150 million
President and Chief Risk Officer of GE Capital	Up to $150 million
President and Chief Risk Officer of CLL	Up to $100 million
Chief Risk Officer of CF or EF	$65 million
Senior Risk Manager Officer of CF or EF	Up to $30 million
Senior Risk Analyst or Risk Analyst of CF or EF	$250,000— $15 million depending on experience
     Policy 5.0 is approved by GE Capital’s Board of Directors. Any changes in credit authority must first be approved by a chief risk officer.
     Policy 6.0 augments Policy 5.0. Policy 6.0 is a portfolio management tool that facilitates proactive management of credit risk by:
•	reviewing economic activity at the local, state and national levels, including reviewing industrial diversity, employment volatility and geographic strengths and weaknesses;

•	developing a risk demographic profile by simplifying over 50 macroeconomic factors into one of the following aggregate metrics:
•	population size

•	population trend

•	industrial diversity

•	employment volatility; and
•	publishing risk bulletins which are macroeconomic summaries of changes in the economic climate that could impact current underwriting policies.
     The risk bulletins serve as an early warning system to the credit authorities such that industrial sub-segments experiencing significant weaknesses over a given time period may have credit authorities restricted by the chief risk officer until economic trends in such sub-sectors improve.
Delinquencies and Net Losses
     We may provide you with static pool information in the prospectus supplement for your securities. See “Incorporation by Reference.”
Delinquency and Loss Mitigation Strategy
     In order to reduce potential losses on the receivables, CLL utilizes a dual approach to manage delinquencies and mitigate losses, namely:
•	an identification process; and

•	a prevention and resolution process.
     Identification Process
     CLL utilizes a statistically-based analysis of economic leading indicators and emerging portfolio trends that highlights any weaknesses in an industrial sub-sector in the form of a Policy 6.0 risk bulletin. The use of risk bulletins are important not only to provide feedback to the credit authorities as part of the credit approval process in Policy 5.0, but also to serve as an early warning system of potential losses with respect to current obligors. Analysis

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of industry trends is used in conjunction with customer behavior scoring models that are intended to identify in advance obligors that are likely to default on their obligations.
     Prevention and Resolution Process
     Central collections departments in Connecticut, Texas and Iowa service the receivables of the originator and utilize the following servicing standards depending on the type of receivable.
     From time to time (generally 10% of the CF and EF portfolio in the aggregate) the originator has contracted with third parties to execute early stage collection tactics designed to improve customer contact and determine reasons for delinquency. All third party activity is governed by service agreements between the originator and the servicing party and maintains the standards and integrity of processes applied to the originator directly. In all cases, the originator maintains management oversight of collection activity.
     In general, for all Direct Origination receivables, after an account is 10-days past due or an applicable grace period has expired, the obligor is contacted by telephone to remind it of the obligation to make payment, including any applicable late charges. In general for Indirect Origination receivables, after an account is 5 days past due the obligor is contacted by telephone reminding it of the obligation to make payment, including any applicable late charges.
     The collections department will make several phone calls, including contacting senior management of the obligor to resolve the outstanding matter. As the account becomes more delinquent, the equipment loan may be referred to internal or external specialists (Global Restructuring Solutions or Legal Counsel), or a formal default notice may be issued.
     In certain instances, the obligor may request an extension of payment terms from the originator. Generally extensions are subject to evaluation of the request, and updated financial and other information before making a determination. In consideration for the extension, the obligor may be required to pay an extension fee as noted above in “Characteristics of the Receivables—Extension Procedures”. In the event the extension is granted, interest will continue to accrue on the unpaid balance.
     After efforts to cure the delinquency have been exhausted, the obligor is sent a formal default notice and given 10 days to cure the default. If payment is not received within a defined (generally 10 day) cure period, then a variety of options are available for recovery of the debt. These include:
•	Referral to Global Restructuring Solutions.
     CLL’s Global Restructuring Solutions Group (“GRS”) specializes in formulating restructuring and workout arrangements for troubled companies with outstanding balances greater than $100,000. GRS is engaged proactively to manage accounts deemed to have a favorable prospect of collection when the account is either delinquent or not delinquent, but subject to financial or operating distress that may render the account in default or imminent default.
     If GRS determines that a restructuring solution is not viable, then it may either refer the matter back to the collections department for further action or it may refer the matter directly to outside counsel.
•	Repossession of equipment.
     In certain instances, the collections department will instruct a repossession agent to repossess the equipment underlying the receivable. This approach is common in cases where the collateral is not essential to the business of the obligor and where repossession is feasible without damaging the equipment. Once the transportation equipment is recovered either pursuant to a court order or pursuant to repossession, the collections department will transfer the transportation equipment to the originator’s asset management group to sell the transportation equipment. Amounts recovered from the sale are applied to the debts owed to the originator. To the extent there is still a deficiency in the amount recovered from the proceeds of the sale, then the collections department may instruct outside counsel to pursue the outstanding amount by obtaining a deficiency judgment against the obligor or any guarantor. For more

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information on deficiency judgments, please refer to “Deficiency Judgment and Excess Proceeds; Other Limitations” in this prospectus.
•	Referral to outside counsel.
     In cases where the collateral is essential to the business of the obligor, for example, trailers belonging to an obligor in the transportation industry, the obligor may not surrender possession of the collateral. In these cases, the matter is referred to outside counsel to commence litigation proceedings to recover the equipment. Litigation may also be pursued against personal guarantors or in various other circumstances.
•	Referral to a Collection Agency.
     After the outstanding balance of a receivable has been written off in full, the receivable may be referred to a collection agency to continue the collection effort. Generally, the collection agency is given authority to settle an account at any time. If there is a possible settlement below their stated authority, then the collection agency is required to obtain the originator’s approval to settle. Recovery payments on equipment loans that have been written off are remitted to the originator on a monthly basis. In certain instances, receivables may be referred to a collection agency prior to a write-off. In those instances, recovery payments are remitted to the originator promptly upon receipt.
USE OF PROCEEDS
     We will apply the net proceeds from the issuance of securities to buy receivables from the finance companies and, to the extent specified in your prospectus supplement, to make deposits in various trust accounts, including any pre-funding account for your issuing entity.
IMPORTANT PARTIES
CEF Equipment Holding, L.L.C.
     We will sell receivables to each issuing entity. We are a wholly-owned subsidiary of General Electric Capital Services, Inc. We are a Delaware corporation incorporated on June 17, 2002. We are organized for the limited purpose of buying receivables, directly or indirectly, from the finance companies, transferring those receivables to issuing entities that issue securities backed by such receivables. The Depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets. The securities issued by the issuing entity do not represent an interest in or an obligation of the depositor. Our principal executive offices are located at 10 Riverview Drive, Danbury CT 06810, and our telephone number is (203) 749-2101. You can find more information about our legal separateness from GE Capital, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under “Legal Aspects of the Receivables — Bankruptcy Considerations Relating to the Finance Companies.”
GE Capital Corporation
     General Electric Capital Corporation, a Delaware corporation (often referred to as “GE Capital”), will act as the sponsor and servicer of the receivables owned by, and provide administrative services to each of the issuing entities. All of the outstanding common stock of GE Capital is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by GE.
     GE Capital was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, GE Capital’s name was General Electric Credit Corporation. On July 2, 2001, GE Capital changed its state of incorporation to Delaware. All of GE Capital’s outstanding common stock is owned by GECS, formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by GE. Financing and services offered by GE Capital are diversified, a significant change from the original business of GE Capital, that is, financing distribution and sale of consumer and other GE products. GE

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manufactures few of the products financed by GE Capital. The operations of GE Capital are subject to a variety of regulations in their respective jurisdictions.
     GE Capital’s services are offered primarily in North America, Europe and Asia. GE Capital’s principal executive offices are located at 3135 Easton Turnpike, Fairfield, Connecticut 06828. At December 31, 2008, GE Capital’s employment totaled approximately 73,000.
     GE Capital’s financial information, including filings with the U.S. Securities and Exchange Commission (“SEC”), is available at www.ge.com/secreports. Copies are also available, without charge, from GE Corporate Investor Communications, 3135 Easton Turnpike, Fairfield, Connecticut 06828-0001. Reports filed with the SEC may be viewed at www.sec.gov or obtained at the SEC Public Reference Room in Washington, D.C. No website referenced in this prospectus constitutes a part of this prospectus. You can find more information about GE Capital in the reports and other information that are described under “Where You Can Find More Information.”
     GE Capital offers an array of financial services worldwide. With particular expertise in the mid-market segment, this operating segment offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets including industrial facilities and equipment, energy-related facilities, commercial and residential real estate, vehicles, aircraft, and equipment used in construction, manufacturing, data processing and office applications, electronics and telecommunications, and healthcare. GE Commercial Finance has offices throughout the United States and in Canada, Latin America, Europe, and Asia Pacific. CLL is a business unit of GE Capital.
     CF and EF are business units of CLL and provide large and small companies with a broad line of innovative financial solutions including leases and loans to middle-market customers, including manufacturers, distributors, dealers and end-users, as well as municipal financing and facilities financing, in such areas as aircraft, maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment and furniture and fixtures. CF also furnishes customers with direct source tax exempt finance programs, as well as lease and sale/leaseback offerings.
     Generally, CF and EF’s commercial equipment financing transactions range in size from $25 thousand to $50 million, with financing terms from 36 to 180 months. They also maintain an asset management operation that redeploys off-lease and repossessed equipment and other assets.
     The global equipment financing industry continues to be highly fragmented and intensely competitive. Competitors in the U.S. domestic and international markets include independent finance companies, financing subsidiaries of equipment manufacturers, and banks (national, regional, and local). Industry participants compete not only on the basis of monthly payments, interest rates and fees charged customers but also on deal structures and credit terms. The profitability of EF and CF is affected not only by broad economic conditions that impact customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and market risk. Important factors to continued success include maintaining strong risk management systems, diverse portfolios, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the reduction of costs through enhanced use of technology.
     EF and CF operate from offices throughout the United States.
The Owner Trustee or Managing Member and the Indenture Trustee
     We will identify the owner trustee for your trust or managing member of your limited liability company and the indenture trustee for your notes in your prospectus supplement. The liability of the indenture trustee and the owner trustee or managing member, as applicable, in connection with the issuance of the related securities is limited solely to its express obligations under the related agreements.
     An owner trustee or managing member, as applicable, may resign at any time, in which event the owners of the issuing entity must appoint a successor owner trustee or managing member, as applicable. The administrator of the issuing entity, on behalf of the issuing entity, may also remove the owner trustee or managing member, as

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applicable, if the owner trustee or managing member, as applicable, ceases to be eligible to continue as owner trustee or managing member, as applicable, or if the owner trustee or managing member, as applicable, becomes insolvent. In that case, the administrator, on behalf of the issuing entity, must appoint a successor trustee.
     An indenture trustee may resign at any time by notifying the issuing entity in writing, and may be removed by the issuing entity if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If an indenture trustee resigns or is removed, the issuing entity must appoint a successor indenture trustee. In addition, noteholders of not less than 66⅔% of the outstanding principal balance of the notes may remove the indenture trustee by so notifying the indenture trustee in writing and may appoint a successor indenture trustee.
     No resignation or removal of an owner trustee or managing member, as applicable, or an indenture trustee, as the case may be, or appointment of a successor owner trustee or managing member, as applicable, or successor indenture trustee, as the case may be, will become effective until the successor owner trustee or managing member, as applicable, or successor indenture trustee has accepted its appointment.
DESCRIPTION OF THE NOTES
     Each issuing entity will issue one or more classes of notes pursuant to an indenture between the issuing entity and an indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. In addition to the notes offered by this prospectus, each issuing entity may issue one or more additional classes of notes that may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. Those additional classes of notes may be issued under the related indenture or under a separate agreement. We summarize the material terms of the notes and indentures below. This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.
Principal and Interest on the Notes
     We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on, each class of notes of a series in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series. Each series may include one or more classes of notes of a type known as “strip notes.” Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.
The Indenture
     Modification of Indenture. The indenture for each issuing entity may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the issuing entity and the indenture trustee. However, the following changes may not be made to any indenture without the consent of each affected noteholder:
     (1)  any change to the due date of any installment of principal of or interest on any note or any reduction of the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;
     (2)  any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;
     (3)  any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;

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     (4)  any modification of the provisions of the indenture regarding the voting of notes held by you, the applicable issuing entity or any other obligor on the notes;
     (5)  any modification of the provisions of the indenture which affects the calculation of the amount of any payment of interest or principal due on any note on any payment date or which affects your rights to the benefit of any provisions for the mandatory redemption of the notes;
     (6)  any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or
     (7)  any change that adversely affects the status or priority of the lien of the indenture on any collateral.
     Also an issuing entity and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, for the purpose of:
     (1)  correcting or amplifying the description of any property at any time subject to the lien of the applicable indenture, or better to assure, convey and confirm to the indenture trustee a Lien on any property subject or required to be subjected to the lien of the indenture;
     (2)  evidencing the succession, in compliance with the provisions of the applicable indenture, of another person to the applicable issuing entity, and the assumption by any such successor of the covenants of the issuing entity under the applicable indenture and in the notes;
     (3)  adding to the covenants of the issuing entity, for your benefit, or to surrender any right or power herein conferred upon the applicable issuing entity;
     (4)  mortgaging or pledging any property to or with the applicable indenture trustee;
     (5)  replacing any cash reserve account with another form of credit enhancement; provided, the rating agency condition is satisfied;
     (6)  curing any ambiguity, correcting or supplementing any provision in the applicable indenture or in any supplemental indenture that may be inconsistent with any other provision in the applicable indenture or in any supplemental indenture, or making any other provisions with respect to matters or questions arising under the applicable indenture or in any supplemental indenture; provided, that such action does not materially adversely affect your interests as noteholders;
     (7)  evidencing and providing for the acceptance of the appointment under the applicable indenture by a successor or additional indenture trustee with respect to the notes or any class thereof and to add to or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the applicable issuing entity under the applicable indenture by more than one indenture trustee, pursuant to the requirements of the applicable indenture; or
     (8)  modifying, eliminating or adding to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939.
     Events of Default; Rights upon Event of Default. Any one of the following events will be an event of default for the notes in your series:
•	the issuing entity fails to pay any interest on any note within five days after its due date;

•	the issuing entity fails to pay any installment of the principal of any note on its due date;

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•	the issuing entity breaches any of its other covenants in the indenture for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

•	the issuing entity fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

•	the issuing entity becomes bankrupt or insolvent or is liquidated.
     You should note, however, that until the maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose. Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose. Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the maturity date for that class of notes.
     If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes shall be required to, declare the principal of the notes of that series to be immediately due and payable; provided that the indenture trustee shall, at the direction of holders of 66⅔% of the outstanding principal balance of the notes, or if specified in your prospectus supplement, holders of 66⅔% of the outstanding principal balance of one or more classes of those notes, be required to, exercise all rights, remedies, powers, privileges and claims of the issuing entity against the servicer or the transferor under or in connection with the servicing agreement and the purchase and sale agreement, including the right or power to terminate or to take any action to compel or secure performance or observance by the servicer or the transferor of each of their obligations to the issuing entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the servicing agreement or the purchase and sale agreement, and any right of the issuing entity to take such action shall be suspended. The holders of a majority in principal amount of those notes may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or of exercising any power conferred on it. The declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default. Noteholders’ voting rights may vary by class.
     If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on the issuing entity’s property, exercise remedies as a secured party, sell the related receivables or make demand upon the issuing entity by written notice that the issuing entity deliver the receivables files to it. However, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or (iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66⅔% of the outstanding principal amount of those notes.

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     Each indenture will provide that, subject to the duty of the indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. The issuing entity is required to reimburse the indenture trustee for any losses and expenses incurred without willful misconduct, negligence or bad faith. Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.
     No noteholder will have the right to take legal action under the related indenture, unless:
•	the noteholder gives the indenture trustee written notice of a continuing event of default;

•	the holders of at least 66⅔% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and offered reasonable indemnity to the indenture trustee;

•	the indenture trustee has not received a direction not to take legal action from the holders of at least 66⅔% of the outstanding principal amount of the notes in that series; and

•	the indenture trustee has failed to take legal action within 60 days.

•	In addition, the noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their issuing entity unless noteholders representing not less than 66⅔% of the notes of each class of notes have consented thereto in writing.
     None of the owner trustee or managing member for any issuing entity, the related indenture trustee in its individual capacity, any holder of a certificate representing an ownership interest in an issuing entity or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such issuing entity contained in the applicable indenture.
     Certain Covenants. In its indenture, each issuing entity will agree not to consolidate with or merge into any other issuing entity, unless:
•	the issuing entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	that issuing entity expressly assumes the issuing entity’s obligations relating to the notes;

•	immediately after the transaction, no event of default would have occurred and not have been remedied;

•	the issuing entity has been advised that the ratings of the notes or the certificates of the particular series then in effect would not be reduced or withdrawn by the applicable rating agencies as a result of the transaction; and

•	the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any related noteholder or certificateholder.
     Each issuing entity will also agree not to take the following actions:
•	sell or otherwise dispose of any of its assets, except as permitted by its transaction documents;

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•	claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law;

•	assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the collateral;

•	engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning, selling and managing ownership of, the receivables and the interests in the property constituting the collateral and, the issuance of the notes;

•	dissolve or liquidate or reorganize in whole or in part, except as contemplated by its transaction documents;

•	permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture;

•	make any loan or advance to any affiliate of the issuing entity or to any other person;

•	make any expenditure (by long term or operating lease or otherwise) for capital assets (either realty or personalty);

•	permit any lien, claim or other encumbrance to affect its assets or any part of the issuing entity, any interest in its assets or the issuing entity or any related proceeds;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its indenture and its other transaction documents;

•	remove the managing member or trustee, as applicable, without cause unless the rating agency condition shall have been satisfied in connection with such removal; or

•	(i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any ownership or equity interest or security in or of the issuing entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security, (iii) set aside or otherwise segregate any amounts for any such purpose or (iv) make payments to or distributions from the collection account, in each case, except in accordance with the indenture.
     Each issuing entity may engage in only the activities described in the related prospectus supplement.
     Annual Compliance Statement. Each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.
     Indenture Trustee’s Annual Report. The indenture trustee for each issuing entity will be required to mail each year to all of the related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.
     Satisfaction and Discharge of Indenture. An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.

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DESCRIPTION OF THE CERTIFICATES
     Each issuing entity will issue one or more classes of certificates representing ownership interests in the issuing entity pursuant to a trust agreement or limited liability company agreement, as applicable. We have filed a form of the trust agreement or limited liability company agreement, as applicable, to be used as an exhibit to the registration statement of which this prospectus is a part. An issuing entity’s certificates may be offered by this prospectus or may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. We summarize the material terms of the certificates below. This summary does not include all of the terms of the certificates and is qualified by reference to the actual certificates.
     We will describe the timing and priority of distribution, seniority, redeemability, allocations of losses, and amount of or method of determining distributions on invested amounts or distributions of the invested amounts on each class of certificates of a series in the related prospectus supplement. Certificateholders’ rights to receive distributions on their certificates will be subordinate to the payment rights of noteholders in the same series to the extent described in the applicable prospectus supplement. In addition, the right of holders of any class of certificates to receive distributions of invested amounts or distributions on the invested amounts may be senior or subordinate to the rights of holders of any other class or classes of certificates of the same series.
ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES
Denominations
     We will identify minimum denominations for purchase of securities in the related prospectus supplement. If we do not specify any denomination, then the securities will be available for purchase in minimum denominations of $250,000 and in greater $1,000 denominations.
Fixed Rate Securities
     Each class of securities may bear interest at a fixed rate per annum. We will identify the applicable interest rate for each class of fixed rate securities in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.
Floating Rate Securities
     Each class of securities may bear interest for interest periods specified in the applicable prospectus supplement at a floating rate per annum equal to:
•	a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as “LIBOR”), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another index rate we specify in the applicable prospectus supplement;

•	plus or minus a “spread” of a number of basis points (i.e., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

•	or multiplied by a “spread multiplier,” which is a percentage that we will specify in the applicable prospectus supplement.
     In the prospectus supplement for any floating rate securities we may also specify either or both of the following for any class:
•	a maximum, or ceiling, on the rate at which interest may accrue during any interest period; and

•	a minimum, or floor, on the rate at which interest may accrue during any interest period.

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     In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.
     Each issuing entity that issues floating rate securities will appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The applicable prospectus supplement will identify the calculation agent for each class of floating rate securities in the offered series. Determinations of interest by a calculation agent will be binding on the holders of the related floating rate securities, in the absence of manifest error. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/ 100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.
Book-Entry Registration
     The Clearing Organizations. We will specify in the related prospectus supplement whether or not investors may hold their securities in book-entry form, directly or indirectly, through one of three major securities clearing organizations:
•	in the United States, The Depository Trust Company (commonly known as “DTC”); or

•	in Europe, either Clearstream Banking, société anonyme (commonly known as “Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear system (“Euroclear”).
     Each of these issuing entities holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in the participants’ accounts. This eliminates the need for physical movement of certificates representing the securities.
     DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
     Clearstream is a limited liability company organized under the laws of Luxembourg as a professional depository. It settles transactions in a number of currencies, including United States dollars. Clearstream provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream’s participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
     Euroclear was created in 1968. It settles transactions in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing. Euroclear interfaces with domestic markets in many countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The board of the cooperative establishes policy for Euroclear. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of

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any series of securities. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
     The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of Euroclear from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.
     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
     Book-Entry Clearance Mechanics. If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC. No global security representing book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the certificates and will be considered the sole representative of the beneficial owners of certificates for all purposes.
     The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry certificates.
     Purchasers of securities in the United States may hold interests in the global certificates through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.
     Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.
     Transfers between DTC’s participants will occur in accordance with DTC rules. Transfers between Clearstream’s participants and Euroclear’s participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.
     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Credits or other transactions in securities settled during any processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in

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Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
     Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual securityholder is in turn to be recorded on the DTC participants’ and indirect participants’ records.
     Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the securityholder entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants acting on behalf of securityholders. Securityholders will not receive certificates representing their ownership interest in securities, unless the book-entry system for the securities is discontinued. Because of this, unless and until definitive securities for such series are issued, securityholders will not be recognized by the applicable indenture trustee or trustee or managing member, as applicable, as “noteholders,” “certificateholders” or “securityholders,” as the case may be. Hence, unless and until definitive securities are issued, securityholders will only be able to exercise their rights as securityholders indirectly through DTC and its participating organizations.
     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s nominee. The deposit of securities with DTC and their registration in the name of its nominee effects no change in beneficial ownership. DTC has no knowledge of the actual securityholders of the securities. Its records reflect only the issuing entity of the DTC participants to whose accounts such securities are credited, which may or may not be the securityholders. The DTC participants are responsible for keeping account of their holdings on behalf of their customers.
     Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.
     Neither DTC nor its nominee will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date, which assigns its nominee’s consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto).
     Principal and interest payments on securities cleared through DTC will be made to DTC. DTC’s practice is to credit participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the indenture trustee or the issuing entity, subject to any statutory or regulatory requirements that are in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to securityholders is the responsibility of DTC participants and indirect participants.
     Principal and interest payments on securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in “U.S. Federal Income Tax Consequences.” Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under a related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

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     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
     We obtained the information in this section concerning DTC, Clearstream and Euroclear and their respective book-entry systems from sources that we believe to be reliable, but we take no responsibility for its accuracy.
Definitive Securities
     Notes or certificates that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, only if:
•	the administrator for any issuing entity advises the related indenture trustee or the related trustee or managing member, as applicable, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities, and the administrator is unable to locate a qualified successor;

•	the administrator for any issuing entity at its option advises the indenture trustee in writing that it elects to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry securities agree to initiate a termination; or

•	after the occurrence of an event of default or a servicer default with respect to a series of securities, securityholders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, in that series advise the applicable trustee or managing member, as applicable through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes or certificates is no longer in the best interest of their holders.
     If any of these events occur, the applicable indenture trustee will be required to notify all holders of the securities in the affected series through clearing organization participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable indenture trustee will reissue the securities to the securityholders as definitive securities.
     Principal and interest payments on all definitive securities will be made by the applicable indenture trustee in accordance with the procedures set forth in the related indenture or the related servicing agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for the securities in the related prospectus supplement. Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable indenture trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the applicable securityholders.
     Definitive securities will be transferable and exchangeable at the offices of the applicable indenture trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.
List of Securityholders
     Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to

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mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.
     Three or more holders of the certificates of any series or one or more holders of certificates evidencing at least 25% of the aggregate outstanding balance of the certificates of a series may, by written request to the related indenture trustee, obtain access to the list of all certificateholders maintained by the indenture trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or limited liability company agreement or the certificates.
Reports to Securityholders
     On or prior to each payment date for the securities of an issuing entity, the issuing entity shall or shall cause the servicer to, prepare and provide to the issuing entity’s indenture trustee (with a copy to the rating agencies) a statement to be delivered to the related noteholders and provide to the trustee or managing member, as applicable, a statement to be delivered to the related certificateholders on the payment date. These reports will be available online at http://www.Syndtrak.com. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created. Passwords for this website can be obtained by contacting Investor Relations at (203) 357-4328. Each of these statements will include, to the extent applicable to the particular series or class of securities, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:
     (1)  the applicable record date and payment date;
     (2)  the amount of any principal payment on each class of notes;
     (3)  the amount of any interest payment on each class of notes;
     (4)  the certificateholders’ distribution on invested amount on each class of certificates;
     (5)  the certificateholders’ distributable invested amount of each class of certificates;
     (6)  the pool balance as of the opening of business on the first day of the collection period in which such determination date occurs;
     (7)  the aggregate outstanding principal balance and the note pool factor for each class of notes after giving effect to all payments reported under clause (3) above, and the aggregate outstanding invested amount and the certificate pool factor for each class of such certificates, after giving effect to all distributions reported under clause (5) above;
     (8)  the amount of the servicing fee paid to the servicer for the prior calendar month;
     (9)  the aggregate realized losses, if any, for the prior calendar month;
     (10)  the amount of the administration fee paid to the administrator for the prior calendar month;
     (11)  the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;
     (12)  the amount of outstanding servicer advances, if any, made by the servicer on such payment date, the amount of advances, if any, reimbursed on such payment date and the amount of advances, if any, which remain unreimbursed as of the end of such payment date;
     (13)  the amount of the net losses on receivables, if any, during the prior calendar month; and

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     (14)  any material breaches of receivables representations or warranties or covenants in the transaction documents;
     (15)  the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us or the servicer during the prior calendar month.
     Each amount described in subclauses (2), (3), (4), (5), (8) and (10) will be expressed as a dollar amount per $1,000 of the initial principal balance of the related notes or certificates.
     The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes. Similarly, the certificate pool factor for each class of certificates will be a seven-digit decimal indicating the remaining invested amount of such class of certificates, as of each payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial outstanding balance of such class of certificates. Each note pool factor and each certificate pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes or the remaining invested amount of the applicable class of certificates.
     A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder’s note and (ii) the applicable note pool factor. A certificateholder’s portion of the aggregate remaining invested amount of the related class of certificates is the product of (a) the original denomination of such certificateholder’s certificate and (b) the applicable certificate pool factor.
     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuing entity, the applicable indenture trustee will mail to each person who at any time during such calendar year has been a noteholder with respect to such issuing entity and received any payment thereon, a statement containing certain information for the purposes of such noteholder’s preparation of Federal income tax returns and the applicable administrator will mail to each person who at any time during such calendar year has been a certificateholder with respect to such issuing entity, a statement containing certain information for the preparation of such certificateholder’s preparation of Federal income tax returns.
DESCRIPTION OF THE TRANSACTION AGREEMENTS
     We summarize below the material terms of the agreements under which the finance companies will, directly or indirectly, sell receivables to us, and we will transfer them to each issuing entity, and under which GE Capital or any other finance company will agree to service the issuing entity’s receivables and administer the issuing entity. We will disclose any additional material terms relating to a particular issuing entity’s agreements in the related prospectus supplement. We have filed forms of these agreements as exhibits to the registration statement of which this prospectus is a part. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.
Regular Sales of Receivables
     We buy receivables without recourse to the finance company for defaults by the obligors. However, such finance company represents and warrants to us on each purchase date as to the receivables being sold on that date, among other things, that each of the receivables meets our eligibility requirements and the information such finance company has provided to us about the receivables is correct in all material respects. The receivables we buy under these purchase agreements are originated by the finance companies or may have been acquired by the finance company from an unaffiliated seller in a portfolio or other acquisition. The finance companies may also sell receivables to another one of their subsidiaries, and we may buy the receivables from that subsidiary on substantially the same terms as our purchases from the finance companies.

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     We then sell receivables that we have acquired as described above to one of the issuing entities, pursuant to a sale agreement. These sales are also made without recourse. If the issuing entity will issue notes, it will pledge the receivables to secure the notes issued pursuant to the related indenture. The issuing entity will, concurrently with this sale, execute and deliver the related notes and certificates to us as consideration for the receivables sold by us to the issuing entity. We will apply the net proceeds received from the issuance of its notes and certificates to pay the finance companies for the related receivables, and, to the extent specified in the related prospectus supplement, to make a deposit in a pre-funding account and initial deposits in other trust accounts. If there is a pre-funding account, the finance companies will sell, directly or indirectly, additional receivables to us, and we will in turn sell them to the issuing entity from time to time during a pre-funding period, as described further in the related prospectus supplement.
     If we breach any of our representations or warranties made in a sale agreement, and our breach is not cured by the last day of the second (or, if we elect, the first) month following the discovery by or notice to the indenture trustee of the breach, as liquidated damages, upon request of the issuing entity, we will be obligated to repurchase any receivable materially and adversely affected by our breach as of such last day at a price equal to the loan value of the receivable, as specified in the related prospectus supplement. Upon our request, the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.
     The obligors on the receivables are not notified that their receivables have been transferred by the finance companies to us or by us to the issuing entity. However, each finance company marks its accounting records to reflect these sales, and Uniform Commercial Code financing statements reflecting the sales are filed.
     We have an option to purchase all of the remaining receivables owned by the issuing entity after their aggregate loan values fall below 10% of the sum of the loan values of all of the issuing entity’s receivables, measured for each receivable at the time of its sale to the issuing entity.
Accounts
     The issuing entity will establish and maintain the following bank accounts:
•	a collection account, into which all payments made on or with respect to the related receivables will be deposited;

•	a note distribution account, into which amounts available for payment to the noteholders will be deposited and from which those payments will be made;

•	a certificate distribution account, into which amounts available for distribution to the certificateholders will be deposited and from which those distributions will be made; and

•	if so specified in the prospectus supplement, a pre-funding account.
     We will describe any other accounts to be established for an issuing entity in the related prospectus supplement.
     Funds held in an issuing entity’s bank accounts will be invested in the following types of investments (the “Permitted Investments”):
     (a)  obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;
     (b)  repurchase agreements on obligations specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated in the highest rating category by the applicable rating agency;

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     (c)  federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State thereof or of any United States branch or agency of a foreign commercial bank; provided that the short-term debt obligations of such depository institution or trust company are rated in the highest rating category by the applicable rating agency;
     (d)  commercial paper (having original maturities of not more than 30 days) which on the date of acquisition are rated in the highest rating category by the applicable rating agency;
     (e)  securities of money market funds rated in the highest rating category by the applicable rating agency; and
     (f)  any other investment permitted by each of the applicable rating agencies as set forth in writing delivered to the indenture trustee.
     Permitted Investments described in clauses (e) and (f) will be made only so long as making such investments will not require the issuing entity to register as an investment company, in accordance with the Investment Company Act of 1940. During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates. Except as described below with respect to cash reserve accounts, the investments made in each issuing entity’s bank accounts are limited to obligations or securities that mature on or before the business day preceding the next payment date.
     In the event of defaults on investments made in an issuing entity’s bank accounts, investors in the securities could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.
     Each issuing entity’s bank accounts will be maintained in one of the following forms:
•	a segregated deposit account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated in the highest rating category from each applicable rating agency;

•	a segregated account which may be an account maintained in the corporate trust department of the Indenture Trustee, which is maintained with a depository institution or trust company whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade;

•	a segregated trust account or similar account maintained with a federally or state chartered depository institution whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade’s subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b) in effect on the closing date; or

•	as any other segregated account the deposit of funds in which has been approved by the applicable rating agencies.
Servicing Procedures
     The servicer will agree to conduct the servicing, administration and collection and take, or cause to be taken, all actions that may be necessary or advisable to collect all payments on the receivables owned by each issuing entity, that it would take if the receivables were owned by it and that are consistent with the issuing entity’s credit and collection policies. The issuing entity has adopted the credit and collection policies of the servicer as such policies may be in effect from time to time. For purposes of servicing, administering and collecting the receivables, the

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issuing entity and the servicer have agreed that the issuing entity’s credit and collection policies will be the same as those of the servicer. These procedures may vary in some respects between receivables originated by finance companies other than GE Capital and other receivables. The servicer on behalf of the issuing entity may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. However, no such arrangement will be permitted to extend the final payment date of any receivable beyond the maturity date specified for the related securities in the applicable prospectus supplement.
     If the servicer forecloses on the collateral for a receivable, the servicer, on behalf of the issuing entity, may sell the collateral at public or private sale, or take any other action permitted by applicable law.
Collections
     The issuing entity will deposit, or cause to be deposited by the servicer, all payments received on an issuing entity’s receivables during a calendar month into the related collection account within two business days after receipt. However, at any time when there exists no servicer default and each other condition to making deposits less frequently than daily as may be specified by the applicable rating agencies or set forth in the related prospectus supplement is satisfied, the issuing entity will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. Pending deposit into the collection account, the issuing entity may or may cause the servicer to, invest collections at such issuing entity’s, or servicer’s, own risk, as applicable, and for such issuing entity’s, or servicer’s, own benefit, as applicable, and the collections will not be segregated from such issuing entity’s, or servicer’s, own funds, as applicable. If the issuing entity or the servicer acting at the request of the issuing entity were unable to remit such funds, securityholders might incur a loss. To the extent described in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuing entity to secure timely remittances of collections on the related receivables.
     At any time when the issuing entity is permitted to remit collections once a month, the issuing entity will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same calendar month.
Servicing Compensation
     With respect to each issuing entity, the servicer will be entitled to receive a servicing fee for each calendar month in an amount equal to a percentage per annum specified in the related prospectus supplement of the aggregate loan value of the issuing entity’s receivables as of the first day of the applicable calendar month. The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement including, but not limited to, late fees, prepayment charges, modification fees and other ancillary amounts. Any fees agreed to between the servicer, and the subservicer, shall be paid solely by the servicer.
Servicing Advances
     The servicer may, but shall have no obligation to, make a servicer advance in the manner and to the extent provided in the servicing agreement, but only to the extent the servicer, in its sole discretion, expects to be reimbursed for such advance. If the servicer elects to make a servicer advance, prior to the close of business on each determination date, the servicer will determine the amount of the advance that it has elected to make on the related transfer date. The servicer shall include information as to such determination in the servicer’s certificate furnished by it and will transfer to the collection account on the transfer date in next day funds the amounts applicable to such determinations appearing in such servicer’s certificate. The servicer shall be reimbursed for outstanding servicer advances as provided in your prospectus supplement and interest will accrue on such advance as provided in your prospectus supplement.
Evidence as to Compliance
     Each servicing agreement will require the servicer to deliver to the trustee, on or before the 90th day following the end of each issuing entity’s fiscal year, and, if required, file with the SEC as part of a report on Form 10-K filed

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on behalf of each issuing entity, a report on assessment of compliance with the servicing criteria described in the following paragraph. Each assessment will include:
•	a statement of the servicer’s responsibility for assessing compliance with the applicable servicing criteria;

•	a statement that the servicer used the criteria described in the following paragraph to assess compliance with the applicable servicing criteria;

•	the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year; and

•	a statement that a registered public accounting firm has issued an attestation report on the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year.
     The servicer will use the criteria required by law, which includes the following criteria, among others, for purposes of preparing the assessment of compliance described in the preceding paragraph:
•	policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the servicing agreement and the other related agreements;

•	if any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with those servicing activities;

•	payments on trust assets are deposited into the appropriate accounts within the time periods specified in the servicing agreement and other related agreements;

•	reports to noteholders are timely and accurately prepared pursuant to the servicing agreement and other related agreements;

•	amounts due to noteholders are remitted within the timeframes specified in the servicing agreement and the other related agreements; and

•	any additions, removals or substitutions to the asset pool are reviewed are made, reviewed and approved pursuant to the servicing agreement and the related agreements.
     The servicing agreement provides that on or before the 90th day following the end of each issuing entity’s fiscal year, the servicer and each subservicer, other than any subservicer unaffiliated with the servicer that services less than 10% of the trust’s assets, will provide an officer’s certificate to the trust to the effect that:
•	a review of the servicer’s activities during the applicable fiscal year and of its performance under the servicing agreement has been made under the officer’s supervision; and

•	to the best of the officer’s knowledge, based on the officer’s review, the servicer has fulfilled all of its obligations under the servicing agreement in all material respects or, if there has been a failure to fulfill any of the servicer’s obligations in any material respect, specifying the nature and status of the failure.
     The servicer’s obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer on or before the 90th day following the end of the issuing entity’s fiscal year.

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Appointment of Subservicers
     The servicer may at any time appoint a subservicer to perform all or any portion of its obligations as servicer. The servicer shall remain obligated and be liable to the issuing entity for the servicing of the receivables in accordance with the applicable servicing agreement without diminution of those obligations and liabilities by virtue of the appointment of any subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables. The fees and expenses of each subservicer shall be as agreed between the servicer and its subservicer from time to time and the issuing entity shall not have any responsibility therefor.
Resignation, Liability and Successors of the Servicer
     The servicer will not be permitted to resign from its obligations and duties as servicer for any issuing entity, except as provided under the relevant servicing agreement. No resignation will become effective until a successor servicer has assumed such servicer’s servicing obligations and duties.
     Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any issuing entity for taking any action or for refraining from taking any action under the applicable servicing agreement or for errors in judgment. However, the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related servicing agreement and that, in its opinion, may cause it to incur any expense or liability.
     Upon compliance with procedural requirements specified in the related servicing agreement, any of the following will be the successor of the servicer under that servicing agreement:
•	any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party,

•	any entity succeeding to the business of the servicer, or

•	any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by General Electric Capital Services, Inc., which assumes the obligations of the servicer.
Servicer Default
     The following events will constitute “servicer defaults” under each servicing agreement:
•	the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a three business day cure period after discovery or notice;

•	the servicer breaches its obligations under the servicing agreement, subject to materiality limitations and a 60 day cure period after notice; and

•	bankruptcy or insolvency of the servicer.
Rights upon Servicer Default
     If a default under a servicing agreement occurs and remains unremedied with respect to a servicer default, the indenture provides that the related issuing entity will promptly exercise its rights to terminate the servicer with respect to certain servicer defaults set forth in your prospectus supplement and if any other servicer default occurs under the servicing agreement, prior to terminating the servicer, the indenture requires the issuing entity to obtain the consent of holders of notes of the related series evidencing at least 50% in outstanding principal amount of such

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notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement). In that event, a successor servicer appointed by the issuing entity will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.
     If a successor servicer has not been appointed and accepted its appointment at the time when the servicer ceases to act as servicer, the indenture trustee will automatically be appointed as the successor servicer. If the indenture trustee is unwilling or unable to act as successor servicer, it may resign, after which the issuing entity will appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of transportation equipment receivables.
Waiver of Past Defaults
     With respect to each issuing entity, such issuing entity may, upon obtaining the consent of the holders of notes of such series evidencing at least 50% in outstanding principal amount of such notes, waive any default by the servicer in the performance of its obligations under the related servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the issuing entity, with the consent of the requisite noteholders, has the ability to waive defaults by the servicer which could materially adversely affect the certificateholders. None of these waivers will impair the issuing entity’s rights with respect to subsequent defaults.
Amendment
     Each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, upon prior written notice to the rating agencies. In addition, each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, to substitute or add credit enhancement for any class of securities, so long as the applicable rating agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of any class of securities in the related series.
     Each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series and the holders of certificates of such series evidencing at least a majority of the invested amount of the certificates. However, no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or (b) reduce the required percentage of the notes or certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.
Termination
     With respect to each issuing entity, our obligations and the obligations of the servicer, the related owner trustee or managing member, as applicable, and the related indenture trustee pursuant to the issuing entity’s transaction agreements will terminate upon (a) the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any such remaining receivables and (b) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the transaction agreements. The servicer will provide notice of any termination of such obligations to the owner trustee or managing member, as applicable. Following receipt of notice from the servicer, the owner trustee or managing member, as applicable, will mail notice of such termination to the certificateholders. The issuing entity will mail notice of any such termination to the indenture trustee and the noteholders.
Administration Agreement
     GE Capital or any other finance company will enter into an administration agreement with each issuing entity under which such finance company will act as administrator for the issuing entity. The administrator will perform, on behalf of the issuing entity, administrative obligations required by the related indenture.

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Swap Agreements
     If specified in your prospectus supplement, the related issuing entity will, on or prior to closing date, enter into one or more swap agreements with one or more swap counterparties for purposes of managing the issuing entity’s interest rate risk exposure relating to differences in the basis upon which interest accrues on the Equipment Loans and the basis upon which interest accrues on the notes and distributions on the invested amount which are made on any certificates.
CREDIT AND CASH FLOW ENHANCEMENT
     We will describe the amounts and types of credit enhancement arrangements and the provider of the credit enhancements, if applicable, with respect to each class of securities of a given series in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of securities, cash reserve accounts, over-collateralization, demand notes, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations or cash deposits as may be described in the related prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of securities may cover one or more other classes of securities of the same series. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from such registration.
Subordination
     If specified in the related prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes. In this case, scheduled payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If stated in the prospectus supplement, losses on defaulted equipment loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes in a series, the circumstances in which this subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.
Reserve Accounts
     If so provided in the related prospectus supplement, the issuing entity will establish for a series or class of securities a cash reserve account. The issuing entity may initially fund any cash reserve account by a deposit on the applicable closing date in an amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the cash reserve account may be increased on each payment date up to a balance specified in the related prospectus supplement by the deposit of collections on the related receivables remaining after all higher priority payments on that payment date. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the cash reserve account to holders of securities, to the issuing entity or to any of the issuing entity’s transferees or assignees.
Over-Collateralization
     If specified in the related prospectus supplement, credit enhancement for a series of notes may be provided by overcollateralization where the pool balance exceeds the outstanding principal balance of the notes.
Demand Notes
     If specified in the related prospectus supplement, credit enhancement may be provided for a series of notes by demand note where, upon losses, the maker of the demand note would be subject to a draw by the issuing entity upon repayment terms specified in the related prospectus supplement.

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Letters of Credit
     If specified in the related prospectus supplement, credit enhancement for a series of notes may be provided by the issuance of one or more letters of credit by a bank or financial institution specified in the relevant prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, as specified in the prospectus supplement. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series will be described in the prospectus supplement.
Credit or Liquidity Facilities
     If specified in the related prospectus supplement, a credit or liquidity facility may be used to provide fundings to cover liquidity shortfalls or, in the case of credit facilities, credit-related shortfalls.
Surety Bond
     If so specified in the related prospectus supplement, a surety bond will be purchased for the benefit of the holders of any class of notes to assure distributions of interest or principal with respect to that class of notes in the manner and amount specified in the accompanying prospectus supplement.
     If a surety bond is provided for any series or class, the provider of surety bond will be permitted to exercise the voting rights of the noteholders of the applicable class to the extent described in the prospectus supplement. For example, if specified in the related prospectus supplement, the provider of the surety bond, rather than the noteholders, may have the sole right to:
•	consent to amendments to the indenture or direct the issuing entity to take any action under the sale agreement, the servicing agreement or any other applicable document;

•	if an event of default occurs, accelerate the notes or direct the indenture trustee to exercise any remedy available to the noteholders; or

•	waive any event of default or early amortization event for that series.
Guaranteed Investment Contract
     If specified in the related prospectus supplement, the issuing entity may enter into a guaranteed investment contract or an investment agreement with an entity specified in such prospectus supplement. Pursuant to the agreement, all or a portion of the amounts which would otherwise be held in the collection account would be invested with the entity specified in the prospectus supplement and earn an agreed rate of return. The issuing entity would be entitled to withdraw amounts invested pursuant to the agreement in the manner specified in the prospectus supplement. The prospectus supplement for a series pursuant to which such an agreement is used will contain a description of the terms of the agreement.
Swaps or Other Interest Rate Protection Agreements
     If specified in the related prospectus supplement, a swap or other interest rate protection agreement may be used to protect against basis risk.
Repurchase Obligations
     If specified in the related prospectus supplement, a repurchase obligation may be used to require a counterparty to provide liquidity or credit enhancement by agreeing to repurchase receivables that have been sold to the issuing entity.

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     The presence of a cash reserve account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the full amount of payments on the notes or distributions in respect of certificates and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest on the notes, or all distributions on certificate invested amounts and distributions of certificate invested amounts. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement.
     The issuing entity may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of their rating of any class of securities of the related series.
     To the extent permitted by the applicable rating agencies, funds in an issuing entity cash reserve account may be invested in securities that will mature prior to the next payment date. As a result, the amount of cash in a cash reserve account at any time may be less than the balance of the cash reserve account. If the amount required to be withdrawn from any cash reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the cash reserve account, a temporary shortfall in the amounts paid or distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related securities.
     The issuing entity may at any time, without consent of the securityholders, sell or otherwise transfer its rights to any cash reserve account, if (a) the applicable rating agencies confirm in writing that doing so will not result in a reduction or withdrawal of the rating of any class of securities, (b) the issuing entity provides to the owner trustee or managing member, as applicable, and the indenture trustee a written opinion from independent counsel to the effect that the transfer will not cause the issuing entity to be treated as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes and (c) the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the issuing entity.
LEGAL ASPECTS OF THE RECEIVABLES
Bankruptcy Considerations Relating to the Finance Companies
     We and the finance companies will take steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by any of the finance companies under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities or the assets and liabilities of the issuing entity with those of GE Capital or any other finance company. These steps include the creation of the issuing entity as a separate, limited-purpose subsidiary pursuant to an operating agreement or trust agreement containing restrictions on the nature of the issuing entity’s business. Our operating agreement also contains such restrictions as well as a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our directors. However, there can be no assurance that our activities would not result in a court concluding that our assets and liabilities or the issuing entity’s assets and liabilities should be consolidated with those of GE Capital or any other finance company in a proceeding under any insolvency law.
     Each finance company that sells receivables to us will warrant that each sale of receivables by it to us is a valid sale. If a finance company were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy or the debtor itself were to take the position that either or both of the transfers of receivables should instead be treated as a pledge of receivables to secure a borrowing, then delays in payments of collections of receivables to the issuing entity (and in payments on the notes and distributions on the certificates) could occur. If the court ruled in favor of the creditor, owner trustee or managing member, as applicable, or a finance company, reductions in the amount of such payments could result.

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     If any transfer of receivables referred to above, or any of our transfers of receivables to the issuing entity, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of the receivable may have priority over the issuing entity’s interest in the receivable. If those transfers are treated as sales, the receivables would not be part of the transferor’s bankruptcy estate and would not be available to the transferor’s creditors, except under limited circumstances. In addition, cash collections on the receivables may, under some circumstances, be commingled with the funds of the servicer and, in the event of the bankruptcy of the servicer, an issuing entity may not have a perfected interest in those collections.
Perfection and Priority with Respect to Receivables
     A purchaser of Equipment Loans who gives new value and takes possession of the chattel paper or obtains control of the chattel paper that evidences the Equipment Loans in good faith, in the ordinary course of the purchaser’s business and without knowledge that the purchase violates the rights of an issuing entity as secured party, may have priority over the interest of the related issuing entity in the Equipment Loans. Any sale by a finance company of Equipment Loans that had been sold to an issuing entity would be a violation of the finance companies’ contractual obligations.
Security Interests in Financed Equipment
     In some states, receivables like the ones that may be included in your issuing entity, evidence the credit sale of transportation equipment. In those states, the receivables also constitute personal property security agreements and include grants of security interests in the transportation equipment under the applicable Uniform Commercial Code. However, under the laws of some other states, perfection of security interests in certain transportation equipment would be governed by certificate of title registration laws of the state in which the transportation equipment is located.
     Each of the finance companies takes appropriate action under the laws of each state in which the obligor is located to perfect its security interest in the transportation equipment with respect to the transportation equipment that may be perfected by the filing of financing statements under the applicable Uniform Commercial Code. Each of the finance companies will retain physical possession of the receivables and certificates of title in the case of certain transportation equipment.
     As liquidated damages, upon request of the issuing entity, we are required to purchase from each issuing entity any Equipment Loan as to which necessary perfection actions have not been taken prior to the time of sale to the issuing entity, if the failure to take those actions will materially adversely affect the interest of the issuing entity in the receivable and the failure is not cured within a specified grace period. Similarly, upon our request, each finance company that sells receivables to us is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us. In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed transportation equipment.
     Due to administrative burden and expense, except as noted above, no action will be taken to record the transfer of security interests from the finance companies to us or from a finance company to one of its subsidiaries and ultimately to us or, in any case, from us to the issuing entity. In most states, an assignment of a security interest in transportation equipment owned under a certificate of title like the transfers referred to above is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the transportation equipment, or, if applicable, the notation of the applicable finance company’s lien on the certificates of title, will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of financed transportation equipment or subsequent lenders who take a security interest in financed transportation equipment. However, by not identifying an issuing entity as the secured party on the financing statement or certificate of title, the security interest of the issuing entity in financed transportation equipment could be defeated through fraud or negligence.
     We will represent to each issuing entity that, as of the date the related receivable is sold to such issuing entity, each security interest in financed transportation equipment is or will be prior to all other present liens on and security interests in the financed transportation equipment. However, liens for repairs or taxes could arise at any time during the term of a receivable. Also, error, fraud or forgery by the transportation equipment owner or the

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servicer or administrative error by state or local agencies could impair an issuing entity’s security interest. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the issuing entity’s losing the priority of its security interest or its security interest in the financed transportation equipment after the date the security interest was assigned to the issuing entity.
     With respect to any transportation equipment that is subject to a certificate of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the transportation equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the transportation equipment, or, in the case of transportation equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the transportation equipment in the state of relocation. In states that do not require a certificate of title for registration of transportation equipment, re-registration could defeat perfection.
Security Interests in Leased Equipment
     When we sell leases to an issuing entity, we also assign to the issuing entity any security or ownership interest that we hold in the leased transportation equipment. Each lease will be a lease intended for security (often referred to as a “finance lease”) rather than a “true lease”.
     “true lease” = the lessor (i.e., the originating dealer and its assigns) is deemed to be the beneficial owner of the leased transportation equipment.
     “finance lease” (not a true lease) = the lessee is deemed to be the beneficial owner, and the lessor (or its assignee) is deemed to hold a security interest in the leased transportation equipment.
     All leases that will be transferred to an issuing entity will have either bargain purchase options or be conditional sale contracts, which under applicable state law standards should be deemed to be finance leases. Each of the finance companies will obtain a first priority perfected security interest in the leased transportation equipment. The finance companies require the lessees to be named as the owner on the certificates of title and to have the applicable finance company named as holder of a security interest. As a result of these actions, for the finance leases, the applicable finance company and its assigns will have a very similar position to the one described above with respect to loans, and the same repurchase obligations apply if there is no first priority perfected security interest.
     In the event that a finance company were to become a debtor in a bankruptcy case, a bankruptcy trustee might attempt to characterize the finance leases as true leases and if successful, would have the ability to reject such leases, resulting in cancellation of the remaining scheduled payments under the leases.
     State laws differ as to whether anyone suffering injury to person or property involving leased transportation equipment may bring an action upon which relief may be granted against the owner of the transportation equipment by virtue of that ownership. To the extent the leases are deemed to be true leases and the issuing entity is deemed to be the owner of such transportation equipment, the applicable state law may permit such an action and if such action is successful, the related issuing entity and its assets may be subject to liability to the injured party. If vicarious liability were imposed on an issuing entity as owner of leased transportation equipment, and the coverage provided by any available insurance is insufficient to cover the loss, you could incur a loss on your investment.
Repossession
     Upon a default by a transportation equipment purchaser, the holder of an Equipment Loan that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform self-help repossession unless it would constitute a breach of the peace. Self-help is accomplished simply by retaking possession of the financed or leased transportation equipment. Some jurisdictions require that the obligor be notified of the default and be given time to cure the default prior to repossession. Generally, the right of

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reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the transportation equipment must then be repossessed in accordance with that order. Although self help is an available remedy it is rarely used. In most cases, a notice of default is sent to the obligor and legal counsel is instructed to commence legal proceedings to recover the transportation equipment.
Notice of Sale; Redemption Rights
     The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent installments or the unpaid balance.
Uniform Commercial Code Considerations
     Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any “unconscionable” lease or “unconscionable” provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults and leases where the lessee is a “merchant lessee.” However, each finance company that sells a lease will represent that, to the best of their knowledge, each lessee has accepted the transportation equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the applicable finance company of any defects. Article 2A does, however, recognize typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.
Deficiency Judgments and Excess Proceeds; Other Limitations
     The proceeds of resale of transportation equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.
     Occasionally, after resale of the transportation equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the transportation equipment or, if no such lienholder exists, to the former owner of the transportation equipment.
     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.
     In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to leases, some jurisdictions require that a

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lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased transportation equipment.
     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing transportation equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the transportation equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.
U.S. FEDERAL INCOME TAX CONSEQUENCES
     The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the “Code”, proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer Brown LLP, special Federal tax counsel for each issuing entity, as qualified in this summary. Mayer Brown LLP have prepared or reviewed the statements in this prospectus under the heading “U.S. Federal Income Tax Consequences,” and are of the opinion that they are correct in all material respects.
     The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes and certificates by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes or certificates as a position in a “straddle” for tax purposes or as a part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes or certificates and one or more other investments, trusts and estates and pass-through issuing entities, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes and certificates is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code.
     Each issuing entity will be provided with an opinion of Mayer Brown LLP regarding certain Federal income tax matters discussed below. An opinion of Mayer Brown LLP, however, is not binding on the Internal Revenue Service, called the “IRS,” or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuing entity, the notes, the certificates and related terms, parties and documents refer, unless otherwise specified, to each issuing entity and the notes, certificates and related terms, parties and documents applicable to that issuing entity.
Tax Characterization of the Issuing Entity
     Mayer Brown LLP is of the opinion that the issuing entity will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the issuing entity agreement and related documents.
     If the issuing entity were taxable as a corporation for Federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed

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on the issuing entity could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the issuing entity.
Tax Consequences to Holders of the Notes
     Treatment of the Notes as Indebtedness. The issuing entity will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer Brown LLP is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.
     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations, called the “OID Regulations,” relating to original issue discount, or “OID.” This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 1/4% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.
     Interest Income on the Notes. Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note.
     If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, called a “Short-Term Note”, you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.
     Sale or Other Disposition. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer’s ordinary income tax rate if the note is held for not more than 12 months and at a maximum rate of 15% if the note is held for more than 12 months.
     Foreign Holders. If you are a nonresident alien, foreign corporation or other non-United States person, called a “foreign person,” interest paid to or accrued by you (including OID) generally will be considered “portfolio interest”

44

and generally will not be subject to U.S. Federal income tax and withholding tax provided that: the income is not effectively connected with your conduct of a trade or business carried on in the United States and:
     (i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of us (or of a profits or capital interest in the issuing entity if characterized as a partnership);
     (ii) you are not a controlled foreign corporation that is related to us (or the issuing entity if treated as a partnership) through stock ownership;
     (iii) you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and
     (iv) the interest is not contingent interest described in Section 871(h)(4) of the Code.
     To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuing entity with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W 8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement.
     If you are a foreign person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the issuing entity or its paying agent, as the case may be, with a properly executed:
•	IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

•	IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.
     If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States Federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.
     If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States Federal income and withholding tax; provided that:
•	the gain is not effectively connected with the conduct of a trade or business in the United States by you, and

•	if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.
     Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing issuing entity, individual retirement account or nonresident alien who provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the issuing entity will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. Information returns will be sent annually to the IRS and to each note holder setting forth the amount of interest paid on the notes owned by that note holder and the amount of tax withheld on those payments.

45

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer Brown LLP, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes might be treated as equity interests in the issuing entity. In this case, the issuing entity would be treated as a partnership. This partnership would not, however, be treated as a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of issuing entity expenses.
Tax Consequences to Holders of the Certificates
     The following discussion applies only to the extent certificates are offered in a related prospectus supplement. Until that time, because the certificates will be held solely by us or one of our affiliates, under current Treasury regulations, an issuing entity of certificates will be disregarded as an entity separate from us or one of our affiliates, for Federal income tax purposes.
     Treatment of the issuing entity as a Partnership. We will agree, and you will agree by your purchase of certificates, to treat the issuing entity as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership will be the assets held by the issuing entity, the partners of the partnership will be the certificateholders, including us in our capacity as recipient of distributions from any account specified in the related prospectus supplement in which we have an interest, and the notes will be debt of the partnership. However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes and us is not clear because there is no authority on transactions closely comparable to this arrangement.
     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered our debt or debt of the issuing entity. This characterization should not result in materially adverse tax consequences to certificateholders compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.
     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates and a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations for those certificates will be disclosed in the applicable prospectus supplement.
     Partnership Taxation. As a partnership, the issuing entity will not be subject to Federal income tax. Rather, you will be required to separately take into account your accruals of guaranteed payments from the issuing entity and your allocated share of other income, gains, losses, deductions and credits of the issuing entity. The issuing entity’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments as necessary for market discount, OID and premium, and any gain upon collection or disposition of receivables. The issuing entity’s deductions will consist primarily of interest accruing on the notes, guaranteed payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.
     Under the trust agreement or limited liability company agreement, as applicable, interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as “guaranteed payments” under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the issuing entity and as ordinary income to you. The issuing entity will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. If you use a calendar year tax year, you will be required to include the accruals of guaranteed payments in income in your taxable year that corresponds to the year in which the issuing entity deducts the payments. If you use a taxable year other than a calendar year, you will be required to include the payments in income in your taxable year that includes the December 31 of the calendar year in which the issuing entity deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

46

     In addition, the trust agreement or limited liability company agreement, as applicable, will provide, in general, that you will be allocated taxable income of the issuing entity for each calendar month equal to the sum of:
•	any issuing entity income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

•	prepayment premium, if any, payable to you for such month; and

•	any other amounts of income payable to you for the month.

•	This allocation will be reduced by any amortization by the issuing entity of premium on receivables corresponding to any excess of the issue price of certificates over their principal amount. All remaining items of income, gain, loss and deduction of the issuing entity will be allocated to us.
     Based upon the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating issuing entity income should be permissible under applicable Treasury regulations. However, no assurance can be given that the IRS would not require a greater amount of income to be allocated to you. Moreover, even under the method of allocation described above, you may be subject to tax on income equal to the interest rate on the certificates plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of this amount. Thus, if you are a cash basis taxpayer, you will in effect be required to report income from the certificates on the accrual basis and you may become liable for taxes on issuing entity income even if you have not received cash from the issuing entity to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, you may be required to report on your tax returns taxable income that is greater or less than the amount reported to you by the issuing entity.
     Most of the guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt issuing entity, including an individual retirement account, will constitute “unrelated debt-financed income” generally taxable to the holder under the Code.
     Your share of expenses of the issuing entity, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to you in whole or in part and, as a result, you might be taxed on an amount of income that exceeds the amount of cash actually distributed to you over the life of the issuing entity. It is not clear if these rules would apply to a certificateholder who accrues guaranteed payments.
     The issuing entity intends to make all tax calculations for income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the issuing entity might be required to incur additional expense, but it is believed that there would not be a material adverse effect to you.
     Discount and Premium. The purchase price paid by the issuing entity for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, respectively. As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.
     If the issuing entity acquires the receivables at a market discount or premium, the issuing entity will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of any market discount income or premium deduction may be allocated to you.
     Section 708 Termination. Under Section 708 of the Code, the issuing entity will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. Under current Treasury regulations, if a termination occurs, the issuing entity will be considered to have contributed the assets of the issuing entity, constituting the old partnership, to a new

47

partnership in exchange for interests in the new partnership. Such interest would be deemed distributed to the partners of the old partnership in liquidation thereof. The issuing entity will not comply with certain technical requirements that might apply if a constructive termination occurs. As a result, the issuing entity may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuing entity might not be able to comply due to lack of data.
     Disposition of Certificates. Generally, you will recognize capital gain or loss on a sale of certificates in an amount equal to the difference between the amount realized and your tax basis in the certificates sold. Your tax basis in a certificate will generally equal your cost for the certificate increased by your share of issuing entity income and accruals of guaranteed payments (includible in income) and decreased by any distributions received by you with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include your share of the notes and other liabilities of the issuing entity. If you acquire certificates at different prices, you may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.
     Any gain on the sale of a certificate attributable to your share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to you and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.
     If you are required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions paid to you on the certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.
     Allocations Between Transferors and Transferees. In general, the issuing entity’s taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, you may be allocated tax items and accruals of guaranteed payments, which will affect your tax liability and tax basis, attributable to periods before you purchased your certificates.
     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses and accruals of guaranteed payments of the issuing entity might be reallocated among the certificateholders. We are authorized to revise the issuing entity’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.
     Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuing entity’s assets will not be adjusted to reflect that higher (or lower) basis unless the issuing entity were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make this election. As a result, you might be allocated a greater or lesser amount of issuing entity income than would be appropriate based upon your own purchase price for certificates.
     Administrative Matters. The trustee or managing member, as applicable, is required to keep or have kept complete and accurate books of the issuing entity. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee or managing member, as applicable, will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the issuing entity and will report each certificateholder’s accruals of guaranteed payments and allocable share of items of issuing entity income and expense to certificateholders and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with

48

the information statement described below and these nominees will be required to forward such information to the beneficial owners of the certificates. Generally, you must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless you notify the IRS of all inconsistencies.
     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes the name, address and taxpayer identification number of the nominee, and, as to each beneficial owner:
•	the name, address and taxpayer identification number of that person,

•	whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of a foreign government or an international organization, and

•	certain information on certificates that were held, bought or sold on behalf of that person throughout the year.
     In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information regarding themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish this information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.
     We will be designated as the tax matters partner in the trust agreement or limited liability company agreement, as applicable, and, therefore, will be responsible for representing you in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of your tax returns, and, under certain circumstances, you may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of your tax returns and adjustments of items not related to the income and losses of the issuing entity.
     Tax Consequences to Foreign Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes on non-U.S. persons because there is no clear authority dealing with this issue under facts substantially similar to ours. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for these purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold pursuant to Section 1446 of the Code, on the portion of its taxable income allocable to foreign certificateholders as if this income were effectively connected to a U.S. trade or business, at the taxpayer’s ordinary income tax rate. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures. In determining a certificateholder’s nonforeign status, the issuing entity may rely on IRS Form W-8BEN, IRS Form W-9 or the certificateholder’s certification of nonforeign status signed under penalties of perjury.
     Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein, including, in the case of a corporation, the branch profits tax, on its share of accruals of guaranteed payments and the issuing entity’s income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the issuing entity on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the issuing entity, taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

49

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding if, as discussed above in connection with the notes, you fail to comply with certain identification procedures, unless you are an exempt recipient under applicable provisions of the Code. See “Tax Consequences to Holders of the Notes — Backup Withholding.”
STATE TAX CONSEQUENCES
     The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes or certificates under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes and certificates.
ERISA CONSIDERATIONS
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit pension, profit-sharing or other employee benefit plans, as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, individual retirement accounts and specified types of Keogh plans or other plans as defined in Section 4875 of the Code that are subject to Section 4975 of the Code, and other entities such as collective investment funds or insurance company general or separate accounts that are deemed to hold “plan assets” of these plans and accounts (each of the foregoing, a “Benefit Plan Investor”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental or non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed herein.
     Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that purchased notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the United States Department of Labor (the “Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is likely that the certificates will be treated as an equity interest for purposes of the Regulation. For additional information regarding the equity or debt treatment of the notes, see “Certain ERISA Considerations” in the prospectus supplement.
     However, without regard to whether the notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of notes by, or on behalf of, a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member of the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96 23, regarding transactions effected by “in-house asset managers”; PTCE 95 60, regarding investments by insurance company general accounts; PTCE 91 38, regarding investments by bank collective investment funds; PTCE 90 1, regarding investments by insurance company pooled separate accounts; and PTCE 84 14, regarding transactions effected by “qualified professional asset managers”. In addition to the class exemptions listed above, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptions for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority

50

or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption.
     By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the Note with the assets of a Benefit Plan Investor or any governmental plan, non-U.S. plan or church plan that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (ii) (x) such note is rated at least “BBB–” or its equivalent by a nationally recognized statistical rating organization at the time of purchase or transfer or (y) the acquisition, holding and disposition of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a non-exempt violation of any other substantially similar applicable law.
      A plan fiduciary considering the purchase of notes should consult its legal and tax advisors with respect to the potential applicability of ERISA and the Code to such investments and the consequences of such an investment under ERISA and the Code. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of ERISA, an investment in the Note or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.
PLAN OF DISTRIBUTION
     We will enter into one or more underwriting agreements with respect to the notes of each series and an underwriting agreement with respect to the certificates of a given series, if offered under this prospectus. In each underwriting agreement, we will agree to cause the related issuing entity to sell to the underwriters, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the underwriting agreement and in the related prospectus supplement. In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes and certificates, as the case may be, described therein which are offered hereby and by the related prospectus supplement if any of such notes and certificates, as the case may be, are purchased.
     Each prospectus supplement will either set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes and certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any notes and certificates the public offering prices and concessions may be changed.
     Each underwriting agreement will provide that we and GE Capital will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.
     Each issuing entity may, from time to time, invest the funds in its issuing entity accounts in eligible investments acquired from underwriters.
     Pursuant to each of the underwriting agreements with respect to a given series of securities, the closing of the issuance of each class of securities subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

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LEGAL OPINIONS
     Certain legal matters relating to the securities of any series will be passed upon for the related trust, us and the servicer by Mayer Brown LLP, Chicago, Illinois and New York, New York. Certain legal matters relating to the securities of any series will be passed upon for the underwriters by Bingham McCutchen LLP. Certain federal income tax and other matters will be passed upon for each issuing entity by Mayer Brown LLP.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any issuing entity until we terminate offering the securities.
     We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the issuing entities we originate. These Current Reports are also incorporated into this prospectus by reference and made a part hereof.
     We may provide static pool information, in response to Item 1105 of Regulation AB, through our Internet web site, and if we decide to provide information through such means, the accompanying prospectus supplement will disclose the specific Internet address where such information is posted.
     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
GE Capital
Capital Markets Group
201 High Ridge Road
Stamford, CT 06927
Attention: Manager, Investment Relations
Telephone: (203) 357-4328

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INDEX OF TERMS
     Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

Benefit Plan Investor	49
CF	12
Clearstream	24
CLL	12
Code	42,49
DTC	24
EF	12
Equipment Loans	9
ERISA	49
Euroclear	24
Euroclear Operator	24
finance lease	40
GE	14
GE Capital	17
GRS	15
Indirect Originations	12
IRS	42
LIBOR	23
OID	43
OID Regulations	43
Perfection Criteria	9
Permitted Investments	31
PTCE	50
Regulation	49
SEC	17
servicer defaults	34
Short-Term Note	43
true lease	40

53

[FORM OF TRANSPORTATION AND TRANSPORTATION RELATED
EQUIPMENT PROSPECTUS SUPPLEMENT]
SUBJECT TO COMPLETION, DATED [                    ],
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [                    ],
$[                                        ]
[GE Equipment Midticket Trust - ]
or
[GE Equipment Midticket, LLC - ]
Issuing Entity
CEF Equipment Holding, L.L.C.
Depositor
General Electric Capital Corporation

[Add Name of Securities]
Sponsor and Servicer

Consider carefully the risk factors be- ginning on page S-10 in this prospectus supplement and on page 2 in the prospectus.
The notes represent debt obligations of the issuing entity only. The certificates represent ownership interests in the issuing entity only. Neither the notes nor the certificates represent obligations of or interests in CEF Equipment Holding, L.L.C., General Electric Capital Corporation, [     ] or any of their affiliates.
This prospectus supplement may be used to offer and sell the notes [and the certificates] only if accompanied by the prospectus.
     The notes are backed by a pledge of the issuing entity’s assets. The issuing entity’s assets include loans secured by transportation and transportation related equipment.
     The issuing entity will issue the following [classes of notes,] [certificates,] which are offered under this prospectus supplement—

	Class A		Class B		Class C
	Notes		Notes		Notes
Principal Amount	$		$		$
Interest Rate		%		%		%
Maturity Date	,		,		,
Price to Public(1)		%		%		%
Underwriting Discount(2)		%		%		%
Proceeds to Depositor (3)		%		%		%

(1)	Plus accrued interest, if any, from , . Total price to public (excluding such interest) = $

(2)	Total Underwriting Discount = $

(3)	Total Proceeds to Depositor = $ all as are more fully described on page S-___
Credit Enhancement
•	[The issuing entity will also issue $ % asset backed certificates, which] [The certificates] are subordinated to the notes.

•	[A cash reserve account will be established with an initial balance of $ ( % of the loan value of the initial receivables).

•	The Class C Notes are subordinated to the Class A and Class B Notes, and provide additional credit enhancement for them. The Class B Notes are subordinated to the Class A Notes, and provide additional credit enhancement for the Class A Notes. Each Class also benefits from overcollateralization, a spread account and an excess spread.

•	Other support for the [notes] [certificates] includes [ ] and is provided by [ ].

•	The issuing entity will enter into a swap agreement with [General Electric Capital Services Inc.] described under “The Swap Agreement.”

•	[This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. The certificates are not offered under these documents.]
     Distributions on the certificates will be on the [___] of each month or, if the [___] is not a business day, on the next business day, beginning [                    ] [___], 200[___]
     Delivery of the [notes] [certificates], in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, société anonyme, and the Euroclear System on or about            ,      against payment in immediately available funds.
     Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Underwriter]	[Underwriter]

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus
     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.
     The information in this prospectus supplement is preliminary, and is subject to completion or change. This prospectus supplement is being delivered to you solely to provide you with information about the offering of these securities referred to in this prospectus supplement and to solicit an offer to purchase these securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of these securities, until we have accepted your offer to purchase these securities.
     These securities are being sold when, as and if issued. The depositor is not obligated to issue these securities or any similar security and the underwriters’ obligation to deliver these securities is subject to the terms and conditions of its underwriting agreement with the depositor and the availability of these securities when, as and if issued by the depositor. You are advised that the terms of these securities, and the characteristics of the asset pool backing them, may change (due, among other things, to the possibility that loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that these securities may not be issued that have the characteristics described in this prospectus supplement and the accompanying prospectus. The underwriters’ obligation to sell any of these securities to you is conditioned on the loans and these securities having the characteristics described in this prospectus supplement. If for any reason the depositor does not deliver these securities, the underwriters will notify you, and none of the depositor, the sponsor or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the depositor, the sponsor or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.
     We are not offering these securities in any state where the offer is not permitted.
     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver a prospectus supplement and prospectus until                     ,           (90 days after the commencement of this offering).
     We tell you about the securities in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.
     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.
     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-      in this prospectus supplement and under the caption “Index of Terms” beginning on page      in the accompanying prospectus.
     We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions.
     Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and development will conform with our expectations and predictions is subject to a number of risks and uncertainties.
     All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the issuing entity, General Electric Capital Corporation, General Electric Capital Services, Inc., any finance company or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

v

(continued)

SUMMARY OF PARTIES TO THE TRANSACTION*

*	This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

S-1

SUMMARY OF TERMS
•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the [notes] [certificates], read carefully this entire prospectus supplement and the accompanying prospectus.
•	This summary provides a brief description of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.
RELEVANT PARTIES

Issuing Entity	[GE Equipment Midticket Trust - ] [GE Equipment Midticket LLC ]

Depositor	CEF Equipment Holding, L.L.C.

Servicer and Sponsor	General Electric Capital Corporation

Indenture Trustee	[ ]

Originators	[Originators of more than 10% of pool assets]

[Owner Trustee]
[Managing Member]	[ ]

[Swap Counterparty]	[ ]
RELEVANT AGREEMENTS

Indenture	The indenture is between the issuing entity and the indenture trustee. The indenture provides for the terms relating to the notes.

[Trust Agreement]
[Limited Liability
Company Agreement]	The [trust agreement is between the depositor and the owner trustee. The trust agreement governs the creation of the trust and provides for the terms relating to the certificates.] [The limited liability company agreement governs the formation of the issuing entity by the seller and provides for the terms relating to the certificates.]

Servicing Agreement	The servicing agreement is between the servicer and the issuing entity. The servicing agreement governs the servicing of the receivables by the servicer.

Administration Agreement	The administration agreement is between General Electric Capital Corporation, as administrator and the [owner trustee] [managing member]. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuing entity.

S-2

Sale Agreement	The sale agreement is between General Electric Capital Corporation, as seller and CEF Equipment Holding, L.L.C., as purchaser. The sale agreement governs the sale of the receivables by General Electric Capital Corporation to CEF Equipment Holding, L.L.C.

Purchase and Sale Agreement	The purchase and sale agreement is between CEF Equipment Holding, L.L.C., as seller and [GE Equipment Midticket, LLC ] [GE Equipment Midticket Trust - ], as purchaser. The purchase and sale agreement governs the transfer of receivables from CEF Equipment Holding, L.L.C. to [GE Equipment Midticket, LLC ] [GE Equipment Midticket Trust - ].

Removal of Loans	In the event that a loan becomes a delinquent loan or the obligor thereon becomes subject to a bankruptcy proceeding, the seller has an assignable option to purchase the related loan from the issuing entity at a price equal to the purchase amount for such loan. See “Description of the Transaction Agreements-Removal of Loans.”

Swap Agreement	The issuing entity will enter into an interest rate swap agreement with the swap counterparty.
RELEVANT DATES

Closing Date	[ ]

Cutoff Date	[ ]

Payment Dates	Payments on the [notes] [certificates] will be made on the [___] day of each calendar month (or, if not a business day, the next business day), beginning with [ ] ,20[___].

Maturity Dates	The outstanding principal amount, if any, of each class of notes will be payable in full on the date specified for each below:

Class	Maturity Date
Class A	[__], [ ]
Class B	[__], [ ]
Class C	[__], [ ]

Record Date	So long as the securities are in book-entry form, the issuing entity will make payments and distributions on the securities to the holders of record on the [-] day preceding the payment date. If the securities are issued in definitive form, the record date will be the last day of the month preceding the payment or distribution date.

S-3

DESCRIPTION OF THE SECURITIES
Offered Securities
     We are offering [three] classes of notes [and certificates] issued by the issuing entity:

Class	Initial Principal Amount	Interest Rate
A	$	%
B	$	%
C	$	%

Certificate Invested
[Certificates	Amount	Interest Rate
	$	%]
     The [notes] [certificates] will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.
Assets of the issuing entity
     The issuing entity will possess only the following property:
•	receivables and related collections (excludes interest collections on the receivables from the cut-off date through [ ]);

•	bank accounts established for the issuing entity;

•	security interests in the equipment financed under the receivables;

•	any property obtained in a default situation under those security interests;

•	net swap receipts and swap termination payments received from the swap counterparty;

•	the reserve account and deposits therein; and

•	rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the loans.
The Receivables
     The receivables are middle market equipment loans that consist of loans and the income streams from finance leases made to obligors located in the United States of America and managed by the Capital Solutions and Healthcare Financial Services divisions of General Electric Capital Corporation. The pool balance of the receivables as of the cut-off date was $[                    ] , which represents the aggregate loan value of the receivables as of such date. The loan value of a receivable generally is:
•	for a loan accruing interest on a precomputed basis, (i) the present value of the future scheduled payments discounted monthly at its annual percentage rate plus (ii) the principal amounts of any past due payments plus (iii) the unamortized amounts of any purchase premiums minus (iv) the unamortized amounts of any purchase discounts, and

•	for a loan accruing interest on a simple interest basis, (i) the balance reflected on the servicer’s records plus (ii) the unamortized amounts of any purchase premiums minus (iii) the unamortized amounts of any purchase discounts.
     As of the cut-off date, the receivables had the following characteristics:
•	number of receivables [ ]

•	average loan value $[ ]

•	percentage of receivables by loan value that bear interest at a fixed rate [ ]%

•	percentage of receivables by loan value that bear interest based on a floating rate (including hybrids) basis [ ]%

•	weighted average remaining term to maturity[ ] months

•	weighted average original term to maturity [ ] months
     These receivables are described in more detail in “CHARACTERISTICS OF THE RECEIVABLES” in the accompanying prospectus. See “THE RECEIVABLES” in this prospectus supplement for more information on the loans.
Servicing
     The servicer is General Electric Capital Corporation. The servicer will be responsible for servicing, managing and administering the receivables and related interests, and enforcing and making collections on the receivables on behalf of the issuing entity. The servicer shall be entitled to a servicing fee equal to [     ]% per annum, of the pool balance as of the first day of each calendar month. In addition, the servicer shall be entitled to collect and retain as additional servicing compensation in respect of each collection period, any late fees, prepayment charges and other administrative fees and expenses or similar charges collected during that period. The servicer has the option to make advances for

S-4

delinquent scheduled payments only if it determines in its sole discretion that advances will be recoverable in future periods.
Administration
     The administrator is General Electric Capital Corporation. The administrator will be responsible for performing the duties of the issuing entity under the indenture. The administrator shall be entitled to a administration fee of $[     ] per annum, 1/12 of which is payable in arrears on each payment date.
Subordination
     The Class C Notes will be subordinated to the Class A and Class B Notes, and Class B Notes will be subordinated to the Class A Notes as follows:
•	no interest will be paid on the Class C Notes on any payment date until all interest due on the Class A Notes and the Class B Notes through that payment date has been paid in full;

•	no interest will be paid on the Class B Notes on any payment date until all interest due on the Class A Notes through that payment date has been paid in full;

•	no principal will be paid on the [Class C Notes] on any payment date until the principal due on the Class A Notes and Class B Notes on that payment date has been paid in full; and

•	no principal will be paid on the [Class B Notes] on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.
     The certificates will be subordinated to the Class A Notes, the Class B Notes and the Class C Notes as follows:
•	no distributions on invested amounts will be made to the certificates on any payment date until all interest due on the Class A Notes, the Class B Notes and the Class C Notes through that payment date has been paid in full; and

•	no distributions of the certificate invested amounts will be made to the certificates on any payment date until all principal on the Class A Notes, the Class B Notes and the Class C Notes has been paid in full.
Interest
     The interest rate for each class of notes is set forth on the front cover of this prospectus supplement. [The Class [___] Notes [and the floating rate notes] will accrue interest on an actual/360 basis from (and including) the previous payment date to (but excluding) the related payment date, except that the first interest accrual period will be from (and including) the closing date to (but excluding) [     ]. This means that the interest due for each class of floating rate notes and the Class [___] Notes on each payment date will be the product of: (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate, and (iii) the actual number of days since the previous payment date (or, in the case of the first payment date, since the closing date) divided by 360.] The floating rate notes will continue to accrue interest at their respective interest rates even if the swap agreement is terminated. Interest on the fixed rate notes (other than the Class [___] Notes) will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due for each class of fixed rate notes (other than the Class [___] Notes) on each payment date will be the product of: (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate, and (iii) 30 (or, in the case of the first payment date, the number of days since the closing date) divided by 360.
Principal Payments
     The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date will generally equal the decrease during the prior calendar month in [the sum of (a)] the loan value of the receivables and [(b) the amount on deposit in the issuing entity’s pre-funding account as of the end of the pre-funding period]. The loan value of a receivable equals the discounted present value of its scheduled cash flows, using a discount rate equal to the average annual percentage rate of that loan.
     Principal payments on each payment date will generally be allocated in the following proportions: [      ]% to the Class A Notes, [      ]% to the Class B Notes and [      ]% to the Class C Notes. However, no principal payments will be payable on each payment date to the Class C Notes until all amounts payable to the Class A and Class B Notes on that payment date have been paid in full, and no principal payments will be payable on each payment date to the Class B Notes until all amounts payable to the Class A Notes on that payment date have been paid in full.

S-5

     See “Description of the Transaction Agreements — Distributions” for additional detail on some of the calculations described above and for special priority rules that would apply in a default situation.
Events of Default
     The notes are subject to events of default described under “DESCRIPTION OF THE NOTES” in the accompanying prospectus. These include:
•	the issuing entity fails to pay any interest on any note within five days after its due date;

•	the issuing entity fails to pay any installment of the principal of any note on its due date;

•	bankruptcy, insolvency or similar events relating to the issuing entity; and

•	breach by the issuing entity of its other covenants under the indenture, or material breach of a representation or warranty made by the issuing entity under the indenture, subject to applicable grace periods.
     If an event of default is not remedied as provided in the indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount of those notes, [or, holders of a majority in principal amount of one or more class of notes] shall be required to, declare the principal of the notes to be immediately due and payable. If the notes have been declared due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due or foreclose on the issuing entity’s property, exercise remedies as a secured party, sell the related receivables or make demand upon the issuing entity by written notice that the issuing entity deliver receivables files to it. However, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holder of all the outstanding notes consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal or and the accrued interest on those notes at the date of such sale, or (iii) the indenture trustee determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of 66-2/3% of the outstanding principal amount of the notes.
Optional Redemption
     Any class of [notes] [certificates] that remain outstanding on any payment date on which we exercise our clean-up call will be paid in whole on that payment date at a redemption price [for such class] equal to the [outstanding principal balance of that class of notes] plus accrued and unpaid interest thereon [outstanding invested amount of the certificates plus undistributed certificateholders’ distributions on invested amount]. We cannot exercise our clean-up call until the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables, measured for each receivable at the time of its sale to the issuing entity.
[Mandatory Redemption
     The issuing entity will have a pre-funding period. On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the issuing entity’s pre-funding account after any purchase of receivables on that date will be applied to the [notes] [certificates] then outstanding in whole or in part in the same sequence and proportions that would apply in a normal [principal payment or distribution on the invested amount.]]
[Pre-Funding
     We will sell the issuing entity loans and finance leases during a pre-funding period beginning on the closing date and ending not later than the close of business on the payment date on [      ], 20[     ].
     The issuing entity will pay for the subsequent receivables with funds on deposit in a pre-funding account established by the issuing entity, with an initial deposit of $                    . We expect to sell subsequent receivables to the issuing entity with an aggregate loan value approximately equal to the amount deposited in the pre-funding account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities [      ]% of the asset pool will be represented by the pre-funding account.
     The pre-funding period will also terminate early if the balance in the pre-funding account is reduced to less than $100,000 or if certain defaults or other adverse events occur. The pre-funded amount will amount to [      ]% of the amount of the securities offered in this prospectus supplement. Any balance remaining in the pre-funding account at the end of the

S-6

pre-funding period will be payable to the [noteholders as principal] [certificateholders as distributable invested amounts.]
     There are no required characteristics of the receivables transferred to the issuing entity during the pre-funding period, except that each additional receivable must satisfy the eligibility criteria in the sale agreement between us and the issuing entity at the time of its addition. The issuing entity will not be able to purchase receivables from us during the pre-funding period unless the finance companies have eligible receivables which they are able to transfer to us.
[Negative Carry Account
     We anticipate that the average interest rate earned by the issuing entity on investment of funds in the pre-funding account may be less than the weighted average interest rate on the [notes] [certificates]. To provide a source of funds to cover any short fall resulting from this difference, the issuing entity will deposit $                     into the issuing entity’s negative carry account.]
Credit Enhancement
[Cash Reserve Account
     As credit enhancement for the [notes] [certificates], a cash reserve account will be established by the issuing entity. The cash reserve account will be funded as follows:
•	On the closing date, the issuing entity will deposit $ ( % of the loan value of the initial receivables) into the cash reserve account.

[•	On the date of each subsequent sale of receivables to the issuing entity, the issuing entity will transfer cash or highly rated, short-term securities having a value approximately equal to % of the aggregate loan value of the receivables purchased from the pre-funding account to the cash reserve account.]

•	On each payment date after any draw has been made on the cash reserve account, available collections remaining after other more senior payments have been made will be deposited into the cash reserve account to the extent necessary to maintain a specified minimum balance.
     Funds on deposit in the cash reserve account will be available on each payment date to cover shortfalls in [payments of interest and principal on the notes] [distributions on certificate invested amount and distributions of certificate invested amount]. [Funds on deposit in the cash reserve account will not be used to cover shortfalls in any distributions on the certificates].
[Overcollateralization
     [____]% of any excess spread amount received by the issuing entity will be used to pay principal on the notes, which will cause the pool balance to exceed the outstanding principal balance of the notes to the extent such amounts of excess interest exceed writedowns of the receivables attributable to defaults. Any resulting overcollateralization will benefit the Notes.]
Excess Spread
     We expect interest collections on the receivables to be in excess of certain fees and expenses of the issuing entity and interest on the notes. These amounts of excess interest are available to cover principal payable as a result of writedowns of the receivables pool attributable to defaults.
[The Certificates
     On the closing date, the issuing entity will issue certificates to us in an aggregate invested amount of $       . [We will initially retain the entire invested amount of the certificates.] Distributions on the certificates will be subordinate in priority of payment to interest and principal due on the notes.]
[Subordination
     The subordination of the Class C Notes to the Class A and Class B Notes as described herein will provide additional credit enhancement for the Class A and Class B Notes. The subordination of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes.] [The subordination of the certificates to the Class A Notes, Class B Notes and Class C Notes will provide additional credit enhancement for the Class A Notes, Class B Notes and Class C Notes.]
     As described in “Description of the Notes-Payments of Interest” and “Description of the Notes-Payments of Principal,” the Class C Notes will bear all losses on the receivables before the Class B Notes and the Class B Notes will bear all losses before the

S-7

Class A Notes. The subordination is intended to enhance the likelihood of the senior notes receiving expected payments of interest and principal.
     [Describe other forms of credit enhancement and any enhancement provider referenced in Item 1114(b) of Regulation AB.]
Priority of Distributions
     On each payment date after payment to the servicer of an amount equal to any accrued but unpaid servicing fee [and reimbursement of any unreimbursed servicer advances], available collections, plus funds transferred from various issuing entity accounts as described above, will be applied to the following (in the priority indicated):
          (1) to the indenture trustee, all accrued and unpaid trustee fees and expenses (not to exceed $ [___] per month).
          (2) administration fees;
          (3) to pay the swap counterparty any amounts due to swap counterparty under the swap agreement not including any swap termination payments payable under clause (4) below;
          (4) accrued and unpaid interest on the Class A Notes and any swap termination payments owed by the issuing entity to the swap counterparty pro rata based on the outstanding principal balance of the Class A Notes and any swap termination payments; provided that, any amounts allocable to the Class A Notes which are not needed to pay interest due on such notes will be applied to pay the portions of any swap termination payments remaining unpaid, if any;
          (5) accrued and unpaid interest on the Class B Notes;
          (6) accrued and unpaid interest on the Class C Notes;
          (7) to pay principal on the notes in the priority described above under “Offered Securities — Principal Payments”;
          (8) to the cash reserve account, to the extent necessary to maintain a specified balance;]
          (9) distributions on the certificate invested amount;
          (10) distributions of the certificate invested amount of the certificates; and
          (11) the remaining balance, if any, to the issuing entity.
     See “Description of the Transaction Agreements — Distributions” for additional details and for special priority rules that would apply in a default situation.
Swap Agreement
     The issuing entity will enter into a swap agreement with [General Electric Capital Services, Inc.], or a swap counterparty with (i) a Moody’s long term debt rating, shelf rating or counterparty rating of at least “[___]”, and if a short term rating has been provided, such rating is at least “[___]”, and (ii) an S&P long term debt rating or counterparty rating of at least “[___]”, and if a short term rating has been provided, such rating is at least “[___]”, and (iii) if such entity or its credit support provider has a Fitch long term unsecured debt rating, such rating is at least “[___]”, and if a short term rating has been provided, such rating is at least “[___]”. [The swap agreement will include confirmations for [three] separate swap transactions, under which the issuing entity will receive amounts based on LIBOR and pay amounts based upon a fixed rate of interest, an index based upon the interest rates on the hybrid receivables, and one-year reset indices, respectively.]
     For a description of the swap agreement, see “SWAP AGREEMENT.” For information regarding the credit ratings of the swap counterparty, see “THE ISSUING ENTITY AND OTHER PARTIES”.
Tax Status
     In the opinion of Mayer Brown LLP, tax counsel to the issuing entity, the notes will be treated as debt of the issuing entity for U.S. federal income tax purposes and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation [and the issuing entity will be treated as a partnership in which the certificateholders are partners].
ERISA Considerations
     Employee benefit plans and accounts may generally purchase notes subject to the considerations described in this prospectus supplement and the accompanying prospectus. Before purchasing any of the notes, fiduciaries of such plans should determine whether an investment in the notes is appropriate for such plan and are urged to review carefully the matters discussed in this prospectus supplement and in the accompanying prospectus and to consult with their own legal and financial advisors before making an investment decision. The certificates may not be acquired by any employee benefit plan. See “ERISA

S-8

Considerations” in this prospectus supplement and in the accompanying prospectus.
Legal Investment
     [The Class A Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]
Ratings of the [Notes] [Certificates]
     The issuing entity will not issue the [notes] [certificates] unless the Class C Notes are rated investment grade by at least two nationally recognized rating agencies and the other notes are assigned the following ratings:]

Standard &
Class	Poor’s	Moody’s	Fitch
A
B
C
     These ratings will be monitored on an on-going basis.
     The ratings of the notes take into account the provisions of the swap agreement and the ratings currently assigned to the debt obligations of the swap counterparty. A downgrade, suspension or withdrawal of any rating of the debt of the swap counterparty may result in the downgrade, suspension or withdrawal of the rating assigned to any notes.
     A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the notes pursuant to their terms.
CEF Equipment Holding, L.L.C.
     The mailing address of our principal executive office is 10 Riverview Drive, Danbury, CT 06810, Attention: Legal Department and our telephone number is 203-749-2101.

S-9

RISK FACTORS
     You should consider the following risk factors in deciding whether to purchase the [notes] [certificates].

Proposed financial regulatory reforms could have a significant impact on the issuing entity, the sponsor, the depositor or the servicer.	On June 17, 2009, the United States Department of the Treasury announced a sweeping proposal to reform the regulatory supervision of financial institutions, certain aspects of which are described below. The proposal envisions creation of new entities, authorities and responsibilities for federal financial institution regulators that will be authorized to identify emerging systematic risks, supervise all federally chartered depository institutions and regulate consumer financial services and products such as credit, savings and payment products. The proposal calls for regulation of systemically significant institutions, regardless of whether those institutions would be regulated as bank holding companies under current law. Under this proposal, the sponsor or the servicer could be treated as systemically significant institutions. The proposal also recommends separating non-financial from financial companies. The proposal further envisions enhanced regulation of the financial markets, including securitization markets.

Portions of the proposal can be implemented through executive order or regulation, while the more significant parts of the proposal require the adoption of new legislation. It is not clear, however, whether or when any such executive orders, regulations or legislation will be issued or enacted, what form they will take, how they will be implemented if adopted, or how the issuing entity, the sponsor, the depositor or the servicer will be affected. No assurance can be given that the new standards will not have a significant impact on the issuing entity, the sponsor, the depositor or the servicer, including on the level of loans held in the issuing entity or the servicing of those loans and on the regulation and supervision of the servicer, the sponsor and/or its affiliates.

It may not be possible to find a purchaser for your securities.	There is currently no public market for the [notes] [certificates] and we cannot assure you that one will develop. Thus you may not be able to resell your [notes] [certificates] at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the [notes][certificates], but they are not required to do so. We do not intend to apply for listing of the [notes] [certificates] on any securities exchange or for the inclusion of the [notes] [certificates] on any automated quotation system. A trading market for the [notes] [certificates] may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your [notes] [certificates].

Recent and continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities, including many securities backed by loans which are included in the loan portfolio. This period of general market illiquidity may continue, or even worsen, and may adversely affect the value of your notes and may adversely affect your ability to locate a willing purchaser. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.

Recent economic developments may adversely affect the performance and market value of your notes.	Since the fall of 2007, general worldwide economic conditions experienced a downturn due to the effects of the deterioration in the residential housing market, the subprime lending crisis, the general credit market crisis, collateral effects on the finance and banking industries, increased commodity costs, volatile energy costs, concerns about inflation, slower economic activity, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns (the “Economic Crisis”).

The Economic Crisis has adversely affected demand for the types of equipment that we finance, resulting in decreased sales of these products which could negatively affect our operations and result in higher losses and delinquencies on the loans. An increase in losses and delinquencies on the loans could result in reduced payments on your notes. As a result, the performance and market value of your notes may be adversely affected.

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In addition, we cannot predict the duration of the Economic Crisis, the timing or strength of a subsequent economic recovery or the extent to which the Economic Crisis will continue to negatively impact the business, financial condition and results of operations of the originators.

Risk of downgrade of initial ratings assigned to your [notes] [certificates].	It is a condition to the issuance of the [notes][certificates] that they receive the ratings from the rating agencies set forth in the summary under the heading “rating of the [notes][certificates].” A rating is not a recommendation to purchase, hold or sell the [notes][certificates], inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the [notes][certificates] address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the [notes] [and distribution of certificate invested amount and distributions on certificate invested amount] pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. The ratings of the [notes][certificates] are based primarily on the rating agencies’ analysis of the finance leases, loans and the equipment, and, with respect to the [Class A Notes] [Class B Notes] [and Class C Notes], the subordination provided by the subordinate [notes][certificates]. In the event that the rating initially assigned to any [notes][certificates] is subsequently lowered or withdrawn for any reason, you may not be able to resell your [notes][certificates] without a substantial discount.

[Prepayments could result from pre-funding.	If the principal amount of eligible receivables purchased or directly originated by our affiliated finance company during the issuing entity’s pre-funding period, plus other pre-existing eligible receivables, is less than the amount deposited in the issuing entity’s pre-funding account, we will not have sufficient receivables to sell to the issuing entity during the pre-funding period. This would result in a prepayment of principal or return of capital, as the case may be, in an aggregate amount equal to the amount remaining in the pre-funding account at the end of the pre-funding period to the [noteholders] [certificateholders] in the same sequence and proportions that would apply in a normal principal distribution. Any prepayment will shorten the weighted average life of the affected [notes] [certificates]. The amount of the [notes] [certificates] that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the [notes] [certificates].]

[The issuing entity is dependent upon the finance companies for additional receivables.	The issuing entity will not be able to purchase receivables from us during the pre-funding period unless the finance companies have eligible receivables which they are able to transfer to us. The finance companies’ ability to generate receivables depends primarily upon sales of transportation and transportation-related equipment manufactured or distributed by unaffiliated third parties. If, during the pre-funding period, these manufacturers or distributors experienced a reduction in sales of such equipment, this would adversely affect our ability to sell receivables to the issuing entity.]

[Characteristics of the pool of receivables may change due to pre-funding.	There will be no required characteristics of the receivables transferred to the issuing entity during the pre-funding period, except that each additional receivable must satisfy the eligibility criteria specified in the sale agreement between us and the issuing entity at the time of its addition. Additional receivables may be originated at a later date using credit criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent receivables to the issuing entity, the characteristics of the entire receivables pool, including the composition of the receivables, the distribution by annual percentage rate, transportation type, payment frequency, average maturity, current loan value and geographic distribution, may vary from those of the initial receivables. Since the weighted average life of the [notes] [certificates] will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the [notes] [certificates]. However, the issuing entity will not purchase any receivables that have a remaining term in excess of [ ] months or any receivables that would cause the weighted average original term of the receivables in the issuing entity to be greater than [ ] months. These requirements are intended to minimize the effect of the addition of subsequent receivables on the weighted average life of the [notes] [certificates].]

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Cross-collateralization of receivables may affect your returns.	In many cases the finance companies have other extensions of credit to an obligor in addition to the loan or loans with such obligor which are included in the loan pool securing the notes. In addition, after the closing date, the finance companies may originate additional extensions of credit to any obligor. The finance companies may also sell loans which it has retained to another issuing entity for which GE Capital may act as the servicer in the future. For purposes of this prospectus supplement we refer to such existing or future extensions of credit by the finance companies, which are not transferred to the issuing entity and included in the loan pool, as retained loans. In many cases, loans sold to the issuing entity and the retained loans are cross-defaulted and cross-collateralized. As a result, a retained loan may have a lien or security interest on the transportation or transportation related equipment and other collateral securing a loan in the receivables pool, and a loan in the receivables pool may be secured by a lien or security interest on the collateral securing a retained loan. In addition, the same guarantee, credit enhancement or recourse arrangement with a third party may be applicable to both a loan in the receivables pool and a retained loan.

GE Capital, in its capacity as servicer, will be required to make decisions, on behalf of the issuing entity, regarding the loans in the receivables pool which also affect its interest in the retained loans. The servicing agreement obligates GE Capital, when acting in its capacity as the servicer, to act, on behalf of the issuing entity, in accordance with its customary servicing procedures and the issuing entity’s credit and collection policies with respect to loan agreements, finance leases and other financing arrangements similar to the loans in the receivables pool. However, when acting in its capacity as the creditor under the retained loans (or as the servicer for another issuing entity or lender which has purchased retained loans), GE Capital may make decisions and take actions to protect the creditor’s interest without regard to any effect which these decisions and actions may have on the interests of the issuing entity. Such decisions or actions by GE Capital may affect the timing and amount of the recovery by the issuing entity on loans with the same obligor. If the obligor defaults on a loan in the receivables pool or a retained loan, or an insolvency proceeding is commenced with respect to the obligor (or a third party providing a guarantee or other recourse arrangement), GE Capital, in its capacity as servicer, will be authorized to file claims (including bankruptcy claims) and commence remedial proceedings on behalf of the issuing entity, and in the same proceeding a finance company, in its capacity as a creditor of the obligor under a retained loan (or as the servicer for another trust or lender which has purchased the retained loans), may also take actions to protect its interest in the retained loan. If a payment is made by or on behalf of an obligor (whether a scheduled payment, prepayment, liquidation or insurance proceeds or a payment by a third party under a guarantee or recourse arrangement), as servicer, GE Capital will allocate the payment between amounts due on loans in the receivables pool and amounts due on retained loans in accordance with applicable law, the provisions of the loans (and the retained loans) and its customary practices for similar loans. It is also the practice of the finance companies to accommodate obligor requests for the release of transportation or transportation related equipment or other collateral from the lien of a financing agreement or finance lease, or the release of a third party from its guarantee (or other recourse arrangement) in respect of a loan in appropriate circumstances. Accordingly, as servicer, GE Capital, on behalf of the issuing entity, is authorized to release the transportation or transportation related equipment or other collateral which secures a loan and to release a guarantee or other third party recourse arrangement in accordance with its customary servicing practices for similar loans and the issuing entity’s credit and collection policies. In such circumstances, GE Capital will, in accordance with such practices, determine whether (and in what order) to release an obligor’s collateral securing a loan and/or collateral securing a retained loan. When a finance company sells transportation or transportation related equipment or other collateral for a loan which has been repossessed, it may also be selling similar collateral for its own account or for an account of another party. The finance companies are not required (in a remedial proceeding, in bankruptcy, in allocation of

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payment or in the sale of repossessed equipment) to give priority to payments due to the issuing entity under a loan over payments due to that finance company or another issuing entity or lender under a retained loan.

Geographical concentrations of transportation loans may affect your investment.	If adverse events or economic conditions were particularly severe in the geographic regions in which there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the receivables may increase. As a result, the overall timing and amount of collections on the receivables held by the issuing entity may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive. As of [ , ], approximately [ ]% of the outstanding principal amount of the receivables held by the issuing entity related to obligors located in California, [ ]% in Texas, [ ]% in New York and [ ]% in Illinois. No other state accounts for more than [ ]% of the transportation loans. The receivables in those states represent [ ]% of the outstanding principal amount of the receivables held by the issuing entity.

Disproportionate concentration of equipment loans in the transportation industry may adversely affect your investment.	If the transportation industry experiences adverse events or economic conditions, the overall timing and amount of collections on the equipment loans held by the issuing entity may differ from what you may have expected. This could result in delays or reduced payments to you. An increase in costs of raw materials may increase the costs of production for manufacturers of transportation equipment resulting in reduced revenues and higher delinquencies. A decrease in the demand for transportation equipment as well as excess capacity in the industry could reduce revenues for these sectors and this may consequently increase delinquencies and defaults on the related loans. Additionally, an overall economic downturn could reduce demand for credit.

Payments on the Class C Notes are subordinate to payments on the Class B and Class A Notes.	If you buy Class C Notes, your interest payments will be subordinate to interest payments on the Class B and Class A Notes, and your principal payments will be subordinate to principal payments on the Class B and Class A Notes as follows:

•     You will not receive any interest payments on your Class C Notes on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest then payable on the Class B and Class A Notes, in each case, has been paid in full.

•     In addition, you will not receive any principal payments on your Class C Notes on any payment date until the principal due on the Class B and Class A Notes on that payment date has been paid in full.

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Payments on the Class B Notes are subordinate to payments on the Class A Notes.	If you buy Class B Notes, your interest payments will be subordinate to interest payments on the Class A Notes, and your principal payments will be subordinate to principal payments on the Class A Notes as follows:

•     You will not receive any interest payments on your Class B Notes on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest then payable on the Class A Notes, in each case, has been paid in full.

• In addition, you will not receive any principal payments on your Class B Notes on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.

Payments on the certificates are subordinate to payments on the Class A Notes, the Class B Notes and the Class C Notes.	If you buy certificates, your distributions on the certificate invested amounts will be subordinate to interest payments on the Class A Notes, the Class B Notes and the Class C Notes, and your return of your certificate invested amount will be subordinate to principal payments on the Class A Notes, the Class B Notes and the Class C, as follows:

•     You will not receive any distributions on your certificate invested amount on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest and principal then payable on the Class A Notes, the Class B Notes and the Class C Notes, in each case, has been paid or provided for in full.

•     In addition, you will not receive any distributions of your certificate invested amount on any payment date until the entire principal balance of the Class A Notes, the Class B Notes and the Class C Notes, has been paid for in full.

[Prepayments of receivables could result in payment shortfalls.	A significant portion of the receivables in the issuing entity will be simple interest receivables. Under simple interest receivables, if an obligor pays a fixed periodic installment early, the portion of the payment applied to reduce the unpaid balance will be greater than the reduction if the payment had been made as scheduled, and the final payment will be reduced accordingly. As a result, the loan value of the receivable, at any time, may be greater than its principal balance. Upon final payment (including prepayment in full) of the receivable, principal collected through that final payment will be less than the resulting increase in the targeted distribution, which could lead to a cash flow shortfall. You might not receive ultimate payment in full of all amounts due under your [notes][certificates] if the amount of the shortfalls exceeds the amount of the deposits and other available credit enhancement and excess collections available to make up for the shortfalls.] [No deposit will be required in connection with any potential cash flow shortfalls that result in a shortfall in distributions on the

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certificates.] No assurances are given that the receivables will prepay at any particular rate.

If the notes are redeemed earlier, the yield on your notes may be lower than expected.	If any class of notes is redeemed earlier, as described in “Description of the Notes-Optional Redemption,” your notes will be retired early, which will shorten their average lives and potentially lower the yield on your notes.

Noteholders may suffer a loss on their investment from interest rate fluctuations if the [Class A] [Class B] [Class C] interest rate swap[s] terminates.	The [Class A Notes] [Class B Notes] [Class C Notes] bear interest at floating rates based on [one-month LIBOR] [H-15], while the payments due under the receivables are calculated using floating interest rates based on [one-month LIBOR] [H-15]. The issuing entity will enter into an interest rate swap for [Class A Notes] [Class B Notes] [Class C Notes] to mitigate the risk associated with a decrease in [one-month LIBOR] [H-15] that results in the interest payable on such notes exceeding the amount available to make these payments.

If an interest rate swap is terminated or an interest rate swap counterparty fails to perform its obligations under an interest rate swap agreement, the noteholders will be exposed to the risk that the interest rate on the [Class A Notes] [Class B Notes] [Class C Notes] will be greater than the amounts received by the issuing entity under the receivables, which could leave the issuing entity without sufficient funds to make all required payments on the notes.

The swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on the notes. Prior to an event of default, a swap counterparty’s claim for termination payments for swaps relating to each class of notes will be at the same priority with interest on the related class of notes. Following an event of default, any swap counterparty’s claim for termination payments will be at the same priority with interest on the Class A Notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in the interest and principal payments on your notes.

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THE ISSUING ENTITY
General
     The issuing entity will be formed pursuant to a [trust] [limited liability company] agreement. The [trust] [limited liability company] agreement is governed by the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than
•	acquiring, holding and managing the receivables[, the pre-funding account] and the other assets of the issuing entity and proceeds therefrom,

•	issuing the notes and the certificates,

•	making payments on the notes and distributions on the certificates, and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.
     The issuing entity will possess only the following property:
•	receivables and related collections;

•	bank accounts established for the issuing entity;

•	security interests in the transportation or transportation related equipment financed under the receivables;

•	any property obtained in a default situation under those security interests; and

•	rights to proceeds from certain insurance policies covering transportation or transportation related equipment financed under the receivables or obligors on the receivables.
     The issuing entity’s principal offices are in [                     ], in care of [                      ], [as owner trustee] [managing member], at the address listed below under “—The [Owner Trustee] [Managing Member].”
     As a bankruptcy-remote entity, the issuing entity’s operations are restricted so that it does not engage in business with, or incur liabilities to, any other entity other than entities such as the originator, the indenture trustee, the administrator and the Servicer as contemplated under the transaction agreements or similar securitization agreements. The restrictions are intended to prevent the issuing entity from engaging in business with other entities that may bring bankruptcy proceedings against the issuing entity. The restrictions are also intended to reduce the risk that the issuing entity will be consolidated into the bankruptcy proceedings of any other entity. The issuing entity does not have, nor is it expected in the future to have, any significant assets, except as set forth herein.
     The issuing entity’s principal offices are in Danbury, Connecticut, in care of General Electric Capital Corporation, as administrator, and are located at 44 Old Ridgebury Road, Danbury, Connecticut 06810. Its fiscal year runs from [January 1] through [December 31].
Capitalization of the Issuing Entity
     The following table illustrates the capitalization of the issuing entity as of                     [initial      cutoff date], as if the issuance and sale of the notes and the certificates had taken place on that date:

Class A	$

Class B	$

Class C	$	]

[Certificates	$	]

Total	$

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Affiliations Among Transaction Parties
     The diagram below illustrates the ownership structure among the affiliated transaction parties.
[Describe, if so, and how, the sponsor, depositor or issuing entity is an affiliate of the following parties: servicer, trustee, originator, significant obligor, enhancement or support provider or any other parties, as well as, to the extent known and material, if so, and how, any of those parties are affiliates of each other. Also describe whether there is, and if so the general character of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the transaction, between the sponsor, depositor or issuing entity and any of the parties set forth above, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities]
[The Owner Trustee] [Managing Member]
                          is the [owner trustee] [managing member] under the [trust] [limited liability company] agreement.                      is a                                          , and its principal offices are located at                      . [In the ordinary course of its business, the owner trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with GE Capital and its affiliates.                     will act as co-trustee for the purpose of complying with certain Delaware legal requirements.] [The initial capital contribution made by the managing member is $ [     ].] [Description of the owner trustee’s experience serving as owner trustee in securitizations of similar assets]
The Swap Counterparty
     Any swap counterparty shall be required to have a short term credit rating of [            ] by Standard & Poor’s, and [           ] by Moody’s; and a long term credit rating of [            ] by Standard & Poor’s and [            ] by Moody’s.
     [                      ], as the swap counterparty to the net swap agreement[s], is a [                      ], and its principal executive offices are located in [                      ]. In the ordinary course of business, it is engaged in a general commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

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     As of [                     ], based upon information reported by [                     ], [                      ] had consolidated assets of $[                      ], consolidated deposits of $[                     ] and shareholder’s equity of $[                      ] based on regulatory accounting principles.
     Requests for information should be directed to the [          ].
     The Depositor has determined that the significance percentage of payments under the swap agreement, as calculated in accordance with Regulation AB under the Securities act of 1933, [is less than 10%] [is greater than 10% but less than 20%: provide data required by Item 1115(b)(1) of Regulation AB] [is greater than 20%: financial statements meeting the requirements of Item 1115(b)(2) of Regulation AB will be provided].
Sponsor
     General Electric Capital Corporation (“GE Capital”), a Delaware corporation, originated all of the Loans and will transfer the Loans to the Seller on the closing date.
     GE Capital has securitized commercial equipment loans since 2003. The size of GE Capital’s portfolio of commercial equipment loans is in excess of $[20 billion]. GE Capital does not outsource the origination of commercial equipment loans to third parties. The following tables set forth the aggregate principal amount of publicly offered securitizations of commercial equipment loans sponsored by GE Capital since 2003. GE Capital sponsored approximately $[___] billion in initial aggregate principal amount of securities backed by commercial equipment loans in the 2003 calendar year. GE Capital sponsored approximately $[          ] billion in initial aggregate principal amount of securities backed by commercial equipment loans in the 2005 calendar year. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.
     [INSERT TABLE]
     In addition to equipment loans, assets supporting GE Capital securitizations executed by GE Capital and its subsidiaries and affiliates that are currently outstanding include: credit card receivables; floorplan receivables; commercial real estate loans; residential real estate and home equity loans; secured corporate loans and other assets.
     For a description of the Sponsor, see “Important Parties-GE Capital Corporation” in the accompanying prospectus. For a description of origination of the equipment loans by GE Capital, see “Origination of Receivables” in the accompanying prospectus.
[Other Originators
     The Loans secured by [     ] equipment were originated by GE Capital, subsequently transferred to [          ], a [          ] corporation, and will be transferred to the Seller by [     ] on the closing date. These Loans account for [____]% of pool assets.
     [If Loans originated by such originator exceed 20% of pool assets, describe how long it has been originating assets; describe its experience in originating equipment loans; describe the size and composition of its portfolio; describe its underwriting criteria for equipment loans and provide any other material information].]
Servicer
     GE Capital, through its Capital Solutions and Healthcare Financial Services divisions, is the servicer (the “Servicer”) under the servicing agreement. GE Capital is a wholly owned subsidiary of General Electric Capital Services, Inc (“GECS”). The principal offices of GE Capital’s Capital Solutions division are located at 44 Old Ridgebury Road, Danbury, CT 06810 and the principal offices of GE Capital’s Healthcare Financial Services division are located at 20225 Water Tower Blvd., Suite 300, Brookfield, WI 53045-3598.
     The following tables set forth the annual average outstanding principal balance, calculated as of year end, of commercial equipment loans serviced by GE Capital for the past five years, and the annual average number of such loans for the same period. GE Capital was the servicer of a commercial equipment loan portfolio of approximately $[___] billion in average outstanding principal amount during the 2001 calendar year. GE Capital was the servicer of

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a commercial equipment loan portfolio of approximately $[___] billion and $[___] billion in average outstanding principal during the 2005 calendar year. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.
     [INSERT TABLE]
     For a description of the Servicer, see “Important Parties-GE Capital Corporation” in the accompanying prospectus.
Depositor
     CEF Equipment Holding, L.L.C. is the depositor (the “Depositor”). For a description of the Depositor, see “Important Parties- CEF Equipment Holding, L.L.C.” in the accompanying prospectus.

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THE RECEIVABLES POOL
     The pool of receivables held by the issuing entity will include the initial receivables purchased on the closing date [and any additional receivables purchased during the issuing entity’s pre-funding period]. The receivables are transportation loans that consist of loans and the income streams from finance leases (the “Transportation Loans”) secured by new or used transportation and transportation related equipment.
     A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the issuing entity and the notes, are based upon the Loan Value of the receivables. “Loan Value” means, for any Transportation Loan as of any calculation date, the present value of the scheduled and unpaid payments on such Equipment Loan (discounted monthly at an annual rate equal to the annual percentage rate of such Equipment Loan with respect to Equipment Loans accruing interest on a fixed rate basis), plus any amount of past due payments as of the cutoff date. Any defaulted receivables liquidated by the servicer through the sale or other disposition of the related equipment or that the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge off without realizing upon the related equipment are deemed to have a Loan Value of zero. The Loan Value of the receivables is generally equivalent to their outstanding principal amount.
     The [initial] receivables were selected [and the additional receivables will be selected] from our portfolio using several criteria, including the criteria set forth in the prospectus under “Characteristics of the Receivables — Selection Criteria” and the additional criteria that:
          (1) each receivable is an Equipment Loan;
          (2) each receivable has an annual percentage rate that is equal to or greater than    %;
          (3) each receivable has a remaining term to maturity of not more than           months;
          (4) each receivable has a Loan Value as of the applicable cutoff date that (when combined with the Loan Value of any other receivables with the same or an affiliated obligor) does not exceed       % of the aggregate Loan Value of all the receivables; and
          (5) [after giving effect to each transfer of additional receivables,] the weighted average original term of the receivables in the issuing entity will not be greater than           months; and
     [The receivables as they are constituted on any cutoff date for an addition of receivables will not deviate from the foregoing characteristics.]
     [The [initial] receivables include both precomputed and simple interest receivables]. No [initial] receivable has[, and no additional receivable will have,] a scheduled maturity later than the date that is six months prior to the final scheduled maturity date for the notes.
     [The initial receivables will represent approximately       % of the sum of initial outstanding principal amount of the notes and the certificate invested amount. Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the issuing entity, the aggregate characteristics of all of the receivables in the issuing entity, including the composition of the receivables, the distribution by annual percentage rate, transportation type, payment frequency, current Loan Value and geographic distribution described in the following tables, may vary from those of the initial receivables. Following the end of the pre-funding period, we will file a report on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of all of the receivables in the issuing entity, after the addition of the additional receivables.]
     All of the receivables transferred to us relate to commercial financings, rather than to consumer leases or consumer loans or financings. We will not use selection procedures that we believe to be adverse to the issuing entity in selecting the receivables for transfer to the issuing entity under the purchase and sale agreement. Each finance company will sell the receivables to us on the closing date under a separate sale agreement.
     The composition, distribution by annual percentage rate, receivable type, transportation type, payment frequency, current Loan Value and geographic distribution, in each case of the [initial] receivables as of            ,   are as set forth in the following tables. Totals may not add to 100% due to rounding.

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     As the obligors pay amounts owed by them under the receivables, the aggregate principal balance of all of the receivables held by the issuing entity will decrease. This decrease in the principal balance of the receivables is referred to as amortization. The rate at which the principal balance of each receivable is reduced may vary from receivable to receivable. The variance will depend in large part on the receivable terms and the manner in which the obligor makes its payments. As a result, the statistical distribution of the receivables held by the issuing entity, including the concentration of obligors in any one state or of the receivables with respect to any one transportation type, will vary as the receivable balances amortize.
     Some of the receivables intended, as of [           ], to be transferred to the issuing entity may be determined not to meet the eligibility requirements and those receivables may not be transferred to the issuing entity on the closing date. While the statistical distribution of the characteristics, as of the closing date, for the final pool of receivables will vary somewhat from the statistical distribution of the characteristics, as of the date hereof, as presented in this prospectus supplement, the variance will not be material. Changes in the characteristics of the receivables between the date hereof and the closing date will not affect more than 5% of the aggregate principal balance of the receivables.
     [        ]% of the Loans were originated in the State of [                    ]. [if 10% or more of the Loans were originated in one state or other geographic region, describe any economic or other factors specific to such state or region that may materially impact the pool assets or pool cash flows].
     [In relation to prefunding periods, the following information needs to be provided: The term or duration of any prefunding period; the amount of proceeds to be deposited in the prefunding account; the percentage of the asset pool and any class or series of the asset-backed securities represented by the prefunding account; triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers; when and how new pool assets may be acquired during the prefunding period, and if, when and how pool assets can be removed or substituted — describe any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed; the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including a description of any differences from the criteria used to select the current asset pool; which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets — In addition, disclose whether or not there will be any independent verification of such person’s exercise of authority or determinations; any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements; if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts; and the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of]
Composition of the Receivables
as of the [Initial] Cutoff Date

Weighted			Weighted	Weighted
Average	Aggregate	Number of	Average	Average	Average
APR	Loan Value	Receivables	Remaining Term	Original Term	Loan Value
%	$		months	months	$
Distribution by Receivable Type of the Receivables
as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Receivable Type	Receivables	Loan Value	Loan Value
Loans		$		%
Finance Leases				%

Total		$	100.00%

S-21

Distribution by Payment Frequency of the Receivables
as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Frequency	Receivables	Loan Value	Loan Value
Annual
Semiannual
Quarterly		$		%
Monthly
Other		$		%

Total		$	100.00%

Distribution by Interest Type of the Receivables Pool
as of the [Initial] Cut-off Date

	Number of		Percent of
Interest Type	Receivables	Pool Balance	Pool Balance
Fixed		$		%
LIBOR(1)
Hybrid
Constant Maturity Treasury(2)
Commercial Paper(3)
Prime		$		%

Total

(1)	Includes $[___] of one-month LIBOR loans and $[___] of three-month LIBOR loans.

(2)	Includes $[___] of one-year, $[___]of two-year, $[___]of three-year and $[___]of five-year CMT loans and $[___] million of 12-month LIBOR loans.

(3)	Includes $[___]of loans that provide the borrower with the option to convert the loan to a fixed rate on a specified date based on an index in effect at such time plus a margin. The fixed rate can be periodically reset over the remaining life of the loan based on the index in effect from time-to-time.

S-22

Distribution by Annual Percentage Rate
of the Receivables as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
APR Range	Receivables	Loan Value	Loan Value
3.000% to 3.999%		$		%
4.000% to 4.999%
5.000% to 5.999%
6.000% to 6.999%
7.000% to 7.999%
8.000% to 8.999%
9.000% to 9.999%
10.000% to 10.999%
11.000% to 11.999%
12.000% to 12.999%
13.000% to 13.999%
14.000% to 14.999%
15.000% to 15.999%
16.000% to 16.999%
17.000% to 17.999%
18.000% to 18.999%
19.000% to 19.999%
20.000% to 20.999%

Total		$	100.00%

S-23

Distribution of the Receivables by Transportation Type
as of the [Initial] Cutoff Date

		Percent of		Percent of
	Number of	Total	Aggregate	Aggregate
Transportation Type	Receivables	Receivables	Loan Value	Loan Value
Total		100.00%		100.00%

Distribution of the Receivables by Manufacturer of the Transportation
as of the [Initial] Cutoff Date

		Percent of		Percent of
	Number of	Total	Aggregate	Aggregate
Transportation Type	Receivables	Receivables	Loan Value	Loan Value
Used
New
Total		100.00%		100.00%

S-24

Distribution by Current Loan Value of the Receivables
as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Value Range	Receivables	Loan Value	Loan Value
50,000.00 to 99,999,99		$
100,000 to 199,999,99
200,000 to 299,999,99
300,000 to 399,999,99
400,000 to 499,999,99
500,000 to 599,999,99
600,000 to 699,999,99
700,000 to 799,999,99
800,000 to 899,999,99
900,000 to 999,999,99
1,000,000,00 to 1,999,999,99
2,000,000,00 to 2,999,999,99
3,000,000,00 to 3,999,999,99
4,000,000,00 to 4,999,999,99
5,000,000,00 to 5,999,999,99
6,000,000,00 to 6,999,999,99
7,000,000,00 to 7,999,999,99
8,000,000,00 to 8,999,999,99
9,000,000,00 to 9,999,999,99
10,000,000,00 to 19,999,999,99
20,000,000,00 to 29,999,999,99
30,000,000,00 to 39,999,999,99
40,000,000,00 to 49,999,999,99
50,000,000,00 and over

Total		$	100.00%

Distribution by Remaining Term to Stated Maturity of Receivables
as of the [Initial] Cutoff Date

		% of Total		Percent of
	Number of	Number of	Aggregate	Aggregate
Remaining Terms of Receivables (Months)	Receivables	Receivables	Loan Value	Loan Value
12-24
25-36
37-48
49-60
61-72
73-84
85-96
97-108
109-120

Total		100%	$	100.00%

S-25

Geographic Distribution of the Receivables
as of the [Initial] Cutoff Date

Percent of
Aggregate
State(1)	Loan Value
Alabama	%
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total	100.00%

(1)	Based upon billing addresses of the obligors.

S-26

STATIC POOL INFORMATION
     Current static pool data with respect to commercial equipment loans serviced by GE Capital is available on the internet at www.geabs.com (the “Static Pool Data”). For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.
     As used in the Static Pool Data, a loan is considered to be “less than or equal to 30 days” or “31 to 60 days” delinquent when a payment due on any due date remains unpaid as of the close of business on the business day immediately following the monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.
     From time to time, the servicer will modify a loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Upon such modification, the loan will no longer be classified as delinquent. For a description of GE Capital’s loss mitigation strategy can be found at “Origination of Receivables—Delinquency and Loss mitigation Strategy” in the accompanying prospectus.
WEIGHTED AVERAGE LIFE OF THE [NOTES] [CERTIFICATES]
     As the rate of [payment of principal of the notes] [distributions of the certificate invested amounts] depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final [payment of each class of notes] [distributions on the invested amount of your certificates] could occur significantly earlier than the final maturity date for that class. You will bear the risk of being able to reinvest [principal payments on your notes] [distributions on the invested amount of your certificates] at yields at least equal to the yield on your [notes] [certificates].
     Prepayments on loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.
     The tables below have been prepared on the basis of certain assumptions, including that: (a) the receivables prepay in full at the specified monthly CPR and we are not required to purchase any receivables from the issuing entity, (b) each scheduled payment on the receivables is made on the last day of each calendar month, (c) payments are made on each payment date in respect of the notes in accordance with the description set forth under “Description of the Transaction Agreements — Distributions,” [(d) the balance in the cash reserve account on any day is equal to the required cash reserve account balance,] [(e) the balance in the principal supplement account on any day is equal to the Required Principal Supplement Account Balance,] and (f) the closing date occurs on                 ,            .
     The table indicates the projected weighted average life of [each class of] [notes] [certificates] and sets forth the percent of the [initial principal balance of each class of notes] [certificate invested amount] that is projected to be outstanding after each of the payment dates shown at various CPR percentages.
     The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables below. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Similarly, the aggregate Loan Value of additional receivables may be less than the amount deposited in the issuing entity’s pre-funding account. Moreover, the diverse terms of receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the table at the various CPR specified. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the [notes] [certificates].

S-27

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A Notes					Class B Notes					Class C Notes
Payment Date	0%	13%	15%	17%	19%	0%	13%	15%	17%	19%	0%	13%	15%	17%	19%
Closing Date	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
,
,
,
,
,
,
,
,
,
,
,
,
,
,
Weighted Average Life to Maturity (years) (1)
Weighted Average Life to Call (years) (2)

(1)	The weighted average life to maturity of a Class A Note or Class B Note is determined by: (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the payment date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuing entity.
     This table has been prepared based on the assumptions described on pages S- and S- (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.
Percent of Initial Certificate Invested Amount at Various CPR Percentages

[Certificate]
Payment Date	0%	13%	15%	17%	19%
Closing Date
,
,
,
,
,
,
,
,
,

S-28

[Certificate]
Payment Date	0%	13%	15%	17%	19%
,
,
,
,
,
Weighted Average Life to Final Distribution Date (years)(1)
Weighted Average Life to Call (years)(2)

(1)	The weighted average life to final distribution date of a certificate is determined by: (a) multiplying the amount of each distribution of the certificate invested amount on the certificate by the number of years from the date of issuance of the certificate to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial certificate invested amount of the security.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the distribution date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuing entity.
     This table has been prepared based on the assumptions described on pages S- and S- (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-29

DESCRIPTION OF THE NOTES
General
     The following summarizes the material terms of the notes offered hereby and the indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the indenture. The following summary supplements, the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.
Payments of Interest
     Interest due on the notes, including any amount of interest on the notes that was not previously paid when due (and, to the extent permitted by law, any interest on that unpaid amount), will be payable monthly on each payment date, commencing              ,    . Interest will accrue for each class of notes during each interest period at the applicable interest rate. The interest period applicable to any payment date will be the period from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding that payment date. Interest on the [___] Notes will be calculated on the basis of [the actual number of days in the applicable interest period and a 360-day year] [a 360 day year of twelve 30 day months]. Interest on the other notes will be calculated on the basis of a [the actual number of days in the applicable interest period and a 360-day year] [360-day year of twelve 30-day months.]
     On each Payment Date, “LIBOR” shall be established by the indenture trustee and, as to any interest period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such interest period (a “LIBOR Rate Adjustment Date”). “Telerate Screen Page 3750” means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the indenture trustee after consultation with the issuing entity), the rate will be the Reference Bank Rate. The “Reference Bank Rate” will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the issuing entity) as of 11:00 A.M., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate outstanding principal balance of the Floating Rate Notes. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided, as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the issuing entity, as of 11:00 A.M., New York City time, on such date for Loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate outstanding principal balance of the Floating Rate Notes. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest period. “LIBOR Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.
     The establishment of LIBOR by the indenture trustee on any LIBOR Rate Adjustment Date and the indenture trustee’s subsequent calculation of the interest rates for the relevant interest period, in the absence of manifest error, will be final and binding.
     The Notes bear interest at the following rates:

Class	Interest Rate
A
B
C

S-30

     If the issuing entity does not pay the full amount of interest due on any class of notes on any payment date, the amount of interest not paid will be due on the next payment date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that class of notes from that payment date to but excluding the payment date on which that interest is paid. If the issuing entity fails to pay interest on any note for a period of five consecutive days, it shall constitute an event of default under the indenture and the indenture trustee will have the right to exercise any of the remedies under the indenture, including but not limited to, declaring all notes to be immediately due and payable.
     If the amount of interest on the Class A Notes payable on any payment date exceeds the amounts available on that date, the holders of Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.
     Interest on the Class C Notes will not be paid on any payment date until interest on the Class A and Class B Notes has been paid in full. Interest on the Class B Notes will not be paid on any payment date until interest on the Class A Notes has been paid in full.
Payments of Principal
     As more fully described below in the definitions of Class A Noteholders’ Monthly Principal Payable Amount, Class B Noteholders’ Monthly Principal Payable Amount and Class C Noteholders’ Monthly Principal Payable Amount, principal will be paid on the notes on each payment date in an amount generally equal to the decrease in the Pool Balance during the prior calendar month. On each payment date, the principal payments will be allocated among the various classes of notes as described below.
     Principal payments on the Class A Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class A Noteholders’ Monthly Principal Payable Amount.
     The principal of the Class B Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class B Noteholders’ Monthly Principal Payable Amount. However, no principal payments will be made on the Class B Notes on any payment date until all amounts payable with respect to the Class A Notes on that payment date have been paid in full.
     The principal of the Class C Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class C Noteholders’ Monthly Principal Payable Amount. However, no principal payments will be made on the Class C Notes on any payment date until all amounts payable with respect to the Class A and Class B Notes on that payment date have been paid in full.
     After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the maturity date for the last of the notes, as specified below), principal payments will be made first to the holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal until paid in full, then to the Class B Noteholders until the outstanding principal amount of the Class B Notes has been paid in full and then to the Class C Noteholders until the outstanding principal amount of the Class C Notes has been paid in full.
     The final principal payment with respect to each class of notes is due not later than the [date specified or the] payment date in the month specified for each class below:

Class	Maturity Date
A	,_____

B	,_____

C	,_____
     As used herein, with respect to any payment due:
     “Class A Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class A Notes minus (2) [       %] of the Pool Balance and on the final maturity

S-31

date for each of the Class A Notes, the Class A Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class A Notes to zero; except that in no event will the Class A Noteholders’ Monthly Principal Payable Amount exceed the outstanding amount of the Class A Notes.
     “Class B Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class B Notes minus (2) [       ]% of the Pool Balance; except that (a) in no event will the Class B Noteholders’ Monthly Principal Payable Amount exceed the lesser of (1) the sum of the outstanding principal amounts of the Class A Notes (after giving effect to payments on the Class A Notes on that payment date) and the Class B Notes over the Pool Balance and (2) the outstanding principal amount of the Class B Notes, and (b) on the final maturity date for the Class B Notes, the Class B Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class B Notes to zero.
     “Class C Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class C Notes minus (2) [       ]% of the Pool Balance; except that (a) in no event will the Class C Noteholders’ Monthly Principal Payable Amount exceed the lesser of (1) the sum of the outstanding principal amounts of the Class A Notes and the Class B Notes (after giving effect to payments on the Class A Notes and the Class B Notes on that payment date) and the Class C Notes over the Pool Balance and (2) the outstanding principal amount of the Class C Notes, and (b) on the final maturity date for the Class C Notes, the Class C Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class C Notes to zero.
     “Pool Balance” means, at any time, the sum of the aggregate Loan Values of the receivables at the beginning of a calendar month, after giving effect to all payments received from obligors and any amounts to be remitted by the servicer or us, as the case may be, with respect to the preceding calendar month and all losses realized on receivables liquidated during that preceding calendar month.
[Alternate disclosure for sequential pay notes:
     On any Payment Date, amounts available to make payments in respect of principal on the Notes will be made sequentially to the Class A Noteholders until the Outstanding Principal Balance of the Class A Notes has been reduced to zero, to the Class B Noteholders until the Outstanding Principal Balance of the Class B Notes has been reduced to zero and then to the Class C Noteholders until the Outstanding Principal Balance of the Class C Notes has been reduced to zero.
     On the applicable Maturity Date for each of the Notes, the principal amount payable will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on that Payment Date and allocable to principal) to reduce the Outstanding Principal Balance of the applicable Notes to zero.]
Cutoff Dates
     A number of important calculations relating to the receivables will be made by reference to “cutoff dates” and “calendar months.” For instance, the Loan Value of the initial receivables and each set of additional receivables that we sell to the issuing entity will be determined as of a related cutoff date. A cutoff date will be the last day of the calendar month prior to the month during which the sale takes place.
     [Payments on the notes on each payment date will primarily be funded with collections on the receivables that are received during the prior calendar month, however, in the case of the first payment date, instead of a calendar month payments on the notes will primarily be funded with collections on the receivables that are received during the period from and including                 , 2000 to but excluding                , 2000.]

S-32

Record Dates
     Payments on the notes will be made on each payment date to holders of record as of the fourteenth day of the calendar month in which the payment date occurs or, if definitive notes are issued, the close of business on the last day of the prior calendar month. [A special record date of                 ,       will apply for the special                 payment date relating to the Class A Notes.]
[Mandatory Redemption
     On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount on that payment date.]
Optional Redemption
     Any notes that remain outstanding on any payment date on which we exercise our clean-up call will be prepaid in whole at the applicable redemption price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of [the sum of (i)] the Pool Balance as of the initial cutoff date [plus (ii) the aggregate Loan Value of all additional receivables sold to the issuing entity as of their respective cutoff dates]. The redemption price for any class of notes in connection with any optional redemption will equal the unpaid principal balance of that class of notes, plus accrued and unpaid interest thereon.
Registration of Notes
     The notes will be cleared through DTC. You may hold your notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.
The Indenture Trustee
     [            ] is the indenture trustee under the indenture pursuant to which the notes will be issued. [           ] is a national banking association, and its corporate trust offices are located at [            ]. In the ordinary course of its business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with [           ] and its affiliates.
     [Description of the indenture trustee’s experience serving as trustee in securitizations of similar assets]
     Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for either the Class A Notes, the Class B Notes or the Class C Notes if a default occurs under the indenture. The indenture will provide for a successor indenture trustee to be appointed for one or all classes of notes in these circumstances, so that there will be separate indenture trustees for the Class A Notes, the Class B Notes and the Class C Notes. In these circumstances, the Class A noteholders, Class B noteholders and the Class C noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture (but the Class B noteholders and the Class C noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes and Class C Notes as described herein.). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Upon repayment of the Class B Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class C Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor indenture trustee for that class of notes and the successor’s acceptance of that appointment.

S-33

     Unless an event of default has occurred and is continuing under the indenture, the indenture trustee will perform only such duties as are set forth in the indenture. If an event of default occurs and is continuing under the Indenture, the indenture trustee shall exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to certain qualifications specified in the indenture, the indenture trustee will be liable for its own grossly negligent action, its own grossly negligent failure to act, or its own misconduct.
     The indenture trustee’s duties and responsibilities under the indenture include collecting funds from the servicer to distribute to [noteholders] [certificateholders] pursuant to the indenture and providing [noteholders] [certificateholders] and the rating agencies with notices.
     The issuing entity will pay to the indenture trustee reasonable compensation for its services and reimburse the indenture trustee for all reasonable out-of-pocket expenses incurred or made by the indenture trustee in accordance with the indenture, except any such expense as may arise from the indenture trustee’s willful misconduct, negligence or bad faith. The issuing entity has also agreed to indemnify the indenture trustee for any losses and expenses incurred without willful misconduct, negligence or bad faith.
     The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee. The issuing entity may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of those circumstances, the issuing entity will be obligated to appoint a successor indenture trustee. The indenture trustee may also be removed at any time by the holders of notes representing not less than 66-2/3% of the Outstanding Principal Balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.
     [Any costs associated with removing and replacing the indenture trustee will be paid by the issuing entity.]
Fees and Expenses
     The following table summarizes the fees and expenses that may be payable from the collections allocated to the notes:

Type of Fees	Amount or		Source of Funds	Distribution
and Expenses	Calculation	Purpose	for Payment	Priority
indenture trustee fees and expenses	an amount agreed upon by the trust and the indenture trustee from time to time	compensation and reimbursement of the indenture trustee	payable from Available Amounts allocated to the notes	as specified in “Description of the Transaction Agreements-Distributions”

owner trustee fees and expenses	an amount agreed upon by us and the owner trustee from time to time	compensation and reimbursement of the owner trustee	payable by the issuing entity	as specified in “Description of the Transaction Agreements-Distributions”

administrator fees and expenses	$[___] per annum, 1/12 of which is payable in arrears on each payment date	compensation and reimbursement of the administrator	payable from Available Amounts allocated to the notes	as specified in “Description of the Transaction Agreements-Distributions”

servicing fees and expenses	[___]% per annum, of the pool balance as of the first day of each calendar month	compensation and reimbursement of the servicer	payable by the issuing entity	as specified in “Description of the Transaction Agreements-Distributions”

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DESCRIPTION OF THE CERTIFICATES
     [On the closing date, the issuing entity will issue $        asset-backed certificates pursuant to the [trust] [limited liability company] agreement.
     Certificate invested amount and distributions on the certificate invested amount on the certificates will be subordinated in priority of payment to interest and principal due on the notes to the extent described in this prospectus supplement. [Funds on deposit in the cash reserve account and the principal supplement account will not be available to cover distributions with respect to the certificates.]
     The following summarizes the material terms of the certificates and the [trust] [limited liability company] agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificates and the [trust] [limited liability company] agreement. The following summary supplements, and to the extent it is inconsistent with, replaces, the description of the general terms and provisions of the certificates of any given series and the related [trust] [limited liability company] agreement set forth in the prospectus.
Certificateholders’ Distributions on Invested Amounts
     The certificates will be issued with an initial certificate invested amount of $        and will be entitled to distributions on certificate invested amounts at the rate of % per annum[, except that during the pre-funding period no return on capital will accrue on a percentage of the certificates balance equal to the pre-funded amount divided by the outstanding Pool Balance].
     On each payment date, certificateholders will be entitled to distributions on certificate invested amounts at the distribution rate of           % on the certificate invested amount as of the last day of the preceding calendar month. Certificateholders’ distributions on invested amounts on a payment date will accrue from and including the closing date or from the most recent payment date on which distributions on invested amounts have been made to but excluding that payment date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Certificateholders’ distributions on invested amounts due for any payment date but not distributed on such payment date will be due on the next payment date increased by an amount equal to interest on such amount at a rate per annum equal to           % (to the extent lawful). Certificateholders’ distributions on invested amounts on the certificates will not be distributed on any payment date until interest and principal due and payable on that payment date have been paid in full.
Certificateholders’ Distributable Invested Amounts
     Distributions of Certificate Invested Amount will not be payable on each payment date until the outstanding principal balance of the Class C Notes has been reduced to zero.
[Mandatory Repurchase
     On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes and then to purchase the certificates then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount.]
Optional Repurchase
     Any certificates that remain outstanding on any payment date on which we exercise our clean-up call will be repurchased at the applicable repurchase price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of the Pool Balance as of the initial cutoff date. The repurchase price for the certificates in connection with any optional redemption will equal the undistributed certificate invested amount of those certificates, plus accrued and unpaid distributions on such certificate invested amount.

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Registration of Certificates
     The certificates will be cleared through DTC. You may hold your certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are participants in those systems.
DESCRIPTION OF THE TRANSACTION AGREEMENTS
     We summarize below some material terms of the agreements under which the finance companies will, directly or indirectly, transfer receivables to us and we will sell them to the issuing entity, and under which GE Capital will agree to service the issuing entity’s receivables and administer the issuing entity. This description supplements the disclosure in the prospectus under the same heading. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.
     A current report on Form 8-K will be available to purchasers of the [notes] [certificates] and will be filed by the issuing entity, in its own name, together with the indenture, swap documents, servicing agreement and other transaction documents, with the Securities and Exchange Commission within fifteen days after the issuance of the [notes] [certificates].
Servicer Advances
     If the Servicer elects to make a Servicer advance, prior to the close of business on each determination date, the Servicer will determine the amount of the advance that it has elected to make on the related transfer date. The Servicer will include information as to such determination in the Servicer’s certificate furnished by it and will transfer to the collection account on the transfer date in next day funds the amounts applicable to such determinations appearing in such Servicer’s certificate. All advances shall be reimbursable to the Servicer, without interest, when a payment relating to a Loan with respect to which an advance has previously been made is subsequently received. Upon the determination by the Servicer that reimbursement from the preceding source is unlikely or non recoverable, it will be entitled to recover unreimbursed advances from available amounts on or in respect of other Loans.
Removal of Loans
     In the event a Loan becomes a Delinquent Loan or the Obligor thereon becomes subject to a bankruptcy proceeding, the Seller has an assignable option to purchase the related Loan from the issuing entity at a price equal to the Purchase Amount for such Loan.
     The purchase option with respect to any Loan will expire on the Business Day immediately preceding the last day of the Servicer’s fiscal quarter ending at least ten days after such Loan became a Delinquent Loan or the Servicer received notice that the Obligor thereon was subject to a bankruptcy proceeding. The aggregate Loan Value of Loans with respect to which the Seller will be permitted to exercise a purchase option at any time before the Maturity Date for the Class C Notes will not exceed 10% of the initial Pool Balance.
     If not exercised sooner, the purchase option with respect to any Loan will automatically terminate upon (i) in the case of a Delinquent Loan, the related Obligor’s cure of all defaults on the Loan, (ii) the acquisition by, or on behalf of, the issuing entity of the related equipment through repossession or (iii) upon a repurchase of a Loan due to the Seller’s breach of a representation with respect to such Loan.
Acquisition and Servicing of Third Party Originated Loans
     The primary responsibilities for the originator’s credit approval, monitoring and review are placed with the field offices of GE Capital’s Capital Solutions and Healthcare Financial Services units. Generally, field offices are most familiar with local customer’s credit profiles and needs and most knowledgeable concerning the collateral securing the loan or finance lease. Because of this, approximately 90% of all applications are approved at the field office level, with a general credit approval turnaround of approximately three Business Days. In addition, GE Capital acquires loans originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, GE Capital underwrites the loans in accordance with its credit policies and reviews the third party

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documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with GE Capital’s standards. With respect to collections, certain of the obligors are billed directly by the originator or an affiliate thereof and in other cases GE Capital administers collections through its offices in Danbury, Connecticut.
     The servicing agreement permits GE Capital to appoint subservicers for the Loans provided that any such appointment does not relieve GE Capital of its obligation to service the Loans. Approximately [___]% of the Pool Balance as of the Cut-off Date is subserviced.
Repossession
     In general, servicing is done from a central collections department in Danbury, Connecticut. GE Capital utilizes the same servicing standards regardless of the type of Equipment Loan.
     After an account is 30 days past due, the Obligor is generally sent a formal default notice and is given 10 days in which to cure the default. If payment is still not received within a period of approximately 10 days, a variety of options for recovery of the debt are employed. In some instances, the collections department will instruct a repossession agent to repossess the equipment. This approach is common in cases where the collateral is not essential to the business of the Obligor and where repossession is feasible without damaging the equipment. In some cases, with the Servicer’s consent, the equipment securing a loan is not repossessed but is instead sold in place to minimize expenses associated with movement and storage of equipment.
Non-Accrual and Write-Off Policy
     Loans are booked as non-accrual when they become 90 days past due. Each loan is reviewed on a case by case basis to determine the need for, and the amount of, any write-down which typically occurs upon repossession. After a loan is defaulted or the equipment securing such loan is liquidated or all collections efforts have ceased, an additional writedown is taken as necessary to reflect the actual loss, if any on the loan.
[Sales of Receivables
     In addition to the initial receivables, we expect to sell to the issuing entity additional receivables having an aggregate Loan Value approximately equal to the amount deposited in the pre-funding account. We expect to sell additional receivables to the issuing entity monthly on dates specified by us, and agreed to by the issuing entity, during the pre-funding period. The pre-funding period will begin on the closing date and end on: (a) [ ], 20[ ], (b) the day on which the amount on deposit in the issuing entity’s pre-funding account is reduced to less than $100,000, (c) the date on which an event of default or a servicer default occurs, or (d) the date on which an insolvency event occurs with respect to us or the servicer.
     Upon any sale of additional receivables to the issuing entity:
     (1) the Pool Balance will increase in an amount equal to the aggregate Loan Value of the additional receivables;
     (2) an amount equal to      % of the aggregate Loan Value of the additional receivables will be withdrawn from the pre-funding account and deposited in the cash reserve account;
     (3) if any deposit into the principal supplement account is required, the necessary funds will be withdrawn from the pre-funding account and deposited in the principal supplement account; and
     (4) an amount equal to the excess of the aggregate Loan Value of the additional receivables over the sum of the amounts described in clauses (2) and (3) will be withdrawn from the pre-funding account and paid to us.]
[Appointment of Subservicer]
     [                  ], a limited liability company organized under the laws of the state of [                ] (often referred to as “[                  ]”), has entered into a subservicing agreement with GE Capital under which it will service receivables that it has originated and that were ultimately transferred to the issuing entity. However GE

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Capital as servicer, will remain obligated and liable with respect to all the receivables transferred to the issuing entity. [           ] is an indirect wholly owned finance subsidiary of General Electric Capital Services, Inc. Its headquarters are located at [                 ] and its telephone number is [                  ].]
Servicing Compensation and Payment of Expenses
     The servicing fee payable to the servicer will accrue at a rate of [       ]% per annum on the Pool Balance as of the first day of each calendar month. Any fees agreed to between GE Capital as the servicer and [                 ] as the subservicer, shall be paid solely by GE Capital as the servicer. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under “Distributions” below. The servicer is obligated to pay some ongoing expenses associated with its activities as servicer and incurred by it in connection with its responsibilities under the servicing agreement.
     The Servicer shall be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period.
Distributions
     On each payment date, the issuing entity will cause payments on the notes and other issuing entity liabilities to be made from the following sources (“Available Amounts”):
•	the aggregate collections on the receivables during the prior calendar month, including proceeds of liquidated receivables obtained through the sale or other disposition of the related equipment, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the related obligor; however, no other monies collected on any liquidated receivable during any calendar month after the calendar month in which it became a liquidated receivable will be included in the funds available for distribution;

•	[any amounts withdrawn from the negative carry account for that payment date;]

•	[any amounts released from the pre-funding account following the end of the pre-funding period;]

•	any net swap receipts and any swap termination payments received pursuant to the swap agreements;

•	earnings from investment of funds held in the issuing entity’s bank accounts; and

•	the aggregate purchase prices for any receivables repurchased by us or the servicer.
     After the payment to the servicer of any accrued and unpaid servicing fees and reimbursement of any service advances, the aggregate funds available from these sources will be applied in the following order of priority:
     (1) to pay the indenture trustee, all accrued and unpaid trustee fees (not to exceed $ [___] per annum);
     (2) to pay the issuing entity’s administrator, all accrued and unpaid administration fees;
     (3) to pay the swap counterparty any amounts due to the swap counterparty under the swap agreement, not including any swap termination payments payable under clause (4) below;
     (4) to pay with the same priority and ratably in proportion to the outstanding principal balance of the Class A Notes and the amount of any swap termination payment due and payable by the issuing entity to the swap counterparty:
     (a) the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); and
     (b) any swap termination payments payable to the swap counterparty upon the termination of the swap agreement, if such termination occurred as a result of a default by, or a tax event upon a merger related to, the swap counterparty; provided that if any amounts allocable to the Class A Notes are not

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needed to pay interest due on such Class A Notes as of such payment date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;
     (5) to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);
     (6) to pay the amount of interest accrued on the Class C Notes during the prior interest period, plus any amount of interest on the Class C Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);
     (7) to pay principal on the notes as follows:
•	first, to the Class A Noteholders, the Class A Noteholders’ Monthly Principal Payable Amount;

•	second, to the Class B Noteholders, the Class B Noteholders’ Monthly Principal Payable Amount; and

•	third, to the Class C Noteholders, the Class C Noteholders’ Monthly Principal Payable Amount;]
[Alternate provision for sequential pay notes:
(7) to pay principal on the Notes in an amount equal to the amount by which the Note Balance of all the Notes exceeds the excess of (x) the Pool Balance at the end of the related Collection Period over (y) the Overcollateralization Amount.
     “Collection Period” means, with respect to any Payment Date, the calendar month preceding the month in which the Payment Date occurs (or, if for the first Payment Date, the period from and including the day after the Cut-off Date to and including the last day of the calendar month preceding the calendar month in which the first Payment Date occurs).
     “Note Balance” means the aggregate Outstanding Principal Balance of the Notes from time to time.
     “Overcollateralization Amount” means, with respect to any Payment Date, the excess, if any, of (i) the Pool Balance at the beginning of the related Collection Period over (ii) the aggregate Outstanding Principal Balance of the Class A Notes, Class B Notes and Class C Notes before giving effect to any principal payments made on the Notes on such Payment Date]
     (8) to deposit in the cash reserve account, to the extent necessary so that the balance in that account will not be less than the required balance;
     (9) to make distributions on the certificate invested amount at the distribution rate;] and
     (10) to make distributions of the certificate invested amount of the certificates.
     Any remaining funds will be paid to us.
     After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes), principal payments will be made first to the Class A noteholders ratably according to the amounts due on the Class A Notes for principal until paid in full, then to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full and then to the Class C noteholders until the outstanding principal amount of the Class C Notes has been paid in full.
     You should note, however, that until the later of the redemption date or maturity date for any class of [notes][certificates], the amount of [principal due to noteholders] [distributions due to certificateholders] will generally be limited to amounts available for that purpose. Therefore, the failure to [pay principal on a class of notes] [make distributions of the certificate invested amount of the certificates] generally will not result in the occurrence of an event of default until the later of the redemption date or maturity date for that class of [notes][certificates].

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[Negative Carry Account
     The servicer will, on behalf of the issuing entity, establish and maintain the negative carry account as a trust account that will be subject to the lien of the indenture. On the closing date, the issuing entity will make an initial deposit of $        into the negative carry account. The amount of that initial deposit is determined by applying the following “Maximum Negative Carry Amount” calculation as of the closing date:
     “Maximum Negative Carry Amount” equals the product of:
     (a) the weighted average interest rate of the notes minus      %; multiplied by
     (b) the amount on deposit in the pre-funding account; multiplied by
     (c) the fraction of a year represented by the number of days until the expected end of the pre-funding period, calculated on the basis of a 360-day year of twelve 30-day months.
     On each payment date, withdrawals will be made from the negative carry account and deposited into the collection account and included in the funds available for distribution on that payment date in an amount equal to the excess, if any, of
     (1) (the product of (A) the aggregate interest payable on all of the notes, multiplied by (B) the Pre-Funded Percentage, as of the immediately prior payment date, or in the case of the first payment date, the closing date, minus
     (2) investment earnings on the pre-funding account for the related period.
     The “Pre-Funded Percentage” for each calendar month is the percentage derived from the fraction the numerator of which is the balance on deposit in the pre-funding account and the denominator of which is the sum of the Pool Balance and the balance on deposit in the pre-funding account, after taking into account all transfers of additional receivables during that calendar month.
     If the amount on deposit in the negative carry account on any payment date, after giving effect to the withdrawal referred to above is greater than the Maximum Negative Carry Account Balance, the excess will be released to the issuing entity. All amounts remaining on deposit in the negative carry account at the end of the payment date on or immediately following the last day of the pre-funding period will also be released to the issuing entity.]
[Cash Reserve Account
     The servicer will, on behalf of the issuing entity, establish and maintain the cash reserve account on a trust account that will be subject to the lien of the indenture. On the closing date, the issuing entity will make an initial deposit into the cash reserve account of $         , which equals % of the aggregate Loan Value of the initial receivables as of the initial cutoff date. On each day that we sell additional receivables to the issuing entity, cash or eligible investments having a value approximately equal to      % of the aggregate Loan Value of those additional receivables as of their cutoff date will be withdrawn from the pre-funding account from amounts otherwise payable to us in connection with the sale of additional receivables and will be contributed by us to the issuing entity for deposit in the cash reserve account. Finally, on each payment date, the additional amounts will be transferred into the cash reserve account to the extent that the balance in that account would otherwise be less than the Specified Cash Reserve Account Balance, and funds are available for that purpose after other higher priority distributions.
     “Specified Cash Reserve Account Balance” means, with respect to any payment date, the lesser of (a) % of [the sum of (i)] the Pool Balance as of the [initial] cutoff date [plus (ii) the aggregate Loan Value of all additional receivables sold to the issuing entity as of their respective cutoff dates] and (b) the outstanding principal amount of the notes. The issuing entity may reduce or otherwise modify the Specified Cash Reserve Account Balance without the consent of the noteholders if the rating agencies that have rated the notes confirm in writing that the reduction or modification will not result in a reduction or withdrawal of the rating of the notes.

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     If the amount on deposit in the cash reserve account on any payment date (after giving effect to all deposits or withdrawals therefrom on that payment date) is greater than the Specified Cash Reserve Account Balance for that payment date, the excess will be released to the issuing entity. However, if, after giving effect to all payments made on the notes on that payment date, the [sum of the] Pool Balance [plus the balance on deposit in the pre-funding account] as of the first day of the calendar month in which that payment date occurs is less than the aggregate outstanding principal balance of the notes and certificate invested amount, that excess amount will not be distributed to the issuing entity and will be retained in the cash reserve account.
     After the issuing entity receives any amounts duly released from the cash reserve account, the noteholders will not have any claims to those amounts.
     On each payment date, funds will be withdrawn from the cash reserve account and deposited in the note distribution account to the extent necessary to cover any shortfall on that payment date of the amount of interest accrued on each class of notes during the prior interest period, plus any amount of interest on the notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount) and the Class A Noteholders’ Monthly Principal Payable Amount, Class B Noteholders’ Monthly Principal Payable Amount and Class C Noteholders’ Monthly Principal Payable Amount on that payment date. For a more detailed description of the amount of interest and principal payable on the notes, see “Description of the Notes — Payments of Interest” and “— Payments of Principal” above.
     Funds withdrawn from the cash reserve account and deposited in the note distribution account for distribution as described in this paragraph will be applied in the same order of priority applicable to distributions from the collection account. Funds on deposit in the cash reserve account will not be used to cover shortfalls in any distributions to the certificateholders.]
[THE SWAP AGREEMENT]
     The issuing entity will enter into a 2002 International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreement (Multi Currency-Cross Border) with General Electric Capital Services, Inc. or a swap counterparty meeting the eligibility requirements described herein (the “Swap Counterparty”), as modified to reflect the transactions described below (together with the schedule and confirmations thereto, the “Swap Agreement”). The Swap Agreement will incorporate certain relevant standard definitions in the 2002 ISDA Definitions and the Annex to the 2002 ISDA Definitions published by ISDA.
     [The Swap Agreement will include confirmations for [three] separate swap transactions, under which the issuing entity will receive amounts based on LIBOR and pay amounts based upon a fixed rate of interest, an index based upon the interest rate on the hybrid Loans, and a reset rate based on a one-year constant maturity treasury index (“CMT”) and 12-month LIBOR index, as applicable.]
     The Swap Agreement will terminate by its terms on the earliest of (1) the Payment Date occurring in [___]; (2) the Payment Date on which the aggregate outstanding Loan Values of the Loans to which the swap applies is zero; (3) the Payment Date on which the Outstanding Principal Balance of the Notes is reduced to zero and (4) the date specified below as an Early Termination Date.
     [Under the fixed to floating interest rate swap, the Swap Counterparty will pay to the issuing entity on each Payment Date interest on the Notional Balance of the fixed to floating interest rate swap at a per annum rate of LIBOR, and the issuing entity will pay to the Swap Counterparty interest on such Notional Balance at a per annum rate equal to the fixed swap rate of [___]%.]
     [Under the one-year reset basis swap, the Swap Counterparty will pay to the issuing entity on each Payment Date interest on the Notional Balance of the one-year reset basis swap at a per annum rate of LIBOR and the issuing entity will pay to the Swap Counterparty interest on such Notional Balance at a per annum rate equal to the One-Year Reset Rate plus [___]%.]
     [Under the hybrid basis swap, the Swap Counterparty will pay to the issuing entity on each Payment Date interest on the Notional Balance of the hybrid basis swap at a per annum rate of LIBOR and the issuing entity will pay to the Swap Counterparty interest on such Notional Balance at a per annum rate equal to the Hybrid Rate plus [___]%].

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     Under the Swap Agreement only the net amount due by the issuing entity or by the Swap Counterparty, will be remitted on each Payment Date. All net amounts received by the issuing entity will be included in the Available Amounts on the Payment Date such net amounts are received.
Definitions
     As used in this Section:
     “Hybrid Rate” means, with respect to any Interest Accrual Period, a rate based upon a weighted average of the interest rate index applicable to the hybrid Loans.
     “Notional Balance” means:
          (A) with respect to any Interest Accrual Period and the swap for the Fixed Rate Loans and five-year CMT Loans, the product of (i) the excess, if any, of (a) the aggregate Loan Balance of Fixed Rate Loans and five-year CMT Loans as of the beginning of the calendar month in which the Interest Accrual Period commenced over (b) the Outstanding Principal Amount of the Fixed Rate Notes immediately after the Payment Date on which such Interest Accrual Period commences; and (ii) the lesser of (x) the quotient of (a) the Outstanding Principal Amount of the Notes immediately after the Payment Date on which such Interest Accrual Period commences; divided by (b) the Pool Balance as of the beginning of the calendar month in which the Interest Accrual Period commenced and (y) 1.0; and
          (B) with respect to any Interest Accrual Period and swap other than the swap for the Fixed Rate Loans and five-year CMT Loans, the product of (i) the aggregate Loan Value of Loans for which such swap is based as of the beginning of the calendar month in which the Interest Accrual Period commenced; and (ii) the lesser of (x) the quotient of (a) the Outstanding Principal Amount of the Notes immediately after the Payment Date on which such Interest Accrual Period commences; divided by (b) the Pool Balance as of the beginning of the calendar month in which the Interest Accrual Period commenced and (y) 1.0.
     “One-Year Reset Rate” means, with respect to any Interest Accrual Period, a rate based upon the weighted average of the interest rate index applicable to (i) the one-year CMT Loans and (ii) the 12-month LIBOR Loans.
Early Termination of Swap Agreement
     Subject to the following paragraph, upon the occurrence and continuance of any Swap Event of Default, the non-defaulting party will have the right to designate an “Early Termination Date”. On the Early Termination Date, the Swap Agreement will terminate. With respect to Swap Termination Events, an Early Termination Date may be designated by one or both of the parties and will occur only upon notice and, in certain cases, after the party that is deemed to be the “Affected Party” has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a limited period after notice has been given of the Swap Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a “Swap Termination.”
     Upon any Swap Termination, the issuing entity or the Swap Counterparty may be liable to make a termination payment to the other, in some cases regardless of which of such parties may have caused such termination (any such payment, a “Swap Termination Payment”). The amount of any Swap Termination Payment will be based on the market value of the Swap Agreement generally computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement (assuming, for purposes of such calculation, that all outstanding shortfalls in amounts payable as net swap amounts are due and payable on the first Payment Date that would have occurred after the Early Termination Date). Any Swap Termination Payment could, if interest rates have changed significantly, be substantial.
     The issuing entity will assign its rights under the Swap Agreement to the indenture trustee in connection with the issuing entity’s pledge of such rights as collateral for the Notes.

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Defaults Under the Swap Agreement
     With respect to the issuing entity as the defaulting party, events of default under the Swap Agreement are limited to: (i) the failure of the issuing entity to pay any amount when due under the Swap Agreement after giving effect to any applicable grace period and (ii) the occurrence of certain events of insolvency or bankruptcy of the issuing entity.
     With respect to the Swap Counterparty as the defaulting party, events of default under the Swap Agreement (collectively with the events of default with respect to the issuing entity, each a “Swap Event of Default”) are limited to: (i) the failure of the Swap Counterparty to pay any amount when due under the Swap Agreement after giving effect to any applicable grace period; (ii) the occurrence of certain events of insolvency or bankruptcy; and (iii) certain other standard events of default.
Swap Termination Events
     “Swap Termination Events” under the Swap Agreement refer to the following:
     (a) with respect to the Swap Counterparty as the affected party, (i) the Swap Counterparty is downgraded below the required ratings and has not complied with the requirements described under “-Swap Counterparty Downgrade” below; and (ii) certain standard termination events under the 2002 Master Agreement including “Illegality” (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the swap agreement), “Tax Event” and “Tax Event Upon Merger” (both terms generally relate to a party receiving or making swap payments from which an amount has been deducted, withheld or added for or on account of certain taxes); and
     (b) with respect to the issuing entity as the affected party, certain standard termination events under the 2002 Master Agreement including “Illegality”, “Tax Event” and “Tax Event Upon Merger”.
Swap Counterparty Downgrade
     As a general matter, the obligations of the Swap Counterparty are unsecured. However, if the Swap Counterparty’s (1) long-term unsecured debt rating is withdrawn or reduced by Fitch, Inc. (“Fitch”) below “A” or its short-term unsecured rating is withdrawn or reduced below “F1”, if rated by Fitch; (2) short-term unsecured debt rating is withdrawn or reduced by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies (“S&P”) below “A-1” (or in the absence of a short-term debt rating, the long-term unsecured senior debt rating or counterparty rating is withdrawn or reduced by S&P below “A+”); or (3) (a) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn or reduced by Moody’s Investor’s Service, Inc. (“Moody’s”) below “A2” or its short-term unsecured debt rating is withdrawn or reduced below “P-1”, where the Swap Counterparty has both a long-term and a short-term debt rating, (b) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn or reduced below “A1” where the Swap Counterparty has only a long-term unsecured debt rating, then the Swap Counterparty will be obligated to either:
•	post collateral or establish other arrangements to adequately secure its obligation under the Swap Agreement; or

•	arrange for an acceptable substitute counterparty to assume the rights and obligations of the Swap Counterparty under the Swap Agreement.
     In addition, if the Swap Counterparty’s (1) long-term unsecured debt rating is withdrawn or reduced by Fitch below “BBB+” or its short-term unsecured rating is withdrawn or reduced below “F2”, if rated by Fitch; (2) short-term unsecured debt rating is withdrawn or reduced by S&P below “A-2” (or in the absence of a short-term debt rating, the long-term unsecured senior debt rating or counterparty rating is withdrawn or reduced by S&P below “BBB+”); or (3) (a) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn, reduced below “A3” by Moody’s or its short-term unsecured debt rating is withdrawn, reduced below “P-2”, by Moody’s where the Swap Counterparty has both a long-term and a short-term debt rating, (b) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn, reduced below “A3” by Moody’s where the Swap Counterparty has only a long-term unsecured debt rating, then, in addition to posting collateral pursuant a credit support annex, the Swap Counterparty will be obligated to either:

S-43

•	provide an acceptable guarantee to adequately secure its obligation under the Swap Agreement; or

•	arrange for an acceptable substitute counterparty to assume the rights and obligations of the Swap Counterparty under the Swap Agreement.
Governing Law
     The Swap Agreement will be governed by and construed in accordance with the laws of the State of New York.
LEGAL PROCEEDINGS
     [There are no legal proceedings pending (or contemplated, in the case of proceedings by governmental authorities) against any of GE Capital, CEF Equipment Holding, L.L.C., the indenture trustee, the issuing entity or the other parties described in Item 1117 of Regulation AB or to which any of their respective property is subject, that would have a material adverse impact on investors of the Notes.]
     [Insert disclosure for any legal proceedings pending (or contemplated, in the case of proceedings by governmental authorities) against any of GE Capital, the issuing entity, the indenture trustee or the other parties described in Item 1117 of Regulation AB or to which any of their respective property is subject, that would have a material adverse impact on investors of the Notes.]
LEGAL INVESTMENT
     The A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.
ERISA CONSIDERATIONS
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit pension, profit-sharing or other employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, individual retirement accounts, specified types of Keogh plans or other plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, and other entities, such as collective investment funds or insurance company general or separate accounts that are deemed to hold “plan assets” of these plans and accounts (each of the foregoing, a “Benefit Plan Investor”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), foreign plans and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental or foreign plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed herein.
     Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that purchased Notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the United States Department of Labor (the “Regulation"), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, we believe that, at the time of their issuance, the Notes should not be treated as an equity interest in the issuing entity for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of

S-44

Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for the Class B Notes because they are subordinated to the Class A Notes. This risk of recharacterization is enhanced for the Class C Notes because they are subordinated to the Class A Notes and the Class B Notes.
     However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by, or on behalf of, a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member or the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, Section 408(b)(17) of ERISA provides a statutory exemption for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Notes and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption.
     By acquiring a Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the Note with the assets of a Benefit Plan Investor or any other plan subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (ii) the acquisition, holding and disposition of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a violation of any other substantially similar applicable law.
     The certificates may not be purchased by or held with plan assets of any benefit plan.
     A plan fiduciary considering the purchase of Notes should consult its legal and tax advisors with respect to the potential applicability of ERISA and the Code to such investments and the consequences of such an investment under ERISA and the Code. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of ERISA, an investment in the Note or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.
     For additional information regarding treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

S-45

UNDERWRITING
Class A Notes
     Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the issuing entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

Class A Notes
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$
     The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class A Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class A Notes
Concessions	%
Reallowances	%
     In the ordinary course of their respective businesses, the underwriters of the Class A Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.
     [Lead Underwriter], on behalf of the underwriters of the Class A Notes, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class A Notes to reclaim a selling concession from an underwriter of the Class A Notes or a dealer when the Class A Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.
Class B Notes
     Subject to the terms and conditions set forth in an underwriting agreement relating to the Class B Notes, we have agreed to cause the issuing entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class B Notes set forth opposite its name below:

Class B Notes
[Underwriter]	$
[Underwriter]	$

$

S-46

     The underwriters of the Class B Notes have advised us that they propose initially to offer the Class B Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class B Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class B Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class B Notes
Concessions	%
Reallowances	%
     In the ordinary course of their respective businesses, the underwriters of the Class B Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.
     [Lead Underwriter], on behalf of the underwriters of the Class B Notes, [       ] may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class B Notes [      ] in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class B Notes [      ] to reclaim a selling concession from an underwriter of the Class B Notes [       ] or a dealer when the Class B Notes [      ] originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class B Notes [certificates] to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.
Class C Notes
     Subject to the terms and conditions set forth in an underwriting agreement relating to the Class C Notes, we have agreed to cause the issuing entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class C Notes set forth opposite its name below:

Class C Notes
[Underwriter]	$
[Underwriter]	$

$

     The underwriters of the Class C Notes have advised us that they propose initially to offer the Class C Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class C Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class C Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class C Notes
Concessions	%
Reallowances	%
     In the ordinary course of their respective businesses, the underwriters of the Class C Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.
     [Lead Underwriter], on behalf of the underwriters of the Class C Notes, [       ] may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing

S-47

bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class C Notes [       ] in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class C Notes [      ] to reclaim a selling concession from an underwriter of the Class C Notes [       ] or a dealer when the Class C Notes [       ] originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class C Notes [certificates] to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.
     The underwriters will be compensated as set forth in the following table:

	Underwriters’	Amount
	Discounts and	per $1,000
	Commissions	of Principal	Total Amount
Class A Notes	%	$	$
Class B Notes	%	$	$

Class C Notes	%	$	$

Total Class A, Class B and Class C

     Additional offering expenses are estimated to be $[      ].
[Certificates
     Subject to the terms and conditions set forth in an underwriting agreement relating to the certificates, we have agreed to cause the issuing entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the certificate invested amount of the certificates set forth opposite its name below:

Certificates
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$
     The underwriters of the certificates have advised us that they propose initially to offer the certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the certificates and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the certificates, the public offering prices and the concessions referred to in this paragraph may be changed.

Certificates
Concessions	%
Reallowances	%
     In the ordinary course of their respective businesses, the underwriters of the certificates and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

S-48

     [Lead Underwriter], on behalf of the underwriters of the certificates, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the certificates to reclaim a selling concession from an underwriter of the certificates or a dealer when the certificates originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.
     The underwriters will be compensated as set forth in the following table:

Amount
	Underwriters’	per $1,000
	Discounts and	of Certificate
	Commissions	Invested Amount	Total Amount
Certificates	%	$	$
		$	$

$

     Additional offering expenses are estimated to be $          .]
WHERE YOU CAN FIND MORE INFORMATION
     We filed a registration statement relating to the securities with the Securities and Exchange Commission (the “Commission”). This prospectus is part of the registration statement, but the registration statement includes additional information.
     For so long as the issuing entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the issuing entity’s annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be prepared by the trustee and filed with the Commission. The name of the issuing entity under which these reports will be filed is [        ] and the Commission file number for the trust is 333-[         ]. See also “Administrative Information About the Securities-Reports to Securityholders” for a more detailed description of securityholder reports. These reports will be available online at http://www.Syndtrak.com. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created. Passwords for this website can be obtained by contacting Investor Relations at (203) 357-4328.
     You may read and copy any reports, statements or other information we file at the Commission’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission’s Internet site is www.sec.gov.

S-49

INDEX OF TERMS

Affected Party	S-44
Available Amounts	S-40
Benefit Plan Investor	S-46
Class A Noteholders’ Monthly Principal Payable Amount	S-33
Class B Noteholders’ Monthly Principal Payable Amount	S-34
Class C Noteholders’ Monthly Principal Payable Amount	S-34
CMT	S-43
Code	S-46
Commission	S-51
CPR	S-29
Early Termination Date	S-44
Economic Crisis	S-11
ERISA	S-46
Fitch	S-45
GE Capital	S-20
GECS	S-20
Hybrid Rate	S-44
Illegality	S-45
ISDA	S-43
LIBOR	S-32
LIBOR Business Day	S-32
LIBOR Rate Adjustment Date	S-32
Loan Value	S-22
Maximum Negative Carry Amount	S-42
Moody’s	S-45
Note Balance	S-41
Notional Balance	S-44
One-Year Reset Rate	S-44
Overcollateralization Amount	S-41
Pool Balance	S-34
Pre-Funded Percentage	S-42
PTCE	S-47
Reference Bank Rate	S-32
Regulation	S-46
S&P	S-45
Servicer	S-20
Specified Spread Account Balance	S-42
Static Pool Data	S-29
Swap Agreement	S-43
Swap Counterparty	S-43
Swap Event of Default	S-45
Swap Termination	S-44
Swap Termination Events	S-45
Swap Termination Payment	S-44
Tax Event	S-45
Tax Event Upon Merger	S-45
Telerate Screen Page 3750	S-32
Transportation Loans	S-22

S-50

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
     Item 14. Other Expenses of Issuance and Distribution.
          Estimated expenses in connection with the offering of the Securities registered by the Registration Statement are as set forth therein.
     Item 15. Indemnification of Directors and Officers.
          Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
          The Registrant was formed under the laws of the State of Delaware. The limited liability company agreement of the Registrant provides, in effect that, subject to certain limited exceptions, it will indemnify and hold harmless, and advance expenses to its members, managers, employees, organizers or agents of the Registrant, and employees, shareholders, directors, officers, incorporators, agents or affiliates of its members (each, an “Indemnified Party”), to the fullest extent permitted by applicable law against any losses, claims, damages or liabilities to which the Indemnified Party may become subject in connection with any matter arising from, related to, or in connection with, the limited liability company agreement or the Registrant’s business or affairs; provided, however, that no indemnification may be made to or on behalf of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled. This indemnification shall be in addition to any liability that the Company may otherwise have, shall inure to the benefit of the successors, assigns, heirs and personal representatives of each Indemnified Party, and shall be limited to the assets of the Company.
          Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
          Each underwriting agreement will generally provide that the underwriter will indemnify the Registrant and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act of 1933 relating to certain information provided or actions taken by the underwriter. The Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Item 16. Exhibits. See “Exhibit Index” hereof.
     Item 17. Undertakings. Item 17 of Form S-3.
          (a) Rule 415 Offering: The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B:
          (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the Registration Statement,

regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)	Filings Incorporating Subsequent Exchange Act Documents by Reference:

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Request for Acceleration of Effective Date:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	Qualification of Trust Indentures under the Trust Indenture Act of 1939 for Delayed Offerings:

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e)	Registration Statement Under Rule 430A: The undersigned Registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(ii)	For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f)	Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties:

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(e)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)	Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Web Site:

The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement referred to in Transaction Requirement I.B.5 of Form S-3 has been met or will be met, as applicable, by the time of sale of the securities registered hereby, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danbury, Connecticut, on the date of September 2, 2011.

CEF EQUIPMENT HOLDING, L.L.C.
By:	/s/ Thomas A. Davidson
	Name:	Thomas A. Davidson
	Title:	Senior Vice President, Securitization

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ Daniel S. Henson*	President and Chief Executive Officer	September 2, 2011

Daniel S. Henson

/s/ Gregory Cameron*	Vice President and Chief Financial Officer	September 2, 2011

Gregory Cameron

/s/ Charles E. Rhodes*	Vice President and Secretary	September 2, 2011

Charles E. Rhodes

/s/ Peter Graham*	Vice President and Principal Accounting Officer	September 2, 2011

Peter Graham

/s/ Debra Connolly*	Vice President and Principal Servicing Officer	September 2, 2011

Debra Connolly

/s/ Thomas A. Davidson	Senior Vice President, Securitization	September 2, 2011

Thomas A. Davidson

/s/ William Brasser*	Vice President	September 2, 2011

William Brasser

/s/ Kristi Colburn*	Vice President	September 2, 2011

Kristi Colburn

/s/ Sharon L. Tanner*	Vice President	September 2, 2011

Sharon L. Tanner

*	Thomas A. Davidson has signed this Post-Effective Amendment No. 2 to the Registration Statement on behalf of Daniel S. Henson, Gregory Cameron, Charles E. Rhodes, Peter Graham, Debra Connolly, William Brasser, Kristi Colburn, and Sharon L. Tanner, as Attorney-in-fact under the Power of Attorney.

By:	/s/ Thomas A. Davidson
Attorney-in-fact

EXHIBIT INDEX

Exhibit	Description
1(a)	Form of Underwriting Agreement for Notes (incorporated by reference to Exhibit 1(a) to Registration Statement No. 333-132242)**

3(a)	Certificate of Formation of CEF Equipment Holding, L.L.C. (Incorporated by reference to Exhibit 3(a) to Registration Statement No. 333-99053)**

3(b)	First Amended and Restated Limited Liability Company Agreement of CEF Equipment Holding, L.L.C. (Incorporated by reference to Exhibit 3(b) to Registration Statement No. 333-99053)**

3(c)	Form of Certificate of Trust of the Issuer (Incorporated by reference to Exhibit 3(c) to Registration Statement No. 333-99053)**

3(d)	Form of Certificate of Formation of the Issuer (Incorporated by reference to Exhibit 3(d) to Registration Statement No. 333-99053)**

4(a)	Form of Indenture between the Issuer and the Indenture Trustee*

4(b)	Form of Trust Agreement of the Issuer (Incorporated by reference to Exhibit 4(b) to Registration Statement No. 333-99053)**

4(c)	Form of Limited Liability Company Agreement of the Issuer*

4(d)	Form of Class A Note (Included as part of Exhibit 4(a))*

4(e)	Form of Class B Note (Included as part of Exhibit 4(a))*

4(f)	Form of Class C Note (Included as part of Exhibit 4(a))*

4(g)	Form of Certificate (Incorporated by reference to Exhibit 4(g) to Registration Statement No. 333-99053)**

5	Opinion of Mayer Brown LLP with respect to legality (Incorporated by reference to Exhibit 5 to Registration Statement No. 333-160604)**

8	Opinion of Mayer Brown LLP with respect to Federal income tax matters (Incorporated by reference to Exhibit 8 to Registration Statement No. 333-160604)**

23(a)	Consent of Mayer Brown LLP (included as part of Exhibit 5)**

23(b)	Consent of Mayer Brown LLP (included as part of Exhibit 8)**

24	Power of Attorney (with respect to all signed persons other than Peter Graham, included in Registration Statement No. 333-160604; with respect to Peter Graham, included in the Post-Effective Amendment No. 1 to Registration Statement No. 333-160604)**

Exhibit	Description
25	Form T-1 Statement of Eligibility (Incorporated by reference to Exhibit 25 to Registration Statement No. 333-160604)**

99(a)	Form of Receivables Sale Agreement*

99(b)	Form of Receivables Purchase and Sale Agreement*

99(c)	Form of Servicing Agreement*

99(d)	Form of Administration Agreement*

*	Filed herewith.

**	Previously filed.